FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-282944-06

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated June 22, 2026, may be amended or completed prior to the time of sale.

$991,466,000 (Approximate)

BANK5 2026-5YR23
(Central Index Key Number 0002140978)

as Issuing Entity

Morgan Stanley Capital I Inc.

(Central Index Key Number 0001547361)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Bank of America, National Association
(Central Index Key Number 0001102113)

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR23

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-5YR23 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the VRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2026-5YR23. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2026. The rated final distribution date for the certificates is the distribution date in July 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$3,800,000	[_]%	[_](5)	Class A-S-1(6)	$0(6)	[_]%	[_](6)
Class A-2(6)	[_](6)(7)	[_]%	[_](5)(6)	Class A-S-2(6)	$0(6)	[_]%	[_](6)
Class A-2-1(6)	$0(6)(7)	[_]%	[_](6)	Class A-S-X1(6)	$0(6)	[_]%	[_](6)
Class A-2-2(6)	$0(6)(7)	[_]%	[_](6)	Class A-S-X2(6)	$0(6)	[_]%	[_](6)
Class A-2-X1(6)	$0(6)(7)	[_]%	[_](6)	Class B(6)	$58,568,000(6)	[_]%	[_](5)(6)
Class A-2-X2(6)	$0(6)(7)	[_]%	[_](6)	Class B-1(6)	$0(6)	[_]%	[_](6)
Class A-3(6)	[_](6)(7)	[_]%	[_](5)(6)	Class B-2(6)	$0(6)	[_]%	[_](6)
Class A-3-1(6)	$0(6)(7)	[_]%	[_](6)	Class B-X1(6)	$0(6)	[_]%	[_](6)
Class A-3-2(6)	$0(6)(7)	[_]%	[_](6)	Class B-X2(6)	$0(6)	[_]%	[_](6)
Class A-3-X1(6)	$0(6)(7)	[_]%	[_](6)	Class C(6)	$43,228,000(6)	[_]%	[_](5)(6)
Class A-3-X2(6)	$0(6)(7)	[_]%	[_](6)	Class C-1(6)	$0(6)	[_]%	[_](6)
Class X-A	$780,902,000(8)	[_]%	Variable(9)	Class C-2(6)	$0(6)	[_]%	[_](6)
Class X-B	$210,564,000(10)	[_]%	Variable(11)	Class C-X1(6)	$0(6)	[_]%	[_](6)
Class A-S(6)	$108,768,000(6)	[_]%	[_](5)(6)	Class C-X2(6)	$0(6)	[_]%	[_](6)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 67, respectively, of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 36.8% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 28.0% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 25.3% of each class of offered certificates, and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 9.9% of each class of offered certificates. Academy Securities, Inc. and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 14, 2026. Morgan Stanley Capital I Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2026, before deducting expenses payable by the depositor.

Morgan Stanley	BofA Securities	J.P. Morgan	Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc.		Siebert Williams Shank
Co-Manager		Co-Manager

June [_], 2026

BANK5 2026-5YR23

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR23
Geographic Overview of Mortgage Pool

Missouri
5 properties
$5,789,210
0.5% of total
Iowa
1 property
$116,678
0.0% of total
Minnesota
2 properties
$42,296,923
3.6% of total
Illinois
8 properties
$14,002,692
1.2% of total
Wisconsin
2 properties
$861,914
0.1% of total
Indiana
4 properties
$8,330,584
0.7% of total
Pennsylvania
11 properties
$86,370,522
7.4% of total
New York
9 properties
$221,072,093
18.8% of total
Vermont
1 property
$1,704,105
0.1% of total
Washington
2 properties
$21,617,336
1.8% of total
Michigan
5 properties
$8,848,932
0.8% of total
Massachusetts
1 property
$38,025,000
3.2% of total
Ohio
9 properties
$8,006,477
0.7% of total
Connecticut
1 property
$188,191
0.0% of total
New Jersey
4 properties
$61,041,281
5.2% of total
Virginia
5 properties
$2,157,922
0.2% of total
California
7 properties
$298,240,000
25.4% of total
North Carolina
22 properties
$34,679,556
3.0% of total
South Carolina
13 properties
$31,235,625
2.7% of total
Georgia
11 properties
$26,978,834
2.3% of total
Kansas
3 properties
$2,877,230
0.2% of total
Oklahoma
3 properties
$2,484,120
0.2% of total
Texas
14 properties
$143,703,720
12.2% of total
Louisiana
1 property
$865,678
0.1% of total
Tennessee
5 properties
$5,727,631
0.5% of total
Kentucky
2 properties
$3,086,331
0.3% of total
Florida
10 properties
$84,847,817
7.2% of total
Mississippi
3 properties
$1,080,634
0.1% of total
Alabama
3 properties
$18,051,953
1.5% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Leased Fee 3.2%
Self Storage 1.0%
Manufactured Housing 8.2%
Office 26.1%
Hospitality 9.3%
Industrial 11.0%
Retail 12.0%
Multifamily 16.3%
Mixed Use 12.7%

Summary of Certificates and Vertical Interests

Class	Approx. Initial Certificate Balance or Notional Amount(1)			Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1		$3,800,000		30.000%	[_]%	[_](5)	February 2031	2.42	1 – 55
Class A-2(6)	$	[_](6)	(7)	30.000%	[_]%	[_](5)(6)	[_](7)	](7)	](7)
Class A-3(6)	$	[_](6)	(7)	30.000%	[_]%	[_](5)(6)	[_](7)	](7)	](7)
Class X-A		$780,902,000	(8)	NAP	[_]%	Variable(9)	NAP	NAP	NAP
Class X-B		$210,564,000	(10)	NAP	[_]%	Variable(11)	NAP	NAP	NAP
Class A-S(6)		$108,768,000	(6)	20.250%	[_]%	[_](5)(6)	July 2031	5.00	60 – 60
Class B(6)		$58,568,000	(6)	15.000%	[_]%	[_](5)(6)	July 2031	5.00	60 – 60
Class C(6)		$43,228,000	(6)	11.125%	[_]%	[_](5)(6)	July 2031	5.00	60 – 60
Non-Offered Certificates(14)
Class X-D		$36,257,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-E		$20,917,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-F		$15,339,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-G		$22,311,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-H		$29,284,541	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class D		$36,257,000		7.875%	[_]%	[_](5)	July 2031	5.00	60 – 60
Class E		$20,917,000		6.000%	[_]%	[_](5)	July 2031	5.00	60 – 60
Class F		$15,339,000		4.625%	[_]%	[_](5)	July 2031	5.00	60 – 60
Class G		$22,311,000		2.625%	[_]%	[_](5)	July 2031	5.00	60 – 60
Class H		$29,284,541		0.000%	[_]%	[_](5)	July 2031	5.00	60 – 60
Class V(15)		NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(16)		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class H certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(7)	The exact initial certificate balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined
3

based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate of the initial certificate balances of the Class A-2 and Class A-3 trust components is expected to be approximately $777,102,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $777,102,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 - $350,000,000	NAP – June 2031	NAP – 4.78	NAP / 55 – 59
Class A-3 trust component	$427,102,000 - $777,102,000	July 2031 – July 2031	4.87 – 4.94	55 – 60 / 59 – 60
(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.
(13)	The pass-through rate for each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.
(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there will be no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

4

Vertical Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance(1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window (Months)(3)
Class RR Certificates(4)	$58,714,449.56	[_]%	(5)	July 2031	4.90	1 – 60
RR Interest(4)	$0	[_]%	(5)	NAP	NAP	NAP

(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 5.00% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner, and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”. There is no RR Interest with respect to the Trust. References to the “RR Interest” and the “RR Interest Owner(s)” in this prospectus should be disregarded.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(4)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the RR Interest and the Class RR Certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates and Vertical Interests	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	24
Summary of Risk Factors	65
Risk Factors	67
Risks Related to Market Conditions and Other External Factors	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	67
Risks Relating to the Mortgage Loans	68
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	68
Risks of Commercial and Multifamily Lending Generally	69
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	71
Office Properties Have Special Risks	76
Multifamily Properties Have Special Risks	78
Mixed Use Properties Have Special Risks	81
Retail Properties Have Special Risks	81
Industrial Properties Have Special Risks	84
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Manufactured Housing Properties Have Special Risks	89
Leased Fee and Operating Lease Properties Have Special Risks	91
Self Storage Properties Have Special Risks	92
Mortgaged Properties Leased to Startup Companies Have Special Risks	93
Mortgaged Properties Leased to Government Tenants Have Special Risks	93
Condominium Ownership May Limit Use and Improvements	94
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	96
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	96
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	99
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	100
Risks Related to Zoning Non-Compliance and Use Restrictions	102
Risks Relating to Inspections of Properties	104
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	104
Insurance May Not Be Available or Adequate	104
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	106
Risks Associated with Blanket Insurance Policies or Self-Insurance	108
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	108
Limited Information Causes Uncertainty	108
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	109
6

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	110
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	111
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
The Borrower’s Form of Entity May Cause Special Risks	114
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	117
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	117
Other Financings or Ability to Incur Other Indebtedness Entails Risk	119
Tenancies-in-Common May Hinder Recovery	120
Risks Relating to Enforceability of Cross-Collateralization	121
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	121
Risks Associated with One Action Rules	122
State Law Limitations on Assignments of Leases and Rents May Entail Risks	122
Various Other Laws Could Affect the Exercise of Lender’s Rights	122
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	123
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	124
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	125
Risks Related to Ground Leases and Other Leasehold Interests	126
Increases in Real Estate Taxes May Reduce Available Funds	128
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	128
Risks Related to Conflicting Interests	128
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	128
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	131
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer	134
Potential Conflicting Interests of the Operating Advisor	136
Potential Conflicting Interests of the Asset Representations Reviewer	137
Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders	138
Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans	141
Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	142
Other Potential Conflicting Interests May Affect Your Investment	142
Other Risks Relating to the Certificates	143
EU Securitization Rules and UK Securitization Rules	143
7

Recent Developments Concerning the Proposed Japanese Retention Requirements	145
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	146
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	150
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	154
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	155
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	155
Risks Relating to Modifications of the Mortgage Loans	162
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	163
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	164
Risks Relating to Interest on Advances and Special Servicing Compensation	164
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	164
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	165
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	166
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer, the Trustee or the Certificate Administrator May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	166
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	167
General	169
The Certificates May Not Be a Suitable Investment for You	169
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	170
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	170
Other Events May Affect the Value and Liquidity of Your Investment	171
The Certificates Are Limited Obligations	171
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	172
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	173
Description of the Mortgage Pool	174
General	174
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	177
8

Certain Calculations and Definitions	177
Definitions	178
Mortgage Pool Characteristics	194
Overview	194
Property Types	196
Significant Obligors	203
Mortgage Loan Concentrations	204
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	205
Geographic Concentrations	206
Mortgaged Properties With Limited Prior Operating History	207
Tenancies-in-Common or Diversified Ownership	207
Condominium and Other Shared Interests	207
Fee & Leasehold Estates; Ground Leases	208
Environmental Considerations	210
Redevelopment, Renovation and Expansion	215
Assessment of Property Value and Condition	216
Litigation and Other Considerations	217
Condemnations	217
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	217
Tenant Issues	218
Tenant Concentrations	218
Lease Expirations and Terminations	219
Purchase Options and Rights of First Refusal	223
Affiliated Leases	226
Competition from Certain Nearby Properties	227
Insurance Considerations	228
Use Restrictions	230
Appraised Value	230
Non-Recourse Carveout Limitations	231
Real Estate and Other Tax Considerations	231
Delinquency Information	234
Certain Terms of the Mortgage Loans	234
Amortization of Principal	234
Due Dates; Mortgage Rates; Calculations of Interest	235
ARD Loans	236
Single-Purpose Entity Covenants	236
Prepayment Protections and Certain Involuntary Prepayments	237
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	239
Defeasance	240
Releases; Partial Releases; Property Additions	241
Escrows	244
Mortgaged Property Accounts	245
Exceptions to Underwriting Guidelines	247
Additional Indebtedness	247
General	247
Whole Loans	248
Mezzanine Indebtedness	248
Other Secured Indebtedness	250
Preferred Equity	250
Other Unsecured Indebtedness	250
The Whole Loans	251
General	251
9

The Serviced Pari Passu Whole Loans	256
The Non-Serviced Pari Passu Whole Loans	259
The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan	263
Additional Information	269
Transaction Parties	270
The Sponsors and Mortgage Loan Sellers	270
Morgan Stanley Mortgage Capital Holdings LLC	270
Wells Fargo Bank, National Association	284
Bank of America, National Association	297
JPMorgan Chase Bank, National Association	312
The Depositor	324
The Issuing Entity	325
The Certificate Administrator and Trustee	326
The Master Servicer	329
The Special Servicer	333
The Primary Servicer	336
Trimont Primary Servicing Agreement	340
The Operating Advisor and Asset Representations Reviewer	341
Credit Risk Retention	342
General	342
VRR Interest	344
VRR Interest Available Funds	344
Priority of Distributions	344
Allocation of VRR Interest Realized Losses	345
Excess Interest	345
Yield Maintenance Charge or Prepayment Premium	346
Qualifying CRE Loans	346
Description of the Certificates	346
General	346
Distributions	349
Method, Timing and Amount	349
Available Funds	350
Priority of Distributions	352
Pass-Through Rates	356
Exchangeable Certificates	357
Interest Distribution Amount	361
Principal Distribution Amount	362
Certain Calculations with Respect to Individual Mortgage Loans	364
Excess Interest	365
Application Priority of Mortgage Loan Collections or Whole Loan Collections	366
Allocation of Yield Maintenance Charges and Prepayment Premiums	369
Assumed Final Distribution Date; Rated Final Distribution Date	373
Prepayment Interest Shortfalls	374
Subordination; Allocation of Realized Losses	376
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	379
Certificate Administrator Reports	379
Information Available Electronically	386
Voting Rights	391
Delivery, Form, Transfer and Denomination	392
Book-Entry Registration	392
Definitive Certificates	395
Certificateholder Communication	395
10

Access to Certificateholders’ Names and Addresses	395
Requests to Communicate	396
List of Certificateholders and VRR Interest Owners	397
Description of the Mortgage Loan Purchase Agreements	397
General	397
Dispute Resolution Provisions	409
Asset Review Obligations	409
Pooling and Servicing Agreement	410
General	410
Assignment of the Mortgage Loans	410
Servicing Standard	411
Subservicing	413
Advances	414
P&I Advances	414
Servicing Advances	415
Nonrecoverable Advances	416
Recovery of Advances	417
Accounts	419
Withdrawals from the Collection Account	421
Servicing and Other Compensation and Payment of Expenses	424
General	424
Master Servicing Compensation	431
Special Servicing Compensation	434
Disclosable Special Servicer Fees	439
Certificate Administrator and Trustee Compensation	440
Operating Advisor Compensation	440
Asset Representations Reviewer Compensation	441
CREFC® Intellectual Property Royalty License Fee	442
Appraisal Reduction Amounts	442
Maintenance of Insurance	451
Modifications, Waivers and Amendments	455
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	461
Inspections	463
Collection of Operating Information	464
Special Servicing Transfer Event	464
Asset Status Report	467
Realization Upon Mortgage Loans	472
Sale of Defaulted Loans and REO Properties	474
The Directing Certificateholder	478
General	478
Major Decisions	481
Asset Status Report	485
Replacement of a Special Servicer	486
Control Termination Event and Consultation Termination Event	486
Servicing Override	489
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	490
Rights of the Holders of Serviced Pari Passu Companion Loans	490
Limitation on Liability of Directing Certificateholder	490
The Operating Advisor	491
General	491
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	492
11

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	493
Recommendation of the Replacement of a Special Servicer	496
Eligibility of Operating Advisor	496
Other Obligations of Operating Advisor	497
Delegation of Operating Advisor’s Duties	498
Termination of the Operating Advisor With Cause	498
Rights Upon Operating Advisor Termination Event	499
Waiver of Operating Advisor Termination Event	500
Termination of the Operating Advisor Without Cause	500
Resignation of the Operating Advisor	500
Operating Advisor Compensation	501
The Asset Representations Reviewer	501
Asset Review	501
Eligibility of Asset Representations Reviewer	507
Other Obligations of Asset Representations Reviewer	508
Delegation of Asset Representations Reviewer’s Duties	508
Asset Representations Reviewer Termination Events	508
Rights Upon Asset Representations Reviewer Termination Event	510
Termination of the Asset Representations Reviewer Without Cause	510
Resignation of Asset Representations Reviewer	510
Asset Representations Reviewer Compensation	511
Limitation on Liability of Risk Retention Consultation Parties	511
Replacement of a Special Servicer Without Cause	511
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	514
Termination of a Master Servicer or Special Servicer for Cause	516
Servicer Termination Events	516
Rights Upon Servicer Termination Event	518
Waiver of Servicer Termination Event	520
Resignation of a Master Servicer or Special Servicer	520
Limitation on Liability; Indemnification	521
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	524
Dispute Resolution Provisions	525
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	525
Repurchase Request Delivered by a Party to the PSA	525
Resolution of a Repurchase Request	526
Mediation and Arbitration Provisions	528
Servicing of the Non-Serviced Mortgage Loans	530
General	530
Servicing of the Mountain Industrial Portfolio Mortgage Loan	533
Servicing of the Southeast MHP Portfolio and West Memorial Place Mortgage Loans	534
Servicing of the Haven Leased Fee Portfolio Mortgage Loan	535
Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans	536
Rating Agency Confirmations	537
Evidence as to Compliance	540
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	541
Termination; Retirement of Certificates	542
Amendment	543
12

Resignation and Removal of the Trustee and the Certificate Administrator	546
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	548
Certain Legal Aspects of Mortgage Loans	548
General	550
Types of Mortgage Instruments	551
Leases and Rents	551
Personalty	552
Foreclosure	552
General	552
Foreclosure Procedures Vary from State to State	552
Judicial Foreclosure	552
Equitable and Other Limitations on Enforceability of Certain Provisions	553
Nonjudicial Foreclosure/Power of Sale	553
Public Sale	554
Rights of Redemption	555
Anti-Deficiency Legislation	555
Leasehold Considerations	556
Cooperative Shares	556
Bankruptcy Laws	557
Environmental Considerations	564
General	564
Superlien Laws	564
CERCLA	564
Certain Other Federal and State Laws	565
Additional Considerations	566
Due-on-Sale and Due-on-Encumbrance Provisions	566
Subordinate Financing	566
Default Interest and Limitations on Prepayments	567
Applicability of Usury Laws	567
Americans with Disabilities Act	567
Servicemembers Civil Relief Act	568
Anti-Money Laundering, Economic Sanctions and Bribery	568
Potential Forfeiture of Assets	569
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	571
Use of Proceeds	571
Yield and Maturity Considerations	571
Yield Considerations	571
General	571
Rate and Timing of Principal Payments	571
Losses and Shortfalls	573
Certain Relevant Factors Affecting Loan Payments and Defaults	574
Delay in Payment of Distributions	575
Yield on the Certificates with Notional Amounts	575
Weighted Average Life	575
Pre-Tax Yield to Maturity Tables	580
Material Federal Income Tax Considerations	586
General	586
Qualification as a REMIC	587
Exchangeable Certificates	589
Taxation of Regular Interests Underlying an Exchangeable Certificate	590
Status of Offered Certificates	590
13

Taxation of Regular Interests	590
General	590
Original Issue Discount	590
Acquisition Premium	593
Market Discount	593
Premium	594
Election To Treat All Interest Under the Constant Yield Method	595
Treatment of Losses	595
Yield Maintenance Charges and Prepayment Premiums	596
Sale or Exchange of Regular Interests	596
3.8% Medicare Tax on “Net Investment Income”	597
Backup Withholding	597
Information Reporting	597
Taxation of Certain Foreign Investors	597
FATCA	599
Backup Withholding	599
Taxes That May Be Imposed on a REMIC	599
Prohibited Transactions	599
Contributions to a REMIC After the Startup Day	600
Net Income from Foreclosure Property	600
Administrative Matters	600
REMIC Partnership Representative	600
Reporting Requirements	601
Certain State and Local Tax Considerations	602
Plan of Distribution (Conflicts of Interest)	602
Incorporation of Certain Information by Reference	606
Where You Can Find More Information	607
Financial Information	607
Certain ERISA Considerations	608
General	608
Plan Asset Regulations	609
Administrative Exemptions	609
Insurance Company General Accounts	612
Legal Investment	612
Legal Matters	613
Ratings	613
Index of Defined Terms	616

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT

15

OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—general—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and Vertical Interests, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
16

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK5 2026-5YR23 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

17

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE

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FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

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THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

NO PARTY INTENDS TO TAKE ANY ACTION WITH REGARD TO THIS TRANSACTION IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION RULES AND UK SECURITIZATION RULES”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

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THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS

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ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND

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AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-5YR23.
Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2026-5YR23, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Morgan Stanley Bank, N.A., a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A. / Morgan Stanley Mortgage Capital Holdings LLC	10	$417,450,000	35.5%
Bank of America, National Association	Bank of America, National Association	13	282,275,000	24.0
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	268,263,991	22.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	116,300,000	9.9
Wells Fargo Bank, National Association / Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association(2)	Wells Fargo Bank, National Association / Morgan Stanley Bank, N.A. / Bank of America, National Association	1	90,000,000	7.7
Total		33	$1,174,288,991	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The Mountain Industrial Portfolio mortgage loan (7.7%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch and Bank of Montreal. Wells Fargo Bank, National Association is acting as mortgage loan seller with respect to Note A-3-1-1-1-2 and Note A-4-1-1-1-2, with an outstanding principal balance as of the Cut-Off Date of $61,000,000. Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller with respect to Note A-3-5-2 and A-4-5-2, with an outstanding principal balance as of the Cut-Off Date of $14,500,000. Bank of America, National Association is acting as mortgage loan seller with respect to Note A-3-2-1 and Note A-4-2-1, with an outstanding principal balance as of the Cut-Off Date of $14,500,000.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer for the mortgage loans. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any

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related companion loan serviced pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Trimont LLC is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to all of the serviced mortgage loans to be sold to the depositor by Wells Fargo Bank, National Association (collectively, 22.8%), pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing offices of Trimont LLC, are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Primary Servicer”.
Special Servicer	Torchlight Loan Services, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the applicable mortgage loans and REO properties (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a

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default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Torchlight Loan Services, LLC is located at 90 Park Avenue, 20th floor, New York, New York 10016. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Torchlight Loan Services, LLC, is expected to be appointed as the special servicer by Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or excluded loan) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the applicable special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed

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within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage

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loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor

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under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate

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balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.

It is anticipated that on the closing date, Torchlight Debt Fund VIII Holdings (US), LLC or its affiliate is expected to purchase the Class E, Class F, Class G, Class H, Class X-E, Class X-F, Class X-G, Class X-H and Class V certificates, and Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing

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certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no serviced A/B whole loans. Accordingly, all references in this prospectus to any serviced A/B whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation parties will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation party” will be each of with respect to the securitization of the mortgage loans, (i) the party selected by Morgan Stanley Bank, N.A., (ii) the party selected by Wells Fargo Bank, National Association and (iii) the party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Bank of America, National Association are expected to be appointed as the initial risk retention consultation parties with respect to the mortgage loans.

With respect to any risk retention consultation party or any holder of the VRR Interest by whom such risk retention consultation party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to

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secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicting interests as further described in this prospectus under “Risk Factors—Risks Related to Conflicting Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2026 (or, in the case of any mortgage loan that has its first due date after July 2026, the date that would have been its due date in July 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about July 14, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Georgia, Kansas, Pennsylvania, New York, North Carolina, Texas, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of any master servicer, special servicer or operating advisor or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

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Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

   Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	February 2031
Class A-2	NAP – June 2031(1)(2)
Class A-3	July 2031 – July 2031(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2031(2)
Class B	July 2031(2)
Class C	July 2031(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-2 trust component ranging from $0 to $350,000,000 and the initial certificate balance of the Class A-3 trust component ranging from $427,102,000 to $777,102,000.
(2)	Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in July 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-5YR23: Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R.

Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

There is no RR Interest with respect to the Trust. References to the “RR Interest” and the “RR Interest Owner(s)” in this prospectus should be disregarded.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount			Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1		$3,800,000		0.32%	30.000%
Class A-2	$	[_]	(2)(3)	[_]%(2)(3)	30.000%
Class A-3	$	[_]	(2)(3)	[_]%(2)(3)	30.000%
Class X-A		$780,902,000		NAP	NAP
Class X-B		$210,564,000		NAP	NAP
Class A-S		$108,768,000	(2)	9.26%(2)	20.250%
Class B		$58,568,000	(2)	4.99%(2)	15.000%
Class C		$43,228,000	(2)	3.68%(2)	11.125%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(3)	The exact initial certificate balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-2 trust component is expected to be within the range of $0 - $350,000,000 (0.00% - 29.81% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 trust component is expected to be within the range of $427,102,000 – $777,102,000 (36.37% - 66.18% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2 and Class A-3 trust components is expected to be approximately $777,102,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-2(2)	[_]%
Class A-3(2)	[_]%
Class X-A	[_]%
Class X-B	[_]%
Class A-S(2)	[_]%
Class B(2)	[_]%
Class C(2)	[_]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a

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360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and each serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, (x) with respect to the 499 Forbes, 333 North Bedford Road, Marriott Tampa Westshore, Rosemead Place, Broadway Place, One Washington, Five Mile Shopping Center and Laredo Industrial mortgage

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loans, 0.00125% per annum, and (y) with respect to The Lofts on Fountain mortgage loan, 0.05000% per annum), (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, and (3) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00250% per annum.

With respect to the 333 North Bedford Road, Marriott Tampa Westshore, Rosemead Place, Broadway Place, One Washington and Five Mile Shopping Center mortgage loans (collectively, 22.8%), the primary servicer will be Trimont LLC.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each serviced mortgage loan and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation parties are entitled to consult with the special servicer, $5,000. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.00841%.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00110%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

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The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00022%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest Owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the

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related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Mountain Industrial Portfolio	0.000005% per annum	0.15%
Southeast MHP Portfolio	0.00250% per annum	0.25%(3)
Haven Leased Fee Portfolio	0.00125% per annum	0.25%(4)
West Memorial Place	0.00125% per annum	0.25%(3)

(1)	Does not reflect the Inwood Living mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift securitization date, the mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the servicing fee rate.
(3)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(4)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

Distributions

A. Allocation between
VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages

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being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component, until the certificate balance of the Class A-2 trust component has been reduced to zero, and (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, to reimburse the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then, up to an amount equal to, and pro rata based upon, interest on that amount at the

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pass-through rate for such class or trust component compounded monthly from the date the related realized loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then up to an amount equal to interest on that amount at the related pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then up to an amount equal to interest on that amount at the related pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first up to an amount equal to any previously unreimbursed losses on

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the mortgage loans that were previously allocated thereto, and then up to an amount equal to interest on that amount at the related pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal and the VRR Interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be

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further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which the certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with certain non-offered certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

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(1)	The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-2 and Class A-3 trust components discussed above under “—Certificate Balances and Notional Amounts”)will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution”.
(2)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.
(3)	The Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates.
(5)	The VRR Interest is an “eligible vertical interest” (as defined in Regulation RR) that will comprise the Class RR certificates and the RR interest. The Class RR certificates will be in certificated form, but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus.

Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole), and as described above any losses incurred on

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the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and certificates. The reduction in amounts available for distribution to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

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●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

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Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. Neither any master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any P&I Advances.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the serviced mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and

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hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum compounded monthly, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace

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period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 33 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 167 commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,174,288,991.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Mountain Industrial Portfolio	$90,000,000	7.7%	$1,079,400,000	$450,600,000	49.8%	68.9%	1.93x	1.25x
Southeast MHP Portfolio	$80,000,000	6.8%	$85,000,000	NAP	67.9%	67.9%	1.31x	1.31x
Glendale Fashion Center	$75,000,000	6.4%	$25,000,000	NAP	68.3%	68.3%	1.21x	1.21x
Inwood Living	$60,000,000	5.1%	$70,000,000	NAP	65.7%	65.7%	1.32x	1.32x
10 West End	$42,000,000	3.6%	$36,000,000	NAP	57.4%	57.4%	1.85x	1.85x
Haven Leased Fee Portfolio	$38,000,000	3.2%	$122,000,000	NAP	75.9%	75.9%	1.10x	1.10x
West Memorial Place	$31,000,000	2.6%	$75,000,000	NAP	56.4%	56.4%	1.42x	1.42x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

The whole loans that will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction are each referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”. As of the closing date, each of the Glendale Fashion Center whole loan and the 10 West End whole loan are serviced whole loans.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the closing date, the Inwood Living whole loan will be the only servicing shift whole loan.

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Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Mountain Industrial Portfolio	MTN 2026-LPFX TSA	7.7%	Midland Loan Services, a Division of PNC Bank, National Association	BSP Special Servicer, LLC	Computershare Trust Company, National Association
Southeast MHP Portfolio	BANK5 2026-5YR22 PSA	6.8%	Trimont LLC	KeyBank National Association	Deutsche Bank National Trust Company
Haven Leased Fee Portfolio	WFCM 2026-5C8 PSA	3.2%	Trimont LLC	Argentic Services Company LP	Deutsche Bank National Trust Company
West Memorial Place	BANK5 2026-5YR22 PSA	2.6%	Trimont LLC	KeyBank National Association	Deutsche Bank National Trust Company
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Mountain Industrial Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	BSP RR Credit Investments I, LLC
Southeast MHP Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	CMBS 4 Sub 16, LLC
Haven Leased Fee Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
West Memorial Place	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	CMBS 4 Sub 16, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Inwood Living whole loan, which is a servicing shift whole loan that will constitute a non-serviced whole loan after the related servicing shift securitization date. With respect to the servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and

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cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$1,174,288,991
Number of mortgage loans	33
Number of mortgaged properties	167
Range of Cut-off Date Balances	$3,900,000 to $90,000,000
Average Cut-off Date Balance	$35,584,515
Range of Mortgage Rates	5.0968% to 7.8180%
Weighted average Mortgage Rate	6.5080%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	55 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	310 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	310 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	49.8% to 75.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	62.1%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	45.8% to 75.9%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	61.9%
Range of U/W NCF DSCRs(5)(6)(7)	1.10x to 1.97x
Weighted average U/W NCF DSCR(5)(6)(7)	1.53x
Range of U/W NOI Debt Yields(5)(6)	6.1% to 16.8%
Weighted average U/W NOI Debt Yield(5)(6)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	95.2%
Amortizing Balloon	4.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 31 of the mortgage loans (95.2%) which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent

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term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Mountain Industrial Portfolio mortgage loan (7.7%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 68.9%, 68.9%, 1.25x and 7.6%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the Broadacres Office Park mortgage loan (4.1%), the mortgage loan refinanced a prior mortgage loan secured by the mortgaged property and a related mezzanine loan, each of which matured May 5, 2026. The borrower negotiated a short term extension of such loans to June 4, 2026, at which point the prior loans were refinanced in full by the current mortgage loan.

None of the other mortgage loans were modified due to a delinquency or were refinancings of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Properties with Limited

Operating History	9 of the mortgaged properties (15.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months or were in lease-up prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements are expected to be satisfied by Morgan Stanley Mortgage Capital Holdings LLC, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Rules

and UK Securitization

Rules	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (as each such term is defined under “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the offered certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules; and this may, amongst other things, have a negative impact on the value and

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liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Rules and UK Securitization Rules”.

Information Available to

Certificateholders and

VRR Interest Owners

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest Owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest Owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (excluding, for the purposes of the calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1 and

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Class D certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest Owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and

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unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest Owners and any related companion loan holder (as a collective whole as if such certificateholders, VRR Interest Owners and companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates and the VRR Interest Owners (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent

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beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount, and the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940,

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as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, multifamily, mixed use, retail, industrial, hospitality, manufactured housing, leased fee and self storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicting Interests

●	Transaction Parties: Conflicting interests may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction

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parties will not be subject to such attacks. Any such attacks may impair such parties’ abilities to perform their obligations under the transaction documents.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to

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pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy including tenants that are the sole tenant or significant tenants at the related Mortgaged Properties, may nonetheless be operating at a loss or be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
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●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

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With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicting interests. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicting interests arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition

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worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede

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the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.
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With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
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●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
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●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

We cannot assure you that such rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and

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restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Fighting Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS program may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

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Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. Similarly, residential properties in California are subject to the California Tenant Protection Act of 2019, which went into effect in January 2020 and expires in January 2030 and caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Specialty Use Concentrations”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail

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properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as

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altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn,

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may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that sell marijuana. Although such operations may comply with applicable state law, the possession and sale of marijuana remains illegal under applicable federal law.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
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●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

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Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue

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from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars, nightclubs or waterparks will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

Certain hotel properties may receive significant revenue from one or more corporate customers, which book multiple room nights for employees travelling to or staying in the local area for business purposes. For example, hotels located near airports may have multiple room nights booked for airlines on behalf of their flight crews. In the event that

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such a corporate customer determines to instead book rooms at a competing hotel, experiences a change in its business such that fewer room nights are needed, or ceases or reduces its business at the hotel property for any other reason, such hotel property may lose significant revenue.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
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●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Certain franchise agreements may have loan-to-value ratio requirements, debt service coverage ratio requirements or other requirements with respect to loans that finance the related property. Such requirements may impair the ability of the borrower under a related mortgage loan to obtain refinancing of its debt.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

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Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues,

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tenancy levels, rental rates and operating expenses for these properties. In addition, many manufactured housing properties have pads that are leased on a month-to-month basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Leased Fee and Operating Lease Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other

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interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage

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property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

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Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property

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owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

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See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: office, multifamily, mixed use, retail, industrial, hospitality and manufactured housing. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Texas, Pennsylvania, Florida and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

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A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).
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We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate

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taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a

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theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses. Aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

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Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs,

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increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments

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which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties

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may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with

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all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism

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insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related

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borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar

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assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is

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thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the

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issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the

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borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National

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Association—JPMCB’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-

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purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

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Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in the pooling of the assets and liabilities of an otherwise solvent company in a bankruptcy proceeding of one or more affiliates, making the company’s assets available to repay the debts of such affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities

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and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective

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affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and the VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan

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workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause

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a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition.

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However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the

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mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet

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certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
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●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

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For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases

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only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan

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included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicting Interests

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not

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be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors and an initial risk retention consultation party, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates

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will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association and Bank of America, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention” and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the majority of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain certificateholders, in particular if such risk retention consultation party or such VRR Interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicting interests, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have

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consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or Bank of America, National Association (in each case as a holder of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party)) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or Bank of America, National Association (in each case as a holder of the VRR Interest) or a risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create conflicting interests.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicting interests as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicting Interests May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related

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intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, the Inwood Living whole loan will be the only servicing shift whole loan.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. It

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is possible that the Underwriter Entities may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the party expected to be designated to consult with each applicable special servicer on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or Bank of America, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as a holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicting interests as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the applicable special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—

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Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflicting interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2026-5YR23 non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the applicable master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special

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servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan and any excluded loan), and Torchlight Loan Services, LLC, is expected to act as the special servicer. Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicting Interests May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicting Interests of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special

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servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve conflicting interests with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflicting interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact

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the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders

It is expected that Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate) will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole

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loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing

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certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicting interests, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can

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be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflicting interest.

Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates, in each case to the extent permitted under the credit risk retention rules. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following

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the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate) will be the initial directing certificateholder. Torchlight Loan Services, LLC is expected to act as the special servicer and it or an affiliate assisted Torchlight Debt Fund VIII Holdings (US), LLC (and/or its affiliate) and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicting Interests May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.
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None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Rules and UK Securitization Rules

Prospective investors should be aware of the following matters which may, in certain cases, be relevant to an investor’s own regulatory obligations; and may, in any case, adversely affect the value and liquidity of the certificates.

In the EU, certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively the “EU Securitization Rules”). These include certain requirements (the “EU Investor Requirements”) imposed on institutional investors, as defined for purposes of the EU Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the EU Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC; (b) an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (unless not subject thereto), or an investment manager or an authorized entity appointed by such an institution; (c) an alternative investment fund manager, as defined in Directive 2011/61/EU, that manages and/or markets alternative investment funds in the EU; (d) an internally-managed UCITS, which is an investment company authorized in accordance with Directive 2009/65/EC and which has not designated a management company authorized under that Directive for its management, or a management company, as defined in that Directive; or (e) a credit institution or an investment firm, each as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”). In addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

Pursuant to the EU Investor Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules.

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The EU Securitization Rules will apply also in the non-EU member states of the European Economic Area (the “EEA”), to the extent (if at all) implemented in such member states.

The consequences of a failure to comply with the EU Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.

In the UK, certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively the “UK Securitization Rules”). These include certain requirements (the “UK Investor Requirements”) imposed on institutional investors, as defined for purposes of the UK Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the UK Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) the trustees or managers of an occupational pension scheme, as defined in the Pension Schemes Act 1993, that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of the FSMA; (c) an AIFM, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a UCITS, as defined in the FSMA, which is an authorized open ended investment company, as defined in the FSMA, or a management company, as defined in the FSMA; or (e) a CRR firm or an FCA investment firm, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (the “UK CRR”). In addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

Pursuant to the UK Investor Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject.

The consequences of a failure to comply with the UK Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.

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None of the sponsors, the depositor or the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any EU Investor Requirements or any UK Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the certificates may not be a suitable investment for an EU Institutional Investor or a UK Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Securitization Rules or the UK Securitization Rules (as relevant) and their compliance with any applicable requirement thereof.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated”. In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention

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Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
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●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been

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lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in

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accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing

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Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If any such party were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.

In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and

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extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those

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mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-2-X1	Class A-2-1 certificates
Class A-2-X2	Class A-2-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately

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available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the VRR Interest Balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component, and then, pro rata, the Class A-1 certificates and the Class A-2 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 certificates or the Class A-2 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the

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mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole

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Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause (provided that so long as Torchlight Debt Fund VIII Holdings (US), LLC or an affiliate owns at least 15% of the outstanding certificate balance of the then-Controlling Class of certificates, Torchlight Loan Services, LLC may not be removed or replaced without cause) as special servicer with respect to all serviced mortgage loans, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable

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excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation parties and the directing

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certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)             may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)           may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)              will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the serviced mortgage loans. Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related

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pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause (provided that so long as Torchlight Debt Fund VIII Holdings (US), LLC or an affiliate owns at least 15% of the outstanding certificate balance of the then-Controlling Class of certificates, Torchlight Loan Services, LLC may not be removed or replaced without cause) so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

In addition, if after the occurrence and during the continuance of a consultation termination event, the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of such special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor's recommendation to replace a special servicer must be confirmed by an affirmative vote of a majority of holders of voting rights of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite

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percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners will generally have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and the VRR Interest owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i)  cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

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The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which

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would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will

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have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its

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pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any

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certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer, the Trustee or the Certificate Administrator May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may

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adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make monthly payment advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

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REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes

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circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction”. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing

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factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The United States has imposed tariffs on certain imports from certain foreign countries in the last few years and may in the future impose additional tariffs or increase tariffs on imports from foreign countries. The current administration has recently been announcing and implementing new tariffs, some of which have gone into effect and others of which have been on hold temporarily, and other countries have been implementing new tariffs in response. The imposition of these tariffs or any additional future tariffs could have the effect of, among other things, raising prices to consumers and potentially eliciting reciprocal tariffs, which could slow the global economy, and the removal of tariffs may or may not yield the intended results. In addition, impacts on tariffs may have a material adverse impact on industrial and distribution warehouse properties, as businesses work through the impact of tariffs and how to change, if at all, the sourcing of products and materials as a result of these and other potential tariffs.

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The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters, climate change and man-made disasters, including the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be

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guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and distributions on any class of certificates and the VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the subsequent allocation of such amounts between the certificates and the VRR Interest, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company

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Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 33 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,174,288,991 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2026 (or, in the case of any Mortgage Loan that has its first due date after July 2026, the date that would have been its

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due date in July 2026 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

7 Mortgage Loans (35.4%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), the related Whole Loan is evidenced by (i) the non-Florida notes (in an aggregate original principal amount of approximately $1,515,441,133) executed by each of the borrowers other than the Florida borrowers, which are secured by all of the mortgages (other than the Florida mortgages) which encumber, collectively, the Mortgaged Properties located outside the state of Florida (such mortgages, the “Non-Florida Mortgages”) and (ii) the Florida notes (with an aggregate original principal amount of approximately $104,558,867) executed by the Florida borrowers, which are secured by mortgages, each of which encumbers the applicable Mortgaged Property located in the state of Florida (the “Florida Mortgages”). The Florida Mortgages secure only the Florida notes, and only the Florida borrowers have any obligation under the Florida notes or to repay any Florida note, and the Non-Florida Mortgages secure all of the notes other than the Florida notes; provided, that all of the non-Florida borrowers delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, the Florida notes.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A. / Morgan Stanley Mortgage Capital Holdings LLC	10	52	$417,450,000	35.5%
Bank of America, National Association	Bank of America, National Association	13	16	282,275,000	24.0
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	6	268,263,991	22.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	3	116,300,000	9.9
Wells Fargo Bank, National Association / Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association(2)	Wells Fargo Bank, National Association / Morgan Stanley Bank, N.A. / Bank of America, National Association	1	90	90,000,000	7.7
Total		33	167	$1,174,288,991	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The Mountain Industrial Portfolio Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch and Bank of Montreal. Wells Fargo Bank, National Association is acting as Mortgage Loan Seller with respect to Note A-3-1-1-1-2 and Note A-4-1-1-1-2, with an outstanding principal balance as of the Cut-Off Date of $61,000,000. Morgan Stanley Mortgage Capital Holdings LLC is acting as Mortgage Loan Seller with respect to Note A-3-5-2 and A-4-5-2, with an outstanding principal balance as of the Cut-Off Date of $14,500,000. Bank of America, National Association is acting as Mortgage Loan Seller with respect to Note A-3-2-1 and Note A-4-2-1, with an outstanding principal balance as of the Cut-Off Date of $14,500,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

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Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Mountain Industrial Portfolio Mortgage Loan (7.7%), for which each of Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., Bank of America, National Association, UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal.
●	The Haven Leased Fee Portfolio Mortgage Loan (3.2%), for which Morgan Stanley Mortgage Capital Holdings LLC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Morgan Stanley Mortgage Capital Holdings LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 14, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Mountain Industrial Portfolio Mortgage Loan or the Mountain Industrial Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Mountain Industrial Portfolio Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Mountain Industrial Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property

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condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.
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Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Mountain Industrial Portfolio(1)	7.7%	49.8%	49.8%	$2,350,000,000	54.3%	54.3%	$2,152,070,000
Southeast MHP Portfolio(2)	6.8%	67.9%	67.9%	$243,000,000	70.9%	70.9%	$232,825,000
Marriott Tampa Westshore(3)	4.0%	50.0%	45.8%	$92,900,000	56.6%	51.8%	$82,000,000
West Valley Corporate Center(4)	3.9%	60.5%	60.5%	$75,200,000	64.6%	64.6%	$70,400,000
Hazleton Hotel Portfolio(5)	3.2%	67.6%	67.6%	$56,200,000	72.0%	72.0%	$52,800,000
Haven Leased Fee Portfolio(6)	3.2%	75.9%	75.9%	$210,735,000	79.7%	79.7%	$200,700,000
West Memorial Place(7)	2.6%	56.4%	56.4%	$188,000,000	57.3%	57.3%	$185,000,000
Holiday Inn Express Harrisburg East Hershey(8)	0.8%	68.3%	65.3%	$14,400,000	70.2%	67.2%	$14,000,000

(1)	The Other Than "As-Is" Appraised Value represents a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium over the aggregate “as-is” Appraised Values of the individual Mortgaged Properties, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 49.8% for the Mountain Industrial Portfolio Senior Loan and 68.9% for the Mountain Industrial Portfolio Whole Loan. The aggregate of the “as-is” Appraised Values of the Mortgaged Properties as of February 3, 2026 through February 11, 2026 is $2,152,070,000. Excluding the portfolio premium, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.
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(2)	The Other Than “As-Is” Appraised Value represents a portfolio appraised value, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer.
(3)	The Other Than “As-Is” Appraised Value represents an “Upon Completion” value of $92,900,000 as of April 22, 2028, which assumes that there is $4,414,900 in an upfront PIP reserve for capital expenditures held in escrow as well as a gain in revenue as a result of the completed PIP. At origination, the borrower deposited $4,414,900 in an upfront PIP reserve for capital expenditures.
(4)	The Other Than “As-Is” Appraised Value represents the “As Stabilized” value as of March 1, 2027, which assumes that renovation and construction of both the existing premises and the expansion premises for tenant North Los Angeles County Regional Center, Inc. (“NLACRC”) has been substantially completed. Furthermore, the value assumes that NLACRC has taken full occupancy, by the expected commencement date of March 2027, and all the leasing costs are paid. The entire amount of the tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the related Mortgage Loan. The appraisal concluded an “As-Is” appraised value of $70,400,000 as of February 10, 2026.
(5)	The Other Than “As-Is” Appraised Value includes the “As-Is” values for the Residence Inn Hazleton Mortgaged Property ($15,900,000) and Fairfield Inn Hazleton Mortgaged Property ($15,900,000) and “Hypothetical As if Complete” value for the Hampton Inn Hazleton Mortgaged Property ($24,400,000), each as of April 9, 2026. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton Mortgaged Property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. A PIP amount of $3.8 million was reserved at loan origination.
(6)	The “Other Than “As Is” Appraised Value is the “As-Is” portfolio value of the Mortgaged Properties as of November 22, 2025, which includes a portfolio premium of 5.0% based on the assumption that the Mortgaged Properties are sold together as a portfolio on a bulk basis.
(7)	The Other Than “As-Is” Appraised Value represents a “Prospective Market Value Upon Funded Reserve Account” value as of March 27, 2026, which is subject to the extraordinary assumption that a reserve was fully funded at the origination of the West Memorial Place Whole Loan to cover capital expenditure and speculative lease-up costs such as tenant improvements and leasing commissions (“TI/LCs”). At loan origination, the borrower deposited $5,149,153 into a rollover reserve for TI/LCs for speculative leasing.
(8)	The appraisal concluded a “As if Complete” value of $14,400,000 which assumes the required capital expenditures are completed by the borrower in a competent and timely manner. At loan origination, a PIP reserve of $700,000 was fully reserved upfront.

In addition:

●	With respect to the Inwood Living Mortgage Loan (5.1%), the appraised value of $198,000,000 is the “as is” value assuming the Mortgaged Property is divided into two “no action” condominium units (1 residential and 1 commercial) to increase the tax abatement applicable to the Mortgaged Property. See “—Real Estate and Other Tax Considerations.” The Mortgaged Property has been divided into two such condominium units. However, a tax bill reflecting a lower abated tax amount has not yet been received. The appraised value absent the above assumption is $197,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio using the Appraised Value with such assumption each is 65.7% and using the “as is” value without such assumption each is 66.0%.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

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●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

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An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate

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principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to

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(b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

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With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of retail, office and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on

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borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to
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obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

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“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In

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addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures

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used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Inwood Living Mortgage Loan (5.1%), Underwritten Net Cash Flow includes rent from six units which were vacant as of origination but have signed leases with move-in dates in August through October of 2026 and rent paid by the related nonrecourse carveout guarantors under the Inwood Parking Lease. See “—Affiliated Leases”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

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With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

With respect to the Inwood Living Mortgage Loan (5.1%), Underwritten Net Operating Income includes rent from six units which were vacant as of origination but have signed leases with move-in dates in August through October of 2026 and rent paid by the related nonrecourse carveout guarantors under the Inwood Parking Lease. See “—Affiliated Leases”.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt

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Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

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With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), the interest rate of the Mountain Industrial Portfolio Whole Loan is the weighted average interest rate of the respective components of the Mountain Industrial Portfolio Whole Loan, as follows:

Component	Initial Balance	Interest Rate
Component A	$933,242,770	4.99373%
Component B	$100,929,102	5.28605%
Component C	$94,181,753	5.57805%
Component D-1	$41,046,376	5.86972%
Component D-2	$25,500,000	5.86972%
Component E	$157,400,000	6.35514%
Component F	$203,575,000	7.51656%
Component HRR	$64,125,000	9.44116%

The Mortgage Rate of the Mountain Industrial Portfolio Mortgage Loan and the related senior pari passu companion notes is 5.096767533%, representing the weighted average interest rate of the Components A, B, C and D-1, and the Mortgage Rate of the Mountain Industrial Portfolio Whole Loan is approximately 5.707243788%, representing the weighted average interest rates of Components A, B, C, D-1, D-2, E, F and HRR.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

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The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,174,288,991
Number of Mortgage Loans	33
Number of Mortgaged Properties	167
Range of Cut-off Date Balances	$3,900,000 to $90,000,000
Average Cut-off Date Balance	$35,584,515
Range of Mortgage Rates	5.0968% to 7.8180%
Weighted average Mortgage Rate	6.5080%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	55 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	310 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	310 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	49.8% to 75.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	62.1%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	45.8% to 75.9%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	61.9%
Range of U/W NCF DSCRs(5)(6)(7)	1.10x to 1.97x
Weighted average U/W NCF DSCR(5)(6)(7)	1.53x
Range of U/W NOI Debt Yields(5)(6)	6.1% to 16.8%
Weighted average U/W NOI Debt Yield(5)(6)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	95.2%
Amortizing Balloon	4.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 31 of the Mortgage Loans (95.2%) which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and
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Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are 68.9%, 68.9%, 1.25x and 7.6%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 8 Mortgage Loans (26.0%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office
Suburban	9	$268,250,000	22.8%
CBD	1	38,025,000	3.2
Subtotal:	10	$306,275,000	26.1%
Multifamily
High Rise	2	$119,000,000	10.1%
Garden	3	72,600,000	6.2
Subtotal:	5	$191,600,000	16.3%
Mixed Use
Lab/Office	1	$75,000,000	6.4%
Retail/Industrial/Office	1	74,500,000	6.3
Subtotal:	2	$149,500,000	12.7%
Retail
Power Center	1	$75,000,000	6.4%
Anchored	2	66,300,000	5.6
Subtotal:	3	$141,300,000	12.0%
Industrial
Warehouse/Distribution	87	$115,274,059	9.8%
Warehouse	1	10,300,000	0.9
Manufacturing/Distribution	5	3,333,465	0.3
Storage/Warehouse	1	447,476	0.0
Subtotal:	94	$129,355,000	11.0%
Hospitality
Limited Service	5	$55,890,000	4.8%
Full Service	1	46,438,991	4.0
Select Service	1	7,440,000	0.6
Subtotal:	7	$109,768,991	9.3%
Manufactured Housing
Manufactured Housing	37	$92,450,412	7.9%
Manufactured Housing/RV Park	1	4,299,588	0.4
Subtotal:	38	$96,750,000	8.2%
Other
Leased Fee	6	$38,000,000	3.2%
Subtotal:	6	$38,000,000	3.2%
Self Storage
Self Storage	2	$11,740,000	1.0%
Subtotal:	2	$11,740,000	1.0%
Total:	167	$1,174,288,991	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 499 Forbes Mortgage Loan (6.4%), the Mortgaged Property is comprised of approximately 60.0% lab space and 40.0% office space.
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●	With respect to the West Memorial Place Mortgage Loan (2.6%), the related Mortgaged Property is comprised of (i) 682,395 square feet of office space (approximately 95.3% of the net rentable area) and (ii) 33,540 square feet of restaurant and amenity space (approximately 4.7% of the net rentable area) for which no rental income is underwritten.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Inwood Living Mortgage Loan (5.1%), in connection with a New York State 421-a real estate tax exemption, 25% of the units at the related Mortgaged Property (68 units) are required to be designated as affordable, with at least 10% affordable to households earning up to 40% of area median income (“AMI”), 10% to households earning up to 60% of AMI and 5% to households earning up to 130% of AMI. In addition, the Inwood Living Property is located in a mandatory inclusionary housing area, and in connection with the same is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “Inwood Living Declaration”) that mandates that 68 units be designated as affordable to households earning between 40% and 130% of AMI, with the weighted average of all income bands for the affordable units not to exceed 60% of AMI and at least 10% of the residential floor area being designated for households earning not more than 40% of AMI. The affordable component of the Inwood Living Property currently contains 28 units designated as affordable to households earning up to 40% of AMI, 28 units designated as affordable to households earning up to 60% of AMI, 12 units designated as affordable to households earning up to 120% of AMI and two units designated as affordable to households earning up to 130% of AMI. Pursuant to the Inwood Living Declaration, maximum rent for each affordable unit is 30% of the related percentage of AMI, inclusive of utility allowances. The 68 affordable units under the Inwood Living Declaration are also counted toward the 68 affordable units required in connection with the 421-a tax exemption. The Inwood Living Declaration also requires the affordable units to be rent stabilized.
●	Further, with respect to the Inwood Living Mortgage Loan (5.1%), the Inwood Living Declaration runs with the land, and is superior to the related Mortgage. In addition, pursuant to the Inwood Living Declaration, the lender was required to, and did, enter into a subordination agreement with the New York City Department of Housing Preservation and Development ("HPD") to confirm that the Inwood Living Mortgage Loan and Mortgage Loan documents are and remain subject and subordinate to the Inwood Living Declaration (the "Inwood Living Subordination Agreement", and together with the Inwood Living Declaration, the "Inwood Living Regulatory Documents"). The Inwood Living Regulatory Documents contain various provisions that affect the rights of the issuing entity as holder of the Inwood Living Mortgage Loan, as follows:
●	The Inwood Living Subordination Agreement allows the HPD to appoint a replacement manager for the affordable housing units (and if it is not feasible to have a separate manager for the affordable housing units, then of all of the units) at the Mortgaged Property as a remedy for violation of
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the Inwood Living Declaration. Such manager is subject to the consent of the lender, not to be unreasonably withheld or delayed.

●	The Inwood Living Subordination Agreement also provides that any appointment of a replacement manager by the lender is subject to the consent of the HPD, not to be unreasonably withheld or delayed.
●	The Inwood Living Subordination Agreement provides that upon a casualty to the Mortgaged Property where the repair or reconstruction cost is less than or equal to 35% of the replacement value of the building on the Mortgaged Property, the HPD will determine how insurance proceeds will be applied, which it is required to do within 60 days after it is notified of the casualty. If the HPD determines not to apply the insurance proceeds to reconstruction or repair, then the proceeds are to be retained by the lender to the extent of sums then due under the Mortgage Loan.
●	The Inwood Living Declaration prohibits the Mortgaged Property from being mortgaged unless (i) the HPD has been notified, (ii) the lender is a local, state, or federal agency, savings bank, commercial bank, life insurance company, public real estate investment company, pension fund, Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) or other lender approved by the HPD (the "Inwood Living Lender Requirements"), (iii) if the debt service coverage ratio would be less than 1.10x, the HPD consents, and (iv) the lender enters into a subordination agreement. At origination, the lender entered into the Inwood Living Subordination Agreement, pursuant to which the HPD consented to the Mortgage Loan documents. The Inwood Living Subordination Agreement provides that references to the Mortgagee include its successors and assigns. To the extent that the Inwood Living Lender Requirements would apply to an assignee of the Mortgage Loan, it is not clear that the issuing entity fits within one of the designated categories. However, the HPD's consent to the Mortgage Loan documents, which documents expressly contemplate securitization, runs to the successors and assigns of the original lender, which include the issuing entity.
●	The Inwood Living Subordination Agreement provides that in the event of any inconsistency between the terms of the Mortgage Loan documents and the provisions of the Inwood Living Declaration, the provisions of the Inwood Living Declaration will govern, except as provided in the Inwood Living Subordination Agreement.
●	The Inwood Living Declaration provides for various remedies of the HPD in the event of a default by the borrower under such documents. The Inwood Living Declaration provides that the HPD may enforce such document through the exercise of remedies at law or in equity. The Inwood Living Subordination Agreement provides that upon a declaration of default under the Inwood Living Declaration, the HPD must give the lender notice and a reasonable opportunity to cure (if such default can be cured). If the lender cures the default during the cure period (if any) or has commenced to cure the default within such period and is diligently pursuing completion of such cure, or has commenced the exercise of remedies under the Mortgage Loan documents within such period, the HPD may not exercise its remedies under the Inwood Living Declaration by reason of such
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default; provided that the foregoing does not limit its right to consent to a replacement manager.

●	In addition, with respect to the Inwood Living Mortgage Loan (5.1%), 13 units are leased to tenants under the CityFHEPS rental assistance program.
●	With respect to The Arc Mortgage Loan (5.0%), as part of the approval process for the development of the Mortgaged Property by the City of New Rochelle, the borrower was required to provide, for 30 years from the date of issuance of the first temporary certificate of occupancy, 14 moderate income housing units (“The Arc Affordable Units”) to be rented to individuals and families whose household income does not exceed 80% of the area median income at rental rates such that the combined annual rental cost and tenant-paid utilities do not exceed 30% of such household’s annual household income, and are to be allocated first to “Certified Artists” certified by the City of New Rochelle, then to eligible members of the workforce of the City of New Rochelle who are existing residents of such city, then to eligible New Rochelle residents, then to other eligible members of the workforce of the City of New Rochelle, and finally to other eligible individuals (“The Arc Affordability Requirements”). A declaration of restrictive covenant was entered into by Allstate Capitol LLC, which provides that all affordable units for the Mortgaged Property will be maintained in accordance with The Arc Affordability Requirements at another property owned by the declarant, located at 8 Westchester Place (which is part of the same condominium as the Mortgaged Property). The City of New Rochelle has the right to enforce such covenant. Pursuant to the loan documents, such declaration of restrictive covenant cannot be amended, modified or terminated without the lender’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

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Hospitality Properties

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Tampa Westshore	$46,438,991	4.0%	1/6/2045	6/11/2031
Hazleton Hotel Portfolio—Hampton Inn Hazleton	$16,400,000	1.4%	8/31/2031	7/1/2031
Hazleton Hotel Portfolio—Fairfield Inn Hazleton(2)	$10,800,000	0.9%	8/23/2031	7/1/2031
Hazleton Hotel Portfolio—Residence Inn Hazleton(2)	$10,800,000	0.9%	8/23/2031	7/1/2031
Washington PA Hotel Portfolio—Hampton Inn Washington(3)	$8,060,000	0.7%	1/31/2030	6/1/2031
Washington PA Hotel Portfolio—Fairfield Inn & Suites Washington	$7,440,000	0.6%	5/27/2041	6/1/2031
Holiday Inn Express Harrisburg East Hershey	$9,830,000	0.8%	2/10/2040	7/1/2031

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.
(2)	The related franchise agreement expires August 23, 2031 (the related Mortgage Loan Maturity Date is July 1, 2031) therefore the related Mortgage Loan was structured with required fixed PIP reserve deposits of $144,000 monthly during the last 30 months of the loan term unless the franchise agreements are extended at terms acceptable to the lender.
(3)	The related franchise agreement expires on January 31, 2030 therefore the related Mortgage Loan was structured with a $500,000 upfront PIP reserve plus a cash flow sweep commencing 18 months prior to the franchise expiration.

With respect to the Marriott Tampa Westshore Mortgage Loan (4.0%), the related Mortgage Loan is structured with a $595,000 upfront seasonality reserve (the “Seasonality Reserve Required Annual Balance”) which may be used to fund all or a portion of the monthly debt service payments occurring in January, June, July, August, September, October, and November, to the extent operating cash flow from the property is insufficient to cover such payments. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the required monthly deposits) based on actual operating performance, to an amount sufficient to cover projected debt service shortfalls at a debt service coverage ratio of 1.30x, as determined by the lender based on the prior twelve months of operations. The borrower is required to make monthly deposits in February, March, April, and May, in an amount equal to 1/4th of the Seasonality Reserve Required Annual Balance (initially $148,750), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the seasonality reserve are less than the Seasonality Reserve Required Annual Balance. No deposits are required during 2026.

With respect to the Holiday Inn Express Harrisburg East Hershey Mortgage Loan (0.8%), the related Mortgage Loan is structured with a $180,000 upfront seasonality reserve which will be drawn on the payment dates occurring each December-April to satisfy any shortfall. The seasonality reserve will be recalculated each April sized to 1.15x of the shortfall in the TTM period at that time. The seasonality reserve will be trued up to the recalculated reserve in equal payments on the payment dates occurring each May-November beginning with the May 2027 payment date.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Manufactured Housing Properties

In the case of the manufactured housing properties set forth in the above chart, we note the following:

●	With respect to the Southeast MHP Portfolio Mortgage Loan (6.8%), the 3,019 units included in the Mortgaged Properties include 2,775 manufactured home pads, 203 recreational vehicle pads and 41 apartments. As of origination 458 of the manufactured home pads (16.5% of the manufactured home pads and 15.2% of total units) are occupied by manufactured homes that are owned either by the related borrower or by an affiliate, including 311 owned by an affiliate (“Affiliate Owned Homes”) and 147 owned by the related borrower itself (“Borrower Owned Homes”, and together with the Affiliate Owned Homes, “Park Owned Homes”). The loan documents require that 44 of the Borrower Owned Homes be transferred to an affiliate of the borrowers within 60 days of the origination date. The Affiliate Owned Homes and the 44 Borrower Owned Homes required to transferred to a borrower affiliate do not constitute collateral for the Mortgage Loan, and income from such manufactured homes has not been underwritten. With respect to the remaining 103 Borrower Owned Homes, the borrowers have represented that such Borrower Owned Homes are fixtures to the Mortgaged Properties, such Borrower Owned Homes are collateral for the Mortgage Loan, and income from rental of such Borrower Owned Homes has been underwritten (and constitutes 7.7% of underwritten effective gross income for the Mortgage Loan). 33 of the Park Owned Homes are abandoned homes which are in dilapidated condition and are not leased, and 32 of the Park Owned Homes are new homes that have not yet been leased. In addition, 277 of the manufactured home pads at the Mortgaged Properties are occupied by manufactured homes that are “rent-to-own” homes, which either (i) are initially owned by an affiliate of the borrowers, as to which residents gain ownership by making scheduled rent payments to the borrower affiliate with an option or obligation to purchase the home at the end of the lease term, with rents often applied toward the purchase price or (ii) as to which title is transferred to the tenant at the beginning of the contract and the tenant makes installment payments to a borrower affiliate in respect of the purchase price of the home.
●	In addition, with respect to the Southeast MHP Portfolio Mortgage Loan (6.8%), the Palm Shadows Mortgaged Property (0.4%) is restricted to tenants of 55 years of age or older. Further, such Mortgaged Property contains 94.1% of the recreational vehicle pads included in the Southeast MHP Portfolio Mortgaged Properties. The recreational vehicle pads at the Southeast MHP Portfolio Mortgaged Properties generally have seasonal occupancy.
●	With respect to the Vista West MHC Mortgage Loan (1.4%), the Mortgaged Property includes 42 park-owned homes (14.6% of the total pads), of which 38 are occupied as of May 5, 2026.
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With respect to such Park Owned Homes and “rent-to-own” homes, only pad rents were underwritten by each lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), the Mortgage Loan is secured by the related borrowers’ leased fee interest in the related Mortgaged Properties. On November 25, 2025, Valley National Bank, as lender under a loan secured by the leasehold interest at the 25 Vreeland Mortgaged Property (0.2%), filed a Lis Pendens evidencing a foreclosure action against such leasehold interest (which leasehold interest is not collateral for the Mortgage Loan). As of the origination date, the ground tenant at the 25 Vreeland Mortgaged Property is not delinquent in its payment of ground rent or otherwise in default under the related ground lease. However, pending a resolution of such foreclosure action the Mortgage Loan documents provide for an ongoing cash management period, pursuant to which all funds in the lockbox account will be swept into a lender-controlled cash management account to be distributed in accordance with the requirements of the Mortgage Loan documents. Such cash management period will conclude either (i) when the ground lease reserve contains at least $702,000 (which is currently the case) or (ii) upon (x) a completion of the foreclosure proceedings by Valley National Bank, (y) Valley National Bank’s agreement to a loan modification or waiver of default under the loan that gave rise to the foreclosure proceeding such that the leasehold loan is in good standing and no longer in default or (iii) the purchase of the ground lease in effect at the 25 Vreeland Mortgaged Property by a third party, in each instance subject to, among other conditions, there being (a) no event of default under the Mortgage Loan, (b) no monetary or material non-monetary default then in effect pursuant to the ground lease in effect at the 25 Vreeland Mortgaged Property, and (c) no default by any ground tenant arising out of a failure to pay rent under any ground lease that is subject to the Mortgage Loan. We cannot assure you that the pending foreclosure action will not have a material adverse impact on the related Mortgage Loan or the related Mortgaged Property.
●	In addition, with respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), in connection with certain tax abatement programs described under “—Real Estate and Other Tax Considerations”, certain of the related Mortgaged Properties are subject to affordable housing restrictions that according to the related borrower sponsor require, among other things, (i) with respect to each of The Arches Mortgaged Property and the 276 Grand Concourse Mortgaged Property, 30% of the related multifamily units to be rented to households with incomes at or below 130% of the AMI, with any increases in rent for such units subject to standards set by the New York Rent Guidelines Board and (ii) with respect to The Illustrator Mortgaged Property, 8 of the related multifamily units to be leased to households with incomes at or below 80% of the AMI, with any increases in rent for such units subject to certain requirements set forth in the PILOT documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee and Operating Lease Properties Have Special Risks”.

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Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

With respect to certain of the Mortgaged Properties, one or more of the five largest tenants by NRA operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Grocery	3	14.5%
Health Club	3	12.0%
Entertainment	2	8.1%
R&D	1	6.4%
Medical Office	2	4.7%
Restaurant	1	1.7%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Mountain Industrial Portfolio	$90,000,000	7.7%	$60.94	1.93x	49.8%	Industrial
Southeast MHP Portfolio	$80,000,000	6.8%	$54,653.86	1.31x	67.9%	Manufactured Housing
499 Forbes	$75,000,000	6.4%	$515.00	1.54x	63.0%	Mixed Use
Glendale Fashion Center	$75,000,000	6.4%	$378.93	1.21x	68.3%	Retail
333 North Bedford Road	$74,500,000	6.3%	$131.03	1.47x	56.4%	Mixed Use
Inwood Living	$60,000,000	5.1%	$477,941.18	1.32x	65.7%	Multifamily
The Arc	$59,000,000	5.0%	$409,722.22	1.24x	66.7%	Multifamily
Broadacres Office Park	$48,000,000	4.1%	$123.73	1.70x	56.1%	Office
Marriott Tampa Westshore	$46,438,991	4.0%	$149,803.20	1.84x	50.0%	Hospitality
Rosemead Place	$46,000,000	3.9%	$136.61	1.46x	55.4%	Retail
West Valley Corporate Center	$45,500,000	3.9%	$181.66	1.76x	60.5%	Office
Broadway Place	$43,000,000	3.7%	$517.02	1.91x	61.6%	Office
10 West End	$42,000,000	3.6%	$226.81	1.85x	57.4%	Office
One Washington	$38,025,000	3.2%	$247.30	1.70x	65.0%	Office
Hazleton Hotel Portfolio	$38,000,000	3.2%	$121,019.11	1.75x	67.6%	Hospitality
Top 3 Total/Weighted Average	$245,000,000	20.9%		1.61x	59.8%
Top 5 Total/Weighted Average	$394,500,000	33.6%		1.51x	60.7%
Top 10 Total/Weighted Average	$653,938,991	55.7%		1.50x	60.3%
Top 15 Total/Weighted Average	$860,463,991	73.3%		1.57x	60.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.2% of the Initial Pool Balance.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans or groups of cross-collateralized Mortgage Loans set forth in the table below (23.8%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Cross-Collateralized/Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Mountain Industrial Portfolio	Multi-Property Loan	$90,000,000	7.7%
Southeast MHP Portfolio	Multi-Property Loan	80,000,000	6.8
Hazleton Hotel Portfolio	Multi-Property Loan	38,000,000	3.2
Haven Leased Fee Portfolio	Multi-Property Loan	38,000,000	3.2
Swedesford Crossing	Multi-Property Loan	17,750,000	1.5
Washington PA Hotel Portfolio	Multi-Property Loan	15,500,000	1.3
Total		$279,250,000	23.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

2 groups of Mortgage Loans (collectively, 5.2%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Kimberley Parkside	1	$37,000,000	3.2%
Swartz Creek Mini Storage	1	4,600,000	0.4
Total	2	$41,600,000	3.5%
Group 2
Washington PA Hotel Portfolio	2	$15,500,000	1.3%
455 Racetrack Road	1	3,900,000	0.3
Total	3	$19,400,000	1.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	7	$298,240,000	25.4%
New York	9	$221,072,093	18.8%
Texas	14	$143,703,720	12.2%
Pennsylvania	11	$86,370,522	7.4%
Florida	10	$84,847,817	7.2%
New Jersey	4	$61,041,281	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 23 other states, with no more than 3.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	9 Mortgaged Properties, securing approximately 25.6% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a scenario expected loss greater than 17.0%.
●	15 Mortgaged Properties (7.1%) are located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
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●	Mortgaged Properties located in Texas and California, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

With respect to 9 of the Mortgaged Properties (15.6%), each either (i) was constructed or was the subject of a major renovation that was completed within 12 calendar months or was in lease-up prior to the Cut-off Date or is a leased fee property and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) has a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) is a single tenant property subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Glendale Fashion Center, Inwood Living, Broadacres Office Park and Plaza at Legacy Plano Mortgage Loans (collectively, 18.7%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the Preserve at Manatee Bay Mortgage Loan (1.7%), 99% of the equity interest in the borrower is owned by a granular group of more than 130 unaffiliated investors, with the borrower sponsor solely owning 1.0% of the equity interest.

With respect to the Portal Warehousing Orlando Mortgage Loan (1.0%), a portion of the borrower’s equity was indirectly sourced from Equity Multiple, which raised funds through crowdfunding. The related borrower covenants during the term of the related Mortgage Loan that: at all times throughout the term of such Mortgage Loan, including after giving effect to any transfer permitted pursuant to the related Mortgage Loan documents, (i) no crowd-funded person will control the related borrower; (ii) no person owning a direct or indirect equity interest in any crowd-funded person will (A) directly or indirectly own 10% or more of the equity interests in the related borrower or (B) control the related borrower; and (iii) each member, partner, or shareholder of a crowd-funded person having a direct or indirect interest in the related borrower will be an “accredited investor” under Rule 506(c) of Regulation of D of the Securities Act.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Inwood Living Mortgage Loan, The Arc Mortgage Loan, the Haven Leased Fee Portfolio Mortgage Loan (solely with respect to The Arches Mortgaged Property) and the Swedesford Crossing Mortgage Loan (collectively, 13.0%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect

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to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to The Arc Mortgage Loan (5.0%), the Mortgaged Property is part of a condominium that is comprised of 3 buildings and 3 units, each building constituting a separate unit, and a right of way parcel. The collateral represents Unit A, and has a 33.3333% common interest in the condominium, equal to the shares of each of the other two condominium units. The land directly under each building is a limited common element. As of the origination date, the borrower sponsor controls all three units, therefore the condominium does not assess common charges and there is no budget for the condominium. Each unit, including the unit representing the Mortgaged Property, has the right to appoint one member of the condominium board out of a total of three members. Accordingly, the borrower does not control the condominium. If the condominium collects assessments, the borrower will be required to deposit the amount of the assessment into a reserve account with the lender.
●	With respect to the Swedesford Crossing Mortgage Loan (1.5%), the Mortgaged Properties are part of a larger presently-inactive land condominium that includes three total units: Unit A, covering the 480 E. Swedesford Road Mortgaged Property, Unit B, covering the 500 E. Swedesford Road Mortgaged Property, and Unit C, which is not owned by the borrower or an affiliate and is not collateral for the Mortgage Loan. Unit C holds a 71.1% interest in the condominium and the related Mortgaged Properties hold only 28.9%. The condominium board consists of five members, three of which are allocated to Unit C and one each allocated to the Mortgaged Properties, and thus the borrower does not control the condominium board. We cannot assure you that the condominium regime will remain inactive.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	163	$1,052,446,435	89.6%
Fee/Leasehold	1	75,000,000	6.4
Sub-Leasehold	1	46,438,991	4.0
Leasehold	2	403,565	0.03
Total	167	$1,174,288,991	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
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(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Glendale Fashion Center Mortgage Loan (6.4%), the collateral includes a long-term parking facility ground lease with the City of Glendale (the “Landlord”) and the two borrowers, Rancho Palisades Holdings, LLC and Glendale Fashion Associates LLC, as tenant (the “Tenant”) comprising a structured parking garage. The lease commenced April 28, 2001 and expires April 28, 2031, with six 10-year extension options and one final 9-year option each conditioned on Tenant giving Landlord at least 6 months prior written notice. The lease contains customary lender protections, including the ability to grant leasehold security interests without landlord consent, extended cure rights in favor of Tenant’s mortgagee, and provisions allowing a lender to enter into a replacement lease on substantially similar terms if the ground lease is terminated. Landlord retains certain non-exclusive parking rights (50 spaces during business hours). Base rent is currently $300,000 per year for the 2021–2040 period. Rent is reset every 10 years based on a reappraisal (next in 2031), with future capped ranges increasing to $400,000 (2041–2060) and $500,000 (2061–2100). Tenant is responsible for operation, maintenance, and restoration of the parking facility, and the structure supports the retail property with approximately 1,149 spaces.

With respect to the Marriott Tampa Westshore Mortgage Loan (4.0%), the borrower’s interest in the Mortgaged Property is a sub-leasehold. The prime ground lease was executed in 1979 between R.S. and Alfred S. Austin Properties, LLC (as successor to a family trust), as ground lessor, and Marriott Corporation, predecessor-in-interest to the current tenant under the prime ground lease, Potomac Hotel Limited Partnership (“Potomac”). Potomac subsequently entered into a sub-ground lease transferring operational and leasehold rights under the prime ground lease to NHSE Bowling Green, LLC. The borrower is the successor-in-interest to NHSE Bowling Green under that sub-ground lease. The term of the prime ground lease currently expires on December 30, 2027 and including borrower- or lender-exercisable extension options expires on December 31, 2057, and the term of the sub-ground lease ends one day prior to the expiration or termination of the prime ground lease. If the sub-ground lease were terminated, the lender would have the right to enter into a direct lease with the prime ground lease landlord. No consent from the prime ground lease landlord is required with respect to a sub-ground lease transfer or financing. Following a Potomac default under the prime ground lease and a direct lease between the prime ground lease landlord and borrower or lender, as applicable, however, the prime ground lease landlord would have approval rights with respect to subsequent financing or transfers except as follows: (x) with respect to financing the prime leasehold interest, no approval is required for financing by an “Institutional Lender” (generally, a savings and loan association, insurance company or insurance company-established trust, educational or philanthropic institution, pension, retirement or welfare fund) and (y) with respect to transfers, no approval is required for a lender’s (or its designee or nominee that becomes

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the legal owner of tenant’s interest in the prime ground lease) assigning the tenant’s interest to any permitted operator of the hotel or to any person, firm, or entity having a reputation of good moral character, subject to the assignment’s being in writing and the assignee’s assuming all obligations under the prime ground lease. If the prime ground lease landlord does not object to the identity of an assignee within 30 days after written notice thereof, the assignee is deemed approved.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 8 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), the Phase I environmental site assessment obtained in connection with loan origination identified various environmental issues at certain of the constituent properties, as follows:
●	Concerning the 584 US Highway 130 Mortgaged Property, having an allocated loan amount of $67,748,726 or 4.2% of the related Whole Loan amount, an REC associated with prior onsite industrial manufacturing uses was identified, including soil, soil vapor and groundwater contamination at elevated concentrations. Groundwater monitoring is ongoing, and the remedial approach is based on natural attenuation. An Administrative Consent Order issued in April 2025 requires that all remedial actions be completed by October 2029. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $110,000.
●	Concerning the 1601 Brown Road Mortgaged Property, having an allocated loan amount of $28,981,399 or 1.8% of the related Whole Loan amount, an REC was identified in connection with a 20,000-gallon diesel fuel underground storage tank (“UST”) used for fleet fueling. The UST is 19 years old and no compliance testing documentation exists. No releases are
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reported. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $490,000.

●	Concerning the 3466 Shippers Drive Mortgaged Property, having an allocated loan amount of $27,551,148 or 1.7% of the related Whole Loan amount, an REC associated with prior orchard uses was identified, including arsenic and possibly metals in shallow soils. Some soil removal was conducted incidental to current development of the site, including extensive paved areas, but formal abatement testing and documentation was not obtained. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $235,000.
●	Concerning the 8411 Florida Mining Boulevard Mortgaged Property, having an allocated loan amount of $22,658,185 or 1.4% of the related Whole Loan amount, an REC was identified in connection with a two 20,000-gallon diesel fuel UST used for fleet fueling. The UST’s were installed in 2003 and 2007, and no compliance testing documentation exists. No releases are reported. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $550,000.
●	Concerning the 1103 Powderhouse Road SE Mortgaged Property (having an allocated loan amount of $21,679,592 or 1.3% of the related Whole Loan amount), an REC associated with past auto part manufacturing, large quantity chemical use and storage and large quantity hazardous waste generator status was identified, including oil staining that is indicative of an oil release. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $250,000.
●	Concerning the 38401 Amrhein Road Mortgaged Property (having an allocated loan amount of $13,775,574 or 0.9% of the related Whole Loan amount), an REC associated with off-site sourced ground water contamination was identified, as evidenced by elevated levels of chlorinated solvents. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $227,000.
●	Concerning the 1935 Blue Hills Drive Mortgaged Property, having an allocated loan amount of $10,990,349 or 0.7% of the related Whole Loan amount, an REC associated with the site’s prior use for electronic component manufacturing was identified, including potential subsurface contamination from various chlorinated solvents and wastewater treatment sludges. In addition, the former facility was listed on the PFAS Industries database for the potential use of PFAS in connection with such use. No releases were reported. The former building with such uses was razed in 2012 and the area is grass-covered. Groundwater is not used on-site. An environmental consultant concluded that no further action was required given the depth of groundwater at 60 feet and distance of the
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current building from the former buildings. An opinion of probable cost was not required.

●	Concerning the 5300 International Drive Mortgaged Property, having an allocated loan amount of $9,507,404 or 0.6% of the related Whole Loan amount, an REC was identified in connection with a 30,000-gallon diesel fuel UST used for fleet fueling. The State of Wisconsin Department of Natural Resources performed a UST inspection in 2024 and extended operating permits to May 28, 2026. While no releases have been identified, there has been no subsurface investigation. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $550,000.
●	Concerning the 2300 Westmoreland Street Mortgaged Property, having an allocated loan amount of $4,892,964 or 0.3% of the related Whole Loan amount, a controlled recognized environmental condition (“CREC”) associated with the site’s prior use as a municipal solid waste and debris landfill was identified. The adjoining property that was also included in the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the mortgaged property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities.
●	In lieu of obtaining a Phase II ESA where otherwise recommended above, borrowers obtained a $5,000,000 pollution legal liability-type environmental insurance policy with $5,000,000 sublimit per claim from Allied World Assurance Company (U.S.), Inc. with a current term expiring on May 8, 2031 (the loan matures on May 11, 2031). The borrowers are required under the related loan agreement to maintain pollution legal liability insurance, by renewal, extension or replacement, with the same coverages, terms, conditions and endorsements as the policy in effect on the origination date, for a period continuing through the date that is three years following the loan’s maturity date. In the event the limits which are in place as of the origination date are eroded by 50% or more due to claims, the mortgage loan documents further require that the borrowers reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date, to the extent commercially available. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Properties and, even in the case of a covered risk, the coverage under any such policy may be insufficient.
●	With respect to the 499 Forbes Mortgage Loan (6.4%), the related ESA identified a controlled recognized environmental condition (“CREC”) at the Mortgaged Property arising from residual petroleum constituents remaining in soil and/or groundwater at concentrations exceeding levels permitting unrestricted use. The related ESA indicates that, although the Mortgaged Property remains suitable for continued commercial and industrial use under the existing exposure assumptions, any
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change in land use or subsurface conditions may warrant additional evaluation. Based on the foregoing, the related ESA classified the condition as a CREC. However, the ESA did not recommend any additional investigation.

●	With respect to The Arc Mortgage Loan (5.0%), the related ESA identified a CREC related to multiple underground storage tanks and aboveground storage tanks (the “Arc Storage Tanks”) used for petroleum products stemming from former uses as a battery and auto repair facility and as a gas station. The Arc Storage Tanks were previously present on the Mortgaged Property but were removed as part of remedial activities stemming from the redevelopment of the Mortgaged Property. In addition, ground water contamination was identified at the Mortgaged Property, along with contamination from an adjacent dry cleaning facility, which included per- and polyfluoroalkyl substances (“PFAS”), including perfluorooctanoic acid (“PFOA”) and perfluorooctanesulfonic acid (“PFOS”), though the ESA firm ultimately did not consider it a source of PFAS contamination. In order to manage onsite groundwater contamination, institutional control measures have been implemented for the Mortgaged Property, which include a site management plan, monitoring plan, institutional control/economic control (IC/EC) plan and groundwater use restrictions.
●	With respect to the Broadacres Office Park Mortgage Loan (4.1%), the related ESA identified a CREC relating to the location of a portion of the Mortgaged Property in a Classification Exception Area (“CEA”) that also covers the north and southeast adjoining properties. Four groundwater monitoring wells have been installed at the Mortgaged Property to assess the level of trichloroethylene (“TCE”) across the Mortgaged Property. According to the licensed site remediation professional responsible for remediating the related case, the next biennial groundwater monitoring is scheduled to be conducted in September 2026, and the TCE levels are below the New Jersey Department of Environmental Protection threshold that would trigger a vapor intrusion investigation. The ESA recommended continued compliance with CEA provisions and continued access for groundwater monitoring on the Mortgaged Property.
●	With respect to the Rosemead Place Mortgage Loan (3.9%), the Phase I environmental site assessment required in connection with loan origination identified an REC associated with prior dry-cleaning operations at the Mortgaged Property during the 1985-2003 time period. A subsurface investigation performed at the time the facility closed identified volatile organic compounds (VOC’s) in soil. Groundwater was not sampled based on depths greater than 65 feet. A release was reported to the State Water Control Board (SWQCB) and the current status is “Open-Inactive” as of October 2014, indicating that the responsible party has ceased supplying the SWQCB with updated documentation for investigative or remedial efforts. In July 2021, another Phase II subsurface investigation was conducted, including sampling of both soil and soil gas. No VOC’s were detected at elevated concentrations in soil, however perchloroethylene (PCE) was detected in 12 locations in excess of residential screening criteria and in 6 locations in excess of commercial / industrial screening criteria. None of the sub-slab samples contained concentrations above commercial / industrial screening criteria. Based on the open case and the known residual contamination exceeding residential use criteria, the former dry-cleaning operations are considered an REC. Based on depth-to-groundwater and associated minimal vertical migration of chemicals and current commercial property uses, no further investigation was recommended. If
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the property use were to change to more sensitive uses such as residential or child care, for example, additional investigation could be warranted.

●	With respect to the Broadway Place Mortgage Loan (3.7%), the Phase I environmental site assessment required in connection with loan origination identified a REC associated with past tenant use or storage of chlorinated volatile organic compounds (CVOC’s) at the Mortgaged Property since the 1950’s. The REC characterization is supported by a lack of historical subsurface investigation data and the possibility for contaminant releases and vapor encroachment. The site is largely covered by buildings or pavement and the site is served by public water, mitigating soil and groundwater contamination risks. In lieu of a Phase II investigation, the lender obtained a Premises Environmental Liability-type environmental insurance policy for the Mortgaged Property issued by Great American Insurance Group with total limits of $10,000,000 per occurrence and $10,000,000 in the aggregate, subject to a $25,000 deductible, with an 8-year policy term ending June 1, 2034. The loan matures June 11, 2031. The environmental consultant provided lender with opinions of probable cost related to future remediation concluding, to a 90% confidence interval, that remediation would not exceed an upper range estimate of $1,400,000. Great American Insurance Group is rated S&P “A+”. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Property and, even in the case of a covered risk, that coverage under any such policy will be sufficient.
●	With respect to the West Valley Corporate Center Mortgage Loan (3.9%), the related ESA identified a certain REC in connection with the presence of a 1,000-gallon diesel UST installed in 1991 which supplies the diesel-fueled emergency generator and diesel-fueled fire pumps. The environmental consultant provided an opinion of probable maximum cost estimate related to such conditions of $367,840. At origination, the related borrower obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A:XV” by A.M. Best) which names the lender as the named insured and that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past loan maturity), with a $25,000 deductible. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Property and, even in the case of a covered risk, that coverage under any such policy will be sufficient.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), the related ESAs identified certain CRECs in connection with residual groundwater, soil and/or soil vapor impacts at (i) The Arches Mortgaged Property including, among other things, volatile organic compounds, semi-volatile organic compounds, pesticides and metals, resulting from historical industrial operations at such Mortgaged Property and (ii) the 276 Grand Concourse Mortgaged Property including, among other things, volatile organic compounds, semi-volatile organic compounds and metals, resulting from historical operations including a gasoline filling station, welding business, line painter business and certain auto service facilities at such Mortgaged Property, which in each instance are required to be managed in-place pursuant to certain engineering and institutional controls.
●	With respect to the Danville Industrial Mortgage Loan (0.9%), the related ESA identified the following RECs with respect to the related Mortgaged Property: (A) a prior owner’s operation of such Mortgaged Property as well as an adjoining property including fabrication, assembly, and specialized manufacturing processes
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involving parts cleaning with solvents, petroleum naphtha, and waste compound cleaning liquid; welding; painting; repair; and machine shop activities (such operations utilized materials and generated wastes that are commonly associated with volatile organic compounds (VOCs), semi-volatile organic compounds (SVOCs), and metals); (B) former aboveground storage tanks (ASTs) and/or underground storage tanks (USTs) were reported; (C) a former hazardous waste storage building where hazardous wastes generated during operations were reportedly stored, including spent solvents, paint-related wastes, blasting media, used oil, and universal wastes (e.g., fluorescent light ballasts and bulbs potentially containing PCBs or mercury); (D) based on the duration and nature of historical industrial operations (approximately 36 years), likelihood of additional USTs; (E) a LUST incident, plotted on the western adjoining property identified in 1992 impacting the northern portion of the Mortgaged Property during the removal of a 1,000-gallon gasoline UST and a 1,000-gallon diesel UST which resulted in subsequent soil and groundwater investigations detecting benzene in groundwater, prompting remedial action and although closure was granted, the methods utilized at that time would not satisfy current regulatory criteria for closure. The environmental consultant provided an opinion of probable maximum cost estimate related to such conditions of $231,000. At origination, the related borrower obtained environmental insurance with Beazley Excess and Surplus Insurance, Inc. (rated “A:XV” by A.M. Best) which names the lender as the named insured and that provides a $1,000,000 policy limit per incident and in the aggregate for an eight year term (three years past loan maturity), with a $25,000 deductible. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Property and, even in the case of a covered risk, that coverage under any such policy will be sufficient.

See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Marriott Tampa Westshore Mortgage Loan (4.0%), the loan documents require an upfront PIP reserve in the amount of $4,414,900 in connection with existing PIP work which includes renovations of the guest rooms, public spaces, food and beverage outlets, meeting spaces, recreational facilities, and exterior improvements. The PIP work has a total estimated cost of approximately $4.4 million and is required to be completed by May 2027.
●	With respect to the West Valley Corporate Center Mortgage Loan (3.9%), at origination escrows were established for outstanding costs to complete the expansion space for the largest tenant of $10,305,177, plus gap rent and free rent of $1,723,917 and a TI/LC allowance of $15,744,092, a portion of which applies to such tenant.
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●	With respect to the Hazleton Hotel Portfolio Mortgage Loan (3.2%), at origination an escrow was established for a $3.8 million PIP reserve for the Hazleton Hotel Portfolio - Hampton Inn Hazleton Mortgaged Property (1.4%) to address guest rooms, guest room baths, exterior and public spaces, the scope of which was prepared by Hilton in February 2026, for which the high range cost to complete is estimated at $3,609,915.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 9 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

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Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	28 of the Mortgage Loans (95.6%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	3 of the Mortgage Loans (2.5%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	1 of the Mortgage Loans (1.3%) was originated in connection with the borrower’s acquisition of the related Mortgaged Property and refinancing of a previous mortgage loan.
●	1 of the Mortgage Loans (0.6%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the Broadacres Office Park Mortgage Loan (4.1%), the Mortgage Loan refinanced a prior mortgage loan secured by the Mortgaged Property and a related mezzanine loan, each of which matured May 5, 2026. The borrowers negotiated a short term extension of such loans to June 4, 2026, at which point the prior loans were refinanced in full by the current Mortgage Loan.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Marriott Tampa Westshore, Broadway Place, West Memorial Place, The Lofts on Fountain and Holiday Inn Express Harrisburg East Hershey Mortgage Loans (collectively, 12.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate
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projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Marriott Tampa Westshore Mortgage Loan (4.0%), the non-recourse carveout guarantor, CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including eight COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu; and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the Broadway Place Mortgage Loan (3.7%), the loan sponsor, DivcoWest, or its affiliates have been involved in other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings, deeds-in-lieu of foreclosure or discounted pay-offs.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	88 Mortgaged Properties (15.0%) are leased entirely (or substantially in its entirety) to a single tenant.
●	3 Mortgaged Properties (5.6%) are each leased to multiple tenants; however, one such tenant occupies 50% or more of the commercial NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance

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of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Mountain Industrial Portfolio	7.7%	No	Various(1)	5/11/2031
(1)	See Annex A-1

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to the Broadacres Office Park Mortgage Loan (4.1%), the largest tenant, Partnership For Children of Essex, which leases 7.9% of the net rentable area at the related Mortgaged Property, has the right to terminate its lease in the event that the State of New Jersey fails to allocate sufficient funds in its annual budget for the tenant's rent due under its lease for the next subsequent year.
●	With respect to the Broadway Place Mortgage Loan (3.7%), (i) Route App Inc., the second largest tenant at the Mortgaged Property, has the one-time right to terminate its lease as of September 30, 2028 with 12 months’ prior notice, subject to a termination fee equal to the unamortized cost of the monthly rent and the tenant’s pro rata share of operating expenses abated during the second and third months of the lease term, all brokerage commissions paid by the landlord associated with the lease, and the landlord’s total out-of-pocket contribution towards the landlord work under the lease, together with interest on such amounts calculated using a 7.00% interest rate, and (ii) Epidemic Sound US Inc., the fifth largest tenant at the Mortgaged Property, has the one-time right to terminate its lease as of March 31, 2028 with notice at any time on or before June 30, 2027, subject to the payment of a $399,041 termination fee.
●	With respect to the West Valley Corporate Center Mortgage Loan (3.9%), the fourth largest tenant, Omron Management Center of America, has a one-time termination right to terminate its lease upon notice given between September 1, 2027 to November 20, 2027, which if exercised would be effective as of November 30, 2028. Upon termination the tenant is required to pay a termination fee in the amount of 4 months of basic rent and unamortized leasing costs.
●	With respect to the 10 West End Mortgage Loan (3.6%), the fourth largest tenant, Two Harbors Investment Corp., which leases 10.1% of the net rentable area at the related Mortgaged Property, has the option to terminate its lease effective June 30, 2029 upon not less than one year’s notice and payment of a termination fee.
●	With respect to the Swedesford Crossing Mortgage Loan (1.5%), Affiliated Independent Distributors, Inc., the largest tenant at the 500 E. Swedesford Road Mortgaged Property, occupying 98.4% of the net rentable area at such Mortgaged Property and 54.6% of the total net rentable area at the related portfolio of Mortgaged Properties, has a one-time option to terminate its lease starting on April 30, 2033.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With

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respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), specifically the 590 Northport Parkway Mortgaged Property, having an allocated loan amount of $3,100,968 or 3.4% of the related Whole Loan amount, Shaw Industries, Inc., the sole tenant and third largest tenant of the related portfolio of Mortgaged Properties, has free rent of $825,067, which was reserved for at origination.
●	With respect to the 499 Forbes Mortgage Loan (6.4%), the sole tenant at the Mortgaged Property, Neuralink, has executed its lease and taken possession of its space, but has not yet received a permanent certificate of occupancy or begun paying rent.
●	With respect to the 499 Forbes Mortgage Loan (6.4%), the sole tenant at the Mortgaged Property, Neuralink, whose lease term commenced in August 2025, has free rent for the first 12 months of its lease term, followed by a six-month period for which the tenant has prepaid the monthly rent payments, which was reserved for by the borrower at origination in the amount of $6,805,045.36 into a free rent reserve.
●	With respect to the 333 North Bedford Road Mortgage Loan (6.3%), K1 Speed, Inc., the largest tenant at the 333 North Bedford Road Mortgaged Property, subleases approximately (i) 7,970 square feet of its leased space to ROAM Further Athletics, pursuant to a sublease with a term ending in March 2031, and (ii) 750 square feet of its leased space to Sparklicious Mt. Kisco, pursuant to a sublease with a term ending in April 2029. Both subtenants pay rent directly to K1 Speed, Inc., which income is not included in the underwritten rent.
●	With respect to the Broadacres Office Park Mortgage Loan (4.1%), the third largest tenant, Dewberry Engineers Inc., which leases 6.3% of the net rentable area at the related Mortgaged Property, has free rent in March 2027 and March 2028, which was reserved for at origination.
●	With respect to the West Valley Corporate Center Mortgage Loan (3.9%), the largest tenant, NLACRC, is expanding its leased space and extending its lease term for its entire 166,867 SF to February 29, 2040. The tenant is in occupancy of its
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existing space. The expected lease commencement date of the expansion space (54,725 SF) is March 2027. The landlord is required to complete construction of the expansion space and renovation of the existing space at a budgeted cost of $10,305,177, which has been fully reserved by the lender together with outstanding leasing commissions of $524,772 and gap rent and free rent of $1,248,346. In connection with the lease extension and space expansion, the landlord is also providing a TI allowance of $4,839,143, which amount has been fully reserved by the lender.

●	With respect to the Broadway Place Mortgage Loan (3.7%), (i) Route App Inc., the second largest tenant at the Mortgaged Property, is currently subleasing the entirety of its space to Club Kuma, Inc. through October 2027 at an annual rental rate of $63.65 PSF, subject to annual rent steps, (ii) TigerConnect, the third largest tenant at the Mortgaged Property, is subleasing the entirety of its space to KMT through February 2031, which is currently finishing out the space with an expected August 1, 2026 occupancy, at an annual rental rate of $61.80 PSF, subject to annual rent steps, after which KMT will succeed TigerConnect as tenant under the lease through February 2033, starting at an annual rental rate of $78.00 PSF, subject to annual rent steps, and (iii) Epidemic Sound US Inc., the fifth largest tenant at the Mortgaged Property, is subleasing the entirety of its space to Titan Content, Inc. and Bell Partners AB through May 2027 at an annual rental rate of $55.17 PSF, subject to annual rent steps.
●	With respect to the 10 West End Mortgage Loan (3.6%), the second largest tenant, Kemps, LLC, which leases 10.1% of the net rentable area at the related Mortgaged Property, has free rent of $210,924 from August 2026 through January 2027, which was reserved for at origination. The third largest tenant, Radisson Hospitality, Inc., which leases 10.1% of the net rentable area, subleases all of its space to HMA Group Holdings, LLC, with rent and lease term in line with those of the prime lease.
●	With respect to the West Memorial Place Mortgage Loan (2.6%), Petroleum Geo-Services, Inc. (“PGS”) (i) has subleased 28,718 of its 125,033 square feet (the “PGS Space”) of leased space to nVent, which comprises approximately 4.0% of the net rentable area, pursuant to a sublease that is co-terminous with the prime lease, and (ii) is currently dark with respect to the remaining 96,315 square feet (approximately 13.5% of the net rentable area), which is underwritten as vacant, but is expected to continue to pay rent through the lease term. We cannot assure you that PGS will continue to pay rent and honor the remainder of its lease term as expected or at all. On each monthly payment date through and including the payment date occurring in December 2027, the borrower is required to make a deposit equal to $2.54 multiplied by the square footage attributable to the space demised to PGS, as reduced from time to time by the square footage of any replacement lease for any portion of the PGS Space, resulting in an initial deposit of approximately $317,584, for tenant improvements and leasing commissions outstanding associated with any replacement lease for all or a portion of the PGS Space.
●	With respect to the Swedesford Crossing Mortgage Loan (1.5%), one of the units at the 500 E. Swedesford Road Mortgaged Property, totaling 4.1% of the net rentable area at the Mortgaged Property, is currently subleased by Affiliated Independent Distributors, Inc. (which leases 98.4% of the net rentable area at the Mortgaged Property) to Whitney Bailey Cox & Magnani, LLC. The sublease was entered into in 2021 and expires in November 2026.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mountain Industrial Portfolio, 499 Forbes, Broadacres Office Park, One Washington, Hazleton Hotel Portfolio, Haven Leased Fee Portfolio, Five Mile Shopping Center, Swedesford Crossing and Laredo Industrial Mortgaged Properties (collectively, 32.0%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 and certain other Mortgage Loans, we note the following:

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), the Mortgage Loan is comprised of 90 constituent properties located in 27 states. Various individual properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related properties, as follows: (i) with respect to the 6735 Trippel Road Mortgaged Property, having an allocated loan amount of $29,207,228 or 1.8% of the Whole Loan amount, Amazon.com Services, LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (ii) with respect to the 1151 South Graham Road Mortgaged Property, having an allocated loan amount of $68,275,660 or 4.2% of the Whole Loan balance, Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (iii) with respect to the 5440 Haggerty Lane Mortgaged Property, having an allocated loan amount of $22,582,909 or 1.4% of the Whole Loan amount, Toyota Tsusho America, Inc. has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (iv) with respect to the 1509 Leestown Road Mortgaged Property, having an allocated loan amount of $29,131,952 or 1.8% of the Whole Loan amount; Jim Beam Brands Co. has purchase rights for the individual property if the landlord elects to sell such property in connection with an unsolicited purchase offer; (v) with respect to the 1414 South Council Road Mortgaged Property, having an allocated loan amount of $28,040,445 or 1.7% of the Whole Loan amount, Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (vi) with respect to the 101 North Campus Drive Mortgaged Property, having an allocated loan amount of $16,560,800 or 1.0% of the Whole Loan amount, General
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Electric Company has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (vii) with respect to the 900 Hutchinson Place Mortgaged Property, having an allocated loan amount of $22,650,657 or 1.4% of the Whole Loan amount, CBOCS Distribution, Inc. has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (viii) with respect to the 2000 Luna Road Mortgaged Property, having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount, Carrier Enterprises, LLC has purchase rights for the individual property if the landlord elects to sell such property to any third party, additionally, the purchase rights are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure.

●	With respect to the 499 Forbes Mortgage Loan (6.4%), before marketing the premises (the “Premises”) occupied by the sole tenant (the “Tenant”) for sale, and/or upon receiving an unsolicited offer that triggers a decision by the borrower, as the landlord, to sell or market the Premises for sale, the borrower is required to provide the Tenant with a notice (“First Negotiation Notice”) of the borrower's intent to sell the Premises, and, for a period of 10 business days following delivery of the First Negotiation Notice to Tenant (the “Negotiation Period”), the Tenant has a first right (the “Right”) to negotiate with the borrower for the purchase of the Premises. Pursuant to a subordination, non-disturbance and attornment agreement between the lender and the Tenant, such Right is fully subordinated to the Mortgage Loan and has been waived in connection with any acquisition by the lender of title to the Mortgaged Property by foreclosure, deed in lieu thereof or otherwise, or any subsequent sale by the lender or its designee, but will continue in full force and effect after such transfers.
●	With respect to the Broadacres Office Park Mortgage Loan (4.1%), the borrowers ground leased an approximately 27,000 square foot parcel of land leased to Brookdale Shoprite Inc. (“Shoprite”), which operates a supermarket on an adjacent parcel of land and uses the land leased to it by the borrowers for a 14,000 square foot expansion of its supermarket and additional parking. Shoprite has the right at any time from and after the 10th anniversary of the commencement date (the date on which Shoprite received the approval to construct its expansion located on the Mortgaged Property) to require that the borrower subdivide its premises from the rest of the Mortgaged Property, provided certain conditions are satisfied. To the extent its leased premises is legally subdivided as described in its lease, Shoprite has the following rights: (i) a purchase option in relation to its leased premises (not exercisable until after year 37 of its lease term which commenced in 2017) and (ii) a right of first offer. The right of first offer is only triggered upon a potential sale of the leased premises separate and apart from any other portion of the Mortgaged Property and is not applicable in the case of the exercise of remedies by the lender.
●	With respect to the One Washington Mortgage Loan (3.2%), WinnResidential, the largest tenant at the Mortgaged Property has a ROFO to purchase the Mortgaged Property if the borrower intends to market the Mortgaged Property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to a foreclosure or deed in lieu thereof.
●	With respect to the Hazleton Hotel Portfolio Mortgage Loan (3.2%), with respect to each of the Hazleton Hotel Portfolio – Fairfield Inn Hazleton Mortgaged Property (0.9%) and the Hazleton Hotel Portfolio – Residence Inn Hazleton Mortgaged Property (0.9%) the related franchisor, Marriott International, Inc., has a right of
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first refusal to acquire the related Mortgaged Property if there is a transfer of the hotel or a controlling direct or indirect interest in the related Mortgagor to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least (i) 10 luxury hotels; (ii) 20 full service hotels; or (iii) 50 limited-service hotels). The right of first refusal is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee.

●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), the ground tenant at each of the related Mortgaged Properties has a right to purchase the fee interest in its applicable Mortgaged Property in accordance with a schedule of dates set forth in the related ground leases for a purchase price determined in accordance with such ground leases. Each purchase option is exercisable after the maturity date of the Mortgage Loan (with the first such purchase option exercisable in 2061) except that the ground tenant at The Arches Mortgaged Property has the right to purchase the fee interest in such Mortgaged Property in the event of a termination of the ground lease or dispossession of the ground tenant by summary proceedings following a default under the ground lease (the “Arches Default Purchase Option”) for an amount equal to 150% of the sum of (i) an “Inflation-Adjusted Purchase Price” equal to a base amount of $107,388,508.48 (the “Arches Base Amount”), adjusted in accordance with a formula set forth in the related ground lease depending on the date when the Arches Default Purchase Option is exercised (which, in no event, may be less than the Arches Base Amount), and (ii) any remaining base rent through the next applicable purchase option date (in each instance as calculated in accordance with the ground lease). In addition, the ground tenant at The Arches Mortgaged Property has a right of first offer to purchase the fee interest in such Mortgaged Property in the event of a proposed transfer of such interest. The right of first offer will become null and void and of no further force and effect from and after (i) the conveyance of the fee estate by the related borrower to a third party in compliance with the requirements of the ground lease or (ii) the acquisition of the title to the fee estate by the lender.
●	With respect to the Swedesford Crossing Mortgage Loan (1.5%), the largest tenant of the 500 E. Swedesford Road Mortgaged Property, Affiliated Independent Distributors, Inc., has the right to purchase such Mortgaged Property during a six-month window beginning May 1, 2027 and ending November 1, 2027. The purchase price for such purchase is equal to (i) the net operating income for such Mortgaged Property as of the date of the notice of purchase (grossed up to reflect 95% occupancy of the building based on the then average base rent for the remainder of the building), divided by (ii) 0.85. The tenant is entitled to a credit against such purchase price in the amount of $50 per rentable square feet of any then unleased space at the building (not to exceed 95% of the rentable square footage of the building). The borrower has the right to obtain a partial release of the 500 E. Swedesford Road Mortgaged Property in connection with the exercise of the purchase option, provided that there is a defeasance or (if prior to the expiration of the defeasance lockout period) prepayment of the release amount of $11,695,500, which is equal to 115% of the allocated loan amount of such Mortgaged Property, and other conditions in the Mortgage Loan documents are satisfied. See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions.” A transfer of the Mortgaged Property pursuant to such purchase option would not be a permitted transfer under the Mortgage Loan
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documents unless a defeasance or prepayment of the release amount is effected in accordance with the Mortgage Loan documents.

●	Additionally, with respect to the Swedesford Crossing Mortgage Loan (1.5%) and the 500 E. Swedesford Road Mortgaged Property, Affiliated Independent Distributors, Inc. has entered into a subordination, non-disturbance and attornment agreement (the “Swedesford SNDA”) pursuant to which it has agreed that it will provide the lender at least 30 days’ notice of exercise of the purchase option, and has acknowledged that the landlord (i.e. the borrower) must comply with certain obligations in the Mortgage Loan documents in order to release the lien of the mortgage in connection with the purchase option. The Swedesford SNDA also provides that such acknowledgement does not release the borrower from its obligations in regard to the purchase option or from any claims or actions by the tenant arising from the failure of the borrower to sell the Mortgaged Property to the tenant pursuant to the purchase option. In addition, if the issuing entity were to take title to the Mortgaged Property prior to the expiration of the exercise period of the purchase option, the Mortgaged Property would remain subject to the purchase option.
●	With respect to the Laredo Industrial Mortgage Loan (0.9%), if the related borrower intends to solicit offers, or to accept an unsolicited offer, to purchase its fee interest in the building comprising the Mortgaged Property, the borrower is required to give notice to CS Cargo USA, the largest tenant at the Mortgaged Property (“CS Cargo”), setting forth the terms upon which the borrower is willing to sell or convey such building at a price to be identified by the borrower in such notice (the “Landlord Sale Notice”), and CS Cargo has 60 days after the receipt of the Landlord Sale Notice to elect to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement between the lender and CS Cargo, such right of first offer is fully subordinated to the Mortgage Loan and does not apply to acquisition by the lender of title to the Mortgaged Property by foreclosure, deed in lieu thereof or otherwise, or any subsequent sale by the lender or its designee, but will continue in full force and effect after such transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. For example:

●	With respect to the 333 North Bedford Road Mortgage Loan (6.3%), James A. Diamond and William E. Diamond, the non-recourse carveout guarantors, have a majority ownership interest in Safe Haven Partners, LLC, the fourth largest tenant at the Mortgaged Property.
●	With respect to the Inwood Living Mortgage Loan (5.1%), a portion of the related Mortgaged Property is leased under a master lease between the borrower, as landlord and the non-recourse carveout-guarantors, as tenants (the “Inwood Living Master Lease”), for 10 years through 2036, subject to earlier termination as
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described below. The Inwood Living Master Lease covers 20 total units: 15 market rate units that comprise all of floors 15-17 at the Mortgaged Property and five affordable units. The Inwood Living Master Lease provides for annual rent of $853,000, payable in monthly installments of $71,083. Once the Inwood Living Mortgaged Property has satisfied certain conditions to the reasonable satisfaction of the lender, including monthly gross residential income of at least $880,000, 95% occupancy of the residential portion of the improvements, and no event of default or cash sweep event period has occurred and is continuing, the lender will be required to consent to a termination of the Inwood Living Master Lease. As of the origination date, all of the 20 units subject to the Master Lease were vacant, however six of such units, all of which are market rate units, have signed leases with expected move-in dates in August through October of 2026. Rents from such six units was underwritten.

●	In addition, with respect to the Inwood Living Mortgage Loan (5.1%), the related Mortgaged Property contains 42 parking spaces, which have been master leased to the non-recourse carveout guarantors for $126,000 annually ($250 per space) under a 10-year lease that runs through 2036 (the “Inwood Living Parking Lease”), subject to earlier termination as described below. Once the lender has received reasonably acceptable evidence that the parking income generated by leases with unaffiliated third-party tenants is at least $126,000 (on a projected annual basis), provided that no event of default has occurred and is occurring, the lender will be required to consent to a termination of the Inwood Living Parking Lease. As of the origination date, none of the 42 parking spaces was leased to a third party. Rent from the Inwood Living Parking Lease was underwritten.
●	With respect to the Inwood Living Mortgage Loan (5.1%), the U/W NCF DSCR is 1.32x and the U/W NOI Debt Yield is 7.7%. Excluding the income from the six vacant but leased units, and the Inwood Living Parking Lease, the U/W NCF DSCR would be 1.26x and the U/W NOI Debt Yield would be 7.4%.
●	With respect to the Broadacres Office Park Mortgage Loan (4.1%), the second largest tenant at the Mortgaged Property, NuRD LLC, which leases 6.3% of the net rentable area, is an affiliate of one of the non-recourse carveout guarantors, who also is an owner of 35% of the equity in the borrower. In addition, the borrower is operating a 4,269 square foot space (1.1% of the net rentable area) as a co-working space, and the affiliated property manager is using one suite, rent free, as a property management office.
●	With respect to the Laredo Industrial Mortgage Loan (0.9%), CS Cargo USA, the largest tenant at the Mortgaged Property, is affiliated with the borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

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●	With respect to The Arc Mortgage Loan (5.0%), the related borrower sponsor or its affiliates own two other multifamily properties next to the Mortgaged Property that may compete with the Mortgaged Property. Such properties constitute additional units in the condominium of which the Mortgaged Property is a part.
●	With respect to the 10 West End Mortgage Loan (3.6%), one of the owners of the borrower owns an office park less than a mile from the Mortgaged Property, and an office campus within four miles of the Mortgaged Property.
●	With respect to the Hazleton Hotel Portfolio Mortgage Loan (3.2%), the appraiser identified a Tru by Hilton recently opened in December 2025 and the same developer currently has a Home2Suites by Hilton under construction on an adjacent site, both of which are expected to fully compete with the subject hotel.
●	With respect to the West Memorial Place Mortgage Loan (2.6%), the related borrower sponsor or its affiliates own other properties in the related market within a five-mile radius that may compete with the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 9 of the Mortgaged Properties (25.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

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●	With respect to the West Memorial Place Mortgage Loan (2.6%), at origination of the Mortgage Loan, the borrower’s existing blanket insurance coverage provided for a named windstorm sublimit of $100,000,000, which is less than the original principal balance of the Mortgage Loan and the total insurable value of the Mortgaged Property. The related Mortgage Loan documents require the borrower to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) 60 days following closing of the Mortgage Loan, (a) deliver or cause to be delivered to lender and its insurance consultant, a blanket portfolio named windstorm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to lender and the rating agencies, each in its sole discretion (any such report, the “PML Report”), and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the probable maximum loss for the 10,000 year return period based on the Portfolio Report or the Standalone Report. The borrower’s failure to comply with the foregoing requirements results in an event of default and until the required named windstorm coverage is obtained, the related Mortgage Loan documents provide for a loss carveout for any amounts incurred after the occurrence of a named windstorm event in excess of any in-place insurance policy sublimit. The current certificates of insurance in place comply with the preceding requirements.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement, or in the case of a condominium, the condominium association or board maintains such insurance.

●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), the Mortgage Loan documents permit the borrowers to rely on the insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”. In addition, in certain cases, use of a Mortgaged Property may be restricted due to affordable housing restrictions. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

Numerous Mortgage Loans have Mortgaged Properties which have legal non-conforming uses or improvements. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Hazleton Hotel Portfolio Mortgage Loan (3.2%), the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as an “Approved Replacement Guarantor” (which definition specifically includes Peaceable Street Capital LLC) satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

A substantial portion of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), various of the individual properties are the subject of payment in lieu of taxes (“PILOT”) or other tax subsidies that were reflected in loan underwriting, as follows: (i)
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3200 Rodeo Court Mortgaged Property, (ii) 6735 Trippel Road Mortgaged Property; (iii) 3150 Highway 42 Mortgaged Property, (iv) 1151 South Graham Road Mortgaged Property, (v) 5440 Haggerty Lane Mortgaged Property and (vi) 3058 Lakemont Blvd Mortgaged Property. The aggregate allocated loan amounts for the six tax-subsidized properties total $231,700,642 or 14.3% of the Whole Loan amount, and the underwritten property tax expense with abatements is approximately $2.1 million. Unabated taxes for the six tax-subsidized properties are estimated to total approximately $2.5 million. The loan documents provide for losses recourse to the borrower and guarantor in the event of any borrower breach or termination of PILOT-related agreements that results in reduction of tax abatement (including lost rental income) up to allocated loan amount for the affected individual property.

●	With respect to the Inwood Living Mortgage Loan (5.1%), the Mortgaged Property benefits from a 35-year 421-a tax abatement, which began in the 2025/2026 tax year and expires in the 2059/2060 tax year. The 421-a tax abatement provides for a 100% tax abatement on the improvements of the Mortgaged Property through the 2049/2050 tax year, and a 25.64% abatement thereafter until expiration in the 2059/2060 tax year. The appraisal estimated 2025/2026 unabated taxes to be $3,265,453, and abated taxes to be $256,647. However, it is anticipated that the abated taxes will be further reduced in connection with the establishment of a condominium regime at the Mortgaged Property as described below.
●	Further, with respect to the Inwood Living Mortgage Loan (5.1%), the Mortgaged Property is comprised of two condominium units; a retail and a residential unit. Both units are owned by the borrowers and constitute collateral for the Inwood Living Whole Loan. The condominium was created because the commercial component of the Inwood Living Property exceeds the 12% allocated maximum amount allowed under the 421-a program and thus the amount that exceeds 12% (a 3.19% excess of non-residential space) would not receive the benefit of the tax abatement; i.e. the Mortgaged Property as a whole would receive a 96.81% tax abatement. It is anticipated that following the creation of the condominium (which took place on June 10, 2026), the residential condominium unit would receive a 100% tax abatement, and the commercial condominium unit would receive a 96.81% tax abatement, resulting in abated real estate taxes for the 2025/2026 tax year of approximately $162,080. The Inwood Living Mortgage Loan was underwritten based on the anticipated abated taxes of $162,080. Although the condominium maps have been approved by the New York City Department of Finance, new tax bills have not yet been issued reflecting the condominium, and we cannot assure you that the abated taxes will be reduced to such amount.
●	With respect to The Arc Mortgage Loan (5.0%), the Mortgaged Property benefits from a 20-year PILOT agreement with the City of New Rochelle that began in the 2022-2023 tax year and ends in December 2043 in connection with the development of the Mortgaged Property. In connection with the PILOT, the Mortgaged Property was leased to the New Rochelle Industrial Development Agency (the “NRIDA”), and the NRIDA leased the Mortgaged Property back to the borrower. The Mortgage is secured by all of the fee and leasehold interests of the borrower and the NRIDA. In addition to the PILOT, the borrower is obligated to pay special district charges, special assessments and other charges including but not limited to fire district charges. The payments under the PILOT increase
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annually according to a schedule set forth in the PILOT agreement. According to the appraisal, for the 2025/2026 tax year, the unabated taxes are estimated to have been $703,371, and the PILOT payment will be $189,726. Real estate taxes were underwritten based on the five-year average PILOT payments over the loan term, as well as current ad valorem taxes and special and direct assessments. In addition, the PILOT payments are secured by a mortgage in favor of the NRIDA; see “—Additional Indebtedness—Other Secured Indebtedness—General” for more information.

●	With respect to The Arc Mortgage Loan (5.0%), the consent of the NRIDA is required to assign the borrower’s rights under the PILOT, which is not to be unreasonably withheld or delayed provided that the transferee is a “Qualified Transferee.” A “Qualified Transferee” means a transferee which has successfully and continuously owned and operated projects of similar size, scope and use to that of the Mortgaged Property for the then preceding 10 years, demonstrated it has net worth sufficient to fund successful ongoing operating and maintenance of the facility, is current on all real estate taxes and PILOT payments owed to New Rochelle, has no outstanding cases or proceedings without a judicially mandated settlement agreement, in New Rochelle Building Court, is current on all federal, state and Westchester County taxes and has filed all required returns, has furnished The NRIDA at least two banking references and will not cause the Mortgaged Property to not qualify as a “project” under the New York State laws that authorized the creation of industrial development agencies generally and the NRIDA specifically. The NRIDA executed a subordination, non-disturbance and attornment agreement that provides that in the event of a foreclosure by the lender or its designee, the foreclosing party will be a qualified transferee for six months. During that time the foreclosing party must either (a) diligently pursue selection of a Leaseback Agreement Assignee, or (b) request approval from the NRIDA as a transferee of the PILOT documents, which may not be unreasonably withheld, conditioned or delayed. A “Leaseback Agreement Assignee” is a successor or assign of the foreclosing party that satisfies the conditions to become a qualified transferee and pays a fee of $2.00 per square foot of the Mortgaged Property. We cannot assure you that the foregoing provisions will not impair or delay the ability of the issuing entity to foreclose on the Mortgaged Property, or that the issuing entity will obtain the benefits of the PILOT post foreclosure.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), certain of the related Mortgaged Properties benefit from tax abatement programs including (i) The Arches Mortgaged Property and the 276 Grand Concourse Mortgaged Property, which are each subject to a 35-year New York 421-a tax abatement through the 2055-2056 tax year (with respect to The Arches Mortgaged Property) and the 2056-2057 tax year (with respect to the 276 Grand Concourse Mortgaged Property), respectively, providing an exemption on taxes attributable to an increase in the assessed value of such Mortgaged Properties from certain qualified improvements (with a 100% exemption on such taxes through the 2045-2046 tax year (with respect to The Arches Mortgaged Property) and the 2046-2047 tax year (with respect to the 276 Grand Concourse Mortgaged Property), respectively, and a 30% exemption thereafter), and (ii) the Illustrator Mortgaged Property, which is subject to a 20-year PILOT program with the City of New Rochelle through the 2043-2044 tax year providing an exemption on taxes at the Mortgaged Property in an amount equal to 70% for the 2025-2026 tax year, 50% for the 2026-2027 tax year through the 2034-2035 tax year and a
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percentage decreasing by 5% for each tax year thereafter. In each instance, such abatements are subject to the satisfaction of conditions including, among other things, certain affordable housing restrictions discussed under “—Mortgage Pool Characteristics—Property Types—Multifamily Properties”. According to the related appraisals, estimated 2026-2027 abated taxes are (i) with respect to The Arches Mortgaged Property, $32,743 versus unabated taxes of $3,728,617, (ii) with respect to the 276 Grand Concourse Mortgaged Property, $44,416 versus unabated taxes of $1,841,706, and (iii) with respect to The Illustrator Mortgaged Property, $187,280 versus unabated taxes of $374,559 (provided that the appraisal based such figures solely on the residential component of the Mortgaged Property given that the commercial tenants reimburse taxes on a triple-net basis). Under the related ground leases, the respective ground tenants are responsible for property tax payments and the lender did not therefore include such taxes in underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

31 Mortgage Loans (95.2%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

2 Mortgage Loans (4.8%) requires monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	31	$1,118,020,000	95.2%
Amortizing Balloon	2	56,268,991	4.8
Total:	33	$1,174,288,991	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	23	$623,025,000	53.1%
Fifth	1	75,000,000	6.4
Sixth	2	118,000,000	10.0
Eleventh	7	358,263,991	30.5
Total:	33	$1,174,288,991	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	12	$629,563,991	53.6%
3	2	83,500,000	7.1
4	10	124,775,000	10.6
5	9	336,450,000	28.7
Total:	33	$1,174,288,991	100.0%

(1) With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), the related Mortgage Loan documents provide for a grace period of 3 business days after notice once in any rolling 24 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable

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Componentized Mortgage Loan) may increase over time, which may have an adverse effect on the borrower’s ability to make payments under the applicable Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

As of the Closing Date, there will be no ARD Loans included in the Trust and consequently there will be no Excess Interest payable on the Class V certificates.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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With respect to certain Mortgage Loans, the borrower guarantors or sponsors provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. See “—Affiliated Leases” herein. Such a payment guaranty or other credit support may increase the risk of consolidation of the related borrower with the related borrower sponsor.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event or in order to maintain a required Debt Service Coverage Ratio or Loan-to-Value Ratio.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan or allocated loan amount of the related Mortgaged Property), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
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●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

A.	With respect to 25 Mortgage Loans (67.2%), each such Mortgage Loan:
i.	during a specified period of time (each, a “Lock-out Period”), prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), permits the related borrower to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”), that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtain the release of the related Mortgaged Property from the lien of the related mortgage; and
iii.	thereafter, permits free prepayment of such Mortgage Loan.
B.	With respect to 5 Mortgage Loans (17.9%), each such Mortgage Loan:
i.	during a Lock-out Period, prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter, permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium; and
iii.	thereafter, permits free prepayment of such Mortgage Loan.
C.	With respect to 1 Mortgage Loan (7.7%), such Mortgage Loan:
i.	during a Lock-out Period, prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter, permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium (equal to 1% of the prepaid amount);
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iii.	for a specified period of time thereafter, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium (equal to 1% of the prepaid amount); and
iv.	thereafter, permits free prepayment of such Mortgage Loan.
D.	With respect to 1 Mortgage Loan (3.7%), such Mortgage Loan:
i.	during a Lock-out Period, prohibits voluntary principal prepayments;
ii.	for a specified period of time thereafter, permits the related borrower to make a voluntary principal prepayment upon the payment of a Prepayment Premium;
iii.	for a specified period of time thereafter, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of a Prepayment Premium; and
iv.	thereafter, permits free prepayment of such Mortgage Loan.
E.	With respect to 1 Mortgage Loan (3.6%), such Mortgage Loan:
i.	has no lockout period, and for a specified period of time, permits the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium; and
ii.	thereafter, permits free prepayment of such Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	9	26.1%
5	2	4.5
6	3	9.9
7	19	59.6
Total	33	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of

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the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders and the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 27 of the Mortgage Loans (78.5%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

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Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), on or after the payment date in May 2028, the borrowers have the right to obtain the release of any of the related Mortgaged Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the
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Mountain Industrial Portfolio Whole Loan (plus interest and any other amounts that may be due) and (b) an amount equal to the allocated loan amount for such Mortgaged Property multiplied by (1) one hundred five percent (105%) until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, one hundred ten percent (110%) together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including (i) the post-release debt yield’s being not less than the greater of 7.55% and the pre-release debt yield and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the related Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s -length third party transfer or the exercise by a tenant of a purchase option, the borrowers may nevertheless obtain the release of the related Mortgaged Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee. In addition, on or after the payment date in May 2028, the borrowers have the right to obtain the release of any of the related Mortgaged Properties in order to cure a default related to such Mortgaged Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Mortgaged Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Mortgaged Property other than the Mortgaged Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the related Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the preceding paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

●	With respect to the Southeast MHP Portfolio Mortgage Loan (6.8%), in the event of a casualty to a legal non-conforming Mortgaged Property and the Mortgaged Property cannot be restored so that (A) the Mortgaged Property includes no less than the number of mobile home pads existing as of the origination date, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date and (C) the use of the Mortgaged Property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt
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service coverage ratio that existed immediately prior to the applicable casualty. No prepayment fee or yield maintenance premium is required in connection with such prepayment. Upon such prepayment, the related Mortgaged Property is required to be released to the related borrower.

●	With respect to the Hazleton Hotel Portfolio Mortgage Loan (3.2%), on any payment date after the expiration of the defeasance lockout period, provided no default or event of default has occurred and is continuing, the borrower has the right to obtain the release of up to two individual Hazleton Hotel Portfolio Mortgaged Properties in connection with a bona fide third party sale of such individual Hazleton Hotel Portfolio Mortgaged Property, upon defeasance of a release price equal to 110% of the allocated loan amount of such individual Hazleton Hotel Portfolio Mortgaged Property and satisfaction of the following conditions, among others: (i) after giving effect to such release, following the release the loan to value ratio does not exceed the lesser of 72% or the loan to value ratio of the Hazleton Hotel Portfolio Mortgaged Properties immediately prior to such release; (ii) the debt service coverage ratio of the remaining Hazleton Hotel Portfolio Mortgaged Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.75x, (iii) after giving effect to such release, the debt yield of the remaining Hazleton Hotel Portfolio Mortgaged Properties is not less than the greater of the debt yield immediately preceding the release and 12.4%; (iv) satisfaction of REMIC related conditions; and (v) rating agency confirmation.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (3.2%), on any date on and after the earlier to occur of (i) January 27, 2029 and (ii) the second anniversary of the date on which the last promissory note has been securitized, the Mortgage Loan documents permit the related borrowers to obtain the release of any individual Mortgaged Property provided that, among other conditions, (i) the borrowers defease the Whole Loan in an amount equal to the greater of (x)(a) with respect to The Arches Mortgaged Property, the 276 Grand Concourse Mortgaged Property or the Illustrator Mortgaged Property, 125% of the allocated loan amount for the individual Mortgaged Property to be released or (b) with respect to the Paramus Mortgaged Property, the Corporate Hill IV Mortgaged Property or the 25 Vreeland Mortgaged Property (collectively, the “Haven Office Properties”), 120% of the allocated loan amount for the individual Mortgaged Property to be released or (y) 100% of the net sales proceeds for such Mortgaged Property, (ii) after giving effect to such release, (x) the debt yield will be no less than the greater of (1) 5.8% and (2) the debt yield immediately prior to such release, and (y) the allocated loan amounts with respect to the Haven Office Properties do not exceed 65% of the then-outstanding principal balance of the Mortgage Loan, and (iii) the borrowers satisfy REMIC related conditions.
●	With respect to the Swedesford Crossing Mortgage Loan (1.5%), if Affiliated Independent Distributors, Inc. exercises its purchase option with respect to the 500 E. Swedesford Road Mortgaged Property as described under “Tenant Issues—Purchase Options and Rights of First Refusal”, the borrower may obtain the release of such Mortgaged Property from the lien of the Mortgage Loan if, among other conditions, (i) the Mortgaged Property is conveyed to Affiliated Independent Distributors, Inc., (ii) there has been no event of default, (iii) the borrower defeases (if after the expiration of the defeasance lockout period and prior to the open prepayment date) or prepays (if prior to the expiration of the defeasance lockout period), an amount equal to $11,695,500 (which is equal to 115% of the
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allocated loan amount of such Mortgaged Property), along with any interest shortfall due in connection with such amount and a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, (iv) as of the date of partial release, after giving effect to such release, the loan-to-value ratio with respect to the remaining Mortgaged Property is no greater than the lesser of (a) 63.2% and (b) the loan-to-value ratio with respect to all of the Mortgaged Properties immediately prior to the partial release, (v) as of the date of partial release, after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Property is greater than the greater of (a) 1.58x and (b) the debt service coverage ratio with respect to all of the Mortgaged Properties immediately prior to the partial release, (vi) as of the date of partial release, after giving effect to such release, the debt yield with respect to the remaining Mortgaged Property is greater than the greater of (a) 11.45% and (b) the debt yield with respect to all of the Mortgaged Properties immediately prior to the partial release, and (vii) the borrowers satisfy REMIC related conditions.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or provide a general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

31 of the Mortgage Loans (89.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

29 of the Mortgage Loans (81.8%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

17 of the Mortgage Loans are secured in whole or in part by office, retail, industrial and mixed use properties (85.9%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

18 of the Mortgage Loans (43.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

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In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	14	$527,823,991	44.9%
Springing	13	397,490,000	33.8
Hard/In Place Cash Management	4	191,625,000	16.3
Soft/Springing Cash Management	2	57,350,000	4.9
Total:	33	$1,174,288,991	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay
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directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
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In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations,
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the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor, except as set forth in the table below.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR	Cut-off Date Total Debt Under-written NCF DSCR(1)
The Arc	$59,000,000	5.0%	$5,750,000	NAP	NAP	6.4007722007722%(2)	66.7%	73.2%	1.24x	1.06x

(1)       Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral

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and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

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Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

●	With respect to The Arc Mortgage Loan (5.0%), PILOT payments are secured by a mortgage in the principal amount of $753,000 in favor of the New Rochelle Industrial Development Agency (“The Arc PILOT Mortgage”), reflecting the payment due under the PILOT agreement in the final year of its term. As long as the PILOT payments are timely made by the borrower, no payments are due under The Arc PILOT Mortgage. See “—Real Estate and Other Tax Considerations” for more information on The Arc Mortgage Loan’s PILOT program.

With respect to each of the Mortgaged Properties located in Florida (collectively, 7.2%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. For example:

●	With respect to the West Valley Corporate Center Mortgage Loan (3.9%), the related borrower is permitted to incur subordinate debt in an aggregate amount equal to no greater than $4,500,000 in connection with one or more unsecured loans from the borrower sponsor (for so long as the borrower sponsor is an affiliate of the borrower), the guarantor or any affiliate thereof, in each case
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subordinate to the Mortgage Loan pursuant to a subordination agreement reasonably acceptable to the lender, and in each case which provides that no amounts will be due and payable by the borrower until all amounts due and payable, or which may become due and payable, by the borrower under the Mortgage Loan documents have been paid in full; provided that, if no event of default has occurred and is continuing, such subordinate debt will not prohibit the borrower from repaying such subordinate debt from funds available to the borrower under the cash management provisions of the Mortgage Loan documents.

●	With respect to the Holiday Inn Express Harrisburg East Hershey Mortgage Loan (0.8%), the related Mortgage Loan documents permit the related borrower to obtain a future payment of key money from the related franchisor in an amount not in excess of $295,000 (“Future Key Money Debt”) as an incentive by such franchisor in connection with an extension of the related franchise agreement or a new franchise agreement, in each case entered into in accordance with the terms of the related Mortgage Loan agreement. Such Future Key Money Debt is required to be forgivable and to fully amortize over the term of the related franchise agreement or sooner. There is a carveout under the related Mortgage Loan agreement for any losses as a result of the existence of the Future Key Money Debt.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Mountain Industrial Portfolio, Southeast MHP Portfolio, Glendale Fashion Center, Inwood Living, 10 West End, Haven Leased Fee Portfolio and West Memorial Place (collectively, 35.4%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

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The following terms are used in reference to the Whole Loans:

“BANK5 2026-5YR22 PSA” means the pooling and servicing agreement that governs the servicing of the Southeast MHP Portfolio and West Memorial Place Whole Loans.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MTN 2026-LPFX TSA” means the trust and servicing agreement that governs the servicing of the Mountain Industrial Portfolio Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mountain Industrial Portfolio Mortgage Loan, (ii) the Southeast MHP Portfolio Mortgage Loan, (iii) the Haven Leased Fee

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Portfolio Mortgage Loan, (iv) the West Memorial Place Mortgage Loan and (v) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means the Mountain Industrial Portfolio Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Southeast MHP Portfolio Mortgage Loan, (ii) the Haven Leased Fee Portfolio Mortgage Loan, (iii) the West Memorial Place Mortgage Loan and (iv) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means (i) with respect to the Mountain Industrial Portfolio Mortgage Loan, the MTN 2026-LPFX TSA, (ii) with respect to the Southeast MHP Portfolio and the West Memorial Place Mortgage Loans, the BANK5 2026-5YR22 PSA, (iii) with respect to the Haven Leased Fee Portfolio Mortgage Loan, the WFCM 2026-5C8 PSA, and (iv) with respect to each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there will be no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

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“Serviced Pari Passu Mortgage Loan” means any Mortgage Loan serviced pursuant to the PSA including each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Inwood Living Mortgage Loan will be the only Servicing Shift Mortgage Loan related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Inwood Living Whole Loan will be the only Servicing Shift Whole Loan related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2026-5C8 PSA” means the pooling and servicing agreement that governs the servicing of the Haven Leased Fee Portfolio Whole Loan.

As of the Closing Date, there will be no Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related

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Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder
Mountain Industrial Portfolio	Note A-1-1 and Note A-2-1	Control	$332,760,000	MTN 2026-LPFX
	Note A-1-2 and Note A-2-2	Non-Control	$83,190,000	MTN 2026-LPFX
	Note A-1-3 and Note A-2-3	Non-Control	$83,190,000	MTN 2026-LPFX
	Note A-1-4 and Note A-2-4	Non-Control	$166,380,000	MTN 2026-LPFX
	Note A-1-5 and Note A-2-5	Non-Control	$83,190,000	MTN 2026-LPFX
	Note A-1-6 and Note A-2-6	Non-Control	$83,190,000	MTN 2026-LPFX
	Note A-3-1-1-1-1 and Note A-4-1-1-1-1	Non-Control	$6,000,000	BMO 2026-5C15(1)
	Note A-3-1-1-1-2 and Note A-4-1-1-1-2	Non-Control	$61,000,000	BANK5 2026-5YR23
	Note A-3-1-1-2 and Note A-4-1-1-2	Non-Control	$43,000,000	BANK5 2026-5YR22
	Note A-3-1-2 and Note A-4-1-2	Non-Control	$25,000,000	WFCM 2026-5C9
	Note A-3-2-1 and Note A-4-2-1	Non-Control	$14,500,000	BANK5 2026-5YR23
	Note A-3-2-2 and Note A-4-2-2	Non-Control	$14,500,000	BANK5 2026-5YR22
	Note A-3-2-3 and Note A-4-2-3	Non-Control	$4,750,000	BANK5 2026-5YR22
	Note A-3-3 and Note A-4-3	Non-Control	$33,750,000	BMO 2026-5C15(1)
	Note A-3-4 and Note A-4-4	Non-Control	$67,500,000	Benchmark 2026-V22
	Note A-3-5-1 and Note A-4-5-1	Non-Control	$19,250,000	BANK5 2026-5YR22
	Note A-3-5-2 and Note A-4-5-2	Non-Control	$14,500,000	BANK5 2026-5YR23
	Note A-3-6-1 and Note A-4-6-1	Non-Control	$27,750,000	UBS AG, New York Branch
	Note A-3-6-2 and Note A-4-6-2	Non-Control	$6,000,000	BMO 2026-5C15(1)
	Note B-1-1 and Note B-2-1	Non-Control	$180,240,000	MTN 2026-LPFX
	Note B-1-2 and Note B-2-2	Non-Control	$45,060,000	MTN 2026-LPFX
	Note B-1-3 and Note B-2-3	Non-Control	$45,060,000	MTN 2026-LPFX
	Note B-1-4 and Note B-2-4	Non-Control	$90,120,000	MTN 2026-LPFX
	Note B-1-5 and Note B-2-5	Non-Control	$45,060,000	MTN 2026-LPFX
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Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder
	Note B-1-6 and Note B-2-6	Non-Control	$45,060,000	MTN 2026-LPFX
Southeast MHP Portfolio	Note A-1	Control	$60,000,000	BANK5 2026-5YR22
	Note A-2	Non-Control	$50,000,000	BANK5 2026-5YR23
	Note A-3	Non-Control	$20,000,000	BANK5 2026-5YR22
	Note A-4	Non-Control	$10,000,000	BANK5 2026-5YR23
	Note A-5	Non-Control	$10,000,000	BANK5 2026-5YR23
	Note A-6	Non-Control	$10,000,000	BANK5 2026-5YR23
	Note A-7	Non-Control	$5,000,000	BANK5 2026-5YR22
Glendale Fashion Center	Note A-1	Control	$75,000,000	BANK5 2026-5YR23
	Note A-2	Non-Control	$25,000,000	Bank of America, National Association
Inwood Living	Note A-1	Control	$40,000,000	Morgan Stanley Bank, N.A.
	Note A-2	Non-Control	$30,000,000	BANK5 2026-5YR23
	Note A-3	Non-Control	$20,000,000	BANK5 2026-5YR23
	Note A-4	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
	Note A-5	Non-Control	$10,000,000	BANK5 2026-5YR23
	Note A-6	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
10 West End	Note A-1	Control	$42,000,000	BANK5 2026-5YR23
	Note A-2	Non-Control	$36,000,000	Morgan Stanley Bank, N.A.
Haven Leased Fee Portfolio	Note A-1-1	Control	$40,000,000	WFCM 2026-5C8
	Note A-1-2	Non-Control	$28,000,000	Benchmark 2026-V21
	Note A-1-3	Non-Control	$22,000,000	Benchmark 2026-V21
	Note A-1-4	Non-Control	$15,000,000	BMO 2026-5C14
	Note A-1-5	Non-Control	$7,000,000	Goldman Sachs Bank USA
	Note A-2-1-1	Non-Control	$10,000,000	BANK5 2026-5YR21
	Note A-2-1-2	Non-Control	$10,000,000	BANK5 2026-5YR23
	Note A-2-2	Non-Control	$20,000,000	BANK5 2026-5YR23
	Note A-2-3	Non-Control	$8,000,000	BANK5 2026-5YR23
West Memorial Place	Note A-1	Control	$65,000,000	BANK5 2026-5YR22
	Note A-2	Non-Control	$30,000,000	BANK5 2026-5YR23
	Note A-3-1	Non-Control	$10,000,000	WFCM 2026-5C10(2)
	Note A-3-2	Non-Control	$1,000,000	BANK5 2026-5YR23

(1)	The BMO 2026-5C15 securitization is expected to close on or about June 25, 2026.
(2)	The WFCM 2026-5C10 securitization is expected to close on or about June 29, 2026.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the

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applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and

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continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

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Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless

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such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

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Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

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Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being

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provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan

General

The Mountain Industrial Portfolio Mortgage Loan (7.7%) is part of a split loan structure comprised of 38 senior promissory notes (the “Mountain Industrial Portfolio Senior Notes”) and 12 subordinate promissory notes (the “Mountain Industrial Portfolio Junior Notes” and, together with the Mountain Industrial Portfolio Senior Notes, the “Mountain Industrial Portfolio Notes”), each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties, with an aggregate initial principal balance of $1,620,000,000. Six such senior promissory notes designated Note A-3-1-1-1-2, Note A-4-1-1-1-2, Note A-3-2-1, Note A-4-2-1, Note A-3-5-2, Note A-4-5-2 with an aggregate initial principal balance of $90,000,000 (the “Mountain Industrial Portfolio Mortgage Loan”), will be deposited into this securitization. The Mountain Industrial Portfolio Whole Loan is evidenced by (i) the Mountain Industrial Portfolio Mortgage Loan, (ii) 12 senior promissory notes designated Note A-1-1, Note A-1-2, Note A-1-3, Note A-1-4, Note A-1-5, Note A-1-6, Note A-2-1, Note A-2-2, Note A-2-3, Note A-2-4, Note A-2-5 and Note A-2-6 (the “Mountain Industrial Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $831,900,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the Mountain Industrial Portfolio Standalone Pari Passu Companion Loans, the “Mountain Industrial Portfolio Pari Passu Companion Loans”), which have an aggregate initial principal balance of $247,500,000; and (iv) 12 subordinate promissory notes designated Note B-1-1, Note B-1-2, Note B-1-3, Note B-1-4, Note B-1-5, Note B-1-6, Note B-2-1, Note B-2-2, Note B-2-3, Note B-2-4, Note B-2-5 and Note B-2-6, (the “Mountain Industrial Portfolio Subordinate Companion Loans” or the “Mountain Industrial Portfolio Junior Notes” and, together with the Mountain Industrial Portfolio Standalone Pari Passu Companion Loans, the “Mountain Industrial Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $450,600,000.

The Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B, C and D-1 of the Mountain Industrial Portfolio Whole Loan, with approximate initial balances of $933,242,770, $100,929,102, $94,181,753 and $41,046,376, respectively, and per annum rates equal to 4.99373%, 5.28605%, 5.57805% and 5.86972%, respectively. The Mountain Industrial Portfolio Subordinate Companion Loans evidence Components D-2, E, F and HRR, with initial balances of $25,500,000, $157,400,000, $203,575,000 and $64,125,000, respectively, and per annum rates equal to 5.86972%, 6.35514%, 7.51656% and 9.44116%, respectively. As of the Closing Date, the interest rate of the Mountain Industrial Portfolio Mortgage Loan is 5.096767533% and the weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788%.

The Mountain Industrial Portfolio Mortgage Loan, the Mountain Industrial Portfolio Pari Passu Companion Loans and the Mountain Industrial Portfolio Subordinate Companion Loans are referred to herein collectively as the “Mountain Industrial Portfolio Whole Loan”, and the Mountain Industrial Portfolio Pari Passu Companion Loans and the Mountain Industrial Portfolio Subordinate Companion Loans are referred to herein as the “Mountain Industrial Portfolio Companion Loans”. The Mountain Industrial Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Mountain

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Industrial Portfolio Mortgage Loan. The Mountain Industrial Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Pari Passu Companion Loans. Only the Mountain Industrial Portfolio Mortgage Loan is included in the Issuing Entity. The Mountain Industrial Portfolio Standalone Companion Loans were contributed to a securitization trust (the “MTN 2026-LPFX Securitization”) governed by the MTN 2026-LPFX Trust and Servicing Agreement (the “MTN 2026-LPFX TSA”). The Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the Mountain Industrial Portfolio Whole Loan are subject to a Co-Lender Agreement (the “Mountain Industrial Portfolio Co-Lender Agreement”).

The following summaries describe certain provisions of the Mountain Industrial Portfolio Co-Lender Agreement.

Servicing

The Mountain Industrial Portfolio Whole Loan (including the Mountain Industrial Portfolio Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the MTN 2026-LPFX TSA by Midland Loan Services, a Division of PNC Bank, National Association, as servicer (the “Mountain Industrial Portfolio Servicer”), and, if necessary, BSP Special Servicer, LLC, as special servicer (the “Mountain Industrial Portfolio Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Mountain Industrial Portfolio Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the mortgage file related to the Mountain Industrial Portfolio Whole Loan (other than the promissory notes evidencing the Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans) pursuant to the terms of the MTN 2026-LPFX TSA.

Advances

The master servicer will be responsible for making any required principal and interest advances on the Mountain Industrial Portfolio Mortgage Loan (but not on the Mountain Industrial Portfolio Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer or the special servicer, as applicable, determines that such an advance would not be recoverable from collections on the Mountain Industrial Portfolio Whole Loan.

Property protection advances in respect of the Mountain Industrial Portfolio Whole Loan will be made by the Mountain Industrial Portfolio Master Servicer or the trustee under the MTN 2026-LPFX TSA, as applicable, unless a determination of non-recoverability is made under the MTN 2026-LPFX TSA.

Application of Payments

The Mountain Industrial Portfolio Co-Lender Agreement sets forth the respective rights of the holders of the Mountain Industrial Portfolio Senior Notes and the holders of the

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Mountain Industrial Portfolio Junior Notes with respect to distributions of funds received in respect of the Mountain Industrial Portfolio Whole Loan, and provides, in general, that:

●	the Mountain Industrial Portfolio Senior Notes are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the Mountain Industrial Portfolio Junior Notes are, generally, at all times, junior, subject and subordinate to the Mountain Industrial Portfolio Senior Notes, and the rights of the holders of the Mountain Industrial Portfolio Junior Notes to receive payments with respect to the Mountain Industrial Portfolio Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Mountain Industrial Portfolio Senior Notes to receive payments with respect to the Mountain Industrial Portfolio Whole Loan; and
●	all expenses and losses relating to the Mountain Industrial Portfolio Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holders of the Mountain Industrial Portfolio Junior Notes on a pro rata and pari passu basis and second to the holders of the Mountain Industrial Portfolio Senior Notes on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Mountain Industrial Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(1)             first, on a pro rata and pari passu basis, to each holder of a Mountain Industrial Portfolio Senior Note in an amount equal to the accrued and unpaid interest on the principal balance for each Mountain Industrial Portfolio Senior Note at the applicable interest rate, net of the primary servicing fee rate (and, with respect to the Mountain Industrial Portfolio Standalone Companion Loans, the related master servicing fee rate);

(2)             second, on a pro rata and pari passu basis based on the outstanding principal balances of each Mountain Industrial Portfolio Senior Note, to each holder of a Mountain Industrial Portfolio Senior Note in an amount equal to the principal payments received, if any, with respect to the related Monthly Payment Date with respect to the Mountain Industrial Portfolio Whole Loan and allocated to each Mountain Industrial Portfolio Senior Note pursuant to the loan agreement, until such principal balance for each Mountain Industrial Portfolio Senior Note has been reduced to zero;

(3)             third, on a pro rata and pari passu basis, to each holder of a Mountain Industrial Portfolio Senior Note up to the amount of any unreimbursed costs and expenses paid by such holder of a Mountain Industrial Portfolio Senior Note including any costs recovered from the related borrower not previously reimbursed to such holder of a Mountain Industrial Portfolio Senior Note (or paid or advanced by the Mountain Industrial Portfolio Servicer or Mountain Industrial Portfolio Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Mountain Industrial Portfolio Whole Loan pursuant to the Mountain Industrial Portfolio Co-Lender Agreement or the MTN 2026-LPFX TSA;

(4)             fourth, if the proceeds of any foreclosure sale or any liquidation of the Mountain Industrial Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (1)

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through (3) and, as a result of a workout the principal balance for each Mountain Industrial Portfolio Senior Note has been reduced, such excess amount will be paid to each holder of a Mountain Industrial Portfolio Senior Note in an amount up to the reduction, if any, of the principal balance for each Mountain Industrial Portfolio Senior Note as a result of such workout, plus interest on such amount at the applicable note interest rate;

(5)             fifth, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the related borrowers, will be paid to each holder of a Mountain Industrial Portfolio Senior Note in an amount up to such Mountain Industrial Portfolio Senior Note’s pro rata interest therein as calculated under the loan agreement;

(6)             sixth, on a pro rata and pari passu basis, to each holder of a Mountain Industrial Portfolio Junior Note in an amount equal to the accrued and unpaid interest on the principal balance for each Mountain Industrial Portfolio Junior Note at the applicable interest rate, net of the primary servicing fee rate (and, with respect to the Mountain Industrial Portfolio Standalone Companion Loans, the related master servicing fee rate);

(7)             seventh, on a pro rata and pari passu basis based on the outstanding principal balances of each Mountain Industrial Portfolio Junior Note, to each holder of a Mountain Industrial Portfolio Junior Note in an amount equal to the principal payments received, if any, with respect to the related Monthly Payment Date with respect to the Mountain Industrial Portfolio Whole Loan and allocated to each Mountain Industrial Portfolio Junior Note pursuant to the loan agreement, until such principal balance for each Mountain Industrial Portfolio Junior Note has been reduced to zero;

(8)             eighth, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the related borrowers, will be paid to each holder of a Mountain Industrial Portfolio Junior Note in an amount up to such Mountain Industrial Portfolio Junior Note’s pro rata interest therein as calculated under the loan agreement;

(9)             ninth, if the proceeds of any foreclosure sale or any liquidation of the Mountain Industrial Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (1) through (8) and, as a result of a workout the principal balance for each Mountain Industrial Portfolio Junior Note has been reduced, such excess amount will be paid to each holder of a Mountain Industrial Portfolio Junior Note in an amount up to the reduction, if any, of the principal balance for each Mountain Industrial Portfolio Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate;

(10)           tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the MTN 2026-LPFX TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Mountain Industrial Portfolio Servicer or Mountain Industrial Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the Mountain Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to each holder of a Mountain

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Industrial Portfolio Senior Note and each holder of a Mountain Industrial Portfolio Junior Note, pro rata, based on their respective percentage interests; and

(11)           eleventh, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (1) through (10), any remaining amount will be paid pro rata to each holder of a Mountain Industrial Portfolio Senior Note and each holder of a Mountain Industrial Portfolio Junior Note in accordance with their respective initial percentage interests.

All collections on the Mountain Industrial Portfolio Whole Loan allocated as recoveries of interest on, or principal of, the Mountain Industrial Portfolio Whole Loan will be allocated to the respective Components, first to Component A, second to Component B, third to Component C, fourth to Component D-1, fifth to Component D-2, sixth to Component E, seventh to Component F, and last to Component HRR. Any amounts allocated to Component A, B, C or D-1 will be allocated to the Mountain Industrial Portfolio Senior Notes, and any amounts allocated to Component D-2, E, F or HRR will be allocated to the Mountain Industrial Portfolio Junior Notes.

Consultation and Control

The controlling noteholder under the Mountain Industrial Portfolio Co-Lender Agreement (the “Mountain Industrial Portfolio Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the MTN 2026-LPFX securitization. Pursuant to the terms of the MTN 2026-LPFX TSA, such controlling class representative, which is initially BSP RR Credit Investments I, LLC, will have consent and/or consultation rights with respect to the Mountain Industrial Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. During the continuance of a “Consultation Termination Event” under the MTN 2026-LPFX TSA (an “Mountain Industrial Portfolio Consultation Termination Event”), the consent and consultation rights of the Mountain Industrial Portfolio Directing Holder will terminate and there will be no controlling noteholder for so long as the Mountain Industrial Portfolio Whole Loan is serviced pursuant to the MTN 2026-LPFX TSA. A Mountain Industrial Portfolio Consultation Termination Event will generally exist at any time that the Class HRR certificates issued pursuant to the MTN 2026-LPFX TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is less than 25% of the initial certificate balance of such Class HRR certificates.

In addition, pursuant to the terms of the Mountain Industrial Portfolio Co-Lender Agreement, the Issuing Entity, as holder of the Mountain Industrial Portfolio Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the Mountain Industrial Portfolio Servicer or the Mountain Industrial Portfolio Special Servicer, as applicable, is required to provide to the Mountain Industrial Portfolio Directing Holder (within the same time frame such notices, information and reports to the Mountain Industrial Portfolio Directing Holder without regard to whether or not the Mountain Industrial Portfolio Directing Holder has actually lost any rights to receive such information as a result of a consultation termination event or control termination event under the MTN 2026-LPFX TSA) with respect to any major decisions to be taken with respect to the Mountain Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Mountain Industrial Portfolio Whole Loan and (ii) have the right to be consulted on a non-binding basis (until the occurrence and continuance of a consultation termination event under the related pooling and servicing agreement) and have its recommended alternative actions considered with respect to any

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major decisions (provided that if the Issuing Entity does not consult, or notify the Mountain Industrial Portfolio Special Servicer that it will not consult, to such major decisions within 10 business days, as applicable, the Issuing Entity will be deemed to have consented to such major decisions). Such rights of the Issuing Entity will be exercisable by the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

Workout

If the Mountain Industrial Portfolio Special Servicer, in connection with a workout of the Mountain Industrial Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the Mountain Industrial Portfolio Whole Loan is decreased, (ii) the applicable interest rate on any Mountain Industrial Portfolio Note is reduced, (iii) payments of interest or principal on any Mountain Industrial Portfolio Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mountain Industrial Portfolio Whole Loan, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment set forth in the Mountain Industrial Portfolio Co-Lender Agreement, and all payments to the holders of the Mountain Industrial Portfolio Senior Notes pursuant to “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each Mountain Industrial Portfolio Senior Note remaining the same as they were on the date of the Mountain Industrial Portfolio Co-lender Agreement, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mountain Industrial Portfolio Whole Loan attributable to such workout will be required to be borne first, by the holders of the Mountain Industrial Portfolio Junior Notes, on a pro rata and pari passu basis, based on their respective principal balances (up to their respective principal balances, together with accrued interest thereon at the applicable interest rate and any other amounts due to each holder of a Mountain Industrial Portfolio Junior Note, as applicable) and then, by the holders of the Mountain Industrial Portfolio Senior Notes, on a pro rata and pari passu basis (up to their respective principal balances, together with accrued interest thereon at the applicable interest rate and any other amounts due to each holder of a Mountain Industrial Portfolio Senior Note, as applicable).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Mountain Industrial Portfolio Co-Lender Agreement, if the Mountain Industrial Portfolio Whole Loan becomes a defaulted mortgage loan, and if the Mountain Industrial Portfolio Special Servicer determines to sell the Mountain Industrial Portfolio Whole Loan in accordance with the MTN 2026-LPFX TSA, then the Mountain Industrial Portfolio Special Servicer will be required to sell the Mountain Industrial Portfolio Pari Passu Companion Loans and the Mountain Industrial Portfolio Subordinate Companion Loans, together with the Mountain Industrial Portfolio Mortgage Loan, as one whole loan.

In connection with any such sale, the Mountain Industrial Portfolio Special Servicer will be required to follow the procedures contained in the MTN 2026-LPFX TSA. Notwithstanding the foregoing, the Mountain Industrial Portfolio Special Servicer will not be permitted to sell the Mountain Industrial Portfolio Whole Loan if it becomes a defaulted mortgage loan under the MTN 2026-LPFX TSA without the written consent of the Issuing Entity (or its representative), as holder of the Mountain Industrial Portfolio Mortgage Loan, or the holders of the Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Mountain Industrial Portfolio Special Servicer has delivered to

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each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Mountain Industrial Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Mountain Industrial Portfolio Special Servicer; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the related Mortgaged Property, and certain other supplementary documents reasonably requested by such holder (or its representative) that are material to the price of the Mountain Industrial Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but not less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors or otherwise approved by the Mountain Industrial Portfolio Special Servicer in connection with the proposed sale.

The Issuing Entity (or its representative), as holder of the Mountain Industrial Portfolio Mortgage Loan, and each holder of a Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loan will be permitted to submit an offer at any sale of the Mountain Industrial Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Mountain Industrial Portfolio Co-Lender Agreement and the MTN 2026-LPFX TSA, the Mountain Industrial Portfolio Directing Holder (or its representative) will have the right, with or without cause, to replace the Mountain Industrial Portfolio Special Servicer and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative), as holder of the Mountain Industrial Portfolio Mortgage Loan, or any holder of a Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the MTN 2026-LPFX TSA recommends, in its sole discretion exercised in good faith, the replacement of the Mountain Industrial Portfolio Special Servicer, the applicable certificateholders under the MTN 2026-LPFX TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the Mountain Industrial Portfolio Special Servicer and appoint a replacement special servicer in accordance with the MTN 2026-LPFX TSA. Furthermore, if a servicer termination event on the part of the Mountain Industrial Portfolio Special Servicer has occurred under the MTN 2026-LPFX TSA that materially adversely affects any Mountain Industrial Portfolio Mortgage Loan holder, such holder will have the right to direct the trustee under the MTN 2026-LPFX TSA to terminate such special servicer.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans or groups of cross-collateralized Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

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A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in June 2026 and ending on a hypothetical Determination Date in July 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Exchange Act, together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association on or about July 14, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers of this securitization and an anticipated initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator or co-originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (33.5%), which MSMCH will acquire on or prior to the Closing Date, other than the Haven Leased Fee Portfolio Mortgage Loan (3.2%) which was originated by MSMCH. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

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Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2025.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2025.......	18.7	6.6	5.3	11.9
Year ending December 31, 2024.......	11.1	5.1	3.7	8.8
Year ending December 31, 2023.......	5.1	1.7	2.4	4.0
Year ending December 31, 2022.......	12.3	2.7	3.8	6.5
Year ending December 31, 2021.......	16.8	6.9	4.8	11.7

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.
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Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2026, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $140,343,579,860.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self-storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been

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recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an

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affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent,
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third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some

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cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be
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significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
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●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
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●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of

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such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel

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will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2023 and ending March 31, 2026, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2026 through March 31, 2026 was set forth in a Form ABS-15G filed by MSMCH on May 14, 2026. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2023 through March 31, 2026.
(6)	Includes demands received during and prior to the reporting period from April 1, 2023 through March 31, 2026, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.
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(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2026 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2026 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $27,412,500.01 VRR Interest Balance of the VRR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Morgan Stanley Mortgage Capital Holdings LLC” has been provided by MSMCH.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately

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$81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through March 31, 2026, Wells Fargo Bank originated approximately 3,116 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 291 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have

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affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the

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debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective

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multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
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●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage
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loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mountain Industrial Portfolio Mortgage Loan (7.7%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the

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disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.
Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying

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attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and

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servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
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(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from January 1, 2026 through March 31, 2026 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on May 7, 2026 if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 7, 2026, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $16,463,199.55 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

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The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2022	2023	2024	2025	3/31/2026
Multifamily	$232,015,000	$0	$650,293,491	$657,870,000	$188,500,000
Office	591,310,000	789,100,001	2,779,200,000	3,603,380,400	578,250,000
Retail	859,459,375	1,056,100,000	883,685,000	2,122,465,000	534,050,000
Industrial	2,053,524,502	0	2,417,080,001	1,804,978,801	496,100,000
Manufactured Housing	70,735,000	19,000,000	79,715,000	205,236,100	18,450,000
Self Storage	762,467,500	24,150,000	672,673,000	221,405,000	150,137,000
Lodging	1,780,143,333	500,096,295	2,759,843,750	2,102,670,000	382,450,000
Mixed Use	0	23,750,000	383,800,000	37,410,000	34,300,000
Other	0	0	174,700,000	968,244,191	482,300,000
Total	$6,349,654,710	$2,412,196,296	$10,800,990,242	$11,723,659,492	$2,864,537,000

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have

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affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
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●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front

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reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not
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available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it
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agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or
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percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mountain Industrial Portfolio Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans were originated (or, with respect to the Mountain Industrial Portfolio Mortgage Loan (7.7%), originated in conjunction with one or more third-parties) was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team

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comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

With respect to Mountain Industrial Portfolio Mortgage Loan (7.7%), which is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal and portions of which are being sold by Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., the Wells Fargo Bank Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
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●	comparing numerical information regarding the Bank of America Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s

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Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2023 and ending March 31, 2026 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The most recent Form ABS-15G filed for Bank of America as a securitizer of commercial real estate loans in securitizations for which Bank of America was a securitizer but Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) or a predecessor was not the depositor was filed on January 21, 2026. The Central Index Key Number of Bank of America is 0001102113. The most recent Form ABS-15G filed by BAMLCM as a securitizer of commercial real estate loans in securitizations for which Bank of America was a sponsor and BAMLCM (or a predecessor) was the depositor was filed on January 21, 2026. The Central Index Key Number of BAMLCM is 0001005007.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	370,519,549	7.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,911,069,414	40.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,171	12.44	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	593,819,754	12.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,880,640,687	39.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			318	4,756,049,404		0	0		0	0		0	0		0	0		1	6,813,171		0	0
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	549,529,805	53.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	266,498,190	25.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	220,816,779	21.30	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	4,410,714	2.00	0	0	0.00
Total by Issuing Entity			67	1,036,844,774		0	0		0	0		0	0		0	0		1	4,410,714		0	0
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	530,944,810	100.00	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	40,171,35	5.46	0	0	0.00
Commercial Mortgages Total			386	6,323,838,988		0	0		0	0		0	0		0	0		3	51,395,238		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed-up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
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b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	The assets subject to the repurchase demands were paid off in December 2023, July 2024 and December 2023, respectively. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $14,838,750.00 VRR Interest Balance of the VRR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Bank of America, National Association” has been provided by Bank of America.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2025 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2025, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $210 billion. Of that amount, approximately $158 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2025, JPMCB originated approximately $13 billion of commercial mortgage loans, of which approximately $7 billion were securitized by JPMCCMSC.

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On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicting Interests—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were

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relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and

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condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be

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included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage

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ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory

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authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this

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compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be

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associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

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Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on May 5, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	0	$1,410,611	0.652%	1	$1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	1	$1,410,611	0.652%	1	$1,403,621	0.07	0	0.00	0.00	0	$1,410,611	0.652%	0	0.00	0.00	2	$2,494,225	0.8	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	3	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	3	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
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Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity	132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class	561	$2,193,389,012		12	$660,676,060		3	$10,890,033		0	0.00		3	$645,747,955		4	$5,415,473		3	$3,918,516

(1)	A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note

In connection with the preparation of this table, JPMorgan Chase Bank, National Association undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating December 31, 2025, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $253,748,967,168. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current

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report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, BANK5 2026-5YR23 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates and the VRR Interest, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates and the VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator”, “—The Trustee”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 653 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $419 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

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Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth therein.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update

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that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled to acquire certificates issued by the issuing entity, and in each such case, will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator and Trustee” heading has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations,

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Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the PSA. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“Morningstar DBRS”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, and “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland operates under a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

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In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing

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purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of March 31, 2026, Midland was master and primary servicing approximately 19,070 commercial and multifamily mortgage loans with a principal balance of approximately $429 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,878 of such loans, with a total principal balance of approximately $354 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2023 to 2025.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
CMBS	$336	$347	$352
Other	$244	$173	$156
Total	$580	$521	$508

As of March 31, 2026, Midland was named the special servicer in approximately 296 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $104 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 208 assets with an outstanding principal balance of approximately $5.2 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties

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that have been referred to Midland as special servicer in CMBS transactions from 2023 to 2025.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
Total	$119	$118	$105

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate (A) minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.00125% (B) if no primary servicing fee payable to a third-party primary servicer and a serviced mortgage loan, then minus 0.00250% (or, with respect to the 499 Forbes and Laredo Industrial Mortgage Loans, 0.001875%), or (C) if a non-serviced mortgage loan, then minus 0.00125%.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Wells Fargo Bank Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Midland is also the master servicer in connection with the MTN 2026-LPFX TSA, pursuant to which the Mountain Industrial Portfolio Whole Loan is serviced.

PNC Bank and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of

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scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information set forth under this “—The Master Servicer” heading has been provided by Midland.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Torchlight Loan Services, LLC (“Torchlight”) is a Delaware limited liability company and will act as the initial special servicer (the “Special Servicer”) under the PSA. Its executive office and principal special servicing office are located at 90 Park Avenue, 20th Floor, New York, New York 10016. Torchlight is wholly owned by Torchlight Investors, LLC, which invests across a broad array of commercial real estate investments, including senior and mezzanine loans, preferred equity, equity and investment grade and non-investment grade CMBS on behalf of institutional investors.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007. Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998. In the past twenty-eight years, Torchlight has resolved over $12.2 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

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CMBS Pools	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025	As of 3/31/226
By Approximate Number	19	18	36	42
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$8,187,369,702	$9,980,161,249	$18,362,085,212	24,157,139,861
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	41	42	54	55
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$ 2,555,583,096	$2,756,939,609	$3,080,015,916	$3,486,219,132
(1)	Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially serviced loans.
(2)	Includes only those loans in the portfolio that, as of the specified date, are specially serviced loans, including REO loans.

As of March 31, 2026, 21 personnel were involved in the special servicing of commercial real estate assets for Torchlight, of which 6 were dedicated to the special servicing business unit. As of March 31, 2026, Torchlight specially serviced a portfolio that included approximately 55 loans secured by properties throughout the United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $3.5 billion, all of which are commercial or multifamily real estate assets. The portfolio includes commercial real estate mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loan backing the Certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s intranet-based infrastructure provides improved controls for compliance with trust/pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever practicable to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Torchlight utilizes the services of certain contractors to augment its personnel. Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard. There are currently no legal proceedings pending against Torchlight, nor are any known to be contemplated by governmental authorities, that are material to the Certificateholders.

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No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Torchlight as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Torchlight with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer.

From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

Torchlight is not an affiliate of the depositor, the mortgage loan sellers, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, or any originator of the Mortgage Loans. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Torchlight or any of its affiliates, on the one hand, and the Depositor or the issuing entity, on the other hand, that currently exist or that existed during the past two years.

Torchlight Loan Services, LLC, the special servicer, is an affiliate of Torchlight Debt Fund VIII Holdings (US), LLC, the entity expected to purchase the Class E, Class F, Class G, Class H, Class X-E, Class X-F, Class X-G, Class X-H and Class V Certificates and to be appointed as the initial Directing Certificateholder. Additionally, from time to time, Torchlight or its affiliates may acquire additional Certificates in the secondary market and will also be able to dispose of those Certificates at any time.

Torchlight may enter into one or more arrangements with the initial Controlling Class Representative or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Torchlight’s appointment as special servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

The depositor, the sponsors, the master servicer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Torchlight and its affiliates.

The foregoing information set forth under this “—The Special Servicer” heading has been provided by Torchlight.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special

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servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the primary servicer for the following Serviced Mortgage Loans for which Wells Fargo Bank is acting as mortgage loan seller: the 333 North Bedford Road, Marriott Tampa Westshore, Rosemead Place, Broadway Place, One Washington and Five Mile Shopping Center Mortgage Loans (22.8%) (collectively, the “Trimont Serviced Mortgage Loans”) and any related Serviced Companion Loans. Trimont will be responsible for the primary servicing and administration of the Trimont Serviced Mortgage Loans pursuant to a primary servicing agreement between Trimont, as primary servicer, and Midland, as master servicer (the “Trimont Primary Servicing Agreement”). Trimont is also the Non-Serviced Master Servicer with respect to (i) the Southeast MHP Portfolio Whole Loan and the West Memorial Place Whole Loan under the BANK5 2026-5YR22 PSA and (ii) the Haven Leased Fee Portfolio Whole Loan under the WFCM 2026-5C8 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS2
Special Servicer:	CSS2	Strong	MOR CS2

1 During the integration period associated with the CMS Transaction as is consistent with Fitch's criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2 During the integration period associated with the CMS Transaction, the S&P master servicer rating of Trimont has been placed on “RankingWatch Positive” and the S&P special servicer rating of Trimont has been placed on “RankingWatch with negative implications”.

3 Morningstar DBRS has designated the trend for the primary servicer ranking as “Positive”, the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

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Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.12

The following table sets forth information as of March 31, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 3/31/2026
By Approximate Number:	19,431
By Approximate Aggregate Unpaid Principal Balance (in billions):	$631.63

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of March 31, 2026, approximately 15,163 commercial and multifamily loans with an unpaid principal balance of approximately $428.12 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of March 31, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

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As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
3/31/2026	$385,450,133,962	$904,185,436	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the Trimont Primary Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a sub-subservicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans it services. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans it services will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans it services. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans it services or is anticipated to

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service, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the Trimont Primary Servicing Agreement and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans it services or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into an agreement with Wells Fargo Bank (1) to purchase the primary servicing rights to the Trimont Serviced Mortgage Loans and any related Serviced Companion Loans and/or (2) to be appointed as the primary servicer with respect to the Trimont Serviced Mortgage Loans and any related Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by MSMCH from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

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CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform”) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms, including into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

The information set forth above in this section “—The Primary Servicer” has been provided by Trimont LLC.

Trimont Primary Servicing Agreement

Trimont LLC will be appointed to act as the primary servicer with respect to all of the Trimont Serviced Mortgage Loans pursuant to a primary servicing agreement between Midland, as master servicer, and Trimont LLC, as primary servicer (the “Primary Servicing Agreement”). The Primary Servicing Agreement will govern the primary servicing of all the Trimont Serviced Mortgage Loans.

Pursuant to the Primary Servicing Agreement, the primary servicer, on behalf of the master servicer, will be responsible for certain cashiering and other obligations of the master servicer described under “Pooling and Servicing Agreement” in this prospectus with respect to the Trimont Serviced Mortgage Loans. The Primary Servicing Agreement will obligate the primary servicer to comply with all applicable terms and conditions of the PSA and diligently primary service and administer the Trimont Serviced Mortgage Loans that it is obligated to service pursuant to the Primary Servicing Agreement, as an independent contractor, on behalf of the trust fund, in the best interests of and for the benefit of the relevant parties in interest and in accordance with the Servicing Standard.

Subject to the terms of the Primary Servicing Agreement, the primary servicer will be entitled to receive as compensation for its activities thereunder a primary servicing fee with respect to each of the Trimont Serviced Mortgage Loans from the master servicer, to the extent the master servicer receives its Servicing Fees with respect such Mortgage Loan under the PSA. In addition, the primary servicer will be entitled to retain certain additional servicer compensation payable to the master servicer under the PSA.

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The primary servicer may not resign as primary servicer except (a) by mutual consent of the primary servicer and the master servicer, or (b) upon certain conditions as further set forth in the Primary Servicing Agreement.

The primary servicer can only be terminated for cause by the master servicer or the Trustee, as the case may be, in connection with certain termination events specified in the Primary Servicing Agreement.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Serviced Mortgage Loan. BellOak has an address at 1717 McKinney Ave., 12th Floor, Dallas, TX 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of March 31, 2026, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $69.0 billion issued in 94 transactions.

As of March 31, 2026, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $26.8 billion issued in 33 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a

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depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information set forth under this “—The Operating Advisor and Asset Representations Reviewer” heading has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The VRR Interest is intended to be an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules). Morgan Stanley Mortgage Capital Holdings LLC is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”).

Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association and Bank of America, National Association (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below on the Closing Date. The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $58,714,449.56, representing

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approximately 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates (other than the Class R Certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner”, and the holders of the Class RR Certificates are referred to as the “Class RR Certificateholders” (and, collectively with the RR Interest Owner, the “VRR Interest Owners”). There is no RR Interest with respect to the Trust. References to the “RR Interest” and the “RR Interest Owner(s)” in this prospectus should be disregarded.

Morgan Stanley Mortgage Capital Holdings LLC will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Wells Fargo Bank, National Association and Bank of America, National Association, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, the Morgan Stanley Bank, N.A., a majority-owned affiliate of the Retaining Sponsor, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $27,412,500.01 of the VRR Interest, representing approximately 46.7% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest.

Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $16,463,199.55 of the VRR Interest, representing approximately 28.0% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank originated approximately 28.0% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.

Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $14,838,750.00 of the VRR Interest, representing approximately 25.3% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America originated approximately 25.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.

Each of Wells Fargo Bank, National Association and Bank of America, National Association will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor the Mortgage Loans that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

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Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Certificates (as a collective whole).

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balances thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such

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amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The VRR Interest will not have a specified pass-through rate (other than for tax reporting purposes), but the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the VRR Interest, pro rata based on the VRR Interest

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Balance of the RR Interest and the Class RR Certificates, in an aggregate amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates and the VRR Interest. Excess Interest will not be available to make distributions to any class of certificates other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest” or to provide credit support for classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates and the Class RR Certificates will be issued, and the RR Interest will be created, in each case pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

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The Commercial Mortgage Pass-Through Certificates, Series 2026-5YR23 will consist of the following classes: the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in Regulation RR) in respect of the securitization of the Mortgage Loans (the “Securitization”), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR Certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention”. However, neither the Class RR Certificates nor the RR Interest will be a “Certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V and Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The Certificates (other than the Class X, Class V and Class R Certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1 and Class A-2-X2 certificates (collectively, the “Class A-2 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

Upon initial issuance, (i) the Principal Balance Certificates will have the respective Certificate Balances shown under “Summary of Certificates and Vertical Interests”, (ii) the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts shown under “Summary of Certificates and Vertical Interests”, and (iii) the Class

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RR Certificates and the RR Interest will have the respective VRR Interest Balances shown under “Summary of Certificates and Vertical Interests”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of each Class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X Certificates.

The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Trust Components will equal the Certificate Balance of the Class A-2 Trust Component. The Notional Amounts of

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the Class A-2-X1 and Class A-2-X2 Certificates will equal the Certificate Balances of the Class A-2-1 and Class A-2-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components and the regular interest portion of the VRR Interest will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the VRR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar

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day of that month is not a business day, then the next business day) commencing in August 2026.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest”.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates (other than the Class V Certificates), the VRR Interest and the Class R Certificates on each Distribution

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Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders or the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the VRR Interest);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders and the VRR Interest Owners); and

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(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each class of Certificates (other than the Class V and Class R Certificates) that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

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Second, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2 Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 Trust Component is reduced to zero; and

(c)  to the Class A-3 Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata (based upon their respective Certificate Balances), up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components are reduced to zero;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then up to an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

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Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, up to an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates and Trust Components.

Reimbursement of previously allocated Realized Losses (or VRR Interest Realized Losses) will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component (or VRR Interest Balance of the VRR Interest) in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in

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accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for each Class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X Certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (excluding any portion of any REO Loan related to any Companion

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Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2027, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The Mountain Industrial Portfolio Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the

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Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components”, each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component”, and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component”. Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (7) to the table under “Summary of Certificates and Vertical Interests”	Class A-2 Certificate Pass-Through Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	See footnote (7) to the table under “Summary of Certificates and Vertical Interests”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$108,768,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class B	$58,568,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$43,228,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-2 and Class A-3 Trust Components discussed in footnote (7) to the table under “Summary of Certificates and Vertical Interests”)will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 Trust Component, Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates and Vertical Interests” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion

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(if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the

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Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon

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payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

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The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)               the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)           all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)         any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)               the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)            the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

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With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V Certificates.

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Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

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Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must

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be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied

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to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the classes of Certificates specified below, in the following amounts:

(1) to each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1,

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Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a

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fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates as described above,

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(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing in clause (x) to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or the VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest,

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as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates and Vertical Interests” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on

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each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)               the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)            the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate equal to (1) 0.00250% (or, with respect to the 499 Forbes and Laredo Industrial Mortgage Loans, 0.001875%) for each Serviced Mortgage Loan, Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.00125% for each Serviced Mortgage Loan, Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan (so long as a Whole Loan is serviced under the PSA)) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will be required to pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loan in accordance with their respective interest entitlements under the related

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Intercreditor Agreement, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, to the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”.

The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 Trust Component, until its Certificate Balance has been reduced to zero and third, to the Class A-3

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Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

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third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated expenses of the issuing entity that are not specific to any Mortgage Loan, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator” and “—The Trustee” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates, a Trust Component or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously

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allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates or the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or a reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

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(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
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●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2027, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master

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servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or a Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder, any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder, any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be each of (i) the party selected by Morgan Stanley Bank, N.A., (ii) the party selected by Wells Fargo Bank, National Association and (iii) the party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest (each, a “Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of each Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar).

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The initial Risk Retention Consultation Parties are expected to be Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Bank of America, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through

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confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder, a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party

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would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, LSEG, redIQ LLC, DealX and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use

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such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
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o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	the annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
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o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has actual knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded

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Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi)

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that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Owners and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owners or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.
The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

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The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies, any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has in each case provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the VRR Interest will be entitled to any Voting Rights.

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Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

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include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—

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Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear

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Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class RR Certificates will be evidenced by one or more certificates and are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the

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names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owner or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owner or VRR Interest Owner.

Any Certificateholder, Certificate Owner or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2026-5YR23

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners and VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

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List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one mortgage loan seller. As of the Closing Date, the Mountain Industrial Portfolio Mortgage Loan is the only Joint Mortgage Loan related to the Trust.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                            the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable,

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the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                        an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)                the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiv)                the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                  the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)               the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)             the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)          the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)                        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

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(ii)                     the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                 any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                 all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                    the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)               any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)            any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                 any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                 any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)              any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)            all related environmental reports; and

(xiv)           all related environmental insurance policies;

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(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)          a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

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(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)         a copy of any closure letter (environmental); and

(w)        a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)    such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)   in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

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(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

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Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to

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be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the

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Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment

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is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

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(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in

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respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review”

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relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loans (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual

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standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

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In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any related REO Loan for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Serviced Mortgage Loan or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

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With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes (and, upon the reasonable request by the trustee, the applicable master servicer or the applicable Special Servicer, as applicable, the applicable Master Servicer and the applicable Special Servicer will deliver any relevant Appraisals or market value estimates in its possession to the requesting party for such purpose). Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. Each master

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servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the applicable master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal thereon are insufficient to fully reimburse the party entitled to

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reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest compounded monthly at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

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See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The Companion Distribution Account may be another account, a subaccount or written ledger, which subaccount or written ledger shall be an eligible account and a subaccount or written ledger of (1) the Collection Account, (2) if the applicable master servicer is also the other servicer with respect to a related Serviced Companion Loan, the collection account established under the other pooling and servicing agreement with respect to such Serviced Companion Loan or (3) if the applicable master servicer is not also the other servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the other servicer with respect to such Serviced Companion Loan, in each case of (1), (2) or (3), created and maintained by the applicable master servicer pursuant to the PSA on behalf of the holders of such Serviced Whole Loan. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date and the Aggregate

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Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and the Exchangeable Certificates and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and of the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged

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Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Required Credit Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates) and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components and the VRR Interest have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                           to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related

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Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                         to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                      to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation (or to pay Midland, if Midland is no longer the master servicer, any excess servicing strip to which it is entitled in accordance with the PSA);

(iv)                      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, together with interest thereon;

(vii)                   to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)                to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                        to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation” and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-

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Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)                     to recoup any amounts deposited in its Collection Account in error;

(xii)                  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)                to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)               to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)               to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)            to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)          to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)               in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)                  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)               to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or

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other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to

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receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, Prepayment Interest Excesses (to the extent payable to the master servicer), review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee / Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $22,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,200 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,900 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,700 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate equal to 0.00250% per annum (or, (x) with respect to the 499 Forbes, 333 North Bedford Road, Marriott Tampa Westshore, Rosemead Place, Broadway Place, One Washington, Five Mile Shopping Center and Laredo Industrial Mortgage Loans, 0.00125% per annum, and (y) with respect to The Lofts on Fountain Mortgage Loan, 0.05000% per annum), (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan) a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, and (iii) with respect to each Serviced Pari Passu Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00250% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
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●	100% of assumption, waiver, consent and earnout fees, loan service transaction fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent beneficiary statements or demands are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive all or a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of

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the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Serviced Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related

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Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee for the related month of (x) $3,500 or (y) with respect to any mortgage loan with respect to which the Risk Retention Consultation Parties are entitled to consult with the Special Servicer, $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other

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than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Servicing Transfer Event” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding the foregoing, with respect to the West Valley Corporate Center Mortgage Loan (3.9%), no Workout Fee will be payable to the extent the related borrower is not required to pay a Workout Fee in connection with a “workout request” under the related Mortgage Loan agreement.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled

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to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan; (c) REO Property (except with respect to any Non-Serviced Mortgage Loan); or (d) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by such special servicer in accordance with the PSA, in each case, as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) Loss of Value Payments or other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Non-Specially Serviced Loan with respect to which the applicable special servicer acts as Enforcing Servicer, each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from the related payment or proceeds in an amount equal to a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer or master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)              the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is

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subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)           the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)           with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)              the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)           if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Servicing Transfer Event” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee or similar fee from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by such special servicer in connection with such refinancing or pay-off and (iii) be consistent with fees customarily charged by such special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

●	100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;
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●	100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction;
●	100% of waiver, consent and earnout fees, loan service transaction fees and fees in respect of other actions performed in connection with the PSA on the Specially Serviced Loan or certain other similar fees paid by the related borrower on Specially Serviced Loans;
●	100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;
●	50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision regardless of who processes such decision;
●	100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer;
●	with respect to the accounts held by such applicable special servicer, 100% of charges collected by such special servicer for checks returned for insufficient funds; and
●	penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, the applicable special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. For the avoidance of doubt, neither a master servicer nor a special servicer may charge a fee in lieu of any fee that is otherwise to be split between such master servicer and special servicer.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole

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discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that penalty charges actually collected and available as additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of

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commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00841% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or such REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00110% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or such REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major

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Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00022% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $22,000 multiplied by the number of Subject Loans, plus (ii) $2,200 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,900 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,700 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban

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Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal

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Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence of a Consultation Termination Event, and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

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1.      the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.        the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

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The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide (via electronic delivery) such information to such special servicer (or provide it with access to) within 5 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

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With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Serviced Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any

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related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will, to the extent allocated to a related Mortgage Loan, have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Certificates (other than the Class V Certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan and the calculation of the Collateral Deficiency Amount calculated by the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer, in addition

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to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal, calculation and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount. The applicable master servicer, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the Collateral Deficiency Amount calculated by the applicable special servicer, the Non-Serviced Special Servicer or the Non-Serviced Master Servicer.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the

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related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer from the Non-Serviced Special Servicer or Non-Serviced Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless a Control Termination Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan and any Non-Serviced Special Servicer’s or Non-Serviced Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Non-Serviced Mortgage Loan. The applicable master servicer, the applicable special servicer, the operating advisor and certificate administrator will be entitled to conclusively rely on the Non-Serviced Special Servicer or Non-Serviced Master Servicer’s calculations of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, then, to the Class G certificates, then, to the Class F certificates, and then, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”) described in this paragraph, but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

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With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount; provided that, such notification by the applicable master servicer will be satisfied if such information is included in the applicable master servicer’s regular monthly CREFC® Reports. The certificate administrator will be required to promptly post such notice of the Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Appraisal Reduction Amounts. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

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In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Serviced Mortgage Loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the

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applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the

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applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the non-binding consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

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During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be

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paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the applicable special servicer is responsible for processing, the applicable master servicer and the applicable special servicer may mutually agree that such master servicer will process such action subject to such special servicer’s consent (which may be deemed given under the circumstances described below). However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without such special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, such special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to such special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from such special servicer of such special servicer’s or such master servicer’s, as

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applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, such special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request (including, without limitation, interfacing with the borrower) or such Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, such master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the applicable Risk Retention Consultation Party:

(i)                              grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                           consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)                        approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

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(iv)                        grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                          consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                        consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the applicable master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

(vii)                     approve annual operating budgets for Mortgage Loans;

(viii)                  consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                       grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                          any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any

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mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)                       any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)                    approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)                 any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)                 grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

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If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

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(1)   extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the applicable special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the applicable master servicer agrees to any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates and VRR Interest Owners—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the

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related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (y) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable

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special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Non-Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the applicable master servicer is required to continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing

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Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, upon request of such Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

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Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that require the borrower to deliver operating statements, the applicable special servicer or the applicable master servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2027 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if (each of the following, a “Servicing Transfer Event”):

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable, and such special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or within 120 days of the date that the original balloon payment was due, or the applicable master servicer is required to make

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a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination such special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination such special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination such special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred

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and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due));

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing (or, with respect to a Serviced

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A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are

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necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	each Risk Retention Consultation Party;
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

A “Final Asset Status Report”, means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or any Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the applicable special servicer and the Directing Certificateholder or the applicable Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the applicable special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the applicable special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the applicable special servicer.

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Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.
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With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan is obtained by the applicable special servicer, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction is inconsistent with the Servicing Standard, the special servicer, may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of the Directing Certificateholder Asset Status Report Approval Process.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, for so long as no Consultation Termination Event has occurred, to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR

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Interest Owners, as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no

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approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become

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liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property

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also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the

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Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with each applicable Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners and the applicable special servicer would be entitled to a Liquidation Fee to the same extent as if such Non-Serviced Mortgage Loan had been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period) and each Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

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If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR

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Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, with respect to a Mortgage Loan that is a Defaulted Loan, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing

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Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause (provided that so long as Torchlight Debt Fund VIII Holdings (US), LLC or an affiliate thereof owns at least 15% of the outstanding certificate balance of the then-Controlling Class of certificates, Torchlight Loan Services, LLC may not be removed or replaced without cause) and have certain other rights under the PSA as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

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The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated,

then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate).

As used herein, the term “Directing Certificateholder”, unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be entitled to conclusively rely without investigation). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable

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Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be entitled to conclusively rely without investigation).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or

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the applicable Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, of written request for consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the applicable special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the applicable special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with each Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

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“Major Decision” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                             any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) that comes into and continues in default;

(ii)                         any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

(iii)                     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                      (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)                    the release of a material amount from any escrow account, reserve fund or letter of credit specified (along with the related Mortgage Loan) on a schedule to the PSA, which, in each case, is held as a performance escrow or reserve with respect to which the lender has discretion over the decision to make such release under the related Mortgage Loan documents;

(viii)                any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan

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other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                      other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                         other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)                      other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)                   any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)                 requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of “Master Servicer Decision”;

(xiv)                other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)                   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

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(xvi)                determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)              other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)           following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)                other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)                   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the applicable master servicer and the applicable special servicer, the applicable master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In connection with any Major Decision processed by the applicable special servicer, such special servicer will be required to, upon the applicable master servicer’s request, provide any Major Decision Reporting Package prepared by it to such master servicer promptly after the Directing Certificateholder’s approval of such Major Decision Reporting Package.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground

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lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the applicable Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to each Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder and the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, each Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any

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Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause (provided that so long as Torchlight Debt Fund VIII Holdings (US), LLC or an affiliate thereof owns at least 15% of the outstanding certificate balance of the then-Controlling Class of certificates, Torchlight Loan Services, LLC may not be removed or replaced without cause) as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with each Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by any Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

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In the event such special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party to respond will not relieve such special servicer from consulting with the Directing Certificateholder or such Risk Retention Consultation Party on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder, such Risk Retention Consultation Party or the holder of the majority of the Controlling Class, as applicable).

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the applicable special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing (and, with respect to a Serviced A/B Whole Loan, a Control Appraisal Period is in effect), the applicable special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major

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Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of its determination of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion

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Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or such special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or such master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its

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representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of any party to the PSA under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in accordance with the Servicing Standard of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

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Each Certificateholder and VRR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third party, the VRR Interest or any VRR Interest Owner. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

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Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the applicable master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of any special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report.

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Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)                 after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is in the special servicer’s possession or reasonably obtainable by the special servicer and necessary in support thereof and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)               if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special

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servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)            if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

With respect to the determination of whether a Control Termination Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of a Control Termination Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not in the best interest of, or for the benefit of, holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, any VRR Interest Owner, any Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 in the prior calendar year and setting forth its

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assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the applicable special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines (i) that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, then the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)              that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)           that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, a Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)          that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)             that (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)          that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset

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representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information as determined by the Operating Advisor in its sole discretion received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such Special Servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations will not be imputed to the employees of the operating advisor involved in this securitization. Notwithstanding the foregoing, the operating advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the operating advisor that agree in writing to be bound by the same confidentiality provisions applicable to the operating advisor.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing

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such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30-day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

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(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), each Risk Retention Consultation Party, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class X-H, Class R and Class V Certificates, then all of the rights and obligations of the operating advisor will terminate without payment of any termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In connection with any termination pursuant to this paragraph, no successor operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no

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successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period

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and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 156 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to December 31, 2025, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2025, was approximately 58.72%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 6.66%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in an individual CMBS transaction with at least two mortgage loans outstanding as of the end of the relevant reporting period, was approximately 66.67% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 4.35%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 3 largest Mortgage Loans in the Mortgage Pool represent approximately 20.9% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 3 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified

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percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the certificate administrator’s website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and VRR Interest Owners (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

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Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)            a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)          a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)            a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)          a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing

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document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be

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required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable master servicer, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard

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that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such

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services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of

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its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)             the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)          the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset

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Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the VRR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each

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Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative

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Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the applicable special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the applicable special servicer that has acted as the special servicer for an Excluded Special Servicer Loan prior to it becoming an Excluded Special Servicer Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date and, in either case, the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an

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Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written report detailing the reasons supporting its recommendation

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(along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of a majority of holders of Principal Balance Certificates evidencing at least a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

“Risk Retention Affiliated” means “affiliated”, as such term is defined in the Credit Risk Retention Rules.

In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event a special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may

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not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan have filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the applicable special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as

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the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  (a) such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

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(h) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to, terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer

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appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event and subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

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Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or

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Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined

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by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

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Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’

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fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related

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MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and

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the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the

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issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in

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effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to

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perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2026-5YR23 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees
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under the PSA between each applicable master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions under the PSA, respectively.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
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●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2026-5YR23 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with

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respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Mountain Industrial Portfolio Mortgage Loan

The Mountain Industrial Portfolio Mortgage Loan is serviced pursuant to the MTN 2026-LPFX TSA. The servicing terms of the MTN 2026-LPFX TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the MTN 2026-LPFX TSA earns a primary servicing fee with respect to the Mountain Industrial Portfolio Mortgage Loan equal to 0.000005% per annum.
●	Upon the Mountain Industrial Portfolio Mortgage Loan becoming a specially serviced loan under the MTN 2026-LPFX TSA, the related Non-Serviced Special Servicer under the MTN 2026-LPFX TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a per annum rate of 0.15% until a special servicing loan event under the MTN 2026-LPFX TSA no longer exists.
●	The related Non-Serviced Special Servicer under the MTN 2026-LPFX TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25% of each payment of principal and interest (other than default interest) made on the Mountain Industrial Portfolio Whole Loan for so long as another Special Servicing Loan Event does not occur.
●	The related Non-Serviced Special Servicer under the MTN 2026-LPFX TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.15% to the related payment or proceeds.
●	The operating advisor under the MTN 2026-LPFX TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2026-5YR23 operating advisor is entitled to consult with the BANK5 2026-5YR23 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the MTN 2026-LPFX TSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the MTN 2026-LPFX TSA securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating
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advisor under the MTN 2026-LPFX TSA will at any time be entitled to recommend the termination of the MTN 2026-LPFX TSA special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the MTN 2026-LPFX TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the MTN 2026-LPFX TSA certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the MTN 2026-LPFX certificateholders pursuant to a certificateholder vote.

●	The MTN 2026-LPFX TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the MTN 2026-LPFX TSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

Servicing of the Southeast MHP Portfolio and West Memorial Place Mortgage Loans

The Southeast MHP Portfolio and West Memorial Place Mortgage Loans are each serviced pursuant to the BANK5 2026-5YR22 PSA. The servicing terms of the BANK5 2026-5YR22 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK5 2026-5YR22 PSA earns a primary servicing fee with respect to the Southeast MHP Portfolio Mortgage Loan equal to 0.00250% per annum and with respect to the West Memorial Place Mortgage Loan equal to 0.00125% per annum.
●	Upon the related Mortgage Loan becoming a specially serviced loan under the BANK5 2026-5YR22 PSA, the related Non-Serviced Special Servicer under the BANK5 2026-5YR22 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500.
●	The related Non-Serviced Special Servicer under the BANK5 2026-5YR22 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% (other than penalty charges) of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made on the related Whole Loan for so long as another Special Servicing Loan Event does occur. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer under the BANK5 2026-5YR22 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000).
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●	The operating advisor under the BANK5 2026-5YR22 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2026-5YR23 operating advisor is entitled to consult with the BANK5 2026-5YR23 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BANK5 2026-5YR22 PSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BANK5 2026-5YR22 PSA securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BANK5 2026-5YR22 PSA will at any time be entitled to recommend the termination of the BANK5 2026-5YR22 PSA special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BANK5 2026-5YR22 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BANK5 2026-5YR22 PSA certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BANK5 2026-5YR22 PSA certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Haven Leased Fee Portfolio Mortgage Loan

The Haven Leased Fee Portfolio Mortgage Loan is serviced pursuant to the WFCM 2026-5C8 PSA. The servicing terms of the WFCM 2026-5C8 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2026-5C8 PSA earns a primary servicing fee with respect to the related Mortgage Loans equal to 0.00125% per annum.
●	Upon the related Mortgage Loan becoming a specially serviced loan under the WFCM 2026-5C8 PSA, the related Non-Serviced Special Servicer under the WFCM 2026-5C8 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000.
●	The related Non-Serviced Special Servicer under the WFCM 2026-5C8 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% (other than penalty charges) of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made on the related Whole Loan for so long as another Special Servicing Loan Event does occur. Such fee is subject to a floor of $25,000.
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●	The related Non-Serviced Special Servicer under the WFCM 2026-5C8 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000).
●	The WFCM 2026-5C8 PSA does not provide certain non-binding consultation rights in respect of the related Mortgage Loan (if such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.
●	The operating advisor under the WFCM 2026-5C8 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2026-5YR23 operating advisor is entitled to consult with the BANK5 2026-5YR23 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the WFCM 2026-5C8 PSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the WFCM 2026-5C8 PSA securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the WFCM 2026-5C8 PSA will at any time be entitled to recommend the termination of the WFCM 2026-5C8 PSA special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the WFCM 2026-5C8 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the WFCM 2026-5C8 PSA certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the WFCM 2026-5C8 PSA certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
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●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”)

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attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i)  the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in

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absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan

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Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the

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trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (other than the Class V and Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1 and Class D certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the

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other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (excluding for the purposes of this calculation the unpaid principal balance of any Mortgage Loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurred) as of the Cut-off Date. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by

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an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order

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to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade,

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withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose (A) long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or that has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s for so long as either (1) the master servicer maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (2) the Trustee maintains an agreement that is either (x) the agreement dated February 20, 2025, which was previously delivered to Moody’s, or (y) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association with a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s, or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make Advances if the Trustee, in its capacity as backup advancing party, does not do so; provided, further, that the Trustee will be required to notify Moody’s within 30 days in the event there is a downgrade of such

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national banking association’s Moody’s rating, the agreement is terminated, or any other changes arise that may limit the agreement), (B) long-term senior unsecured debt or issuer default rating is rated at least “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (I) the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch or (II) the Trustee maintains an agreement that is either (x) the agreement dated February 20, 2025, which was previously delivered to Fitch, or (y) another agreement as to which Fitch has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term debt rating of “F1” by Fitch, which agreement provides for such national banking association to make Advances if the Trustee, in its capacity as backup advancing party, does not do so; provided, further, that the Trustee will be required to notify Fitch within 30 days in the event there is a downgrade of such national banking association’s Fitch rating, the agreement is terminated, or any other changes arise that may limit the agreement) and (C) if rated by Morningstar DBRS, a long-term senior unsecured debt or issuer credit rating of at least “A” by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured debt or issuer credit rating of at least “BBB(low)” by Morningstar DBRS if the master servicer maintains a long-term rating of at least “A” by Morningstar DBRS) (or if not rated by Morningstar DBRS, at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution (x) whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s and (y) if rated by Morningstar DBRS, whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch), except that with respect to the Morningstar DBRS rating, in the case of Computershare Trust Company, National Association, it will not become ineligible as long as it maintains a long-term senior unsecured debt rating or an issuer credit rating of “BBB” by any NRSRO, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or

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certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California Law. 7 of the Mortgaged Properties (25.4%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment

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of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York Law. 9 of the Mortgaged Properties (18.8%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas Law. 14 of the Mortgaged Properties (12.2%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial

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trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

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the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor

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without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of

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which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

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The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from

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bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

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Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee

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becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or a ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the

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bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease, provided that the bankruptcy court may defer the time for a debtor lessee to perform under the lease until 60 days following the petition date for cause shown. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale

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terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed

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to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a

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lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner,

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member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor-in-possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or

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employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

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Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally

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burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the

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“readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

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Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller, a sponsor, an originator, the retaining sponsor and an anticipated initial Risk Retention Consultation Party, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, an expected holder of a portion of the VRR interest and the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America and its affiliates are playing several roles in this transaction. Bank of America, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the VRR Interest, the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and an anticipated initial Risk Retention Consultation Party, is an affiliate of BofA Securities, Inc., one of the underwriters.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the VRR Interest, an anticipated initial Risk Retention Consultation Party and the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is also an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

JPMCB and its affiliates are playing several roles in this transaction. JPMCB, a mortgage loan seller, a sponsor and an originator, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters, and the holder of certain of the Companion Loans, to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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Midland, the master servicer, is the Non-Serviced Master Servicer with respect to the Mountain Industrial Portfolio Whole Loan under the MTN 2026-LPFX TSA.

Trimont, the primary servicer for all of the Serviced Mortgage Loans for which Wells Fargo Bank is acting as mortgage loan seller, is also the Non-Serviced Master Servicer with respect to (i) the Southeast MHP Portfolio Whole Loan and the West Memorial Place Whole Loan under the BANK5 2026-5YR22 PSA and (ii) the Haven Leased Fee Portfolio Whole Loan under the WFCM 2026-5C8 PSA.

Pursuant to certain interim servicing agreements between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Wells Fargo Bank Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Torchlight is expected to be appointed as a special servicer by Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder.

Torchlight, or an affiliate, assisted Torchlight Debt Fund VIII Holdings (US), LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Computershare Trust Company, National Association is the interim custodian of the loan files for certain of the mortgage loans that MSMCH will transfer to the depositor.

Computershare Trust Company, National Association is the interim custodian of the loan files for all of the Serviced Mortgage Loans that Bank of America will transfer to the depositor.

Computershare Trust Company, National Association, the certificate administrator and trustee, is also (i) the trustee, certificate administrator and custodian under the MTN 2026-LPFX TSA which governs the servicing and administration of the Mountain Industrial Portfolio Whole Loan, and (ii) the certificate administrator and custodian under the BANK5 2026-5YR22 PSA which governs the servicing and administration of the Southeast MHP Portfolio and West Memorial Place Whole Loans, and the WFCM 2026-5C8 PSA which governs the servicing and administration of the Haven Leased Fee Portfolio Whole Loan.

BellOak, LLC, the operating advisor and asset representations reviewer, is also expected to be the operating advisor under the BANK5 2026-5YR22 PSA, pursuant to which the Southeast MHP Portfolio and West Memorial Place Whole Loans are expected to be serviced.

See “Risk Factors—Risks Related to Conflicting Interests—Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicting Interests of the Asset Representations Reviewer”, “—Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of

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Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real

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property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.
Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be

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the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Certificates (other than the Class V certificates), on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 Certificates and Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

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Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

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Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 Certificates and Class A-2 and Class A-3 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-2-X1	Class A-2-1 Certificates
Class A-2-X2	Class A-2-2 Certificates
Class A-3-X1	Class A-3-1 Certificates
Class A-3-X2	Class A-3-2 Certificates
Class A-S-X1	Class A-S-1 Certificates
Class A-S-X2	Class A-S-2 Certificates
Class B-X1	Class B-1 Certificates
Class B-X2	Class B-2 Certificates
Class C-X1	Class C-1 Certificates
Class C-X2	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under

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“Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus; provided, that for purposes of the information presented with respect to the Certificates, it is assumed that no subordinate companion loan exists;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing
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entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2026; and
●	the Offered Certificates are settled with investors on July 14, 2026.
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To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	80%	80%	80%	80%	80%
July 2028	59%	59%	59%	59%	59%
July 2029	37%	37%	37%	37%	37%
July 2030	13%	13%	13%	13%	13%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.42	2.39	2.39	2.39	2.39

Percent of the Maximum Initial Certificate Balance ($350,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.78	4.70	4.62	4.52	4.29
(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
July 2027	NAP	NAP	NAP	NAP	NAP
July 2028	NAP	NAP	NAP	NAP	NAP
July 2029	NAP	NAP	NAP	NAP	NAP
July 2030	NAP	NAP	NAP	NAP	NAP
July 2031 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP
(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($777,102,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.83	4.77	4.70	4.41
(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($427,102,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.93	4.90	4.85	4.51
(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.00	5.00	5.00	4.94	4.67

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.00	5.00	5.00	5.00	4.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.00	5.00	5.00	5.00	4.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest

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rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
581

Pre-Tax Yield to Maturity for the Class A-2-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
583

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
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Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, foreign government investors, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (such Trust Components, the “Exchangeable Trust Components”, and the regular interest portion of the VRR Interest (the entitlement of the VRR Interest to Excess Interest will be held through the Grantor Trust) and the regular interests underlying the certificates, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in

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the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the Class V certificates and the VRR Interest will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

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Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular

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interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Exchangeable Trust Component, each Exchangeable Trust Component represented by a Certificate will be treated as a separately taxable interest: the basis of each such Exchangeable Trust Component and the income, deduction, loss and gain of each such Exchangeable Trust Component should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Exchangeable Trust Components. The Certificateholder can do so by allocating the cost of the Certificate among the Exchangeable Trust Component(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Exchangeable Trust Component. The Certificateholder can do so by allocating the amount realized for the Certificate among the Exchangeable Trust Components based on their relative fair market values at the time of disposition.

Because each of the one or more Exchangeable Trust Components will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Exchangeable Trust Components in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Exchangeable Trust Components represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Exchangeable Trust Components in exchange for one or more Certificates representing the same group of Exchangeable Trust Components in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Exchangeable Trust Components underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

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Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Exchangeable Trust Component generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 5 of the Mortgaged Properties (16.3%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”)

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under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The

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holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will

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then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such

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interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based upon the foregoing, it is anticipated that the Class [_] Certificates will be issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that

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losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary

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income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate or any portion of the VRR Interest, the related Certificateholder or VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United

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States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their

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tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, as applicable with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is

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unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates and the VRR Interest or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their Class V Certificates, Exchangeable Certificates or VRR Interest through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information

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must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-2-1	Class A-2-2
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-2-X1	Class A-2-X2	Class A-3	Class A-3-1
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
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Underwriter	Class A-3-2	Class A-3-X1	Class A-3-X2	Class X-A
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class X-B	Class A-S	Class A-S-1	Class A-S-2
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S-X1	Class A-S-X2	Class B	Class B-1
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class B-2	Class B-X1	Class B-X2	Class C
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class C-1	Class C-2	Class C-X1	Class C-X2
Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
J.P. Morgan Securities LLC	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the

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depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2026, before deducting expenses payable by the depositor (estimated at approximately $[_] excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor, an originator, the retaining sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and the holder of a portion of the VRR Interest. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and the holder of a portion of the VRR Interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and certain

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mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, and affiliates of J.P. Morgan Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the Mountain Industrial Portfolio Mortgage Loan, the portion thereof allocable to MSMCH);
(2)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Mountain Industrial Portfolio Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);
(3)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the Mountain Industrial Portfolio Mortgage Loan, the portion thereof allocable to Bank of America); and
(4)	the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicting Interests—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange (“NYSE”), Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, the NFA and the SIPC, and Wells Fargo Bank, National Association. Wells

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Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and the SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the NYSE.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes

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as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282944) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

With respect to the Broadway Place Mortgage Loan (3.7%), the State of Oregon Pension Fund, a public pension fund, holds a 99% ownership interest in the borrower. Persons who have an ongoing relationship with the State of Oregon Pension Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

With respect to the Kimberley Parkside Mortgage Loan (3.2%) and the Swartz Creek Mini Storage Mortgage Loan (0.4%), Teachers Insurance and Annuity Association of America holds an equity interest in the related borrower. Persons who have an ongoing relationship with the Teachers Insurance and Annuity Association of America should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” under ERISA and “Disqualified Persons” under Code Section 4975) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those Plan assets within the meaning of Section 3(21) of ERISA; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as

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described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee or other compensation, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second,

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the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the

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depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a Party in Interest or a Disqualified Person, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the Plan Fiduciary in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

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Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

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The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP (or, beginning on or about July 1, 2026, Hogan Lovells Cadwalader US LLP), Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates,

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although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in July 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in

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this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

615

Index of Defined Terms

@%(#)	186
17g-5 Information Provider	390
1986 Act	589
1996 Act	565
30/360 Basis	434
401(c) Regulations	612
AB Modified Loan	448
Accelerated Mezzanine Loan Lender	383
Acceptable Insurance Default	453
Acting General Counsel’s Letter	166
Actual/360 Basis	235
Actual/360 Loans	420
ADA	567
Additional Exclusions	453
Administrative Fee Rate	357
ADR	178
Advances	415
Affiliate Owned Homes	201
Affirmative Asset Review Vote	503
Aggregate Available Funds	351
Aggregate Gain-on-Sale Entitlement Amount	352
Aggregate Principal Distribution Amount	362
AIFM Regulations	144
Allocated Appraisal Reduction Amount	444
Allocated Collateral Deficiency Amount	449
Allocated Cumulative Appraisal Reduction Amount	445
AMI	197
Annual Debt Service	178
Anticipated Repayment Date	236
Appraisal Institute	287
Appraisal Reduction Amount	443
Appraisal Reduction Event	443
Appraised Value	179
Appraised-Out Class	450
Approved Exchange	22
Arc Storage Tanks	213
Arches Base Amount	2
ARD Loan	236
ASR Consultation Process	471
Assessment of Compliance	540
Asset Representations Reviewer Asset Review Fee	442

Asset Representations Reviewer Fee	441
Asset Representations Reviewer Fee Rate	441
Asset Representations Reviewer Termination Event	508
Asset Representations Reviewer Upfront Fee	441
Asset Review	505
Asset Review Notice	504
Asset Review Quorum	503
Asset Review Report	506
Asset Review Report Summary	506
Asset Review Standard	505
Asset Review Trigger	501
Asset Review Vote Election	503
Asset Status Report	467
Assumed Final Distribution Date	373
Assumed Scheduled Payment	363
ASTM	210
Attestation Report	541
Available Funds	352
Balloon Balance	180
Balloon or ARD LTV Ratio	184
Balloon or ARD Payment	185
BAMLCM	308
Bank of America	297
Bank of America Data File	306
Bank of America Guidelines	299
Bank of America Mortgage Loan	305
Bank of America Qualification Criteria	308
Bank of America Reporting Period	308
Bank of America Securitization Database	306
BANK5 2026-5YR22 PSA	252
Bankruptcy Code	557
Base Amount	225
Base Interest Fraction	372
Beds	192
BellOak	341
Borrower Owned Homes	201
Borrower Party	383
Borrower Party Affiliate	383
Breach Notice	402
Bridge Bank	123
BSCMI	313
C(WUMP)O	21
Cash Flow Analysis	180

616

CEA	213
CERCLA	564
Certificate Administrator/Trustee Fee	440
Certificate Administrator/Trustee Fee Rate	440
Certificate Balance	348
Certificate Owners	393
Certificateholder	384
Certificateholder Quorum	512
Certificateholder Repurchase Request	525
Certificates	347
Certifying Certificateholder	395
CityFHEPS	80
Class A Certificates	347
Class A-2 Exchangeable Certificates	347, 359
Class A-3 Exchangeable Certificates	347, 359
Class A-S Exchangeable Certificates	347, 359
Class B Exchangeable Certificates	347, 360
Class C Exchangeable Certificates	347, 360
Class Percentage Interest	359
Class RR Certificateholders	5, 343
Class RR Certificates	343, 347
Class X Certificates	347
Clearstream	392
Clearstream Participants	394
Closing Date	177, 270
CMBS	170, 329
CMS	336, 340
CMS Acquisition Closing Date	336
CMS Platform	340
CMS Transaction	336
Code	168
Collateral Deficiency Amount	448
Collection Account	419
Collection Period	352
Communication Request	396
Companion Distribution Account	419
Companion Holder	251
Companion Holders	251
Companion Loans	175
Compensating Interest Payment	375
Componentized Mortgage Loan	357
Computershare	326
Computershare Limited	326
Computershare Trust Company	326
Constant Prepayment Rate	576
Consultation Termination Event	488
Control Appraisal Period	252

Control Eligible Certificates	480
Control Note	252
Control Termination Event	488
Controlling Class	480
Controlling Class Certificateholder	480
Controlling Holder	252
Corrected Loan	467
Corresponding Trust Components	359
CPP	576
CPR	576
CPY	576
CRE Loans	281, 293
CREC	212
Credit Risk Retention Rules	342
CREFC®	380
CREFC® Intellectual Property Royalty License Fee	442
CREFC® Intellectual Property Royalty License Fee Rate	442
CREFC® Reports	379
Cross-Collateralized Mortgage Loan Repurchase Criteria	405
Cross-Over Date	355
CS Cargo	226, 21
CTS	326
Cumulative Appraisal Reduction Amount	448, 449
Cure/Contest Period	506
Custodian	327
Cut-off Date	174
Cut-off Date Balance	181
Cut-off Date Loan-to-Value Ratio	182
Cut-off Date LTV Ratio	182
D(#)	186
D/@%(#)	186
Debt Service Coverage Ratio	183
Defaulted Loan	475
Defeasance Deposit	241
Defeasance Loans	240
Defeasance Lock-Out Period	240
Defeasance Option	240
Definitive Certificate	392
Delegated Directive	18
Delinquent Loan	503
Demand Entities	282, 310
Depositories	392
Determination Date	349
Diligence File	399
Directing Certificateholder	479
Directing Certificateholder Asset Status Report Approval Process	470
Disclosable Special Servicer Fees	439
Discount Rate	373

617

Dispute Resolution Consultation	527
Dispute Resolution Cut-off Date	527
Disqualified Persons	608
Distribution Accounts	420
Distribution Date	349
Distribution Date Statement	380
Distributor	18, 19
Dodd-Frank Act	173
DOL	609
DorYM(#)	187
DorYM@%(#)	187
DSCR	183
DTC	392
DTC Participants	392
DTC Rules	394
Due Date	235, 352
EDGAR	607
EEA	18, 144
Effective Gross Income	181
Eligible Asset Representations Reviewer	507
Eligible Operating Advisor	496
Enforcing Party	525
Enforcing Servicer	525
ESA	210, 317
Escrow/Reserve Mitigating Circumstances	320
EU CRR	143
EU Institutional Investor	143
EU Investor Requirements	143
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
EU Securitization Rules	143
Euroclear	392
Euroclear Operator	395
Euroclear Participants	394
EUWA	19, 144
Excess Interest	236, 349
Excess Interest Distribution Account	420
Excess Modification Fee Amount	435
Excess Modification Fees	433
Excess Prepayment Interest Shortfall	376
Exchange Act	147
Exchangeable Certificates	347
Exchangeable IO Certificates	347
Exchangeable IO Trust Component	358
Exchangeable P&I Trust Component	358
Exchangeable Trust Components	586

Excluded Controlling Class Holder	382
Excluded Controlling Class Loan	383
Excluded Information	383
Excluded Loan	383
Excluded Plan	611
Excluded Special Servicer	513
Excluded Special Servicer Loan	513
Exemption	609
Exemption Rating Agency	610
FATCA	599
FDIA	164
FDIC	123, 165
FIEL	22
Final Asset Status Report	468
Final Dispute Resolution Election Notice	527
Financial Promotion Order	20
FINRA	605
FIRREA	166, 317
First Negotiation Notice	224, 21
Fitch	539
Flagstar	123
Florida Mortgages	175
FPO Persons	20
FSMA	19, 144
Future Key Money Debt	251
GAAP	17
Gain-on-Sale Remittance Amount	352
Gain-on-Sale Reserve Account	420
Garn Act	566
Government Securities	238
Grantor Trust	349, 587
Guaranty (Florida Notes)	175
Haven Office Properties	243
HPD	197
HSTP Act	81
IDOT	115
Indirect Participants	393
Initial Delivery Date	467
Initial Pool Balance	174
Initial Rate	236
Initial Requesting Certificateholder	525
Initial Subordinate Companion Loan Holder	479
In-Place Cash Management	184
Institutional Investor	22
Insurance and Condemnation Proceeds	419
Intercreditor Agreement	251
Interest Accrual Amount	361
Interest Accrual Period	362
Interest Distribution Amount	361
Interest Reserve Account	420

618

Interest Shortfall	362
Interested Person	477
Investor Certification	383
Inwood Living Declaration	197
Inwood Living Lender Requirements	198
Inwood Living Master Lease	226
Inwood Living Parking Lease	227
Inwood Living Regulatory Documents	197
Inwood Living Subordination Agreement	197
IRS	168
Japanese Affected Investors	145
Japanese Retention Requirement	145
JFSA	23, 145
Joint Mortgage Loan	397
JPMC	312
JPMCB	312
JPMCB Data Tape	314
JPMCB Deal Team	313
JPMCB Mortgage Loans	313
JPMCB’s Qualification Criteria	315
JPMCCMSC	312
JRR Rule	145
KBRA	507
L(#)	186
Landlord	209
Landlord Sale Notice	226, 21
Liquidation Fee	436
Liquidation Fee Rate	436
Liquidation Proceeds	419
Loan Per Unit	184
Loan-Specific Directing Certificateholder	479
Local Law 97	126
Lock-out Period	238
Loss of Value Payment	406
Lower-Tier Regular Interests	586
Lower-Tier REMIC	349, 586
LTV Ratio	182
LTV Ratio at Maturity / ARD	184
LTV Ratio at Maturity or Anticipated Repayment Date	184
LTV Ratio at Maturity or ARD	184
MAI	407
Major Decision	482
Major Decision Reporting Package	481
MAS	21
Master Servicer Decision	456
Material Defect	402
Maturity Date Balloon or ARD Payment	185

MCR	148
Midland	329
MIFID II	18
Missing CO	4
MLPA	397
Modification Fees	433
Moody’s	539
Morgan Stanley Bank	270
Morgan Stanley Group	270
Morgan Stanley Origination Entity	272
Morningstar DBRS	329, 539
Mortgage	176
Mortgage File	397
Mortgage Loans	174
Mortgage Note	176
Mortgage Pool	174
Mortgage Rate	357
Mortgaged Property	176
Mountain Industrial Portfolio Co-Lender Agreement	264
Mountain Industrial Portfolio Companion Loans	263
Mountain Industrial Portfolio Consultation Termination Event	267
Mountain Industrial Portfolio Directing Holder	267
Mountain Industrial Portfolio Junior Notes	263
Mountain Industrial Portfolio Mortgage Loan	263
Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans	263
Mountain Industrial Portfolio Notes	263
Mountain Industrial Portfolio Pari Passu Companion Loans	263
Mountain Industrial Portfolio Senior Notes	263
Mountain Industrial Portfolio Servicer	264
Mountain Industrial Portfolio Special Servicer	264
Mountain Industrial Portfolio Standalone Companion Loans	263
Mountain Industrial Portfolio Standalone Pari Passu Companion Loans	263
Mountain Industrial Portfolio Subordinate Companion Loans	263
Mountain Industrial Portfolio Whole Loan	263
MSMCH	270
MSMCH Data File	279

619

MSMCH Mortgage Loans	270
MSMCH Qualification Criteria	280
MSMCH Securitization Database	278
MTN 2026-LPFX Securitization	264
MTN 2026-LPFX TSA	252, 264
Negotiation Period	224, 21
Net Mortgage Rate	356
Net Operating Income	185
NFA	605
NFIP	105
NI 33-105	23
NLACRC	180
NOI Date	185
Non-Conforming Policy	21, 23
Non-Control Note	252
Non-Controlling Holder	252
Non-Florida Mortgages	175
Nonrecoverable Advance	416
Non-Retained Percentage	345
Non-Serviced Certificate Administrator	252
Non-Serviced Companion Loan	53, 252
Non-Serviced Companion Loans	52
Non-Serviced Custodian	252
Non-Serviced Directing Certificateholder	252
Non-Serviced Master Servicer	252
Non-Serviced Mortgage Loan	52, 53, 252
Non-Serviced Pari Passu Companion Loan	253
Non-Serviced Pari Passu Whole Loan	253
Non-Serviced Pari Passu-A/B Whole Loan	253
Non-Serviced PSA	253
Non-Serviced Securitization Trust	253
Non-Serviced Special Servicer	253
Non-Serviced Trustee	253
Non-Serviced Whole Loan	52, 53, 253
Non-Specially Serviced Loan	484
Non-U.S. Person	598
Notional Amount	348
NRA	185
NRIDA	232
NRSRO	382
NRSRO Certification	385
NYSE	605
O(#)	186
OCC	284, 297
Occupancy Date	186
Occupancy Rate	185
Offered Certificates	347
OID Regulations	590

OLA	166
Operating Advisor Consulting Fee	440
Operating Advisor Expenses	441
Operating Advisor Fee	440
Operating Advisor Fee Rate	440
Operating Advisor Standard	494
Operating Advisor Termination Event	498
Operating Advisor Upfront Fee	440
Other Master Servicer	253
Other PSA	253
Other Special Servicer	253
Otherwise Rated Insurers	16
P&I Advance	414
P&I Advance Date	414
PACE	123, 250
Pads	192
PAR	318
Par Purchase Price	475
Pari Passu Companion Loans	175
Park Owned Homes	201
Participants	392
Parties in Interest	608
Pass-Through Rate	356
Patriot Act	568
Percentage Interest	350
Periodic Payments	351
Permitted Investments	350, 421
Permitted Special Servicer/Affiliate Fees	440
PFAS	213
PFOA	213
PFOS	213
PGS	222
PGS Space	222
PILOT	231
PIPs	215
PL	288
Plan Fiduciary	611
Plans	608
PML	288
PML Report	229
Portfolio Report	229
Potomac	209, 11
PRC	20
Pre-Closing Platform	340
Preliminary Dispute Resolution Election Notice	527
Premises	224, 21
Prepayment Assumption	592
Prepayment Interest Excess	374
Prepayment Interest Shortfall	374
Prepayment Premium	373

620

Prepayment Provisions	186
Primary Collateral	406
Primary Servicing Agreement	340
Prime Ground Lease	11
Prime Rate	418
Principal Balance Certificates	347
Principal Distribution Amount	362
Principal Shortfall	364
Privileged Information	497
Privileged Information Exception	497
Privileged Person	381
Professional Investors	21
Prohibited Prepayment	375
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	526
Proposed Course of Action Notice	526
PSA	346
PSA Party Repurchase Request	525
PTCE	612
PTE	609
Purchase Price	406
QOZs	187
Qualification Criteria	293
Qualified Opportunity Zone	187
Qualified Replacement Special Servicer	514
Qualified Substitute Mortgage Loan	407
Qualifying CRE Loan Percentage	346
RAC No-Response Scenario	538
Rated Final Distribution Date	374
Rating Agencies	539
Rating Agency Confirmation	539
REA	84
Realized Loss	377
REC	210
Received Classes	357
Record Date	350
Registration Statement	607
Regular Certificates	347
Regular Interestholder	590
Regular Interests	586
Regulation AB	541
Reimbursement Rate	418
Related Proceeds	417
Release Date	241
Relevant Persons	20
Relief Act	568
Remaining Term to Maturity or ARD	187
REMIC	586

REMIC LTV Test	168
REMIC Regulations	586
REO Account	421
REO Loan	365
REO Property	467
Repurchase Request	525
Requesting Certificateholder	527
Requesting Holders	450
Requesting Investor	396
Requesting Party	537
Required Credit Risk Retention Percentage	346
Required Deductible	22
Requirements	568
Residual Certificates	347
Resolution Failure	525
Resolved	525
Restricted Group	610
Restricted Party	498
Retaining Parties	342
Retaining Sponsor	342
Review Materials	504
Revised Rate	236
RevPAR	187
Right	224, 21
Risk Retention Affiliated	515
Risk Retention Allocation Percentage	345
Risk Retention Consultation Party	382
ROFO	223
ROFR	223
Rooms	192
RR Interest	343, 347
RR Interest Owner	5, 343
Rule 15Ga-1 Reporting Period	293, 321
Rule 17g-5	385
S&P	329
Scheduled Principal Distribution Amount	362
Seasonality Reserve Required Annual Balance	200
SEC	270
Securities Act	540
Securitization	347
Securitization Accounts	346, 421
SEL	288
Senior Certificates	347
Serviced A/B Whole Loan	253
Serviced Companion Loan	52, 253
Serviced Mortgage Loans	410
Serviced Pari Passu Companion Loan	253

621

Serviced Pari Passu Companion Loan Securities	518
Serviced Pari Passu Mortgage Loan	254
Serviced Pari Passu Whole Loan	254
Serviced Subordinate Companion Loan	254
Serviced Whole Loan	52, 254
Servicer Termination Event	516
Servicing Advances	415
Servicing Fee	431
Servicing Fee Rate	431
Servicing Shift Master Servicer	52
Servicing Shift Mortgage Loan	52, 254
Servicing Shift Pooling and Servicing Agreement	52
Servicing Shift PSA	254
Servicing Shift Securitization Date	52, 254
Servicing Shift Special Servicer	52
Servicing Shift Whole Loan	52, 254
Servicing Standard	412
Servicing Transfer Event	464
SF	187
SFA	21
SFO	21
Shoprite	224
Similar Law	608
SIPC	605
Special Servicer	333
Special Servicing Fee	434
Special Servicing Fee Rate	434
Specially Serviced Loans	464
Sq. Ft.	187
Square Feet	187
Standalone Report	229
Startup Day	587
Stated Principal Balance	364
Structured Product	21
Structuring Assumptions	576
Subject 2025 Computershare CMBS Annual Statement of Compliance	327
Subject Loan	441
Subject Loans	428
Subordinate Certificates	347
Subordinate Companion Loan	254
Subordinate Companion Loans	175
Subsequent Asset Status Report	468
Sub-Servicing Agreement	413
Surrendered Classes	357
SVB	123
Swedesford SNDA	226
T-12	187

TCE	213
Tenant	209, 224, 21
Term to Maturity	187
Termination Purchase Amount	542
Terms and Conditions	395
Tests	505
The Arc Affordability Requirements	199
The Arc Affordable Units	199
The Arc PILOT Mortgage	250, 3
Third Party Report	178
TI/LC	244
Title V	567
Torchlight	333
Total Operating Expenses	181
Trimont	336
Trimont Primary Servicing Agreement	336
Trimont Serviced Mortgage Loans	336
TRIPRA	106
Trust	325
Trust Components	358
Trust REMICs	349, 586
TTM	187
U.S. Person	598
U/W DSCR	183
U/W Expenses	188
U/W NCF	188
U/W NCF Debt Yield	190
U/W NCF DSCR	183
U/W NOI	191
U/W NOI Debt Yield	192
U/W NOI DSCR	191
U/W Revenues	192
UCC	551
UK	18
UK CRR	144
UK Institutional Investor	144
UK Investor Requirements	144
UK MIFIR Product Governance Rules	19
UK PRIIPS Regulation	19
UK Prospectus Regulation	19
UK Qualified Investor	19
UK Retail Investor	18
UK Securitization Rules	144
Underwriter Entities	132
Underwriting Agreement	602
Underwritten Debt Service Coverage Ratio	183
Underwritten Expenses	188
Underwritten NCF	188
Underwritten NCF Debt Yield	190

622

Underwritten NCF DSCR	183
Underwritten Net Cash Flow	188
Underwritten Net Cash Flow Debt Service Coverage Ratio	183
Underwritten Net Operating Income	191
Underwritten Net Operating Income Debt Service Coverage Ratio	191
Underwritten NOI	191
Underwritten NOI Debt Yield	192
Underwritten NOI DSCR	191
Underwritten Revenues	192
Units	192
Unscheduled Principal Distribution Amount	363
Unsolicited Information	505
Upper-Tier REMIC	349, 586
UST	210
Volcker Rule	173
Voting Rights	391
VRR Interest	5, 347
VRR Interest Available Funds	344
VRR Interest Balance	348
VRR Interest Distribution Amount	345

VRR Interest Gain-on-Sale Remittance Amount	344
VRR Interest Gain-on-Sale Reserve Account	420
VRR Interest Owners	5, 343
VRR Principal Distribution Amount	345
WAC Rate	356
Wachovia Bank	284
Weighted Average Mortgage Rate	192
Weighted Averages	193
Wells Fargo	326
Wells Fargo Bank	284, 326
Wells Fargo Bank Data Tape	291
Wells Fargo Bank Deal Team	291
WFCM 2026-5C8 PSA	254
Whole Loan	175
Withheld Amounts	420
Workout Fee	434
Workout Fee Rate	434
Workout-Delayed Reimbursement Amount	418
Yield Maintenance Charge	373
YM Denominator	372
YM(#)	186
YM@(#)	187

623

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	7.7%		WFB/MSBNA/BANA	WFB/MSMCH/BANA	NAP	NAP	Various
1.01	Property		1	3150 Highway 42	0.3%	4.3%					3150 Highway 42
1.02	Property		1	1151 South Graham Road	0.3%	4.2%					1151 South Graham Road
1.03	Property		1	584 US Highway 130	0.3%	4.2%					584 US Highway 130
1.04	Property		1	590 Northport Parkway	0.3%	3.4%					590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway	0.2%	3.2%					8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway	0.2%	3.0%					650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue	0.2%	2.2%					482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail	0.2%	2.2%					5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.	0.2%	2.1%					5005 Samuell Boulevard
1.10	Property		1	635 Community Drive	0.1%	1.9%					635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road	0.1%	1.9%					6526 & 6538 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW	0.1%	1.8%					4350 Fortune Avenue Northwest
1.13	Property		1	6735 Trippel Road	0.1%	1.8%					6735 Trippel Road
1.14	Property		1	1509 Leestown Road	0.1%	1.8%					1509 Leestown Road
1.15	Property		1	1601 Brown Road	0.1%	1.8%					1601 Brown Road
1.16	Property		1	22525 West 167th Street	0.1%	1.8%					22525 West 167th Street
1.17	Property		1	1414 South Council Road	0.1%	1.7%					1414 South Council Road
1.18	Property		1	4690 Global Avenue NW	0.1%	1.7%					4690 Global Avenue Northwest
1.19	Property		1	3466 Shippers Drive	0.1%	1.7%					3466 Shippers Drive Northwest
1.20	Property		1	4555 West Highway 146	0.1%	1.6%					4555 West Highway 146
1.21	Property		1	9780 Mopar Drive	0.1%	1.6%					9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road	0.1%	1.6%					3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street	0.1%	1.5%					2000 South Walnut Street
1.24	Property		1	3774 Snyder Road	0.1%	1.5%					3774 Snyder Road
1.25	Property		1	8951 Mirabel Road	0.1%	1.4%					8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard	0.1%	1.4%					8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place	0.1%	1.4%					900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane	0.1%	1.4%					5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue	0.1%	1.4%					5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE	0.1%	1.3%					1103 Powderhouse Road Southeast
1.31	Property		1	3200 Rodeo Court	0.1%	1.3%					3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop	0.1%	1.3%					14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	0.1%	1.3%					505 Morgan Lakes Industrial Boulevard
1.34	Property		1	21200 Spring Plaza Drive	0.1%	1.3%					21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd	0.1%	1.3%					3058 Lakemont Boulevard
1.36	Property		1	2000 Luna Road	0.1%	1.2%					2000 Luna Road
1.37	Property		1	101 North Campus Drive	0.1%	1.0%					101 North Campus Drive
1.38	Property		1	4651 Prosper Drive	0.1%	1.0%					4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road	0.1%	1.0%					5025 Tuggle Road
1.40	Property		1	450 Northpointe Court	0.1%	1.0%					450 Northpointe Court
1.41	Property		1	1602 Vincent Drive	0.1%	0.9%					1602 Vincent Drive
1.42	Property		1	8644 Polk Lane	0.1%	0.9%					8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway	0.1%	0.9%					800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street	0.1%	0.9%					2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road	0.1%	0.9%					1430 South Wolf Road
1.46	Property		1	2552 South 98th Street	0.1%	0.9%					2552 South 98th Street
1.47	Property		1	1000 Knell Road	0.1%	0.9%					1000 Knell Road
1.48	Property		1	747 Mill Park Drive	0.1%	0.9%					747 Mill Park Drive
1.49	Property		1	502 West Independence Drive	0.1%	0.9%					502 West Independence Drive
1.50	Property		1	38401 Amrhein Road	0.1%	0.9%					38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street	0.1%	0.7%					6101 Southwest 44th Street
1.52	Property		1	700 Hudson Road	0.1%	0.7%					700 Hudson Road
1.53	Property		1	685 Alliance Parkway	0.1%	0.7%					685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue	0.1%	0.7%					5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive	0.1%	0.7%					1935 Blue Hills Drive Northeast
1.56	Property		1	16211 Air Center Boulevard	0.1%	0.7%					16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road	0.0%	0.6%					8800 Studley Road
1.58	Property		1	6 Konzen Court	0.0%	0.6%					6 Konzen Court
1.59	Property		1	5300 International Drive	0.0%	0.6%					5300 International Drive
1.60	Property		1	1289 Walden Avenue	0.0%	0.6%					1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue	0.0%	0.6%					10551 North Congress Avenue
1.62	Property		1	3736 Tom Andrews Road	0.0%	0.5%					3736 Tom Andrews Road Northwest
1.63	Property		1	2701 South 98th Street	0.0%	0.5%					2701 South 98th Street
1.64	Property		1	231 Theater Drive	0.0%	0.5%					231 Theater Drive
1.65	Property		1	3404 Cragmont Drive	0.0%	0.5%					3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane	0.0%	0.5%					4 Liebich Lane
1.67	Property		1	4040 Business Park Court	0.0%	0.5%					4040 Business Park Court

A-1-1

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1.68	Property		1	1270 North Wilkening	0.0%	0.4%					1270 North Wilkening Road
1.69	Property		1	4472 Technology Drive	0.0%	0.4%					4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive	0.0%	0.4%					28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way	0.0%	0.4%					3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive	0.0%	0.4%					9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW	0.0%	0.3%					2427 Henry Road Northwest
1.74	Property		1	1115 Regina Graeter Way	0.0%	0.3%					1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive	0.0%	0.3%					831 Lone Star Drive
1.76	Property		1	4170 Columbia Road	0.0%	0.3%					4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive	0.0%	0.3%					6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street	0.0%	0.3%					2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive	0.0%	0.3%					246 Glasson Drive
1.80	Property		1	2759 North Garnett Road	0.0%	0.3%					2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road	0.0%	0.3%					1122 Stoney Ridge Road
1.82	Property		1	5313 Majestic Parkway	0.0%	0.3%					5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive	0.0%	0.3%					2901 East Heartland Drive
1.84	Property		1	1900 Interstate Boulevard	0.0%	0.2%					1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane	0.0%	0.2%					50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South	0.0%	0.2%					440 Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard	0.0%	0.2%					7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street	0.0%	0.1%					4401 112th Street
1.89	Property		1	105 Business Park Drive	0.0%	0.1%					105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard	0.0%	0.1%					7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	6.8%		MSBNA	MSMCH	NAP	NAP	Various
2.01	Property		1	Springlake	0.5%	7.8%					101 South Cambridge Drive, 305 Brantley Road and 918 Collins Avenue
2.02	Property		1	ARC	0.4%	6.5%					305 Hermitage Road, 300 Cardinal Court, 100 Hidden Valley Drive, 4216 Augusta Road and 2700 Oakwood Drive
2.03	Property		1	Anderson	0.4%	6.4%					3 Little Beaver Creek, 106 Green Cherry Road, 3323 Jerry Drive, 3301 Jerry Drive, 813 Mayfield School Road, 1615 Middleton Road, 729 Greenville Street, 6312 Highway 81 South and 301 True Temper Road
2.04	Property		1	Palm Shadows	0.4%	5.4%					200 North Val Verde Road
2.05	Property		1	North Raleigh	0.3%	4.6%					264 Holding Young Road, 3579 Goose Run, 8 Dogwood Drive, 3675 Bruce Garner Road and 75 Thompson Circle
2.06	Property		1	Crestview	0.3%	4.4%					26 Leisure Lane
2.07	Property		1	Golden Isles	0.3%	4.1%					145 Emanuel Farm Road
2.08	Property		1	Pecan Grove	0.3%	3.8%					5800 Orr Road a/k/a 5710 Orr Road a/k/a 5824 Orr Road
2.09	Property		1	Lakeview	0.3%	3.7%					100 Sheila Lane
2.10	Property		1	Meadowbrook	0.3%	3.7%					71 Sunset Drive a/k/a 8 Kimberly Drive
2.11	Property		1	B&D	0.2%	3.5%					2706 Dove Lane
2.12	Property		1	Countryside	0.2%	3.3%					1305 McIlwain Road
2.13	Property		1	Maple Hills	0.2%	3.0%					147 Maple View Drive
2.14	Property		1	Asheboro	0.2%	2.8%					3855 Mechanic Road and 1802 Grantville Lane
2.15	Property		1	Hunt Club	0.2%	2.7%					7201 Hunt Club Road
2.16	Property		1	Spaulding	0.2%	2.5%					3840 US-17
2.17	Property		1	Warrenville	0.2%	2.5%					362 Pine Street and 433 Piney Heights Road
2.18	Property		1	Evergreen	0.2%	2.5%					1009 Rainier Way
2.19	Property		1	Sunnyland	0.2%	2.3%					4 Coastal Drive a/k/a 24 Bermuda Drive
2.20	Property		1	Morganton	0.1%	2.1%					3284 Idlewild Acres and 3265 Idlewild Acres a/k/a 3284 Idlewild Drive and 3265 Idlewild Drive
2.21	Property		1	Chatham	0.1%	2.1%					71 Barn Drive
2.22	Property		1	Red Fox	0.1%	2.0%					26 Shelton Road
2.23	Property		1	Merritt Place	0.1%	1.9%					137 Merritt Circle a/k/a 112 Merritt Place
2.24	Property		1	Timberview	0.1%	1.6%					964 Loflin Hill Road
2.25	Property		1	Azalea	0.1%	1.5%					400 Andrew Circle
2.26	Property		1	Hidden Oaks	0.1%	1.5%					101 Hidden Acres Lane
2.27	Property		1	Holly Faye	0.1%	1.5%					100 Brian Circle
2.28	Property		1	Cooley	0.1%	1.4%					8005 Zebulon Road
2.29	Property		1	Statesville	0.1%	1.4%					2072 and 2078 Salisbury Highway
2.30	Property		1	Dixie	0.1%	1.4%					811 West Gold Street
2.31	Property		1	Capital View	0.1%	1.2%					4540 Highway 321
2.32	Property		1	Solid Rock	0.1%	1.1%					1015 Sandpit Road
2.33	Property		1	Driftwood	0.1%	1.0%					2333 Belmeade Drive
2.34	Property		1	Country Road	0.1%	0.9%					665 Mount Olivet Church Road
2.35	Property		1	Mobile Cottage	0.1%	0.7%					2616 Carl Freeman Avenue
2.36	Property		1	Glynn Acres	0.0%	0.7%					261 Carteret Road
2.37	Property		1	Northview	0.0%	0.7%					388 Pleasant Grove Church Road
3	Loan	13	1	499 Forbes	6.4%	100.0%	JPMCB	JPMCB	NAP	NAP	499 Forbes Boulevard
4	Loan	5, C	1	Glendale Fashion Center	6.4%	100.0%	BANA	BANA	NAP	NAP	211-249 North Glendale Avenue
5	Loan	8, 14	1	333 North Bedford Road	6.3%	100.0%	WFB	WFB	NAP	NAP	333 North Bedford Road
6	Loan	5, 15, 16	1	Inwood Living	5.1%	100.0%	MSBNA	MSMCH	NAP	NAP	401 West 207th Street
7	Loan		1	The Arc	5.0%	100.0%	MSBNA	MSMCH	NAP	NAP	64 Centre Avenue
8	Loan		1	Broadacres Office Park	4.1%	100.0%	MSBNA	MSMCH	NAP	NAP	1455 Broad Street and 200, 300, 400 Broadacres Drive

A-1-2

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
9	Loan	17	1	Marriott Tampa Westshore	4.0%	100.0%	WFB	WFB	NAP	NAP	1001 North Westshore Boulevard
10	Loan	18	1	Rosemead Place	3.9%	100.0%	WFB	WFB	NAP	NAP	3506-3684 Rosemead Boulevard & 3501-3505 Hart Avenue
11	Loan	19	1	West Valley Corporate Center	3.9%	100.0%	BANA	BANA	NAP	NAP	9200 Oakdale Avenue
12	Loan	D	1	Broadway Place	3.7%	100.0%	WFB	WFB	NAP	NAP	2014 Broadway
13	Loan	5, E	1	10 West End	3.6%	100.0%	MSBNA	MSMCH	NAP	NAP	1601 Utica Avenue South
14	Loan	20	1	One Washington	3.2%	100.0%	WFB	WFB	NAP	NAP	1 Washington Mall
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	3.2%		BANA	BANA	NAP	NAP	Various
15.01	Property		1	Hampton Inn Hazleton	1.4%	43.2%					1 Top of the 80s Road
15.02	Property		1	Fairfield Inn Hazleton	0.9%	28.4%					1 Woodbine Street
15.03	Property		1	Residence Inn Hazleton	0.9%	28.4%					1 Station Circle
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	3.2%		MSMCH	MSMCH	NAP	NAP	Various
16.01	Property		1	The Arches	1.3%	41.3%					224-228 East 135th Street
16.02	Property		1	Paramus	0.6%	17.5%					15 East Midland Avenue & 461 From Road
16.03	Property		1	276 Grand Concourse	0.6%	17.2%					276 Grand Concourse
16.04	Property		1	Corporate Hill IV	0.3%	9.3%					12800 Corporate Hill Drive
16.05	Property		1	The Illustrator	0.3%	7.8%					600 and 606 North Avenue
16.06	Property		1	25 Vreeland	0.2%	6.9%					25A Vreeland Road and 25B Vreeland Road
17	Loan		1	Plaza at Legacy Plano	3.2%	100.0%	MSBNA	MSMCH	NAP	NAP	5465 Legacy Drive
18	Loan		1	Kimberley Parkside	3.2%	100.0%	BANA	BANA	Group 1	NAP	14250 Kimberley Lane
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	2.6%	100.0%	JPMCB	JPMCB	NAP	NAP	15375 and 15377 Memorial Drive
20	Loan		1	Preserve at Manatee Bay	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP	5933 28th Avenue West
21	Loan	29	1	Five Mile Shopping Center	1.7%	100.0%	WFB	WFB	NAP	NAP	1628-1812 & 1902-1908 West Francis Avenue, 6314-6404 North Ash Street, and 1615-1628 West Five Mile Road
22	Loan	6, 7	2	Swedesford Crossing	1.5%		MSBNA	MSMCH	NAP	NAP	Various
22.01	Property		1	500 E. Swedesford Road	0.9%	57.3%					500 East Swedesford Road
22.02	Property		1	480 E. Swedesford Road	0.6%	42.7%					480 East Swedesford Road
23	Loan	C	1	Vista West MHC	1.4%	100.0%	BANA	BANA	NAP	NAP	3325-3509, 3800 and 4100 Golder Avenue
24	Loan	6	2	Washington PA Hotel Portfolio	1.3%		BANA	BANA	Group 2	NAP	Various
24.01	Property		1	Hampton Inn Washington	0.7%	52.0%					119 Murtland Avenue
24.02	Property		1	Fairfield Inn & Suites Washington	0.6%	48.0%					451 Racetrack Road
25	Loan		1	The Lofts on Fountain	1.3%	100.0%	MSBNA	MSMCH	NAP	NAP	3364 Fountain Lane
26	Loan		1	Portal Warehousing Orlando	1.0%	100.0%	BANA	BANA	NAP	NAP	4121 34th Street
27	Loan	30, 31	1	Laredo Industrial	0.9%	100.0%	JPMCB	JPMCB	NAP	NAP	8402 El Gato Road
28	Loan		1	Danville Industrial	0.9%	100.0%	BANA	BANA	NAP	NAP	1901 East Voorhees Street
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	0.8%	100.0%	BANA	BANA	NAP	NAP	4021 Union Deposit Road
30	Loan		1	Shield Storage Sacramento	0.6%	100.0%	BANA	BANA	NAP	NAP	8240 Folsom Boulevard
31	Loan		1	561 Iowa Avenue	0.6%	100.0%	BANA	BANA	NAP	NAP	561 Iowa Avenue
32	Loan		1	Swartz Creek Mini Storage	0.4%	100.0%	BANA	BANA	Group 1	NAP	5256 Morrish Road
33	Loan		1	455 Racetrack Road	0.3%	100.0%	BANA	BANA	Group 2	NAP	455 Racetrack Road

A-1-3

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	Various	Various	Various	Various	Industrial	Various	Various	Various	19,189,611	SF	60.94
1.01	Property		1	3150 Highway 42	Locust Grove	Henry	GA	30248	Industrial	Warehouse/Distribution	2020	NAP	657,518	SF
1.02	Property		1	1151 South Graham Road	Greenwood	Johnson	IN	46343	Industrial	Warehouse/Distribution	2019	NAP	615,284	SF
1.03	Property		1	584 US Highway 130	Trenton	Mercer	NJ	08620	Industrial	Warehouse/Distribution	2017	NAP	347,145	SF
1.04	Property		1	590 Northport Parkway	Savannah	Chatham	GA	31407	Industrial	Warehouse/Distribution	2017	NAP	831,764	SF
1.05	Property		1	8341 Industrial Parkway	Plain City	Union	OH	43064	Industrial	Warehouse/Distribution	2020	NAP	500,268	SF
1.06	Property		1	650 Braselton Parkway	Braselton	Jackson	GA	30517	Industrial	Warehouse/Distribution	2018	NAP	373,750	SF
1.07	Property		1	482 Chaney Avenue	Greenwood	Johnson	IN	46143	Industrial	Warehouse/Distribution	2014	NAP	671,354	SF
1.08	Property		1	5000 North Ridge Trail	Davenport	Polk	FL	33897	Industrial	Warehouse/Distribution	2016	NAP	310,922	SF
1.09	Property		1	5005 Samuell Blvd.	Mesquite	Dallas	TX	75149	Industrial	Warehouse/Distribution	2016	NAP	351,874	SF
1.10	Property		1	635 Community Drive	South Burlington	Chittenden	VT	05403	Industrial	Warehouse/Distribution	2021	NAP	143,979	SF
1.11	Property		1	6538 & 6526 Judge Adams Road	Whitsett	Guilford	NC	27377	Industrial	Warehouse/Distribution	2019	NAP	286,281	SF
1.12	Property		1	4350 Fortune Ave NW	Concord	Cabarrus	NC	28027	Industrial	Warehouse/Distribution	2016	NAP	354,482	SF
1.13	Property		1	6735 Trippel Road	Mobile	Mobile	AL	36582	Industrial	Warehouse/Distribution	2017	NAP	362,942	SF
1.14	Property		1	1509 Leestown Road	Frankfort	Franklin	KY	40601	Industrial	Warehouse/Distribution	2014	NAP	599,840	SF
1.15	Property		1	1601 Brown Road	Orion	Oakland	MI	48359	Industrial	Warehouse/Distribution	2006	NAP	245,633	SF
1.16	Property		1	22525 West 167th Street	Olathe	Johnson	KS	66062	Industrial	Warehouse/Distribution	2016	NAP	313,763	SF
1.17	Property		1	1414 South Council Road	Oklahoma City	Oklahoma	OK	73128	Industrial	Warehouse/Distribution	2017	NAP	300,000	SF
1.18	Property		1	4690 Global Avenue NW	Concord	Cabarrus	NC	28027	Industrial	Warehouse/Distribution	2015	NAP	330,717	SF
1.19	Property		1	3466 Shippers Drive	Grand Rapids	Kent	MI	49544	Industrial	Warehouse/Distribution	2016	NAP	343,483	SF
1.20	Property		1	4555 West Highway 146	Buckner	Oldham	KY	40010	Industrial	Warehouse/Distribution	2014	NAP	558,600	SF
1.21	Property		1	9780 Mopar Drive	Streetsboro	Portage	OH	44241	Industrial	Warehouse/Distribution	2011	NAP	368,060	SF
1.22	Property		1	3779 Lake Shore Road	Hamburg	Erie	NY	14219	Industrial	Warehouse/Distribution	2016	NAP	338,584	SF
1.23	Property		1	2000 South Walnut Street	Burlington	Skagit	WA	98233	Industrial	Warehouse/Distribution	2015	NAP	210,445	SF
1.24	Property		1	3774 Snyder Road	Kodak	Sevier	TN	37764	Industrial	Warehouse/Distribution	2021	NAP	259,053	SF
1.25	Property		1	8951 Mirabel Road	Indianapolis	Marion	IN	46141	Industrial	Warehouse/Distribution	2014	NAP	327,822	SF
1.26	Property		1	8411 Florida Mining Boulevard	Tampa	Hillsborough	FL	33634	Industrial	Warehouse/Distribution	2003	NAP	171,734	SF
1.27	Property		1	900 Hutchinson Place	Lebanon	Wilson	TN	37090	Industrial	Warehouse/Distribution	1993	NAP	381,240	SF
1.28	Property		1	5440 Haggerty Lane	LaFayette	Tippecanoe	IN	47905	Industrial	Warehouse/Distribution	2019	NAP	350,418	SF
1.29	Property		1	5703 Mitchell Avenue	St. Joseph	Buchanan	MO	64153	Industrial	Manufacturing/Distribution	2000	NAP	382,880	SF
1.30	Property		1	1103 Powderhouse Road SE	Aiken	Aiken	SC	29803	Industrial	Warehouse/Distribution	2017	NAP	315,560	SF
1.31	Property		1	3200 Rodeo Court	Bessemer	Jefferson	AL	35022	Industrial	Warehouse/Distribution	2021	NAP	290,879	SF
1.32	Property		1	14001 Jetport Loop	Fort Myers	Lee	FL	33913	Industrial	Warehouse/Distribution	2016	NAP	213,672	SF
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	Savannah	Chatham	GA	31407	Industrial	Warehouse/Distribution	2018	NAP	126,520	SF
1.34	Property		1	21200 Spring Plaza Drive	Spring	Harris	TX	77388	Industrial	Warehouse/Distribution	2013	NAP	181,176	SF
1.35	Property		1	3058 Lakemont Blvd	Fort Mill	York	SC	29708	Industrial	Warehouse/Distribution	2009	NAP	176,939	SF
1.36	Property		1	2000 Luna Road	Carrollton	Dallas	TX	75006	Industrial	Warehouse/Distribution	2008	NAP	184,317	SF
1.37	Property		1	101 North Campus Drive	Imperial	Allegheny	PA	15126	Industrial	Warehouse/Distribution	2015	NAP	125,860	SF
1.38	Property		1	4651 Prosper Drive	Stow	Summit	OH	44224	Industrial	Manufacturing/Distribution	2017	NAP	219,765	SF
1.39	Property		1	5025 Tuggle Road	Memphis	Shelby	TN	38118	Industrial	Warehouse/Distribution	1996	NAP	449,900	SF
1.40	Property		1	450 Northpointe Court	Covington	St. Tammany	LA	70433	Industrial	Warehouse/Distribution	2015	NAP	175,315	SF
1.41	Property		1	1602 Vincent Drive	Sauget	St. Claire	IL	62206	Industrial	Warehouse/Distribution	2014	NAP	198,729	SF
1.42	Property		1	8644 Polk Lane	Olive Branch	DeSoto	MS	38654	Industrial	Warehouse/Distribution	2011	NAP	234,660	SF
1.43	Property		1	800 Lindale Industrial Parkway	Lindale	Smith	TX	75706	Industrial	Warehouse/Distribution	2013	NAP	163,383	SF
1.44	Property		1	2465 Fontaine Street	Kenton	Hardin	OH	43326	Industrial	Warehouse/Distribution	2017	NAP	298,472	SF
1.45	Property		1	1430 South Wolf Road	Wheeling	Cook	IL	60090	Industrial	Warehouse/Distribution	2003	NAP	123,000	SF
1.46	Property		1	2552 South 98th Street	Edwardsville	Wyandotte	KS	66111	Industrial	Warehouse/Distribution	2013	NAP	280,019	SF
1.47	Property		1	1000 Knell Road	Montgomery	Kane	IL	60538	Industrial	Warehouse/Distribution	2000	NAP	171,230	SF
1.48	Property		1	747 Mill Park Drive	Lancaster	Fairfield	OH	43130	Industrial	Warehouse/Distribution	2019	NAP	152,995	SF
1.49	Property		1	502 West Independence Drive	Edinburg	Hidalgo	TX	78541	Industrial	Warehouse/Distribution	2011	NAP	164,207	SF
1.50	Property		1	38401 Amrhein Road	Livonia	Wayne	MI	48150	Industrial	Warehouse/Distribution	1999	NAP	172,668	SF
1.51	Property		1	6101 SW 44th Street	Oklahoma City	Oklahoma	OK	73179	Industrial	Warehouse/Distribution	2019	NAP	120,780	SF
1.52	Property		1	700 Hudson Road	Griffin	Spalding County	GA	30224	Industrial	Warehouse/Distribution	2002	NAP	218,120	SF
1.53	Property		1	685 Alliance Parkway	Hewitt	McLennan	TX	76643	Industrial	Warehouse/Distribution	2012	NAP	150,710	SF
1.54	Property		1	5101 West Waters Avenue	Tampa	Hillsborough	FL	33634	Industrial	Warehouse/Distribution	1997	NAP	95,662	SF
1.55	Property		1	1935 Blue Hills Drive	Roanoke	Roanoke City	VA	24012	Industrial	Warehouse/Distribution	2013	NAP	103,580	SF
1.56	Property		1	16211 Air Center Boulevard	Houston	Harris	TX	77032	Industrial	Manufacturing/Distribution	2005	NAP	91,295	SF
1.57	Property		1	8800 Studley Road	Mechanicsville	Hanover	VA	23116	Industrial	Warehouse/Distribution	1999	NAP	112,799	SF
1.58	Property		1	6 Konzen Court	Granite City	Madison	IL	62040	Industrial	Warehouse/Distribution	2001	NAP	184,800	SF
1.59	Property		1	5300 International Drive	Cudahy	Milwaukee	WI	53110	Industrial	Warehouse/Distribution	2001	NAP	139,564	SF
1.60	Property		1	1289 Walden Avenue	Cheektowaga	Erie	NY	14211	Industrial	Warehouse/Distribution	2001	NAP	105,073	SF
1.61	Property		1	10551 N Congress Avenue	Kansas City	Platte	MO	64153	Industrial	Warehouse/Distribution	2014	NAP	158,417	SF
1.62	Property		1	3736 Tom Andrews Road	Roanoke	Roanoke City	VA	24019	Industrial	Warehouse/Distribution	1996	NAP	83,000	SF
1.63	Property		1	2701 South 98th Street	Edwardsville	Wyandotte	KS	66111	Industrial	Warehouse/Distribution	2001	NAP	179,280	SF
1.64	Property		1	231 Theater Drive	Duncansville	Blair	PA	16635	Industrial	Warehouse/Distribution	2013	NAP	122,522	SF
1.65	Property		1	3404 Cragmont Drive	Tampa	Hillsborough	FL	33619	Industrial	Storage/Warehouse	1989	NAP	68,385	SF
1.66	Property		1	4 Liebich Lane	Halfmoon	Saratoga	NY	12065	Industrial	Warehouse/Distribution	2011	NAP	75,000	SF
1.67	Property		1	4040 Business Park Court	Winston-Salem	Forsyth	NC	27107	Industrial	Warehouse/Distribution	2001	NAP	106,507	SF

A-1-4

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
1.68	Property		1	1270 North Wilkening	Schaumburg	Cook	IL	60173	Industrial	Warehouse/Distribution	1997	NAP	73,500	SF
1.69	Property		1	4472 Technology Drive	Rockford	Winnebago	IL	61109	Industrial	Manufacturing/Distribution	1998	2011	66,387	SF
1.70	Property		1	28000 Five M Center Drive	Romulus	Wayne	MI	48174	Industrial	Warehouse/Distribution	1997	NAP	71,933	SF
1.71	Property		1	3383 Spirit Way	Green Bay	Brown	WI	54304	Industrial	Warehouse/Distribution	2013	NAP	99,102	SF
1.72	Property		1	9667 Inter-Ocean Drive	Cincinnati	Butler	OH	45246	Industrial	Warehouse/Distribution	1999	NAP	103,818	SF
1.73	Property		1	2427 Henry Road NW	Stewartville	Olmsted	MN	55976	Industrial	Warehouse/Distribution	2013	NAP	60,370	SF
1.74	Property		1	1115 Regina Graeter Way	Cincinnati	Hamilton	OH	45216	Industrial	Warehouse/Distribution	2014	NAP	63,840	SF
1.75	Property		1	831 Lone Star Drive	O'Fallon	St. Charles	MO	63366	Industrial	Warehouse/Distribution	1989	NAP	102,135	SF
1.76	Property		1	4170 Columbia Road	Lebanon	Warren	OH	45036	Industrial	Warehouse/Distribution	2008	NAP	51,130	SF
1.77	Property		1	6023 Century Oaks Drive	Chattanooga	Hamilton	TN	37416	Industrial	Warehouse/Distribution	2002	NAP	60,637	SF
1.78	Property		1	2300 Westmoreland Street	Richmond	Henrico	VA	23230	Industrial	Warehouse/Distribution	2004	NAP	60,000	SF
1.79	Property		1	246 Glasson Drive	Corpus Christi	Nueces	TX	78406	Industrial	Warehouse/Distribution	2011	NAP	46,253	SF
1.80	Property		1	2759 North Garnett Road	Tulsa	Tulsa	OK	74116	Industrial	Warehouse/Distribution	2010	NAP	46,240	SF
1.81	Property		1	1122 Stony Ridge Road	Charlottesville	Albemarle	VA	22902	Industrial	Warehouse/Distribution	1998	NAP	48,064	SF
1.82	Property		1	5313 Majestic Parkway	Bedford Heights	Cuyahoga	OH	44146	Industrial	Warehouse/Distribution	1998	NAP	82,269	SF
1.83	Property		1	2901 E Heartland Drive	Liberty	Clay	MO	64068	Industrial	Manufacturing/Distribution	1997	NAP	96,687	SF
1.84	Property		1	1900 Interstate Boulevard	Lakeland	Polk	FL	33805	Industrial	Warehouse/Distribution	1994	NAP	32,105	SF
1.85	Property		1	50 Hollow Tree Lane	Newington	Hartford	CT	06111	Industrial	Warehouse/Distribution	2000	NAP	54,812	SF
1.86	Property		1	440 US Highway 49 South	Richland	Rankin	MS	39218	Industrial	Warehouse/Distribution	1986	NAP	36,000	SF
1.87	Property		1	7569 Golf Course Boulevard	Punta Gorda	Charlotte	FL	33982	Industrial	Warehouse/Distribution	2007	NAP	34,624	SF
1.88	Property		1	4401 112th Street	Urbandale	Polk	IA	50322	Industrial	Warehouse/Distribution	1985	2017	36,270	SF
1.89	Property		1	105 Business Park Drive	Ridgeland	Madison	MS	39157	Industrial	Warehouse/Distribution	1988	NAP	26,340	SF
1.90	Property		1	7019 High Grove Boulevard	Burr Ridge	DuPage	IL	60527	Industrial	Warehouse/Distribution	1997	NAP	12,500	SF
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	Various	Various	Various	Various	Manufactured Housing	Various	Various	NAP	3,019	Pads	54,653.86
2.01	Property		1	Springlake	Centerville; Warner Robins	Houston	GA	31028; 31093	Manufactured Housing	Manufactured Housing	1984; 1989	NAP	218	Pads
2.02	Property		1	ARC	Lexington; West Columbia	Lexington	SC	29072; 29073; 29169	Manufactured Housing	Manufactured Housing	1971; 1980; 1981; 1994	NAP	185	Pads
2.03	Property		1	Anderson	Williamston; Anderson; Belton; Pendleton; Starr	Anderson	SC	29697; 29625; 29624; 29627; 29670; 29684	Manufactured Housing	Manufactured Housing	1940; 1959; 1965; 1970; 1975; 1977; 1989	NAP	165	Pads
2.04	Property		1	Palm Shadows	Donna	Hidalgo	TX	78537	Manufactured Housing	Manufactured Housing/RV Park	1977	NAP	404	Pads
2.05	Property		1	North Raleigh	Youngsville; Oxford; Franklinton	Franklin; Granville	NC	27596; 27565; 27525	Manufactured Housing	Manufactured Housing	1971; 1975; 1980; 1987; 1993	NAP	138	Pads
2.06	Property		1	Crestview	East Flat Rock	Henderson	NC	28726	Manufactured Housing	Manufactured Housing	1985	NAP	113	Pads
2.07	Property		1	Golden Isles	Brunswick	Glynn	GA	31525	Manufactured Housing	Manufactured Housing	1960	NAP	105	Pads
2.08	Property		1	Pecan Grove	Charlotte	Mecklenburg	NC	28213	Manufactured Housing	Manufactured Housing	1900	NAP	83	Pads
2.09	Property		1	Lakeview	Spartanburg	Spartanburg	SC	29303	Manufactured Housing	Manufactured Housing	1965	NAP	91	Pads
2.10	Property		1	Meadowbrook	York	York	SC	29745	Manufactured Housing	Manufactured Housing	1970	NAP	92	Pads
2.11	Property		1	B&D	Chester	Chester	SC	29706	Manufactured Housing	Manufactured Housing	2005	NAP	95	Pads
2.12	Property		1	Countryside	Lancaster	Lancaster	SC	29720	Manufactured Housing	Manufactured Housing	1972	NAP	110	Pads
2.13	Property		1	Maple Hills	Mills River	Henderson	NC	28759	Manufactured Housing	Manufactured Housing	1948	NAP	73	Pads
2.14	Property		1	Asheboro	Asheboro	Randolph	NC	27205	Manufactured Housing	Manufactured Housing	1969	NAP	72	Pads
2.15	Property		1	Hunt Club	Columbia	Richland	SC	29223	Manufactured Housing	Manufactured Housing	1970	NAP	78	Pads
2.16	Property		1	Spaulding	Brunswick	Glynn	GA	31523	Manufactured Housing	Manufactured Housing	1980	NAP	70	Pads
2.17	Property		1	Warrenville	Warrenville	Aiken	SC	29851	Manufactured Housing	Manufactured Housing	1973	NAP	82	Pads
2.18	Property		1	Evergreen	Dandridge	Jefferson	TN	37725	Manufactured Housing	Manufactured Housing	1999	NAP	64	Pads
2.19	Property		1	Sunnyland	Byron	Peach	GA	31008	Manufactured Housing	Manufactured Housing	1985	NAP	72	Pads
2.20	Property		1	Morganton	Morganton	Burke	NC	28655	Manufactured Housing	Manufactured Housing	1997	NAP	61	Pads
2.21	Property		1	Chatham	Chapel Hill	Chatham	NC	27517	Manufactured Housing	Manufactured Housing	2003	NAP	49	Pads
2.22	Property		1	Red Fox	Clyde	Haywood	NC	28721	Manufactured Housing	Manufactured Housing	1997	NAP	52	Pads
2.23	Property		1	Merritt Place	Brunswick	Glynn	GA	31520	Manufactured Housing	Manufactured Housing	1970	NAP	55	Pads
2.24	Property		1	Timberview	Trinity	Randolph	NC	27370	Manufactured Housing	Manufactured Housing	1980	NAP	55	Pads
2.25	Property		1	Azalea	Gastonia	Gaston	NC	28056	Manufactured Housing	Manufactured Housing	1970	NAP	40	Pads
2.26	Property		1	Hidden Oaks	West Columbia	Lexington	SC	29172	Manufactured Housing	Manufactured Housing	1987	NAP	44	Pads
2.27	Property		1	Holly Faye	Gastonia	Gaston	NC	28056	Manufactured Housing	Manufactured Housing	1972	NAP	35	Pads
2.28	Property		1	Cooley	Youngsville	Wake	NC	27596	Manufactured Housing	Manufactured Housing	1940	NAP	44	Pads
2.29	Property		1	Statesville	Statesville	Iredell	NC	28677	Manufactured Housing	Manufactured Housing	1974	NAP	44	Pads
2.30	Property		1	Dixie	Kings Mountain	Cleveland	NC	28086	Manufactured Housing	Manufactured Housing	1970	NAP	37	Pads
2.31	Property		1	Capital View	Gaston	Lexington	SC	29053	Manufactured Housing	Manufactured Housing	2004	NAP	32	Pads
2.32	Property		1	Solid Rock	Batesburg-Leesville	Lexington	SC	29070	Manufactured Housing	Manufactured Housing	1993	NAP	39	Pads
2.33	Property		1	Driftwood	Charlotte	Mecklenburg	NC	28214	Manufactured Housing	Manufactured Housing	1980	NAP	26	Pads
2.34	Property		1	Country Road	Franklinton	Franklin	NC	27525	Manufactured Housing	Manufactured Housing	2004	NAP	28	Pads
2.35	Property		1	Mobile Cottage	Morganton	Burke	NC	28655	Manufactured Housing	Manufactured Housing	1999	NAP	23	Pads
2.36	Property		1	Glynn Acres	Brunswick	Glynn	GA	31525	Manufactured Housing	Manufactured Housing	1960	NAP	22	Pads
2.37	Property		1	Northview	Thomasville	Davidson	NC	27360	Manufactured Housing	Manufactured Housing	1964	NAP	23	Pads
3	Loan	13	1	499 Forbes	South San Francisco	San Mateo	CA	94080	Mixed Use	Lab/Office	2022	NAP	145,631	SF	515.00
4	Loan	5, C	1	Glendale Fashion Center	Glendale	Los Angeles	CA	91206	Retail	Power Center	2001	NAP	263,904	SF	378.93
5	Loan	8, 14	1	333 North Bedford Road	Mount Kisco	Westchester	NY	10549	Mixed Use	Retail/Industrial/Office	1957	2006	568,561	SF	131.03
6	Loan	5, 15, 16	1	Inwood Living	New York	New York	NY	10034	Multifamily	High Rise	2024	NAP	272	Units	477,941.18
7	Loan		1	The Arc	New Rochelle	Westchester	NY	10801	Multifamily	High Rise	2023	NAP	144	Units	409,722.22
8	Loan		1	Broadacres Office Park	Bloomfield	Essex	NJ	07003	Office	Suburban	1972-1978	2025	387,944	SF	123.73

A-1-5

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
9	Loan	17	1	Marriott Tampa Westshore	Tampa	Hillsborough	FL	33607	Hospitality	Full Service	1981	2018	310	Rooms	149,803.20
10	Loan	18	1	Rosemead Place	Rosemead	Los Angeles	CA	91770	Retail	Anchored	1969	2002	336,718	SF	136.61
11	Loan	19	1	West Valley Corporate Center	Chatsworth	Los Angeles	CA	91311	Office	Suburban	1992	NAP	250,463	SF	181.66
12	Loan	D	1	Broadway Place	Santa Monica	Los Angeles	CA	90404	Office	Suburban	1946-1950	2024	83,169	SF	517.02
13	Loan	5, E	1	10 West End	St. Louis Park	Hennepin	MN	55416	Office	Suburban	2019	NAP	343,896	SF	226.81
14	Loan	20	1	One Washington	Boston	Suffolk	MA	02108	Office	CBD	1972	2021	153,759	SF	247.30
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	Hazleton	Luzerne	PA	18202	Hospitality	Limited Service	Various	Various	314	Rooms	121,019.11
15.01	Property		1	Hampton Inn Hazleton	Hazleton	Luzerne	PA	18202	Hospitality	Limited Service	1993	NAP	122	Rooms
15.02	Property		1	Fairfield Inn Hazleton	Hazleton	Luzerne	PA	18202	Hospitality	Limited Service	2002	2018	100	Rooms
15.03	Property		1	Residence Inn Hazleton	Hazleton	Luzerne	PA	18202	Hospitality	Limited Service	2008	2018	92	Rooms
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	Various	Various	Various	Various	Other	Leased Fee	NAP	NAP	2,206,442	SF	72.51
16.01	Property		1	The Arches	Bronx	Bronx	NY	10451	Other	Leased Fee	NAP	NAP	48,976	SF
16.02	Property		1	Paramus	Paramus	Bergen	NJ	07652	Other	Leased Fee	NAP	NAP	1,050,667	SF
16.03	Property		1	276 Grand Concourse	Bronx	Bronx	NY	10451	Other	Leased Fee	NAP	NAP	27,916	SF
16.04	Property		1	Corporate Hill IV	Des Peres	St. Louis	MO	63131	Other	Leased Fee	NAP	NAP	303,613	SF
16.05	Property		1	The Illustrator	New Rochelle	Westchester	NY	10801	Other	Leased Fee	NAP	NAP	37,669	SF
16.06	Property		1	25 Vreeland	Florham Park	Morris	NJ	07932	Other	Leased Fee	NAP	NAP	737,601	SF
17	Loan		1	Plaza at Legacy Plano	Plano	Collin	TX	75024	Office	Suburban	2001	2024	216,017	SF	171.75
18	Loan		1	Kimberley Parkside	Houston	Harris	TX	77079	Multifamily	Garden	1971	2022	317	Units	116,719.24
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	Houston	Harris	TX	77079	Office	Suburban	2015-2016	2024	715,935	SF	148.06
20	Loan		1	Preserve at Manatee Bay	Bradenton	Manatee	FL	34209	Multifamily	Garden	1985	2023	152	Units	133,881.58
21	Loan	29	1	Five Mile Shopping Center	Spokane	Spokane	WA	99205	Retail	Anchored	1959-2016	NAP	132,650	SF	153.03
22	Loan	6, 7	2	Swedesford Crossing	Wayne	Chester	PA	19087	Office	Suburban	1972	2007	110,361	SF	160.84
22.01	Property		1	500 E. Swedesford Road	Wayne	Chester	PA	19087	Office	Suburban	1972	2007	61,235	SF
22.02	Property		1	480 E. Swedesford Road	Wayne	Chester	PA	19087	Office	Suburban	1972	2007	49,126	SF
23	Loan	C	1	Vista West MHC	Odessa	Ector	TX	79764	Manufactured Housing	Manufactured Housing	1970	NAP	288	Pads	58,159.72
24	Loan	6	2	Washington PA Hotel Portfolio	Washington	Washington	PA	15301	Hospitality	Various	Various	Various	215	Rooms	72,093.02
24.01	Property		1	Hampton Inn Washington	Washington	Washington	PA	15301	Hospitality	Limited Service	1995	2023	111	Rooms
24.02	Property		1	Fairfield Inn & Suites Washington	Washington	Washington	PA	15301	Hospitality	Select Service	2010	2020	104	Rooms
25	Loan		1	The Lofts on Fountain	Montgomery	Montgomery	AL	36116	Multifamily	Garden	1973	2025-2026	242	Units	63,016.53
26	Loan		1	Portal Warehousing Orlando	Orlando	Orange	FL	32811	Industrial	Warehouse/Distribution	1982	2024-2025	84,559	SF	144.87
27	Loan	30, 31	1	Laredo Industrial	Laredo	Webb	TX	78045	Industrial	Warehouse	1998	2020	124,669	SF	82.62
28	Loan		1	Danville Industrial	Danville	Vermilion	IL	61834	Industrial	Warehouse/Distribution	1964	2025	400,000	SF	25.51
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	Harrisburg	Dauphin	PA	17109	Hospitality	Limited Service	1990	2020	114	Rooms	86,228.07
30	Loan		1	Shield Storage Sacramento	Sacramento	Sacramento	CA	95826	Self Storage	Self Storage	2022	NAP	64,698	SF	110.36
31	Loan		1	561 Iowa Avenue	Riverside	Riverside	CA	92507	Industrial	Warehouse/Distribution	1972, 1976	NAP	69,371	SF	95.14
32	Loan		1	Swartz Creek Mini Storage	Swartz Creek	Genesee	MI	48473	Self Storage	Self Storage	1996	2020	107,000	SF	42.99
33	Loan		1	455 Racetrack Road	Washington	Washington	PA	15301	Office	Suburban	1979	2015, 2023	27,057	SF	144.14

A-1-6

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	90,000,000	90,000,000	90,000,000	5.09676753300%	0.01273500000%	5.08403253300%	NAP	387,566.70	NAP	4,650,800.40	Interest Only	No	Actual/360	60	58
1.01	Property		1	3150 Highway 42	3,893,461	3,893,461	3,893,461
1.02	Property		1	1151 South Graham Road	3,793,092	3,793,092	3,793,092
1.03	Property		1	584 US Highway 130	3,763,818	3,763,818	3,763,818
1.04	Property		1	590 Northport Parkway	3,100,968	3,100,968	3,100,968
1.05	Property		1	8341 Industrial Parkway	2,910,686	2,910,686	2,910,686
1.06	Property		1	650 Braselton Parkway	2,722,495	2,722,495	2,722,495
1.07	Property		1	482 Chaney Avenue	1,999,006	1,999,006	1,999,006
1.08	Property		1	5000 North Ridge Trail	1,990,642	1,990,642	1,990,642
1.09	Property		1	5005 Samuell Blvd.	1,881,909	1,881,909	1,881,909
1.10	Property		1	635 Community Drive	1,704,105	1,704,105	1,704,105
1.11	Property		1	6538 & 6526 Judge Adams Road	1,681,172	1,681,172	1,681,172
1.12	Property		1	4350 Fortune Ave NW	1,651,898	1,651,898	1,651,898
1.13	Property		1	6735 Trippel Road	1,622,624	1,622,624	1,622,624
1.14	Property		1	1509 Leestown Road	1,618,442	1,618,442	1,618,442
1.15	Property		1	1601 Brown Road	1,610,078	1,610,078	1,610,078
1.16	Property		1	22525 West 167th Street	1,584,986	1,584,986	1,584,986
1.17	Property		1	1414 South Council Road	1,557,802	1,557,802	1,557,802
1.18	Property		1	4690 Global Avenue NW	1,551,529	1,551,529	1,551,529
1.19	Property		1	3466 Shippers Drive	1,530,619	1,530,619	1,530,619
1.20	Property		1	4555 West Highway 146	1,467,889	1,467,889	1,467,889
1.21	Property		1	9780 Mopar Drive	1,446,979	1,446,979	1,446,979
1.22	Property		1	3779 Lake Shore Road	1,421,887	1,421,887	1,421,887
1.23	Property		1	2000 South Walnut Street	1,317,336	1,317,336	1,317,336
1.24	Property		1	3774 Snyder Road	1,317,336	1,317,336	1,317,336
1.25	Property		1	8951 Mirabel Road	1,283,880	1,283,880	1,283,880
1.26	Property		1	8411 Florida Mining Boulevard	1,258,788	1,258,788	1,258,788
1.27	Property		1	900 Hutchinson Place	1,258,370	1,258,370	1,258,370
1.28	Property		1	5440 Haggerty Lane	1,254,606	1,254,606	1,254,606
1.29	Property		1	5703 Mitchell Avenue	1,233,696	1,233,696	1,233,696
1.30	Property		1	1103 Powderhouse Road SE	1,204,422	1,204,422	1,204,422
1.31	Property		1	3200 Rodeo Court	1,179,330	1,179,330	1,179,330
1.32	Property		1	14001 Jetport Loop	1,168,875	1,168,875	1,168,875
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	1,166,784	1,166,784	1,166,784
1.34	Property		1	21200 Spring Plaza Drive	1,158,420	1,158,420	1,158,420
1.35	Property		1	3058 Lakemont Blvd	1,129,145	1,129,145	1,129,145
1.36	Property		1	2000 Luna Road	1,110,326	1,110,326	1,110,326
1.37	Property		1	101 North Campus Drive	920,044	920,044	920,044
1.38	Property		1	4651 Prosper Drive	920,044	920,044	920,044
1.39	Property		1	5025 Tuggle Road	914,608	914,608	914,608
1.40	Property		1	450 Northpointe Court	865,678	865,678	865,678
1.41	Property		1	1602 Vincent Drive	848,950	848,950	848,950
1.42	Property		1	8644 Polk Lane	846,023	846,023	846,023
1.43	Property		1	800 Lindale Industrial Parkway	836,404	836,404	836,404
1.44	Property		1	2465 Fontaine Street	823,858	823,858	823,858
1.45	Property		1	1430 South Wolf Road	823,858	823,858	823,858
1.46	Property		1	2552 South 98th Street	819,676	819,676	819,676
1.47	Property		1	1000 Knell Road	777,856	777,856	777,856
1.48	Property		1	747 Mill Park Drive	773,674	773,674	773,674
1.49	Property		1	502 West Independence Drive	769,492	769,492	769,492
1.50	Property		1	38401 Amrhein Road	765,310	765,310	765,310
1.51	Property		1	6101 SW 44th Street	669,960	669,960	669,960
1.52	Property		1	700 Hudson Road	648,213	648,213	648,213
1.53	Property		1	685 Alliance Parkway	627,721	627,721	627,721
1.54	Property		1	5101 West Waters Avenue	618,939	618,939	618,939
1.55	Property		1	1935 Blue Hills Drive	610,575	610,575	610,575
1.56	Property		1	16211 Air Center Boulevard	602,211	602,211	602,211
1.57	Property		1	8800 Studley Road	547,845	547,845	547,845
1.58	Property		1	6 Konzen Court	531,535	531,535	531,535
1.59	Property		1	5300 International Drive	528,189	528,189	528,189
1.60	Property		1	1289 Walden Avenue	522,753	522,753	522,753
1.61	Property		1	10551 N Congress Avenue	522,753	522,753	522,753
1.62	Property		1	3736 Tom Andrews Road	480,932	480,932	480,932
1.63	Property		1	2701 South 98th Street	472,568	472,568	472,568
1.64	Property		1	231 Theater Drive	470,477	470,477	470,477
1.65	Property		1	3404 Cragmont Drive	447,476	447,476	447,476
1.66	Property		1	4 Liebich Lane	426,566	426,566	426,566
1.67	Property		1	4040 Business Park Court	405,656	405,656	405,656

A-1-7

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
1.68	Property		1	1270 North Wilkening	380,564	380,564	380,564
1.69	Property		1	4472 Technology Drive	344,180	344,180	344,180
1.70	Property		1	28000 Five M Center Drive	342,926	342,926	342,926
1.71	Property		1	3383 Spirit Way	333,725	333,725	333,725
1.72	Property		1	9667 Inter-Ocean Drive	317,834	317,834	317,834
1.73	Property		1	2427 Henry Road NW	296,923	296,923	296,923
1.74	Property		1	1115 Regina Graeter Way	292,741	292,741	292,741
1.75	Property		1	831 Lone Star Drive	277,778	277,778	277,778
1.76	Property		1	4170 Columbia Road	276,013	276,013	276,013
1.77	Property		1	6023 Century Oaks Drive	275,177	275,177	275,177
1.78	Property		1	2300 Westmoreland Street	271,831	271,831	271,831
1.79	Property		1	246 Glasson Drive	267,649	267,649	267,649
1.80	Property		1	2759 North Garnett Road	256,358	256,358	256,358
1.81	Property		1	1122 Stony Ridge Road	246,739	246,739	246,739
1.82	Property		1	5313 Majestic Parkway	244,648	244,648	244,648
1.83	Property		1	2901 E Heartland Drive	233,333	233,333	233,333
1.84	Property		1	1900 Interstate Boulevard	188,191	188,191	188,191
1.85	Property		1	50 Hollow Tree Lane	188,191	188,191	188,191
1.86	Property		1	440 US Highway 49 South	136,334	136,334	136,334
1.87	Property		1	7569 Golf Course Boulevard	135,916	135,916	135,916
1.88	Property		1	4401 112th Street	116,678	116,678	116,678
1.89	Property		1	105 Business Park Drive	98,277	98,277	98,277
1.90	Property		1	7019 High Grove Boulevard	90,750	90,750	90,750
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	80,000,000	80,000,000	80,000,000	6.02000%	0.01523%	6.00477%	NAP	406,907.41	NAP	4,882,888.92	Interest Only	No	Actual/360	60	58
2.01	Property		1	Springlake	6,238,683	6,238,683	6,238,683
2.02	Property		1	ARC	5,191,770	5,191,770	5,191,770
2.03	Property		1	Anderson	5,116,049	5,116,049	5,116,049
2.04	Property		1	Palm Shadows	4,299,588	4,299,588	4,299,588
2.05	Property		1	North Raleigh	3,683,951	3,683,951	3,683,951
2.06	Property		1	Crestview	3,529,218	3,529,218	3,529,218
2.07	Property		1	Golden Isles	3,259,259	3,259,259	3,259,259
2.08	Property		1	Pecan Grove	3,015,638	3,015,638	3,015,638
2.09	Property		1	Lakeview	2,986,008	2,986,008	2,986,008
2.10	Property		1	Meadowbrook	2,946,502	2,946,502	2,946,502
2.11	Property		1	B&D	2,814,815	2,814,815	2,814,815
2.12	Property		1	Countryside	2,679,835	2,679,835	2,679,835
2.13	Property		1	Maple Hills	2,400,000	2,400,000	2,400,000
2.14	Property		1	Asheboro	2,261,728	2,261,728	2,261,728
2.15	Property		1	Hunt Club	2,130,041	2,130,041	2,130,041
2.16	Property		1	Spaulding	2,021,399	2,021,399	2,021,399
2.17	Property		1	Warrenville	2,014,815	2,014,815	2,014,815
2.18	Property		1	Evergreen	1,962,140	1,962,140	1,962,140
2.19	Property		1	Sunnyland	1,846,913	1,846,913	1,846,913
2.20	Property		1	Morganton	1,705,350	1,705,350	1,705,350
2.21	Property		1	Chatham	1,646,091	1,646,091	1,646,091
2.22	Property		1	Red Fox	1,570,370	1,570,370	1,570,370
2.23	Property		1	Merritt Place	1,494,650	1,494,650	1,494,650
2.24	Property		1	Timberview	1,254,321	1,254,321	1,254,321
2.25	Property		1	Azalea	1,234,568	1,234,568	1,234,568
2.26	Property		1	Hidden Oaks	1,204,938	1,204,938	1,204,938
2.27	Property		1	Holly Faye	1,175,309	1,175,309	1,175,309
2.28	Property		1	Cooley	1,119,342	1,119,342	1,119,342
2.29	Property		1	Statesville	1,086,420	1,086,420	1,086,420
2.30	Property		1	Dixie	1,086,420	1,086,420	1,086,420
2.31	Property		1	Capital View	938,272	938,272	938,272
2.32	Property		1	Solid Rock	879,012	879,012	879,012
2.33	Property		1	Driftwood	796,708	796,708	796,708
2.34	Property		1	Country Road	684,774	684,774	684,774
2.35	Property		1	Mobile Cottage	592,592	592,592	592,592
2.36	Property		1	Glynn Acres	586,008	586,008	586,008
2.37	Property		1	Northview	546,502	546,502	546,502
3	Loan	13	1	499 Forbes	75,000,000	75,000,000	75,000,000	7.17000%	0.01398%	7.15602%	NAP	454,348.96	NAP	5,452,187.52	Interest Only	No	Actual/360	60	60
4	Loan	5, C	1	Glendale Fashion Center	75,000,000	75,000,000	75,000,000	6.51800%	0.01523%	6.50277%	NAP	413,032.99	NAP	4,956,395.88	Interest Only	No	Actual/360	60	60
5	Loan	8, 14	1	333 North Bedford Road	74,500,000	74,500,000	74,500,000	6.80600%	0.01398%	6.79202%	NAP	428,407.77	NAP	5,140,893.24	Interest Only	No	Actual/360	60	59
6	Loan	5, 15, 16	1	Inwood Living	60,000,000	60,000,000	60,000,000	5.70000%	0.01523%	5.68477%	NAP	288,958.33	NAP	3,467,499.96	Interest Only	No	Actual/360	60	60
7	Loan		1	The Arc	59,000,000	59,000,000	59,000,000	6.05000%	0.01523%	6.03477%	NAP	301,589.70	NAP	3,619,076.40	Interest Only	No	Actual/360	60	55
8	Loan		1	Broadacres Office Park	48,000,000	48,000,000	48,000,000	7.13000%	0.01523%	7.11477%	NAP	289,161.11	NAP	3,469,933.32	Interest Only	No	Actual/360	60	60

A-1-8

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(3)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
9	Loan	17	1	Marriott Tampa Westshore	46,500,000	46,438,991	42,505,007	6.61300%	0.01398%	6.59902%	317,262.57	NAP	3,807,150.84	NAP	Amortizing Balloon	No	Actual/360	0	0
10	Loan	18	1	Rosemead Place	46,000,000	46,000,000	46,000,000	6.58100%	0.01398%	6.56702%	NAP	255,775.44	NAP	3,069,305.28	Interest Only	No	Actual/360	60	59
11	Loan	19	1	West Valley Corporate Center	45,500,000	45,500,000	45,500,000	6.37800%	0.01523%	6.36277%	NAP	245,191.28	NAP	2,942,295.36	Interest Only	No	Actual/360	60	59
12	Loan	D	1	Broadway Place	43,000,000	43,000,000	43,000,000	6.47900%	0.01398%	6.46502%	NAP	235,388.67	NAP	2,824,664.04	Interest Only	No	Actual/360	60	59
13	Loan	5, E	1	10 West End	42,000,000	42,000,000	42,000,000	6.75000%	0.01523%	6.73477%	NAP	239,531.25	NAP	2,874,375.00	Interest Only	No	Actual/360	60	60
14	Loan	20	1	One Washington	38,025,000	38,025,000	38,025,000	7.38900%	0.01398%	7.37502%	NAP	237,390.87	NAP	2,848,690.44	Interest Only	No	Actual/360	60	59
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	38,000,000	38,000,000	38,000,000	6.96100%	0.01523%	6.94577%	NAP	223,493.22	NAP	2,681,918.64	Interest Only	No	Actual/360	60	60
15.01	Property		1	Hampton Inn Hazleton	16,400,000	16,400,000	16,400,000
15.02	Property		1	Fairfield Inn Hazleton	10,800,000	10,800,000	10,800,000
15.03	Property		1	Residence Inn Hazleton	10,800,000	10,800,000	10,800,000
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	38,000,000	38,000,000	38,000,000	5.43600%	0.01398%	5.42202%	NAP	174,530.83	NAP	2,094,369.96	Interest Only	No	Actual/360	60	55
16.01	Property		1	The Arches	15,696,138	15,696,138	15,696,138
16.02	Property		1	Paramus	6,664,725	6,664,725	6,664,725
16.03	Property		1	276 Grand Concourse	6,532,200	6,532,200	6,532,200
16.04	Property		1	Corporate Hill IV	3,521,650	3,521,650	3,521,650
16.05	Property		1	The Illustrator	2,972,550	2,972,550	2,972,550
16.06	Property		1	25 Vreeland	2,612,738	2,612,738	2,612,738
17	Loan		1	Plaza at Legacy Plano	37,100,000	37,100,000	37,100,000	7.48000%	0.01523%	7.46477%	NAP	234,468.56	NAP	2,813,622.72	Interest Only	No	Actual/360	60	60
18	Loan		1	Kimberley Parkside	37,000,000	37,000,000	37,000,000	6.86200%	0.01523%	6.84677%	NAP	214,516.92	NAP	2,574,203.04	Interest Only	No	Actual/360	60	59
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	31,000,000	31,000,000	31,000,000	7.03500%	0.01398%	7.02102%	NAP	184,261.63	NAP	2,211,139.56	Interest Only	No	Actual/360	60	58
20	Loan		1	Preserve at Manatee Bay	20,350,000	20,350,000	20,350,000	6.13000%	0.01523%	6.11477%	NAP	105,398.40	NAP	1,264,780.80	Interest Only	No	Actual/360	60	60
21	Loan	29	1	Five Mile Shopping Center	20,300,000	20,300,000	20,300,000	6.70500%	0.01398%	6.69102%	NAP	115,001.61	NAP	1,380,019.32	Interest Only	No	Actual/360	60	59
22	Loan	6, 7	2	Swedesford Crossing	17,750,000	17,750,000	17,750,000	7.15000%	0.01523%	7.13477%	NAP	107,229.31	NAP	1,286,751.72	Interest Only	No	Actual/360	60	60
22.01	Property		1	500 E. Swedesford Road	10,170,000	10,170,000	10,170,000
22.02	Property		1	480 E. Swedesford Road	7,580,000	7,580,000	7,580,000
23	Loan	C	1	Vista West MHC	16,750,000	16,750,000	16,750,000	6.02800%	0.01523%	6.01277%	NAP	85,309.46	NAP	1,023,713.52	Interest Only	No	Actual/360	60	59
24	Loan	6	2	Washington PA Hotel Portfolio	15,500,000	15,500,000	15,500,000	7.74700%	0.01523%	7.73177%	NAP	101,455.21	NAP	1,217,462.52	Interest Only	No	Actual/360	60	59
24.01	Property		1	Hampton Inn Washington	8,060,000	8,060,000	8,060,000
24.02	Property		1	Fairfield Inn & Suites Washington	7,440,000	7,440,000	7,440,000
25	Loan		1	The Lofts on Fountain	15,250,000	15,250,000	15,250,000	6.82400%	0.06273%	6.76127%	NAP	87,926.13	NAP	1,055,113.56	Interest Only	No	Actual/360	60	60
26	Loan		1	Portal Warehousing Orlando	12,250,000	12,250,000	12,250,000	6.75100%	0.01523%	6.73577%	NAP	69,873.63	NAP	838,483.56	Interest Only	No	Actual/360	60	60
27	Loan	30, 31	1	Laredo Industrial	10,300,000	10,300,000	10,300,000	6.79600%	0.01398%	6.78202%	NAP	59,142.50	NAP	709,710.00	Interest Only	No	Actual/360	60	60
28	Loan		1	Danville Industrial	10,205,000	10,205,000	10,205,000	7.17700%	0.01523%	7.16177%	NAP	61,882.10	NAP	742,585.20	Interest Only	No	Actual/360	60	60
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	9,830,000	9,830,000	9,406,503	7.81800%	0.01523%	7.80277%	70,885.80	NAP	850,629.60	NAP	Amortizing Balloon	No	Actual/360	0	0
30	Loan		1	Shield Storage Sacramento	7,140,000	7,140,000	7,140,000	5.86500%	0.01523%	5.84977%	NAP	35,381.43	NAP	424,577.16	Interest Only	No	Actual/360	60	58
31	Loan		1	561 Iowa Avenue	6,600,000	6,600,000	6,600,000	7.00000%	0.01523%	6.98477%	NAP	39,034.72	NAP	468,416.64	Interest Only	No	Actual/360	60	59
32	Loan		1	Swartz Creek Mini Storage	4,600,000	4,600,000	4,600,000	6.41600%	0.01523%	6.40077%	NAP	24,936.26	NAP	299,235.12	Interest Only	No	Actual/360	60	59
33	Loan		1	455 Racetrack Road	3,900,000	3,900,000	3,900,000	7.74700%	0.01523%	7.73177%	NAP	25,527.44	NAP	306,329.28	Interest Only	No	Actual/360	60	59

A-1-9

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	60	58	0	0	5/8/2026	2	11	6/11/2026	NAP	5/11/2031	NAP	0	0	L(23),YM1(3),DorYM1(27),O(7)	153,771,238	31,585,033
1.01	Property		1	3150 Highway 42															5,632,371	878,129
1.02	Property		1	1151 South Graham Road															5,686,442	1,058,010
1.03	Property		1	584 US Highway 130															6,540,654	1,440,488
1.04	Property		1	590 Northport Parkway															4,580,104	948,771
1.05	Property		1	8341 Industrial Parkway															5,124,708	799,967
1.06	Property		1	650 Braselton Parkway															4,185,605	574,995
1.07	Property		1	482 Chaney Avenue															3,583,911	1,084,866
1.08	Property		1	5000 North Ridge Trail															2,877,930	390,833
1.09	Property		1	5005 Samuell Blvd.															4,192,043	944,240
1.10	Property		1	635 Community Drive															3,664,767	581,828
1.11	Property		1	6538 & 6526 Judge Adams Road															3,442,803	574,360
1.12	Property		1	4350 Fortune Ave NW															3,111,118	715,179
1.13	Property		1	6735 Trippel Road															2,474,940	463,953
1.14	Property		1	1509 Leestown Road															2,227,404	108,535
1.15	Property		1	1601 Brown Road															2,925,332	487,325
1.16	Property		1	22525 West 167th Street															3,132,815	545,828
1.17	Property		1	1414 South Council Road															2,402,554	509,926
1.18	Property		1	4690 Global Avenue NW															2,597,795	469,840
1.19	Property		1	3466 Shippers Drive															2,782,398	816,049
1.20	Property		1	4555 West Highway 146															2,189,243	109,091
1.21	Property		1	9780 Mopar Drive															2,655,083	518,243
1.22	Property		1	3779 Lake Shore Road															2,624,616	432,965
1.23	Property		1	2000 South Walnut Street															2,303,530	480,572
1.24	Property		1	3774 Snyder Road															2,170,018	288,670
1.25	Property		1	8951 Mirabel Road															2,339,578	729,080
1.26	Property		1	8411 Florida Mining Boulevard															2,023,979	495,612
1.27	Property		1	900 Hutchinson Place															1,569,676	84,125
1.28	Property		1	5440 Haggerty Lane															2,045,121	424,651
1.29	Property		1	5703 Mitchell Avenue															2,293,467	727,060
1.30	Property		1	1103 Powderhouse Road SE															1,704,519	84,945
1.31	Property		1	3200 Rodeo Court															1,523,926	(142,359)
1.32	Property		1	14001 Jetport Loop															1,769,962	390,873
1.33	Property		1	505 Morgan Lakes Industrial Blvd.															2,108,850	405,852
1.34	Property		1	21200 Spring Plaza Drive															2,309,747	724,446
1.35	Property		1	3058 Lakemont Blvd															1,936,799	431,853
1.36	Property		1	2000 Luna Road															2,064,805	513,892
1.37	Property		1	101 North Campus Drive															1,364,786	101,470
1.38	Property		1	4651 Prosper Drive															1,548,032	48,509
1.39	Property		1	5025 Tuggle Road															1,393,565	83,171
1.40	Property		1	450 Northpointe Court															1,562,045	353,053
1.41	Property		1	1602 Vincent Drive															1,494,794	179,270
1.42	Property		1	8644 Polk Lane															1,564,492	414,582
1.43	Property		1	800 Lindale Industrial Parkway															1,457,245	266,960
1.44	Property		1	2465 Fontaine Street															1,306,063	73,533
1.45	Property		1	1430 South Wolf Road															2,229,495	937,625
1.46	Property		1	2552 South 98th Street															2,497,464	1,108,225
1.47	Property		1	1000 Knell Road															864,662	669,493
1.48	Property		1	747 Mill Park Drive															1,197,542	63,924
1.49	Property		1	502 West Independence Drive															1,326,250	295,296
1.50	Property		1	38401 Amrhein Road															1,306,387	360,931
1.51	Property		1	6101 SW 44th Street															1,214,753	353,706
1.52	Property		1	700 Hudson Road															1,288,995	285,822
1.53	Property		1	685 Alliance Parkway															1,360,583	337,150
1.54	Property		1	5101 West Waters Avenue															608,922	52,056
1.55	Property		1	1935 Blue Hills Drive															967,273	203,495
1.56	Property		1	16211 Air Center Boulevard															770,082	102,855
1.57	Property		1	8800 Studley Road															817,793	56,344
1.58	Property		1	6 Konzen Court															1,378,196	528,286
1.59	Property		1	5300 International Drive															1,023,612	249,775
1.60	Property		1	1289 Walden Avenue															907,546	203,681
1.61	Property		1	10551 N Congress Avenue															763,407	111,355
1.62	Property		1	3736 Tom Andrews Road															668,667	183,195
1.63	Property		1	2701 South 98th Street															1,310,457	582,090
1.64	Property		1	231 Theater Drive															874,570	207,295
1.65	Property		1	3404 Cragmont Drive															578,867	272,821
1.66	Property		1	4 Liebich Lane															750,874	185,938
1.67	Property		1	4040 Business Park Court															635,209	161,065

A-1-10

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)
1.68	Property		1	1270 North Wilkening															477,750	43,152
1.69	Property		1	4472 Technology Drive															624,084	148,746
1.70	Property		1	28000 Five M Center Drive															428,001	50,182
1.71	Property		1	3383 Spirit Way															671,312	209,496
1.72	Property		1	9667 Inter-Ocean Drive															638,129	144,465
1.73	Property		1	2427 Henry Road NW															575,088	205,636
1.74	Property		1	1115 Regina Graeter Way															554,642	53,645
1.75	Property		1	831 Lone Star Drive															648,846	119,883
1.76	Property		1	4170 Columbia Road															516,312	67,953
1.77	Property		1	6023 Century Oaks Drive															359,344	38,194
1.78	Property		1	2300 Westmoreland Street															466,193	128,376
1.79	Property		1	246 Glasson Drive															631,245	214,208
1.80	Property		1	2759 North Garnett Road															384,390	103,393
1.81	Property		1	1122 Stony Ridge Road															329,238	36,672
1.82	Property		1	5313 Majestic Parkway															438,494	40,465
1.83	Property		1	2901 E Heartland Drive															618,595	242,462
1.84	Property		1	1900 Interstate Boulevard															155,648	35,910
1.85	Property		1	50 Hollow Tree Lane															469,267	154,398
1.86	Property		1	440 US Highway 49 South															9,810	94,011
1.87	Property		1	7569 Golf Course Boulevard															311,612	57,919
1.88	Property		1	4401 112th Street															299,180	156,633
1.89	Property		1	105 Business Park Drive															148,119	55,620
1.90	Property		1	7019 High Grove Boulevard															184,700	57,949
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	60	58	0	0	4/30/2026	2	6	6/6/2026	NAP	5/1/2031	NAP	0	0	L(23),YM1(30),O(7)	17,152,592	4,087,218
2.01	Property		1	Springlake															NAV	NAV
2.02	Property		1	ARC															NAV	NAV
2.03	Property		1	Anderson															NAV	NAV
2.04	Property		1	Palm Shadows															NAV	NAV
2.05	Property		1	North Raleigh															NAV	NAV
2.06	Property		1	Crestview															NAV	NAV
2.07	Property		1	Golden Isles															NAV	NAV
2.08	Property		1	Pecan Grove															NAV	NAV
2.09	Property		1	Lakeview															NAV	NAV
2.10	Property		1	Meadowbrook															NAV	NAV
2.11	Property		1	B&D															NAV	NAV
2.12	Property		1	Countryside															NAV	NAV
2.13	Property		1	Maple Hills															NAV	NAV
2.14	Property		1	Asheboro															NAV	NAV
2.15	Property		1	Hunt Club															NAV	NAV
2.16	Property		1	Spaulding															NAV	NAV
2.17	Property		1	Warrenville															NAV	NAV
2.18	Property		1	Evergreen															NAV	NAV
2.19	Property		1	Sunnyland															NAV	NAV
2.20	Property		1	Morganton															NAV	NAV
2.21	Property		1	Chatham															NAV	NAV
2.22	Property		1	Red Fox															NAV	NAV
2.23	Property		1	Merritt Place															NAV	NAV
2.24	Property		1	Timberview															NAV	NAV
2.25	Property		1	Azalea															NAV	NAV
2.26	Property		1	Hidden Oaks															NAV	NAV
2.27	Property		1	Holly Faye															NAV	NAV
2.28	Property		1	Cooley															NAV	NAV
2.29	Property		1	Statesville															NAV	NAV
2.30	Property		1	Dixie															NAV	NAV
2.31	Property		1	Capital View															NAV	NAV
2.32	Property		1	Solid Rock															NAV	NAV
2.33	Property		1	Driftwood															NAV	NAV
2.34	Property		1	Country Road															NAV	NAV
2.35	Property		1	Mobile Cottage															NAV	NAV
2.36	Property		1	Glynn Acres															NAV	NAV
2.37	Property		1	Northview															NAV	NAV
3	Loan	13	1	499 Forbes	60	60	0	0	6/10/2026	0	5	8/5/2026	NAP	7/5/2031	NAP	0	0	L(24),D(30),O(6)	NAV	NAV
4	Loan	5, C	1	Glendale Fashion Center	60	60	0	0	6/5/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	0	L(24),YM1(29),O(7)	11,597,998	3,617,660
5	Loan	8, 14	1	333 North Bedford Road	60	59	0	0	6/10/2026	1	11	7/11/2026	NAP	6/11/2031	NAP	0	0	L(25),D(31),O(4)	11,946,761	3,979,115
6	Loan	5, 15, 16	1	Inwood Living	60	60	0	0	6/15/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	5	L(24),D(29),O(7)	8,017,527	1,356,048
7	Loan		1	The Arc	60	55	0	0	1/8/2026	5	1	3/1/2026	NAP	2/1/2031	NAP	5	5	L(29),D(24),O(7)	5,785,867	1,356,010
8	Loan		1	Broadacres Office Park	60	60	0	0	6/4/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	5	L(24),D(32),O(4)	10,261,108	4,560,815

A-1-11

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Prepayment Provisions (No. of Payments)	Most Recent EGI ($)	Most Recent Expenses ($)
9	Loan	17	1	Marriott Tampa Westshore	60	59	300	299	5/28/2026	1	11	7/11/2026	7/11/2026	6/11/2031	NAP	0	0	L(25),D(28),O(7)	19,693,417	11,983,459
10	Loan	18	1	Rosemead Place	60	59	0	0	6/4/2026	1	11	7/11/2026	NAP	6/11/2031	NAP	0	0	L(25),D(31),O(4)	6,906,654	2,477,042
11	Loan	19	1	West Valley Corporate Center	60	59	0	0	5/6/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	3	3	L(25),D(28),O(7)	8,068,475	2,969,066
12	Loan	D	1	Broadway Place	60	59	0	0	6/1/2026	1	11	7/11/2026	NAP	6/11/2031	NAP	0	0	L(3),YM(22),DorYM(28),O(7)	6,431,154	1,442,030
13	Loan	5, E	1	10 West End	60	60	0	0	6/12/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	5	YM1(53),O(7)	15,745,526	6,323,366
14	Loan	20	1	One Washington	60	59	0	0	6/11/2026	1	11	7/11/2026	NAP	6/11/2031	NAP	0	0	L(25),D(31),O(4)	7,429,213	3,496,745
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	60	60	0	0	6/12/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	4	L(24),D(29),O(7)	12,373,345	7,288,529
15.01	Property		1	Hampton Inn Hazleton															5,049,052	2,916,923
15.02	Property		1	Fairfield Inn Hazleton															3,712,343	2,207,696
15.03	Property		1	Residence Inn Hazleton															3,611,950	2,163,910
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	60	55	0	0	1/27/2026	5	6	3/6/2026	NAP	2/6/2031	NAP	2	3	L(29),D(24),O(7)	NAV	NAV
16.01	Property		1	The Arches															NAV	NAV
16.02	Property		1	Paramus															NAV	NAV
16.03	Property		1	276 Grand Concourse															NAV	NAV
16.04	Property		1	Corporate Hill IV															NAV	NAV
16.05	Property		1	The Illustrator															NAV	NAV
16.06	Property		1	25 Vreeland															NAV	NAV
17	Loan		1	Plaza at Legacy Plano	60	60	0	0	6/8/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	5	5	L(24),D(31),O(5)	6,482,783	2,860,837
18	Loan		1	Kimberley Parkside	60	59	0	0	6/1/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	0	5	L(25),D(31),O(4)	6,060,529	3,275,513
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	60	58	0	0	4/9/2026	2	1	6/1/2026	NAP	5/1/2031	NAP	0	0	L(25),YM1(29),O(6)	22,211,421	11,036,610
20	Loan		1	Preserve at Manatee Bay	60	60	0	0	6/12/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	5	L(24),D(29),O(7)	3,181,307	1,821,098
21	Loan	29	1	Five Mile Shopping Center	60	59	0	0	6/1/2026	1	11	7/11/2026	NAP	6/11/2031	NAP	0	0	L(25),D(31),O(4)	2,599,020	745,652
22	Loan	6, 7	2	Swedesford Crossing	60	60	0	0	6/9/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	5	5	L(24),D(29),O(7)	2,381,403	951,417
22.01	Property		1	500 E. Swedesford Road															1,375,351	561,451
22.02	Property		1	480 E. Swedesford Road															1,006,052	389,967
23	Loan	C	1	Vista West MHC	60	59	0	0	5/20/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	5	4	L(25),YM1(31),O(4)	2,116,600	633,520
24	Loan	6	2	Washington PA Hotel Portfolio	60	59	0	0	5/27/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	5	4	L(25),D(31),O(4)	6,433,928	4,328,253
24.01	Property		1	Hampton Inn Washington															3,108,867	2,027,834
24.02	Property		1	Fairfield Inn & Suites Washington															3,325,061	2,300,419
25	Loan		1	The Lofts on Fountain	60	60	0	0	6/11/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	5	5	L(24),D(31),O(5)	2,048,979	803,099
26	Loan		1	Portal Warehousing Orlando	60	60	0	0	6/15/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	5	4	L(24),D(29),O(7)	1,613,673	809,038
27	Loan	30, 31	1	Laredo Industrial	60	60	0	0	6/8/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	0	0	L(24),D(30),O(6)	NAV	NAV
28	Loan		1	Danville Industrial	60	60	0	0	6/4/2026	0	1	8/1/2026	NAP	7/1/2031	NAP	5	4	L(24),D(29),O(7)	2,190,738	734,531
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	60	60	360	360	6/9/2026	0	1	8/1/2026	8/1/2026	7/1/2031	NAP	5	4	L(24),D(32),O(4)	2,973,068	1,800,913
30	Loan		1	Shield Storage Sacramento	60	58	0	0	4/2/2026	2	1	6/1/2026	NAP	5/1/2031	NAP	5	4	L(26),YM1(27),O(7)	1,243,514	460,345
31	Loan		1	561 Iowa Avenue	60	59	0	0	5/8/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	5	4	L(25),D(28),O(7)	790,704	137,588
32	Loan		1	Swartz Creek Mini Storage	60	59	0	0	5/20/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	5	4	L(25),D(28),O(7)	714,498	255,975
33	Loan		1	455 Racetrack Road	60	59	0	0	5/27/2026	1	1	7/1/2026	NAP	6/1/2031	NAP	5	4	L(25),D(28),O(7)	735,888	236,515

A-1-12

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	122,186,205	9/30/2025	T-12	152,885,913	32,728,989	120,156,924	12/31/2024	T-12	149,902,950	32,347,325	117,555,625	12/31/2023	T-12	96.7%	161,761,456	38,194,125
1.01	Property		1	3150 Highway 42	4,754,242	9/30/2025	T-12	5,583,707	956,882	4,626,825	12/31/2024	T-12	5,436,695	870,136	4,566,559	12/31/2023	T-12	100.0%	6,392,234	980,874
1.02	Property		1	1151 South Graham Road	4,628,433	9/30/2025	T-12	5,404,741	910,640	4,494,101	12/31/2024	T-12	5,169,334	756,520	4,412,814	12/31/2023	T-12	100.0%	6,247,359	1,288,244
1.03	Property		1	584 US Highway 130	5,100,166	9/30/2025	T-12	6,481,138	1,379,778	5,101,361	12/31/2024	T-12	6,408,049	1,263,517	5,144,532	12/31/2023	T-12	100.0%	6,635,536	1,537,629
1.04	Property		1	590 Northport Parkway	3,631,333	9/30/2025	T-12	4,500,545	941,988	3,558,558	12/31/2024	T-12	4,330,375	855,516	3,474,859	12/31/2023	T-12	100.0%	5,394,145	1,719,619
1.05	Property		1	8341 Industrial Parkway	4,324,740	9/30/2025	T-12	5,215,559	897,601	4,317,958	12/31/2024	T-12	6,403,719	2,156,254	4,247,465	12/31/2023	T-12	100.0%	5,259,620	844,450
1.06	Property		1	650 Braselton Parkway	3,610,610	9/30/2025	T-12	4,185,372	567,203	3,618,169	12/31/2024	T-12	4,191,617	549,868	3,641,749	12/31/2023	T-12	100.0%	4,172,570	551,578
1.07	Property		1	482 Chaney Avenue	2,499,045	9/30/2025	T-12	3,467,775	661,285	2,806,490	12/31/2024	T-12	4,376,421	1,602,102	2,774,319	12/31/2023	T-12	100.0%	3,964,842	1,081,271
1.08	Property		1	5000 North Ridge Trail	2,487,096	9/30/2025	T-12	2,879,361	393,298	2,486,063	12/31/2024	T-12	2,869,292	394,494	2,474,798	12/31/2023	T-12	100.0%	2,927,962	402,004
1.09	Property		1	5005 Samuell Blvd.	3,247,803	9/30/2025	T-12	3,872,673	640,330	3,232,343	12/31/2024	T-12	4,335,986	1,004,487	3,331,498	12/31/2023	T-12	100.0%	4,341,250	901,013
1.10	Property		1	635 Community Drive	3,082,939	9/30/2025	T-12	3,648,499	566,193	3,082,306	12/31/2024	T-12	3,618,531	597,206	3,021,325	12/31/2023	T-12	100.0%	3,678,327	595,620
1.11	Property		1	6538 & 6526 Judge Adams Road	2,868,443	9/30/2025	T-12	3,433,918	569,332	2,864,586	12/31/2024	T-12	3,423,389	570,499	2,852,890	12/31/2023	T-12	100.0%	3,440,685	570,595
1.12	Property		1	4350 Fortune Ave NW	2,395,939	9/30/2025	T-12	3,098,793	702,587	2,396,205	12/31/2024	T-12	3,041,208	649,578	2,391,630	12/31/2023	T-12	100.0%	3,090,043	690,331
1.13	Property		1	6735 Trippel Road	2,010,987	9/30/2025	T-12	2,437,719	488,833	1,948,886	12/31/2024	T-12	2,359,623	452,598	1,907,025	12/31/2023	T-12	100.0%	2,573,539	470,344
1.14	Property		1	1509 Leestown Road	2,118,869	9/30/2025	T-12	2,179,913	112,228	2,067,685	12/31/2024	T-12	2,155,770	121,077	2,034,693	12/31/2023	T-12	100.0%	2,654,971	408,119
1.15	Property		1	1601 Brown Road	2,438,007	9/30/2025	T-12	2,927,614	507,208	2,420,406	12/31/2024	T-12	2,911,725	515,341	2,396,384	12/31/2023	T-12	100.0%	2,927,626	483,164
1.16	Property		1	22525 West 167th Street	2,586,987	9/30/2025	T-12	3,140,104	570,279	2,569,824	12/31/2024	T-12	3,235,136	667,076	2,568,060	12/31/2023	T-12	100.0%	3,370,054	733,981
1.17	Property		1	1414 South Council Road	1,892,628	9/30/2025	T-12	2,341,043	552,714	1,788,329	12/31/2024	T-12	2,260,167	416,953	1,843,215	12/31/2023	T-12	100.0%	2,495,712	499,811
1.18	Property		1	4690 Global Avenue NW	2,127,955	9/30/2025	T-12	2,710,878	601,634	2,109,244	12/31/2024	T-12	2,676,838	572,610	2,104,229	12/31/2023	T-12	100.0%	2,726,019	578,386
1.19	Property		1	3466 Shippers Drive	1,966,349	9/30/2025	T-12	2,956,909	1,039,098	1,917,811	12/31/2024	T-12	2,920,947	927,551	1,993,396	12/31/2023	T-12	100.0%	2,929,203	919,744
1.20	Property		1	4555 West Highway 146	2,080,152	9/30/2025	T-12	2,157,069	116,960	2,040,110	12/31/2024	T-12	2,109,883	144,812	1,965,071	12/31/2023	T-12	100.0%	2,546,474	391,347
1.21	Property		1	9780 Mopar Drive	2,136,840	9/30/2025	T-12	2,565,758	509,104	2,056,654	12/31/2024	T-12	2,552,887	485,788	2,067,100	12/31/2023	T-12	100.0%	2,798,863	539,043
1.22	Property		1	3779 Lake Shore Road	2,191,651	9/30/2025	T-12	2,631,044	459,101	2,171,943	12/31/2024	T-12	2,647,554	594,326	2,053,228	12/31/2023	T-12	100.0%	3,134,108	906,549
1.23	Property		1	2000 South Walnut Street	1,822,957	9/30/2025	T-12	2,334,474	536,741	1,797,732	12/31/2024	T-12	2,317,665	483,644	1,834,021	12/31/2023	T-12	100.0%	2,302,111	454,745
1.24	Property		1	3774 Snyder Road	1,881,348	9/30/2025	T-12	2,177,645	294,584	1,883,060	12/31/2024	T-12	2,348,641	477,476	1,871,165	12/31/2023	T-12	100.0%	2,176,289	293,086
1.25	Property		1	8951 Mirabel Road	1,610,498	9/30/2025	T-12	2,549,155	964,438	1,584,717	12/31/2024	T-12	2,304,447	715,820	1,588,627	12/31/2023	T-12	100.0%	2,391,959	784,531
1.26	Property		1	8411 Florida Mining Boulevard	1,528,367	9/30/2025	T-12	2,045,430	527,241	1,518,188	12/31/2024	T-12	2,021,821	506,628	1,515,193	12/31/2023	T-12	100.0%	2,147,255	512,525
1.27	Property		1	900 Hutchinson Place	1,485,551	9/30/2025	T-12	1,546,554	92,422	1,454,132	12/31/2024	T-12	1,516,038	30,172	1,485,867	12/31/2023	T-12	100.0%	1,761,369	224,665
1.28	Property		1	5440 Haggerty Lane	1,620,470	9/30/2025	T-12	1,981,193	382,095	1,599,098	12/31/2024	T-12	1,912,842	337,410	1,575,432	12/31/2023	T-12	100.0%	2,076,990	387,193
1.29	Property		1	5703 Mitchell Avenue	1,566,407	9/30/2025	T-12	2,277,779	720,809	1,556,970	12/31/2024	T-12	2,083,345	650,479	1,432,867	12/31/2023	T-12	33.1%	830,038	641,412
1.30	Property		1	1103 Powderhouse Road SE	1,619,574	9/30/2025	T-12	1,682,479	90,033	1,592,446	12/31/2024	T-12	1,653,542	92,597	1,560,946	12/31/2023	T-12	100.0%	2,036,408	379,301
1.31	Property		1	3200 Rodeo Court	1,666,285	9/30/2025	T-12	2,151,113	519,746	1,631,366	12/31/2024	T-12	2,231,585	619,314	1,612,271	12/31/2023	T-12	100.0%	1,917,395	275,572
1.32	Property		1	14001 Jetport Loop	1,379,089	9/30/2025	T-12	1,795,315	467,199	1,328,115	12/31/2024	T-12	1,790,212	458,502	1,331,710	12/31/2023	T-12	100.0%	1,887,777	460,921
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	1,702,998	9/30/2025	T-12	2,102,602	409,163	1,693,439	12/31/2024	T-12	2,064,737	444,540	1,620,197	12/31/2023	T-12	100.0%	2,040,153	336,798
1.34	Property		1	21200 Spring Plaza Drive	1,585,301	9/30/2025	T-12	2,347,491	833,110	1,514,381	12/31/2024	T-12	2,167,243	690,532	1,476,711	12/31/2023	T-12	100.0%	2,388,912	808,193
1.35	Property		1	3058 Lakemont Blvd	1,504,945	9/30/2025	T-12	1,949,097	450,888	1,498,209	12/31/2024	T-12	1,942,353	438,478	1,503,875	12/31/2023	T-12	100.0%	1,951,675	442,290
1.36	Property		1	2000 Luna Road	1,550,913	9/30/2025	T-12	1,717,860	483,902	1,233,958	12/31/2024	T-12	1,499,797	371,520	1,128,277	12/31/2023	T-12	100.0%	2,199,026	496,301
1.37	Property		1	101 North Campus Drive	1,263,316	9/30/2025	T-12	1,340,432	101,147	1,239,285	12/31/2024	T-12	1,316,436	89,901	1,226,535	12/31/2023	T-12	100.0%	1,672,638	321,322
1.38	Property		1	4651 Prosper Drive	1,499,523	9/30/2025	T-12	1,743,106	301,883	1,441,223	12/31/2024	T-12	1,648,152	238,070	1,410,082	12/31/2023	T-12	100.0%	2,023,134	536,840
1.39	Property		1	5025 Tuggle Road	1,310,394	9/30/2025	T-12	1,393,565	92,356	1,301,209	12/31/2024	T-12	1,394,223	89,798	1,304,426	12/31/2023	T-12	100.0%	1,913,747	617,876
1.40	Property		1	450 Northpointe Court	1,208,992	9/30/2025	T-12	1,583,991	387,765	1,196,226	12/31/2024	T-12	1,592,217	378,114	1,214,103	12/31/2023	T-12	100.0%	1,603,535	377,306
1.41	Property		1	1602 Vincent Drive	1,315,524	9/30/2025	T-12	1,493,210	182,570	1,310,640	12/31/2024	T-12	1,499,905	171,795	1,328,110	12/31/2023	T-12	100.0%	2,009,897	676,577
1.42	Property		1	8644 Polk Lane	1,149,910	9/30/2025	T-12	1,574,734	496,255	1,078,478	12/31/2024	T-12	1,419,321	351,379	1,067,942	12/31/2023	T-12	100.0%	1,601,645	424,601
1.43	Property		1	800 Lindale Industrial Parkway	1,190,285	9/30/2025	T-12	1,384,597	233,577	1,151,020	12/31/2024	T-12	1,607,719	277,371	1,330,348	12/31/2023	T-12	100.0%	1,461,137	270,082
1.44	Property		1	2465 Fontaine Street	1,232,530	9/30/2025	T-12	1,286,012	77,398	1,208,614	12/31/2024	T-12	1,261,260	80,411	1,180,849	12/31/2023	T-12	100.0%	1,578,976	301,916
1.45	Property		1	1430 South Wolf Road	1,291,870	9/30/2025	T-12	2,141,320	858,305	1,283,015	12/31/2024	T-12	2,019,704	733,849	1,285,855	12/31/2023	T-12	100.0%	2,201,436	914,149
1.46	Property		1	2552 South 98th Street	1,389,239	9/30/2025	T-12	2,115,227	782,858	1,332,369	12/31/2024	T-12	1,630,004	287,853	1,342,151	12/31/2023	T-12	100.0%	2,207,258	770,514
1.47	Property		1	1000 Knell Road	195,169	9/30/2025	T-12	0	406,421	(406,421)	12/31/2024	T-12	8,347	345,656	(337,309)	12/31/2023	T-12	100.0%	1,598,685	512,408
1.48	Property		1	747 Mill Park Drive	1,133,618	9/30/2025	T-12	1,184,225	69,001	1,115,224	12/31/2024	T-12	1,166,724	70,463	1,096,261	12/31/2023	T-12	100.0%	1,274,340	89,862
1.49	Property		1	502 West Independence Drive	1,030,954	9/30/2025	T-12	1,373,509	351,116	1,022,393	12/31/2024	T-12	1,244,261	233,658	1,010,603	12/31/2023	T-12	100.0%	1,432,395	306,946
1.50	Property		1	38401 Amrhein Road	945,456	9/30/2025	T-12	1,291,292	362,157	929,135	12/31/2024	T-12	1,379,447	306,903	1,072,544	12/31/2023	T-12	100.0%	1,392,821	357,969
1.51	Property		1	6101 SW 44th Street	861,047	9/30/2025	T-12	1,165,715	317,297	848,418	12/31/2024	T-12	1,088,943	264,650	824,293	12/31/2023	T-12	100.0%	1,241,299	325,548
1.52	Property		1	700 Hudson Road	1,003,174	9/30/2025	T-12	1,329,016	345,098	983,918	12/31/2024	T-12	1,204,770	268,629	936,141	12/31/2023	T-12	0.0%	0	272,695
1.53	Property		1	685 Alliance Parkway	1,023,433	9/30/2025	T-12	1,325,463	315,238	1,010,225	12/31/2024	T-12	1,363,500	357,347	1,006,153	12/31/2023	T-12	100.0%	1,470,338	352,070
1.54	Property		1	5101 West Waters Avenue	556,866	9/30/2025	T-12	610,793	66,530	544,263	12/31/2024	T-12	603,027	77,125	525,902	12/31/2023	T-12	100.0%	804,324	255,170
1.55	Property		1	1935 Blue Hills Drive	763,778	9/30/2025	T-12	963,759	197,477	766,281	12/31/2024	T-12	938,975	197,237	741,738	12/31/2023	T-12	100.0%	971,568	196,403
1.56	Property		1	16211 Air Center Boulevard	667,227	9/30/2025	T-12	770,082	98,775	671,307	12/31/2024	T-12	764,475	59,002	705,473	12/31/2023	T-12	100.0%	964,421	232,544
1.57	Property		1	8800 Studley Road	761,449	9/30/2025	T-12	817,793	63,967	753,826	12/31/2024	T-12	725,674	63,313	662,360	12/31/2023	T-12	100.0%	883,852	125,043
1.58	Property		1	6 Konzen Court	849,910	9/30/2025	T-12	2,433,376	573,423	1,859,953	12/31/2024	T-12	102,860	480,953	(378,092)	12/31/2023	T-12	100.0%	1,460,496	540,094
1.59	Property		1	5300 International Drive	773,837	9/30/2025	T-12	1,008,327	241,461	766,866	12/31/2024	T-12	1,029,295	257,135	772,160	12/31/2023	T-12	100.0%	1,021,627	264,997
1.60	Property		1	1289 Walden Avenue	703,865	9/30/2025	T-12	911,939	223,808	688,131	12/31/2024	T-12	916,132	224,542	691,589	12/31/2023	T-12	100.0%	950,294	219,128
1.61	Property		1	10551 N Congress Avenue	652,052	9/30/2025	T-12	744,714	146,054	598,660	12/31/2024	T-12	722,688	96,518	626,170	12/31/2023	T-12	100.0%	1,127,381	287,664
1.62	Property		1	3736 Tom Andrews Road	485,473	9/30/2025	T-12	648,937	215,532	433,405	12/31/2024	T-12	625,012	204,190	420,822	12/31/2023	T-12	100.0%	763,215	170,910
1.63	Property		1	2701 South 98th Street	728,367	9/30/2025	T-12	1,180,362	469,844	710,518	12/31/2024	T-12	819,348	312,806	506,542	12/31/2023	T-12	100.0%	1,249,510	471,995
1.64	Property		1	231 Theater Drive	667,275	9/30/2025	T-12	872,986	209,189	663,797	12/31/2024	T-12	864,061	205,454	658,607	12/31/2023	T-12	100.0%	879,576	212,566
1.65	Property		1	3404 Cragmont Drive	306,045	9/30/2025	T-12	573,733	284,906	288,827	12/31/2024	T-12	577,735	296,537	281,198	12/31/2023	T-12	100.0%	595,833	234,627
1.66	Property		1	4 Liebich Lane	564,935	9/30/2025	T-12	824,190	239,710	584,481	12/31/2024	T-12	807,139	232,252	574,887	12/31/2023	T-12	100.0%	835,905	191,191
1.67	Property		1	4040 Business Park Court	474,144	9/30/2025	T-12	607,816	163,318	444,498	12/31/2024	T-12	580,327	157,044	423,283	12/31/2023	T-12	100.0%	747,477	161,176

A-1-13

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
1.68	Property		1	1270 North Wilkening	434,598	9/30/2025	T-12	477,750	43,397	434,353	12/31/2024	T-12	477,750	55,666	422,084	12/31/2023	T-12	100.0%	790,158	365,388
1.69	Property		1	4472 Technology Drive	475,338	9/30/2025	T-12	620,591	150,978	469,613	12/31/2024	T-12	582,130	139,794	442,335	12/31/2023	T-12	100.0%	626,397	138,412
1.70	Property		1	28000 Five M Center Drive	377,819	9/30/2025	T-12	428,001	63,405	364,596	12/31/2024	T-12	428,001	50,292	377,709	12/31/2023	T-12	100.0%	650,401	158,213
1.71	Property		1	3383 Spirit Way	461,815	9/30/2025	T-12	645,753	187,974	457,779	12/31/2024	T-12	640,210	198,125	442,084	12/31/2023	T-12	100.0%	685,967	206,979
1.72	Property		1	9667 Inter-Ocean Drive	493,664	9/30/2025	T-12	639,090	155,890	483,200	12/31/2024	T-12	655,186	155,201	499,985	12/31/2023	T-12	100.0%	639,927	147,504
1.73	Property		1	2427 Henry Road NW	369,452	9/30/2025	T-12	578,382	237,749	340,633	12/31/2024	T-12	542,093	196,013	346,079	12/31/2023	T-12	100.0%	576,325	205,804
1.74	Property		1	1115 Regina Graeter Way	500,997	9/30/2025	T-12	431,495	58,041	373,454	12/31/2024	T-12	498,256	(9,843)	508,099	12/31/2023	T-12	100.0%	726,053	254,309
1.75	Property		1	831 Lone Star Drive	528,963	9/30/2025	T-12	643,833	447,094	196,740	12/31/2024	T-12	633,340	174,286	459,054	12/31/2023	T-12	0.0%	0	163,617
1.76	Property		1	4170 Columbia Road	448,359	9/30/2025	T-12	463,514	75,072	388,442	12/31/2024	T-12	475,859	76,319	399,540	12/31/2023	T-12	100.0%	548,148	66,097
1.77	Property		1	6023 Century Oaks Drive	321,150	9/30/2025	T-12	351,475	45,368	306,107	12/31/2024	T-12	341,238	44,793	296,445	12/31/2023	T-12	100.0%	499,019	167,664
1.78	Property		1	2300 Westmoreland Street	337,816	9/30/2025	T-12	434,487	131,212	303,274	12/31/2024	T-12	388,877	122,214	266,662	12/31/2023	T-12	100.0%	462,900	106,257
1.79	Property		1	246 Glasson Drive	417,037	9/30/2025	T-12	614,413	196,972	417,441	12/31/2024	T-12	604,076	183,073	421,003	12/31/2023	T-12	100.0%	649,431	208,740
1.80	Property		1	2759 North Garnett Road	280,996	9/30/2025	T-12	391,175	108,016	283,158	12/31/2024	T-12	372,622	98,938	273,684	12/31/2023	T-12	100.0%	505,950	106,081
1.81	Property		1	1122 Stony Ridge Road	292,567	9/30/2025	T-12	329,238	49,130	280,108	12/31/2024	T-12	328,813	55,921	272,893	12/31/2023	T-12	100.0%	380,470	87,357
1.82	Property		1	5313 Majestic Parkway	398,029	9/30/2025	T-12	438,494	45,469	393,025	12/31/2024	T-12	438,494	25,013	413,481	12/31/2023	T-12	100.0%	666,141	272,127
1.83	Property		1	2901 E Heartland Drive	376,133	9/30/2025	T-12	610,978	254,557	356,421	12/31/2024	T-12	645,251	298,698	346,553	12/31/2023	T-12	0.0%	0	227,257
1.84	Property		1	1900 Interstate Boulevard	119,738	9/30/2025	T-12	155,696	39,426	116,270	12/31/2024	T-12	155,352	94,646	60,706	12/31/2023	T-12	100.0%	195,046	77,733
1.85	Property		1	50 Hollow Tree Lane	314,869	9/30/2025	T-12	468,171	174,800	293,371	12/31/2024	T-12	434,728	140,941	293,787	12/31/2023	T-12	100.0%	461,985	152,209
1.86	Property		1	440 US Highway 49 South	(84,200)	9/30/2025	T-12	37,839	99,287	(61,448)	12/31/2024	T-12	120,025	28,343	91,682	12/31/2023	T-12	100.0%	262,122	103,233
1.87	Property		1	7569 Golf Course Boulevard	253,693	9/30/2025	T-12	312,192	63,982	248,210	12/31/2024	T-12	341,669	76,973	264,696	12/31/2023	T-12	0.0%	0	118,633
1.88	Property		1	4401 112th Street	142,548	9/30/2025	T-12	299,644	184,494	115,150	12/31/2024	T-12	269,608	133,735	135,873	12/31/2023	T-12	100.0%	313,714	160,100
1.89	Property		1	105 Business Park Drive	92,499	9/30/2025	T-12	156,182	63,025	93,158	12/31/2024	T-12	154,321	80,115	74,205	12/31/2023	T-12	100.0%	184,783	58,423
1.90	Property		1	7019 High Grove Boulevard	126,750	9/30/2025	T-12	184,982	62,564	122,418	12/31/2024	T-12	163,954	32,690	131,264	12/31/2023	T-12	100.0%	189,264	58,553
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	13,065,373	3/31/2026	T-12	16,397,972	4,016,335	12,381,638	12/31/2025	T-12	15,307,913	4,283,946	11,023,967	12/31/2024	T-12	82.4%	18,435,375	5,067,626
2.01	Property		1	Springlake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	ARC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.03	Property		1	Anderson	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.04	Property		1	Palm Shadows	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.05	Property		1	North Raleigh	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.06	Property		1	Crestview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.07	Property		1	Golden Isles	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.08	Property		1	Pecan Grove	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.09	Property		1	Lakeview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.10	Property		1	Meadowbrook	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.11	Property		1	B&D	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.12	Property		1	Countryside	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.13	Property		1	Maple Hills	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.14	Property		1	Asheboro	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.15	Property		1	Hunt Club	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.16	Property		1	Spaulding	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.17	Property		1	Warrenville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.18	Property		1	Evergreen	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.19	Property		1	Sunnyland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.20	Property		1	Morganton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.21	Property		1	Chatham	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.22	Property		1	Red Fox	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.23	Property		1	Merritt Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.24	Property		1	Timberview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.25	Property		1	Azalea	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.26	Property		1	Hidden Oaks	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.27	Property		1	Holly Faye	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.28	Property		1	Cooley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.29	Property		1	Statesville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.30	Property		1	Dixie	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.31	Property		1	Capital View	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.32	Property		1	Solid Rock	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.33	Property		1	Driftwood	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.34	Property		1	Country Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.35	Property		1	Mobile Cottage	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.36	Property		1	Glynn Acres	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.37	Property		1	Northview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	13	1	499 Forbes	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	13,607,802	4,523,168
4	Loan	5, C	1	Glendale Fashion Center	7,980,338	2/28/2026	T-12	11,575,092	3,585,654	7,989,438	12/31/2025	T-12	10,952,345	3,290,127	7,662,218	12/31/2024	T-12	93.8%	12,087,963	3,868,432
5	Loan	8, 14	1	333 North Bedford Road	7,967,646	4/30/2026	T-12	11,733,133	3,871,947	7,861,185	12/31/2025	T-12	9,671,206	3,773,322	5,897,884	12/31/2024	T-12	95.0%	11,941,301	3,984,487
6	Loan	5, 15, 16	1	Inwood Living	6,661,479	2/28/2026	T-6 Annualized	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.5%	12,143,261	2,096,899
7	Loan		1	The Arc	4,429,857	2/28/2026	T-12	5,795,900	1,336,241	4,459,659	12/31/2025	T-12	NAP	NAP	NAP	NAP	NAP	93.2%	5,841,644	1,330,868
8	Loan		1	Broadacres Office Park	5,700,294	3/31/2026	T-12	10,372,084	4,515,557	5,856,527	12/31/2025	T-12	10,466,869	4,536,554	5,930,315	12/31/2024	T-12	89.1%	10,941,878	4,360,938

A-1-14

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
9	Loan	17	1	Marriott Tampa Westshore	7,709,958	4/30/2026	T-12	19,707,102	12,026,675	7,680,427	12/31/2025	T-12	19,440,964	12,170,612	7,270,351	12/31/2024	T-12	67.0%	19,693,417	11,892,972
10	Loan	18	1	Rosemead Place	4,429,612	3/31/2026	T-12	6,706,927	2,465,828	4,241,099	12/31/2025	T-12	6,656,593	2,462,039	4,194,554	12/31/2024	T-12	91.2%	7,218,577	2,549,413
11	Loan	19	1	West Valley Corporate Center	5,099,409	3/31/2026	T-12	8,016,413	2,917,130	5,099,283	12/31/2025	T-12	7,387,550	2,932,329	4,455,221	12/31/2024	T-12	95.0%	8,466,976	2,968,815
12	Loan	D	1	Broadway Place	4,989,125	3/31/2026	T-12	6,670,018	1,354,445	5,315,574	12/31/2025	T-12	6,874,546	1,524,992	5,349,553	12/31/2024	T-12	90.3%	7,060,906	1,525,493
13	Loan	5, E	1	10 West End	9,422,159	3/31/2026	T-12	15,603,976	6,429,941	9,174,035	12/31/2025	T-12	13,678,517	6,183,389	7,495,129	12/31/2024	T-12	95.0%	16,695,659	6,345,266
14	Loan	20	1	One Washington	3,932,468	3/31/2026	T-12	7,080,783	3,538,726	3,542,057	12/31/2025	T-12	7,659,233	3,418,979	4,240,254	12/31/2024	T-12	92.9%	8,666,415	3,550,546
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	5,084,816	4/30/2026	T-12	12,576,167	7,280,980	5,295,187	12/31/2025	T-12	12,660,008	7,211,292	5,448,716	12/31/2024	T-12	74.9%	12,373,345	7,174,996
15.01	Property		1	Hampton Inn Hazleton	2,132,129	4/30/2026	T-12	5,283,092	2,954,598	2,328,494	12/31/2025	T-12	5,090,148	2,878,341	2,211,807	12/31/2024	T-12	65.2%	5,049,052	2,871,419
15.02	Property		1	Fairfield Inn Hazleton	1,504,647	4/30/2026	T-12	3,719,899	2,198,983	1,520,916	12/31/2025	T-12	3,718,655	2,113,425	1,605,230	12/31/2024	T-12	74.2%	3,712,343	2,174,785
15.03	Property		1	Residence Inn Hazleton	1,448,040	4/30/2026	T-12	3,573,176	2,127,399	1,445,777	12/31/2025	T-12	3,851,205	2,219,526	1,631,679	12/31/2024	T-12	85.2%	3,611,950	2,128,792
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	9,681,710	0
16.01	Property		1	The Arches	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.02	Property		1	Paramus	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.03	Property		1	276 Grand Concourse	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.04	Property		1	Corporate Hill IV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.05	Property		1	The Illustrator	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.06	Property		1	25 Vreeland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan		1	Plaza at Legacy Plano	3,621,945	3/31/2026	T-12	6,335,819	2,923,644	3,412,175	12/31/2025	T-12	6,650,671	2,865,893	3,784,778	12/31/2024	T-12	91.1%	7,439,333	2,952,142
18	Loan		1	Kimberley Parkside	2,785,016	4/30/2026	T-12	5,903,594	3,307,201	2,596,393	12/31/2025	T-12	5,970,593	3,266,165	2,704,428	12/31/2024	T-12	95.0%	6,317,790	3,023,103
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	11,174,811	12/31/2025	T-12	15,494,509	10,974,721	4,519,788	12/31/2024	T-12	14,621,689	10,217,797	4,403,892	12/31/2023	T-12	78.9%	22,683,265	11,489,429
20	Loan		1	Preserve at Manatee Bay	1,360,209	4/30/2026	T-12	3,227,490	1,860,036	1,367,455	12/31/2025	T-12	3,611,944	1,971,795	1,640,148	12/31/2024	T-12	94.0%	3,496,093	1,789,310
21	Loan	29	1	Five Mile Shopping Center	1,853,368	4/30/2026	T-12	2,695,994	709,322	1,986,671	12/31/2025	T-12	2,824,458	698,476	2,125,983	12/31/2024	T-12	95.0%	2,717,112	814,120
22	Loan	6, 7	2	Swedesford Crossing	1,429,986	4/30/2026	T-12	2,217,905	964,272	1,253,633	12/31/2025	T-12	2,222,132	929,053	1,293,079	12/31/2024	T-12	91.4%	3,226,305	1,007,447
22.01	Property		1	500 E. Swedesford Road	813,901	4/30/2026	T-12	1,246,027	560,320	685,707	12/31/2025	T-12	1,238,503	517,298	721,205	12/31/2024	T-12	95.0%	1,860,589	557,121
22.02	Property		1	480 E. Swedesford Road	616,085	4/30/2026	T-12	971,878	403,952	567,926	12/31/2025	T-12	983,629	411,755	571,874	12/31/2024	T-12	87.0%	1,365,716	450,326
23	Loan	C	1	Vista West MHC	1,483,080	3/31/2026	T-12	2,081,569	612,238	1,469,331	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	93.1%	2,237,784	668,990
24	Loan	6	2	Washington PA Hotel Portfolio	2,105,675	3/31/2026	T-12	6,357,700	4,236,029	2,121,671	12/31/2025	T-12	5,678,017	3,926,829	1,751,188	12/31/2024	T-12	63.7%	6,434,685	4,151,337
24.01	Property		1	Hampton Inn Washington	1,081,033	3/31/2026	T-12	3,039,229	1,955,976	1,083,253	12/31/2025	T-12	2,481,983	1,726,534	755,449	12/31/2024	T-12	60.6%	3,109,163	1,926,404
24.02	Property		1	Fairfield Inn & Suites Washington	1,024,642	3/31/2026	T-12	3,318,471	2,280,053	1,038,418	12/31/2025	T-12	3,196,034	2,200,295	995,739	12/31/2024	T-12	67.0%	3,325,522	2,224,933
25	Loan		1	The Lofts on Fountain	1,245,880	4/30/2026	T-12	1,694,443	695,762	998,680	12/31/2025	T-10 Annualized	1,830,874	1,265,646	565,228	12/31/2024	T-12	93.0%	2,467,919	930,248
26	Loan		1	Portal Warehousing Orlando	804,634	4/30/2026	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,204,974	694,941
27	Loan	30, 31	1	Laredo Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,536,100	363,639
28	Loan		1	Danville Industrial	1,456,207	3/31/2026	T-12	2,006,863	744,524	1,262,339	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	2,252,706	778,703
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	1,172,155	4/30/2026	T-12	3,019,621	1,871,803	1,147,818	12/31/2025	T-12	3,065,762	1,935,433	1,130,329	12/31/2024	T-12	73.6%	2,973,068	1,694,695
30	Loan		1	Shield Storage Sacramento	783,169	2/28/2026	T-12	1,148,088	442,607	705,481	12/31/2024	T-12	1,128,784	431,113	697,671	12/31/2023	T-12	89.1%	1,243,514	399,550
31	Loan		1	561 Iowa Avenue	653,116	2/28/2026	T-12	712,200	136,255	575,945	12/31/2025	T-12	867,764	142,747	725,017	12/31/2024	T-12	95.0%	836,252	179,919
32	Loan		1	Swartz Creek Mini Storage	458,523	3/31/2026	T-12	715,402	255,759	459,643	12/31/2025	T-12	715,554	252,967	462,587	12/31/2024	T-12	83.8%	714,498	243,733
33	Loan		1	455 Racetrack Road	499,373	12/31/2025	T-12	699,709	214,014	485,695	12/31/2024	T-12	717,705	209,045	508,660	12/31/2023	T-12	94.4%	693,424	219,056

A-1-15

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	123,567,331	1,918,961	4,797,403	116,850,967	2.04	1.93	10.6%	10.0%	2,350,000,000	As Portfolio	2/11/2026	49.8%	49.8%	96.3%
1.01	Property		1	3150 Highway 42	5,411,360	65,752	164,380	5,181,228					93,100,000	As Is	2/6/2026			100.0%
1.02	Property		1	1151 South Graham Road	4,959,115	61,528	153,821	4,743,766					90,700,000	As Is	2/10/2026			100.0%
1.03	Property		1	584 US Highway 130	5,097,907	34,715	86,786	4,976,406					90,000,000	As Is	2/5/2026			100.0%
1.04	Property		1	590 Northport Parkway	3,674,525	83,176	207,941	3,383,408					74,150,000	As Is	2/5/2026			100.0%
1.05	Property		1	8341 Industrial Parkway	4,415,170	50,027	125,067	4,240,077					69,600,000	As Is	2/6/2026			100.0%
1.06	Property		1	650 Braselton Parkway	3,620,991	37,375	93,438	3,490,179					65,100,000	As Is	2/3/2026			100.0%
1.07	Property		1	482 Chaney Avenue	2,883,571	67,135	167,839	2,648,597					47,800,000	As Is	2/10/2026			100.0%
1.08	Property		1	5000 North Ridge Trail	2,525,958	31,092	77,731	2,417,135					47,600,000	As Is	2/6/2026			100.0%
1.09	Property		1	5005 Samuell Blvd.	3,440,238	35,187	87,969	3,317,082					45,000,000	As Is	2/4/2026			100.0%
1.10	Property		1	635 Community Drive	3,082,707	14,398	35,995	3,032,314					37,200,000	As Is	2/6/2026			100.0%
1.11	Property		1	6538 & 6526 Judge Adams Road	2,870,090	28,628	71,570	2,769,892					40,200,000	As Is	2/5/2026			100.0%
1.12	Property		1	4350 Fortune Ave NW	2,399,712	35,448	88,621	2,275,643					39,500,000	As Is	2/5/2026			100.0%
1.13	Property		1	6735 Trippel Road	2,103,195	36,294	90,736	1,976,165					38,800,000	As Is	2/5/2026			100.0%
1.14	Property		1	1509 Leestown Road	2,246,852	59,984	149,960	2,036,908					38,700,000	As Is	2/4/2026			100.0%
1.15	Property		1	1601 Brown Road	2,444,462	24,563	61,408	2,358,491					38,500,000	As Is	2/5/2026			100.0%
1.16	Property		1	22525 West 167th Street	2,636,073	31,376	78,441	2,526,256					37,900,000	As Is	2/5/2026			100.0%
1.17	Property		1	1414 South Council Road	1,995,901	30,000	75,000	1,890,901					37,250,000	As Is	2/6/2026			100.0%
1.18	Property		1	4690 Global Avenue NW	2,147,634	33,072	82,679	2,031,883					37,100,000	As Is	2/5/2026			100.0%
1.19	Property		1	3466 Shippers Drive	2,009,459	34,348	85,871	1,889,239					36,600,000	As Is	2/5/2026			100.0%
1.20	Property		1	4555 West Highway 146	2,155,127	55,860	139,650	1,959,617					35,100,000	As Is	2/4/2026			100.0%
1.21	Property		1	9780 Mopar Drive	2,259,821	36,806	92,015	2,131,000					34,600,000	As Is	2/6/2026			100.0%
1.22	Property		1	3779 Lake Shore Road	2,227,559	33,858	84,646	2,109,055					34,000,000	As Is	2/5/2026			100.0%
1.23	Property		1	2000 South Walnut Street	1,847,366	21,045	52,611	1,773,710					31,500,000	As Is	2/5/2026			100.0%
1.24	Property		1	3774 Snyder Road	1,883,203	25,905	64,763	1,792,535					31,500,000	As Is	2/10/2026			100.0%
1.25	Property		1	8951 Mirabel Road	1,607,429	32,782	81,956	1,492,691					30,700,000	As Is	2/10/2026			100.0%
1.26	Property		1	8411 Florida Mining Boulevard	1,634,731	17,173	42,934	1,574,624					30,100,000	As Is	2/5/2026			100.0%
1.27	Property		1	900 Hutchinson Place	1,536,704	38,124	95,310	1,403,270					30,090,000	As Is	2/10/2026			100.0%
1.28	Property		1	5440 Haggerty Lane	1,689,797	35,042	87,605	1,567,151					30,000,000	As Is	2/11/2026			100.0%
1.29	Property		1	5703 Mitchell Avenue	188,626	38,288	95,720	54,618					29,500,000	As Is	2/9/2026			33.1%
1.30	Property		1	1103 Powderhouse Road SE	1,657,107	31,556	78,890	1,546,661					28,800,000	As Is	2/3/2026			100.0%
1.31	Property		1	3200 Rodeo Court	1,641,823	29,088	72,720	1,540,015					28,200,000	As Is	2/5/2026			100.0%
1.32	Property		1	14001 Jetport Loop	1,426,855	21,367	53,418	1,352,070					27,950,000	As Is	2/5/2026			100.0%
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	1,703,356	12,652	31,630	1,659,074					27,900,000	As Is	2/5/2026			100.0%
1.34	Property		1	21200 Spring Plaza Drive	1,580,719	18,118	45,294	1,517,307					27,700,000	As Is	2/5/2026			100.0%
1.35	Property		1	3058 Lakemont Blvd	1,509,385	17,694	44,235	1,447,456					27,000,000	As Is	2/6/2026			100.0%
1.36	Property		1	2000 Luna Road	1,702,725	18,432	46,079	1,638,214					26,550,000	As Is	2/6/2026			100.0%
1.37	Property		1	101 North Campus Drive	1,351,316	12,586	31,465	1,307,265					22,000,000	As Is	2/5/2026			100.0%
1.38	Property		1	4651 Prosper Drive	1,486,294	21,977	54,941	1,409,376					22,000,000	As Is	2/6/2026			100.0%
1.39	Property		1	5025 Tuggle Road	1,295,871	44,990	112,475	1,138,406					21,870,000	As Is	2/11/2026			100.0%
1.40	Property		1	450 Northpointe Court	1,226,229	17,532	43,829	1,164,869					20,700,000	As Is	2/5/2026			100.0%
1.41	Property		1	1602 Vincent Drive	1,333,320	19,873	49,682	1,263,765					20,300,000	As Is	2/10/2026			100.0%
1.42	Property		1	8644 Polk Lane	1,177,043	23,466	58,665	1,094,912					20,230,000	As Is	2/11/2026			100.0%
1.43	Property		1	800 Lindale Industrial Parkway	1,191,055	16,338	40,846	1,133,871					20,000,000	As Is	2/3/2026			100.0%
1.44	Property		1	2465 Fontaine Street	1,277,060	29,847	74,618	1,172,595					19,700,000	As Is	2/6/2026			100.0%
1.45	Property		1	1430 South Wolf Road	1,287,287	12,300	30,750	1,244,237					19,700,000	As Is	2/6/2026			100.0%
1.46	Property		1	2552 South 98th Street	1,436,744	28,002	70,005	1,338,738					19,600,000	As Is	2/5/2026			100.0%
1.47	Property		1	1000 Knell Road	1,086,277	17,123	42,808	1,026,347					18,600,000	As Is	2/10/2026			100.0%
1.48	Property		1	747 Mill Park Drive	1,184,478	15,300	38,249	1,130,930					18,500,000	As Is	2/9/2026			100.0%
1.49	Property		1	502 West Independence Drive	1,125,450	16,421	41,052	1,067,977					18,400,000	As Is	2/4/2026			100.0%
1.50	Property		1	38401 Amrhein Road	1,034,852	17,267	43,167	974,419					18,300,000	As Is	2/5/2026			100.0%
1.51	Property		1	6101 SW 44th Street	915,751	12,078	30,195	873,478					16,020,000	As Is	2/6/2026			100.0%
1.52	Property		1	700 Hudson Road	(272,695)	21,812	54,530	(349,037)					15,500,000	As Is	2/6/2026			0.0%
1.53	Property		1	685 Alliance Parkway	1,118,268	15,071	37,678	1,065,519					15,010,000	As Is	2/6/2026			100.0%
1.54	Property		1	5101 West Waters Avenue	549,154	9,566	23,916	515,672					14,800,000	As Is	2/5/2026			100.0%
1.55	Property		1	1935 Blue Hills Drive	775,165	10,358	25,895	738,912					14,600,000	As Is	2/6/2026			100.0%
1.56	Property		1	16211 Air Center Boulevard	731,877	9,130	22,824	699,924					14,400,000	As Is	2/5/2026			100.0%
1.57	Property		1	8800 Studley Road	758,809	11,280	28,200	719,330					13,100,000	As Is	2/5/2026			100.0%
1.58	Property		1	6 Konzen Court	920,402	18,480	46,200	855,722					12,710,000	As Is	2/10/2026			100.0%
1.59	Property		1	5300 International Drive	756,630	13,956	34,891	707,783					12,630,000	As Is	2/10/2026			100.0%
1.60	Property		1	1289 Walden Avenue	731,166	10,507	26,268	694,391					12,500,000	As Is	2/5/2026			100.0%
1.61	Property		1	10551 N Congress Avenue	839,717	15,842	39,604	784,271					12,500,000	As Is	2/6/2026			100.0%
1.62	Property		1	3736 Tom Andrews Road	592,305	8,300	20,750	563,255					11,500,000	As Is	2/6/2026			100.0%
1.63	Property		1	2701 South 98th Street	777,514	17,928	44,820	714,766					11,300,000	As Is	2/5/2026			100.0%
1.64	Property		1	231 Theater Drive	667,009	12,252	30,631	624,127					11,250,000	As Is	2/10/2026			100.0%
1.65	Property		1	3404 Cragmont Drive	361,206	6,839	17,096	337,271					10,700,000	As Is	2/5/2026			100.0%
1.66	Property		1	4 Liebich Lane	644,714	7,500	18,750	618,464					10,200,000	As Is	2/5/2026			100.0%
1.67	Property		1	4040 Business Park Court	586,300	10,651	26,627	549,023					9,700,000	As Is	2/5/2026			100.0%

A-1-16

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)
1.68	Property		1	1270 North Wilkening	424,769	7,350	18,375	399,044					9,100,000	As Is	2/11/2026			100.0%
1.69	Property		1	4472 Technology Drive	487,985	6,639	16,597	464,749					8,230,000	As Is	2/10/2026			100.0%
1.70	Property		1	28000 Five M Center Drive	492,188	7,193	17,983	467,011					8,200,000	As Is	2/5/2026			100.0%
1.71	Property		1	3383 Spirit Way	478,988	9,910	24,776	444,302					7,980,000	As Is	2/10/2026			100.0%
1.72	Property		1	9667 Inter-Ocean Drive	492,424	10,382	25,955	456,087					7,600,000	As Is	2/4/2026			100.0%
1.73	Property		1	2427 Henry Road NW	370,521	6,037	15,093	349,391					7,100,000	As Is	2/6/2026			100.0%
1.74	Property		1	1115 Regina Graeter Way	471,744	6,384	15,960	449,400					7,000,000	As Is	2/4/2026			100.0%
1.75	Property		1	831 Lone Star Drive	(163,617)	10,214	25,534	(199,364)					9,300,000	As Is	2/9/2026			0.0%
1.76	Property		1	4170 Columbia Road	482,051	5,113	12,783	464,155					6,600,000	As Is	2/4/2026			100.0%
1.77	Property		1	6023 Century Oaks Drive	331,355	6,064	15,159	310,132					6,580,000	As Is	2/5/2026			100.0%
1.78	Property		1	2300 Westmoreland Street	356,643	6,000	15,000	335,643					6,500,000	As Is	2/5/2026			100.0%
1.79	Property		1	246 Glasson Drive	440,691	4,625	11,563	424,502					6,400,000	As Is	2/4/2026			100.0%
1.80	Property		1	2759 North Garnett Road	399,870	4,624	11,560	383,686					6,130,000	As Is	2/5/2026			100.0%
1.81	Property		1	1122 Stony Ridge Road	293,113	4,806	12,016	276,291					5,900,000	As Is	2/5/2026			100.0%
1.82	Property		1	5313 Majestic Parkway	394,014	8,227	20,567	365,219					5,850,000	As Is	2/6/2026			100.0%
1.83	Property		1	2901 E Heartland Drive	(227,257)	9,669	24,172	(261,097)					6,470,000	As Is	2/6/2026			0.0%
1.84	Property		1	1900 Interstate Boulevard	117,313	3,211	8,026	106,076					4,500,000	As Is	2/6/2026			100.0%
1.85	Property		1	50 Hollow Tree Lane	309,776	5,481	13,703	290,592					4,500,000	As Is	2/10/2026			100.0%
1.86	Property		1	440 US Highway 49 South	158,889	3,600	9,000	146,289					3,260,000	As Is	2/4/2026			100.0%
1.87	Property		1	7569 Golf Course Boulevard	(118,633)	3,462	8,656	(130,751)					3,250,000	As Is	2/5/2026			0.0%
1.88	Property		1	4401 112th Street	153,614	3,627	9,068	140,919					2,790,000	As Is	2/6/2026			100.0%
1.89	Property		1	105 Business Park Drive	126,361	2,634	6,585	117,142					2,350,000	As Is	2/4/2026			100.0%
1.90	Property		1	7019 High Grove Boulevard	130,711	1,250	3,125	126,336					2,170,000	As Is	2/10/2026			100.0%
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	13,367,748	179,750	0	13,187,998	1.33	1.31	8.1%	8.0%	243,000,000	As Portfolio	2/1/2026	67.9%	67.9%	81.7%
2.01	Property		1	Springlake	NAV	NAV	NAV	NAV					18,075,000	As Is	1/9/2026			72.0%
2.02	Property		1	ARC	NAV	NAV	NAV	NAV					15,075,000	As Is	1/24/2026			90.8%
2.03	Property		1	Anderson	NAV	NAV	NAV	NAV					14,850,000	As Is	1/10/2026			94.5%
2.04	Property		1	Palm Shadows	NAV	NAV	NAV	NAV					12,600,000	As Is	1/26/2026			54.2%
2.05	Property		1	North Raleigh	NAV	NAV	NAV	NAV					10,775,000	As Is	1/29/2026			90.6%
2.06	Property		1	Crestview	NAV	NAV	NAV	NAV					10,250,000	As Is	1/10/2026			99.1%
2.07	Property		1	Golden Isles	NAV	NAV	NAV	NAV					9,475,000	As Is	1/10/2026			81.9%
2.08	Property		1	Pecan Grove	NAV	NAV	NAV	NAV					8,800,000	As Is	1/30/2026			100.0%
2.09	Property		1	Lakeview	NAV	NAV	NAV	NAV					8,675,000	As Is	1/10/2026			82.4%
2.10	Property		1	Meadowbrook	NAV	NAV	NAV	NAV					8,550,000	As Is	1/10/2026			51.1%
2.11	Property		1	B&D	NAV	NAV	NAV	NAV					8,175,000	As Is	1/10/2026			98.9%
2.12	Property		1	Countryside	NAV	NAV	NAV	NAV					7,800,000	As Is	1/10/2026			85.5%
2.13	Property		1	Maple Hills	NAV	NAV	NAV	NAV					6,950,000	As Is	1/28/2026			98.6%
2.14	Property		1	Asheboro	NAV	NAV	NAV	NAV					6,625,000	As Is	1/29/2026			93.1%
2.15	Property		1	Hunt Club	NAV	NAV	NAV	NAV					6,200,000	As Is	1/9/2026			92.3%
2.16	Property		1	Spaulding	NAV	NAV	NAV	NAV					5,900,000	As Is	1/8/2026			54.3%
2.17	Property		1	Warrenville	NAV	NAV	NAV	NAV					5,850,000	As Is	1/10/2026			64.6%
2.18	Property		1	Evergreen	NAV	NAV	NAV	NAV					5,700,000	As Is	1/7/2026			95.3%
2.19	Property		1	Sunnyland	NAV	NAV	NAV	NAV					5,375,000	As Is	1/9/2026			77.8%
2.20	Property		1	Morganton	NAV	NAV	NAV	NAV					4,975,000	As Is	1/10/2026			100.0%
2.21	Property		1	Chatham	NAV	NAV	NAV	NAV					4,800,000	As Is	1/28/2026			98.0%
2.22	Property		1	Red Fox	NAV	NAV	NAV	NAV					4,575,000	As Is	1/28/2026			88.5%
2.23	Property		1	Merritt Place	NAV	NAV	NAV	NAV					4,350,000	As Is	1/8/2026			65.5%
2.24	Property		1	Timberview	NAV	NAV	NAV	NAV					3,650,000	As Is	1/10/2026			72.7%
2.25	Property		1	Azalea	NAV	NAV	NAV	NAV					3,600,000	As Is	1/28/2026			100.0%
2.26	Property		1	Hidden Oaks	NAV	NAV	NAV	NAV					3,500,000	As Is	1/9/2026			77.3%
2.27	Property		1	Holly Faye	NAV	NAV	NAV	NAV					3,425,000	As Is	1/28/2026			94.3%
2.28	Property		1	Cooley	NAV	NAV	NAV	NAV					3,275,000	As Is	1/10/2026			100.0%
2.29	Property		1	Statesville	NAV	NAV	NAV	NAV					3,175,000	As Is	1/28/2026			84.1%
2.30	Property		1	Dixie	NAV	NAV	NAV	NAV					3,175,000	As Is	1/28/2026			83.8%
2.31	Property		1	Capital View	NAV	NAV	NAV	NAV					2,725,000	As Is	1/10/2026			100.0%
2.32	Property		1	Solid Rock	NAV	NAV	NAV	NAV					2,550,000	As Is	1/10/2026			89.7%
2.33	Property		1	Driftwood	NAV	NAV	NAV	NAV					2,325,000	As Is	1/28/2026			96.2%
2.34	Property		1	Country Road	NAV	NAV	NAV	NAV					2,000,000	As Is	1/10/2026			100.0%
2.35	Property		1	Mobile Cottage	NAV	NAV	NAV	NAV					1,725,000	As Is	1/29/2026			82.6%
2.36	Property		1	Glynn Acres	NAV	NAV	NAV	NAV					1,700,000	As Is	1/8/2026			100.0%
2.37	Property		1	Northview	NAV	NAV	NAV	NAV					1,600,000	As Is	1/29/2026			87.0%
3	Loan	13	1	499 Forbes	9,084,634	29,126	660,097	8,395,411	1.67	1.54	12.1%	11.2%	119,000,000	As Is	4/7/2026	63.0%	63.0%	100.0%
4	Loan	5, C	1	Glendale Fashion Center	8,219,531	39,586	174,687	8,005,258	1.24	1.21	8.2%	8.0%	146,400,000	As Is	4/20/2026	68.3%	68.3%	100.0%
5	Loan	8, 14	1	333 North Bedford Road	7,956,814	113,712	284,281	7,558,822	1.55	1.47	10.7%	10.1%	132,000,000	As Is	5/1/2026	56.4%	56.4%	100.0%
6	Loan	5, 15, 16	1	Inwood Living	10,046,363	73,225	51,404	9,921,734	1.34	1.32	7.7%	7.6%	198,000,000	As Is	3/16/2026	65.7%	65.7%	94.5%
7	Loan		1	The Arc	4,510,776	36,158	3,048	4,471,571	1.25	1.24	7.6%	7.6%	88,500,000	As Is	11/20/2025	66.7%	66.7%	93.1%
8	Loan		1	Broadacres Office Park	6,580,940	90,100	581,916	5,908,924	1.90	1.70	13.7%	12.3%	85,500,000	As Is	3/30/2026	56.1%	56.1%	89.5%

A-1-17

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(2)
9	Loan	17	1	Marriott Tampa Westshore	7,800,445	787,737	0	7,012,708	2.05	1.84	16.8%	15.1%	92,900,000	Upon Completion	4/22/2028	50.0%	45.8%	67.0%
10	Loan	18	1	Rosemead Place	4,669,164	67,038	118,359	4,483,767	1.52	1.46	10.2%	9.7%	83,000,000	As Is	4/17/2026	55.4%	55.4%	95.0%
11	Loan	19	1	West Valley Corporate Center	5,498,161	62,616	248,343	5,187,202	1.87	1.76	12.1%	11.4%	75,200,000	As Stabilized	3/1/2027	60.5%	60.5%	100.0%
12	Loan	D	1	Broadway Place	5,535,413	16,634	124,754	5,394,026	1.96	1.91	12.9%	12.5%	69,800,000	As Is	4/29/2026	61.6%	61.6%	90.2%
13	Loan	5, E	1	10 West End	10,350,392	68,779	387,790	9,893,823	1.94	1.85	13.3%	12.7%	136,000,000	As Is	5/14/2026	57.4%	57.4%	96.3%
14	Loan	20	1	One Washington	5,115,869	30,752	230,639	4,854,479	1.80	1.70	13.5%	12.8%	58,500,000	As Is	4/21/2026	65.0%	65.0%	92.2%
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	5,198,349	494,934	0	4,703,415	1.94	1.75	13.7%	12.4%	56,200,000	Various	4/9/2026	67.6%	67.6%	74.9%
15.01	Property		1	Hampton Inn Hazleton	2,177,633	201,962	0	1,975,671					24,400,000	As If Complete	4/9/2026			65.2%
15.02	Property		1	Fairfield Inn Hazleton	1,537,558	148,494	0	1,389,064					15,900,000	As Is	4/9/2026			74.2%
15.03	Property		1	Residence Inn Hazleton	1,483,158	144,478	0	1,338,680					15,900,000	As Is	4/9/2026			85.2%
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	9,681,710	0	0	9,681,710	1.10	1.10	6.1%	6.1%	210,735,000	As Portfolio	11/22/2025	75.9%	75.9%	NAP
16.01	Property		1	The Arches	NAV	NAV	NAV	NAV					82,900,000	As Is	11/13/2025			NAP
16.02	Property		1	Paramus	NAV	NAV	NAV	NAV					35,200,000	As Is	11/14/2025			NAP
16.03	Property		1	276 Grand Concourse	NAV	NAV	NAV	NAV					34,500,000	As Is	11/13/2025			NAP
16.04	Property		1	Corporate Hill IV	NAV	NAV	NAV	NAV					18,600,000	As Is	11/21/2025			NAP
16.05	Property		1	The Illustrator	NAV	NAV	NAV	NAV					15,700,000	As Is	11/17/2025			NAP
16.06	Property		1	25 Vreeland	NAV	NAV	NAV	NAV					13,800,000	As Is	11/14/2025			NAP
17	Loan		1	Plaza at Legacy Plano	4,487,192	43,203	338,609	4,105,380	1.59	1.46	12.1%	11.1%	55,500,000	As Is	4/2/2026	66.8%	66.8%	91.8%
18	Loan		1	Kimberley Parkside	3,294,687	79,250	0	3,215,437	1.28	1.25	8.9%	8.7%	58,700,000	As Is	3/3/2026	63.0%	63.0%	96.5%
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	11,193,836	-356,813	835,232	10,715,418	1.48	1.42	10.6%	10.1%	188,000,000	Prospective Market Value Upon Funded Reserve Account	3/27/2026	56.4%	56.4%	78.8%
20	Loan		1	Preserve at Manatee Bay	1,706,783	38,000	0	1,668,783	1.35	1.32	8.4%	8.2%	30,400,000	As Is	4/21/2026	66.9%	66.9%	94.7%
21	Loan	29	1	Five Mile Shopping Center	1,902,992	19,912	89,744	1,793,336	1.38	1.30	9.4%	8.8%	29,200,000	As Is	5/1/2026	69.5%	69.5%	98.1%
22	Loan	6, 7	2	Swedesford Crossing	2,218,858	38,626	148,589	2,031,643	1.72	1.58	12.5%	11.4%	28,100,000	As Portfolio	5/5/2026	63.2%	63.2%	94.4%
22.01	Property		1	500 E. Swedesford Road	1,303,468	21,432	88,177	1,193,859					16,300,000	As Is	5/5/2026			100.0%
22.02	Property		1	480 E. Swedesford Road	915,390	17,194	60,412	837,784					12,100,000	As Is	5/5/2026			87.5%
23	Loan	C	1	Vista West MHC	1,568,794	14,400	0	1,554,394	1.53	1.52	9.4%	9.3%	25,560,000	As Is	3/24/2026	65.5%	65.5%	93.1%
24	Loan	6	2	Washington PA Hotel Portfolio	2,283,348	257,388	0	2,025,960	1.88	1.66	14.7%	13.1%	25,000,000	As Is	3/11/2026	62.0%	62.0%	63.7%
24.01	Property		1	Hampton Inn Washington	1,182,759	124,367	0	1,058,392					13,000,000	As Is	3/11/2026			60.6%
24.02	Property		1	Fairfield Inn & Suites Washington	1,100,589	133,021	0	967,568					12,000,000	As Is	3/11/2026			67.0%
25	Loan		1	The Lofts on Fountain	1,537,671	72,600	0	1,465,071	1.46	1.39	10.1%	9.6%	21,600,000	As Is	5/5/2026	70.6%	70.6%	97.9%
26	Loan		1	Portal Warehousing Orlando	1,510,033	26,147	0	1,483,886	1.80	1.77	12.3%	12.1%	17,500,000	As Is	4/17/2026	70.0%	70.0%	97.0%
27	Loan	30, 31	1	Laredo Industrial	1,172,460	12,467	82,941	1,077,052	1.65	1.52	11.4%	10.5%	16,000,000	As Is	3/26/2026	64.4%	64.4%	100.0%
28	Loan		1	Danville Industrial	1,474,003	40,000	129,408	1,304,595	1.98	1.76	14.4%	12.8%	15,700,000	As Is	4/17/2026	65.0%	65.0%	100.0%
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	1,278,373	118,923	0	1,159,450	1.50	1.36	13.0%	11.8%	14,400,000	As If Complete	3/5/2026	68.3%	65.3%	73.6%
30	Loan		1	Shield Storage Sacramento	843,964	6,470	0	837,494	1.99	1.97	11.8%	11.7%	13,100,000	As Is	2/25/2026	54.5%	54.5%	89.0%
31	Loan		1	561 Iowa Avenue	656,333	10,406	34,650	611,277	1.40	1.30	9.9%	9.3%	10,500,000	As Is	2/10/2026	62.9%	62.9%	100.0%
32	Loan		1	Swartz Creek Mini Storage	470,766	8,610	0	462,156	1.57	1.54	10.2%	10.0%	6,510,000	As Is	3/26/2026	70.7%	70.7%	84.3%
33	Loan		1	455 Racetrack Road	474,368	5,953	26,980	441,436	1.55	1.44	12.2%	11.3%	6,375,000	As Is	3/14/2026	61.2%	61.2%	100.0%

A-1-18

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	Various
1.01	Property		1	3150 Highway 42	7/1/2026	Yes	Home Depot U.S.A., Inc.	657,518	100.0%	11/30/2040	NAP	NAP	NAP	NAP
1.02	Property		1	1151 South Graham Road	7/1/2026	Yes	Amazon.com Services, LLC	615,284	100.0%	8/31/2034	NAP	NAP	NAP	NAP
1.03	Property		1	584 US Highway 130	7/1/2026	Yes	Federal Express Corporation	347,145	100.0%	6/30/2032	NAP	NAP	NAP	NAP
1.04	Property		1	590 Northport Parkway	7/1/2026	Yes	Shaw Industries, Inc.	831,764	100.0%	9/30/2027	NAP	NAP	NAP	NAP
1.05	Property		1	8341 Industrial Parkway	7/1/2026	Yes	Federal Express Corporation	500,268	100.0%	9/30/2035	NAP	NAP	NAP	NAP
1.06	Property		1	650 Braselton Parkway	7/1/2026	Yes	Federal Express Corporation	373,750	100.0%	2/28/2033	NAP	NAP	NAP	NAP
1.07	Property		1	482 Chaney Avenue	7/1/2026	Yes	ULTA Beauty Distribution, LLC	671,354	100.0%	7/31/2030	NAP	NAP	NAP	NAP
1.08	Property		1	5000 North Ridge Trail	7/1/2026	Yes	Federal Express Corporation	310,922	100.0%	4/30/2031	NAP	NAP	NAP	NAP
1.09	Property		1	5005 Samuell Blvd.	7/1/2026	Yes	Federal Express Corporation	351,874	100.0%	6/30/2037	NAP	NAP	NAP	NAP
1.10	Property		1	635 Community Drive	7/1/2026	Yes	Federal Express Corporation	143,979	100.0%	5/31/2036	NAP	NAP	NAP	NAP
1.11	Property		1	6538 & 6526 Judge Adams Road	7/1/2026	Yes	Federal Express Corporation	286,281	100.0%	4/30/2035	NAP	NAP	NAP	NAP
1.12	Property		1	4350 Fortune Ave NW	7/1/2026	Yes	Federal Express Corporation	354,482	100.0%	5/31/2032	NAP	NAP	NAP	NAP
1.13	Property		1	6735 Trippel Road	7/1/2026	Yes	Amazon.com Services, LLC	362,942	100.0%	11/30/2028	NAP	NAP	NAP	NAP
1.14	Property		1	1509 Leestown Road	7/1/2026	Yes	Jim Beam Brands Co.	599,840	100.0%	1/31/2030	NAP	NAP	NAP	NAP
1.15	Property		1	1601 Brown Road	7/1/2026	Yes	Federal Express Corporation	245,633	100.0%	10/31/2031	NAP	NAP	NAP	NAP
1.16	Property		1	22525 West 167th Street	7/1/2026	Yes	Federal Express Corporation	313,763	100.0%	5/31/2036	NAP	NAP	NAP	NAP
1.17	Property		1	1414 South Council Road	7/1/2026	Yes	Amazon.com Services, LLC	300,000	100.0%	6/30/2033	NAP	NAP	NAP	NAP
1.18	Property		1	4690 Global Avenue NW	7/1/2026	Yes	Federal Express Corporation	330,717	100.0%	7/31/2030	NAP	NAP	NAP	NAP
1.19	Property		1	3466 Shippers Drive	7/1/2026	Yes	Federal Express Corporation	343,483	100.0%	1/31/2032	NAP	NAP	NAP	NAP
1.20	Property		1	4555 West Highway 146	7/1/2026	Yes	Winland Foods, Inc.	558,600	100.0%	10/31/2033	NAP	NAP	NAP	NAP
1.21	Property		1	9780 Mopar Drive	7/1/2026	Yes	DSV Solutions, LLC	368,060	100.0%	10/31/2027	NAP	NAP	NAP	NAP
1.22	Property		1	3779 Lake Shore Road	7/1/2026	Yes	Federal Express Corporation	338,584	100.0%	3/31/2031	NAP	NAP	NAP	NAP
1.23	Property		1	2000 South Walnut Street	7/1/2026	Yes	Federal Express Corporation	210,445	100.0%	8/31/2030	NAP	NAP	NAP	NAP
1.24	Property		1	3774 Snyder Road	7/1/2026	Yes	Federal Express Corporation	259,053	100.0%	5/31/2036	NAP	NAP	NAP	NAP
1.25	Property		1	8951 Mirabel Road	7/1/2026	Yes	Federal Express Corporation	327,822	100.0%	10/31/2027	NAP	NAP	NAP	NAP
1.26	Property		1	8411 Florida Mining Boulevard	7/1/2026	Yes	Federal Express Corporation	171,734	100.0%	7/31/2031	NAP	NAP	NAP	NAP
1.27	Property		1	900 Hutchinson Place	7/1/2026	Yes	CBOCS Distribution, Inc.	381,240	100.0%	6/30/2029	NAP	NAP	NAP	NAP
1.28	Property		1	5440 Haggerty Lane	7/1/2026	Yes	Toyota Tsusho America, Inc.	350,418	100.0%	6/30/2029	NAP	NAP	NAP	NAP
1.29	Property		1	5703 Mitchell Avenue	7/1/2026	Yes	Altec Industries, Inc.	126,880	33.1%	2/29/2028	NAP	NAP	NAP	NAP
1.30	Property		1	1103 Powderhouse Road SE	7/1/2026	Yes	Autoneum North America, Inc.	315,560	100.0%	4/30/2032	NAP	NAP	NAP	NAP
1.31	Property		1	3200 Rodeo Court	7/1/2026	Yes	Federal Express Corporation	290,879	100.0%	7/31/2036	NAP	NAP	NAP	NAP
1.32	Property		1	14001 Jetport Loop	7/1/2026	Yes	Federal Express Corporation	213,672	100.0%	8/31/2032	NAP	NAP	NAP	NAP
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	7/1/2026	Yes	Federal Express Corporation	126,520	100.0%	10/31/2028	NAP	NAP	NAP	NAP
1.34	Property		1	21200 Spring Plaza Drive	7/1/2026	Yes	Federal Express Corporation	181,176	100.0%	9/30/2029	NAP	NAP	NAP	NAP
1.35	Property		1	3058 Lakemont Blvd	7/1/2026	Yes	Federal Express Corporation	176,939	100.0%	8/31/2028	NAP	NAP	NAP	NAP
1.36	Property		1	2000 Luna Road	7/1/2026	Yes	Carrier Enterprises, LLC	184,317	100.0%	3/31/2029	NAP	NAP	NAP	NAP
1.37	Property		1	101 North Campus Drive	7/1/2026	Yes	General Electric Company	125,860	100.0%	12/31/2030	NAP	NAP	NAP	NAP
1.38	Property		1	4651 Prosper Drive	7/1/2026	Yes	Max-Trac Tire Co., Inc.	219,765	100.0%	8/31/2027	NAP	NAP	NAP	NAP
1.39	Property		1	5025 Tuggle Road	7/1/2026	Yes	Federal Express Corporation	449,900	100.0%	5/31/2029	NAP	NAP	NAP	NAP
1.40	Property		1	450 Northpointe Court	7/1/2026	Yes	Federal Express Corporation	175,315	100.0%	6/30/2032	NAP	NAP	NAP	NAP
1.41	Property		1	1602 Vincent Drive	7/1/2026	Yes	Federal Express Corporation	198,729	100.0%	8/31/2035	NAP	NAP	NAP	NAP
1.42	Property		1	8644 Polk Lane	7/1/2026	Yes	Anda Pharmaceuticals, Inc.	234,660	100.0%	7/31/2034	NAP	NAP	NAP	NAP
1.43	Property		1	800 Lindale Industrial Parkway	7/1/2026	Yes	Federal Express Corporation	163,383	100.0%	10/31/2031	NAP	NAP	NAP	NAP
1.44	Property		1	2465 Fontaine Street	7/1/2026	Yes	Graphic Packaging International, LLC	298,472	100.0%	8/31/2027	NAP	NAP	NAP	NAP
1.45	Property		1	1430 South Wolf Road	7/1/2026	Yes	Federal Express Corporation	123,000	100.0%	8/31/2031	NAP	NAP	NAP	NAP
1.46	Property		1	2552 South 98th Street	7/1/2026	Yes	Veritiv Operating Company	280,019	100.0%	8/31/2026	NAP	NAP	NAP	NAP
1.47	Property		1	1000 Knell Road	7/1/2026	Yes	Peco Pallet, Inc.	171,230	100.0%	3/31/2032	NAP	NAP	NAP	NAP
1.48	Property		1	747 Mill Park Drive	7/1/2026	Yes	Magna Seating of America, Inc.	152,995	100.0%	1/31/2030	NAP	NAP	NAP	NAP
1.49	Property		1	502 West Independence Drive	7/1/2026	Yes	Federal Express Corporation	164,207	100.0%	9/30/2031	NAP	NAP	NAP	NAP
1.50	Property		1	38401 Amrhein Road	7/1/2026	Yes	Federal Express Corporation	172,668	100.0%	10/31/2028	NAP	NAP	NAP	NAP
1.51	Property		1	6101 SW 44th Street	7/1/2026	Yes	Amazon.com Services, LLC	120,780	100.0%	8/31/2030	NAP	NAP	NAP	NAP
1.52	Property		1	700 Hudson Road	3/1/2026	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	685 Alliance Parkway	7/1/2026	Yes	Federal Express Corporation	150,710	100.0%	8/31/2030	NAP	NAP	NAP	NAP
1.54	Property		1	5101 West Waters Avenue	7/1/2026	Yes	Federal Express Corporation	95,662	100.0%	11/30/2027	NAP	NAP	NAP	NAP
1.55	Property		1	1935 Blue Hills Drive	7/1/2026	Yes	Federal Express Corporation	103,580	100.0%	4/30/2028	NAP	NAP	NAP	NAP
1.56	Property		1	16211 Air Center Boulevard	7/1/2026	Yes	National Oilwell DHT, L.P.	91,295	100.0%	9/30/2029	NAP	NAP	NAP	NAP
1.57	Property		1	8800 Studley Road	7/1/2026	Yes	Federal Express Corporation	112,799	100.0%	4/30/2028	NAP	NAP	NAP	NAP
1.58	Property		1	6 Konzen Court	7/1/2026	Yes	Reinhardt Lease LLC	184,800	100.0%	9/30/2030	NAP	NAP	NAP	NAP
1.59	Property		1	5300 International Drive	7/1/2026	Yes	Federal Express Corporation	139,564	100.0%	6/30/2027	NAP	NAP	NAP	NAP
1.60	Property		1	1289 Walden Avenue	7/1/2026	Yes	United Parcel Service, Inc.	105,073	100.0%	1/31/2029	NAP	NAP	NAP	NAP
1.61	Property		1	10551 N Congress Avenue	7/1/2026	Yes	Bunzl Distribution Midcentral, Inc.	158,417	100.0%	9/30/2031	NAP	NAP	NAP	NAP
1.62	Property		1	3736 Tom Andrews Road	7/1/2026	Yes	Chep USA	83,000	100.0%	2/28/2030	NAP	NAP	NAP	NAP
1.63	Property		1	2701 South 98th Street	7/1/2026	Yes	The Carlstar Group, LLC	179,280	100.0%	10/31/2030	NAP	NAP	NAP	NAP
1.64	Property		1	231 Theater Drive	7/1/2026	Yes	Federal Express Corporation	122,522	100.0%	8/31/2028	NAP	NAP	NAP	NAP
1.65	Property		1	3404 Cragmont Drive	7/1/2026	Yes	K1 Speed, Inc.	68,385	100.0%	9/30/2027	NAP	NAP	NAP	NAP
1.66	Property		1	4 Liebich Lane	7/1/2026	Yes	United Parcel Service, Inc.	75,000	100.0%	3/31/2031	NAP	NAP	NAP	NAP
1.67	Property		1	4040 Business Park Court	7/1/2026	Yes	Style Crest, Inc.	106,507	100.0%	4/30/2031	NAP	NAP	NAP	NAP

A-1-19

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
1.68	Property		1	1270 North Wilkening	7/1/2026	Yes	Federal Express Corporation	73,500	100.0%	3/31/2027	NAP	NAP	NAP	NAP
1.69	Property		1	4472 Technology Drive	7/1/2026	Yes	The Sherwin-Williams Company	66,387	100.0%	12/31/2029	NAP	NAP	NAP	NAP
1.70	Property		1	28000 Five M Center Drive	7/1/2026	Yes	Federal Express Corporation	71,933	100.0%	5/31/2031	NAP	NAP	NAP	NAP
1.71	Property		1	3383 Spirit Way	7/1/2026	Yes	Federal Express Corporation	99,102	100.0%	5/31/2033	NAP	NAP	NAP	NAP
1.72	Property		1	9667 Inter-Ocean Drive	7/1/2026	Yes	Federal Express Corporation	103,818	100.0%	8/31/2028	NAP	NAP	NAP	NAP
1.73	Property		1	2427 Henry Road NW	7/1/2026	Yes	Federal Express Corporation	60,370	100.0%	5/31/2028	NAP	NAP	NAP	NAP
1.74	Property		1	1115 Regina Graeter Way	7/1/2026	Yes	The American Bottling Company	63,840	100.0%	9/30/2029	NAP	NAP	NAP	NAP
1.75	Property		1	831 Lone Star Drive	3/1/2026	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.76	Property		1	4170 Columbia Road	7/1/2026	Yes	Siemens Real Estate	51,130	100.0%	5/31/2029	NAP	NAP	NAP	NAP
1.77	Property		1	6023 Century Oaks Drive	7/1/2026	Yes	Federal Express Corporation	60,637	100.0%	10/31/2027	NAP	NAP	NAP	NAP
1.78	Property		1	2300 Westmoreland Street	7/1/2026	Yes	Locke Supply Co.	60,000	100.0%	4/30/2032	NAP	NAP	NAP	NAP
1.79	Property		1	246 Glasson Drive	7/1/2026	Yes	Federal Express Corporation	46,253	100.0%	8/31/2031	NAP	NAP	NAP	NAP
1.80	Property		1	2759 North Garnett Road	7/1/2026	Yes	The American Bottling Company	46,240	100.0%	8/31/2028	NAP	NAP	NAP	NAP
1.81	Property		1	1122 Stony Ridge Road	7/1/2026	Yes	Federal Express Corporation	48,064	100.0%	8/31/2027	NAP	NAP	NAP	NAP
1.82	Property		1	5313 Majestic Parkway	7/1/2026	Yes	Federal Express Corporation	82,269	100.0%	8/31/2028	NAP	NAP	NAP	NAP
1.83	Property		1	2901 E Heartland Drive	3/1/2026	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.84	Property		1	1900 Interstate Boulevard	7/1/2026	Yes	Federal Express Corporation	32,105	100.0%	11/30/2027	NAP	NAP	NAP	NAP
1.85	Property		1	50 Hollow Tree Lane	7/1/2026	Yes	Hartford Healthcare Corporation	54,812	100.0%	4/30/2031	NAP	NAP	NAP	NAP
1.86	Property		1	440 US Highway 49 South	7/1/2026	Yes	Conklin Metal Industries, Inc.	36,000	100.0%	1/31/2033	NAP	NAP	NAP	NAP
1.87	Property		1	7569 Golf Course Boulevard	3/1/2026	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.88	Property		1	4401 112th Street	7/1/2026	Yes	Foundation Building Materials, LLC	36,270	100.0%	12/31/2027	NAP	NAP	NAP	NAP
1.89	Property		1	105 Business Park Drive	7/1/2026	Yes	Graybar Electric Company, Inc.	26,340	100.0%	8/31/2030	NAP	NAP	NAP	NAP
1.90	Property		1	7019 High Grove Boulevard	7/1/2026	Yes	The Sherwin-Williams Company	12,500	100.0%	10/31/2032	NAP	NAP	NAP	NAP
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	4/1/2026
2.01	Property		1	Springlake	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	ARC	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Anderson	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Palm Shadows	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	North Raleigh	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Crestview	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Golden Isles	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Pecan Grove	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Lakeview	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Meadowbrook	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	B&D	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Countryside	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Maple Hills	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Asheboro	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Hunt Club	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Spaulding	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Warrenville	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Evergreen	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Sunnyland	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Morganton	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Chatham	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Red Fox	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Merritt Place	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Timberview	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Azalea	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Hidden Oaks	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Holly Faye	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cooley	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Statesville	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Dixie	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Capital View	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Solid Rock	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Driftwood	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Country Road	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Mobile Cottage	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Glynn Acres	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Northview	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13	1	499 Forbes	7/1/2026	Yes	Neuralink	145,631	100.0%	8/31/2033	NAP	NAP	NAP	NAP
4	Loan	5, C	1	Glendale Fashion Center	3/31/2026	No	Ralphs	50,000	18.9%	12/31/2040	Nordstrom Rack	37,140	14.1%	6/30/2030
5	Loan	8, 14	1	333 North Bedford Road	5/1/2026	NAP	K1 Speed, Inc.	117,942	20.7%	5/31/2034	Tesla Motors New York, Llc -105A	86,279	15.2%	12/31/2028
6	Loan	5, 15, 16	1	Inwood Living	6/12/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	The Arc	4/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Broadacres Office Park	3/26/2026	No	Partnership For Children of Essex	30,546	7.9%	10/31/2028	NuRD LLC	24,520	6.3%	4/30/2031

A-1-20

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant(2)	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(2)	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)
9	Loan	17	1	Marriott Tampa Westshore	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	18	1	Rosemead Place	4/30/2026	No	Target	135,603	40.3%	8/31/2027	LA Fitness	42,500	12.6%	2/28/2027
11	Loan	19	1	West Valley Corporate Center	2/6/2026	No	North Los Angeles County Regional Center, Inc.	166,867	66.6%	2/29/2040	Cake Mortgage Corp.	27,184	10.9%	7/31/2030
12	Loan	D	1	Broadway Place	3/28/2026	No	UMG Recordings, Inc.	14,941	18.0%	10/31/2028	Route App Inc. (Club Kuma)	12,423	14.9%	10/31/2030
13	Loan	5, E	1	10 West End	5/1/2026	No	HDR Engineering	61,128	17.8%	12/31/2028	Kemps, LLC	34,853	10.1%	12/31/2036
14	Loan	20	1	One Washington	4/30/2026	No	WinnResidential	27,415	17.8%	12/31/2029	Staples	17,656	11.5%	2/26/2028
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	4/30/2026
15.01	Property		1	Hampton Inn Hazleton	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Fairfield Inn Hazleton	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Residence Inn Hazleton	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	NAP
16.01	Property		1	The Arches	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Paramus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Plaza at Legacy Plano	5/7/2026	No	Broadcom	68,472	31.7%	9/30/2027 (44,811 SF), 7/8/2028 (14,279 SF), 2/28/2029 (9,382 SF)	LoanDepot.com, LLC	61,149	28.3%	10/31/2030
18	Loan		1	Kimberley Parkside	5/1/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	2/28/2026	No	Technip	171,600	24.0%	5/31/2036	MODEC	116,160	16.2%	5/31/2036
20	Loan		1	Preserve at Manatee Bay	5/29/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	29	1	Five Mile Shopping Center	5/1/2026	No	Rosauers	50,594	38.1%	6/30/2036	Anytime Fitness	8,560	6.5%	7/31/2031
22	Loan	6, 7	2	Swedesford Crossing	4/22/2026
22.01	Property		1	500 E. Swedesford Road	4/22/2026	No	Affiliated Independent Distributors, Inc.	60,241	98.4%	4/30/2036	Balashine Properties	994	1.6%	6/30/2031
22.02	Property		1	480 E. Swedesford Road	4/22/2026	No	Tammac Holdings Corporation	17,067	34.7%	3/31/2032	Everest Medical Care, LLC	8,665	17.6%	7/31/2032 (4,862 SF), 6/30/2034 (3,803 SF)
23	Loan	C	1	Vista West MHC	5/5/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	6	2	Washington PA Hotel Portfolio	3/31/2026
24.01	Property		1	Hampton Inn Washington	3/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Fairfield Inn & Suites Washington	3/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	The Lofts on Fountain	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Portal Warehousing Orlando	6/11/2026	No	Bless Fulfillment/Bless Log	3,997	4.7%	2/28/2027	Rijoka Swing Chairs LLC	3,955	4.7%	5/31/2027
27	Loan	30, 31	1	Laredo Industrial	7/1/2026	Yes	CS Cargo USA	123,666	99.2%	11/11/2035	Carmichael International Service	1,003	0.8%	10/31/2035
28	Loan		1	Danville Industrial	5/6/2026	No	Wagner Logistics	299,335	74.8%	4/30/2028	Watchfire Signs	71,402	17.9%	7/31/2031
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Shield Storage Sacramento	3/16/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	561 Iowa Avenue	3/19/2026	No	Advance Premium Coatings	29,805	43.0%	5/31/2030 (23,454 SF); 8/31/2027 (6,351 SF)	K and N Engineering	15,566	22.4%	5/31/2030
32	Loan		1	Swartz Creek Mini Storage	3/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	455 Racetrack Road	7/1/2026	Yes	Columbia Gas Transmission, LLC	27,057	100.0%	4/30/2036	NAP	NAP	NAP	NAP

A-1-21

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio
1.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
1.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio
2.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13	1	499 Forbes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, C	1	Glendale Fashion Center	Ross Dress for Less	32,100	12.2%	1/31/2036	TJ Maxx	25,000	9.5%	2/28/2029	Staples	24,000	9.1%
5	Loan	8, 14	1	333 North Bedford Road	Wakefern Food Corp.	81,209	14.3%	11/30/2044	Safe Haven Partners, Llc	46,185	8.1%	5/31/2037	Ghc Saw Mill East Operator Llc	42,693	7.5%
6	Loan	5, 15, 16	1	Inwood Living	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	The Arc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Broadacres Office Park	Dewberry Engineers Inc.	24,422	6.3%	7/31/2029	Munzing North America, LP	21,170	5.5%	12/31/2028	Alliance Health Systems, LLC	19,689	5.1%

A-1-23

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant(2)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant(2)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant(2)	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
9	Loan	17	1	Marriott Tampa Westshore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	18	1	Rosemead Place	Ross Dress For Less	24,713	7.3%	1/31/2029	Petsmart	11,265	3.3%	9/30/2030	Ulta	10,006	3.0%
11	Loan	19	1	West Valley Corporate Center	Ace American Insurance Company	27,184	10.9%	9/30/2028	Omron Management Center of America	21,699	8.7%	1/31/2032	Patterson Dental Supply Inc.	6,204	2.5%
12	Loan	D	1	Broadway Place	TigerConnect (KMT)	9,600	11.5%	2/28/2033	Edmunds.Com, Inc.	6,000	7.2%	1/31/2028	Epidemic Sound US Inc. (Titan)	6,000	7.2%
13	Loan	5, E	1	10 West End	Radisson Hospitality Inc	34,697	10.1%	10/31/2032	Two Harbors Investment Corp	34,640	10.1%	4/30/2033	AB Carval Investors LP	34,622	10.1%
14	Loan	20	1	One Washington	Five Iron Golf	17,576	11.4%	8/31/2033	Consulate General of Israel	8,773	5.7%	8/31/2045	Weston & Sampson Engineers	8,176	5.3%
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio
15.01	Property		1	Hampton Inn Hazleton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Fairfield Inn Hazleton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Residence Inn Hazleton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio
16.01	Property		1	The Arches	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Paramus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Plaza at Legacy Plano	Randstad Professionals US, LLC	31,884	14.8%	1/31/2029	Executive Workspace - Legacy, LLC	18,880	8.7%	12/31/2032	Medsys Group, LLC	8,223	3.8%
18	Loan		1	Kimberley Parkside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	BP America	91,343	12.8%	9/30/2029	CBRE, Inc.	57,200	8.0%	8/31/2035	Nvent	28,718	4.0%
20	Loan		1	Preserve at Manatee Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	29	1	Five Mile Shopping Center	Golf District LLC	6,670	5.0%	5/31/2028	Das Stein Haus	6,060	4.6%	5/31/2029	Roundtable Pizza	5,625	4.2%
22	Loan	6, 7	2	Swedesford Crossing
22.01	Property		1	500 E. Swedesford Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	480 E. Swedesford Road	Worldwide Clinical Trials Holdings, Inc.	6,158	12.5%	2/28/2030	Bozzuto and Associates, Inc.	3,530	7.2%	7/31/2028	Chemalloy Company LLC	2,760	5.6%
23	Loan	C	1	Vista West MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	6	2	Washington PA Hotel Portfolio
24.01	Property		1	Hampton Inn Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Fairfield Inn & Suites Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	The Lofts on Fountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Portal Warehousing Orlando	VIPLOOK Home LA Inc	3,050	3.6%	2/28/2027	3BX Foods	2,736	3.2%	7/31/2026	Maison Bresil LLC	2,664	3.2%
27	Loan	30, 31	1	Laredo Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Danville Industrial	Genpact	29,263	7.3%	10/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Shield Storage Sacramento	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	561 Iowa Avenue	Trishaan Cooling and Refridgeration	14,000	20.2%	11/30/2029	Inland Building Supply	10,000	14.4%	5/31/2027	NAP	NAP	NAP
32	Loan		1	Swartz Creek Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	455 Racetrack Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio
1.01	Property		1	3150 Highway 42	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.02	Property		1	1151 South Graham Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.03	Property		1	584 US Highway 130	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.04	Property		1	590 Northport Parkway	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.05	Property		1	8341 Industrial Parkway	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.06	Property		1	650 Braselton Parkway	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.07	Property		1	482 Chaney Avenue	NAP	2/19/2026	NAP	2/18/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.08	Property		1	5000 North Ridge Trail	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.09	Property		1	5005 Samuell Blvd.	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.10	Property		1	635 Community Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
1.11	Property		1	6538 & 6526 Judge Adams Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.12	Property		1	4350 Fortune Ave NW	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.13	Property		1	6735 Trippel Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.14	Property		1	1509 Leestown Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
1.15	Property		1	1601 Brown Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.16	Property		1	22525 West 167th Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.17	Property		1	1414 South Council Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.18	Property		1	4690 Global Avenue NW	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.19	Property		1	3466 Shippers Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.20	Property		1	4555 West Highway 146	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.21	Property		1	9780 Mopar Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.22	Property		1	3779 Lake Shore Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.23	Property		1	2000 South Walnut Street	NAP	2/19/2026	NAP	2/19/2026	2/13/2026	5%	Yes - A7	Fee	NAP	NAP	NAP	NAP
1.24	Property		1	3774 Snyder Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.25	Property		1	8951 Mirabel Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.26	Property		1	8411 Florida Mining Boulevard	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.27	Property		1	900 Hutchinson Place	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.28	Property		1	5440 Haggerty Lane	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.29	Property		1	5703 Mitchell Avenue	NAP	2/20/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.30	Property		1	1103 Powderhouse Road SE	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.31	Property		1	3200 Rodeo Court	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.32	Property		1	14001 Jetport Loop	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.34	Property		1	21200 Spring Plaza Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.35	Property		1	3058 Lakemont Blvd	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.36	Property		1	2000 Luna Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.37	Property		1	101 North Campus Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.38	Property		1	4651 Prosper Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.39	Property		1	5025 Tuggle Road	NAP	2/19/2026	NAP	2/19/2026	2/18/2026	11%	No	Fee	NAP	NAP	NAP	NAP
1.40	Property		1	450 Northpointe Court	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
1.41	Property		1	1602 Vincent Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.42	Property		1	8644 Polk Lane	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.43	Property		1	800 Lindale Industrial Parkway	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.44	Property		1	2465 Fontaine Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.45	Property		1	1430 South Wolf Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.46	Property		1	2552 South 98th Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.47	Property		1	1000 Knell Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.48	Property		1	747 Mill Park Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.49	Property		1	502 West Independence Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.50	Property		1	38401 Amrhein Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.51	Property		1	6101 SW 44th Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.52	Property		1	700 Hudson Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.53	Property		1	685 Alliance Parkway	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.54	Property		1	5101 West Waters Avenue	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.55	Property		1	1935 Blue Hills Drive	NAP	2/18/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.56	Property		1	16211 Air Center Boulevard	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.57	Property		1	8800 Studley Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.58	Property		1	6 Konzen Court	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.59	Property		1	5300 International Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.60	Property		1	1289 Walden Avenue	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.61	Property		1	10551 N Congress Avenue	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.62	Property		1	3736 Tom Andrews Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.63	Property		1	2701 South 98th Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.64	Property		1	231 Theater Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.65	Property		1	3404 Cragmont Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.66	Property		1	4 Liebich Lane	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.67	Property		1	4040 Business Park Court	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-25

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
1.68	Property		1	1270 North Wilkening	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.69	Property		1	4472 Technology Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.70	Property		1	28000 Five M Center Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.71	Property		1	3383 Spirit Way	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.72	Property		1	9667 Inter-Ocean Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.73	Property		1	2427 Henry Road NW	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.74	Property		1	1115 Regina Graeter Way	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.75	Property		1	831 Lone Star Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.76	Property		1	4170 Columbia Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.77	Property		1	6023 Century Oaks Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.78	Property		1	2300 Westmoreland Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.79	Property		1	246 Glasson Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Leasehold	12/11/2040	2, 10-year extension options	34,022	Yes
1.80	Property		1	2759 North Garnett Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.81	Property		1	1122 Stony Ridge Road	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.82	Property		1	5313 Majestic Parkway	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.83	Property		1	2901 E Heartland Drive	NAP	2/20/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.84	Property		1	1900 Interstate Boulevard	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.85	Property		1	50 Hollow Tree Lane	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.86	Property		1	440 US Highway 49 South	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
1.87	Property		1	7569 Golf Course Boulevard	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Leasehold	6/30/2037	3, 10-year extension options	67,466	Yes
1.88	Property		1	4401 112th Street	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.89	Property		1	105 Business Park Drive	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
1.90	Property		1	7019 High Grove Boulevard	NAP	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio
2.01	Property		1	Springlake	NAP	2/5/2026	NAP	2/4/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
2.02	Property		1	ARC	NAP	1/26/2026; 2/3/2026	NAP	2/3/2026; 2/6/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.03	Property		1	Anderson	NAP	1/20/2026; 1/27/2026; 2/5/2026; 2/6/2026	NAP	2/5/2026; 2/6/2026; 2/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.04	Property		1	Palm Shadows	NAP	2/2/2026	NAP	2/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.05	Property		1	North Raleigh	NAP	1/30/2026; 2/2/2026	NAP	2/4/2026; 2/6/2026; 2/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.06	Property		1	Crestview	NAP	1/26/2026	NAP	2/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.07	Property		1	Golden Isles	NAP	1/26/2026	NAP	1/28/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
2.08	Property		1	Pecan Grove	NAP	2/2/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.09	Property		1	Lakeview	NAP	1/29/2026	NAP	2/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.10	Property		1	Meadowbrook	NAP	1/28/2026	NAP	1/29/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.11	Property		1	B&D	NAP	1/21/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.12	Property		1	Countryside	NAP	1/30/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.13	Property		1	Maple Hills	NAP	1/29/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.14	Property		1	Asheboro	NAP	1/26/2026; 2/9/2026	NAP	1/26/2026; 2/6/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.15	Property		1	Hunt Club	NAP	2/6/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.16	Property		1	Spaulding	NAP	2/6/2026	NAP	1/30/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.17	Property		1	Warrenville	NAP	2/6/2026	NAP	2/6/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.18	Property		1	Evergreen	NAP	2/6/2026	NAP	2/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.19	Property		1	Sunnyland	NAP	2/5/2026	NAP	2/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.20	Property		1	Morganton	NAP	1/21/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.21	Property		1	Chatham	NAP	1/23/2026	NAP	2/3/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.22	Property		1	Red Fox	NAP	2/9/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.23	Property		1	Merritt Place	NAP	1/30/2026	NAP	1/28/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.24	Property		1	Timberview	NAP	1/22/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.25	Property		1	Azalea	NAP	1/20/2026	NAP	2/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.26	Property		1	Hidden Oaks	NAP	1/29/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.27	Property		1	Holly Faye	NAP	1/21/2026	NAP	2/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.28	Property		1	Cooley	NAP	1/21/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.29	Property		1	Statesville	NAP	2/4/2026	NAP	2/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.30	Property		1	Dixie	NAP	1/26/2026	NAP	2/2/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.31	Property		1	Capital View	NAP	2/6/2026	NAP	2/3/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.32	Property		1	Solid Rock	NAP	2/4/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.33	Property		1	Driftwood	NAP	1/26/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.34	Property		1	Country Road	NAP	1/20/2026	NAP	2/3/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.35	Property		1	Mobile Cottage	NAP	1/26/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.36	Property		1	Glynn Acres	NAP	1/29/2026	NAP	1/29/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.37	Property		1	Northview	NAP	1/22/2026	NAP	1/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3	Loan	13	1	499 Forbes	NAP	4/17/2026	NAP	4/17/2026	4/16/2026	8%	No	Fee	NAP	NAP	NAP	NAP
4	Loan	5, C	1	Glendale Fashion Center	4/30/2027	4/28/2026	NAP	4/22/2026	4/29/2026	10%	No	Fee/Leasehold	4/28/2031	6, 10-year extension options, followed by 1, 9-year extension option	300,000	No
5	Loan	8, 14	1	333 North Bedford Road	12/31/2030	5/5/2026	NAP	4/30/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6	Loan	5, 15, 16	1	Inwood Living	NAP	3/23/2026	NAP	3/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7	Loan		1	The Arc	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8	Loan		1	Broadacres Office Park	4/30/2033	4/13/2026	NAP	4/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-26

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
9	Loan	17	1	Marriott Tampa Westshore	NAP	4/23/2026	NAP	4/23/2026	NAP	NAP	Yes - AE	Sub-Leasehold	12/31/2027	3, 10-year	96,000	No
10	Loan	18	1	Rosemead Place	10/31/2031	4/27/2026	NAP	4/24/2026	4/24/2026	17%	No	Fee	NAP	NAP	NAP	NAP
11	Loan	19	1	West Valley Corporate Center	7/31/2030	2/25/2026	NAP	2/24/2026	2/24/2026	13%	No	Fee	NAP	NAP	NAP	NAP
12	Loan	D	1	Broadway Place	7/31/2030	5/26/2026	NAP	5/8/2026	5/1/2026	16%	No	Fee	NAP	NAP	NAP	NAP
13	Loan	5, E	1	10 West End	12/31/2031	5/11/2026	NAP	5/11/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14	Loan	20	1	One Washington	12/31/2031	4/28/2026	NAP	4/28/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio
15.01	Property		1	Hampton Inn Hazleton	NAP	4/21/2026	NAP	4/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15.02	Property		1	Fairfield Inn Hazleton	NAP	4/20/2026	NAP	4/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15.03	Property		1	Residence Inn Hazleton	NAP	4/20/2026	NAP	4/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio
16.01	Property		1	The Arches	NAP	11/21/2025	NAP	11/19/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16.02	Property		1	Paramus	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16.03	Property		1	276 Grand Concourse	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16.04	Property		1	Corporate Hill IV	NAP	11/20/2025	NAP	11/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16.05	Property		1	The Illustrator	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16.06	Property		1	25 Vreeland	NAP	11/19/2025	NAP	11/19/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
17	Loan		1	Plaza at Legacy Plano	5/31/2027	4/15/2026	NAP	4/15/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18	Loan		1	Kimberley Parkside	NAP	3/10/2026	NAP	4/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	12/31/2027	3/5/2026	NAP	3/2/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20	Loan		1	Preserve at Manatee Bay	NAP	5/7/2026	NAP	5/7/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21	Loan	29	1	Five Mile Shopping Center	9/30/2030	4/23/2026	NAP	2/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Swedesford Crossing
22.01	Property		1	500 E. Swedesford Road	NAP	5/12/2026	NAP	5/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22.02	Property		1	480 E. Swedesford Road	2/28/2027	5/12/2026	NAP	5/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23	Loan	C	1	Vista West MHC	NAP	4/2/2026	NAP	4/10/2026	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
24	Loan	6	2	Washington PA Hotel Portfolio
24.01	Property		1	Hampton Inn Washington	NAP	3/26/2026	NAP	3/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.02	Property		1	Fairfield Inn & Suites Washington	NAP	3/26/2026	NAP	3/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25	Loan		1	The Lofts on Fountain	NAP	5/1/2026	NAP	5/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26	Loan		1	Portal Warehousing Orlando	8/31/2026	4/22/2026	NAP	4/22/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27	Loan	30, 31	1	Laredo Industrial	NAP	4/3/2026	NAP	4/3/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28	Loan		1	Danville Industrial	NAP	4/23/2026	NAP	4/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	NAP	3/10/2026	NAP	3/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30	Loan		1	Shield Storage Sacramento	NAP	3/11/2026	NAP	3/10/2026	3/18/2026	4%	No	Fee	NAP	NAP	NAP	NAP
31	Loan		1	561 Iowa Avenue	NAP	2/25/2026	NAP	3/2/2026	2/19/2026	14%	No	Fee	NAP	NAP	NAP	NAP
32	Loan		1	Swartz Creek Mini Storage	NAP	3/17/2026	NAP	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33	Loan		1	455 Racetrack Road	NAP	3/26/2026	NAP	3/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-27

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	0	Springing	0	Springing	0	Springing	0	0
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-28

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	275,160	53,341	0	Springing	170,776	Springing	170,776	0
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	513,421	85,570	103,568	14,234	0	Springing	0	0
4	Loan	5, C	1	Glendale Fashion Center	328,800	82,200	527,188	43,932	0	3,301	0	1,000,000
5	Loan	8, 14	1	333 North Bedford Road	253,229	156,819	0	Springing	0	10,208	0	750,000
6	Loan	5, 15, 16	1	Inwood Living	0	20,592	44,279	22,140	0	5,667	0	0
7	Loan		1	The Arc	52,336	26,168	69,774	6,343	0	3,000	0	0
8	Loan		1	Broadacres Office Park	0	123,437	48,427	16,142	0	6,466	0	2,000,000

A-1-29

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
9	Loan	17	1	Marriott Tampa Westshore	410,837	58,691	0	Springing	0	65,645	0	0
10	Loan	18	1	Rosemead Place	338,036	76,331	0	Springing	0	5,587	0	500,000
11	Loan	19	1	West Valley Corporate Center	42,483	42,483	0	Springing	0	5,218	0	0
12	Loan	D	1	Broadway Place	77,800	25,936	0	Springing	0	1,386	33,268	0
13	Loan	5, E	1	10 West End	1,140,594	285,148	0	Springing	0	5,732	0	3,000,000
14	Loan	20	1	One Washington	375,417	125,139	0	Springing	546,500	2,562	0	800,000
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	171,967	28,661	0	Springing	0	41,244	0	0
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	0	Springing	0	Springing	0	0	0	0
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	435,078	85,016	45,222	7,537	0	3,600	0	1,100,000
18	Loan		1	Kimberley Parkside	334,371	66,874	0	Springing	0	6,604	0	0
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	1,369,372	282,091	143,096	11,925	11,932	11,932	0	5,149,153
20	Loan		1	Preserve at Manatee Bay	285,291	35,661	69,968	13,483	0	3,167	0	0
21	Loan	29	1	Five Mile Shopping Center	21,372	10,686	0	Springing	107,000	1,659	0	0
22	Loan	6, 7	2	Swedesford Crossing	173,196	19,244	21,108	2,638	250,000	Springing	150,000	505,000
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	16,024	2,671	35,081	3,014	0	1,200	0	0
24	Loan	6	2	Washington PA Hotel Portfolio	118,620	15,199	38,563	8,763	0	21,449	0	0
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	127,831	14,203	0	Springing	0	6,050	0	0
26	Loan		1	Portal Warehousing Orlando	102,014	12,752	15,748	7,874	0	2,179	0	0
27	Loan	30, 31	1	Laredo Industrial	56,209	11,232	72,173	5,029	0	0	0	0
28	Loan		1	Danville Industrial	15,909	15,909	10,299	10,299	225,000	3,333	0	0
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	75,472	8,798	0	Springing	0	9,910	0	0
30	Loan		1	Shield Storage Sacramento	22,707	11,353	2,644	1,322	0	539	29,114	0
31	Loan		1	561 Iowa Avenue	7,393	3,697	11,640	5,820	100,000	867	0	0
32	Loan		1	Swartz Creek Mini Storage	59,584	5,334	4,438	1,479	38,500	718	0	0
33	Loan		1	455 Racetrack Road	88,789	11,366	2,356	785	11,500	496	0	0

A-1-30

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	Springing	0	0	0	0	0	3,530,579	Springing
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-31

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	0	0	0	0	0	582,579	0	0
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	24,272	0	0	0	0	0	6,805,045	0
4	Loan	5, C	1	Glendale Fashion Center	Springing	500,000	0	0	0	0	225,418	25,000
5	Loan	8, 14	1	333 North Bedford Road	25,520	0	0	0	0	228,250	123,032	0
6	Loan	5, 15, 16	1	Inwood Living	Springing	0	0	0	0	0	1,686,060	0
7	Loan		1	The Arc	0	0	0	0	0	1,875	0	Springing
8	Loan		1	Broadacres Office Park	80,822	0	0	0	0	0	1,351,141	0

A-1-32

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
9	Loan	17	1	Marriott Tampa Westshore	0	0	0	0	0	0	5,096,472	Springing
10	Loan	18	1	Rosemead Place	14,030	0	0	0	0	0	66,936	0
11	Loan	19	1	West Valley Corporate Center	20,872	751,389	0	0	0	20,313	17,468,009	0
12	Loan	D	1	Broadway Place	10,396	374,261	0	0	0	0	84,125	0
13	Loan	5, E	1	10 West End	Springing	1,000,000	0	0	0	0	210,924	0
14	Loan	20	1	One Washington	19,211	0	0	0	0	14,318	365,326	0
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	0	0	0	0	0	11,688	3,800,000	Springing
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	0	0	0	0	0	0	175,986	Springing
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	22,502	0	0	0	0	0	0	0
18	Loan		1	Kimberley Parkside	0	0	0	0	0	518,230	0	0
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	149,153	0	0	0	0	62,215	62,215	317,792
20	Loan		1	Preserve at Manatee Bay	0	0	0	0	0	0	0	0
21	Loan	29	1	Five Mile Shopping Center	8,291	0	0	0	0	82,196	0	0
22	Loan	6, 7	2	Swedesford Crossing	9,197	$500,000 (Excluding the $255,000 initial deposit for Tammac)	0	0	0	0	445,977	0
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	0	0	0	0	0	0	0	0
24	Loan	6	2	Washington PA Hotel Portfolio	0	0	0	0	0	35,650	1,500,000	0
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	0	0	0	0	0	68,125	750,000	0
26	Loan		1	Portal Warehousing Orlando	0	0	0	0	0	0	25,330	0
27	Loan	30, 31	1	Laredo Industrial	10,389	374,010	0	0	0	0	0	0
28	Loan		1	Danville Industrial	16,667	0	0	0	0	0	25,000	0
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	0	0	0	0	0	8,500	880,000	Springing
30	Loan		1	Shield Storage Sacramento	0	0	0	0	0	0	0	0
31	Loan		1	561 Iowa Avenue	2,888	0	0	0	0	0	0	0
32	Loan		1	Swartz Creek Mini Storage	0	0	0	0	0	0	0	0
33	Loan		1	455 Racetrack Road	2,248	0	0	0	0	0	0	0

A-1-33

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	Ground Lease Reserve (Monthly: Springing); Unfunded Obligations Reserve (Upfront: $3,530,579)	0
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-34

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	NAP	0
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	Free Rent Reserve	0
4	Loan	5, C	1	Glendale Fashion Center	Urbane Café Leasing Reserve (Upfront: $150,898.50); Free Rent Reserve (Upfront: $49,519); Ground Rent Reserve (Upfront: $25,000, Monthly: $25,000)	0
5	Loan	8, 14	1	333 North Bedford Road	Existing TI/LC Reserve ($123,032)	0
6	Loan	5, 15, 16	1	Inwood Living	Existing TI/LC Obligations Reserve ($840,000), Rent Concession Reserve ($846,060)	0
7	Loan		1	The Arc	Condominium Reserve	0
8	Loan		1	Broadacres Office Park	Unfunded Obligations	0

A-1-35

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
9	Loan	17	1	Marriott Tampa Westshore	PIP Reserve (Upfront: $4,414,900, Monthly: Springing); Ground Rent Reserve (Upfront: $84,072, Monthly: Springing); Replacement Comfort Letter Reserve (Upfront: $2,500); Seasonality Reserve (Upfront: $595,000, Monthly: Springing)	0
10	Loan	18	1	Rosemead Place	Existing TI/LC Reserve	0
11	Loan	19	1	West Valley Corporate Center	Landlord Obligation Reserve ($15,744,092), Free Rent Reserve ($1,723,917)	0
12	Loan	D	1	Broadway Place	Unfunded TI/LC Reserve ($10,325); Rent Concession Reserve Funds ($73,800)	0
13	Loan	5, E	1	10 West End	Rent Concession Reserve	0
14	Loan	20	1	One Washington	Rent Concession Reserve ($30,511); Existing TI/LC Reserve Funds ($334,815)	0
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	PIP Reserve (Upfront: $3,800,000), Franchise Renewal Reserve (Monthly: Springing)	0
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	Ground Lease Reserve	702,000
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	NAP	0
18	Loan		1	Kimberley Parkside	NAP	0
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	Accretive Leasing Reserve	0
20	Loan		1	Preserve at Manatee Bay	NAP	0
21	Loan	29	1	Five Mile Shopping Center	NAP	0
22	Loan	6, 7	2	Swedesford Crossing	Gap Rent Reserve	0
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	NAP	0
24	Loan	6	2	Washington PA Hotel Portfolio	PIP Reserve	0
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	General Renovations Reserve	0
26	Loan		1	Portal Warehousing Orlando	Free Rent Reserve	0
27	Loan	30, 31	1	Laredo Industrial	NAP	0
28	Loan		1	Danville Industrial	Free Rent Reserve	0
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	PIP Reserve ($700,000), Seasonality Reserve (Upfront: $180,000; Monthly: Springing)	0
30	Loan		1	Shield Storage Sacramento	NAP	0
31	Loan		1	561 Iowa Avenue	NAP	0
32	Loan		1	Swartz Creek Mini Storage	NAP	0
33	Loan		1	455 Racetrack Road	NAP	0

A-1-36

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	0	NAP	Hard	Springing	Yes	No
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-37

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	0	NAP	Springing	Springing	Yes	No
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	11,950,772	Proceeds will be released as long as (i) no event of default is continuing and (ii) upon lender receipt of a permanent certificate of occupancy at the property.	Hard	Springing	Yes	Yes
4	Loan	5, C	1	Glendale Fashion Center	0	NAP	Hard	Springing	Yes	Yes
5	Loan	8, 14	1	333 North Bedford Road	0	NAP	Hard	In Place	Yes	Yes
6	Loan	5, 15, 16	1	Inwood Living	0	NAP	Springing	Springing	Yes	No
7	Loan		1	The Arc	0	NAP	Springing	Springing	Yes	No
8	Loan		1	Broadacres Office Park	0	NAP	Springing	Springing	Yes	No

A-1-38

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
9	Loan	17	1	Marriott Tampa Westshore	0	NAP	Hard	Springing	Yes	No
10	Loan	18	1	Rosemead Place	0	NAP	Springing	Springing	Yes	Yes
11	Loan	19	1	West Valley Corporate Center	0	NAP	Hard	Springing	Yes	Yes
12	Loan	D	1	Broadway Place	0	NAP	Hard	Springing	Yes	No
13	Loan	5, E	1	10 West End	0	NAP	Hard	In Place	Yes	Yes
14	Loan	20	1	One Washington	0	NAP	Hard	In Place	Yes	Yes
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	0	NAP	Springing	Springing	Yes	No
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	0	NAP	Hard	Springing	Yes	Yes
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	0	NAP	Hard	In Place	Yes	Yes
18	Loan		1	Kimberley Parkside	0	NAP	Soft	Springing	Yes	No
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	0	NAP	Hard	Springing	Yes	Yes
20	Loan		1	Preserve at Manatee Bay	0	NAP	Soft	Springing	Yes	No
21	Loan	29	1	Five Mile Shopping Center	0	NAP	Hard	Springing	Yes	Yes
22	Loan	6, 7	2	Swedesford Crossing	0	NAP	Hard	Springing	Yes	Yes
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	0	NAP	Springing	Springing	Yes	No
24	Loan	6	2	Washington PA Hotel Portfolio	0	NAP	Hard	Springing	Yes	No
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	0	NAP	Springing	Springing	Yes	No
26	Loan		1	Portal Warehousing Orlando	0	NAP	Springing	Springing	Yes	No
27	Loan	30, 31	1	Laredo Industrial	0	NAP	Hard	Springing	Yes	Yes
28	Loan		1	Danville Industrial	0	NAP	Hard	Springing	Yes	Yes
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	0	NAP	Hard	Springing	Yes	No
30	Loan		1	Shield Storage Sacramento	0	NAP	Springing	Springing	Yes	No
31	Loan		1	561 Iowa Avenue	0	NAP	Springing	Springing	Yes	Yes
32	Loan		1	Swartz Creek Mini Storage	0	NAP	Springing	Springing	Yes	No
33	Loan		1	455 Racetrack Road	0	NAP	Springing	Springing	Yes	Yes

A-1-39

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	Yes	No	90,000,000	1,079,400,000	4,648,216.59	5,035,783.29	450,600,000	7.29156%	1,620,000,000	7,811,789.93	68.9%	1.25
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-40

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	Yes	No	80,000,000	85,000,000	432,339.12	839,246.53	NAP	NAP	165,000,000	839,246.53	67.9%	1.31
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, C	1	Glendale Fashion Center	Yes	Yes	75,000,000	25,000,000	137,677.66	550,710.65	NAP	NAP	100,000,000	550,710.65	68.3%	1.21
5	Loan	8, 14	1	333 North Bedford Road	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 15, 16	1	Inwood Living	Yes	No	60,000,000	70,000,000	337,118.06	626,076.39	NAP	NAP	130,000,000	626,076.39	65.7%	1.32
7	Loan		1	The Arc	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Broadacres Office Park	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-41

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
9	Loan	17	1	Marriott Tampa Westshore	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	18	1	Rosemead Place	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	19	1	West Valley Corporate Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	D	1	Broadway Place	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, E	1	10 West End	Yes	Yes	42,000,000	36,000,000	205,312.50	444,843.75	NAP	NAP	78,000,000	444,843.75	57.4%	1.85
14	Loan	20	1	One Washington	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	Yes	No	38,000,000	122,000,000	560,335.84	734,866.67	NAP	NAP	160,000,000	734,866.67	75.9%	1.1
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Kimberley Parkside	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	Yes	No	31,000,000	75,000,000	445,794.27	630,055.90	NAP	NAP	106,000,000	630,055.90	56.4%	1.42
20	Loan		1	Preserve at Manatee Bay	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	29	1	Five Mile Shopping Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Swedesford Crossing	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	6	2	Washington PA Hotel Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Portal Warehousing Orlando	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	30, 31	1	Laredo Industrial	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Danville Industrial	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Shield Storage Sacramento	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	561 Iowa Avenue	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Swartz Creek Mini Storage	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	455 Racetrack Road	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-42

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	7.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Industrial Logistics Properties Trust
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-43

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	8.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Manufactured Housing Properties, Inc.
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Aralon Properties
4	Loan	5, C	1	Glendale Fashion Center	8.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Marianne J. Moy
5	Loan	8, 14	1	333 North Bedford Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Diamond Partners, LLC
6	Loan	5, 15, 16	1	Inwood Living	7.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	The Jay Group
7	Loan		1	The Arc	NAP	5,750,000	10.00000%	64,750,000	350,171.88	73.2%	1.06	7.0%	No	NAP	Allstate Ventures LLC
8	Loan		1	Broadacres Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Melih Adbulhayoglu and Ercument Tokat

A-1-44

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
9	Loan	17	1	Marriott Tampa Westshore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Columbia Sussex Corporation
10	Loan	18	1	Rosemead Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Aespace America, Inc.
11	Loan	19	1	West Valley Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Omninet Capital, LLC
12	Loan	D	1	Broadway Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	DivcoWest
13	Loan	5, E	1	10 West End	13.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	BOF III Platform JV, LLC
14	Loan	20	1	One Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	The Georgetown Company
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Hamister Group, LLC
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	6.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Haven Propco I LP
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Larson Capital Management
18	Loan		1	Kimberley Parkside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	David Kaufman and Glenn Hanson
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	10.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Fuller Realty Interests and PCCP
20	Loan		1	Preserve at Manatee Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	William Acuna and Gunel Acuna
21	Loan	29	1	Five Mile Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Robert A. Rosier
22	Loan	6, 7	2	Swedesford Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Balashine Properties
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Lucian Thomas Baldwin III
24	Loan	6	2	Washington PA Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Asif Mukhtar and Harendra Pal
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Emerald City Associates
26	Loan		1	Portal Warehousing Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Joshua Roshanzamir, Justin Adelipour and Aaron Jungreis
27	Loan	30, 31	1	Laredo Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	CARMI RE Ltd
28	Loan		1	Danville Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Scilten Investment Group
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Satish K. Duggal
30	Loan		1	Shield Storage Sacramento	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Crescendo Storage
31	Loan		1	561 Iowa Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Christian Singletary
32	Loan		1	Swartz Creek Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Peter Spickenagel and Jeff Addison
33	Loan		1	455 Racetrack Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Asif Mukhtar

A-1-45

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	Industrial Logistics Properties Trust	No	No	Refinance
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-46

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	Raymond M. Gee, Gee Family Dynasty Trust, Raymond M. Gee Irrevocable Trust Dated December 15, 2017, Mariana Vega Ortega Irrevocable Trust, Leonardo Gee Irrevocable Trust and Alexander
					Gee Irrevocable Trust	No	No	Refinance
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes	Thomas F. Murphy and Emmet B. Ward	No	No	Refinance
4	Loan	5, C	1	Glendale Fashion Center	Marianne J. Moy, Moy Family Marital Trust, Moy Family Survivor’s Trust and Moy Family Decedent’s Trust	No	Yes	Refinance
5	Loan	8, 14	1	333 North Bedford Road	James A. Diamond and William E. Diamond	No	No	Refinance
6	Loan	5, 15, 16	1	Inwood Living	Abraham Kohn, Jacob Kohn, Jacob Aini and Paul Gagliardi	No	Yes	Refinance
7	Loan		1	The Arc	Abraham Jeremias and Mikel Jeremias	No	No	Refinance
8	Loan		1	Broadacres Office Park	Ercument Tokat and Melih Adbulhayoglu	No	Yes	Refinance

A-1-47

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
9	Loan	17	1	Marriott Tampa Westshore	CSC Holdings, LLC	No	No	Refinance
10	Loan	18	1	Rosemead Place	Aespace America, Inc.	No	No	Refinance
11	Loan	19	1	West Valley Corporate Center	Neil Kadisha and Benjamin Nazarian	No	No	Refinance
12	Loan	D	1	Broadway Place	DW-OR Partners II, LP	No	No	Refinance
13	Loan	5, E	1	10 West End	BOF III Platform JV, LLC	No	No	Refinance
14	Loan	20	1	One Washington	Georgetown Investors 1, LLC	No	No	Refinance
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	Daniel M. Hamister	No	No	Refinance
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	Haven Propco I LP	No	No	Refinance
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano	Paul D. Larson	No	Yes	Refinance
18	Loan		1	Kimberley Parkside	David Kaufman and Glenn Hanson	No	No	Refinance
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton	No	No	Refinance
20	Loan		1	Preserve at Manatee Bay	William Acuna and Gunel Acuna	No	No	Refinance
21	Loan	29	1	Five Mile Shopping Center	Robert A. Rosier	No	No	Acquisition
22	Loan	6, 7	2	Swedesford Crossing	Jonathan Tyler Bernstein, Judith N. Joy and Garett Shiner	No	No	Refinance
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC	Lucian Thomas Baldwin III	No	No	Refinance
24	Loan	6	2	Washington PA Hotel Portfolio	Asif Mukhtar and Harendra Pal	No	No	Refinance/Acquisition
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain	Henry Loyd Fornes III and Michael E. Garland	No	No	Refinance
26	Loan		1	Portal Warehousing Orlando	Joshua Roshanzamir, Justin Adelipour and Aaron Jungreis	No	No	Refinance
27	Loan	30, 31	1	Laredo Industrial	Hector Carmona and Ricardo Carmona	No	No	Refinance
28	Loan		1	Danville Industrial	Bill Noci and Mel Yarmat	No	No	Refinance
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	Satish K. Duggal	No	No	Refinance
30	Loan		1	Shield Storage Sacramento	Dwayne Nash, Gregory J. Drennan, Timothy E. Wright and Kenneth M. Pratt	No	No	Recapitalization
31	Loan		1	561 Iowa Avenue	Christian Singletary	No	No	Refinance
32	Loan		1	Swartz Creek Mini Storage	Peter Spickenagel and Jeff Addison	No	No	Acquisition
33	Loan		1	455 Racetrack Road	Asif Mukhtar	No	No	Acquisition

A-1-48

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	1,169,400,000	17,698,413	450,600,000	0	1,637,698,413	1,614,813,143	0	19,354,691	3,530,579	0	0	1,637,698,413	NAP	NAP	NAP	NAP
1.01	Property		1	3150 Highway 42													NAP	NAP	NAP	NAP
1.02	Property		1	1151 South Graham Road													NAP	NAP	NAP	NAP
1.03	Property		1	584 US Highway 130													NAP	NAP	NAP	NAP
1.04	Property		1	590 Northport Parkway													NAP	NAP	NAP	NAP
1.05	Property		1	8341 Industrial Parkway													NAP	NAP	NAP	NAP
1.06	Property		1	650 Braselton Parkway													NAP	NAP	NAP	NAP
1.07	Property		1	482 Chaney Avenue													NAP	NAP	NAP	NAP
1.08	Property		1	5000 North Ridge Trail													NAP	NAP	NAP	NAP
1.09	Property		1	5005 Samuell Blvd.													NAP	NAP	NAP	NAP
1.10	Property		1	635 Community Drive													NAP	NAP	NAP	NAP
1.11	Property		1	6538 & 6526 Judge Adams Road													NAP	NAP	NAP	NAP
1.12	Property		1	4350 Fortune Ave NW													NAP	NAP	NAP	NAP
1.13	Property		1	6735 Trippel Road													NAP	NAP	NAP	NAP
1.14	Property		1	1509 Leestown Road													NAP	NAP	NAP	NAP
1.15	Property		1	1601 Brown Road													NAP	NAP	NAP	NAP
1.16	Property		1	22525 West 167th Street													NAP	NAP	NAP	NAP
1.17	Property		1	1414 South Council Road													NAP	NAP	NAP	NAP
1.18	Property		1	4690 Global Avenue NW													NAP	NAP	NAP	NAP
1.19	Property		1	3466 Shippers Drive													NAP	NAP	NAP	NAP
1.20	Property		1	4555 West Highway 146													NAP	NAP	NAP	NAP
1.21	Property		1	9780 Mopar Drive													NAP	NAP	NAP	NAP
1.22	Property		1	3779 Lake Shore Road													NAP	NAP	NAP	NAP
1.23	Property		1	2000 South Walnut Street													NAP	NAP	NAP	NAP
1.24	Property		1	3774 Snyder Road													NAP	NAP	NAP	NAP
1.25	Property		1	8951 Mirabel Road													NAP	NAP	NAP	NAP
1.26	Property		1	8411 Florida Mining Boulevard													NAP	NAP	NAP	NAP
1.27	Property		1	900 Hutchinson Place													NAP	NAP	NAP	NAP
1.28	Property		1	5440 Haggerty Lane													NAP	NAP	NAP	NAP
1.29	Property		1	5703 Mitchell Avenue													NAP	NAP	NAP	NAP
1.30	Property		1	1103 Powderhouse Road SE													NAP	NAP	NAP	NAP
1.31	Property		1	3200 Rodeo Court													NAP	NAP	NAP	NAP
1.32	Property		1	14001 Jetport Loop													NAP	NAP	NAP	NAP
1.33	Property		1	505 Morgan Lakes Industrial Blvd.													NAP	NAP	NAP	NAP
1.34	Property		1	21200 Spring Plaza Drive													NAP	NAP	NAP	NAP
1.35	Property		1	3058 Lakemont Blvd													NAP	NAP	NAP	NAP
1.36	Property		1	2000 Luna Road													NAP	NAP	NAP	NAP
1.37	Property		1	101 North Campus Drive													NAP	NAP	NAP	NAP
1.38	Property		1	4651 Prosper Drive													NAP	NAP	NAP	NAP
1.39	Property		1	5025 Tuggle Road													NAP	NAP	NAP	NAP
1.40	Property		1	450 Northpointe Court													NAP	NAP	NAP	NAP
1.41	Property		1	1602 Vincent Drive													NAP	NAP	NAP	NAP
1.42	Property		1	8644 Polk Lane													NAP	NAP	NAP	NAP
1.43	Property		1	800 Lindale Industrial Parkway													NAP	NAP	NAP	NAP
1.44	Property		1	2465 Fontaine Street													NAP	NAP	NAP	NAP
1.45	Property		1	1430 South Wolf Road													NAP	NAP	NAP	NAP
1.46	Property		1	2552 South 98th Street													NAP	NAP	NAP	NAP
1.47	Property		1	1000 Knell Road													NAP	NAP	NAP	NAP
1.48	Property		1	747 Mill Park Drive													NAP	NAP	NAP	NAP
1.49	Property		1	502 West Independence Drive													NAP	NAP	NAP	NAP
1.50	Property		1	38401 Amrhein Road													NAP	NAP	NAP	NAP
1.51	Property		1	6101 SW 44th Street													NAP	NAP	NAP	NAP
1.52	Property		1	700 Hudson Road													NAP	NAP	NAP	NAP
1.53	Property		1	685 Alliance Parkway													NAP	NAP	NAP	NAP
1.54	Property		1	5101 West Waters Avenue													NAP	NAP	NAP	NAP
1.55	Property		1	1935 Blue Hills Drive													NAP	NAP	NAP	NAP
1.56	Property		1	16211 Air Center Boulevard													NAP	NAP	NAP	NAP
1.57	Property		1	8800 Studley Road													NAP	NAP	NAP	NAP
1.58	Property		1	6 Konzen Court													NAP	NAP	NAP	NAP
1.59	Property		1	5300 International Drive													NAP	NAP	NAP	NAP
1.60	Property		1	1289 Walden Avenue													NAP	NAP	NAP	NAP
1.61	Property		1	10551 N Congress Avenue													NAP	NAP	NAP	NAP
1.62	Property		1	3736 Tom Andrews Road													NAP	NAP	NAP	NAP
1.63	Property		1	2701 South 98th Street													NAP	NAP	NAP	NAP
1.64	Property		1	231 Theater Drive													NAP	NAP	NAP	NAP
1.65	Property		1	3404 Cragmont Drive													NAP	NAP	NAP	NAP
1.66	Property		1	4 Liebich Lane													NAP	NAP	NAP	NAP
1.67	Property		1	4040 Business Park Court													NAP	NAP	NAP	NAP

A-1-49

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
1.68	Property		1	1270 North Wilkening													NAP	NAP	NAP	NAP
1.69	Property		1	4472 Technology Drive													NAP	NAP	NAP	NAP
1.70	Property		1	28000 Five M Center Drive													NAP	NAP	NAP	NAP
1.71	Property		1	3383 Spirit Way													NAP	NAP	NAP	NAP
1.72	Property		1	9667 Inter-Ocean Drive													NAP	NAP	NAP	NAP
1.73	Property		1	2427 Henry Road NW													NAP	NAP	NAP	NAP
1.74	Property		1	1115 Regina Graeter Way													NAP	NAP	NAP	NAP
1.75	Property		1	831 Lone Star Drive													NAP	NAP	NAP	NAP
1.76	Property		1	4170 Columbia Road													NAP	NAP	NAP	NAP
1.77	Property		1	6023 Century Oaks Drive													NAP	NAP	NAP	NAP
1.78	Property		1	2300 Westmoreland Street													NAP	NAP	NAP	NAP
1.79	Property		1	246 Glasson Drive													NAP	NAP	NAP	NAP
1.80	Property		1	2759 North Garnett Road													NAP	NAP	NAP	NAP
1.81	Property		1	1122 Stony Ridge Road													NAP	NAP	NAP	NAP
1.82	Property		1	5313 Majestic Parkway													NAP	NAP	NAP	NAP
1.83	Property		1	2901 E Heartland Drive													NAP	NAP	NAP	NAP
1.84	Property		1	1900 Interstate Boulevard													NAP	NAP	NAP	NAP
1.85	Property		1	50 Hollow Tree Lane													NAP	NAP	NAP	NAP
1.86	Property		1	440 US Highway 49 South													NAP	NAP	NAP	NAP
1.87	Property		1	7569 Golf Course Boulevard													NAP	NAP	NAP	NAP
1.88	Property		1	4401 112th Street													NAP	NAP	NAP	NAP
1.89	Property		1	105 Business Park Drive													NAP	NAP	NAP	NAP
1.90	Property		1	7019 High Grove Boulevard													NAP	NAP	NAP	NAP
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	165,000,000	0	0	0	165,000,000	101,604,638	0	8,268,689	1,028,515	13,657,246	40,440,912	165,000,000	NAP	NAP	NAP	NAP
2.01	Property		1	Springlake													NAP	NAP	NAP	NAP
2.02	Property		1	ARC													NAP	NAP	NAP	NAP
2.03	Property		1	Anderson													NAP	NAP	NAP	NAP
2.04	Property		1	Palm Shadows													NAP	NAP	NAP	NAP
2.05	Property		1	North Raleigh													NAP	NAP	NAP	NAP
2.06	Property		1	Crestview													NAP	NAP	NAP	NAP
2.07	Property		1	Golden Isles													NAP	NAP	NAP	NAP
2.08	Property		1	Pecan Grove													NAP	NAP	NAP	NAP
2.09	Property		1	Lakeview													NAP	NAP	NAP	NAP
2.10	Property		1	Meadowbrook													NAP	NAP	NAP	NAP
2.11	Property		1	B&D													NAP	NAP	NAP	NAP
2.12	Property		1	Countryside													NAP	NAP	NAP	NAP
2.13	Property		1	Maple Hills													NAP	NAP	NAP	NAP
2.14	Property		1	Asheboro													NAP	NAP	NAP	NAP
2.15	Property		1	Hunt Club													NAP	NAP	NAP	NAP
2.16	Property		1	Spaulding													NAP	NAP	NAP	NAP
2.17	Property		1	Warrenville													NAP	NAP	NAP	NAP
2.18	Property		1	Evergreen													NAP	NAP	NAP	NAP
2.19	Property		1	Sunnyland													NAP	NAP	NAP	NAP
2.20	Property		1	Morganton													NAP	NAP	NAP	NAP
2.21	Property		1	Chatham													NAP	NAP	NAP	NAP
2.22	Property		1	Red Fox													NAP	NAP	NAP	NAP
2.23	Property		1	Merritt Place													NAP	NAP	NAP	NAP
2.24	Property		1	Timberview													NAP	NAP	NAP	NAP
2.25	Property		1	Azalea													NAP	NAP	NAP	NAP
2.26	Property		1	Hidden Oaks													NAP	NAP	NAP	NAP
2.27	Property		1	Holly Faye													NAP	NAP	NAP	NAP
2.28	Property		1	Cooley													NAP	NAP	NAP	NAP
2.29	Property		1	Statesville													NAP	NAP	NAP	NAP
2.30	Property		1	Dixie													NAP	NAP	NAP	NAP
2.31	Property		1	Capital View													NAP	NAP	NAP	NAP
2.32	Property		1	Solid Rock													NAP	NAP	NAP	NAP
2.33	Property		1	Driftwood													NAP	NAP	NAP	NAP
2.34	Property		1	Country Road													NAP	NAP	NAP	NAP
2.35	Property		1	Mobile Cottage													NAP	NAP	NAP	NAP
2.36	Property		1	Glynn Acres													NAP	NAP	NAP	NAP
2.37	Property		1	Northview													NAP	NAP	NAP	NAP
3	Loan	13	1	499 Forbes	75,000,000	0	0	0	75,000,000	55,171,111	0	282,645	19,372,807	173,438	0	75,000,000	NAP	NAP	NAP	NAP
4	Loan	5, C	1	Glendale Fashion Center	100,000,000	0	0	0	100,000,000	85,144,286	0	2,555,434	2,081,406	10,218,875	0	100,000,000	NAP	NAP	NAP	NAP
5	Loan	8, 14	1	333 North Bedford Road	74,500,000	0	0	0	74,500,000	47,411,896	0	1,083,685	1,354,511	24,649,908	0	74,500,000	NAP	NAP	NAP	NAP
6	Loan	5, 15, 16	1	Inwood Living	130,000,000	0	0	0	130,000,000	111,121,454	0	3,832,499	1,730,339	13,315,708	0	130,000,000	NAP	NAP	NAP	NAP
7	Loan		1	The Arc	59,000,000	0	5,750,000	0	64,750,000	61,678,941	0	2,524,379	123,985	422,695	0	64,750,000	NAP	NAP	NAP	NAP
8	Loan		1	Broadacres Office Park	48,000,000	0	0	0	48,000,000	40,164,032	0	1,324,271	3,399,568	3,112,129	0	48,000,000	NAP	NAP	NAP	NAP

A-1-50

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
9	Loan	17	1	Marriott Tampa Westshore	46,500,000	0	0	0	46,500,000	22,424,487	0	811,172	5,507,309	17,757,032	0	46,500,000	1/6/2045	206.72	138.50	67.0%
10	Loan	18	1	Rosemead Place	46,000,000	0	0	0	46,000,000	35,098,351	0	513,204	904,972	9,483,473	0	46,000,000	NAP	NAP	NAP	NAP
11	Loan	19	1	West Valley Corporate Center	45,500,000	5,948,047	0	0	51,448,047	32,299,294	0	1,617,948	17,530,805	0	0	51,448,047	NAP	NAP	NAP	NAP
12	Loan	D	1	Broadway Place	43,000,000	0	0	0	43,000,000	34,532,768	0	1,270,557	161,925	7,034,750	0	43,000,000	NAP	NAP	NAP	NAP
13	Loan	5, E	1	10 West End	78,000,000	0	0	0	78,000,000	65,682,302	0	1,137,790.32	4,351,518	6,828,390	0	78,000,000	NAP	NAP	NAP	NAP
14	Loan	20	1	One Washington	38,025,000	1,168,733	0	0	39,193,733	36,692,589	0	399,582	2,101,561	0	0	39,193,733	NAP	NAP	NAP	NAP
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	38,000,000	0	0	0	38,000,000	22,733,744	0	711,174	3,983,655	10,571,428	0	38,000,000	Various	143.76	106.26	74.9%
15.01	Property		1	Hampton Inn Hazleton													8/31/2031	170.25	110.92	65.2%
15.02	Property		1	Fairfield Inn Hazleton													8/23/2031	135.67	100.72	74.2%
15.03	Property		1	Residence Inn Hazleton													8/23/2031	124.56	106.13	85.2%
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio													NAP	NAP	NAP	NAP
16.01	Property		1	The Arches													NAP	NAP	NAP	NAP
16.02	Property		1	Paramus													NAP	NAP	NAP	NAP
16.03	Property		1	276 Grand Concourse													NAP	NAP	NAP	NAP
16.04	Property		1	Corporate Hill IV													NAP	NAP	NAP	NAP
16.05	Property		1	The Illustrator													NAP	NAP	NAP	NAP
16.06	Property		1	25 Vreeland													NAP	NAP	NAP	NAP
17	Loan		1	Plaza at Legacy Plano													NAP	NAP	NAP	NAP
18	Loan		1	Kimberley Parkside													NAP	NAP	NAP	NAP
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place													NAP	NAP	NAP	NAP
20	Loan		1	Preserve at Manatee Bay													NAP	NAP	NAP	NAP
21	Loan	29	1	Five Mile Shopping Center													NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Swedesford Crossing													NAP	NAP	NAP	NAP
22.01	Property		1	500 E. Swedesford Road													NAP	NAP	NAP	NAP
22.02	Property		1	480 E. Swedesford Road													NAP	NAP	NAP	NAP
23	Loan	C	1	Vista West MHC													NAP	NAP	NAP	NAP
24	Loan	6	2	Washington PA Hotel Portfolio													Various	123.43	78.62	63.7%
24.01	Property		1	Hampton Inn Washington													1/31/2030	123.50	74.83	60.6%
24.02	Property		1	Fairfield Inn & Suites Washington													5/27/2041	123.36	82.65	67.0%
25	Loan		1	The Lofts on Fountain													NAP	NAP	NAP	NAP
26	Loan		1	Portal Warehousing Orlando													NAP	NAP	NAP	NAP
27	Loan	30, 31	1	Laredo Industrial													NAP	NAP	NAP	NAP
28	Loan		1	Danville Industrial													NAP	NAP	NAP	NAP
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey													2/10/2040	95.59	70.34	73.6%
30	Loan		1	Shield Storage Sacramento													NAP	NAP	NAP	NAP
31	Loan		1	561 Iowa Avenue													NAP	NAP	NAP	NAP
32	Loan		1	Swartz Creek Mini Storage													NAP	NAP	NAP	NAP
33	Loan		1	455 Racetrack Road													NAP	NAP	NAP	NAP

A-1-51

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-52

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
1.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13	1	499 Forbes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, C	1	Glendale Fashion Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	8, 14	1	333 North Bedford Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 15, 16	1	Inwood Living	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	The Arc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Broadacres Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-53

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
9	Loan	17	1	Marriott Tampa Westshore	206.72	138.50	67.0%	204.30	140.90	69.0%	193.78	141.45	73.0%
10	Loan	18	1	Rosemead Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	19	1	West Valley Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	D	1	Broadway Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, E	1	10 West End	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	20	1	One Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio	143.76	106.26	74.9%	142.12	108.11	76.9%	150.15	108.67	73.1%
15.01	Property		1	Hampton Inn Hazleton	170.25	110.92	65.2%	169.61	116.42	68.6%	171.73	112.12	65.3%
15.02	Property		1	Fairfield Inn Hazleton	135.67	100.72	74.2%	134.62	101.01	75.0%	134.68	100.65	74.7%
15.03	Property		1	Residence Inn Hazleton	124.56	106.13	85.2%	120.40	104.81	87.1%	142.42	112.81	79.2%
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	The Arches	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Paramus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		1	Plaza at Legacy Plano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Kimberley Parkside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Preserve at Manatee Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	29	1	Five Mile Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 7	2	Swedesford Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	500 E. Swedesford Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	480 E. Swedesford Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	C	1	Vista West MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	6	2	Washington PA Hotel Portfolio	123.43	78.62	63.7%	122.98	77.59	63.2%	117.46	68.85	58.6%
24.01	Property		1	Hampton Inn Washington	123.50	74.83	60.6%	123.19	73.14	59.4%	116.69	59.72	51.2%
24.02	Property		1	Fairfield Inn & Suites Washington	123.36	82.66	67.0%	122.78	82.35	67.1%	118.08	78.59	66.6%
25	Loan		1	The Lofts on Fountain	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Portal Warehousing Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	30, 31	1	Laredo Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Danville Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey	95.59	70.34	73.6%	96.04	71.58	74.5%	98.38	72.77	74.0%
30	Loan		1	Shield Storage Sacramento	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	561 Iowa Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Swartz Creek Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	455 Racetrack Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-54

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Loan	5, 6, 7, 9, 10, A	90	Mountain Industrial Portfolio
1.01	Property		1	3150 Highway 42
1.02	Property		1	1151 South Graham Road
1.03	Property		1	584 US Highway 130
1.04	Property		1	590 Northport Parkway
1.05	Property		1	8341 Industrial Parkway
1.06	Property		1	650 Braselton Parkway
1.07	Property		1	482 Chaney Avenue
1.08	Property		1	5000 North Ridge Trail
1.09	Property		1	5005 Samuell Blvd.
1.10	Property		1	635 Community Drive
1.11	Property		1	6538 & 6526 Judge Adams Road
1.12	Property		1	4350 Fortune Ave NW
1.13	Property		1	6735 Trippel Road
1.14	Property		1	1509 Leestown Road
1.15	Property		1	1601 Brown Road
1.16	Property		1	22525 West 167th Street
1.17	Property		1	1414 South Council Road
1.18	Property		1	4690 Global Avenue NW
1.19	Property		1	3466 Shippers Drive
1.20	Property		1	4555 West Highway 146
1.21	Property		1	9780 Mopar Drive
1.22	Property		1	3779 Lake Shore Road
1.23	Property		1	2000 South Walnut Street
1.24	Property		1	3774 Snyder Road
1.25	Property		1	8951 Mirabel Road
1.26	Property		1	8411 Florida Mining Boulevard
1.27	Property		1	900 Hutchinson Place
1.28	Property		1	5440 Haggerty Lane
1.29	Property		1	5703 Mitchell Avenue
1.30	Property		1	1103 Powderhouse Road SE
1.31	Property		1	3200 Rodeo Court
1.32	Property		1	14001 Jetport Loop
1.33	Property		1	505 Morgan Lakes Industrial Blvd.
1.34	Property		1	21200 Spring Plaza Drive
1.35	Property		1	3058 Lakemont Blvd
1.36	Property		1	2000 Luna Road
1.37	Property		1	101 North Campus Drive
1.38	Property		1	4651 Prosper Drive
1.39	Property		1	5025 Tuggle Road
1.40	Property		1	450 Northpointe Court
1.41	Property		1	1602 Vincent Drive
1.42	Property		1	8644 Polk Lane
1.43	Property		1	800 Lindale Industrial Parkway
1.44	Property		1	2465 Fontaine Street
1.45	Property		1	1430 South Wolf Road
1.46	Property		1	2552 South 98th Street
1.47	Property		1	1000 Knell Road
1.48	Property		1	747 Mill Park Drive
1.49	Property		1	502 West Independence Drive
1.50	Property		1	38401 Amrhein Road
1.51	Property		1	6101 SW 44th Street
1.52	Property		1	700 Hudson Road
1.53	Property		1	685 Alliance Parkway
1.54	Property		1	5101 West Waters Avenue
1.55	Property		1	1935 Blue Hills Drive
1.56	Property		1	16211 Air Center Boulevard
1.57	Property		1	8800 Studley Road
1.58	Property		1	6 Konzen Court
1.59	Property		1	5300 International Drive
1.60	Property		1	1289 Walden Avenue
1.61	Property		1	10551 N Congress Avenue
1.62	Property		1	3736 Tom Andrews Road
1.63	Property		1	2701 South 98th Street
1.64	Property		1	231 Theater Drive
1.65	Property		1	3404 Cragmont Drive
1.66	Property		1	4 Liebich Lane
1.67	Property		1	4040 Business Park Court

A-1-55

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1.68	Property		1	1270 North Wilkening
1.69	Property		1	4472 Technology Drive
1.70	Property		1	28000 Five M Center Drive
1.71	Property		1	3383 Spirit Way
1.72	Property		1	9667 Inter-Ocean Drive
1.73	Property		1	2427 Henry Road NW
1.74	Property		1	1115 Regina Graeter Way
1.75	Property		1	831 Lone Star Drive
1.76	Property		1	4170 Columbia Road
1.77	Property		1	6023 Century Oaks Drive
1.78	Property		1	2300 Westmoreland Street
1.79	Property		1	246 Glasson Drive
1.80	Property		1	2759 North Garnett Road
1.81	Property		1	1122 Stony Ridge Road
1.82	Property		1	5313 Majestic Parkway
1.83	Property		1	2901 E Heartland Drive
1.84	Property		1	1900 Interstate Boulevard
1.85	Property		1	50 Hollow Tree Lane
1.86	Property		1	440 US Highway 49 South
1.87	Property		1	7569 Golf Course Boulevard
1.88	Property		1	4401 112th Street
1.89	Property		1	105 Business Park Drive
1.90	Property		1	7019 High Grove Boulevard
2	Loan	5, 6, 11, 12, B	37	Southeast MHP Portfolio
2.01	Property		1	Springlake
2.02	Property		1	ARC
2.03	Property		1	Anderson
2.04	Property		1	Palm Shadows
2.05	Property		1	North Raleigh
2.06	Property		1	Crestview
2.07	Property		1	Golden Isles
2.08	Property		1	Pecan Grove
2.09	Property		1	Lakeview
2.10	Property		1	Meadowbrook
2.11	Property		1	B&D
2.12	Property		1	Countryside
2.13	Property		1	Maple Hills
2.14	Property		1	Asheboro
2.15	Property		1	Hunt Club
2.16	Property		1	Spaulding
2.17	Property		1	Warrenville
2.18	Property		1	Evergreen
2.19	Property		1	Sunnyland
2.20	Property		1	Morganton
2.21	Property		1	Chatham
2.22	Property		1	Red Fox
2.23	Property		1	Merritt Place
2.24	Property		1	Timberview
2.25	Property		1	Azalea
2.26	Property		1	Hidden Oaks
2.27	Property		1	Holly Faye
2.28	Property		1	Cooley
2.29	Property		1	Statesville
2.30	Property		1	Dixie
2.31	Property		1	Capital View
2.32	Property		1	Solid Rock
2.33	Property		1	Driftwood
2.34	Property		1	Country Road
2.35	Property		1	Mobile Cottage
2.36	Property		1	Glynn Acres
2.37	Property		1	Northview
3	Loan	13	1	499 Forbes
4	Loan	5, C	1	Glendale Fashion Center
5	Loan	8, 14	1	333 North Bedford Road
6	Loan	5, 15, 16	1	Inwood Living
7	Loan		1	The Arc
8	Loan		1	Broadacres Office Park

A-1-56

BANK5 2026-5YR23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
9	Loan	17	1	Marriott Tampa Westshore
10	Loan	18	1	Rosemead Place
11	Loan	19	1	West Valley Corporate Center
12	Loan	D	1	Broadway Place
13	Loan	5, E	1	10 West End
14	Loan	20	1	One Washington
15	Loan	6, 7, 21	3	Hazleton Hotel Portfolio
15.01	Property		1	Hampton Inn Hazleton
15.02	Property		1	Fairfield Inn Hazleton
15.03	Property		1	Residence Inn Hazleton
16	Loan	5, 6, 7, 22, 23, 24	6	Haven Leased Fee Portfolio
16.01	Property		1	The Arches
16.02	Property		1	Paramus
16.03	Property		1	276 Grand Concourse
16.04	Property		1	Corporate Hill IV
16.05	Property		1	The Illustrator
16.06	Property		1	25 Vreeland
17	Loan		1	Plaza at Legacy Plano
18	Loan		1	Kimberley Parkside
19	Loan	5, 25, 26, 27, 28, F	1	West Memorial Place
20	Loan		1	Preserve at Manatee Bay
21	Loan	29	1	Five Mile Shopping Center
22	Loan	6, 7	2	Swedesford Crossing
22.01	Property		1	500 E. Swedesford Road
22.02	Property		1	480 E. Swedesford Road
23	Loan	C	1	Vista West MHC
24	Loan	6	2	Washington PA Hotel Portfolio
24.01	Property		1	Hampton Inn Washington
24.02	Property		1	Fairfield Inn & Suites Washington
25	Loan		1	The Lofts on Fountain
26	Loan		1	Portal Warehousing Orlando
27	Loan	30, 31	1	Laredo Industrial
28	Loan		1	Danville Industrial
29	Loan	32	1	Holiday Inn Express Harrisburg East Hershey
30	Loan		1	Shield Storage Sacramento
31	Loan		1	561 Iowa Avenue
32	Loan		1	Swartz Creek Mini Storage
33	Loan		1	455 Racetrack Road

A-1-57

BANK5 2026-5YR23
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; JPMCB—JPMorgan Chase Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the five largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective Mortgaged Properties which are not in occupancy, are in free rent periods or may have subleased their space.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the five largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, Mountain Industrial Portfolio, Mortgage Loan No. 2, Southeast MHP Portfolio, Mortgage Loan No. 4, Glendale Fashion Center, Mortgage Loan No. 6, Inwood Living, Mortgage Loan No. 13, 10 West End, Mortgage Loan No. 16, Haven Leased Fee Portfolio and Mortgage Loan No. 19, West Memorial Place, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”, “The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan,” “Pooling and Servicing Agreement,” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Mountain Industrial Portfolio, Mortgage Loan No. 2, Southeast MHP Portfolio, Mortgage Loan No. 15, Hazleton Hotel Portfolio, Mortgage Loan No. 16, Haven Leased Fee Portfolio, Mortgage Loan No. 22, Swedesford Crossing, and Mortgage Loan No. 24, Washington PA Hotel Portfolio, such Mortgage Loans are secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 1, Mountain Industrial Portfolio, Mortgage Loan No. 15, Hazleton Hotel Portfolio, Mortgage Loan No. 16, Haven Leased Fee Portfolio and Mortgage Loan No. 22, Swedesford Crossing, the related loan documents permit a partial release of the related Mortgaged Property, the release of individual Mortgaged Properties in the related portfolio or other release with prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 5, 333 North Bedford Road, the related loan documents permit a partial release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 1, Mountain Industrial Portfolio, the Interest Rate % represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and the Mortgage Rate of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Mortgaged Properties securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents.

(10)	With respect to Mortgage Loan No. 1, Mountain Industrial Portfolio, the appraised value of $2,350,000,000, as of February 11, 2026, is inclusive of a 9.2% portfolio premium, and reflects the “As Is” value of the Mountain Industrial Portfolio Mortgaged Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate of the individual “As Is” appraised values

A-1-58

of the individual Mountain Industrial Portfolio Mortgaged Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio (%) and the LTV at Maturity / ARD (%) for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraisals were completed on various dates between February 3, 2026 and February 11, 2026.

(11)	With respect to Mortgage Loan No. 2, Southeast MHP Portfolio, in the event of a casualty to a legal non-conforming property and the property cannot be restored so that (A) the property includes no less than the number of mobile home pads existing as of the origination date of the Southeast MHP Portfolio Whole Loan, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date of the Southeast MHP Portfolio Whole Loan and (C) the use of the property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay (without any prepayment fee or yield maintenance premium) the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. Upon such prepayment, the related property is required to be released to the borrower.

(12)	With respect to Mortgage Loan No. 2, Southeast MHP Portfolio, Appraised Value ($), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Whole Loan Cut-off Date LTV Ratio (%) are based on the “As Portfolio” appraised value of $243,000,000 as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “As Is” value of the Southeast MHP Portfolio Mortgaged Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “As Is” appraised values of the individual Southeast MHP Portfolio Mortgaged Properties (exclusive of the portfolio premium) of $232,825,000, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Whole Loan Cut-off Date LTV Ratio (%) for the Southeast MHP Portfolio Whole Loan are equal to 70.9%. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.

(13)	With respect to Mortgage Loan No. 3, 499 Forbes, the related Mortgaged Property is comprised of approximately 60% of lab space and 40% of office space.

(14)	With respect to Mortgage Loan No. 5, 333 North Bedford Road, the related Mortgaged Property consists of (i) 274,746 SF of retail space (approximately 48.3% of the net rentable area), (ii) 274,830 SF of industrial space (approximately 48.4% of the net rentable area), inclusive of 591 climate controlled self storage units, and (iii) 18,985 SF of office space (approximately 3.3% of the net rentable area).

(15)	With respect to Mortgage Loan No. 6, Inwood Living, the Mortgaged Property consists of 272 multifamily units and 34,834 SF of retail space. The retail space is 92.7% leased to five tenants as of April 1, 2026. Retail tenants at the Inwood Living Mortgaged Property generate approximately 12.0% of underwritten rent.

(16)	With respect Mortgage Loan No. 6, Inwood Living, the appraised value of $198,000,000 is the “As Is” value assuming the Mortgaged Property is divided into two “no action” condominium units (1 residential and 1 commercial) to increase the tax abatement applicable to the Mortgaged Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.” The Mortgaged Property has been divided into two such condominium units. However, a tax bill reflecting a lower abated tax amount has not yet been received. The appraised value absent the above assumption is $197,000,000, which results in a Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Whole Loan Cut-off Date LTV Ratio (%) of 66.0%.

(17)	With respect to Mortgage Loan No. 9, Marriott Tampa Westshore, the Appraised Value represents the “Upon Completion” value of $92,900,000 as of April 22, 2028, which assumes that there is $4,414,900 in an upfront PIP reserve for capital expenditures held in escrow as well as a gain in revenue as a result of the completed PIP. At origination, the borrower deposited $4,414,900 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “As Is” appraised value of $82,000,000 as of April 22, 2026, resulting in an appraised value per room of approximately $264,516, and a Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD of 56.6% and 51.8%, respectively.

(18)	With respect to Mortgage Loan No. 10, Rosemead Place, the related Mortgaged Property is comprised of (i) 304,757 SF of retail space (approximately 90.5% of the net rentable area) and (ii) 31,961 SF of office space (approximately 9.5% of the net rentable area).

(19)	With respect to Mortgage Loan No. 11, West Valley Corporate Center, the appraised value represents the “As Stabilized” value, which assumes that renovation and construction of both the existing premises and the expansion premises for North Los Angeles County Regional Center, Inc. ("NLACRC") has been substantially completed. Furthermore, the value assumes that NLACRC has taken full occupancy, by the expected commencement date of March 2027, and all the leasing costs are paid. The entire amount of the tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan. The appraisal concluded an “As Is” appraised value of $70,400,000 as of

A-1-59

February 10, 2026. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD based on the “As Is” appraised value are 64.6% and 64.6%, respectively.

(20)	With respect to Mortgage Loan No. 14, One Washington, the related Mortgaged Property is comprised of (i) 118,527 SF of office space (approximately 77.1% of the net rentable area) and (ii) 35,232 SF of retail space (approximately 22.9% of the net rentable area), which includes approximately 4,000 SF of co-working space occupied by Staples, the Second Largest Tenant at the Mortgaged Property.

(21)	With respect to Mortgage Loan No. 15, Hazleton Hotel Portfolio, the aggregate appraised value includes the “As Is” values for the Residence Inn Hazleton Mortgaged Property ($15,900,000) and Fairfield Inn Hazleton Mortgaged Property ($15,900,000) and “Hypothetical As if Complete” value for the Hampton Inn Hazleton Mortgaged Property ($24,400,000) each as of April 9, 2026. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton Mortgaged Property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. A PIP amount of $3.8 million was reserved at loan origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD based on the aggregate “As Is” appraised value of $52,800,000 are 72.0% and 72.0%, respectively.

(22)	With respect to Mortgage Loan No. 16, Haven Leased Fee Portfolio, the Appraised Value of $210,735,000 is the “As Portfolio” of the Mortgaged Properties as of November 22, 2025, which includes a portfolio premium of 5.0% based on the assumption that the Mortgaged Properties are sold together as a portfolio on a bulk basis. The aggregate “As Is” value of the Mortgaged Properties as of November 2025 without a portfolio premium is $200,700,000.

(23)	With respect to Mortgage Loan No. 16, Haven Leased Fee Portfolio, in connection with the foreclosure proceeding against the leasehold interest in the 25 Vreeland Mortgaged Property, the borrowers have fully funded the ground lease reserve in the amount of $702,000 to be held as additional collateral for the loan until such foreclosure proceeding is resolved. Such reserve funds will be returned to the borrowers upon (x) a completion of the foreclosure proceedings by Valley National Bank, (y) Valley National Bank’s agreement to a loan modification or waiver of default under the loan that gave rise to the foreclosure proceeding such that the Valley National Bank leasehold loan is in good standing and no longer in default or (z) the purchase of the ground lease in effect at the 25 Vreeland Mortgaged Property by a third party, in each instance subject to, among other conditions, there being (a) no event of default under the Mortgage Loan, (b) no monetary or material non-monetary default then in effect pursuant to the ground lease in effect at the 25 Vreeland Mortgaged Property, and (c) no default by any ground tenant arising out of a failure to pay rent under any ground lease that is subject to the Mortgage Loan. We cannot assure you that the pending foreclosure action will not have a material adverse impact on the related Mortgage Loan or the related Mortgaged Property.
.
(24)	With respect to Mortgage Loan No. 16, Haven Leased Fee Portfolio, a Grace Period to Late Charge (Days) of two days is permitted once during the term of the loan.

(25)	With respect to Mortgage Loan No. 19, West Memorial Place, the Appraised Value represents the “Prospective Market Value Upon Funded Reserve Account” value as of March 27, 2026 of $188,000,000, which assumes that a reserve was fully funded at loan origination to cover capital expenditures as well as speculative lease-up costs such as tenant improvements and leasing commissions (“TI/LC”). At loan origination, the borrower deposited (i) 5,149,153 into a rollover reserve for TI/LC and (ii) $11,932 into a replacement reserve. The “As Is” appraised value as of February 27, 2026, is $185,000,000, which results in a Cut-off Date LTV and LTV Ratio at Maturity / ARD, respectively, of 57.3% and 57.3%.

(26)	With respect to Mortgage Loan No. 19, West Memorial Place, the related Mortgaged Property is comprised of (i) 682,395 SF of office space (approximately 95.3% of the net rentable area) and (ii) 33,540 SF of restaurant and amenity space (approximately 4.7% of the net rentable area) for which no rental income is underwritten.

(27)	With respect to Mortgage Loan No. 19, West Memorial Place, rent for the investment-grade tenants was underwritten on a straight-line basis through the lesser of the loan term and the respective lease term.

(28)	With respect to Mortgage Loan No. 19, West Memorial Place, in connection with the space demised to Petroleum Geo-Services (“PGS”), which is currently dark, on each due date through and including the due date occurring in December 2027, the borrower is required to make a deposit equal to $2.54 multiplied by the square footage attributable to the space demised to PGS, as reduced from time to time by the square footage of any replacement lease for any portion of the PGS Space (the “PGS Space”), resulting in an initial deposit of approximately $317,584, for tenant improvements and leasing commissions outstanding associated with any replacement lease for all or a portion of the PGS Space.

(29)	With respect to Mortgage Loan No. 21, Five Mile Shopping Center, historical financial information includes income and expenses attributable to a non-collateral 30,000 SF retail building located within the shopping center where the related Mortgaged Property is located (the “Non-Collateral Building”), which was acquired by the related borrower sponsor and separately financed, since the seller of the Non-Collateral Building (the “Seller”) previously operated the Non-Collateral Building and the related Mortgaged

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Property as one property. Additionally, the historical operating statements reflect the combined operating statements of both entities through which the Seller previously owned the shopping center.

(30)	With respect to Mortgage Loan No. 27, Laredo Industrial, CS Cargo USA, the sole tenant at the Mortgaged Property, was formerly affiliated with the borrower sponsor as the prior owner of the tenant.

(31)	With respect to Loan No. 27, Laredo Industrial, the Mortgaged Property is shown as a Single-Tenant property to reflect that the Largest Tenant, CS Cargo USA, occupies approximately 99.2% of the net rentable area and the Second Largest Tenant, Carmichael International Service, only occupies approximately 0.8% of the net rentable area.

(32)	With respect to Mortgage Loan No. 29, Holiday Inn Express Harrisburg East Hershey, the appraisal concluded a “As if Complete” appraised value of $14,400,000 which assumes the required capital expenditures are completed by the borrower in a competent and timely manner. At loan origination, a PIP reserve of $700,000 was fully reserved upfront. The appraisal concluded an “As Is” value of $14,000,000 which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD of 70.2% and 67.2%, respectively.

A.	“Yield Maintenance Premium” means, with respect to each Component, an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount of such Component to be prepaid; and (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required, calculated by discounting such payments from the respective dates each such payment was due under the Loan Agreement (or, with respect to the payment required on the Open Prepayment Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Prepayment Date), from the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield exceeds the outstanding principal balance on such Component of the Whole Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of such Component of the Whole Loan as of the prepayment date; provided, with respect to any prepayment of any portion of the Whole Loan which is made after the Payment Date in October 2030 but prior to the Open Prepayment Date, the Yield Maintenance Premium will be zero.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

D.

“Yield Maintenance Premium” means the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Open Prepayment Date determined by discounting such payments at the rate which, when compounded monthly is equivalent to the Treasury Rate, less the amount of principal being prepaid on the Repayment Date. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in

A-1-61

Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

“Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date. All interest paid by the Borrower to the Lender pursuant to 2.4.6 (a)(i) and 2.4.6(a)(ii) of the loan agreement at the time of prepayment shall be excluded from the remaining scheduled payments to be discounted for the purpose of determining the present value.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or other.

F.	“Yield Maintenance Premium” shall mean, with respect to any repayment or recovery of the outstanding principal balance of the Loan, an amount equal to (i) if such repayment or recovery occurs prior to the occurrence of the Permitted Prepayment Date, the Yield Maintenance Default Premium and (ii) otherwise, the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Permitted Par Prepayment Date in accordance with the terms of Section 2.4 hereof (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

A-1-62

Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	10	$417,450,000	35.5%	6.3387%	58	1.41x	9.6%	65.5%	65.5%
Bank of America, National Association	13	$282,275,000	24.0%	6.7278%	59	1.50x	10.9%	65.2%	65.1%
Wells Fargo Bank, National Association	6	$268,263,991	22.8%	6.7566%	59	1.62x	12.3%	58.2%	57.4%
JPMorgan Chase Bank, National Association	3	$116,300,000	9.9%	7.1009%	59	1.51x	11.6%	61.4%	61.4%
Wells Fargo Bank, National Association/Morgan Stanley Mortgage Capital Holdings LLC/Bank of America, National Association	1	$90,000,000	7.7%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3,900,000 - 20,000,000	12	$130,075,000	11.1%	6.9392%	60	1.57x	11.9%	65.2%	65.0%
20,000,001 - 40,000,000	8	$259,775,000	22.1%	6.7843%	59	1.43x	10.5%	66.4%	66.4%
40,000,001 - 50,000,000	6	$270,938,991	23.1%	6.6597%	59	1.75x	13.2%	56.7%	56.0%
50,000,001 - 60,000,000	2	$119,000,000	10.1%	5.8735%	58	1.28x	7.7%	66.2%	66.2%
60,000,001 - 75,000,000	3	$224,500,000	19.1%	6.8314%	60	1.41x	10.3%	62.6%	62.6%
75,000,001 - 90,000,000	2	$170,000,000	14.5%	5.5312%	58	1.64x	9.4%	58.3%	58.3%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: $3,900,000
Maximum: $90,000,000
Average: $35,584,515

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	7	$298,240,000	25.4%	6.6597%	59	1.54x	10.9%	62.4%	62.4%
New York	9	$221,072,093	18.8%	6.1296%	58	1.33x	8.5%	63.8%	63.8%
Texas	14	$143,703,720	12.2%	6.8426%	59	1.43x	10.4%	62.4%	62.4%
Pennsylvania	11	$86,370,522	7.4%	7.2439%	60	1.64x	13.4%	65.2%	64.9%
Florida	10	$84,847,817	7.2%	6.4133%	59	1.71x	13.7%	56.9%	54.6%
New Jersey	4	$61,041,281	5.2%	6.7472%	59	1.62x	12.4%	58.7%	58.7%
Minnesota	2	$42,296,923	3.6%	6.7384%	60	1.85x	13.3%	57.3%	57.3%
Massachusetts	1	$38,025,000	3.2%	7.3890%	59	1.70x	13.5%	65.0%	65.0%
North Carolina	22	$34,679,556	3.0%	5.8792%	58	1.40x	8.5%	65.1%	65.1%
South Carolina	13	$31,235,625	2.7%	5.9510%	58	1.36x	8.3%	66.5%	66.5%
Georgia	11	$26,978,834	2.3%	5.6254%	58	1.58x	9.2%	60.2%	60.2%
Washington	2	$21,617,336	1.8%	6.6070%	59	1.34x	9.5%	68.3%	68.3%
Alabama	3	$18,051,953	1.5%	6.5559%	60	1.47x	10.2%	67.4%	67.4%
Illinois	8	$14,002,692	1.2%	6.6128%	59	1.81x	13.4%	60.9%	60.9%
Michigan	5	$8,848,932	0.8%	5.7826%	59	1.73x	10.4%	60.7%	60.7%
Indiana	4	$8,330,584	0.7%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Ohio	9	$8,006,477	0.7%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Missouri	5	$5,789,210	0.5%	5.3031%	56	1.43x	7.9%	65.7%	65.7%
Tennessee	5	$5,727,631	0.5%	5.4130%	58	1.72x	9.7%	56.0%	56.0%
Kentucky	2	$3,086,331	0.3%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Kansas	3	$2,877,230	0.2%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Oklahoma	3	$2,484,120	0.2%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Virginia	5	$2,157,922	0.2%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Vermont	1	$1,704,105	0.1%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Mississippi	3	$1,080,634	0.1%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Louisiana	1	$865,678	0.1%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Wisconsin	2	$861,914	0.1%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Connecticut	1	$188,191	0.0%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Iowa	1	$116,678	0.0%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Total:	167	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

A-2-1

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Office
Suburban	9	$268,250,000	22.8%	6.8863%	59	1.69x	12.6%	60.0%	60.0%
CBD	1	$38,025,000	3.2%	7.3890%	59	1.70x	13.5%	65.0%	65.0%
Subtotal:	10	$306,275,000	26.1%	6.9487%	59	1.69x	12.7%	60.6%	60.6%
Multifamily
High Rise	2	$119,000,000	10.1%	5.8735%	58	1.28x	7.7%	66.2%	66.2%
Garden	3	$72,600,000	6.2%	6.6488%	59	1.30x	9.0%	65.7%	65.7%
Subtotal:	5	$191,600,000	16.3%	6.1673%	58	1.29x	8.2%	66.0%	66.0%
Mixed Use
Lab/Office	1	$75,000,000	6.4%	7.1700%	60	1.54x	12.1%	63.0%	63.0%
Retail/Industrial/Office	1	$74,500,000	6.3%	6.8060%	59	1.47x	10.7%	56.4%	56.4%
Subtotal:	2	$149,500,000	12.7%	6.9886%	60	1.51x	11.4%	59.7%	59.7%
Retail
Power Center	1	$75,000,000	6.4%	6.5180%	60	1.21x	8.2%	68.3%	68.3%
Anchored	2	$66,300,000	5.6%	6.6190%	59	1.41x	10.0%	59.7%	59.7%
Subtotal:	3	$141,300,000	12.0%	6.5654%	60	1.30x	9.0%	64.3%	64.3%
Industrial
Warehouse/Distribution	87	$115,274,059	9.8%	5.5657%	58	1.86x	11.1%	54.0%	54.0%
Warehouse	1	$10,300,000	0.9%	6.7960%	60	1.52x	11.4%	64.4%	64.4%
Manufacturing/Distribution	5	$3,333,465	0.3%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Storage/Warehouse	1	$447,476	0.0%	5.0968%	58	1.93x	10.6%	49.8%	49.8%
Subtotal:	94	$129,355,000	11.0%	5.6499%	59	1.84x	11.1%	54.7%	54.7%
Hospitality
Limited Service	5	$55,890,000	4.8%	7.2251%	60	1.67x	13.7%	66.9%	66.4%
Full Service	1	$46,438,991	4.0%	6.6130%	59	1.84x	16.8%	50.0%	45.8%
Select Service	1	$7,440,000	0.6%	7.7470%	59	1.66x	14.7%	62.0%	62.0%
Subtotal:	7	$109,768,991	9.3%	7.0015%	59	1.74x	15.1%	59.4%	57.4%
Manufactured Housing
Manufactured Housing	37	$92,450,412	7.9%	6.0214%	58	1.35x	8.3%	67.5%	67.5%
Manufactured Housing/RV Park	1	$4,299,588	0.4%	6.0200%	58	1.31x	8.1%	67.9%	67.9%
Subtotal:	38	$96,750,000	8.2%	6.0214%	58	1.35x	8.3%	67.5%	67.5%
Other
Leased Fee	6	$38,000,000	3.2%	5.4360%	55	1.10x	6.1%	75.9%	75.9%
Subtotal:	6	$38,000,000	3.2%	5.4360%	55	1.10x	6.1%	75.9%	75.9%
Self Storage
Self Storage	2	$11,740,000	1.0%	6.0809%	58	1.80x	11.2%	60.8%	60.8%
Subtotal:	2	$11,740,000	1.0%	6.0809%	58	1.80x	11.2%	60.8%	60.8%

Total:	167	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.0968 - 5.9999	4	$195,140,000	16.6%	5.3764%	58	1.58x	8.9%	59.9%	59.9%
6.0000 - 6.2499	4	$176,100,000	15.0%	6.0435%	57	1.31x	8.1%	67.2%	67.2%
6.2500 - 6.7499	7	$280,838,991	23.9%	6.5272%	59	1.56x	11.4%	61.0%	60.3%
6.7500 - 6.9999	7	$229,300,000	19.5%	6.8283%	60	1.56x	11.5%	61.5%	61.5%
7.0000 - 7.8180	11	$292,910,000	24.9%	7.2720%	60	1.57x	12.6%	62.1%	62.0%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 5.0968%
Maximum: 7.8180%
Weighted Average: 6.5080%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 60 mos.
Maximum: 60 mos.
Weighted Average: 60 mos.

A-2-2

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
55	2	$97,000,000	8.3%	5.8095%	55	1.19x	7.0%	70.3%	70.3%
58	4	$208,140,000	17.7%	5.7666%	58	1.62x	9.7%	57.9%	57.9%
59	13	$398,113,991	33.9%	6.7408%	59	1.59x	11.9%	59.6%	59.1%
60	14	$471,035,000	40.1%	6.7827%	60	1.51x	11.2%	64.4%	64.4%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 55 mos.
Maximum: 60 mos.
Weighted Average: 59 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	31	$1,118,020,000	95.2%	6.4921%	59	1.52x	10.5%	62.6%	62.6%
300	1	$46,438,991	4.0%	6.6130%	59	1.84x	16.8%	50.0%	45.8%
360	1	$9,830,000	0.8%	7.8180%	60	1.36x	13.0%	68.3%	65.3%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 310 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	31	$1,118,020,000	95.2%	6.4921%	59	1.52x	10.5%	62.6%	62.6%
299	1	$46,438,991	4.0%	6.6130%	59	1.84x	16.8%	50.0%	45.8%
360	1	$9,830,000	0.8%	7.8180%	60	1.36x	13.0%	68.3%	65.3%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 299 mos.
Maximum: 360 mos.
Weighted Average: 310 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.10 - 1.29	4	$209,000,000	17.8%	6.2501%	58	1.21x	7.8%	68.3%	68.3%
1.30 - 1.39	7	$212,330,000	18.1%	6.1771%	59	1.32x	8.6%	67.4%	67.3%
1.40 - 1.49	5	$192,500,000	16.4%	6.9381%	59	1.46x	10.9%	58.3%	58.3%
1.50 - 1.69	6	$139,900,000	11.9%	7.0423%	60	1.55x	12.0%	63.6%	63.6%
1.70 - 1.79	6	$191,980,000	16.3%	6.9479%	60	1.73x	13.2%	62.5%	62.5%
1.80 - 1.97	5	$228,578,991	19.5%	5.9926%	59	1.89x	12.8%	53.6%	52.8%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 1.10x
Maximum: 1.97x
Weighted Average: 1.53x

A-2-3

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
49.8 - 50.0	2	$136,438,991	11.6%	5.6128%	58	1.90x	12.7%	49.9%	48.4%
50.1 - 60.0	6	$248,640,000	21.2%	6.8190%	59	1.58x	11.6%	56.3%	56.3%
60.1 - 65.0	11	$302,780,000	25.8%	6.9623%	59	1.62x	12.2%	62.7%	62.7%
65.1 - 70.0	11	$428,580,000	36.5%	6.3764%	59	1.36x	9.2%	67.4%	67.3%
70.1 - 75.9	3	$57,850,000	4.9%	5.8798%	57	1.21x	7.5%	74.1%	74.1%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 49.8%
Maximum: 75.9%
Weighted Average: 62.1%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
45.8 - 50.0	2	$136,438,991	11.6%	5.6128%	58	1.90x	12.7%	49.9%	48.4%
50.1 - 60.0	6	$248,640,000	21.2%	6.8190%	59	1.58x	11.6%	56.3%	56.3%
60.1 - 65.0	11	$302,780,000	25.8%	6.9623%	59	1.62x	12.2%	62.7%	62.7%
65.1 - 70.0	11	$428,580,000	36.5%	6.3764%	59	1.36x	9.2%	67.4%	67.3%
70.1 - 75.9	3	$57,850,000	4.9%	5.8798%	57	1.21x	7.5%	74.1%	74.1%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 45.8%
Maximum: 75.9%
Weighted Average: 61.9%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	31	$1,118,020,000	95.2%	6.4921%	59	1.52x	10.5%	62.6%	62.6%
Amortizing Balloon	2	$56,268,991	4.8%	6.8235%	59	1.76x	16.1%	53.2%	49.2%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
6.1 - 8.0	3	$157,000,000	13.4%	5.7676%	57	1.24x	7.3%	68.5%	68.5%
8.1 - 9.0	4	$212,350,000	18.1%	6.3531%	59	1.27x	8.3%	67.1%	67.1%
9.1 - 11.0	9	$305,000,000	26.0%	6.2407%	59	1.58x	10.4%	56.7%	56.7%
11.1 - 13.0	10	$261,770,000	22.3%	6.9244%	60	1.64x	12.3%	63.2%	63.1%
13.1 - 15.0	6	$191,730,000	16.3%	7.1170%	60	1.74x	13.7%	61.4%	61.4%
15.1 - 16.8	1	$46,438,991	4.0%	6.6130%	59	1.84x	16.8%	50.0%	45.8%
Total:	33	$1,174,288,991	100.0%	6.5080%	59	1.53x	10.8%	62.1%	61.9%

Minimum: 6.1%
Maximum: 16.8%
Weighted Average: 10.8%

A-2-4

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

A-3-1

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

VANCOUVER
CANADA
U.S.
Vancouver Island
Bellingham
Victoria
Burlington
Mount Vernon
WASHINGTON
Arlington
Marysville
Everett
OLYMPIC NATIONAL PARK
Redmond
SEATTLE
Bellevue
Bremerton
Wenatchee
Auburn
TACOMA
Olympia
Puyallup
Ocean Shores
Aberdeen
Ellensburg
Pacific Ocean
Centralia
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Morton
Packwood
YAKIMA INDIAN RESERVATION
Astoria
Longview
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CHIHUAHUA
SAN ANTONIO
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MONTERREY
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NASHVILLE
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ARKANSAS
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MEMPHIS
TN
Chattanooga
CHARLOTTE
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SC
ATLANTA
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MISSISSIPPI
Jackson
ALABAMA
Macon
Shreveport
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Montgomery
GEORGIA
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LOUISIANA
Mobile
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Lafayette
Tallahassee
Baton Rouge
Biloxi
Pensacola
FLORIDA
JACKSONVILLE
NEW ORLEANS
Daytona Beach
ORLANDO
Gulf of Mexico
TAMPA
ST. PETERSBURG
Fort Myers
MIAMI

A-3-2

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

A-3-3

Mortgage Loan No. 1 – Mountain Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB/MSMCH/BANA			Single Asset/Portfolio:	Portfolio
				Location(5):	Various, Various
Original Balance(1):	$90,000,000			General Property Type(5):	Industrial
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	7.7%			Title Vesting(6):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated(5):	Various/Various
Borrower Sponsor:	Industrial Logistics Properties Trust			Size:	19,189,611 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$61
Mortgage Rate(2):	5.096767533%			Maturity Date Balance per SF(1):	$61
Note Date:	5/8/2026			Property Manager:	The RMR Group LLC (borrower-
Maturity Date:	5/11/2031				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$123,567,331
IO Period:	60 months			UW NCF	$116,850,967
Seasoning:	2 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(3):	L(23),YM1(3),DorYM1(27),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF DSCR(1):	1.93x
Additional Debt Balance(1):	$1,079,400,000/$450,600,000			Most Recent NOI:	$122,186,205 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$120,156,924 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$117,555,625 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	96.3% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.9% (12/31/2023)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(8):	$2,350,000,000 (2/11/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value per SF(8):	$122
Ground Lease Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	49.8%
Unfunded Obligations Reserve:	$3,530,579	$0	NAP	Maturity Date LTV Ratio(1)(8):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,169,400,000	71.4%	Loan Payoff:	$1,614,813,143	98.6%
Subordinate Loan Amount(1):	$450,600,000	27.5%	Closing Costs:	$19,354,691	1.2%
Borrower Sponsor Equity:	$17,698,413	1.1%	Upfront Reserves:	$3,530,579	0.2%
Total Sources:	$1,637,698,413	100.0%	Total Uses:	$1,637,698,413	100.0%

(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 38 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Senior Loan (as defined below). Based on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Whole Loan, the Cut-off Date Balance per SF is $84, Maturity Date Balance per SF is $84, UW NOI Debt Yield is 7.6%, UW NCF Debt Yield is 7.2%, UW NOI Debt Yield at Maturity is 7.6%, UW NCF DSCR is 1.25x, Cut-off Date LTV Ratio is 68.9% and Maturity Date LTV Ratio is 68.9%.
(2)	Mortgage Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The Mountain Industrial Portfolio Junior Notes (as defined below) bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Partial Release” below for additional information related to permitted partial releases.
(3)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BANK5 2026-5YR23 securitization trust in July 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.
(6)	Two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leaseholds. See “Ground Leases”, below.
(7)	As of either March 1, 2026 or July 1, 2026, depending on the individual Mountain Industrial Portfolio Property (as defined below).
(8)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Mortgage Loan. The largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 38 pari passu senior promissory notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate

A-3-4

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). Among the Mountain Industrial Portfolio Senior Notes are the non-controlling Notes A-3-1-1-1-2, A-4-1-1-1-2, A-3-2-1, A-4-2-1, A-3-5-2 and A-4-5-2, with an aggregate initial principal balance of $90,000,000 which evidence the Mountain Industrial Portfolio Mortgage Loan and will be contributed to the BANK5 2026-5YR23 securitization trust. The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes. The Mountain Industrial Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc., Bank of America, National Association (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. and Bank of Montreal (“BMO”). The Mountain Industrial Portfolio Mortgage Loan will be contributed by WFB (as to Notes A-3-1-1-1-2 and A-4-1-1-1-2), BANA (as to Notes A-3-2-1 and A-4-2-1) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) (as to Notes A-3-5-2 and A-4-5-2). The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee and/or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the MTN 2026-LPFX securitization. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Mountain Industrial Portfolio Mortgage Loan” in the prospectus.

The table below summarizes the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder		Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX		Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX		No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-3-1-1-1-1 and A-4-1-1-1-1	$6,000,000	$6,000,000	BMO 2026-5C15	(4)	No
A-3-1-1-1-2 and A-4-1-1-1-2	$61,000,000	$61,000,000	BANK5 2026-5YR23		No
A-3-1-1-2 and A-4-1-1-2	$43,000,000	$43,000,000	BANK5 2026-5YR22		No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9		No
A-3-2-1 and A-4-2-1	$14,500,000	$14,500,000	BANK5 2026-5YR23		No
A-3-2-2 and A-4-2-2	$14,500,000	$14,500,000	BANK5 2026-5YR22		No
A-3-2-3 and A-4-2-3	$4,750,000	$4,750,000	BANK5 2026-5YR22		No
A-3-3 and A-4-3	$33,750,000	$33,750,000	BMO 2026-5C15	(4)	No
A-3-4 and A-4-4	$67,500,000	$67,500,000	Benchmark 2026-V22		No
A-3-5-1 and A-4-5-1	$19,250,000	$19,250,000	BANK5 2026-5YR22		No
A-3-5-2 and A-4-5-2	$14,500,000	$14,500,000	BANK5 2026-5YR23		No
A-3-6-1 and A-4-6-1(2)	$27,750,000	$27,750,000	UBS AG		No
A-3-6-2 and A-4-6-2	$6,000,000	$6,000,000	BMO 2026-5C15	(4)	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(3)	$180,240,000	$180,240,000	MTN 2026-LPFX		No
B-1-2 and B-2-2(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
B-1-3 and B-2-3(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
B-1-4 and B-2-4(3)	$90,120,000	$90,120,000	MTN 2026-LPFX		No
B-1-5 and B-2-5(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
B-1-6 and B-2-6(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000

(1)	The Florida notes (which have designations that begin with A-1, A-3 and B-1) are secured solely by mortgages on the Properties located in Florida, and the non-Florida notes (the remaining notes) are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.
(4)	The BMO 2026-5C15 securitization is expected to close on or about June 25, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor.

ILPT is a real estate investment trust focused on owning and leasing industrial and logistics properties. As of March 31, 2026, ILPT owned 409 industrial and logistics properties totaling approximately 59.6 million rentable SF, which were 94.6% leased to approximately 300 unique tenants with a weighted average remaining lease term of 7.4 years.

A-3-5

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% of underwritten net operating income (“UW NOI”); 11.5% of net rentable area (“NRA”)), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis, Indiana (three properties, 7.6% UW NOI), Columbus, Ohio (three properties, 5.6% UW NOI) and Charlotte, North Carolina (three properties, 4.9% UW NOI). The Mountain Industrial Portfolio Properties are granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of UW NOI.

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of NRA, with a limited office component comprising just 5.2% of NRA.

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties that are leased are 100% leased to a single tenant, other than the Property located at 5703 Mitchell Avenue in St. Joseph, Missouri, which has a single tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents a summary of the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)(3)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.4	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	6.0	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.1	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.2	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.2	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.6	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	11.0	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	9.9	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.1	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	8.8	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	9.9	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	4.8	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.3	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	5.9	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.3	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.6	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.7	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.3	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.1	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.4	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.3	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.1	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.3	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.
(3)	UW Base Rent PSF is inclusive of contractual rent steps underwritten through March 2027.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of UW Rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. Federal Express Corporation provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee. The Federal Express Corporation leases expire between March 2027 and June 2037, have no termination options, and have various extension options, including one three-year, one five-year, two three-year and two five-year.

A-3-6

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of UW Rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. Amazon.com Services, LLC is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, with each of its leases starting in February 2022. Amazon.com Services, LLC’s global headquarters is located in Seattle, Washington. The Amazon.com Services, LLC leases expire between November 2028 and August 2034, have no termination options and have various extension options including two five-year, three five-year and five five-year extension options.

Home Depot U.S.A., Inc (657,518 SF; 3.4% of NRA; 3.9% of UW Rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot, a large home improvement specialty retailer. Home Depot U.S.A., Inc. operates retail stores and supply chain facilities focused on serving homeowners, professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc’s lease began in February 2022 and expires in November 2040 with four five-year renewal options and no termination options. Home Depot U.S.A., Inc.’s headquarters is located in Atlanta, Georgia.

The following table presents certain information relating to the top 10 tenants by annual UW rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 yrs
Shaw Industries, Inc.(6)	A+/Aa2/AA	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 yrs
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 yrs
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 yrs
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 yrs
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 yrs
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 yrs
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 yrs
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04

Vacant Space		707,566	3.7%
Total		19,189,611	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation’s leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC’s leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination of the Mountain Industrial Portfolio Whole Loan.
(7)	Winland Foods, Inc., the tenant at the 4555 West Highway 146, Buckner, Kentucky property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

A-3-7

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(3)
MTM/2026	1	280,019	1.5%	1.5%	$1,534,504	1.2%	1.2%	$5.48
2027	13	2,600,070	13.5%	15.0%	$14,066,421	10.8%	12.0%	$5.41
2028	12	1,597,547	8.3%	23.3%	$11,341,608	8.7%	20.7%	$7.10
2029	10	1,924,776	10.0%	33.4%	$11,301,147	8.7%	29.4%	$5.87
2030	12	2,836,121	14.8%	48.1%	$16,925,802	13.0%	42.4%	$5.97
2031	13	2,030,385	10.6%	58.7%	$16,634,755	12.8%	55.2%	$8.19
2032	9	1,993,387	10.4%	69.1%	$16,093,501	12.4%	67.6%	$8.07
2033	5	1,367,452	7.1%	76.2%	$8,898,538	6.8%	74.4%	$6.51
2034	2	849,944	4.4%	80.7%	$6,143,964	4.7%	79.1%	$7.23
2035	3	985,278	5.1%	85.8%	$8,890,793	6.8%	86.0%	$9.02
2036	4	1,007,674	5.3%	91.1%	$9,718,797	7.5%	93.4%	$9.64
2037 & Thereafter	2	1,009,392	5.3%	96.3%	$8,555,148	6.6%	100.0%	$8.48
Vacant	0	707,566	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	86	19,189,611	100.0%		$130,104,978	100.0%		$7.04

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through March 2027.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

A-3-8

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)(3)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.1	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.8	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.4	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.1	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.4	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.1	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.4	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	6.0	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.2	29'	$8.41	3.2%
Akron, Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.2	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.6	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	9.9	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.2	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.6	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.2	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	8.8	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.5	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.2	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.7	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.2	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.6	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.3	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.4	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.8	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.6	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.2	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.7	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.3	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.
(3)	UW Base Rent PSF is inclusive of contractual rent steps underwritten through March 2027.

Appraisals. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-9

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mountain Industrial Portfolio Properties:

Cash Flow Analysis
	2022 (10 Months)	2023	2024	9/30/2025 TTM		UW		UW PSF
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999		$133,088,511		$6.94
Rent Steps(1)	$0	$0	$0	$0		$1,925,769		$0.10
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984		$30,669,025		$1.60
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982		$165,683,305		$8.63
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0		($5,432,032)		($0.28)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982		$160,251,272		$8.35
Straight-line Rent	$0	$0	$0	$0		$1,510,184		$0.08
Other Income	$57,789	$43,300	$654,559	$47,256		$0		$0.00
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238		$161,761,456		$8.43

Real Estate Taxes(2)	$14,608,156	$20,420,511	$19,926,115	$19,975,521		$26,256,056		$1.37
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496		$2,941,326		$0.15
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017		$8,996,744		$0.47
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033		$38,194,125		$1.99

Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205		$123,567,331		$6.44
Capital Reserves	$0	$0	$0	$0		$1,918,961		$0.10
TI/LC	$0	$0	$0	$0		$4,797,403		$0.25
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205		$116,850,967		$6.09

Occupancy (%)	98.6%	98.9%	99.0%	96.3%	(3)	96.7%	(3)
NOI DSCR(4)	1.63x	1.95x	1.99x	2.02x		2.04x
NCF DSCR(4)	1.63x	1.95x	1.99x	2.02x		1.93x
NOI Debt Yield(4)	8.4%	10.1%	10.3%	10.4%		10.6%
NCF Debt Yield(4)	8.4%	10.1%	10.3%	10.4%		10.0%

(1)	UW Rent Steps taken through March 2027.
(2)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.
(3)	9/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 1, 2026. UW Occupancy (%) is based on underwritten economic occupancy.
(4)	Based on the Mountain Industrial Portfolio Senior Loan. Including the Mountain Industrial Portfolio Junior Notes, UW NCF DSCR is 1.25x and UW NOI Debt Yield is 7.6%.

Escrows and Reserves.

RE Taxes – During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Insurance – During a Trigger Period, if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents). At origination of the Mountain Industrial Portfolio Whole Loan one or more acceptable blanket policies were in place.

Replacements Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves (equal to approximately $0.20 PSF annually).

Leasing Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions (equal to approximately $0.15 PSF annually).

Unfunded Obligations Reserve – The Mountain Industrial Portfolio Whole Loan documents require an upfront deposit of $3,530,579 for tenant improvement allowances, landlord work, leasing commissions and rent concessions outstanding as of the Mountain Industrial Portfolio Whole Loan origination date.

Ground Lease Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each Ground Lease (as defined below) during the next ensuing 12 months and at least 30 days prior to the respective due dates.

A-3-10

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The Mountain Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Mountain Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be immediately deposited into such lockbox account upon receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period. Upon the occurrence and during the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Mountain Industrial Portfolio Whole Loan documents. During the continuance of a Trigger Period, all available cash remaining after the required applications and disbursements is required to be held in a lender-controlled subaccount.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters.

A Trigger Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure or waiver of such event of default; or
●	with respect to clause (ii) above, the date that (a) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (c) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.

Subordinate and Mezzanine Debt. The Mountain Industrial Portfolio Whole Loan also includes the Mountain Industrial Portfolio Junior Notes. The Mountain Industrial Portfolio Junior Notes bear interest at the weighted average interest rate of 7.291555666% per annum. Payments on the Mountain Industrial Portfolio Junior Notes are generally subordinate to payments on the Mountain Industrial Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” in the prospectus.

Mountain Industrial Portfolio Whole Loan Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mountain Industrial Portfolio Senior Loan	$1,169,400,000	5.096767533%	60	0	60	1.93x	10.6%	49.8%
Mountain Industrial Portfolio Junior Notes	$450,600,000	7.291555666%	60	0	60	1.25x	7.6%	68.9%
Total/Wtd. Avg.	$1,620,000,000	5.707243788%

Partial Release. The borrowers have the right, on or after the May 11, 2028 payment date, to obtain the release of any of the Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan and (b) an amount equal to the allocated loan amount for such Property multiplied by (1) 105% until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, 110% together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.55% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the Mountain Industrial Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right on or after the May 11, 2028 payment date to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the Mountain Industrial Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Leases. The Mountain Industrial Portfolio Property located at 7569 Golf Course Boulevard in Punta Gorda, Florida (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Punta Gorda Ground Lease”). The initial term of the Punta Gorda Ground Lease commenced on June 28, 2007 and will expire on June 30, 2037. The term of the Punta Gorda Ground Lease may be extended for three additional 10-year periods. The current base rent payable under the Punta Gorda Ground Lease is approximately $67,466 per annum and will be in effect until June 30, 2027 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

The Mountain Industrial Portfolio Property located at 246 Glasson Drive in Corpus Christi, Texas (0.3% of the allocated loan amount) is ground leased by the related borrower (the “Corpus Christi Ground Lease,” and together with the Punta Gorda Ground Lease, the “Ground Leases”). The initial term of the Corpus Christi Ground Lease commenced on December 12, 2010 and will expire on December 11, 2040. The term of the Corpus Christi Ground Lease may be extended for two additional 10-year periods. The current base rent payable under the Corpus Christi Ground Lease is approximately $34,022 per annum and will be in effect until August 31, 2026 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

Right of First Refusal/Purchase Options. Various Mountain Industrial Portfolio Properties are subject to a right of first refusal or right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus for additional information.

A-3-11

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Terrorism Insurance. The Mountain Industrial Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost for each individual Property and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-12

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A-3-13

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

KENTUCKY
VIRGINIA
TENNESSEE
APPALACHIAN MOUNTAINS
NORTH CAROLINA
KNOXVILLE
Asheville
Spartanburg
Greenville
GEORGIA
SOUTH CAROLINA
18
20
35
22
13
6

VIRGINIA
Roanoke
NORTH CAROLINA
Greensboro
Durham
RALEIGH
CHARLOTTE
SOUTH CAROLINA
Columbia
5
34
28
37
21
24
14
29
30
25
27
33
8

CHATTANOOGA
CHARLOTTE
ATLANTA
COLUMBIA
AUGUSTA
SOUTH CAROLINA
MACON
COLUMBUS
GEORGIA
SAVANNAH
FLORIDA
TALLAHASSEE
JACKSONVILLE
19
1
23
7
36
16

	Southeast MHP Portfolio	
1	Springlake	Centerville; Warner Robins, GA
2	ARC	Lexington; West Columbia, SC
3	Anderson	Williamston; Anderson; Belton; Pendleton; Starr, SC
4	Palm Shadows	Donna, TX
5	North Raleigh	Youngsville; Oxford; Franklinton, NC
6	Crestview	East Flat Rock, NC
7	Golden Isles	Brunswick, GA
8	Pecan Grove	Charlotte, NC
9	Lakeview	Spartanburg, SC
10	Meadowbrook	York, SC
11	B&D	Chester, SC
12	Countryside	Lancaster, SC
13	Maple Hills	Mills River, NC
14	Asheboro	Asheboro, NC
15	Hunt Club	Columbia, SC
16	Spaulding	Brunswick, GA
17	Warrenville	Warrenville, SC
18	Evergreen	Dandridge, TN
19	Sunnyland	Byron, GA
20	Morganton	Morganton, NC
21	Chatham	Chapel Hill, NC
22	Red Fox	Clyde, NC
23	Merritt Place	Brunswick, GA
24	Timberview	Trinity, NC
25	Azalea	Gastonia, NC
26	Hidden Oaks	West Columbia, SC
27	Holly Faye	Gastonia, NC
28	Cooley	Youngsville, NC
29	Statesville	Statesville, NC
30	Dixie	Kings Mountain, NC
31	Capital View	Gaston, SC
32	Solid Rock	Batesburg-Leesville, SC
33	Driftwood	Charlotte, NC
34	Country Road	Franklinton, NC
35	Mobile Cottage	Morganton, NC
36	Glynn Acres	Brunswick, GA
37	Northview	Thomasville, NC

Edinburg
MCALLEN
San Juan
Pharr
Alamo
Donna
Weslaco
Hidalgo
TEXAS
MEXICO
4

Asheville
NORTH CAROLINA
CHARLOTTE
Spartanburg
Greenville
Anderson
SOUTH CAROLINA
GEORGIA
Columbia
Augusta
9
10
11
12
3
15
2
32
26
31
17

A-3-14

Mortgage Loan No. 2 – Southeast MHP Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location(3):	Various, Various
Original Balance(1):	$80,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/NAP
Borrower Sponsor:	Manufactured Housing Properties, Inc.			Size:	3,019 Pads
Guarantors:	Raymond M. Gee, Gee Family Dynasty			Cut-off Date Balance per Pad(1):	$54,654
	Trust, Raymond M. Gee Irrevocable			Maturity Date Balance per Pad(1):	$54,654
	Trust Dated December 15, 2017,			Property Manager:	Valleo Residential LLC
	Mariana Vega Ortega Irrevocable Trust,				(borrower-affiliated)
	Leonardo Gee Irrevocable Trust and
	Alexander Gee Irrevocable Trust
Mortgage Rate:	6.0200%
Note Date:	4/30/2026			Underwriting and Financial Information
Maturity Date:	5/1/2031			UW NOI:	$13,367,748
Term to Maturity:	60 months			UW NCF:	$13,187,998
Amortization Term:	0 months			UW NOI Debt Yield(1):	8.1%
IO Period:	60 months			UW NCF Debt Yield(1):	8.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	8.1%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF DSCR(1):	1.31x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$13,065,373 (3/31/2026 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$12,381,638 (12/31/2025)
Additional Debt Balance(1):	$85,000,000			3rd Most Recent NOI:	$11,023,967 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	81.7% (4/1/2026)
Reserves(2)				2nd Most Recent Occupancy:	79.9% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.6% (12/31/2024)
RE Taxes:	$275,160	$53,341	NAP	Appraised Value (as of)(4):	$243,000,000 (2/1/2026)
Insurance:	$0	Springing	NAP	Appraised Value per Pad(4):	$80,490
Deferred Maintenance:	$582,579	$0	NAP	Cut-off Date LTV Ratio(1)(4):	67.9%
Replacement Reserve:	$170,776	Springing	$170,776	Maturity Date LTV Ratio(1)(4):	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$101,604,638	61.6%
			Preferred Equity Payoff:	$40,440,912	24.5%
			Return of Equity:	$13,657,246	8.3%
			Closing Costs:	$8,268,689	5.0%
			Upfront Reserves:	$1,028,515	0.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The Southeast MHP Portfolio Mortgage Loan (as defined below) is part of the Southeast MHP Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $165,000,000. The Cut-off Date Balance per Pad, Maturity Date Balance per Pad, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Southeast MHP Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” for an overview of the Southeast MHP Portfolio Properties (as defined below).
(4)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) of $232,825,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Southeast MHP Portfolio Whole Loan are both equal to 70.9%. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.

The Mortgage Loan. The second largest mortgage loan (the “Southeast MHP Portfolio Mortgage Loan”) is part of a whole loan (the “Southeast MHP Portfolio Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal amount $165,000,000. The Southeast MHP Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interests in 37 manufactured housing properties totaling 3,019 pads located across five states (collectively the “Southeast MHP Portfolio Properties”). The Southeast MHP Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-4, Note A-5, and Note A-6, with an aggregate original principal balance of $80,000,000. The Southeast MHP Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Southeast MHP Portfolio and West Memorial Place Mortgage Loans” in the prospectus.

A-3-15

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The table below summarizes the promissory notes that comprise the Southeast MHP Portfolio Whole Loan.

Southeast MHP Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-2	$50,000,000	$50,000,000	BANK5 2026-5YR23	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR22	No
A-4	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-5	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-6	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-7	$5,000,000	$5,000,000	BANK5 2026-5YR22	No
Total	$165,000,000	$165,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Southeast MHP Portfolio Whole Loan are Glynn Acres MHP LLC, Golden Isles MHP LLC, Merritt Place MHP LLC, Spaulding MHP LLC, Springlake MHP LLC, Sunnyland MHP LLC, Azalea MHP LLC, Carolinas 4 MHP LLC, Charlotte 3 Park MHP LLC, Chatham Pines MHP LLC, Crestview MHP LLC, Holly Faye MHP LLC, Maple Hills MHP LLC, Mobile Cottage MHP LLC, North Raleigh MHP LLC, Northview MHP LLC, Pecan Grove MHP LLC, Red Fox MHP LLC, Statesville MHP LLC, Timberview MHP LLC, Ron-Ran Enterprises L.L.C., Macral Properties, LLC, Anderson MHP LLC, Arc MHP LLC, B&D MHP LLC, Capital View MHP LLC, Countryside MHP LLC, Hidden Oaks MHP LLC, Hunt Club MHP LLC, Lakeview MHP LLC, Meadowbrook MHP, LLC, Solid Rock MHP LLC, Warrenville MHP LLC, Evergreen MHP LLC and Palm Shadows MHP LLC, each a single-purpose limited liability company organized under the laws of either Georgia, North Carolina, South Carolina, Tennessee, or Texas.

The non-recourse carve-out guarantors for the Southeast MHP Portfolio Whole Loan are Raymond M. Gee, the Gee Family Dynasty Trust, a Florida irrevocable trust, the Raymond M. Gee Irrevocable Trust Dated December 15, 2017, a North Carolina irrevocable trust, the Mariana Vega Ortega Irrevocable Trust, a Florida irrevocable trust, the Leonardo Gee Irrevocable Trust, a Florida irrevocable trust and the Alexander Gee Irrevocable Trust, a Florida irrevocable trust. The borrower sponsor for the Southeast MHP Portfolio Whole Loan is Manufactured Housing Properties, Inc. (“MHPI”). Raymond M. Gee is an experienced manufactured housing property investor with over 30 years of experience in commercial real estate and structured finance. Mr. Gee is the chief executive officer and founder of Gvest Capital, a family-owned real estate investment management firm. Mr. Gee is responsible for day-to-day and long-term strategy and operations of the firm. Gvest Capital is the parent company of MHPI, a firm that acquires, owns, and operates manufactured housing communities. MHPI currently owns and manages approximately 58 manufactured housing assets, including the Southeast MHP Portfolio Properties.

The Properties. The Southeast MHP Portfolio Properties comprise 37 manufactured housing properties totaling 3,019 pads located across five states. The Southeast MHP Portfolio Properties are located in South Carolina (11 properties, 33.6% of pads), North Carolina (18 properties, 33.0% of pads), Georgia (six properties, 18.0% of pads), Texas (one property, 13.4% of pads) and Tennessee (one property, 2.1% of pads). The Southeast MHP Portfolio Properties include 2,775 manufactured housing (“MH”) pads, 203 recreational vehicle (“RV”) sites and 41 apartment units. Of the 2,775 MH pads, 2,040 pads (73.5% of MH pads and 67.6% of total units) are occupied by tenant owned homes, 458 pads (16.5% of MH pads and 15.2% of total units) are occupied by park owned homes (“POHs”) and 277 pads (10.0% of MH pads, 9.2% of total units) are occupied by rent to own homes (“RTOs”). POHs are manufactured homes owned by either the related borrower or an affiliate. As of the origination date of the Southeast MHP Portfolio Whole Loan, the total POHs count included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home. Such 103 POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten. RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

The borrower sponsor purchased the Southeast MHP Portfolio Properties between 2016 and 2023 for a total acquisition cost of approximately $99.5 million. Since acquisition, the borrower sponsor has invested approximately $18.5 million in capital improvements and incurred $7.4 million in financing costs, for a total cost basis of approximately $125.5 million.

A-3-16

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table contains certain information about the individual Southeast MHP Portfolio Properties.

Portfolio Summary
Property Name	City, State	Pads(1)	% of Pads	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance(2)	% of Allocated Loan Cut-off Date Balance	Appraised Value(3)	% of Appraised Value
Springlake	Various, GA(4)	218	7.2%	Various / NAP(4)	72.0%	$6,238,683	7.8%	$18,075,000	7.8%
ARC	Various, SC(5)	185	6.1%	Various / NAP(5)	90.8%	$5,191,770	6.5%	$15,075,000	6.5%
Anderson	Various, SC(6)	165	5.5%	Various / NAP(6)	94.5%	$5,116,049	6.4%	$14,850,000	6.4%
Palm Shadows	Donna, TX	404	13.4%	1977 / NAP	54.2%	$4,299,588	5.4%	$12,600,000	5.4%
North Raleigh	Various, NC(7)	138	4.6%	Various / NAP(7)	90.6%	$3,683,951	4.6%	$10,775,000	4.6%
Crestview	East Flat Rock, NC	113	3.7%	1985 / NAP	99.1%	$3,529,218	4.4%	$10,250,000	4.4%
Golden Isles	Brunswick, GA	105	3.5%	1960 / NAP	81.9%	$3,259,259	4.1%	$9,475,000	4.1%
Pecan Grove	Charlotte, NC	83	2.7%	1900 / NAP	100.0%	$3,015,638	3.8%	$8,800,000	3.8%
Lakeview	Spartanburg, SC	91	3.0%	1965 / NAP	82.4%	$2,986,008	3.7%	$8,675,000	3.7%
Meadowbrook	York, SC	92	3.0%	1970 / NAP	51.1%	$2,946,502	3.7%	$8,550,000	3.7%
B&D	Chester, SC	95	3.1%	2005 / NAP	98.9%	$2,814,815	3.5%	$8,175,000	3.5%
Countryside	Lancaster, SC	110	3.6%	1972 / NAP	85.5%	$2,679,835	3.3%	$7,800,000	3.4%
Maple Hills	Mills River, NC	73	2.4%	1948 / NAP	98.6%	$2,400,000	3.0%	$6,950,000	3.0%
Asheboro	Asheboro, NC	72	2.4%	1969 / NAP	93.1%	$2,261,728	2.8%	$6,625,000	2.8%
Hunt Club	Columbia, SC	78	2.6%	1970 / NAP	92.3%	$2,130,041	2.7%	$6,200,000	2.7%
Spaulding	Brunswick, GA	70	2.3%	1980 / NAP	54.3%	$2,021,399	2.5%	$5,900,000	2.5%
Warrenville	Warrenville, SC	82	2.7%	1973 / NAP	64.6%	$2,014,815	2.5%	$5,850,000	2.5%
Evergreen	Dandridge, TN	64	2.1%	1999 / NAP	95.3%	$1,962,140	2.5%	$5,700,000	2.4%
Sunnyland	Byron, GA	72	2.4%	1985 / NAP	77.8%	$1,846,913	2.3%	$5,375,000	2.3%
Morganton	Morganton, NC	61	2.0%	1997 / NAP	100.0%	$1,705,350	2.1%	$4,975,000	2.1%
Chatham	Chapel Hill, NC	49	1.6%	2003 / NAP	98.0%	$1,646,091	2.1%	$4,800,000	2.1%
Red Fox	Clyde, NC	52	1.7%	1997 / NAP	88.5%	$1,570,370	2.0%	$4,575,000	2.0%
Merritt Place	Brunswick, GA	55	1.8%	1970 / NAP	65.5%	$1,494,650	1.9%	$4,350,000	1.9%
Timberview	Trinity, NC	55	1.8%	1980 / NAP	72.7%	$1,254,321	1.6%	$3,650,000	1.6%
Azalea	Gastonia, NC	40	1.3%	1970 / NAP	100.0%	$1,234,568	1.5%	$3,600,000	1.5%
Hidden Oaks	West Columbia, SC	44	1.5%	1987 / NAP	77.3%	$1,204,938	1.5%	$3,500,000	1.5%
Holly Faye	Gastonia, NC	35	1.2%	1972 / NAP	94.3%	$1,175,309	1.5%	$3,425,000	1.5%
Cooley	Youngsville, NC	44	1.5%	1940 / NAP	100.0%	$1,119,342	1.4%	$3,275,000	1.4%
Statesville	Statesville, NC	44	1.5%	1974 / NAP	84.1%	$1,086,420	1.4%	$3,175,000	1.4%
Dixie	Kings Mountain, NC	37	1.2%	1970 / NAP	83.8%	$1,086,420	1.4%	$3,175,000	1.4%
Capital View	Gaston, SC	32	1.1%	2004 / NAP	100.0%	$938,272	1.2%	$2,725,000	1.2%
Solid Rock	Batesburg-Leesville, SC	39	1.3%	1993 / NAP	89.7%	$879,012	1.1%	$2,550,000	1.1%
Driftwood	Charlotte, NC	26	0.9%	1980 / NAP	96.2%	$796,708	1.0%	$2,325,000	1.0%
Country Road	Franklinton, NC	28	0.9%	2004 / NAP	100.0%	$684,774	0.9%	$2,000,000	0.9%
Mobile Cottage	Morganton, NC	23	0.8%	1999 / NAP	82.6%	$592,592	0.7%	$1,725,000	0.7%
Glynn Acres	Brunswick, GA	22	0.7%	1960 / NAP	100.0%	$586,008	0.7%	$1,700,000	0.7%
Northview	Thomasville, NC	23	0.8%	1964 / NAP	87.0%	$546,502	0.7%	$1,600,000	0.7%
Total/Wtd. Avg.		3,019	100.0%		81.7%	$80,000,000	100.0%	$232,825,000	100.0%

Source: Appraisals, unless otherwise noted

(1)	Pads and Occupancy are based on the underwritten rent roll dated April 1, 2026. Includes the land on which the 41 apartment units are located.
(2)	Based on the Southeast MHP Portfolio Mortgage Loan.
(3)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.
(4)	The Springlake property consists of three manufactured housing communities that operate as one economic unit. The three communities are located in Centerville, Georgia and Warner Robins, Georgia. The communities were built in 1984 and 1989.
(5)	The ARC property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Lexington, South Carolina and West Columbia, South Carolina. The communities were built in 1971, 1980, 1981, and 1994.
(6)	The Anderson property consists of nine manufactured housing communities that operate as one economic unit. The nine communities are located in Williamston, South Carolina, Anderson, South Carolina, Belton, South Carolina, Pendleton, South Carolina, and Starr, South Carolina. The communities were built in 1940, 1959, 1965, 1970, 1975, 1977, and 1989.
(7)	The North Raleigh property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Youngsville, North Carolina, Oxford, North Carolina, and Franklinton, North Carolina. The communities were built in 1971, 1975, 1980, 1987, and 1993.

A-3-17

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%
Portfolio Unit Mix(1)
Property Name	Total Pads(2)	Tenant Owned Homes	POHs(3)	RTOs(4)	Apartment Units	RV Sites
Springlake	218	149	67	2	0	0
ARC	185	135	12	38	0	0
Anderson	165	96	21	44	4	0
Palm Shadows	404	189	0	0	24	191
North Raleigh	138	63	66	4	5	0
Crestview	113	81	3	29	0	0
Golden Isles	105	71	22	6	0	6
Pecan Grove	83	83	0	0	0	0
Lakeview	91	88	3	0	0	0
Meadowbrook	92	81	3	8	0	0
B&D	95	60	4	31	0	0
Countryside	110	76	20	14	0	0
Maple Hills	73	51	1	21	0	0
Asheboro	72	45	21	6	0	0
Hunt Club	78	73	5	0	0	0
Spaulding	70	53	13	0	2	2
Warrenville	82	41	25	16	0	0
Evergreen	64	63	1	0	0	0
Sunnyland	72	38	31	3	0	0
Morganton	61	42	1	18	0	0
Chatham	49	49	0	0	0	0
Red Fox	52	1	51	0	0	0
Merritt Place	55	32	21	2	0	0
Timberview	55	37	17	1	0	0
Azalea	40	40	0	0	0	0
Hidden Oaks	44	33	3	8	0	0
Holly Faye	35	33	2	0	0	0
Cooley	44	34	10	0	0	0
Statesville	44	37	0	1	2	4
Dixie	37	36	0	1	0	0
Capital View	32	25	1	6	0	0
Solid Rock	39	17	12	10	0	0
Driftwood	26	25	1	0	0	0
Country Road	28	12	11	5	0	0
Mobile Cottage	23	18	2	3	0	0
Glynn Acres	22	15	6	0	1	0
Northview	23	18	2	0	3	0
Total	3,019	2,040	458	277	41	203

(1)	Information is based on the underwritten rent roll dated April 1, 2026.
(2)	Includes the land on which the 41 apartment units are located.
(3)	As of the origination date of the Southeast MHP Portfolio Whole Loan, POHs included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home to the borrower. Such POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten.
(4)	RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

Appraisals. According to the appraisals, the Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000 as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. According to the appraisals the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026, and January 30, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between January 20, 2026 and February 9, 2026, there was no evidence of any recognized environmental conditions at the Southeast MHP Portfolio Properties.

A-3-18

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Southeast MHP Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	3/31/2026 T-3 Ann.	UW	UW Per Pad
Gross Potential Rent(1)	$12,975,518	$14,489,314	$15,568,495	$16,301,041	$18,005,101	$21,358,716	$7,074.77
Reimbursements	$412,782	$627,567	$662,917	$697,228	$844,778	$697,228	$230.95
Discounts Concessions	($487,212)	($480,531)	($370,952)	($334,369)	($402,038)	($358,150)	($118.63)
Other Income	$599,123	$671,563	$537,512	$488,691	$669,291	$488,691	$161.87
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,751,111)	($1,242.50)
Effective Gross Income	$13,500,211	$15,307,913	$16,397,972	$17,152,592	$19,117,132	$18,435,375	$6,106.45

Real Estate Taxes	$584,741	$609,010	$630,066	$637,114	$655,259	$691,729	$229.13
Insurance	$348,241	$400,469	$371,782	$389,095	$394,866	$534,351	$177.00
Other Operating Expenses	$3,498,217	$3,274,467	$3,014,487	$3,061,009	$3,390,352	$3,841,546	$1,272.46
Total Operating Expenses	$4,431,200	$4,283,946	$4,016,335	$4,087,218	$4,440,477	$5,067,626	$1,678.58

Net Operating Income	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,367,748	$4,427.87
Replacement Reserves	$0	$0	$0	$0	$0	$179,750	$59.54
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,187,998	$4,368.33

Occupancy (%)(2)	73.6%	79.6%	79.9%	81.7%	81.7%	82.4%
NOI DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.33x
NCF DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.31x
NOI Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.1%
NCF Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 1, 2026.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 3/31/2026 TTM Occupancy (%) and 3/31/2026 T-3 Ann. Occupancy (%) are based on the underwritten rent roll dated April 1, 2026.
(3)	Based on the Southeast MHP Portfolio Whole Loan.

Escrows and Reserves. At origination of the Southeast MHP Portfolio Whole Loan, the borrowers were required to deposit into escrow (i) approximately $275,160 for real estate taxes, (ii) $170,776 for capital expenditures and (iii) approximately $582,579 for required repairs.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $53,341 monthly).

Insurance Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the Southeast MHP Portfolio Properties unless (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies covering the Southeast MHP Portfolio Properties are part of a blanket or umbrella policy, and (iii) the borrowers provide the lender evidence of renewal of the policies and receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to deposit into the capital expenditures reserve approximately $14,946 for annual capital expenditures approved by the lender to the extent the amount in such reserve is less than $170,776.

Lockbox and Cash Management. The Southeast MHP Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account and deposit, or cause to be deposited, all rents from the Southeast MHP Portfolio Properties into such lockbox account and (ii) establish a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into the cash management account on each business day and disbursed (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Southeast MHP Portfolio Whole Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, if any, as described under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Southeast MHP Portfolio Whole Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

A-3-19

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A “Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.15x as of the end of a calendar quarter (a “DSCR Cash Sweep Event”); and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for the immediately preceding two consecutive calendar quarters. Notwithstanding the foregoing, the borrowers may avoid a DSCR Cash Sweep Event by delivering to the lender cash or a letter of credit in an amount, or by prepaying the Southeast MHP Portfolio Whole Loan in an amount, which, if applied to the balance of the Southeast MHP Portfolio Whole Loan would result in a debt service coverage ratio of at least 1.15x for the immediately preceding calendar quarter, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.0% of the amount prepaid. Any such cash or letter of credit is required to be returned to the borrowers if the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters without giving effect to such cash or letter of credit.

Partial Release. In the event of a casualty to a legal non-conforming property and the property cannot be restored so that (A) the property includes no less than the number of mobile home pads existing as of the origination date of the Southeast MHP Portfolio Whole Loan, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date of the Southeast MHP Portfolio Whole Loan and (C) the use of the property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. No prepayment fee or yield maintenance premium is required in connection with such prepayment. Upon such prepayment, the related property is required to be released to the related borrower.

Terrorism Insurance. The Southeast MHP Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 12 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-20

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

A-3-21

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

499 Forbes
499 Forbes Boulevard
South San Francisco, CA 94080
SAN FRANCISCO
Daly City
Brisbane
Colma
Pacifica
South San Francisco
San Bruno
Millbrae
Burlingame
San Mateo
Hillsborough
San Francisco Bay
San Francisco International Airport
Oyster Point
Excelsior
Bayview
Hunters Point
Avalon
Glen Canyon Park
City College of San Francisco
City College of SF - Evans Campus
San Francisco State University
Monterey Blvd.
Felton St.
Cow Palace Arena & Event Center
San Bruno Mountain State Park
Bayshore Blvd
Bayshore Fwy
CALTRAIN
BART
MUNI METRO
Amazon Distribution Center
Sangamo
Odoo
Veracyte, Inc.
Monogram Biosciences
Amgen
Genentech
Patheon Pharmaceuticals
Sisters Cities Blvd.
Hillside Blvd
280 Metro Center
Serramonte Plaza
Kaiser Permanente South S.F. Medical Ctr.
Spurce Business Park
Spruce Ave.
Linden Ave.
Calif. GC of S.F.
Cypress Golf
The Shops at Tanforan
YouTube
Skyline College
Sharp Park
Sharp Park Rd.
Oakmont Dr.
Skyline Blvd.
SAN MATEO COUNTY
Sweeny Ridge Reserve
San Andreas Lake
Junipero Serra Fwy
El Camino Real
Green Hills CC
Mills-Peninsula Medical Ctr.
Bayshore Hwy
Phoenix Pharmaceuticals
Coyote Point Beach
CuriOdyssey
Poplar Creek GC
Burlingame CC
Chateau Dr.
Sutter San Mateo Care Center
DOWNTOWN SAN MATEO
S. Norfolk St.
San Francisco State Fish & Game Preserve
S.F. GC
Pacific Ocean
Oakland
Berkeley
Richmond
Hayward
Fremont
Dublin
Livermore
Pleasanton
Concord
Walnut Creek
Vallejo
Fairfield
San Jose
Santa Clara
Sunnyvale
Palo Alto
Redwood City

A-3-22

Mortgage Loan No. 3 – 499 Forbes

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
				Location:	South San Francisco, CA 94080
Original Balance:	$75,000,000			General Property Type(4):	Mixed Use
Cut-off Date Balance:	$75,000,000			Detailed Property Type(4):	Lab/Office
% of Initial Pool Balance:	6.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor:	Aralon Properties			Size:	145,631 SF
Guarantors:	Thomas F. Murphy and Emmet B. Ward			Cut-off Date Balance per SF:	$515
Mortgage Rate:	7.1700%			Maturity Date Balance per SF:	$515
Note Date:	6/10/2026			Property Manager:	Aralon Inc. (borrower-related)
Maturity Date:	7/5/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$9,084,634
IO Period:	60 months			UW NCF:	$8,395,411
Seasoning:	0 months			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.54x
Additional Debt Balance:	NAP			Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAV
Reserves(1)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(5)(6):	100.0% (7/1/2026)
RE Taxes:	$513,421	$85,570	NAP	2nd Most Recent Occupancy(5):	NAV
Insurance(2):	$103,568	$14,234	NAP	3rd Most Recent Occupancy(5):	NAV
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(7):	$119,000,000 (4/7/2026)
Rollover Reserve:	$0	$24,272	NAP	Appraised Value per SF:	$817
Free Rent Reserve:	$6,805,045	$0	NAP	Cut-off Date LTV Ratio(7):	63.0%
Neuralink Reserve(3):	$11,950,772	$0	NAP	Maturity Date LTV Ratio(7):	63.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$75,000,000	100.0%	Loan Payoff:	$55,171,111	73.6%
			Neuralink Reserve:	$11,950,772	15.9%
			Upfront Reserves:	$7,422,034	9.9%
			Closing Costs:	$282,645	0.4%
			Return of Equity:	$173,438	0.2%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	See “Escrows and Reserves”.
(2)	The lender must waive the requirement for the borrower to make monthly deposits for the payment of insurance premiums, so long as (a) no event of default has occurred and is continuing and (b) the borrower provides the lender with satisfactory evidence (as determined by the lender) that the 499 Forbes Property (as defined below) is insured by an acceptable blanket insurance policy pursuant to the 499 Forbes Mortgage Loan (as defined below) documents. As of the 499 Forbes Mortgage Loan origination date, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, which as of origination, is approximately $14,234.
(3)	The 499 Forbes Mortgage Loan (as defined below) is structured such that effectively all equity to be returned to the borrower sponsor was held back in the form of the Neuralink Reserve, to be released to the borrower sponsor upon receipt of evidence of a permanent certificate of occupancy (“CO”) for the portion of the 499 Forbes Property that is currently subject to a temporary CO as of the origination date.
(4)	According to the borrower sponsor, the 499 Forbes Property is comprised of approximately 60.0% lab space and 40.0% office space.
(5)	No historical occupancy or financial information is presented for the 499 Forbes Property given that the sole tenant, Neuralink, executed its lease in August 2025.
(6)	The sole tenant, Neuralink, has executed its lease and taken possession of its space, but has not yet received a permanent CO for the 499 Forbes Property and rent is abated for the first twelve months of the lease, until August 2026, and prepaid rent for the next six months, through February 2027. Neuralink is expected to receive a permanent CO by the summer of 2026 and begin paying rent in March 2027, upon burn off of free and prepaid rent, all of which was reserved at origination.
(7)	The appraisal concluded a “Hypothetical ‘Go Dark’” value, as of April 7, 2026, of $81,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 92.6%. The appraisal’s “Hypothetical ‘Go Dark’” value is subject to certain extraordinary assumptions including that the Neuralink lease is not in-place and its space is vacant. Net of Rollover Reserves to be collected over the term ($10 PSF) and the excess cash flow sweep over the final 12 months of the loan term, the 499 Forbes Mortgage Loan results in an 85.8% loan-to-dark value.

The Mortgage Loan. The third largest mortgage loan (the “499 Forbes Mortgage Loan”) has an original principal balance as of the Cut-off Date of $75,000,000 and is secured by the borrower’s fee interest in a single tenant, 145,631 SF, mixed use (lab/office) property with a five-level parking garage located in South San Francisco, California (the “499 Forbes Property”).

The Borrower and the Borrower Sponsor. The borrower is Forbes 499 LP, a single-purpose, California limited partnership. The nonrecourse carveout guarantors are Thomas F. Murphy and Emmet B. Ward. The borrower sponsor is Aralon Properties which was founded by Thomas F. Murphy, one of the nonrecourse carveout guarantors, in 2016. Aralon Properties is a real estate development and operating company focused on biotech, office, retail and residential properties in San Francisco and the Peninsula. As of June 2026, the borrower sponsor owns approximately 1.5 million SF of real estate leveraging Thomas F. Murphy’s over three decades of broker and city relationships across the Bay Area.

A-3-23

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

The Property. The 499 Forbes Property is a five story, 145,631 SF, Class A, mixed use, life sciences property with a five-level parking garage, located in South San Francisco, California. According to the borrower sponsor, the 499 Forbes Property’s NRA is comprised of approximately 60% lab space and 40% office space. Recently developed by the borrower sponsor in 2022, the 499 Forbes Property was constructed for life sciences use without having pre-leased the 499 Forbes Property, an indication of the borrower sponsor’s outlook on tenant demand in the submarket. The lab infrastructure at the 499 Forbes Property is built for advanced research and development capabilities featuring a vacuum system and compressor to maintain clean air, backup electrical power provided by a one megawatt generator and industrial hot and cold-water loops across all lab space.

Upon completion of development in 2022, the 499 Forbes Property was initially leased to InterVenn Biosciences, which, according to the appraisal, prematurely terminated its lease in 2023 due to a disruption in funding. Following InterVenn’s termination, the 499 Forbes Property was re-leased to Neuralink, a neurotechnology company founded by its current Chief Executive Officer, Elon Musk. Neuralink focuses on the development of implantable brain-computer interfaces. Neuralink executed its lease in August 2025 and invested approximately $9.0 million ($62 PSF) into the build-out of its leased space at the 499 Forbes Property, which it is expected to occupy in or around the summer of 2026. According to the borrower sponsor, Neuralink, which received no tenant improvement dollars in connection with its lease, intends to use its leased space at the 499 Forbes Property as its West Coast headquarters after vacating its location in Fremont, California.

Located in South San Francisco, between San Francisco and Silicon Valley, the 499 Forbes Property benefits from close access to U.S. Highway 101 and Interstate 280 along with close proximity to San Francisco International Airport, which is approximately two miles south. The 499 Forbes Property’s access to Highway 101 makes it convenient for employees to access downtown San Francisco and other affluent neighborhoods. The asset also features a five-level parking garage which makes it convenient for employees driving to the 499 Forbes Property. The parking garage contains 385 spaces (2.6 spaces per 1,000 SF), including 30 spaces for electronic vehicles.

Major Tenants.

Neuralink (145,631 SF; 100.0% of NRA; 100.0% of underwritten base rent). Founded in 2016 by its current Chief Executive Officer, Elon Musk, Neuralink is a privately held neurotechnology company focused on the development of implantable brain-computer interfaces (“BCIs”). Most known for the research and development of BCIs – which are intended to enable direct communication between the brain and external devices – Neuralink operates with a specialized workforce, maintaining approximately 500 employees. Neuralink has received several rounds of funding, most recently raising a $650 million Series E round in June 2025, indicating the company is considered a late stage start-up company. Since commencing its lease in August 2025, Neuralink has invested approximately $9.0 million ($62 PSF) in the build-out of its space adding an open stair case connecting the fourth and fifth floor, incorporating enhanced laboratory environments, precision manufacturing areas and collaborative engineering workspaces. The Neuralink lease is scheduled to expire in August 2033, contains two, five-year extension options and no termination option. The Neuralink lease also contains a right of first offer for Neuralink to purchase the leased building if the borrower sponsor intends to solicit offers, or to accept an unsolicited offer, to purchase its fee interest in the leased building. Neuralink has not yet received a permanent CO for the 499 Forbes Property and rent is abated for the first twelve months of the lease, until August 2026, and prepaid for the next six months, through February 2027, Neuralink is expected to receive a permanent CO by the summer of 2026 and is expected to begin paying rent in March 2027, upon burn off of prepaid and free rent, all of which was reserved at loan origination. There can be no assurance that Neuralink will receive a permanent CO or begin paying rent as expected, or at all.

The following table presents certain information relating to the sole tenant at the 499 Forbes Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/S&P/Moody)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Neuralink(2)	NR/NR/NR	145,631	100.0%	$10,207,568	100.0%	$70.09	8/31/2033	2 x 5 yrs	N
Total Occupied Space		145,631	100.0%	$10,207,568	100.0%	$70.09

Vacant Space		0	0.0%
Total/Wtd. Avg.		145,631	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Neuralink has prepaid its contractual rent for a 6-month period through February 2027, all of which was reserved at origination.

A-3-24

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the 499 Forbes Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	1	145,631	100.0%	100.0%	$10,207,568	100.0%	100.0%	$70.09
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	145,631	100.0%		$10,207,568	100.0%		$70.09

(1)	Based on the underwritten rent roll dated July 1, 2026.

The Market. The 499 Forbes Property is situated in the South San Francisco cluster of the Northern Peninsula life science submarket. The Northern Peninsula submarket is regarded as a premier life science cluster on the West Coast and one of the most established biotechnology hubs globally. According to a third-party market research report, the submarket is anchored by a tenant base of more than 250 life science companies across approximately 12 million square feet of specialized lab/research and development (“R&D”) space, supporting an ecosystem of tenants, investors and research institutions. The area benefits from proximity to leading academic institutions, including the University of California, San Francisco and Stanford University, as well as robust infrastructure and accessibility, including immediate access to San Francisco International Airport and U.S. Highway 101. The Northern Peninsula is located within the broader San Francisco Bay Area life sciences market which, according to a third-party market research report, includes over 50 million square feet of lab/R&D inventory and approximately 42,000 life science R&D employees, supported by significant venture capital investment exceeding $50 billion between 2019 and 2024.

According to the appraisal, South San Francisco has experienced elevated vacancy levels in recent periods following a multi-year wave of new construction deliveries across the Peninsula since 2022; however, development activity has slowed materially and the forward construction pipeline remains limited with no new assets under construction as of April 2026. While availability remains above historical averages, recent leasing trends indicate continued tenant demand, particularly for newer assets, reflected through a post-COVID absorption peak of 1.2 million SF in 2025. Additionally, according to a third-party market research report, tenant demand across the broader Bay Area remains supported by active life science requirements (approximately 2.5 million square feet of tenant demand as of recent reporting). According to the appraisal, as of the first quarter of 2026, the Northern Peninsula R&D submarket contains a vacancy rate of 37.4% and an average asking rent per square foot of $67.20. Among similarly sized (less than 200,000 SF), recently constructed since 2016, Class A properties, the vacancy rate is materially lower at approximately 17.8%, based on a third-party market research report as of May 2026.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 499 Forbes Property:

Market Rent Summary
	Market Rent (PSF)(1)	Average Lease Term	Escalations
Life Science (NNN)	$64.20	96 Months	3.50% per year

Source:	Appraisal
(1)	The appraisal assumes escalations of 3.50% per year which results in an assumed market rent of approximately $81.68 PSF at Neuralink’s lease expiration date in 2033, as compared to the Neuralink in-place rent of $70 PSF which provides for no contractual escalations.

A-3-25

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to life science leases comparable to the lease at the 499 Forbes Property

Comparable Office Lease Summary
Subject/Location	Year Built / Renovated	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
499 Forbes 499 Forbes Boulevard South San Francisco, CA	2022 / NAP	Neuralink	145,631	Aug. 2025	8.0	$70.09(1)
Point Grand 220 E Grand Ave South San Francisco, CA	1998 / 2019	Link Cell Therapies	22,980	Jul. 2025	6.7	$54.00
Gateway Crossings 681 Gateway Blvd South San Francisco, CA	2006 / NAP	Twist Bio	93,971	Nov. 2025	10.0	$64.20
365 Oyster Point Blvd (Bldg F.) South San Francisco, CA	2024 / NAP	Acadia Pharmaceuticals	15,963	Apr. 2026	10.8	$66.00
Redwood LIFE – Bldg 13 3000 Bridge Pkwy Redwood City, CA	1999 / 2025	Octave Bio	39,055	Jul. 2026	9.3	$73.80
Vantage – Building B 490 Forbes Blvd South San Francisco, CA	2024 / NAP	Neurona Therapeutics	62,542	Q4 2025	8.0	$74.40

Source: Appraisal.

(1)	Neuralink’s lease does not include annual rent escalations.

Appraisal. The appraisal concluded an “As Is” value of $119,000,000 as of April 7, 2026 for the 499 Forbes Property. The appraisal concluded a “Hypothetical ‘Go Dark’” value as of April 7, 2026, for the 499 Forbes Property of $81,000,000, which is subject to certain extraordinary assumptions including that the Neuralink lease is not in-place and its space is vacant.

Environmental Matters. The Phase I environmental assessment of the 499 Forbes Property dated April 17, 2026 identified no recognized environmental conditions. However, such assessment identified one Controlled Recognized Environmental Condition due to residual petroleum constituents remaining in soil and/or groundwater at concentrations that do not meet unrestricted use criteria at the 499 Forbes Property. Although the 499 Forbes Property remains suitable for continued commercial and industrial use under the existing exposure assumptions, any change in land use or subsurface conditions may warrant additional evaluation. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

A-3-26

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for the 499 Forbes Property:

Cash Flow Analysis(1)(2)
	UW		UW PSF
Rents In Place	$10,207,568		$70.09
Gross Potential Rent	$10,207,568		$70.09

Expense Reimbursement	$4,116,434		$28.27
Gross Potential Income	$14,324,002		$98.36

Vacancy	($716,200)		($4.92)
Effective Gross Income	$13,607,802		$93.44

Real Estate Taxes	$996,934		$6.85
Insurance	$170,502		$1.17
Management	$408,234		$2.80
Other Operating Expenses	$2,947,498		$20.24
Total Expenses	$4,523,168		$31.06

Net Operating Income	$9,084,634		$62.38
TI/LC	$660,097		$4.53
Replacement Reserves	$29,126		$0.20
Net Cash Flow	$8,395,411		$57.65

Occupancy %	95.0%	(3)
NOI DSCR	1.67x
NCF DSCR	1.54x
NOI Debt Yield	12.1%
NCF Debt Yield	11.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cashflow.
(2)	No historical occupancy or financial information is presented for the 499 Forbes Property given that the sole tenant, Neuralink, executed its lease in August 2025 and has not yet received a permanent CO for the 499 Forbes Property. In addition, rent is abated for the first twelve months of the lease, until August 2026, and has been prepaid for the next six months, through February 2027.
(3)	UW Occupancy % is based on an economic vacancy rate of 5.0%.

Escrows and Reserves.

RE Taxes – At origination, the borrower was required to make an upfront deposit of $513,421 into a tax reserve account. In addition, the borrower is required to provide ongoing monthly tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuring 12 months, which, as of the origination date, is approximately $85,570 ($7.05 PSF per annum).

Insurance – At origination, the borrower was required to make an upfront deposit of $103,568 into an insurance reserve account. The borrower is also required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, which as of origination, is approximately $14,234. However, if no event of default is continuing and the 499 Forbes Property is insured under a blanket policy meeting the requirements set forth in the related 499 Forbes Mortgage Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,427 ($0.20 PSF annually) for replacements and repairs required to be made at the 499 Forbes Property. However, if the Neuralink lease is in effect, the requirement to make monthly deposits for replacements and repairs will be waived.

Rollover Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to approximately $24,272 ($2.00 PSF annually) for leasing costs at the 499 Forbes Property.

Free Rent Reserve – At origination, the borrower was required to make an upfront deposit of $6,805,045, for free rent, gap rent, rent abatement, or any rents paid more than one month in advance allocable to Neuralink under the 499 Forbes Mortgage Loan documents.

Neuralink Reserve – At origination, the borrower was required to deposit $11,950,772 with the lender in connection with the 499 Forbes Property’s receipt of a permanent CO for the portion of the 499 Forbes Property that is subject to a temporary CO as of origination. The borrower may request the release of the funds within the Neuralink Reserve upon providing receipt of evidence of a permanent CO for that certain portion of the 499 Forbes Property, which is expected in or around summer 2026.

A-3-27

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

Lockbox and Cash Management. The 499 Forbes Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. So long as no Cash Sweep Period (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be swept to the lender-controlled cash management account, and applied in accordance with the 499 Forbes Mortgage Loan documents, with any excess funds to be reserved with the lender as additional collateral for the 499 Forbes Mortgage Loan, except that, if such Cash Sweep Period is due solely to the commencement of a Lease Sweep Period (as defined below), the borrower is permitted to move any excess funds to a lender-controlled leasing reserve account to cure such Lease Sweep Period. Upon the termination of such Lease Sweep Period, all leasing reserve funds will be disbursed to the borrower.

“Cash Sweep Period” means a period commencing upon the first to occur of (i) an event of default; (ii) any bankruptcy action by the borrower or the property manager; (iii) the date upon which it is determined by the lender that the debt service coverage ratio is less than 1.20x; (iv) a Lease Sweep Period or (v) the date which is 12 months prior to the maturity date of the 499 Forbes Mortgage Loan (the “Maturity Date Trigger Event”).

A Cash Sweep Period will no longer be continuing upon, with respect to clause (i) above, an event of default is no longer continuing; with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, the achievement of a debt service coverage ratio greater than or equal to 1.25x for two consecutive quarters; or with respect to clause (iv) above, so long as a Lease Sweep Period is no longer continuing. With respect to clause (v) above, a Cash Sweep Period caused by a Maturity Date Trigger Event cannot be cured.

“Lease Sweep Period” means the period commencing upon the first monthly payment date following: (i) the date that Neuralink, or any replacement tenant, subleases, or provides notice to sublease, any portion of its leased space; provided, however, such period will not occur if such sublease or notice of intent to sublease is to an affiliate of Neuralink and no more than 25% of the rentable square footage at the 499 Forbes Property has been subleased; (ii) the date that the Neuralink lease, or any replacement lease, is terminated, or a termination notice is provided, prior to its current expiration date; (iii) the date that Neuralink, or any replacement tenant, goes dark; (iv) upon an event of default by Neuralink (or any replacement tenant’s lease); under its lease; or (v) the occurrence of an insolvency of Neuralink, or any replacement tenant.

A Lease Sweep Period will end upon the first of the following to occur: (i) the entirety of the lease sweep space is leased pursuant to one or more Qualified Leases (as defined below) in accordance with the 499 Forbes Mortgage Loan documents and sufficient funds have been collected to cover all anticipated leasing expenses, free rent periods and rent abatement periods, and (ii) with respect to clause (v) above, the applicable insolvency proceeding has been dismissed pursuant to a final non-appealable order and the lease is affirmed.

“Qualified Leases” means either: (A) the Neuralink lease, as extended in accordance with (i) the express renewal option set forth in such lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Neuralink lease approved by the lender, or (B) a replacement lease (i) with a term that extends at least three years beyond the maturity date and with an initial term of at least five years; (ii) entered into in accordance with 499 Forbes Mortgage Loan documents and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

Terrorism Insurance. The 499 Forbes Mortgage Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies.

A-3-28

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

A-3-29

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

A-3-30

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

A-3-31

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Glendale Fashion Center
211–249 North Glendale Avenue
Glendale, CA 91206
VERDUGO MTS.
Tongva Peak
Brand Park
LOS ANGELES COUNTY
Burbank
Sunset Canyon Dr
Verdugo Ave
Mountain St
Kenneth Rd
Glenwood Rd
Alameda Ave
Glenoaks Blvd
Western Ave
IKEA
San Fernando Blvd
Flower St
METROLINK
Lake St
Grandview Ave
Pacific Ave
Central Ave
Brand Blvd
Louise St
Verdugo Park
Glendale Civic Auditorium
Glendale Community College
Camino San Rafael
Chevy Chase Dr
Glendale Fwy
Verdugo Rd
Grand Central Air Terminal Museum
Walt Disney Imagineering
Dreamworks Animation
Victory Blvd
Sonora St
Concord St
Embassy Suites LA/Glendale
Hilton LA North/ Glendale
Betty Davis Picnic Area
Los Angeles River
Ventura Fwy
Doran St
Glendale Plaza
550 N. Brand
Adventist Health Glendale
LA Live Steamers Railroad Museum
Golden Road Brewing LA
Lexington Dr
Los Angeles Zoo & Botanical Gardens
Autry Museum of the American West
DOWNTOWN GLENDALE
Alex Theatre
Pasadena 5 miles
W. Broadway
E. Broadway
Golden State Fwy
Quixote Studios-Griffith Park
Glendale Galleria
LegalZoom Corp. Office
Glendale Courthouse
The Americana at Brand
Museum of Neon Art
W. Colorado St
E. Colorado St
Glendale Performing Arts Center
Takeda Pharmaceutical
Eagle Rock Plaza
Colorado Blvd
Wilson & Harding Golf Courses
Eaton Aerospace
Glendale
Columbus Ave
Chevy Chase Dr
Griffith Park
Crystal Sprgs Dr
Eagle Rock Blvd
Griffith Park Merry-Go-Round
Dignity Health Glendale Mem. Hospital
Grave of Jimmy Stewart
Forest Lawn Museum
Adams St
Occidental College
Glendale Ave
FOREST LAWN MEMORIAL PARK
York Blvd
Los Feliz Blvd
GLENDALE
Griffith Observatory
Roosevelt Golf Course
Highland Park
San Fernando Rd
El Paso Dr
Brand Blvd
Atwater Village
LOS ANGELES
Los Feliz Blvd
Fletcher Dr
Los Feliz
Hillhurst Ave
Rowena Ave
Glendale Blvd
Hyperion Ave
Division St
Hollywood Blvd
B LINE METRO
Silver Lake
Silver Lake Dr
Silver Lake Reservoir
Downtown Los Angeles 6 miles
Elyria Canyon Park
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Rancho Cucamonga
Pomona
Ontario
Chino
Torrance
Fullerton
ANAHEIM
Corona
LONG BEACH
SANTA ANA
Orange
IRVINE
Huntington Beach
Pacific Ocean

A-3-32

Mortgage Loan No. 4 – Glendale Fashion Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Glendale, CA 91206
Original Balance:	$75,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Power Center
% of Initial Pool Balance(1):	6.4%			Title Vesting(5):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2001/NAP
Borrower Sponsor:	Marianne J. Moy			Size:	263,904 SF
Guarantors:	Marianne J. Moy, Moy Family Marital Trust,			Cut-off Date Balance PSF(1):	$379
	Moy Family Survivor’s Trust			Maturity Date Balance PSF(1):	$379
	and Moy Family Decedent’s Trust			Property Manager:	Athena Management Inc.
Mortgage Rate:	6.5180%
Note Date:	6/5/2026
Maturity Date:	7/1/2031			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI:	$8,219,531
Original Amortization Term:	0 months			UW NCF:	$8,005,258
IO Period:	60 months			UW NOI Debt Yield(1):	8.2%
Seasoning:	0 months			UW NCF Debt Yield(1):	8.0%
Prepayment Provisions(2):	L(24),YM1(29),O(7)			UW NOI Debt Yield at Maturity(1):	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.21x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,980,338 (2/28/2026 TTM)
Additional Debt Balance(1):	$25,000,000			2nd Most Recent NOI:	$7,989,438 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$7,662,218 (12/31/2024)
Reserves(3)				Most Recent Occupancy:	100.0% (3/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.2% (12/31/2025)
RE Taxes:	$328,800	$82,200	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2024)
Insurance:	$527,188	$43,932	NAP	Appraised Value (as of):	$146,400,000 (4/20/2026)
Replacement Reserve:	$0	$3,301	NAP	Appraised Value PSF:	$555
TI/LC Reserve:	$1,000,000	Springing	$500,000	Cut-off Date LTV Ratio(1):	68.3%
Other Reserves(4):	$225,418	$25,000	NAP	Maturity Date LTV Ratio(1):	68.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	100.0%	Loan Payoff:	$85,144,286	85.1%
			Return of Equity:	$10,218,874	10.2%
			Closing Costs:	$2,555,434	2.6%
			Upfront Reserves:	$2,081,406	2.1%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Glendale Fashion Center Mortgage Loan (as defined below) is part of the Glendale Fashion Center Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Glendale Fashion Center Whole Loan.
(2)	Prepayment of the Glendale Fashion Center Whole Loan with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium is permitted at any time after the securitization of the last portion of the Glendale Fashion Center Whole Loan. The assumed lockout period of 24 payments is based on the closing date of this transaction in July 2026.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Other Reserves consist of Urbane Café Leasing Reserve ($150,899), Free Rent Reserve ($49,519), Ground Rent Reserve ($25,000) and Monthly Other Reserve consists of Ground Rent Reserve.
(5)	The Glendale Fashion Center Property (as defined below) operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion.

The Mortgage Loan. The fourth largest mortgage loan (the “Glendale Fashion Center Mortgage Loan”) is part of a whole loan (the “Glendale Fashion Center Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a 263,904 SF retail property located in Glendale, California (the “Glendale Fashion Center Property”). The Glendale Fashion Center Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $75,000,000. The Glendale Fashion Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 securitization trust. The relationship between the holders of the Glendale Fashion Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-33

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

The table below identifies the promissory notes that comprise the Glendale Fashion Center Whole Loan:

Glendale Fashion Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK5 2026-5YR23	Yes
A-2	$25,000,000	$25,000,000	Bank of America, N.A.	No
Total	$100,000,000	$100,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Glendale Fashion Center Whole Loan are Glendale Fashion Associates LLC and Rancho Palisades Holdings, LLC, operating under a tenants in common agreement, each a Delaware limited liability company and single purpose entity. The non-recourse carveout guarantors for the Glendale Fashion Center Whole Loan are Marianne J. Moy, Moy Family Marital Trust, Moy Family Survivor’s Trust and Moy Family Decedent’s Trust and the borrower sponsor is Marianne J. Moy.

Marianne J. Moy is a Newport Beach-based real estate investor with a portfolio located in Southern California that includes apartments, rental homes, self storage, and retail properties. Ms. Moy has more than four decades of commercial real estate experience and serves as the president and principal of Golden Horizon Enterprises and Oaks Property Management, a privately held real estate investment firm and property management company. Golden Horizon Enterprises owns 1,062 multifamily units and a 180,000 SF self storage facility located throughout Southern California. Marianne J. Moy acquired the Glendale Fashion Center Property in 2001.

The Property. The Glendale Fashion Center Property consists of a 263,904 SF retail power center situated on 5.06 acres in Glendale, California. The Glendale Fashion Center Property is comprised of two multi-tenant buildings and one single-tenant building arranged around a two-level subterranean/surface deck parking garage providing a total of 1,149 spaces, resulting in a parking ratio of 4.35 per 1,000 SF. The Glendale Fashion Center Property operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion. The Glendale Fashion Center Property was developed in 2001 and is anchored by national retailers, including Ralphs, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michaels, Cost Plus, Total Wine & More, and Petco, which collectively account for approximately 92.5% of NRA and 84.5% of gross potential rent. Twelve tenants (68.1% of NRA and 72.3% of UW Rent) reported total annual sales of approximately $106 million as of December 2025.

The Glendale Fashion Center Property has a granular rent roll, with no tenant contributing greater than 16.2% of the total underwritten rent. The nine anchor tenants at the Glendale Fashion Center Property represent 92.5% of total SF and generate 84.5% of total underwritten rent. Eight tenants representing 71.0% of NRA and 68.3% of UW Rent are original tenants with leases starting in 2000. The weighted average lease term at the Glendale Fashion Center Property is 28.1 years. The Glendale Fashion Center Property has a 20-year average historical occupancy of 97%. As of March 31, 2026, the Glendale Fashion Center Property was 100.0% leased to 19 tenants.

The following table presents certain information relating to the sales history of certain tenants of the Glendale Fashion Center Property:

Tenant Sales(1)
Tenant	SF	2020 Sales	2021 Sales	2022 Sales	2023 Sales	2024 Sales	2025 Sales(2)	2025 Sales PSF	2025 Occupancy Cost
Ralphs	50,000	$33,163,461	$31,660,411	$33,954,898	$35,036,582	$33,816,389	$34,494,913	$690	6.0%
Ross Dress for Less	32,100	$12,208,462	$19,070,417	$18,346,929	$19,396,696	$19,923,837	$20,001,723	$623	9.1%
TJ Maxx	25,000	$7,508,815	$11,300,450	$13,671,178	$15,268,229	$15,295,149	$15,894,107	$636	6.2%
Michaels	22,311	$6,251,388	$6,687,582	$6,491,908	$6,145,328	$6,015,414	$6,655,276	$298	14.5%
Cost Plus	18,673	$2,933,424	$5,288,718	$5,454,292	$5,043,014	$4,783,149	$5,317,560	$285	14.7%
Petco	17,000	$6,817,867	$8,339,350	$9,847,076	$10,776,551	$10,334,173	$10,348,076	$609	9.1%
Bath and Body Works	3,840	NAV	NAV	NAV	NAV	$2,419,411	$2,357,365	$614	11.9%
California Fish Grill	3,000	$283,758	$1,934,493	$2,091,178	$2,107,866	$2,016,441	$2,202,952	$734	11.8%
Nothing Bundt Cakes	2,623	$514,746	$1,255,069	$1,340,769	$1,749,348	$1,629,122	$1,428,878	$545	13.2%
The Habit Restaurants	1,996	$2,770,648	$2,993,961	$3,700,690	$3,705,247	$3,761,674	$3,803,399	$1,906	5.8%
Panda Express	1,916	$2,229,487	$2,772,636	$3,059,339	$3,097,063	$3,009,562	$3,126,654	$1,632	5.1%
Jamba Juice	1,279	$347,456	$474,124	$426,513	$370,957	$390,903	$407,421	$319	33.7%

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data. Shown as of December 31 of each respective year.
(2)	TJ Maxx and Cost Plus sales for 2025 are based on the trailing twelve months ending January 2026.

Major Tenants.

Ralphs (50,000 SF, 18.9% of NRA, 16.1% of UW Rent). Ralphs is a subsidiary of The Kroger Co., (rated Baa1/ BBB by Moody’s/S&P). Founded in 1883 and headquartered in Cincinnati, Ohio, The Kroger Co. is one of the largest food retailers in the United States, operating 2,731 supermarkets across multiple banners including Ralphs, King Soopers, Fred Meyer, Smith's, Harris Teeter, Mariano's, and QFC. The Kroger Co. acquired Ralphs Grocery Company in 1998. Ralphs has been in occupancy at the Glendale Fashion Center Property since 2001 and executed a 20-year lease extension in 2021 with the current term expiring in December 31, 2040 and has two 5-year extension options and no termination options. Ralphs currently pays a base rent of $28.60 PSF on a triple net lease, which increases in 2031 and 2036 (based on the lesser of 10% and consumer price index). Ralphs is also required to pay percentage rent equal to 1.5% on the amount by which gross sales exceeds base rent. As of December 2025, Ralphs reported $34.5 million in sales ($690 PSF) which results in an occupancy cost ratio of 4.1%.

A-3-34

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Nordstrom Rack (37,140 SF, 14.1% of NRA, 9.1% of UW Rent). Nordstrom Rack is the off-price retail division of Nordstrom, Inc. Founded in 1901 and headquartered in Seattle, Washington, Nordstrom, Inc. is a fashion retailer operating approximately 399 Nordstrom department and Nordstrom Rack off-price stores across the United States, along with Nordstrom Local service hubs and full- and off-price e-commerce platforms. Nordstrom Rack has been in occupancy at the Glendale Fashion Center Property since 2001, and most recently executed a five-year extension in 2025, resulting in a June 2030 lease expiration with no extension options and no termination options. Nordstrom Rack currently pays a base rent of $21.78 PSF on a triple net lease. Nordstrom Rack is not required to report sales.

Ross Dress for Less (32,100 SF, 12.2% of NRA, 16.2% of UW Rent). Ross Dress for Less (“Ross”) is a subsidiary of Ross Stores, Inc. (NASDAQ: ROST) (rated A2/A- by Moody’s/S&P). The company is one of the largest off-price apparel and home fashion chain in the United States with over 1,847 Ross Dress for Less stores and 358 DD's discounts stores across more than 2,200 total locations. Ross has been in occupancy at the Glendale Fashion Center Property since 2001 and recently executed a new 10-year lease in 2025, resulting in a January 2036 lease expiration with no termination options. The new lease includes two 5-year extension options at greater of fixed rents or market. Ross Dress for Less currently pays a base rent of $45 PSF on a triple net lease, which increases to $49.50 PSF in 2031. Ross is also required to pay percentage rent equal to 2.0% on the amount by which gross sales exceeds base rent. As of December 2025, Ross Dress for Less reported $20.0 million in sales ($623 PSF) which results in an occupancy cost ratio of 7.2%.

The following table presents certain information relating to the tenancy at the Glendale Fashion Center Property:

Tenant Summary(1)
							December 2025 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
Ralphs	NR/Baa1/BBB	50,000	18.9%	$1,430,000	16.1%	$28.60	$34,494,913	$690	6.0%	12/31/2040	2 x 5 yr	None
Nordstrom Rack	NR/NR/NR	37,140	14.1%	$808,909	9.1%	$21.78	NAV	NAV	NAV	6/30/2030	None	None
Ross Dress for Less	NR/A2/A-	32,100	12.2%	$1,444,500	16.2%	$45.00	$20,001,723	$623	9.1%	1/31/2036	2 x 5 yr	None
TJ Maxx	NR/A2/A	25,000	9.5%	$687,500	7.7%	$27.50	$15,894,107	$636	6.2%	2/28/2029	2 x 5 yr	None
Staples	NR/NR/NR	24,000	9.1%	$705,600	7.9%	$29.40	NAV	NAV	NAV	4/30/2027	1 x 5 yr	None
Michaels	NR/NR/NR	22,311	8.5%	$652,597	7.3%	$29.25	$6,655,276	$298	14.5%	3/1/2028	2 x 5 yr	None
Cost Plus	NR/NR/NR	18,673	7.1%	$546,745	6.2%	$29.28	$5,317,560	$285	14.7%	1/31/2030	None	None
Total Wine and More	NR/NR/NR	18,000	6.8%	$522,000	5.9%	$29.00	NAV	NAV	NAV	2/28/2038	4 x 5 yr	None
Petco	NR/B3/B	17,000	6.4%	$711,790	8.0%	$41.87	$10,348,076	$609	9.1%	6/30/2030	None	None
Anchor Tenants Subtotal/Wtd. Avg.		244,224	92.5%	$7,509,641	84.5%	$30.75

Other Tenants		19,680	7.5%	$1,379,861	15.5%	$70.11
Occupied Collateral Total / Wtd. Avg.		263,904	100.0%	$8,889,502	100.0%	$33.68

Vacant Space		0	0.0%
Total/Wtd. Avg.		263,904	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data. TJ Maxx and Cost Plus sales for 2025 are based on the trailing twelve months ending January 2026.

A-3-35

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the lease rollover schedule at the Glendale Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	25	0.0%	0.0%	$7,200	0.1%	0.1%	$288.00
2027	1	24,000	9.1%	9.1%	$705,600	7.9%	8.0%	$29.40
2028	3	24,308	9.2%	18.3%	$901,854	10.1%	18.2%	$37.10
2029	2	26,279	10.0%	28.3%	$796,982	9.0%	27.1%	$30.33
2030	7	83,352	31.6%	59.9%	$2,722,326	30.6%	57.8%	$32.66
2031(3)	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2032	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2033	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2034	1	3,840	1.5%	61.3%	$211,200	2.4%	60.1%	$55.00
2035	0	0	0.0%	61.3%	$0	0.0%	60.1%	$0.00
2036	2	34,100	12.9%	74.2%	$1,592,340	17.9%	78.0%	$46.70
2037 & Thereafter	2	68,000	25.8%	100.0%	$1,952,000	22.0%	100.0%	$28.71
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	263,904	100.0%		$8,889,502	100.0%		$33.68

(1)	Based on the underwritten rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Glendale Fashion Center Whole Loan has a maturity date of July 1, 2031.

The Market. The Glendale Fashion Center Property is located at the southwest corner of North Glendale Avenue and East California Avenue, in Glendale, California. The City of Glendale is centrally located within the Tri-Cities area in the foothills of the San Gabriel Mountains. The Tri-Cities area includes the incorporated cities of Burbank, Glendale, and Pasadena, which are situated along the path of the Ventura Freeway (State Highway 134), a major east/west freeway through the north central portion of Los Angeles County. Glendale is the third largest of the 84 cities in Los Angeles County, with a population of approximately 200,000, and its geographic boundaries encompass just over 30 square miles. Glendale is served by four major arterial freeways including the Glendale Freeway (2), the Ventura Freeway (134), the Golden State Freeway (Interstate 5) and the Foothill Freeway (Interstate 210).

Glendale has attracted a diverse mix of corporations, insurance companies and real estate firms, as well as a broad base of entertainment companies. Many major companies including Glendale Adventist Medical, Nestle USA, Cigna Health Plans, Walt Disney Company, and DreamWorks Animation are located in the city. In addition to major corporations, the entertainment industry provides significant direct and peripheral demand through its leased and owned facilities. Six major studios are located within four miles of downtown Glendale: Warner Brothers, NBC, Walt Disney, Universal Studios, CBS/MTM, and the DreamWorks Animation Campus. The Glendale Fashion Center Property is located in the Los Angeles retail market and the Burbank/Glendale/Pasadena retail submarket. According to the appraisal, as of year-end 2025, the Los Angeles retail market contains approximately 69.7 million SF of space and has a vacancy rate of 8.0% with asking rents of $34.63 PSF. The Burbank/Glendale/Pasadena retail submarket contains approximately 2.9 million SF of space and has a vacancy rate of 8.8% with asking rents of $39.73 PSF.

According to the appraisal, the 2025 population within a 1-, 3- and 5-mile radius of the Glendale Fashion Center Property was 65,023, 217,829 and 515,824, respectively. According to the appraisal, 2025 average household income within the same radii was $91,599, $119,257 and $125,090, respectively.

The following table presents information regarding certain competitive properties to the Glendale Fashion Center Property:

A-3-36

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%
Competitive Retail Center Summary(1)
Property Name/Location	Sub-Type	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Glendale Fashion Center 211-249 North Glendale Avenue Glendale, CA	Power Center	2001/NAP	263,904(2)	100.0%(2)	NAP	Ralphs, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michaels, Cost Plus, Total Wine and More, Petco (2)
The Americana at Brand 899 Americana Way Glendale, CA	Lifestyle Center	2008/NAP	650,629	100.0%	0.8 miles	Nordstrom, H&M, AMC Theaters, Barnes & Noble, Tesla
Glendale Marketplace 106-146 S Brand Blvd Glendale, CA	Power Center	1998/NAP	209,196	99.0%	0.8 miles	HomeGoods, LA Fitness, Marshalls, Ross Dress For Less, Old Navy
Glendale Plaza 561 N Glendale Ave Glendale, CA	Community Center	1959/NAP	100,195	100.0%	0.5 miles	Vons, Ace Hardware
La Canada Town Center 935-965 Foothill Blvd La Canada, CA	Community Center	2008/NAP	115,939	100.0%	6.5 miles	Target, HomeGoods
The Marketplace 2675 Foothill Blvd La Crescenta, CA	Community Center	1965/1991	113,338	100.0%	6.1 miles	Ralphs

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 31, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Glendale Fashion Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor (Nordstrom, Total Wine)	$30.00	10	10% every 5 yrs
Anchor (Staples, Michaels, Cost Plus)	$33.00	10	10% every 5 yrs
Anchor (Ralphs)	$36.00	10	10% every 5 yrs
Anchor (Petco)	$42.00	10	10% every 5 yrs
Anchor (Ross, TJ Maxx)	$45.00	10	10% every 5 yrs
Inline	$55.00 - $72.00	10	3% annual
Cart/ATM	$250.00	10	3% annual

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Glendale Fashion Center Property of $146,400,000 as of April 20, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2026, there was no evidence of any recognized environmental conditions at the Glendale Fashion Center Property

A-3-37

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Glendale Fashion Center Property:

Cash Flow Analysis
	2023	2024	2025	2/28/2026 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,605,860	$7,732,452	$8,000,857	$8,000,558		$8,889,502		$33.68
Expense Reimbursement	$2,547,406	$2,936,784	$3,387,426	$3,414,618		$3,558,108		$13.48
Net Rental Income	$10,153,266	$10,669,236	$11,388,283	$11,415,176		$12,447,610		$47.17
(Vacancy & Credit Loss)	$0	$0	$0	$0		($552,558)		($2.09)
Percentage Rent(2)	$132,590	$242,779	$161,392	$159,550		$169,639		$0.64
Other Income	$10,479	$40,330	$25,417	$23,272		$23,272		$0.09
Effective Gross Income	$10,296,335	$10,952,345	$11,575,092	$11,597,998		$12,087,963		$45.80

Real Estate Taxes	$897,639	$915,863	$937,268	$937,268		$1,116,034		$4.23
Insurance	$225,578	$397,064	$479,262	$479,262		$479,263		$1.82
Other Operating Expenses(3)	$2,111,655	$1,977,200	$2,169,124	$2,201,130		$2,273,135		$8.61
Total Operating Expenses	$3,234,872	$3,290,127	$3,585,654	$3,617,660		$3,868,432		$14.66

Net Operating Income	$7,061,463	$7,662,218	$7,989,438	$7,980,338		$8,219,531		$31.15
Replacement Reserves	$0	$0	$0	$0		$39,586		$0.15
TI/LC	$0	$0	$0	$0		$174,687		$0.66
Net Cash Flow	$7,061,463	$7,662,218	$7,989,438	$7,980,338		$8,005,258		$30.33

Occupancy %	99.9%	99.9%	99.2%	100.0%	(4)	93.8%	(5)
NOI DSCR(6)	1.07x	1.16x	1.21x	1.21x		1.24x
NCF DSCR(6)	1.07x	1.16x	1.21x	1.21x		1.21x
NOI Debt Yield(6)	7.1%	7.7%	8.0%	8.0%		8.2%
NCF Debt Yield(6)	7.1%	7.7%	8.0%	8.0%		8.0%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	UW Percentage Rent is based on tenant percentage rent obligations over their respective sale breakpoints.
(3)	Includes $300,000 of fixed ground rent. The Glendale Fashion Center Property operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion.
(4)	Represents occupancy per the underwritten rent roll dated March 31, 2026.
(5)	Based on the economic vacancy of 6.2%. Economic vacancy assumes 3% vacancy for Ralph’s and Ross and 5% for the remaining tenants.
(6)	Based on the Glendale Fashion Center Whole Loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $328,800 for real estate taxes, (ii) approximately $527,188 for property insurance, (iii) $1,000,000 for tenant improvements and leasing commissions (“TI/LCs”), (iv) approximately $150,899 for the Urbane Café Leasing Reserve, (v) $49,519 for a free rent reserve and (vi) $25,000 for a ground rent reserve.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $82,200.

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage (initially approximately $43,932).

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $3,301 for replacement reserves.

TI/LC Reserve – If at any time the TI/LC reserve drops below $500,000, the borrowers are required to escrow $11,002 monthly subject to a cap of $500,000.

Ground Rent Reserve - On a monthly basis, the borrowers are required to deposit $25,000 into a ground rent reserve.

Lockbox and Cash Management. The Glendale Fashion Center Whole Loan documents require a hard lockbox with springing cash management. All rents from the Glendale Fashion Center Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Cash Sweep Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Glendale Fashion Center Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Glendale Fashion Center Whole Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in leasing reserve funds to pay for qualified leasing expenses.

A “Cash Sweep Period” will commence upon the earlier of (i) the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.10x, (ii) a default in the payment of rent under a Lease Sweep Tenant (as defined below) lease, (iii) a Lease Sweep Tenant fails to exercise its renewal option six months

A-3-38

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

prior to lease expiration, (iv) a Lease Sweep Tenant “goes dark” or fails to pay rent, (v) a Lease Sweep Tenant or its lease guarantor becomes subject to a bankruptcy action, or (vi) a Lease Sweep Tenant’s long term debt rating is downgraded below BBB- by S&P.

A Cash Sweep Period will be cured, with regard to clause (i), upon the NCF DSCR being equal to or greater than 1.10x for two consecutive calendar quarters or the borrower delivers to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Glendale Fashion Center Whole Loan, would be sufficient such that the NCF DSCR is at least 1.10x; with regard to clause (ii), upon the cure of such default; with regard to clause (iii), upon the applicable Lease Sweep Tenant duly exercising its options; with regard to clause (iv), upon such Lease Sweep Tenant recommencing business operations or an acceptable replacement tenant (as determined by the lender) is in occupancy, open for business and paying rent; with regard to clause (v), upon the applicable Lease Sweep Tenant or its lease guarantor assuming its lease, as affirmed by the applicable court, or the bankruptcy action is discharged, stayed or dismissed; with regard to clause (vi), upon the applicable Lease Sweep Tenant (a) achieving a long term debt rating of at least BBB- by S&P, (b) depositing 12 months of applicable rent, or (c) the borrower delivers to the lender cash or a letter of credit equivalent to 12 months of rent.

A “Lease Sweep Tenant” means (i) Ralphs and (ii) Ross Dress for Less.

Ground Lease. The Glendale Fashion Center Property is subject to a parking facility ground lease with the City of Glendale as ground landlord (the “Landlord”) and the borrowers as ground tenant (in such capacity, collectively, the “Tenant”) covering approximately 4.26 acres comprising the structured parking garage. The lease commenced in April 2001 and has a current maturity date of April 28, 2031, with seven remaining Tenant extension options (six 10-year options and one final 9-year option), which, if fully exercised, extend the lease through April 28, 2100. Exercising each renewal option is conditioned on the Tenant giving the Landlord at least 6 months prior written notice prior to the termination of the then-current term of the ground lease. Base rent is currently at the maximum permitted level of $300,000 per year for the 2021–2040 period. Base rent is reset every 10 years based on a reappraisal (next in 2031), with future capped ranges increasing to $400,000 (2041–2060) and $500,000 (2061–2100). The Tenant is responsible for operation, maintenance, and restoration of the parking facility.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and are required to obtain and maintain business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-39

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

A-3-40

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

A-3-41

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

333 North Bedford Road
333 North Bedford Road
Mount Kisco, NY 10549
Bedford Green Shopping Center
Northern Westchester Hospital
Mount Kisco
Bedford Hills
Katonah
Golden's Bridge
Yorktown Heights
Amawalk Reservoir
Muscoot Farm
Cross River Reservoir
Caramoor Center for Music and the Arts
Beaver Dam Park
GlenArbor Golf Club
Bedford Golf and Tennis Club
Bedford
WESTCHESTER COUNTY
Arthur W. Butler Mem. Sanctuary
Chappaqua
New Castle Art Center
IBM Thomas J. Watson Research Ctr.
New Croton Reservoir
Hudson National Golf Club
Croton-On-Hudson
Briarcliff Peekskill Trailway
Ossining
Briarcliff Manor
Pleasantville
Thornwood
Whippoorwill Club
Haas Audubon Sanctuary
The Summit Club at Armonk
Armonk Town Center
Armonk
Stamford
The Stanwich Club
NEW YORK
CONNECTICUT
Hudson River
Sleepy Hollow CC
Phelps Hospital
Graham Hill County Park
Hawthorne
Rockefeller State Park Preserve
Sleepy Hollow
Kensico Lake
Valhalla
Marymount College
NY Medical College
Westchester Medical Center
Regeneron Pharmaceuticals
SUNY Westchester Comm. College
Kensico Dam Plaza
Tappan Zee Bridge
Tarrytown
Rye Lake
Westchester County Airport
Fairview Country Club
Tamarack Country Club
FAIRFIELD COUNTY
Greenwich
Round Hill Club
White Plains
Elmsford
Harrison
SUNY at Purchase
Brae Burn Golf Club
Greenburgh
NY City 13 miles
Saw Mill River Pkwy
Taconic State Pkwy
Sprain Brook Pkwy
Cross Westchester Expwy
NYS Thrwy
Merritt Pkwy
METRO NORTH
HARLEM LINE
HUDSON LINE
NEW YORK CITY
MANHATTAN
QUEENS
BRONX
YONKERS
NEW JERSEY
LONG ISLAND
Long Island Sound

A-3-42

Mortgage Loan No. 5 – 333 North Bedford Road

Mortgage Loan Information				Property Information(2)
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
				Location:	Mount Kisco, NY 10549
Original Balance:		$74,500,000		General Property Type:	Mixed Use
Cut-off Date Balance:		$74,500,000		Detailed Property Type:	Retail/Industrial/Office
% of Initial Pool Balance:		6.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1957/2006
Borrower Sponsor:		Diamond Partners, LLC		Size:	568,561 SF
Guarantors:		James A. Diamond and		Cut-off Date Balance PSF:	$131
		William E. Diamond		Maturity Balance PSF:	$131
Mortgage Rate:		6.8060%		Property Manager:	Diamond Property Management LLC
Note Date:		6/10/2026			(borrower-related)
Maturity Date:		6/11/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$7,956,814
IO Period:		60 months		UW NCF	$7,558,822
Seasoning:		1 month		UW NOI Debt Yield:	10.7%
Prepayment Provisions:		L(25),D(31),O(4)		UW NCF Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:		NAP		UW NCF DSCR:	1.47x
Additional Debt Balance:		NAP		Most Recent NOI:	$7,967,646 (4/30/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$7,861,185 (12/31/2025)
Reserves(1)				3rd Most Recent NOI:	$5,897,884 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2026)
RE Taxes:	$253,229	$156,819	NAP	2nd Most Recent Occupancy(3):	99.1% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	85.9% (12/31/2024)
Replacement Reserve:	$0	$10,208	NAP	Appraised Value (as of):	$132,000,000 (5/1/2026)
Leasing Reserve:	$750,000	$25,520	NAP	Appraised Value PSF:	$232
Immediate Repairs Reserve:	$228,250	$0	NAP	Cut-off Date LTV Ratio:	56.4%
Existing TI/LC Reserve:	$123,032	$0	NAP	Maturity Date LTV Ratio:	56.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$74,500,000	100.0%	Loan Payoff:	$47,411,896	63.6%
			Return of Equity:	$24,649,908	33.1%
			Upfront Reserves:	$1,354,511	1.8%
			Closing Costs:	$1,083,685	1.5%
Total Sources:	$74,500,000	100.0%	Total Uses:	$74,500,000	100.0%

(1)	See “Escrows and Reserves”
(2)	See “The Property” section below for additional details for the 333 North Bedford Road Property.
(3)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy figures are based on the average annual occupancy of each respective year.

The Mortgage Loan. The fifth largest mortgage loan (the “333 North Bedford Road Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $74,500,000 and secured by a first-priority mortgage encumbering the borrower’s fee interest in a mixed-use property totaling 568,561 SF located in Mount Kisco, New York (the “333 North Bedford Road Property”).

The Borrower and the Borrower Sponsor. The borrower is DP 21, LLC, a New York limited liability company and single-purpose entity. The borrower sponsor is Diamond Partners, LLC (“Diamond Partners”) and the non-recourse carveout guarantors are James A. Diamond and William E. Diamond.

James A. Diamond serves as Chief Executive Officer of Diamond Properties, which he co-founded with his brother, William E. Diamond, in 1995. Diamond Properties refers to the borrower sponsor’s parent platform, while Diamond Partners, LLC is a separate affiliated entity that serves as the borrower sponsor. Since inception, Diamond Properties has acquired more than 125 properties across a diverse range of asset classes, including office, medical, industrial, retail, residential, self-storage, recreation, and lodging. Diamond Properties currently owns more than 95 properties across 13 states totaling more than 16 million SF. In addition, William E. Diamond and James A. Diamond are co-founders of Diamond Hospitality Group LLC, an owner and operator of family entertainment centers, recreational vehicle parks, and self-storage businesses. Diamond Property Management LLC, an affiliate of the borrower, serves as the property manager of the 333 North Bedford Road Property.

A-3-43

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The Property. The 333 North Bedford Road Property is a multi-tenant, mixed-use property totaling 568,561 SF located in Mount Kisco, New York. The 333 North Bedford Road Property consists of retail space (274,746 SF), industrial space (274,830 SF) and office space (18,985 SF). Built in 1957 and fully renovated in 2006, the 333 North Bedford Road Property is situated on an approximately 34.98-acre site. The 333 North Bedford Road Property includes two buildings with both one-and two-story layouts for flexible commercial use, and also includes 799 surface parking spaces, resulting in a parking ratio of 1.41 spaces per 1,000 SF. The 333 North Bedford Road Property is anchored by ShopRite (as defined below) and K1 Speed (as defined below). As of May 1, 2026, the 333 North Bedford Road Property was 100.0% leased to 21 separate tenants with an average occupancy of 91.0% since 2021 and has a weighted-average lease term remaining of approximately 7.9 years.

The following table presents a summary of the 333 North Bedford Road Property:

333 North Bedford Road Property Summary(1)
Property Type	Occupancy	Net Rentable Area (SF)	% of NRA	UW Rent	% of UW Rent
Retail	100.0%	274,746	48.3%	$4,582,655	48.7%
Industrial	100.0%	274,830	48.3%	$4,394,451	46.7%
Office	100.0%	18,985	3.3%	$441,323	4.7%
Total/Weighted Average	100.0%	568,561	100.0%	$9,418,430	100.0%

(1)	Information based on the underwritten rent roll dated May 1, 2026.

Major Tenants.

Wakefern Food Corp. (81,209 SF; 14.3% of NRA; 22.8% of UW base rent): Founded in 1946, Wakefern Food Corp. (“ShopRite”) is the largest retailer-owned cooperative in the United States, supporting independently owned supermarkets. Headquartered in Keasbey, New Jersey, ShopRite supports a network of independently owned supermarket businesses, providing centralized services such as procurement, distribution, logistics, private-label development, and technology to help them compete effectively. ShopRite serves as the grocery anchor, offering a wide range of products and services. ShopRite has been a tenant at the 333 North Bedford Road Property since October 2017. ShopRite has a lease expiration in November 2044 with four, five-year renewal options and no termination options.

Tesla Motors New York, LLC (86,279 SF; 15.2% of NRA; 13.7% of UW base rent): Founded in 2009, Tesla Motors New York LLC is an active New York–registered subsidiary of Tesla, Inc. and operates under the broader Tesla ecosystem—an electric vehicles and clean energy solutions company, headquartered in Austin and employing over 100,000 people worldwide. Tesla Motors New York LLC utilizes its space as a warehouse for car preparation and storage, for its service center and retail showroom that is located less than a mile south of the 333 North Bedford Road Property. Tesla Motors New York LLC has been a tenant at the 333 North Bedford Road Property since November 2017 and has a lease expiring in December 2028, with no renewal or termination options.

K1 Speed, Inc. (117,942 SF; 20.7% of NRA; 11.8% of UW base rent): Founded in 2003, K1 Speed, Inc. (“K1 Speed”) is the world’s largest indoor electric go-kart racing operator, offering high-performance indoor karting experiences combined with entertainment facilities. Headquartered in Irvine, California, K1 Speed positions itself as a global leader in indoor karting entertainment, with large-format venues designed for both casual visitors and motorsport enthusiasts. K1 Speed features a multi-level indoor karting track, an arcade with a wide variety of video games, bowling lanes, and a restaurant with a full bar, along with private event rooms for group events. K1 Speed has been a tenant at the 333 North Bedford Road Property since June 2024 and has a lease expiring in May 2034, with three, five-year renewal options and no termination options.

A-3-44

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the 333 North Bedford Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
K1 Speed, Inc.(3)	NR/NR/NR	117,942	20.7%	$1,113,372	11.8%	$9.44	5/31/2034	3 x 5 yrs	N
Tesla Motors New York, LLC	NR/Baa3/BBB	86,279	15.2%	$1,291,398	13.7%	$14.97	12/31/2028	None	N
Wakefern Food Corp.	NR/NR/NR	81,209	14.3%	$2,150,027	22.8%	$26.48	11/30/2044	4 x 5 yrs	N
Safe Haven Partners, LLC(4)	NR/NR/NR	46,185	8.1%	$828,285	8.8%	$17.93	5/31/2037	None	N
GHC Saw Mill East Operator LLC	NR/NR/NR	42,693	7.5%	$781,188	8.3%	$18.30	12/31/2030	None	N
Major Tenants		374,308	65.8%	$6,164,270	65.4%	$16.47

Other Tenants		194,253	34.2%	$3,254,160	34.6%	$16.75
Occupied Collateral Subtotal/Wtd. Avg.		568,561	100.0%	$9,418,430	100.0%	$16.57

Vacant Space		0	0.0%
Total		568,561	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	ROAM Further Athletics occupies approximately 7,970 SF within the K1 Speed space, where it operates a parkour studio, pursuant to a sublease originally executed in November 2019 and amended in October 2020 for a term ending in March 2031. The lease provides for annual contractual rent escalations throughout the remaining term. Sparklicious Mt. Kisco occupies approximately 750 SF within the K1 Speed space, where it operates a small arts and craft party room, pursuant to a sublease originally executed in March 2019 for a term ending in April 2029. Both subleases were initially with the original tenant at the K1 Speed space, Grand Prix New York Racing, LLC (“Grand Prix”), and were assumed by K1 Speed as part of the June 2024 acquisition of Grand Prix. Both subtenants pay rent directly to K1 Speed, which income is not included in the underwritten rent.
(4)	James A. Diamond and William E. Diamond, the non-recourse carveout guarantors, have a majority ownership interest in the tenant.

The following table presents certain information with respect to the lease rollover at the 333 North Bedford Road Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	10,460	1.8%	1.8%	$219,660	2.3%	2.3%	$21.00
2028	1	86,279	15.2%	17.0%	$1,291,398	13.7%	16.0%	$14.97
2029	6	81,239	14.3%	31.3%	$1,221,298	13.0%	29.0%	$15.03
2030	3	63,060	11.1%	42.4%	$1,140,842	12.1%	41.1%	$18.09
2031	0	0	0.0%	42.4%	$0	0.0%	41.1%	$0.00
2032	0	0	0.0%	42.4%	$0	0.0%	41.1%	$0.00
2033	0	0	0.0%	42.4%	$0	0.0%	41.1%	$0.00
2034	2	144,263	25.4%	67.8%	$1,502,660	16.0%	57.1%	$10.42
2035	6	55,866	9.8%	77.6%	$1,064,260	11.3%	68.4%	$19.05
2036	0	0	0.0%	77.6%	$0	0.0%	68.4%	$0.00
Thereafter	2	127,394	22.4%	100.0%	$2,978,312	31.6%	100.0%	$23.38
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	568,561	100.0%		$9,418,430	100.0%		$16.57

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.

The Market. The 333 North Bedford Road Property is a flex commercial complex located in Mount Kisco, Westchester County, New York. The 333 North Bedford Road Property benefits from frontage along North Bedford Road, providing adequate visibility and accessibility and is proximate to other major regional roadways including the Sprain Brook Parkway and Interstate 87, facilitating connectivity to the broader New York metropolitan area. Public transportation access is supported by the Westchester County Bee-Line bus system, along with Metro-North Railroad services providing direct connectivity to New York City. Westchester County Airport is located approximately 15.7 miles from the 333 North Bedford Road Property, while LaGuardia Airport and John F. Kennedy International Airport are located approximately 20.3 miles and 27.0 miles away, respectively. Major attractions include Ridge Hill Shopping Center, Hudson Park, iPark & Great Point Studios, Yonkers Raceway and Empire City Casino. Major demand generators include Regeneron Pharmaceuticals, Westchester Medical Center and Mount Pleasant Science & Technology Center.

According to the appraisal, the 333 North Bedford Road Property is located in the Southeast submarket within the New York market.

A-3-45

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

According to the appraisal, as of the first quarter of 2026, the Southeast warehouse submarket includes approximately 9,658,266 SF of inventory, with a vacancy rate of 10.3% and average asking rents of $21.98 PSF.

According to the appraisal, as of the first quarter of 2026, the Southeast retail submarket includes approximately 12,290,071 SF of inventory, with a vacancy rate of 3.5% and average asking rents of $39.59 PSF.

According to the appraisal, as of the first quarter of 2026, the Southeast office submarket includes approximately 6,218,636 SF of inventory, with a vacancy rate of 4.7% and average asking rents of $32.51 PSF.

The 2025 estimated population within a one-, three-, and five-mile radius of the property was 5,154, 26,339, and 50,127, respectively, and the estimated median household income within the same radii was approximately $103,194, $134,611, and $181,765, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 333 North Bedford Road Property:

Market Rent Summary
	Industrial	Grocery	Office	Fitness	Retail
Rentable Area	368,713	81,209	23,180	42,693	6,581
Market Rent (PSF per Year)	$15.00	$25.00	$25.00	$18.00	$28.00
Lease Term (Years)	10	10	5	10	10
Lease Type (Reimbursements)	NNN	NNN	Modified Gross	NNN	NNN
Rent Increase Projection (per Year)	2.0%	2.0%	2.0%	2.0%	2.0%
Tenant Improvements (New Tenant) (PSF)	$0.00	$50.00	$25.00	$15.00	$35.00
Tenant Improvements (Renewal) (PSF)	$0.00	$15.00	$10.00	$0.00	$10.00

Source: Appraisals, unless otherwise indicated.

A-3-46

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data at comparable industrial properties with respect to the 333 North Bedford Road Property:

Comparable Industrial Leases
Property Name/Location	Year Built / Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
333 North Bedford Road Mount Kisco, NY	1957 / 2006	Tesla Motors New York, LLC(1)	86,279(1)	Nov-17(1)	11.2(1)	$14.97(1)
Serta Warehouse 15 Houghtaling Rd West Coxsackie, NY	2005 / NAP	Serta Simmons	230,900	Dec-25	10.0	$5.05
Hurley & Flatbush 1151 Flatbush Rd Kingston, NY	2000 / NAP	iSUn	30,000	Mar-21	6.7	$7.50
Northeast Business Center 1500 Corporate Boulevard Newburgh, NY	1992 / NAP	Available	504,870	Current	7.0	$7.95
Orchard Ridge Park-Bldg. 2 281 Fields Lane Brewster, NY	1990 / 2010	Available-100	38,000	Jan-26	7.0	$12.00
Flex Commercial Building 1 Zeiss Drive Thornwood, NY	1981 / 2020	Healey Electric	33,757	Mar-24	5.0	$25.00
Industrial Building 518-520 Franklin Avenue Mount Vernon, NY	1960 / NAP	Available	22,500	Current	Neg.	$24.00
Elmsford Flex Building 102 Fairview Park Drive Elmsford, NY	1950 / NAP	Homans	23,380	Jul-24	2.0	$25.45
Single-Tenant Industrial Building 455 Knollwood Road-Route 100A White Plans, Town of Greenburgh, NY	1968 / NAP	Fleet Pump & Service	33,012	Apr-23	10.0	$18.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated May 1, 2026.

A-3-47

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data at comparable office properties with respect to the 333 North Bedford Road Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
333 North Bedford Road Mount Kisco, NY	1957 / 2006	Specac Inc.(1)	6,042(1)	September-25(1)	10.2(1)	$25.23(1)
Northern Westchester Executive Park 2641 & 2651 Strang Boulevard Yorktown Heights, NY	1988 / 2019	Available-2651-105 Available-2651-103 A2Z E-Solutions F.A.R. Trucking & WH	6,320 23,296 11,000 22,500	Current Current December-21 October-21	5.0 7.0 7.2 10.7	$16.00 $16.00 $12.88 $12.50
The Summit at Westchester 500 500 Summit Lake Drive Valhalla, NY	1986 / 2000	Madison Abstract Available	6,476 20,000	February-23 Current	10.0 5.0	$26.00 $27.00
Taxter Corporate Park 555 & 565 Taxter Road Elmsford, NY	1985 / 2021	Available 565/5 Available-565/290 Available 555/400 Available-565/300	2,481 10,767 27,985 33,331	Current Current Current Current	5.0 5.0 10.0 10.0	$30.00 $28.00 $27.00 $28.00
Bellmore Square Medical Office 280 North Bedford Road Mount Kisco, NY	1988 / 1999	Available Confidential	1,000 2,115	Current June-24	5.0 5.0	$28.00 $29.00
The Gallery at Valhalla 400 Columbus Avenue Valhalla, NY	1972 / 2015	Available Pantheon Macroeconomic Advisors	19,305 2,233	Current September-24	10.0 6.3	$24.50 $24.00
Office Building Complex 465 Columbus Avenue Valhalla, NY	1986 / 2015	Available Withheld Withheld	4,993 3,055 5,386	Current November-22 October-22	5.0 5.0 5.0	$26.00 $24.50 $24.50
The Summit at Westchester 100 100 Summit Lake Drive Valhalla, NY	1988 / 2000	Ascensia Diabetes Care Available	11,393 33,500	November-25 Current	5.3	$27.00 $27.00
Woodside Plaza 127 Woodside Avenue Briarcliff Manor, NY	2005 / NAP	Available	1,250	Current	5.0	$36.50
AES Supermarket 13-23 Wyckoff Ave Waldwick, NJ	1989 / NAP	AES Supermarkets	22,000	December-25	10.0	$20.00
Acme Market 160 West Putnam Avenue Greenwich, CT	1967 / 2008	ACME	20,800	April-16	10.0	$33.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated May 1, 2026.

A-3-48

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data at comparable retail properties with respect to the 333 North Bedford Road Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)		Lease Start Date	Lease Term (years)		Annual Base Rent PSF
333 North Bedford Road Mount Kisco, NY	1957 / 2006	K1 Speed, Inc.(1)	117,942	(1)	June-24(1)	10.0	(1)	$9.44	(1)
Lodi Shopping Center 2 Memorial Dr Lodi, NJ	1970 / NAP	Kessler Rehabilitation The Little Gym	12,000 4,490		March-25	10.0 10.1		$28.00 $31.93
Life Time - Chappaqua 480 Bedford Road Chappaqua, NY	2019 / NAP	Life Time	40,000		March-19	20.0		$40.00
LA Fitness 485 Harmon Meadow Blvd Secaucus, NJ	1986 / 2010	LA Fitness	44,863		March-25	10.0		$33.39
Mid-Hudson Plaza-Planet Fitness Building 3440-3444 North Road Poughkeepsie, NY	2000 / NAP	Planet Fitness	23,942		October-25	11.0		$11.50
1401 Route 300 Newburgh, NY	1999 / 2024	Planet Fitness	18,000		August-25	15.0		$18.00
The Highlands Community Shopping Center Sections 50-115 Independent Way Brewster, Town of Southeast, NY	2002 / NAP	Pet Blvd	11,300		February-24	10.0		$21.00
Mount Kisco Commons 195 N. Bedford Road Mount Kisco, NY	1996 / 2004	Dunkin	2,719		August-22	10.0		$55.00
Retail Strip Center 5-11 South Moger Avenue Mount Kisco, NY	1969 / 2000	VIP Wine & Liquor	1,097		July-23	10.0		$33.80
Mount Kisco Retail 55-59 S. Moger Avenue Mount Kisco, NY	1997 / 2005	Barnes & Noble	11,853		August-24	10.0		$30.00
Free Standing Retail Building 180-226 Route 17 Bedford Hills, NY	1980 / NAP	Shapiro Auctions	3,600		February-26	5.0		$28.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated May 1, 2026.

Appraisals. According to the appraisal as of May 1, 2026, the 333 North Bedford Road Property had an “as-is” appraised value of $132,000,000.

Environmental Matters. According to the Phase I environmental reports dated May 5, 2026, there was no evidence of recognized environmental conditions at the 333 North Bedford Road Property.

A-3-49

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 333 North Bedford Road Property:

Cash Flow Analysis
	2022	2023	2024(1)	2025(1)	4/30/2026 TTM	UW	UW PSF
Base Rent(2)	$6,067,742	$6,344,919	$6,891,061	$8,659,140	$8,803,034	$9,418,430	$16.57
Gross Potential Rent	$6,067,742	$6,344,919	$6,891,061	$8,659,140	$8,803,034	$9,418,430	$16.57
(Vacancy/Credit Loss)	$0	$0	$0	$0	$0	$470,921	$0.83
Net Rental Income	$6,067,742	$6,344,919	$6,891,061	$8,659,140	$8,803,034	$8,947,508	$15.74
Expense Recoveries	$2,118,105	$2,559,299	$2,778,894	$3,072,277	$3,141,734	$2,991,800	$5.26
Other Income	$26,651	$84,216	$1,251	$1,716	$1,993	$1,993	$0.00
Effective Gross Income	$8,212,497	$8,988,434	$9,671,206	$11,733,133	$11,946,761	$11,941,301	$21.00

Real Estate Taxes	$1,787,514	$1,777,080	$1,782,622	$1,787,245	$1,792,147	$1,792,219	$3.15
Insurance	$161,642	$172,696	$226,258	$216,037	$222,217	$228,394	$0.40
Management Fee	$328,410	$359,537	$386,917	$472,560	$478,529	$477,652	$0.84
Other Operating Expenses	$1,433,944	$1,240,158	$1,377,525	$1,396,105	$1,486,222	$1,486,222	$2.61
Total Expenses	$3,711,511	$3,549,471	$3,773,322	$3,871,947	$3,979,115	$3,984,487	$7.01

Net Operating Income	$4,500,986	$5,438,963	$5,897,884	$7,861,185	$7,967,646	$7,956,814	$13.99
Replacement Reserves	$0	$0	$0	$0	$0	$113,712	$0.20
TI/LC	$0	$0	$0	$0	$0	$284,281	$0.50
Net Cash Flow	$4,500,986	$5,438,963	$5,897,884	$7,861,185	$7,967,646	$7,558,822	$13.29

Occupancy (%)(3)	87.0%	87.0%	85.9%	99.1%	100.0%	95.0%
NOI DSCR	0.88x	1.06x	1.15x	1.53x	1.55x	1.55x
NCF DSCR	0.88x	1.06x	1.15x	1.53x	1.55x	1.47x
NOI Debt Yield	6.0%	7.3%	7.9%	10.6%	10.7%	10.7%
NCF Debt Yield	6.0%	7.3%	7.9%	10.6%	10.7%	10.1%

(1)	Since January 1, 2024, the borrower sponsor has executed five new leases and eleven renewals, representing approximately 56.3% of total NRA. The increase in Net Operating Income from 2024 to 2025 is primarily attributable to the increase in occupancy resulting from such leasing activity. The 2025 total Base Rent is approximately $1.8 million higher than 2024, which is primarily driven by ShopRite, which represents approximately $2.15 million of annual rent and took occupancy in November of 2024.
(2)	Information is based on the underwritten rent roll dated May 1, 2026. UW Base Rent includes contractual rent steps taken through May 2027 totaling $121,362.
(3)	UW Occupancy % represents economic occupancy. 4/30/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of May 1, 2026. Historical Occupancy (%) figures prior to 4/30/2026 TTM are based on annual average occupancies.

Escrows and Reserves.

Tax Escrows – The 333 North Bedford Road Mortgage Loan documents require an upfront deposit of $253,229 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated real estate tax payments payable during the next ensuing 12 months, initially equal to $156,819.

Insurance Escrows – The 333 North Bedford Road Mortgage Loan documents require ongoing insurance reserve deposits in an amount equal to 1/12th of the annual estimated insurance premiums that the lender reasonably estimates will be payable; provided, however, that no such deposits are required if, (i) no event of default has occurred and is continuing; and (ii) the 333 North Bedford Road Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The 333 North Bedford Road Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $10,208 for replacements.

Leasing Reserves – The 333 North Bedford Road Mortgage Loan documents require an upfront deposit for qualified leasing expenses in the amount of $750,000, and ongoing monthly deposits of $25,520.

Existing TI/LC Reserve – The 333 North Bedford Road Mortgage Loan documents require an upfront deposit of $123,032 for outstanding tenant improvements and/or leasing commissions pertaining to GHC Saw Mill East Operator LLC and USCO, LLC.

Immediate Repairs Reserve – The 333 North Bedford Road Mortgage Loan documents require an upfront reserve deposit of $228,250 for immediate repairs.

A-3-50

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

Lockbox / Cash Management. The 333 North Bedford Road Mortgage Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause all rents to be transmitted directly by the tenants at the 333 North Bedford Road Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept periodically into a lender-controlled cash management account and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 333 North Bedford Road Mortgage Loan documents. If no Cash Trap Event Period (as defined below) has occurred and is continuing, any excess cash flow will be disbursed to the borrower, provided no event of default has occurred and is continuing. During the continuance of a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the 333 North Bedford Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 333 North Bedford Road Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.25x;
(iii)	a material default occurs under a Major Tenant’s (as defined below) lease;
(iv)	a Major Tenant files, as a debtor, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding;
(v)	a Major Tenant goes dark, vacates or otherwise fails to continuously occupy its space, or gives notice of its intent to do any of the foregoing; and
(vi)	a Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the NCF DSCR tested quarterly being at least 1.30x for two calendar quarters;
●	with regard to clauses (iii)-(vi) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the subject default is cured and no other default under the related lease occurs for a period of two consecutive calendar quarters;
●	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
●	with regard to clause (v) above the applicable Major Tenant has resumed its normal business operations in its leased space and is open during customary hours for a period of two consecutive calendar quarters; and/or
●	with regard to clause (vi) above, the lender receives satisfactory evidence, including a tenant estoppel certificate in form and substance reasonably satisfactory to the lender that Major Tenant has revoked any notification of any termination, cancellation or surrender of such Major Tenant’s lease.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the applicable space has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to its lease, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant” means each of (i) K1 Speed, Inc., (ii) Safe Haven Partners, LLC, (iii) Wakefern Food Corp., (ShopRite) and (iv) any replacement tenant that enters into a lease for 50% or more of the applicable Major Tenant’s space in accordance with the terms of the 333 North Bedford Road Mortgage Loan documents.

Terrorism Insurance. The 333 North Bedford Road Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the 333 North Bedford Road Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. The 333 North Bedford Road Mortgage Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). Additionally, the borrower is permitted to maintain the required terrorism coverage with total limits of not less than $100,000,000, which may be shared by and applied to both property damage and business interruption losses, solely until the expiration of the current policy term in August 2026. See “Risk Factors–Risks Relating to the Mortgage Loans–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-51

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

A-3-52

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

Inwood Living
401 West 207th Street
New York, NY 10034
Hudson River
NEW JERSEY
Englewood
Englewood Cliffs
Fort Lee
Palisades Interstate Park
Palisades Interstate Pkwy
G. Washington Bridge
MANHATTAN
Inwood
Inwood Hill Park
Washington Heights
Harlem
Henry Hudson Pkwy
Harlem River
Harlem River Dr.
Major Deegan Expwy
BRONX
Riverdale
North Riverdale
Spuyten Duyvil
Riverdale Park
Van Cortlandt Park
Manhattan College
Jerome Park Reservoir
Lehman College
Fordham University
Bronx Botanical Garden
Bronx Zoo
Bronx Community College
Morris Heights
Yankee Stadium
Crotona Park
Claremont Park
Cross Bronx Expwy
Grand Concourse
NY Presbyterian Allen Hospital
NY-Presbyterian / Columbia Univ. Irving Medical Ctr.
James J. Peters VA Medical Ctr.
Montefiore Hospital
St. Barnabas Hospital
City College of New York
Columbia University
NYC Health + Hospitals/ Harlem
NEW YORK
NEW JERSEY
YONKERS
PATERSON
NEWARK
JERSEY CITY
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX

A-3-53

Mortgage Loan No. 6 – Inwood Living

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10034
Original Balance(1):	$60,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024/NAP
Borrower Sponsor:	The Jay Group			Size:	272 units
Guarantors:	Abraham Kohn, Jacob Aini, Jacob Kohn			Cut-off Date Balance per Unit(1):	$477,941
	and Paul Gagliardi			Maturity Date Balance per Unit(1):	$477,941
Mortgage Rate:	5.7000%			Property Manager:	Self-Managed
Note Date:	6/15/2026
Maturity Date:	7/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$10,046,363
IO Period:	60 months			UW NCF:	$9,921,734
Seasoning:	0 months			UW NOI Debt Yield(1):	7.7%
Prepayment Provisions(2):	L(24),D(29),O(7)			UW NCF Debt Yield(1):	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	7.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.32x
Additional Debt Balance(1):	$70,000,000			Most Recent NOI(4):	$6,661,479 (2/28/2026 T-6 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAP
Reserves(3)				3rd Most Recent NOI(4):	NAP
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	94.5% (6/12/2026)
RE Taxes:	$0	$20,592	NAP	2nd Most Recent Occupancy(4):	NAP
Insurance:	$44,279	$22,140	NAP	3rd Most Recent Occupancy(4):	NAP
Replacement Reserve:	$0	$5,667	NAP	Appraised Value (as of):	$198,000,000 (3/16/2026)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value per Unit:	$727,941
Existing TI/LC Obligations Reserve:	$840,000	$0	NAP	Cut-off Date LTV Ratio(1):	65.7%
Rent Concession Reserve:	$846,060	$0	NAP	Maturity Date LTV Ratio(1):	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	100.0%	Loan Payoff:	$111,121,454	85.5%
			Return of Equity:	$13,315,708	10.2%
			Closing Costs:	$3,832,499	2.9%
			Upfront Reserves:	$1,730,339	1.3%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Inwood Living Mortgage Loan (as defined below) is part of the Inwood Living Whole Loan (as defined below), with an aggregate original principal amount of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Inwood Living Whole Loan.
(2)	Defeasance of the Inwood Living Whole Loan is permitted any time after the earlier to occur of (i) February 1, 2030, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Inwood Living Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in July 2026.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Inwood Living Property (as defined below) was built in 2024, and underwent lease up through 2025. Accordingly, 2nd Most Recent and 3rd Most Recent NOI and Occupancy are not applicable. The increase from Most Recent NOI to UW NOI is attributable to the recent lease up of the Inwood Living Property, including six units which were vacant as of origination but have signed leases with move-in dates in August through October of 2026 as well as inclusion of rent from the Parking Lease (as such term is defined below).
(5)	Occupancy includes six market rate units which were vacant as of the origination date but as to which leases have been signed with move-in dates in August through October of 2026.

The Mortgage Loan. The sixth largest mortgage loan (the “Inwood Living Mortgage Loan”) is part of a whole loan (the “Inwood Living Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal amount of $130,000,000. The Inwood Living Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interest in a 272-unit multifamily property located in New York, New York (the “Inwood Living Property”). The Inwood Living Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-3 and Note A-5, with an aggregate original principal balance of $60,000,000. The Inwood Living Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 transaction until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in the prospectus.

A-3-54

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The table below summarizes the promissory notes that comprise the Inwood Living Whole Loan

Inwood Living Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	MSBNA	Yes
A-2	$30,000,000	$30,000,000	BANK5 2026-5YR23	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR23	No
A-4	$20,000,000	$20,000,000	MSBNA	No
A-5	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-6	$10,000,000	$10,000,000	MSBNA	No
Total	$130,000,000	$130,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Inwood Living Whole Loan are three tenants-in-common: 401 W 207th Realty LLC, 3761 207th Street Realty LLC and 401 W207 AA LLC, each a single purpose New York or Delaware limited liability company. The borrower sponsor for the Inwood Living Whole Loan is The Jay Group, a commercial and residential real estate developer and investor that operates primarily throughout the New York City metropolitan statistical area. The Jay Group began in 2012 as an informal collaboration of extended family members that, since 2000, had been investing passively in real estate development projects. The Jay Group incorporated in 2014. The non-recourse carve-out guarantors for the Inwood Living Whole Loan are Abraham Kohn, Jacob Kohn, Jacob Aini and Paul Gagliardi. Abraham Kohn and Jacob Kohn are the founding members of The Jay Group. The four guarantors wholly own and control the borrowers.

The Property. The Inwood Living Property consist of a 17-story, 272-unit multifamily building located on a 0.63-acre site in Upper Manhattan’s Inwood neighborhood, in New York, New York. The Inwood Living Property was constructed in 2024, and was delivered in early 2025. The land was initially acquired in March 2022, for $25.0 million and the borrower sponsor subsequently invested approximately $96.1 million throughout the development. The Inwood Living Property experienced an accelerated lease up after delivery in early 2025, with an average of nearly 17 units leased each month. As of June 12, 2026, the 202 market rate units were 95.0% occupied and the 70 affordable units were 92.9% occupied, resulting in a total occupancy of 94.5%.

The residential unit mix includes 49 studio units, 95 one bedroom, one bathroom units, 29 two bedroom, one bathroom units, 67 two bedroom, two bathroom units and 32 three bedroom, two bathroom units. Interior unit amenities include stainless steel appliances, quartz countertops, modern cabinets and flooring, high-end fixtures, and floor-to-ceiling windows, with select units also containing outdoor terraces. Common area amenities include a fitness center, wet and dry sauna, pet spa, virtual doorman, and a rooftop terrace with grills.

The Inwood Living Property contains six ground floor retail units (approximately 34,834 total SF and 12.0% of underwritten rent), which were 92.7% leased as of the April 2026 underwritten commercial rent roll (one 2,529 SF unit is vacant). The largest retail tenant is Crunch Fitness (19,250 SF / 55.3% of commercial NRA), which operates under a newly executed 20-year lease through 2045. Crunch’s rent commenced in mid-2025 and the tenant is currently finishing up its buildout, with an expected opening date in the summer of 2026. The remaining four tenants include Ponce Bank (1,905 SF / 5.5% of commercial NRA), which was the first unit completed and is open for business, as well as Golden Era Social Adult Daycare, an adult daycare center, Dyckman Beer (207 Brew LLC), a brewery and Rising Scholars, a non-profit, all of which have not yet had their spaces delivered, and are expected to commence their buildouts after delivery of their spaces. Such tenants, as well as Crunch Fitness, have gap or free rent periods, which were reserved for at origination. None of the commercial tenants roll during the Inwood Living Whole Loan term.

A portion of the Inwood Living Property is leased under a master lease between the borrowers, as landlord and the non-recourse carveout-guarantors, as tenants (the “Master Lease”), for 10 years through 2036, subject to earlier termination as described below. The Master Lease covers 20 total units: 15 market rate units that comprise all of floors 15-17 and five affordable units. The Master Lease provides for annual rent of $853,000, payable in monthly installments of $71,083. Once the Inwood Living Property has satisfied certain conditions to the reasonable satisfaction of the lender, including monthly gross residential income of at least $880,000, 95% occupancy of the residential portion of the improvements, and no event of default or Cash Sweep Event Period (as defined below) has occurred and is continuing, the lender will be required to consent to a termination of the Master Lease. As of the origination date, all of the units subject to the Master Lease were vacant, however six of the 20 units subject to the Master Lease, all of which are market rate units, have signed leases with expected move-in dates in August through October of 2026.

The Inwood Living Property contains 42 parking spaces, which have been master leased by the borrowers to the non-recourse carveout guarantors for $126,000 annually ($250 per space) under a 10-year lease that runs through 2036 (the “Parking Lease”), subject to earlier termination as described below. Once the lender has received reasonably acceptable evidence that the parking income generated by leases with unaffiliated third-party tenants is at least $126,000 (on a projected annual basis), provided that no event of default has occurred and is continuing, the lender will be required to consent to a termination of the Parking Lease. As of the origination date, none of the 42 parking spaces were leased to a third party.

The Inwood Living Property benefits from a 35-year 421-a tax abatement, which began in the 2025/2026 tax year and expires in the 2059/2060 tax year. As a condition to such tax abatement, the borrowers were required to designate 25% of the units as affordable, with at least 10% affordable to households earning up to 40% of area median income (“AMI”), 10% to households earning up to 60% of AMI and 5% to households earning up to 130% of AMI. In addition, the Inwood Living Property is located in a mandatory inclusionary housing area, and in connection with the same is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “Inwood Living Declaration”) that mandates 68 affordable units (25% of the total) be designated as affordable to households earning between 40% and 130% of AMI, with the weighted average of all income bands for the affordable units not to exceed 60% of AMI and at least 10% of the residential floor area being designated for households earning not more than 40% of AMI. The affordable component of the Inwood Living Property currently contains 28 units designated as affordable to households earning up to 40% of AMI, 28 units designated as affordable to households earning up to 60% AMI, 12 units designated as affordable to households earning up to 120% of AMI and two units designated as affordable to households earning up to 130% AMI. Pursuant to the Inwood Living Declaration, maximum rent for each affordable unit is 30% of the related percentage of AMI, inclusive of utility allowances. In addition, the Inwood Living Declaration requires the affordable units to be rent stabilized. Market rate units report monthly rents ranging from $3,125 to $6,250, with a weighted average of $3,993. Affordable units report monthly rents ranging from $914 to $3,400, with a weighted average of $1,518. In addition, there are a total of 13 units at the Inwood Living Property leased to tenants who receive rental assistance under the City FHEPS program.

A-3-55

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The 421-a tax abatement provides for a 100% tax abatement on the improvements of the Inwood Living Property through the 2049/2050 tax year, and a 25.64% abatement thereafter until expiration in the 2059/2060 tax year. The appraisal estimated 2025/2026 unabated taxes to be $3,265,453, and abated taxes to be $256,647. However, it is anticipated that the abated taxes will be further reduced in connection with the establishment of a condominium regime at the Inwood Living Property as described below.

The Inwood Living Property is comprised of two condominium units; a retail and a residential unit. Both units are owned by the borrowers and constitute collateral for the Inwood Living Whole Loan. The condominium was created because the commercial component of the Inwood Living Property exceeds the 12% allocated maximum amount allowed under the 421(a) program and thus the amount that exceeds 12% (a 3.19% excess of non-residential space) did not receive the benefit of the tax abatement. It is anticipated that following the creation of the condominium, the residential condominium unit would receive a 100% tax abatement, and the commercial condominium unit would receive a 96.81% tax abatement, resulting in abated real estate taxes for the 2025/2026 tax year would be approximately $162,080. The Inwood Living Whole Loan was underwritten based on the anticipated abated taxes of $162,080. Although the condominium maps have been approved by the New York City Department of Finance, new tax bills have not yet been issued reflecting the condominium, and therefore we cannot assure you that the abated taxes will be reduced to such amount.

The following table presents detailed information with respect to the units at the Inwood Living Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	32	30	93.8%	398	$3,192	$8.02
1 BR	77	73	94.8%	578	$3,527	$6.10
2 BR	61	58	95.1%	870	$4,462	$5.13
3 BR	32	31	96.9%	975	$4,966	$5.09
Studio (Affordable)	17	17	100.0%	395	$1,822	$4.61
1 BR (Affordable)	18	18	100.0%	588	$1,267	$2.15
2 BR (Affordable)	35	30	85.7%	881	$1,495	$1.70
Total/ Wtd. Average	272	257	94.5%	697	$3,364	$4.83

(1)	Information is based on the borrower rent roll dated June 12, 2026.
(2)	Based on occupied units.

The following table presents certain information relating to the commercial tenancy at the Inwood Living Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Commercial Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Crunch Fitness(3)	NR/NR/NR	19,250	55.3%	$600,000	40.9%	$31.17	7/31/2045	1 x 10 yrs	N
Dyckman Beer (207 Brew LLC)(3)	NR/NR/NR	6,103	17.5%	$366,120	25.0%	$59.99	1/30/2042	2 x 5 yrs	Y	(4)
Ponce Bank	NR/NR/NR	1,905	5.5%	$169,212	11.5%	$88.81	6/30/2040	1 x 5 yrs	N
Golden Era Social Adult Daycare(3)	NR/NR/NR	2,547	7.3%	$165,555	11.3%	$65.00	11/30/2036	1 x 5 yrs	N
Rising Scholars(3)	NR/NR/NR	2,501	7.2%	$164,385	11.2%	$65.74	12/31/2036	2 x 5 yrs	N
Occupied Collateral Subtotal/Wtd. Avg.		32,306	92.7%	$1,465,272	100.0%	$45.36

Vacant Space		2,529	7.3%
Total		34,834	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Golden Era Social Adult Daycare, Dyckman Beer (207 Brew LLC), and Rising Scholars have not yet had their spaces delivered, and are expected to commence their buildouts after delivery of their spaces. Such tenants, as well as Crunch Fitness, have gap or free rent periods (three months for Crunch Fitness and 12 months for the other tenants), which were reserved for at origination.
(4)	Dyckman Beer (207 Brew LLC) has the right to terminate its lease if it is unable to secure the NY State Liquor Authority's “Conditional Approval” for issuance of a liquor license within 6 months of the lease's execution (i.e., by Tuesday, July 7, 2026), provided that the tenant complies with the requirements for the provision of such Conditional Approval. At origination, a reserve in the amount $366,120 (12 months rent for such tenant) was included in the rent concession reserve, which amount may not be released until the tenant (i) has accepted the demised premises, (ii) is paying rent, and (iii) is open for business, as evidenced in each case by a release letter executed by the tenant, and the tenant additionally delivers to the lender proof it has obtained its liquor license and a certification that the foregoing termination option will not be exercised.

The Market. The Inwood Living Property is located in New York, New York, within the Inwood neighborhood at the northern tip of Manhattan, within the Inwood multifamily submarket of the New York multifamily market. The Inwood Living Property is well located near public transportation options, with the 207th Street Train Yard directly adjacent to the north and the 207th Street MTA subway station located less than a block to the west. The commute to Midtown Manhattan is approximately 35 minutes via public transportation. The neighborhood maintains an identity as one of Manhattan’s residential frontiers, known for its parks and Art Deco apartment buildings. Residents enjoy convenient access to cultural and natural amenities, with proximity to The Met Cloisters and commercial corridors along Broadway offering diverse dining, local shopping and neighborhood activities. The area is witnessing steady residential and mixed-use development.

According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the New York multifamily market was 2.7%, with average monthly asking rents of $3,334 per unit, and an inventory of approximately 2.78 million. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Inwood multifamily submarket was 5.4%, with average monthly asking rents of $2,264 per unit, and an inventory of approximately 17,772 units.

A-3-56

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

According to the appraisal, the 2025 total population within a 0.25-, 0.5-, and 1-mile radius of the Inwood Living Property was 16,992, 44,159, and 100,229, respectively. According to the appraisal, the 2025 average household income within the same radii was $100,569, $83,688, and $93,156, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Inwood Living Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy %	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
Inwood Living (subject)(1) 401 West 207th Street New York, NY	2024	272	94.5%	Studio 1 BR 2 BR 3 BR Studio (Affordable) 1 BR (Affordable) 2 BR (Affordable)	398 578 870 975 395 588 881	$3,192 $3,527 $4,462 $4,966 $1,822 $1,267 $1,495	$8.02 $6.10 $5.13 $5.09 $4.61 $2.15 $1.70
Forty-Six Fifty 4650 Broadway New York, NY	2024	222	94.0%	Studio 1 BR 2 BR	490 650 1,020	$3,268 $3,668 $4,639	$80.04 $67.71 $54.58
Tryon North – 4778 Broadway 4778 Broadway New York, NY	2025	80	82.0%	Studio 1 BR 2 BR	354 538 790	$3,171 $3,367 $4,128	$107.49 $75.10 $62.70
The Park Overture 4560 Broadway New York, NY	2024	72	95.0%	Studio 1 BR 2 BR	600 800	$3,100 $4,500	$62.00 $67.50
The Riverdale Tower 3745 Riverdale Avenue Bronx, NY	2024	89	95.0%	Studio 1 BR 2 BR	401 647 907	$2,400 $3,050 $5,000	$71.82 $56.57 $66.15
Sunrose Tower 620 West 153rd Street New York, NY	2024	238	94.0%	Studio 1 BR 2 BR 3 BR	400 575 850 975	$2,800 3,500 $4,900 $5,450	$84.00 $73.04 $69.18 $67.08

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 12, 2026 other than Year Built and Average Unit Size (SF).
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Inwood Living Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(2)	Avg. Monthly Rent per Unit(1)(3)	Avg. Monthly Rent PSF(1)(3)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Studio	32	398	$3,192	$8.02	$3,150	$7.91
1 BR	77	578	$3,527	$6.10	$3,500	$6.06
2 BR	61	870	$4,462	$5.13	$4,437	$5.10
3 BR	32	975	$4,966	$5.09	$5,100	$5.23
Studio (Affordable)	17	395	$1,822	$4.61	$1,822	$4.61
1 BR (Affordable)	18	588	$1,267	$2.15	$1,267	$2.15
2 BR (Affordable)	35	881	$1,495	$1.70	$1,701	$1.93
Total/ Wtd. Average	272	697	$3,364	$4.83	$3,371	$4.84

(1)	Based on the borrower rent roll dated June 12, 2026.
(2)	Based on the appraisal.
(3)	Based on occupied units.

Appraisal. The appraisal concluded to an “as-is” value of $198,000,000 as of March 16, 2026 for the Inwood Living Property. Such value assumes the establishment of the condominium, which has now been established.

Environmental Matters. According to the Phase I environmental site assessment dated March 23, 2026, there was no evidence of recognized environmental conditions at the Inwood Living Property.

A-3-57

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Inwood Living Property:

Cash Flow Analysis(1)
	2/28/2026 T-6 Ann.	UW(2)	UW per Unit
Gross Potential Rent(2)	$7,975,857	$11,001,564	$40,446.93
Other Income(3)	$41,669	$1,856,799	$6,826.47
Discounts Concessions	$0	$0	$0.00
Vacancy / Credit Loss	$0	($715,102)	($2,629.05)
Effective Gross Income	$8,017,527	$12,143,261	$44,644.34

Real Estate Taxes(4)	$52,266	$162,080	$595.88
Insurance	$81,628	$257,934	$948.29
Other Expenses	$1,222,153	$1,676,885	$6,165.02
Total Expenses	$1,356,048	$2,096,899	$7,709.19

Net Operating Income	$6,661,479	$10,046,363	$36,935.16
Capital Expenditures	$0	$73,225	$269.21
TI/LC	$0	$51,403	$188.98
Net Cash Flow	$6,661,479	$9,921,734	$36,476.96

Occupancy %(5)	94.5%	93.5%
NOI DSCR(6)	0.89x	1.34x
NCF DSCR(6)	0.89x	1.32x
NOI Debt Yield(6)	5.1%	7.7%
NCF Debt Yield(6)	5.1%	7.6%

(1)	The Inwood Living Property was built in 2024, and underwent lease up through 2025. Accordingly, historical Net Operating Income and Occupancy prior to the 2/28/2026 T-6 Ann. are not applicable. The increase from Most Recent NOI to UW NOI is attributable to the recent lease up of the Inwood Living Property, including six units which were vacant as of origination but have signed leases with move-in dates in August through October of 2026, as well as inclusion of rent from the Parking Lease.
(2)	UW Gross Potential Rent is based on the contractual in-place rent from the borrower rent roll dated June 12, 2026. The Inwood Living Property contains 202 free market units and 70 affordable units and was 94.5% occupied as of the June 12, 2026 rent roll.
(3)	Other income is comprised of $126,000 of parking income, from 42 garage parking spaces master leased pursuant to the Parking Lease, $1,504,209 of commercial income from six ground floor retail units, which were 92.7% leased as of the underwritten rent roll, and $226,590 of other income comprised of bank fees, late fees, pet fees, damages, amenity fees, laundry income, bike parking and other miscellaneous fees.
(4)	Real Estate Taxes have been underwritten based on the anticipated real estate tax bill after giving effect to the 421-a tax abatement and the condominium structure. See “The Property” above.
(5)	UW Occupancy % represents economic occupancy. 2/28/2026 T-6 Ann. Occupancy % is based on the borrower rent roll dated June 12, 2026. 2/28/2026 T-6 Ann. Occupancy % includes six market rate units which were vacant as of the origination date but as to which leases have been signed with move-in dates in August through October of 2026.
(6)	Based on the Inwood Living Whole Loan.

Escrows and Reserves.

At origination, the borrowers were required to deposit into escrow (i) $44,279 for insurance premiums, (ii) $840,000 for tenant improvements and leasing commissions payable by the borrowers under the existing lease to Crunch Fitness and (iii) $846,060 for rent credits or abatements under the leases for retail tenants Crunch Fitness, Golden Era Social Adult Daycare, Rising Scholars and Dyckman Beer (207 Brew LLC).

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit into a tax reserve 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $20,592 monthly).

Insurance – On a monthly basis, the borrowers are currently required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments (which currently equates to $22,140 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve approximately $5,667 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis during a Cash Sweep Event Period, the borrowers are required to deposit into a tenant improvements and leasing commissions (“TI/LC”) reserve approximately $726 for TI/LC incurred after origination.

Lockbox and Cash Management. The Inwood Living Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period, the borrowers are required to establish a lender controlled lockbox account and a lender controlled cash

A-3-58

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

management account. In addition, the borrowers are required to provide, and upon the first occurrence of a Cash Sweep Event Period, the lender is authorized to deliver letters to all tenants directing them to deposit rents directly into the lockbox account. During any Cash Sweep Event Period, all rents received by the borrowers or property manager must be deposited into the lockbox account within one business day of receipt, and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Inwood Living Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Inwood Living Whole Loan during the continuance of the Cash Sweep Event Period, provided that if no event of default is continuing, the lender is required to disburse funds from such account to the borrowers to pay approved operating expenses to the extent funds disbursed to the borrowers pursuant to clause (iv) above are insufficient. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

A “Cash Sweep Event Period” commences upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter.

A Cash Sweep Event Period ends upon, (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the debt service coverage ratio being at least 1.15x for one calendar quarter.

Terrorism Insurance. The Inwood Living Whole Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the Inwood Living Property, plus 24 months of business interruption insurance with an extended period of indemnity of up to 12 months. If acts of terrorism or similar perils or “fire following” are excluded from the borrowers’ all-risk policy, the borrowers must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the Inwood Living Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-59

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

A-3-60

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

The Arc
64 Centre Avenue
New Rochelle, NY 10801
White Plains 5 miles
Sprain Brook Park
Grassy Sprain Reservoir
YONKERS
Ridge Hill
Tuckahoe Rd
Sprain Brook Pkwy
Central Park Ave
Scarsdale Rd
Bronx River Pkwy
HARLEM LINE
CRESTWOOD
TUCKAHOE
BRONXVILLE
Leewood Golf Club
Lake Isle Country Club
Eastchester
Mill Rd
California Rd
Tuckahoe
Highland Ave
Bronxville
Pondfield Rd
Siwanoy Country Club
Sarah Lawrence College
Cross County Pkwy
Cross County Center
FLEETWOOD
Kimball Ave
METRO NORTH
Mount Vernon
Lincoln Ave
Montefiore Mt. Vernon Hospital
MT VERNON EAST
MT VERNON WEST
WAKEFIELD
3rd St
5th St
Pitman Ave
Columbus Ave
Hutchinson River Pkwy
5th Ave
Pelham
PELHAM
NEW HAVEN LINE
South Side
Post Road Plaza
Pelhamdale Ave
Main St
Pelham Manor
Pelham Country Club
Scarsdale
Wilmot Rd
Hutchinson River Pkwy
Weaver St
Quaker Ridge Golf Club
Harrison
Mamaroneck Ave
Saxon Woods County Park
Winged Foot Golf Course
Fenimore Rd
Bonnie Briar Country Club
Quaker Ridge Rd
Wykagl Country Club
North Ridge Shopping Center
WESTCHESTER COUNTY
MAMARONECK
METRO NORTH
Mamaroneck
Pinebrook Blvd
Murray Ave
North Ave
Webster Ave
Thomas Paine Cottage Museum
LARCHMONT
Larchmont
Eastchester Rd
Iona College
Thruway
New England
New Rochelle
Montefiore New Rochelle Hospital
Monroe University
NEW ROCHELLE
North Ave
Weyman Ave
Pelham Rd
Davenport Beach
Long Island Sound
Glen Island
Hunter Island
24TH ST
NEREID AVE
Baychester Ave
E. 233rd St
Seton Falls Park
EASTCHESTER/ DYRE AVE
BRONX
BAYCHESTER AVE
Boston Post Rd
Peartree Square Shopping Plaza
Co-Op City
River Pkwy
Pelham Bay and Split Rock Golf Courses
Thomas Pell Wildlife Sanctuary
Bartow-Pell Mansion Museum
Glover's Rock
GUN HILL RD
Gun Hill Rd
The Mall at Bay Plaza
Hutchinson
City Island Rd
Pelham Bay
City Island
PELHAM PKWY
NYC Health + Hospitals/ Jacobi
Pelham Bay Park
100
22
125
1
95
87
YONKERS
NEW JERSEY
NEW YORK CITY
MANHATTAN
QUEENS
BRONX
STAMFORD
White Plains
Larchmont
New Rochelle
Long Island Sound

A-3-61

Mortgage Loan No. 7 – The Arc

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New Rochelle, NY 10801
Original Balance(1):	$59,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$59,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsor:	Allstate Ventures LLC			Size:	144 Units
Guarantors:	Abraham Jeremias and Mikel Jeremias			Cut-off Date Balance per Unit(1):	$409,722
Mortgage Rate:	6.0500%			Maturity Date Balance per Unit(1):	$409,722
Note Date:	1/8/2026			Property Manager:	Frontgate Management Inc.
Maturity Date:	2/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,510,776
Amortization Term:	0 months			UW NCF:	$4,471,571
IO Period:	60 months			UW NOI Debt Yield(1):	7.6%
Seasoning:	5 months			UW NCF Debt Yield(1):	7.6%
Prepayment Provisions:	L(29),D(24),O(7)			UW NOI Debt Yield at Maturity(1):	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.24x
Additional Debt Type(1):	Mezzanine			Most Recent NOI:	$4,429,857 (2/28/2026 TTM)
Additional Debt Balance(1):	$5,750,000			2nd Most Recent NOI:	$4,459,659 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(2):	NAP
Reserves				Most Recent Occupancy(3):	93.1% (4/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.8% (12/30/2025)
RE Taxes:	$52,336	$26,168	NAP	3rd Most Recent Occupancy:	92.0% (12/31/2024)
Insurance:	$69,774	$6,343	NAP	Appraised Value (as of):	$88,500,000 (11/20/2025)
Deferred Maintenance:	$1,875	$0	NAP	Appraised Value per Unit:	$614,583
Replacement Reserve:	$0	$3,000	NAP	Cut-off Date LTV Ratio(1):	66.7%
Condominium Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$59,000,000	91.1%	Loan Payoff(4):	$61,678,941	95.3%
Mezzanine Loan Amount:	$5,750,000	8.9%	Closing Costs:	$2,524,379	3.9%
			Return of Equity:	$422,695	0.7%
			Upfront Reserves:	$123,985	0.2%
Total Sources:	$64,750,000	100.0%	Total Uses:	$64,750,000	100.0%

(1)	The Arc Mortgage Loan (as defined below) and The Arc Mezzanine Loan (as defined below) are collectively referred to as the “The Arc Total Debt.” With respect to The Arc Total Debt, the Cut-off Date Balance Per Unit is $449,653, the Maturity Date Balance Per Unit is $449,653, the UW NOI Debt Yield is 7.0%, the UW NOI Debt Yield at Maturity is 7.0%, the UW NCF DSCR is 1.06x, the Cut-off Date LTV Ratio is 73.2% and the Maturity Date LTV Ratio is 73.2%.
(2)	3rd Most Recent NOI is not applicable as The Arc Property (as defined below) was built in 2023 and achieved stabilization in late 2024.
(3)	Most Recent Occupancy is based on the borrower rent roll dated March 20, 2026 and is inclusive of updated tenant leasing information as of April 1, 2026.
(4)	Loan Payoff includes previous debt with a principal balance of $56.7 million, a preferred equity payoff of $4.5 million, and a $500,000 building materials loan.

The Mortgage Loan. The seventh largest mortgage loan (“The Arc Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $59,000,000 and secured by a fee interest in a 144-unit multifamily property located in New Rochelle, New York (“The Arc Property”).

The Borrower and the Borrower Sponsor. The borrower for The Arc Mortgage Loan is Centre Pointe Developers LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is Allstate Ventures LLC, which has a 33.4% equity interest in the borrower. Allstate Ventures LLC is a real estate owner and developer focused on investments in the New York City metropolitan area. The company’s team specializes in the acquisition, repositioning, development and management of residential, commercial and mixed-use properties. Allstate Ventures LLC is 100% owned by father and son, Mikel and Abraham Jeremias, who founded the company in 2016. The Jeremias family has been in the real estate business for over 60 years, building a portfolio of commercial and residential real estate. The non-recourse carveout guarantors for The Arc Mortgage Loan are Mikel Jeremias and Abraham Jeremias.

The Property. The Arc Property consists of a 16-story, 144-unit high rise multifamily building located on a 0.3-acre site in downtown New Rochelle, New York, approximately 19 miles northeast of Midtown Manhattan. The Arc Property was constructed in 2023, and the land was initially acquired in 2018 for $8.0 million by the borrower sponsor, which subsequently invested approximately $64.3 million throughout the development. The Arc Property contains 144 residential units, 1,052 SF of ground floor retail space, and 190 garage parking spaces. The ground floor retail unit is fully occupied by Graze Craze, a charcuterie food franchisor that pays current annual rent of $46,800 under a 7-year lease that is scheduled to expire in March, 2032 and has two, five-year renewal options remaining. The residential unit mix includes 48 studios, 72 one-bedroom units and 24 two-bedroom units. The residential units were approximately 93.1% leased as of April 1, 2026. Interior unit amenities include stainless steel appliances, stone countertops, modern cabinets and flooring, 10-foot ceilings, smart thermostats and floor-to-ceiling windows. Select units also have outdoor terraces, walk in closets, and double sink bathrooms.

A-3-62

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

Building amenities at The Arc Property includes two full floors of common area amenity space, which offers tenants a landscaped rooftop terrace with barbecues, a fitness center, yoga studio, basketball court, multi-sport simulator, indoor dog run, billiard room, a coworking space with private work nooks, and spacious conference rooms, a family room, a lounge, private storage units and valet garage parking on site. Concessions currently offered for new leases at The Arc Property include one month free rent on a 13 month lease and two months free rent on a 22 month lease. Concessions are not typically offered on renewals.

The Arc Property is part of a condominium that is comprised of 3 buildings/3 units, each building constituting a separate unit, and a right of way parcel. The collateral represents Unit A, and has a 33.33% common interest in the condominium, equal to the shares of each of the other two condominium units. The land directly under each building is a limited common element. As of the origination date, the borrower sponsor controls all three units, therefore the condominium does not assess common charges and there is no budget for the condominium. Each unit, including the unit representing The Arc Property, has the right to appoint one member of the condominium board out of a total of three members. Accordingly, the borrower does not control the condominium. During the continuance of a Cash Sweep Event Period (as defined below), if the condominium collects assessments, the borrower will be required to deposit the amount of the assessment into a reserve account with the lender.

PILOT. The Arc Property benefits from a 20-year payment in lieu of taxes (“PILOT”) agreement with the City of New Rochelle that began in the 2022-2023 tax year and ends in December 2043 in connection with the development of The Arc Property. In addition to the PILOT, the borrower is obligated to pay special district charges, special assessments and other charges including but not limited to fire district charges. The payments under the PILOT increase annually according to a schedule set forth in the PILOT agreement. In addition, PILOT payments are secured by a mortgage (the “PILOT Mortgage”) in favor of the New Rochelle Industrial Development Agency (the “IDA”) in the principal amount of $753,000, reflecting the payment due under the PILOT agreement in the final year of its term. As long as the PILOT payments are timely made by the borrower, no payments are due under the PILOT Mortgage. According to the appraisal, for the 2025/2026 tax year, the unabated taxes are estimated to have been $703,371, and the PILOT payment will be $189,726. Real estate taxes were underwritten based on the five-year average PILOT payments over the loan term, as well as current ad valorem taxes and special and direct assessments. The consent of the IDA is required to transfer the benefits of the PILOT, including to the lender upon a foreclosure or deed-in-lieu thereof, which consent may not be unreasonably withheld if certain conditions are satisfied. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents detailed information with respect to the units at The Arc Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	48	42	87.5%	447	$2,392	$5.31
1 BR	72	70	97.2%	621	$2,954	$4.75
2 BR	24	22	91.7%	1,119	$4,753	$4.27
Total/ Wtd. Average	144	134	93.1%	646	$3,073	$4.74

(1)	Information is based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.
(2)	Based on occupied units.

The Market. The Arc Property is located in downtown New Rochelle, New York, which is located approximately 19 miles northeast of Midtown Manhattan. The Arc Property is located in the Yonkers/Mt. Vernon/New Rochelle multifamily submarket of the New York multifamily market. The Arc Property benefits from its proximity to the New Rochelle train station (four blocks to the north) which is served by both Metro-North and Amtrak, and is the busiest Metro-North train station in New York State outside of New York City. From the New Rochelle train station downtown, Metro-North Railroad service to Grand Central Terminal takes about 36 minutes. There is also local bus and taxi services available. Major highways include Interstate 95 and the Hutchinson River Parkway, which is designated for passenger vehicles only and runs through much of the city. The Arc Property is also located within walking distance of various retail and dining establishments throughout downtown New Rochelle. New Rochelle is a commuter suburb of New York City, located on the Long Island Sound in Westchester County, New York. New Rochelle has been home to a variety of industries over the years, including Thanhouser Film Studios, Terrytoons Studios, P.J. Tierney Diner manufacturing (now DeRaffele Manufacturing Company), Flynn Burner Company, New York Seven Up (Joyce Beverages, Inc.), RawlPlug, Inc., the Longines Symphonette Society, and Conran’s USA. New Rochelle is also home to the corporate headquarters of Sidney Frank Importing, Blimpies, and East River Savings Bank.

According to the appraisal, as of the third quarter of 2025, the vacancy rate in the New York multifamily market was 3.3%, with average monthly asking rents of $3,360 per unit, and an inventory of approximately 1.6 million units. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Yonkers/Mt. Vernon/New Rochelle multifamily submarket was 6.4%, with average monthly asking rents of $2,552 per unit, and an inventory of approximately 36,096 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of The Arc Property was 46,879, 167,677, and 531,959, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $124,949, $155,363, and $130,526, respectively.

A-3-63

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable multifamily rental properties to The Arc Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
The Arc (subject)(1) 64 Centre Avenue New Rochelle, NY	2023	144	Studio 1 BR 2 BR	447 621 1,119	$2,392 $2,954 $4,753	$5.31 $4.75 $4.27
3Thirty3 333 Huguenot Street New Rochelle, NY	2021	285	Studio 1 BR 2 BR	472 1,072 1,052	$2,266 $3,465 $3,944	$4.80 $3.23 $3.75
The Alary(3) 33 Westchester Place New Rochelle, NY	2025	315	Studio 1 BR 2 BR	734 853 1,000	$2,555 $3,300 $4,900	$3.48 $3.87 $4.90
Encore 325 325 Huguenot Street New Rochelle, NY	2023	241	Studio 1 BR 2 BR	533 820 1,251	$2,460 $3,265 $4,185	$4.62 $3.98 $3.35
Two Clinton Park 50 Clinton Place New Rochelle, NY	2024	390	Studio 1 BR 2 BR	521 728 1,097	$2,505 $3,552 $4,615	$4.81 $4.88 $4.21
The Leaf 12 Church Street New Rochelle, NY	2025	477	Studio 1 BR 2 BR	527 743 999	$2,619 $3,436 $4,788	$4.97 $4.62 $4.79
The Allen 247 North Avenue New Rochelle, NY	2025	307	Studio 1 BR 2 BR	421 625 1,054	$2,410 $2,950 $4,073	$5.72 $4.72 $3.86
Stella 10 Lecount Place New Rochelle, NY	2022	380	Studio 1 BR 2 BR	488 685 1,019	$2,462 $2,920 $4,232	$5.05 $4.26 $4.15

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026 other than Year Built.
(2)	Based on occupied units.
(3)	The Alary is owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Arc Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
Studio	48	447	$2,392	$5.31	$2,500	$5.59
1 BR	72	621	$2,954	$4.75	$3,000	$4.99
2 BR	24	1,119	$4,753	$4.27	$4,500	$4.12
Total/ Wtd. Average	144	646	$3,073	$4.74	$3,083	$4.88

(1)	Based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for The Arc Property of $88,500,000 as of November 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2025, there was one controlled recognized environmental condition related to multiple underground storage tanks and aboveground storage tanks used for petroleum products stemming from former uses of The Arc Property as a battery and auto repair facility and as a gas station. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-64

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for The Arc Property:

Cash Flow Analysis
	2025	2/28/2026 TTM	UW	UW per Unit
Gross Potential Rent(1)	$4,890,656	$4,906,751	$5,299,757	$36,804
Other Income(2)	$985,533	$970,527	$993,298	$6,898
Discounts Concessions	($80,290)	($91,411)	($91,411)	($635)
Vacancy / Credit Loss	$0	$0	($360,000)	($2,500)
Effective Gross Income	$5,795,900	$5,785,867	$5,841,644	$40,567

Real Estate Taxes(3)	$306,729	$307,450	$312,459	$2,170
Insurance	$148,027	$139,084	$73,900	$513
Other Expenses	$881,486	$909,477	$944,510	$6,559
Total Expenses	$1,336,241	$1,356,010	$1,330,868	$9,242

Net Operating Income	$4,459,659	$4,429,857	$4,510,776	$31,325
Capital Expenditures	$0	$0	$36,000	$250
TI/LC	$0	$0	$3,206	$22
Net Cash Flow	$4,459,659	$4,429,857	$4,471,571	$31,053

Occupancy %(4)	95.8%	93.1%	93.2%
NOI DSCR	1.23x	1.22x	1.25x
NCF DSCR	1.23x	1.22x	1.24x
NOI Debt Yield	7.6%	7.5%	7.6%
NCF Debt Yield	7.6%	7.5%	7.6%

(1)	UW Gross Potential Rent is based on the contractual in-place rent from the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.
(2)	Other income is comprised of $481,664 of parking income, $42,750 of commercial income from the contractual lease payments for the ground floor retail space, occupied by the tenant Graze Craze, and $468,884 of utility reimbursement income, amenity fees, storage income, pet fees, and other miscellaneous income.
(3)	Real Estate Taxes have been underwritten based on the five-year average PILOT payments over the loan term ($193,596), as well as current ad valorem taxes and special and direct assessments of $118,863. The Arc Property benefits from a 20-year PILOT agreement that began in 2023 and expires in December 2043.
(4)	UW Occupancy % represents economic occupancy. 2/28/2026 TTM Occupancy % is based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.

Escrows and Reserves.

Real Estate Tax – On The Arc Mortgage Loan origination date, the borrower was required to make an upfront deposit of $52,336 into a reserve for real estate taxes. The borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $26,168).

Insurance – On The Arc Mortgage Loan origination date, the borrower was required to make an upfront deposit of $69,774 into a reserve for insurance premiums. On a monthly basis, the borrower is currently required to deposit 1/12th of the estimated annual insurance premiums (which currently equates to approximately $6,343 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty insurance policies maintained by the borrower covering The Arc Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $3,000.

Required Repair Fund – On The Arc Mortgage Loan origination date, the borrower was required to make an upfront deposit of $1,875 into a required repair fund to cover lender-approved repairs to The Arc Property.

Condominium Reserve – During any Cash Sweep Event Period (as defined below), the borrower is required to fund a condominium reserve in amounts reasonably determined by the lender to be sufficient to pay condominium assessments when due, including an upfront deposit and ongoing monthly deposits equal to one-twelfth of the estimated annual condominium assessments.

Lockbox / Cash Management. The Arc Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, within one business day of receipt, all revenue received by the borrower or the property manager into such lockbox account. On the first business day of each week during the continuance of a Cash Sweep Event Period, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account to be applied and disbursed on each monthly payment date in the following order of priority, provided that no event of default is continuing under The Arc Mortgage Loan: (i) to make monthly deposits into the real estate tax and

A-3-65

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

insurance reserves, if any, (ii) to pay debt service on The Arc Mortgage Loan, (iii) to make monthly deposits into the replacement reserves, (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) to pay debt service under The Arc Mezzanine Loan and (vi) to deposit all remaining amounts into an excess cash flow reserve account, to be held as additional collateral during such Cash Sweep Event Period (provided that if there is a DSCR Event (as defined below) and no other Cash Sweep Event Period, such funds may be disbursed to the borrower for the amounts described in clause (iv) above). Upon the cure of the applicable Cash Sweep Event Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower.

“Cash Sweep Event Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Arc Mortgage Loan documents, (ii) the occurrence and continuance of an event of default under The Arc Mezzanine Loan documents (if applicable), and (iii) the debt service coverage ratio (based on the aggregate debt service under both The Arc Mortgage Loan and The Arc Mezzanine Loan) being less than 1.00x (a “DSCR Event”) and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the cure (if applicable) of such mezzanine loan event of default, and (z) with regard to a DSCR Event, the date that either (I) the debt service coverage ratio (based on the aggregate debt service under both The Arc Mortgage Loan and The Arc Mezzanine Loan) is equal to or greater than 1.10x for two consecutive calendar quarters or (II) the borrower deposits with the lender either a cash reserve or letter of credit in an amount equal to $340,000, or such amount has accumulated in the excess cash flow reserve account.

Mezzanine Loan. A mezzanine loan (“The Arc Mezzanine Loan”) in the amount of $5,750,000 was made by ARC Lender LLC, as mezzanine lender, to The Arc Building LLC, as borrower (the “Mezzanine Borrower”), secured by the Mezzanine Borrower’s equity interests in the borrower under The Arc Mortgage Loan. The Arc Mezzanine Loan is co-terminous with The Arc Mortgage Loan, accrues interest at 10.00% per annum and provides for interest only payments until its stated maturity date. The mortgage lender and mezzanine lender have entered into an intercreditor agreement. Set forth below is information regarding The Arc Total Debt.

The Arc Total Debt Summary(1)
Loan	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mortgage Loan	$59,000,000	6.0500%	1.24x	7.6%	66.7%
Mezzanine Loan	$5,750,000	10.0000%	1.06x	7.0%	73.2%
Total/Weighted Average	$64,750,000	6.4007722007722%

(1)	See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The Arc Mortgage Loan documents require the borrower to obtain and maintain an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of The Arc Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-66

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

A-3-67

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

Broadacres Office Park
1455 Broad Street & 200, 300, 400 Broadacres Drive
Bloomfield, NJ 07003
Paterson
Totowa
Elmwood Park
Garret Mountain Park
St. Josephs Regional Medical Ctr.
Park West Meadows
Woodland Park
Rifle Camp Park
Valley Rd.
Crooks Ave.
Garden State Pkwy
Lanza Ave.
Garfield
Albion Place
Piaget Plaza
Botany Village
NJ TRANSIT
Clifton Ave.
Passaic River
Montclair State Univ.
Yogi Berra Museum
PASSAIC COUNTY
CLIFTON
Paulison Ave.
MAIN LINE
Sprague Field
MONTCLAIR HEIGHTS
Clifton
Colfax Ave.
Kindred Hospital East New Jersey
North Caldwell
Ridge Rd.
Mills Reservation County Park
Richfield Shopping Center
Wallington
Boverini Stadium
Upper Montclair
Fairview Ave.
Pompton Ave.
MOUNTAIN AVE
Allwood Rd.
Bloomfield Ave.
PASSAIC
Passaic
ESSEX COUNTY
Universal Technical Institute
Upper Montclair CC
Styertowne Shopping Center
The Promenade Shops at Clifton
W. Passaic Ave.
Grove St.
Montclair
Brookdale Park
Seton Hall Univ. College of Nursing
River Front Center
DELAWANNA
Rutherford
WATCHUNG AVE
Central Ave.
Clifton Commons
Bloomfield
Montclair GC
Claremont Ave.
Glen Ridge CC
Glen Ridge
Nutley
Franklin Ave.
Pleasant Valley Way
WALNUT ST
LYNDHURST
NY City 12 miles
Prospect Ave.
Eagle Rock Reservation
Mountainside Hospital
Centre St.
Avondale
KINGSLAND
West Orange Plaza
BAY ST-MONTCLAIR
Glenmont Square
Kingsland Ave.
Harrison Ave.
Nishuane Park
Forest Hill Field Club
Greylock Pkwy.
Lyndhurst
GLEN RIDGE
Bloomfield College
Bloomfield Crossing
Belleville
Essex Green Shopping Center
Ridgewood Ave.
Hendricks Field GC
Washington Ave.
BERGEN COUNTY
West Orange
BLOOMFIELD
Watsessing Park
Clara Maass Medical Ctr.
Belleville Ave.
North Arlington
Essex County CC
Main St.
Dodd St.
WATSESSING
Franklin Square Plaza
GROVE STREET
Orange
East Orange
Branch Brook Park
Summer Ave.
Broadway
Kearny Ave.
HUDSON COUNTY
ORANGE
Park Ave.
Newark Light Rail
Silver Lake
Gregory Ave.
Brick Church Plaza
BRICK CHURCH
HIGHLAND AVENUE
NJ TRANSIT
Orange Park
NEWARK
Kearny
Pepsi Bottling Group
Kearny Plaza
Wayne
Yonkers
PATERSON
Montville
Teaneck
Clifton
Passaic
Fort Lee
Parsippany
East Hanover
Livingston
Florham Park
Morristown
West Orange
MANHATTAN
NEW JERSEY
East Orange
Madison
Chatham
Irvington
QUEENS
NEWARK
JERSEY CITY
NEW YORK CITY
Summit
Millburn
Union
Hoboken
Westfield
Elizabeth
Bayonne
BROOKLYN
Linden
Scotch Plains
Rahway
Plainfield
South Plainfield
STATEN ISLAND
Atlantic Ocean
Woodbridge
Piscataway
Edison
80
19
46
21
3
23
280
7

A-3-68

Mortgage Loan No. 8 – Broadacres Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Bloomfield, NJ 07003
Original Balance:	$48,000,000			General Property Type:	Office
Cut-off Date Balance:	$48,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1972-1978/2025
Borrower Sponsors:	Ercument Tokat and			Size:	387,944 SF
	Melih Adbulhayoglu			Cut-off Date Balance Per SF:	$124
Guarantors:	Ercument Tokat and			Maturity Date Balance Per SF:	$124
	Melih Adbulhayoglu			Property Manager:	ERCT Property Management LLC
Mortgage Rate:	7.1300%				(borrower-affiliated)
Note Date:	6/4/2026
Maturity Date:	7/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(2):	$6,580,940
Amortization Term:	0 months			UW NCF:	$5,908,924
IO Period:	60 months			UW NOI Debt Yield:	13.7%
Seasoning:	0 months			UW NCF Debt Yield:	12.3%
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield at Maturity:	13.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x
Additional Debt Type:	NAP			Most Recent NOI(2):	$5,700,294 (3/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,856,527 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$5,930,315 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	89.5% (3/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.9% (12/31/2025)
RE Taxes:	$0	$123,437	NAP	3rd Most Recent Occupancy:	94.4% (12/31/2024)
Insurance:	$48,427	$16,142	NAP	Appraised Value (as of):	$85,500,000 (3/30/2026)
Replacement Reserve:	$0	$6,466	NAP	Appraised Value Per SF:	$220
TI/LC Reserve:	$2,000,000	$80,822	NAP	Cut-off Date LTV Ratio:	56.1%
Unfunded Obligations Reserve:	$1,351,141	$0	NAP	Maturity Date LTV Ratio:	56.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,000,000	100.0%	Loan Payoff(3):	$40,164,032	83.7%
			Upfront Reserves:	$3,399,568	7.1%
			Return of Equity:	$3,112,129	6.5%
			Closing Costs:	$1,324,271	2.8%
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributed to recent leasing activity at the Broadacres Office Park Property (as defined below). Valley Hospital recently signed a lease which commenced March 30, 2026 and pays $264,912 of UW base rent.
(3)	The prior mortgage loan and mezzanine loan matured May 5, 2025 and the borrower negotiated a short term extension to June 4, 2026. Such prior loans were repaid in full on the origination date.

The Mortgage Loan. The eighth largest mortgage loan (the “Broadacres Office Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $48,000,000 and secured by a first priority fee mortgage encumbering an office park comprised of four suburban office buildings in Bloomfield, New Jersey totaling 387,944 SF (the “Broadacres Office Park Property”).

The Borrowers and the Borrower Sponsors. The borrowers for the Broadacres Office Park Mortgage Loan are comprised of 20 tenant-in common entities, each of which is a Delaware limited liability company. The borrowers were structured as tenants-in-common to satisfy 1031 exchange requirements when the Broadacres Office Park Property was acquired in 2021. The borrower sponsors and non-recourse carveout guarantors for the Broadacres Office Park Mortgage Loan are Ercument Tokat and Melih Adbulhayoglu. In total, Ercument Tokat indirectly owns 65% of the borrowers and Melih Adbulhayoglu indirectly owns 35% of the borrowers.

Ercument Tokat is a partner and founding member of the healthcare practice at Centerview Partners. Centerview Partners is an independent investment banking and advisory firm with offices located in New York, London, San Francisco, Palo Alto, and Los Angeles providing advice on mergers and acquisitions, financial restructuring, valuation, and capital structure to companies, institutions, and governments. Mr. Tokat has a real estate portfolio of residential, office, and mixed use properties throughout New Jersey that total over 500,000 SF of commercial space. Melih Adbulhayoglu is the founder of Xcitium (formerly known as Comodo Security Solutions), which Mr. Adbulhayoglu founded in 1998, and produces digital security products. Mr. Adbulhayoglu is also chief operating advisor of MAVeCAP, a venture capital firm which he founded in 2018.

The Property. The Broadacres Office Park Property is comprised of four suburban office buildings totaling 387,944 SF situated on 16.398 acres within an office park located in Bloomfield, New Jersey. The office buildings are connected via landscaped walkways and share campus amenities such as (i) the

A-3-69

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

Nautilus Lounge, an offline social space, (ii) the Broadacres Café, which offers breakfast, lunch, and catering options, (iii) Surf Fitness, a fitness center, and (iv) a conference center. The Broadacres Office Park Property was built in phases between 1972 and 1978, and has had continued maintenance and upkeep work since completion. The prior owner of the Broadacres Office Park Property invested approximately $2.3 million in upgrades from 2017-2019 including new parking lots, an upgrade to energy-efficient LED exterior lighting, lobby renovations, restroom upgrades, new signage, and the addition of the Nautilus Lounge, Broadacres Café, and Surf Fitness Gym. The borrowers acquired the Broadacres Office Park Property in April 2021 for $52,000,000 plus an additional $1,600,000 in closing costs. Upon acquisition of the Broadacres Office Park Property, the borrowers implemented a capital improvement plan from 2022-2025 for a total cost of approximately $1,815,000, which included upgrading the first floor and common areas, replacing the roofs at 200 Broadacres Drive and 400 Broadacres Drive, and other upgrades across the four buildings. Along with the capital improvements plan, the borrowers spent approximately $10,500,000 in tenanting costs from 2021-2025, resulting in a total cost basis of approximately $65,915,000.

At the time of the borrowers’ acquisition, the Broadacres Office Park Property was 78.1% leased with approximately 68,140 SF leased to tenants in occupancy on a month-to-month basis or subject to lease terms with less than 12 months remaining. The Broadacres Office Park Property is currently 89.5% leased to 46 tenants. The Broadacres Office Park Property rent roll is granular, with no tenant leasing more than 7.9% of NRA and no tenant accounting for more than 8.2% of underwritten base rent. The Broadacres Office Park Property also includes an approximately 27,000 SF parcel of land leased to Shop Rite, pursuant to a ground lease dated November 6, 2017. The ground lease with Shop Rite has an initial term of 39 years, with three 20-year extension options. Shop Rite has operated its supermarket on the adjacent parcel located at 1409 Broad Street for more than 25 years and entered into the ground lease to accommodate a 14,000 SF expansion of the supermarket space and additional parking. Shop Rite’s current annual ground rent payment is $288,000 and will increase to $345,600 in 2028.

Major Tenants.

Partnership For Children of Essex (30,546 SF, 7.9% of NRA, 8.2% of underwritten rent). Partnership for Children of Essex is a private non-profit care management organization that assists youth with emotional and behavioral needs, intellectual and developmental needs, and substance abuse. Partnership For Children of Essex is part of New Jersey’s Children’s System of Care. Partnership For Children of Essex has been a tenant at the Broadacres Office Park Property since November 2017 and expanded its space at the Broadacres Office Park Property in June 2023. Partnership For Children of Essex currently has a lease expiration date of October 31, 2028 with two, five-year renewal options remaining and the right to terminate its lease in the event that the State of New Jersey fails to allocate sufficient funds in its annual budget for the tenant’s rent due under its lease for the next subsequent year.

NuRD LLC (24,520 SF, 6.3% of NRA, 7.3% of underwritten rent). NuRD LLC (“NuRD”) is a research and development company within the portfolio of parent company MAVeCap, which was founded by Melih Adbulhayoglu, one of the borrower sponsors and non-recourse carveout guarantors. MAVeCap is a technology-focused venture capital firm whose portfolio of companies includes Xcitium (formerly known as Comodo Security Solutions), NuFinTech, ITarian, NuCAL, NuSEC, Ezlo Innovation, NuRD, NuMSP, FormBot, and NuWeb. NuRD has research and development centers across the world in Ukraine, Turkey, Romania, India, and China, with its space at the Broadacres Office Park Property serving as the firm’s global headquarters. NuRD has been a tenant at the Broadacres Office Park Property since May 2021, simultaneous with the borrowers’ acquisition of the Broadacres Office Park Property. NuRD has a lease expiration date of April 30, 2031 with two, 5-year renewal options remaining and no termination options.

Dewberry Engineers Inc. (24,422 SF, 6.3% of NRA, 7.1% of underwritten rent). Dewberry Engineers Inc. is a family owned, nationwide engineering firm with over 70 years of experience in planning, designing, and construction services. Dewberry Engineers Inc. has over 2,500 employees in over 50 locations across the United States. In 2025, Dewberry Engineers Inc. ranked #35 in the top 500 design firms according to a nationally published engineering industry magazine. Dewberry Engineers Inc. has been a tenant at the Broadacres Office Park Property since March 2003, and has a current lease expiration date of July 31, 2029 with two, 5-year renewal options remaining and no termination options.

A-3-70

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

The following table presents a summary regarding the major tenants at the Broadacres Office Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Partnership For Children of Essex	NR/NR/NR	30,546	7.9%	$781,590	8.2%	$25.59	10/31/2028	2 x 5 yr	Y(2)
NuRD LLC(3)	NR/NR/NR	24,520	6.3%	$690,238	7.3%	$28.15	4/30/2031	2 x 5 yr	N
Dewberry Engineers Inc.(4)	NR/NR/NR	24,422	6.3%	$677,220	7.1%	$27.73	7/31/2029	2 x 5 yr	N
Munzing North America, LP	NR/NR/NR	21,710	5.6%	$559,033	5.9%	$25.75	12/31/2028	1 x 5 yr	N
Alliance Health Systems, LLC	NR/NR/NR	19,689	5.1%	$554,112	5.8%	$28.14	4/30/2033	2 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		120,887	31.2%	$3,262,193	34.3%	$26.99

Other Tenants		226,206	58.3%	$6,249,435	65.7%	$27.63
Occupied Subtotal/Wtd. Avg.		347,093	89.5%	$9,511,628	100.0%	$27.40

Vacant Space		40,851	10.5%
Total/Wtd. Avg.		387,944	100.0%

(1)	Information is based on the underwritten rent roll dated March 26, 2026.
(2)	Partnership For Children of Essex currently has a lease end date of October 31, 2028 with two, five-year renewal options remaining and the right to terminate its lease in the event that the State of New Jersey fails to allocate sufficient funds in its annual budget for the tenant’s rent due under its lease for the next subsequent year.
(3)	NuRD is an affiliate of Melih Adbulhayoglu, one of the borrower sponsors and non-recourse carveout guarantors.
(4)	Dewberry Engineers Inc. has free rent in March 2027 and March 2028, which was reserved for at origination.

The following table presents certain information relating to the lease rollover at the Broadacres Office Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	6	32,686	8.4%	8.4%	$634,297	6.7%	6.7%	$19.41
2027	4	13,955	3.6%	12.0%	$381,883	4.0%	10.7%	$27.37
2028	5	66,752	17.2%	29.2%	$1,747,230	18.4%	29.1%	$26.17
2029	7	41,695	10.7%	40.0%	$1,244,099	13.1%	42.1%	$29.84
2030	5	34,395	8.9%	48.8%	$1,021,601	10.7%	52.9%	$29.70
2031	5	63,310	16.3%	65.2%	$1,775,835	18.7%	71.5%	$28.05
2032	5	26,819	6.9%	72.1%	$779,431	8.2%	79.7%	$29.06
2033	1	19,689	5.1%	77.2%	$554,112	5.8%	85.6%	$28.14
2034	2	16,899	4.4%	81.5%	$468,542	4.9%	90.5%	$27.73
2035	2	11,406	2.9%	84.4%	$329,558	3.5%	94.0%	$28.89
2036	2	3,570	0.9%	85.4%	$132,588	1.4%	95.3%	$37.14
2037 & Thereafter	2	15,917	4.1%	89.5%	$442,452	4.7%	100.0%	$27.80
Vacant	0	40,851	10.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	46	387,944	100.0%		$9,511,628	100.0%		$27.40

(1)	Information obtained from the underwritten rent roll dated March 26, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The Broadacres Office Park Property is located in Bloomfield, New Jersey within Essex County. Three of the four buildings that make up the Broadacres Office Park Property are positioned along Broadacres Drive, which is a 0.5 mile loop that begins and ends at Broad Street. The Broadacres Office Park Property is accessible from northern and central New Jersey as it is situated immediately west of the Garden State Parkway between exits 151 and 153. The Broadacres Office Park Property is approximately 15 miles north of Newark Liberty International Airport and approximately 16 miles from Manhattan. Public transportation available to the Broadacres Office Park Property is provided by NJ Transit, which operates both train and bus service in the area. There are multiple bus stops located along Broad Street and the Upper Montclair train station is located less than two miles west of the Broadacres Office Park Property. The Upper Montclair station is serviced by NJ Transit’s Montclair-Boonton line and provides direct access to New York Penn Station.

A-3-71

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

The Broadacres Office Park Property is located in the Bloomfield / GSP submarket of the Northern NJ office market. According to the appraisal, as of the fourth quarter of 2025, the Northern NJ office market had a total inventory of 117,370,384 SF, a vacancy rate of 12.6%, and average asking gross rents of $29.60 PSF. According to the appraisal, as of the fourth quarter of 2025, the Bloomfield / GSP submarket had an inventory of 2,954,070 SF, a vacancy rate of 6.5%, and average asking gross rents of $27.82 PSF. According to the appraisal, the 2025 average population within a one-, three-, and five-mile radius of the Broadacres Office Park Property was 16,520, 200,057, and 656,854, respectively. According to the appraisal, the 2025 average household income within the same radii of the Broadacres Office Park Property was $233,594, $172,794, and $138,995, respectively.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Broadacres Office Park Property:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Broadacres Office Park (1) (Subject Property) Bloomfield, NJ	387,944	1972-1978 / 2025	Partnership For Children of Essex NuRD LLC	30,546 24,520	Nov. 2017 May 2021	11.0 10.0	$25.59 $28.15
96 E. Main Street 96 East Main Street Little Falls, NJ	8,150	1995 / NAP	Andrew Witt Chiropractic	610	Mar. 2025	5.0	$33.44
250 Lincoln Avenue 250 Lincoln Avenue Hawthorne, NJ	4,800	2000 / NAP	Gunn Management	2,400	Nov. 2024	5.0	$26.00
101 Eisenhower Pkway – Bldg 1 101 Eisenhower Parkway Roseland, NJ	237,000	1980 / NAP	Brach Eichler LLC	4,936	Jun. 2024	9.9	$26.25
348-360 Bloomfield Avenue 348-360 Bloomfield Avenue Montclair, NJ	20,448	1923 / NAP	Sol Spirit Wellness	850	Jun. 2024	3.0	$32.00
Eisenhower Corporate Campus 290 West Mount Pleasant Avenue Livingston, NJ	380,065	1984 / 2010	The Learning Experience	1,201	Mar. 2024	5.0	$29.50

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated March 26, 2026 besides Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Broadacres Office Park Property of $85,500,000 as of March 30, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 13, 2026, there was no evidence of any recognized environmental conditions at the Broadacres Office Park Property. However, there was evidence of a controlled recognized environmental condition at the Broadacres Office Park Property pertaining to the property’s location in a designated classification exception area. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-72

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Broadacres Office Park Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,641,261	$9,723,665	$9,351,176	$9,333,237	$10,669,646	$27.50
Reimbursements	$735,634	$775,120	$817,905	$816,462	$1,142,250	$2.94
Other Income(2)	$288,000	$288,000	$288,000	$288,000	$288,000	$0.74
Less Vacancy & Credit Loss	($105,827)	($319,916)	($84,997)	($176,591)	($1,158,018)	($2.99)
Effective Gross Income	$9,559,068	$10,466,869	$10,372,084	$10,261,108	$10,941,878	$28.20

Real Estate Taxes	$1,416,218	$1,482,810	$1,423,206	$1,537,665	$1,572,900	$4.05
Insurance	$124,236	$120,213	$97,696	$142,514	$188,065	$0.48
Other Expenses	$2,663,456	$2,933,531	$2,994,655	$2,880,635	$2,599,973	$6.70
Total Expenses	$4,203,910	$4,536,554	$4,515,557	$4,560,815	$4,360,938	$11.24

Net Operating Income(3)	$5,355,158	$5,930,315	$5,856,527	$5,700,294	$6,580,940	$16.96
Capital Expenditures	$0	$0	$0	$0	$90,100	$0.23
TI/LC	$0	$0	$0	$0	$581,916	$1.50
Net Cash Flow	$5,355,158	$5,930,315	$5,856,527	$5,700,294	$5,908,924	$15.23

Occupancy %(4)	91.3%	94.4%	91.9%	89.5%	89.1%
NOI DSCR	1.54x	1.71x	1.69x	1.64x	1.90x
NCF DSCR	1.54x	1.71x	1.69x	1.64x	1.70x
NOI Debt Yield	11.2%	12.4%	12.2%	11.9%	13.7%
NCF Debt Yield	11.2%	12.4%	12.2%	11.9%	12.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 26, 2026, and includes $235,631 of rent steps through June 1, 2027 and a $94,610 annual reservation fee paid by Touro University.
(2)	Other Income represents ground rent paid by Shop Rite, which is currently $288,000 per annum and will increase to $345,600 in 2028.
(3)	The increase from 3/31/2026 TTM Net Operating Income to UW Net Operating Income is attributed to recent leasing at the Broadacres Office Park Property. Valley Hospital recently signed a lease which commenced March 30, 2026 and pays $264,912 of UW base rent.
(4)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 26, 2026. Historical occupancy figures represent physical occupancy.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $48,427 for insurance premiums, (ii) $2,000,000 for future tenant improvements and leasing commissions generally and (iii) approximately $1,351,141 for unfunded obligations to certain tenants relating to free rent, tenant improvements and leasing commissions specified in the Broadacres Office Park Mortgage Loan agreement.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit into a tax reserve an amount equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $123,437 monthly).

Insurance – On a monthly basis, the borrowers are currently required to deposit into an insurance reserve an amount equal to 1/12th of the annual estimated insurance payments (which currently equates to $16,142 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies prior to the expiration date of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve approximately $6,466 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit into a tenant improvements and leasing commissions (TI/LC) reserve approximately $80,822 for tenant improvements and leasing commissions incurred after origination.

Lockbox and Cash Management. The Broadacres Office Park Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish a lender controlled lockbox account and a lender controlled cash management account. In addition, the borrowers are required to provide, and upon the first occurrence of a Cash Sweep Event Period, the lender is authorized to deliver, letters to all tenants directing them to deposit rents directly into the lockbox account. During any Cash Sweep Event Period, all rents received by the borrowers or property manager must be deposited into the lockbox account within one business day of receipt, and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Broadacres Office Park Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Broadacres Office Park Mortgage Loan during

A-3-73

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

the continuance of the Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

A “Cash Sweep Event Period” commences upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.20x (a “DSCR Event”).

A Cash Sweep Event Period ends upon, (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Purchase Option and Right of First Refusal. To the extent its leased premises is legally subdivided as described in its lease, Brookdale Shoprite Inc. has the following rights: (i) a purchase option in relation to its leased premises (not exercisable until after year 37 of its lease term which commenced in 2017) and (ii) a right of first offer. The right of first offer is only triggered upon a potential sale of the leased premises separate and apart from any other portion of the Broadacres Office Park Property and is not applicable in the case of the exercise of remedies by the lender.

Terrorism Insurance. The Broadacres Office Park Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than the lesser of (i) 100% of the full replacement cost of the Broadacres Office Park Property and (ii) the original principal balance of the Broadacres Office Park Mortgage Loan, plus 18 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar perils are excluded from the borrowers’ all-risk policy, the borrowers must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the Broadacres Office Park Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-74

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

A-3-75

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

Marriott Tampa Westshore
1001 North Westshore Boulevard
Tampa, FL 33607
Sligh Ave
AdventHealth Carrollwood Hospital
HCA Florida West Tampa Hospital
Town 'N' Country
Egypt Lake-Leto
Anderson Rd
W. Hillsborough Ave
Hillsborough Ave
Memorial Hwy
Kelly Rd
Bray & Chelsea Park
Veterans Expwy
Tampa International Airport
Air Cargo Rd
Horizon Park Shopping Center
Al Lopez Field
South University Tampa
St. Joseph's Hospital
Armenia Ave
Highland Ave
Florida Ave
Hillsborough R.
George M. Steinbrenner Field
MLK Blvd
Rocky Point Golf Course
Hillsborough College - Dale Mabry Campus
Raymond James Stadium
Tampa Bay Buccaneers HQ
Fiesta Plaza
N. Blvd
C. Campbell Causeway
Columbus Dr
International Plaza and Bay Street
Northwest Tampa
Lois Ave
Dale Mabry Hwy
Himes Ave
Howard Ave
Westshore
Cypress St
Downtown Tampa
Straz Ctr. for the Performing Arts
Glazer Children's Museum
Bank of America Plaza
University of Tampa
Tampa Riverwalk
Old Tampa Bay
TAMPA
WestShore Plaza
W. Kennedy Blvd
Beach Park
HCA Florida South Tampa Hospital
Tampa Conv. Ctr.
Tampa General Hospital
Howard Frankland Bridge
Henderson Boulevard Shopping Ctr.
MacDill Ave
Hyde Park Village
Selmon Expwy
West Shore Blvd
St. Petersburg 16 miles
Henderson Blvd
Palma Ceia Golf and Country Club
Davis Island
Sunset Park
Bay To Bay Blvd
Tampa Bay
HILLSBOROUGH COUNTY
Palma Ceia Village
W. Euclid Ave
Britton Plaza
Bayside West
South Tampa
Gandy Commons
Gandy Shopping Center
Hillsborough Bay
Ballast Point
Manhattan Ave
Mac Dill Ave
Bayshore Blvd
Interbay Blvd
Holiday
Land O' Lakes
Wesley Chapel
Lutz
Tarpon Springs
Gulf of Mexico
Palm Harbor
Citrus Park
Carrollwood
Dunedin
Oldsmar
Town 'n' Country
Clearwater Beach
Safety Harbor
Clearwater
Brandon
Largo
Palm River
Riverview
Pinellas Park
Seminole
ST. PETERSBURG
Gulfport
St. Pete Beach
Gibsonton
Apollo Beach
Ruskin
Sun City Center

A-3-76

Mortgage Loan No. 9 – Marriott Tampa Westshore

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Tampa, FL 33607
Original Balance:	$46,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$46,438,991			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.0%			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2018
Borrower Sponsor:	Columbia Sussex Corporation			Size:	310 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$149,803
Mortgage Rate:	6.6130%			Maturity Date Balance Per Room:	$137,113
Note Date:	5/28/2026			Property Manager:	Crestview Management, LLC
Maturity Date:	6/11/2031				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$7,800,445
Seasoning:	1 month			UW NCF:	$7,012,708
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	16.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	15.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	18.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.84x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,709,958 (4/30/2026 TTM)
Reserves(1)				2nd Most Recent NOI:	$7,680,427 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,270,351 (12/31/2024)
RE Taxes:	$410,837	$58,691	NAP	Most Recent Occupancy:	67.0% (4/30/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	69.0% (12/31/2025)
FF&E Reserve:	$0	$65,645	NAP	3rd Most Recent Occupancy:	73.0% (12/31/2024)
Seasonality Reserve:	$595,000	Springing	NAP	Appraised Value (as of)(2):	$92,900,000 (4/22/2028)
PIP Reserve:	$4,414,900	Springing	NAP	Appraised Value Per Room(2):	$299,677
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Cut-off Date LTV Ratio(2):	50.0%
Ground Rent Reserve:	$84,072	Springing	NAP	Maturity Date LTV Ratio(2):	45.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$46,500,000	100.0%	Loan Payoff:	$22,424,487	48.2%
			Return of Equity:	$17,757,032	38.2%
			Upfront Reserves:	$5,507,309	11.8%
			Closing Costs:	$811,172	1.7%
Total Sources:	$46,500,000	100.0%	Total Uses:	$46,500,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The appraisal concluded to a hypothetical “Upon Completion” appraised value for The Marriott Tampa Westshore Property (as defined below) of $92,900,000 as of April 22, 2028, which assumes that there is $4,414,900 in an upfront PIP reserve for capital expenditures held in escrow as well as a gain in revenue as a result of the completed PIP. At origination, the borrower deposited $4,414,900 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “As Is” appraised value of $82,000,000 as of April 22, 2026, resulting in an Appraised Value Per Room of approximately $264,516, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.6% and 51.8%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Marriott Tampa Westshore Mortgage Loan”) is evidenced by a single promissory note with an original principal balance as of the Cut-off date of $46,438,991. The Marriott Tampa Westshore Mortgage Loan is an amortizing loan and is secured by the borrower’s sub-leasehold interest in a 310-room full-service hotel located in Tampa, Florida (the “Marriott Tampa Westshore Property”).

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Westshore, LLC, a single-purpose, Delaware limited liability company.

The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 49 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt. The non-recourse carveout guarantor is CSC Holdings, LLC an affiliate of CSC.

The Property. The Marriott Tampa Westshore Property is a 13-story, 310-room, full-service hotel located at 1001 North Westshore Boulevard, Tampa, Florida. Situated on an approximately 5.99-acre site, the Marriott Tampa Westshore Property was constructed in 1981 and most recently renovated in 2018. The Marriott Tampa Westshore Property is operated under a Marriott franchise agreement, which was renewed in 2024 and expires January 6, 2045, and is affiliated with a national reservation system consistent with branded full-service hotel operations. The borrower sponsor has invested approximately $11.1 million ($35,828/key) in capital improvements since 2015, including a full $9.0 million ($29,140/key) property improvement plan (“PIP”) in 2016-2019. Based on the franchise agreement, the Marriott Tampa Westshore Property has required capital improvements associated with a PIP with

A-3-77

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

a total estimated cost of $4.4 million which is required to be completed by May 2027. The PIP will include renovations of the guest rooms, public spaces, food and beverage outlets, meeting spaces, recreational facilities and exterior improvements.

Amenities at the Marriott Tampa Westshore Property include approximately 13,528 SF of meeting space, a restaurant/bar and lounge, an indoor/outdoor swimming pool, a fitness center, a business center, a guest laundry, and a sundries shop.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Tampa Westshore Property:

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set			Marriott Tampa Westshore			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	71.5%	$177.87	$127.22	71.6%	$191.60	$137.18	100.1%	107.7%	107.8%
12/31/2024	71.8%	$183.33	$131.70	72.8%	$194.07	$141.32	101.4%	105.9%	107.3%
12/31/2025	70.0%	$184.11	$128.84	69.0%	$203.65	$140.60	98.7%	110.6%	109.1%
2/28/2026 TTM	69.5%	$182.87	$127.11	67.1%	$204.22	$137.12	96.6%	111.7%	107.9%

(1)	Source: Industry Report, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	The competitive set includes Hilton Tampa Airport Westshore, The Westshore Grand, A Tribute Portfolio, Hotel Alba Tampa, Tapestry Collection, Tampa Airport Marriott, Four Points by Sheraton Suites Tampa Airport Westshore, Holiday Inn Tampa Westshore – Airport Area and AC Hotels by Marriott Tampa Airport

The Market. The Marriott Tampa Westshore Property is located within the Westshore District of Tampa, Florida, the region’s primary business and commercial hub. The property is situated at the northeast corner of North Westshore Boulevard, approximately two miles southeast of Tampa International Airport and four miles west of the Tampa Central Business District. The Marriott Tampa Westshore Property benefits from its proximity to significant demand generators, including Tampa International Airport, the Westshore business district, and numerous corporate office parks, retail centers, and entertainment venues. The surrounding area includes major retail destinations such as International Plaza, Bay Street and Westshore Plaza, as well as recreational and entertainment venues such as Raymond James Stadium and various dining and hospitality offerings. The Westshore District represents the largest office submarket in the Tampa Bay area, encompassing more than 13.55 million square feet of office space, thousands of businesses, and a significant employment base that supports steady corporate and business-related lodging demand. In addition to corporate demand, Tampa also hosts a variety of events, conventions, and sporting activities, which further support transient and group demand for hotel properties.

The Marriott Tampa Westshore Property’s demand segmentation is estimated to consist of approximately 50% commercial demand, 25% group demand, and 25% leisure demand.

According to the appraisal, the 2025 estimated population within a one-, three-, and five-mile radius of the Marriott Tampa Westshore Property is approximately 10,357, 80,177, and 250,809, respectively, and the average household income for the same radii is approximately $118,540, $139,292, and $117,254, respectively.

According to a third-party report, the Marriott Tampa Westshore Property is in the Tampa CBD/Airport submarket, which is within the Tampa Bay - FL USA market. According to a third-party report, the Tampa CBD/Airport submarket is comprised of 13,835 rooms in total. As of February 2026, the Tampa CBD/Airport submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 71.9%, $195.47 and $140.55, respectively.

The following table presents competitive properties to the Marriott Tampa Westshore Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Meeting and Group	Leisure
Marriott Tampa Westshore	1981	310	50%	25%	25%
AC Hotels by Marriott Tampa Airport	1986	175	50%	15%	35%
Four Points by Sheraton Suites Tampa Airport	1982	261	40%	20%	40%
Hilton Tampa Airport Westshore	1986	238	50%	30%	20%
Holiday Inn Tampa Westshore	1970	284	40%	25%	35%
Hotel Alba Tampa, Tapestry Collection	1981	222	50%	25%	25%
Tampa Airport Marriott	1973	298	50%	30%	20%
The Westshore Grand, A Tribute Portfolio	1987	325	40%	30%	30%
Subtotal/Wtd. Avg.		2,113	46%	26%	28%

Source: Appraisal

A-3-78

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

The following table presents certain information relating to comparable sales pertaining to the Marriott Tampa Westshore Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rooms	Occupancy	Sale Date	Sale Price (Per Room)
Marriott Tampa Westshore	Tampa, FL	1981/2018	310	67.0%
Hilton St. Petersburg Bay front	St Petersburg, FL	1970/NAP	333	N/A	Mar-26	$288,288
Hilton Carillon Park	St Petersburg, FL	2006/NAP	227	N/A	Sep-25	$220,264
Hilton Garden Inn Ybor City	Tampa, FL	1999/NAP	95	N/A	Sep-25	$284,211
Residence Inn Downtown	Tampa, FL	2000/NAP	109	N/A	Oct-25	$275,229
Residence Inn Tampa Westshore	Tampa, FL	2001/NAP	160	N/A	Dec-23	$281,250
Westin Tampa Bay	Tampa, FL	2008/NAP	244	N/A	May-23	$245,287
DoubleTree Tampa Rocky Point	Tampa, FL	1986/NAP	291	N/A	Jan-23	$260,997

Source: Appraisal.

Appraisal. The appraisal concluded to a hypothetical “Upon Completion” appraised value for the Marriott Tampa Westshore Property of $92,900,000 as of April 22, 2028, which assumes that there is $4,414,900 in an upfront PIP reserve for capital expenditures held in escrow as well as a gain in revenue as a result of the completed PIP. At origination, the borrower deposited $4,414,900 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “as-is” value for the Marriott Tampa Westshore Property of $82,000,000 as of April 22, 2026, resulting in an appraised value per room of approximately $264,516, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.6% and 51.8%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated April 23, 2026, there was no evidence of any recognized environmental conditions at the Marriott Tampa Westshore Property.

A-3-79

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Tampa Westshore Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	4/30/2026 TTM	UW	UW per Room
Occupancy	49.9%	62.6%	71.6%	73.0%	69.0%	67.0%	67.0%
ADR	$141.18	$178.98	$191.61	$193.78	$204.30	$206.72	$206.72
RevPAR	$70.51	$112.01	$137.20	$141.45	$140.90	$138.50	$138.50

Rooms Revenue	$7,977,665	$12,673,443	$15,523,633	$16,048,895	$15,943,296	$15,671,535	$15,671,535	$50,553
Food & Beverage Revenue	$1,498,148	$3,079,555	$3,045,413	$2,961,140	$3,346,566	$3,428,353	$3,428,353	$11,059
Other Income	$291,251	$314,068	$300,659	$430,929	$417,240	$593,529	$593,529	$1,915
Total Revenue	$9,767,064	$16,067,066	$18,869,705	$19,440,964	$19,707,102	$19,693,417	$19,693,417	$63,527

Room Expense	$1,931,939	$2,869,774	$3,197,942	$3,246,268	$2,939,054	$2,860,087	$2,860,087	$9,226
Food & Beverage Expense	$776,526	$1,356,635	$1,650,956	$1,577,097	$1,655,653	$1,660,201	$1,660,201	$5,355
Other Department Expense	$32,388	$35,929	$37,818	$40,154	$36,592	$34,743	$34,743	$112
Total Department Expenses	$2,740,853	$4,262,339	$4,886,716	$4,863,519	$4,631,299	$4,555,031	$4,555,031	$14,694
Gross Operating Income	$7,026,211	$11,804,728	$13,982,990	$14,577,445	$15,075,803	$15,138,386	$15,138,386	$48,834

Total Undistributed Expenses	$3,081,695	$4,460,269	$5,104,949	$5,412,550	$5,485,341	$5,544,363	$5,559,576	$17,934
Gross Operating Profit	$3,944,517	$7,344,458	$8,878,041	$9,164,895	$9,590,462	$9,594,023	$9,578,810	$30,899

Property Taxes	$541,185	$530,531	$553,683	$626,841	$673,808	$693,852	$701,848	$2,264
Insurance	$371,626	$408,498	$622,477	$743,868	$714,096	$682,256	$572,088	$1,845
Ground Lease	$262,605	$423,699	$500,429	$523,835	$522,131	$507,957	$504,430	$1,627
Total Expenses	$6,997,964	$10,085,335	$11,668,254	$12,170,612	$12,026,675	$11,983,459	$11,892,972	$38,364

Net Operating Income(2)	$2,769,100	$5,981,731	$7,201,452	$7,270,351	$7,680,427	$7,709,958	$7,800,445	$25,163
FF&E	$0	$0	$0	$0	$0	$0	$787,737	$2,541
Net Cash Flow	$2,769,100	$5,981,731	$7,201,452	$7,270,351	$7,680,427	$7,709,958	$7,012,708	$22,622

NOI DSCR	0.73x	1.57x	1.89x	1.91x	2.02x	2.03x	2.05x
NCF DSCR	0.73x	1.57x	1.89x	1.91x	2.02x	2.03x	1.84x
NOI Debt Yield	6.0%	12.9%	15.5%	15.7%	16.5%	16.6%	16.8%
NCF Debt Yield	6.0%	12.9%	15.5%	15.7%	16.5%	16.6%	15.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Tampa Westshore Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income from 2021 to 2022 and 2022 to 2023 is primarily attributable to higher Occupancy and ADR, resulting in increased rooms revenue. This was due to recovery from the COVID-19 pandemic.

Escrows and Reserves.

Real Estate Taxes - The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $410,837 into a tax reserve account and ongoing monthly deposits equal to 1/12th of the annual real estate taxes, as estimated by the lender, in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, with the initial monthly deposit estimated at $58,691.

Insurance - The Marriott Tampa Westshore Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit, provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days after the expiration date of such policy.

FF&E Reserve - The Marriott Tampa Westshore Mortgage Loan documents require ongoing monthly deposits in an amount equal to the then-applicable FF&E reserve monthly deposit, initially $65,645, which is subject to adjustment by the lender. The required monthly deposit must at all times be equal to the greater of (i) the then-existing FF&E reserve monthly deposit and (ii) the greater of (a) 1/12th of 4.0% of the underwritten revenue for the prior fiscal year and (b) the amount required pursuant to the terms of the franchise agreement. FF&E Reserve funds are intended to fund capital expenditures related to the maintenance and replacement of furniture, fixtures, and equipment at the property in accordance with the lender-approved annual budget.
Seasonality Reserve – The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $595,000 into the Seasonality Reserve account (the “Seasonality Reserve Required Annual Balance”). These funds may be used to fund all or a portion of the monthly debt service payments occurring in January, June, July, August, September, October, and November, to the extent operating cash flow from the property is insufficient to cover

A-3-80

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

such payments. The lender may adjust the Seasonality Reserve Required Annual Balance, and thus the required deposit amounts, based on actual operating performance, to an amount sufficient to cover projected debt service shortfalls at a debt service coverage ratio of 1.30x, as determined by the lender based on the prior twelve months of operations.

On each monthly payment date occurring in February, March, April and May the borrower is required to deposit with the lender an amount equal to 1/4th of the Seasonality Reserve Required Annual Balance, initially $148,750 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance. No deposits are required during 2026.

PIP Reserve – The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $4,414,900 into the PIP Reserve account in connection with existing PIP work. In addition, if new PIP work is required by the franchisor during the loan term, the borrower is required to deposit within 15 days after receipt of notice of the same cash or a letter of credit equal to 100% of the estimated cost of such PIP work, less any amounts available in the FF&E Reserve and existing PIP Reserve accounts, as reasonably determined by the lender.

Replacement Comfort Letter Reserve - The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters, as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Ground Rent Reserve- The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $84,072 and so long as no Cash Trap Event Period (as defined below) is continuing, springing monthly deposits equal to the monthly ground rent deposit (initially estimated at $42,036) only to the extent the reserve falls below $84,072.

Lockbox and Cash Management. The Marriott Tampa Westshore Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the Marriott Tampa Westshore Property into the lender-controlled lockbox account within three business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Tampa Westshore Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Tampa Westshore Mortgage Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the Marriott Tampa Westshore Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.25x for any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the NCF DSCR being equal to or greater than 1.25x for one calendar quarter.

Right of First Refusal/Purchase Options.  Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) if there is a proposed transfer of the Marriott Tampa Westshore Property, any interest therein, or a controlling ownership interest in the borrower to a competitor (defined generally as any person or entity that owns or controls a hotel brand comprising at least 10 luxury hotels or 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the borrower’s interest upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Ground Lease. The borrower’s interest in the Marriott Tampa Westshore Property is a sub-leasehold. The prime ground lease (“Prime Ground Lease”) was executed in 1979 between R.S. and Alfred S. Austin Properties, LLC (as successor to a family trust), as ground lessor, and Marriott Corporation, predecessor-in-interest to the current tenant under the Prime Ground Lease, Potomac Hotel Limited Partnership (“Potomac”). Potomac subsequently entered into a sub-ground lease transferring operational and leasehold rights under the Prime Ground Lease to NSHE Bowling Green, LLC. The borrower is the successor-in-interest to NSHE Bowling Green, LLC under that sub-ground lease, as confirmed by a May 15, 2006 Estoppel and Consent Agreement. The term of the Prime Ground Lease currently expires on December 30, 2027 and including borrower- or lender-exercisable extension options expires on December 31, 2057, and the term of the sub-ground lease ends one day prior to the expiration or termination of the Prime Ground Lease. Ground rent is under both the Prime Ground Lease and the sub-ground lease equal to the greater of (i) a fixed annual amount of $96,000, or (ii) a percentage rent equal to 3.0% of annual gross room sales, plus 1.0% of Annual Gross Food Sales, and 1.0% of annual gross alcoholic beverage sales. The underwritten annual ground rent is estimated at $504,430.

If the sub-ground lease is terminated, the lender has the right to enter into a direct lease with the Prime Ground Lease landlord. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Terrorism Insurance. The Marriott Tampa Westshore Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Tampa Westshore Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 12-months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-81

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

A-3-82

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

A-3-83

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

Rosemead Place
3506-3684 Rosemead Boulevard
& 3501-3505 Hart Avenue
Rosemead, CA 91770
Pasadena
Sierra Madre
Monrovia
Foothill Fwy
Hastings Village
METRO A LINE
Foothill Blvd
Monrovia Memorial Hospital
The Paseo
Colorado Blvd
Sierra Madre Plaza
Del Mar Blvd
Pasadena City College
The Shops On Lake Avenue
California Institute of Technology
Los Angeles County Arboretum
Santa Anita Park
Huntington Oaks Center
Mountain Vista Plaza
Foothill Fwy
California Blvd
East Pasadena
The Shops at Santa Anita
USC Arcadia Hospital
METRO A LINE
Duarte
Los Robles Ave
Sierra Madre Blvd
The Huntington Library, Art Museum, and Botanical Gardens
Huntington Dr
Duarte Rd
President Square
Arcadia
San Marino
Duarte Rd
East San Gabriel
Temple City Blvd
Baldwin Ave
El Monte Ave
Santa Anita Ave
Peck Rd
Myrtle Ave
Huntington Dr
San Gabriel CC
Arrow Hwy
South Pasadena
Mission Dr
San Gabriel Blvd
Rosemead Blvd
Camellia Square
Live Oak Ave
Irwindale Speedway
LOS ANGELES COUNTY
Las Tunas Dr
San Gabriel Valley Medical Center
North El Monte
Garfield Ave
Atlantic Blvd
Main St
San Gabriel
Temple City
Mission Rd
Midway Plaza
Lower Azusa Rd
Alhambra Golf Course
Mission Dr
Lower Azusa Rd
Alhambra Hospital Medical Ctr.
San Gabriel Valley Airport
Peck Rd
Alhambra
Universal Square
El Monte
Ramona Blvd
Los Angeles 8 miles
Valley Blvd
Valley Blvd
Santa Fe Trail Plaza
EL MONTE
Ramona Blvd
Baldwin Park
METROLINK SAN BERNARDINO LINE
San Bernardino Fwy
El Monte Shopping Center
Hellman Ave
Garfield Medical Ctr.
Rosemead
Rosemead Springs Business Center
Garvey Ave
Golden Vista Plaza
Garvey Ave
Kaiser Permanente Medical Ctr.
METROLINK
Wayfair Home Delivery
Monterey Park
Tyler Ave
Peck Rd
Whittier Narrows GC
Rush St
Durfee Ave
South San Gabriel
American Military Museum
City of Industry
Atlantic Blvd
Garfield Ave
University of the West
Pico Rivera Bicentennial Park
South El Monte
Fortune Business Park
Valley Blvd
San Gabriel River
California Country Club
Montebello
Pomona Fwy
Workman Mill Rd
Legg Lake
Durfee Ave
Rosemead Blvd
Pico Rivera Sports Arena
San Gabriel River Fwy
Neiman Marcus West Coast Service Center
METROLINK
RIVERSIDE LINE
Rio Hondo College
Pico Rivera
Gateway Pointe Industrial Park
Rose Hills
Hacienda Heights
7th Ave
METROLINK
Model Plaza Shopping Ctr.
Rose Hills Memorial Park
Norwalk Blvd
Whittier
Turnbull Cyn Rd
PUENTE HILLS
Beverly Blvd
SAN GABRIEL MTS
LOS ANGELES
Pasadena
ANAHEIM
LONG BEACH
SANTA ANA
IRVINE
Pacific Ocean
Pomona
Fullerton
Torrance

A-3-84

Mortgage Loan No. 10 – Rosemead Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Rosemead, CA 91770
Original Balance:	$46,000,000			General Property Type:	Retail
Cut-off Date Balance:	$46,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1969/2002
Borrower Sponsor:	Aespace America, Inc.			Size:	336,718 SF
Guarantor:	Aespace America, Inc.			Cut-off Date Balance PSF:	$137
Mortgage Rate:	6.5810%			Maturity Balance PSF:	$137
Note Date:	6/4/2026			Property Manager:	Beacon Property Management,
Maturity Date:	6/11/2031				Inc.
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,669,164
IO Period:	60 months			UW NCF	$4,483,767
Seasoning:	1 month			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.46x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,429,612 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,241,099 (12/31/2025)
				3rd Most Recent NOI:	$4,194,554 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	95.0% (4/30/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2025)
RE Taxes:	$338,036	$76,331	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$83,000,000 (4/17/2026)
Replacement Reserve:	$0	$5,587	NAP	Appraised Value PSF:	$246
Leasing Reserve:	$500,000	$14,030	NAP	Cut-off Date LTV Ratio:	55.4%
Existing TI/LC Reserve:	$66,936	$0	NAP	Maturity Date LTV Ratio:	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$35,098,351	76.3%
			Return of Equity:	$9,483,473	20.6%
			Upfront Reserves:	$904,972	2.0%
			Closing Costs:	$513,204	1.1%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Rosemead Place Mortgage Loan”) is evidenced by a promissory note in the principal balance of $46,000,000 and secured by a first-priority mortgage encumbering the borrower’s fee interest in a retail anchored property totaling 336,718 SF located in Rosemead, California (the “Rosemead Place Property”).

The Borrower and the Borrower Sponsor. The borrower is Rosemead Place, LLC, a California limited liability company and single purpose entity. The borrower sponsor and the non-recourse carveout guarantor is Aespace America, Inc. (“Aespace America”).

Aespace America is a privately held real estate investment company headquartered in Los Angeles and owned by Herbert Yang, and his family. Aespace America Inc. focuses on identification, acquisition, and development of income yielding projects including mixed-use commercial, office, and residential properties throughout Southern California. Including the Rosemead Place Property, Aespace America Inc. owns three mixed use-retail shopping complexes situated in and around the San Gabriel Valley, totaling over 600,000 SF.

The Property. The Rosemead Place Property is a multi-tenant 336,718 SF retail power center located in Rosemead, California. Built in 1969 and renovated in 2002, the Rosemead Place Property includes 10 buildings, consisting of eight retail buildings and two office buildings (one single-tenant and one multi-tenant office component). Approximately 11.0% of the underwritten rent at the property comes from the office component. Parking is provided in surface and covered formats totaling 1,653 spaces (200 covered and 1,453 surface), representing a parking ratio of approximately 4.91 spaces per 1,000 SF of net rentable area. The Rosemead Place Property is anchored by Target and sub anchored by Ross Dress for Less and LA Fitness and has other notable regional/national tenants such as Dollar Tree and PetSmart. As of April 30, 2026, the Rosemead Place Property was 95.0% leased to 50 retail and office tenants with a weighted-average remaining lease term of approximately 2.4 years.

A-3-85

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

Major Tenants.

Target (135,603 SF; 40.3% of NRA; 2.8% of UW base rent): Target is a general merchandise retailer whose origins trace back to 1902 with a nationwide store network exceeding 2,000 locations in all 50 states and is supported by 66 supply chain facilities and over 20 sourcing offices globally. Target has been in occupancy at the Rosemead Place Property since June 1967. Target has a lease expiring in August 2027 with one, ten-year renewal option and no termination options.

LA Fitness (42,500 SF; 12.6% of NRA; 11.4% of UW base rent): LA Fitness is an American gym chain founded in 1984 in Covina, California by Chinyol Yi and Louis Welch. There are nearly 700 LA Fitness clubs across the United States and Canada. LA Fitness has been in occupancy at the Rosemead Place Property since May 1989. LA Fitness has a lease expiration in February 2027 with one, five-year renewal option and no termination options.

Ross Dress For Less (24,713 SF; 7.3% of NRA; 7.6% of UW base rent): Ross Dress for Less is an off-price apparel and home fashion retailer operating under Ross Stores, Inc. The company operates approximately 1,917 Ross Dress for Less locations across 44 U.S. states, the District of Columbia, Guam, and Puerto Rico. Ross Dress For Less has been in occupancy at the Rosemead Place Property since February 2018. Ross Dress For Less has a lease expiration in January 2029 with four, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the Rosemead Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Target	NR/A2/A	135,603	40.3%	$156,254	2.8%	$1.15	8/31/2027	1 x 10 yrs	N
LA Fitness	NR/NR/NR	42,500	12.6%	$631,623	11.4%	$14.86	2/28/2027	1 x 5 yrs	N
Ross Dress For Less	NR/A2/A-	24,713	7.3%	$420,121	7.6%	$17.00	1/31/2029	4 x 5 yrs	N
PetSmart	NR/NR/NR	11,265	3.3%	$313,505	5.6%	$27.83	9/30/2030	2 x 5 yrs	N
Ulta	NR/NR/NR	10,006	3.0%	$299,680	5.4%	$29.95	10/31/2031	1 x 5 yrs	N
Major Tenants		224,087	66.6%	$1,821,183	32.7%	$8.13

Other Tenants		95,749	28.4%	$3,742,865	67.3%	$39.09
Occupied Collateral Subtotal/Wtd. Avg.		319,836	95.0%	5,564,048	100.0%	$17.40

Vacant Space		16,882	5.0%
Total		336,718	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2026 inclusive of contractual rent steps through May 2027 totaling $60,697.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

The following table presents certain information with respect to the lease rollover at Rosemead Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	7	7,202	2.1%	2.1%	$267,749	4.8%	4.8%	$37.18
2027	12	197,964	58.8%	60.9%	$1,501,841	27.0%	31.8%	$7.59
2028	7	10,536	3.1%	64.1%	$474,346	8.5%	40.3%	$45.02
2029	8	37,638	11.2%	75.2%	$976,069	17.5%	57.9%	$25.93
2030	4	25,936	7.7%	82.9%	$821,680	14.8%	72.6%	$31.68
2031	4	17,726	5.3%	88.2%	$603,311	10.8%	83.5%	$34.04
2032	2	6,008	1.8%	90.0%	$194,050	3.5%	87.0%	$32.30
2033	2	3,987	1.2%	91.2%	$209,907	3.8%	90.7%	$52.65
2034	2	8,204	2.4%	93.6%	$299,825	5.4%	96.1%	$36.55
2035	2	3,158	0.9%	94.5%	$168,718	3.0%	99.2%	$53.43
2036	1	1,477	0.4%	95.0%	$46,552	0.8%	100.0%	$31.52
Thereafter	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
Vacant	0	16,882	5.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	51	336,718	100.0%		$5,564,048	100.0%		$17.40	(3)

(1)	Based on the underwritten rent roll dated April 30, 2026 inclusive of contractual rent steps through May 2027 totaling $60,697.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-86

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

The Market.

The Rosemead Place Property is an anchored retail power center located in Rosemead, California and is part of the Los Angeles-Long Beach-Glendale metropolitan area. The Rosemead Place Property is positioned on the southwest corner of Rosemead Boulevard and Marshall Street, directly adjacent to the north side of the San Bernardino Freeway (Interstate 10), a major east-west artery. The Los Angeles-Long Beach-Glendale metropolitan area is supported by an economy that includes the entertainment industry, healthcare, logistics, and technology. The area is home to the nation's largest seaport, making logistics a key pillar of the local economy. Major employers in the region include Cedars-Sinai Medical Center, Los Angeles Intl Airport-LAX, University of California Los Angeles (UCLA), VXI Global Solutions and The Walt Disney Co.

According to the appraisal, the Rosemead Place Property is located in the Western San Gabriel Valley retail submarket within the Los Angeles retail market. As of the first quarter of 2026, the Western San Gabriel Valley retail submarket had an inventory of 27,742,097 SF with a vacancy rate of 4.1% and an asking rent of $29.41 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Rosemead Place Property was 25,609, 241,287 and 563,548, respectively, and the 2025 estimated average household income within the same radii was approximately $101,488, $107,306 and $122,896, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Rosemead Place Property:

Market Rent Summary
	In Line/ Pad Shop $42 PSF Space	Outparcel Restaurant $36 PSF Space	In Line/ Pad Shop $33 PSF Space	Subanchor $30 PSF Space	Subanchor $18 PSF Space	Anchor - Target $9 PSF Space	In Line/ Pad Shop $36 PSF Space	In Line/ Pad Food $51 PSF Space	In Line/ Pad Shop $54 PSF Space	MT Small Office Space	ST Office Space
Rentable Area	5,969	8,572	9,520	21,271	42,500	135,603	14,712	12,720	12,064	25,961	6,000
Market Rent (PSF per Year)	$42.00	$36.00	$33.00	$30.00	$18.00	$9.00	$36.00	$51.00	$45.00	$48.00	$51.00
Lease Term (Years)	5	10	5	10	10	10	5	5	5	3	3
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	None	None
Rent Increase Projection (per Year)	3.00%	Midterm 10%	3.00%	Midterm 10%	Midterm 10%	Midterm 10%	3.00%	3.00%	3.00%	3.00%	3.00%
Tenant Improvements (New Tenant) (PSF)	$20.00	$20.00	$20.00	$10.00	$10.00	$5.00	$20.00	$20.00	$20.00	$7.00	$7.00
Tenant Improvements (Renewal) (PSF)	$15.00	$15.00	$15.00	$5.00	$5.00	$2.00	$10.00	$15.00	$15.00	$2.00	$2.00

Source: Appraisal, unless otherwise indicated.

A-3-87

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

The following table presents recent leasing data at comparable retail properties with respect to the Rosemead Place Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Rosemead Place 3506-3684 Rosemead Boulevard & 3501-3505 Hart Avenue Rosemead, CA	1969 / 2002	336,718(1)		6,880(1)(2)			$38.61(1)(2)
Santa Fe Trail Plaza 10605-10697 Valley Boulevard El Monte, CA	2015	93,800	Cali Wings Inc	1,319	July-24	8.0	$67.80
9450 Las Tunas Drive 9450 Las Tunas Drive Temple City, CA	1968	20,100	Ace Hardware	20,100	September-24	10.0	$20.04
Diamond Square Shopping Center 8150 Garvey Avenue Rosemead, CA	1991	61,890	NAV	2,677	May-25	6.0	$42.00
1412 South Garfield Avenue 1412 South Garfield Avenue Alhambra, CA	1991 / 2014	6,600	NAV	6,600	August-23	5.0	$42.00
Arcadia Hub Shopping 1201 - 1325 South Baldwin Avenue Arcadia, CA	1963 / 2002	182,338	NAV	15,000	December-23	5.0	$24.00
TAWA Gateway 140 West Valley Boulevard San Gabriel, CA	1990	220,352	Buffalo Wild Wings	1,500	September-23	10.0	$36.00
Huntington Oaks Shopping Center 542 West Huntington Drive Monrovia, CA	1982	250,787	Five Below	9,852	January-25	10.0	$25.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 30, 2026.
(2)	Represents the average of the in place tenants.

The table below presents certain information relating to sales of comparable retail properties to the Rosemead Place Property:

Comparable Retail Sales
Property Name/Location	Year Built/ Renovated	Occupancy	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Rosemead Place 3506-3684 Rosemead Boulevard & 3501-3505 Hart Avenue Rosemead, CA	1969 / 2002	95.0%(1)	336,718(1)	-	-	-	-
Fig @ 7th 735 Figueroa Street Los Angeles, CA	1986 / 2012	85%	330,000	May-26	$68,500,000	$208	7.5%
Chino Spectrum Towne Center 3801 Grand Ave. Chino, CA	2002	95%	461,269	Dec-25	$138,000,000	$299	6.3%
Hollywood Collection 7021 Hollywood Boulevard Hollywood, CA	1990 / 2014	86%	180,797	Jun-25	$69,000,000	$382	6.8%
Stevenson Ranch Village 24909 Pico Canyon Road Santa Clarita, CA	1999	92%	187,035	Nov-24	$57,800,000	$309	6.5%
Huntington Oaks Shopping Center 542 West Huntington Drive Monrovia, CA	1982	86%	250,787	Oct-24	$82,000,000	$327	7.2%
Falcon Ridge Town Center 15218 Summit Avenue Fontana, CA	2005	95%	249,232	Sep-24	$64,700,000	$260	7.6%
Marketplace del Rio 3762-3774 Mission Avenue Oceanside, CA	1990 / 2004	100%	183,292	Jul-24	$56,600,000	$309	6.4%
Buena Park Place 8161-8351 La Palma Avenue Buena Park, CA	1961 / 2016	100%	208,572	Dec-23	$53,000,000	$254	6.5%

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 30, 2026.

A-3-88

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

Appraisal. The appraisal concluded to an “as-is” appraised value for the Rosemead Place Property of $83,000,000 as of April 17, 2026.

Environmental Matters. According to the Phase I environmental report dated April 27, 2026, there was evidence of recognized environmental conditions in connection with the Rosemead Place Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rosemead Place Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent(2)	$5,171,155	$5,211,092	$5,164,845	$5,363,315	$6,103,586	$18.13
Gross Potential Rent	$5,171,155	$5,211,092	$5,164,845	$5,363,315	$6,103,586	$18.13
Percentage Rent	$0	$0	$0	$0	$0	$0.00
(Vacancy/Credit Loss)	$0	$0	$0	$0	($539,538)	($1.60)
Net Rental Income	$5,171,155	$5,211,092	$5,164,845	$5,363,315	$5,564,048	$16.52
Expense Recoveries	$1,220,837	$1,442,351	$1,538,932	$1,540,189	$1,651,379	$4.90
Other Income	$1,083	$3,150	$3,150	$3,150	$3,150	$0.01
Effective Gross Income	$6,393,075	$6,656,593	$6,706,927	$6,906,654	$7,218,577	$21.44

Real Estate Taxes	$800,267	$832,750	$836,416	$841,854	$872,352	$2.59
Insurance	$127,132	$137,856	$133,210	$139,673	$134,422	$0.40
Management Fee	$149,165	$160,735	$153,077	$169,434	$216,557	$0.64
Other Operating Expenses	$1,319,467	$1,330,699	$1,343,125	$1,326,082	$1,326,082	$3.94
Total Expenses	$2,396,031	$2,462,039	$2,465,828	$2,477,042	$2,549,413	$7.57

Net Operating Income	$3,997,044	$4,194,554	$4,241,099	$4,429,612	$4,669,164	$13.87
Replacement Reserves	$0	$0	$0	$0	$67,038	$0.20
TI/LC	$0	$0	$0	$0	$118,359	$0.35
Net Cash Flow	$3,997,044	$4,194,554	$4,241,099	$4,429,612	$4,483,767	$13.32

Occupancy (%)(3)	96.0%	97.0%	100.0%	95.0%	91.2%
NOI DSCR	1.30x	1.37x	1.38x	1.44x	1.52x
NCF DSCR	1.30x	1.37x	1.38x	1.44x	1.46x
NOI Debt Yield	8.7%	9.1%	9.2%	9.6%	10.2%
NCF Debt Yield	8.7%	9.1%	9.2%	9.6%	9.7%

(1)	Information is based on the underwritten rent roll dated April 30, 2026.
(2)	UW Base Rent includes contractual rent steps taken through May 2027 totaling $60,697.
(3)	UW Occupancy % represents economic occupancy and 3/31/2026 TTM represents physical occupancy as of April 30, 2026.

Escrows and Reserves.

Real Estate Taxes – The Rosemead Place Mortgage Loan documents require an upfront deposit of $338,036 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the ensuing 12 months, initially equal to $76,331.

Insurance – The Rosemead Place Mortgage Loan documents require ongoing insurance reserves deposits in an amount equal to 1/12th of the annual estimated insurance premiums that the lender reasonably estimates will be payable; provided that no such deposits are required if, (i) no event of default has occurred and is continuing; and (ii) the Rosemead Place Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal and paid receipts no later than 10 days prior to expiration of the policies.

Replacement Reserve – The Rosemead Place Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $5,587.

Leasing Reserve – The Rosemead Place Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $500,000, and ongoing monthly deposits of $14,030 for future tenant improvement and leasing commission expenses.

Existing TI/LC Reserve – The Rosemead Place Mortgage Loan documents require an upfront deposit of $66,936 for outstanding tenant improvements and leasing commissions pertaining to Dennis K. Kuwaye Jr., DDS Inc.

Lockbox and Cash Management. The Rosemead Place Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrower is required to establish a lender-controlled lockbox account and deposit all rents directly into such lockbox account. If no Cash Trap Event Period is continuing, funds in the lockbox account will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by

A-3-89

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

the lender and disbursed on each payment date in accordance with the Rosemead Place Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.10x;
(iii)	Major Tenant (as defined below) provides notice of its intention not to renew its lease or fails to exercise its extension option or renew its lease prior to the date that is nine months prior to its then-current expiration date;
(iv)	A default occurs under the Major Tenant’s lease;
(v)	Major Tenant fails to continuously occupy the Major Tenant’s leased space (the “Major Tenant Space”) or fails to be open for business during customary hours;
(vi)	Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws; or
(vii)	Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above the cure of the related event of default;
●	with regard to clause (ii), above the NCF DSCR being at least 1.15x for two consecutive calendar quarters;
●	with regard to clause (iii)-(vii) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the lender receives satisfactory evidence, including a tenant estoppel certificate in form and substance satisfactory to the lender, that the Major Tenant has exercised its renewal or extension option;
●	with regard to clause (iv), above the subject default is cured and no other default under the related lease occurs for a period of two consecutive calendar quarters;
●	with regard to clause (v) above the Major Tenant has resumed its normal business operations in its Major Tenant Space and is open during customary hours for a period of two consecutive calendar quarters;
●	with regard to clause (vi) above the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender; or
●	with regard to clause (vii) above the Major Tenant revokes any notification of any termination, cancellation or surrender of the lease and delivers a tenant estoppel certificate acceptable to the lender.

“Major Tenant” means each of the tenant known as Target Corporation, its successors and assigns, and any replacement tenant that enters into a lease for 50% or more of the Major Tenant space in accordance with the terms of the Rosemead Place Mortgage Loan Agreement.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the applicable space has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid.

Terrorism Insurance. The Rosemead Place Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Rosemead Place Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-90

Mortgage Loan No. 11 – West Valley Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Chatsworth, CA 91311
Original Balance:	$45,500,000			General Property Type:	Office
Cut-off Date Balance:	$45,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1992/NAP
Borrower Sponsor:	Omninet Capital, LLC			Size:	250,463 SF
Guarantors:	Neil Kadisha and Benjamin Nazarian			Cut-off Date Balance Per SF:	$182
Mortgage Rate:	6.3780%			Maturity Date Balance Per SF:	$182
Note Date:	5/6/2026			Property Manager:	Omninet Property Management, Inc.
Maturity Date:	6/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$5,498,161
IO Period:	60 months			UW NCF:	$5,187,202
Seasoning:	1 month			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.76x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$5,099,409 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$5,099,283 (12/31/2025)
Reserves				3rd Most Recent NOI(3):	$4,455,221 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	100.0% (2/6/2026)
RE Taxes:	$42,483	$42,483	NAP	2nd Most Recent Occupancy(3):	86.4% (12/31/2025)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy(3):	79.6% (12/31/2024)
Replacement Reserve:	$0	$5,218	NAP	Appraised Value (as of)(4):	$75,200,000 (3/1/2027)
TI/LC Reserve:	$0	$20,872	$751,389	Appraised Value Per SF:	$300
Deferred Maintenance:	$20,313	$0	NAP	Cut-off Date LTV Ratio(4):	60.5%
Other Reserves(2):	$17,468,009	$0	NAP	Maturity Date LTV Ratio(4):	60.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$45,500,000	88.4%	Loan Payoff:	$32,299,294	62.8%
Borrower Sponsor Equity:	$5,948,047	11.6%	Upfront Reserves:	$17,530,805	34.1%
			Closing Costs:	$1,617,948	3.1%
Total Sources:	$51,448,047	100.0%	Total Uses:	$51,448,047	100.0%

(1)	On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The West Valley Corporate Center Property (as defined below) is currently insured under a blanket insurance policy.
(2)	Other Reserves consist of a landlord obligation reserve of $15,744,092 and a free rent reserve of $1,723,917.
(3)	The increase in NOI and occupancy from historical periods to Most Recent and UW is attributed to the recent expansion spaces of the two largest tenants, North Los Angeles County Regional Center, Inc. (“NLACRC”) (66.6% of NRA and 66.1% of UW Rent) and Cake Mortgage Corp. (10.9% of NRA, 11.0% of UW Rent). See “Major Tenants” section below for further discussion.
(4)	The appraised value represents the “As Stabilized” value, which assumes that renovation and construction of both the existing premises and the expansion premises for NLACRC has been substantially completed. Furthermore, the value assumes that NLACRC has taken full occupancy, by the expected commencement date of March 2027, and all the leasing costs are paid. The entire amount of the tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan (as defined below). The appraisal concluded an “as-is” appraised value of $70,400,000 as of February 10, 2026. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are 64.6% and 64.6%, respectively.

The Mortgage Loan. The eleventh largest mortgage loan (the “West Valley Corporate Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $45,500,000 and is secured by a first priority fee mortgage encumbering a 250,463 SF office property located in Chatsworth, California (the “West Valley Corporate Center Property”).

The Borrower and the Borrower Sponsor. The borrower is Omninet West Valley, LLC, a Delaware limited liability company and a single purpose entity. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. Neil Kadisha and Izak Nazarian co-founded Omninet Capital, LLC, which focuses on private equity and commercial real estate. Their commercial real estate portfolio has grown to a total of 37 properties and is diversified in location and asset type. The portfolio includes 21 office, two retail and 14 multifamily properties. Omninet Capital, LLC owns and operates over 5 million SF of commercial space and more than 5,700 multifamily units throughout the United States.

The Property. The West Valley Corporate Center Property is a ten-story office building located in Chatsworth, California. Originally built in 1992, the West Valley Corporate Center Property is comprised of 250,463 SF and is situated on approximately 9.29 acres. The building amenities include a four-story parking garage, underground executive parking, electric vehicle charging stations, on-site café, and upper floor suites with panoramic views of the San Fernando Valley. The West Valley Corporate Center Property includes 1,243 parking spaces (including 827 spaces within a four-story parking garage and 416 surface-level spaces), resulting in a parking ratio of 4.96 spaces per 1,000 SF.

A-3-91

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The borrower sponsor acquired the West Valley Corporate Center Property in 2012 and has invested approximately $36.5 million in capital expenditures and leasing costs. The West Valley Corporate Center Property serves as the headquarter location for the two largest tenants, NLACRC and Cake Mortgage Corp. In 2026, NLACRC expanded its space by 54,752 SF and Cake Mortgage Corp. expanded its space by 17,574 SF. The West Valley Corporate Center has a weighted average lease term of 10.4 years. Over the past ten years, occupancy at the West Valley Corporate Center Property has ranged from 79.6% to 93.0%, with an annual average occupancy of 86.4%. As of February 6, 2026, the West Valley Corporate Center Property was 100.0% leased to six tenants.

Major Tenants.

North Los Angeles County Regional Center, Inc. (166,867 SF, 66.6% of NRA, 66.1% of UW Rent). NLACRC is a private, nonprofit organization that operates as part of California's statewide system for delivering services to individuals with developmental disabilities. NLACRC was established in 1974 and has been wholly funded by the State of California (AA/Aa2/AA- by Fitch/Moody’s/S&P) for the past 50 years. Following the passage of the Lanterman Development Disabilities Services Act (1969) (the “Lanterman Act”), 21 regional centers (including NLACRC) were established within the State to provide said services in their respective geographic areas. The Lanterman Act establishes these services as a legal entitlement and requires the State of California to maintain and fund the regional center system to meet demand. All 21 regional centers have been in operation continuously since the early 1970s. The State of California's funding of the regional centers has expanded significantly, increasing from approximately $6.9 billion in 2019 to $18.2 billion in 2026. NLACRC is one of the largest regional centers, serving the San Fernando, Santa Clarita, and Antelope Valleys. NLACRC has experienced significant growth in its service population over the past seven years with a caseload that has increased from approximately 26,800 individuals in 2020 to approximately 38,000 in 2025. In the fiscal year ending June 30, 2025, NLACRC received total state funding of $1.16 billion. Funding has increased in recent years, rising from approximately $936 million in 2023 to $992 million in 2024 and approximately $1.12 billion in 2025.

The West Valley Corporate Center Property serves as NLACRC’s headquarters and central administrative hub, housing executive leadership, service coordination functions, and core operational teams. NLACRC originally took occupancy in 2016 for 106,283 SF on a 10-year lease term. In 2022, NLACRC expanded by 5,832 SF. In 2026, NLACRC expanded by 54,752 SF, increasing its total space to 166,867 SF. In addition to the expansion, NLACRC extended its lease term for the entirety of its premises to February 29, 2040, with one, 10 year renewal option. In conjunction with the expansion and lease extension, the landlord is required to complete construction on the expansion space and renovation of the existing space. The full amount of tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan. NLACRC is required to pay rent of $32.88 PSF on its existing premises (112,115 SF) during the buildout of the expansion space. The expansion space has an expected rent commencement date of March 2027, and the base rent will be $34.20 PSF with 3.0% annual increases throughout the lease term. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. The full amount of gap and free rent of $1,723,917 was fully reserved at the origination of the West Valley Corporate Center Mortgage Loan.

Cake Mortgage Corp. (27,184 SF, 10.9% of NRA, 11.0% of UW Rent). Cake Mortgage Corp., founded in 2018, is a privately held mortgage banking and brokerage firm headquartered at the West Valley Corporate Center Property. The company originates residential mortgage loans, including purchase financing and refinancing, and provides a range of lending solutions supported by in-house underwriting, processing, and borrower coordination functions. Cake Mortgage Corp. is licensed in 49 states and supports a network of more than 500 broker partners. Cake Mortgage Corp. originally took occupancy at the West Valley Corporate Center Property in 2020 for 9,610 SF on a 10-year lease through 2030. In 2025, the tenant expanded by 17,574 SF increasing its total space to 27,184 SF with a lease expiration of July 31, 2030. Cake Mortgage Corp. currently pays rent of $34.11 PSF on its existing premises, increasing to $35.14 PSF in January 2027. On the expansion space, current rent is $34.08 PSF which increases to $35.10 PSF in August of 2026.

Ace American Insurance Company (27,184 SF, 10.9% of NRA, 9.5% of UW Rent). Ace American Insurance Company is a Philadelphia-based subsidiary of Chubb Limited (“Chubb”) (NYSE: CB) (A+/Baa2/BBB+ by Fitch/Moody’s/S&P). Ace American Insurance Company functions as a primary underwriting entity within Chubb's U.S. operations and is a market leader across commercial insurance, specialty lines, agricultural insurance, and high-net-worth personal lines. Chubb operates in 54 countries and offers over 200 insurance products spanning personal lines (home, auto, valuables, travel) and commercial lines (cyber, marine, professional liability, workers' compensation, and industry-specific solutions for construction, healthcare, real estate, and technology). Ace American Insurance Company’s lease at the West Valley Corporate Center Property commenced in June 2008 and has a current expiration of September 30, 2028, with one three-year renewal option. Ace American Insurance Company currently pays rent of $29.40 PSF, increasing to $30.28 PSF in September 2026.

A-3-92

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the West Valley Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
North Los Angeles County Regional Center, Inc.(3)	AA/Aa2/AA-	166,867	66.6%	$5,718,851	66.1%	$34.27	2/29/2040	1 x 10yr	N
Cake Mortgage Corp.	NR/NR/NR	27,184	10.9%	$954,542	11.0%	$35.11	7/31/2030	None	N
Ace American Insurance Company	A+/Baa2/BBB+	27,184	10.9%	$823,186	9.5%	$30.28	9/30/2028	1 x 3yr	N
Omron Management Center of America	NR/NR/NR	21,699	8.7%	$798,705	9.2%	$36.81	1/31/2032	1 x 5yr	Y(4)
Patterson Dental Supply Inc.	NR/NR/NR	6,204	2.5%	$207,446	2.4%	$33.44	7/31/2030	1 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		249,138	99.5%	$8,502,730	98.3%	$34.13

Other Tenants		1,325	0.5%	$151,079	1.7%	$114.02
Occupied Subtotal/Wtd. Avg.		250,463	100.0%	$8,653,809	100.0%	$34.55

Vacant Space		0	0.0%
Total/Wtd. Avg.		250,463	100.0%

(1)	Information is based on the underwritten rent roll dated February 6, 2026, inclusive of rent steps through June 2027.
(2)	Certain ratings are those of the parent company or the government entity that funds the tenant whether or not the parent company or government entity guarantees the lease.
(3)	NLACRC currently occupies 112,115 SF and has executed a 54,572 SF expansion lease which is expected to commence in March 2027. The expansion lease is co-terminous with the existing lease. NLACRC. NLACRC is required to pay rent of $32.88 PSF on its existing premises (112,115 SF) during the buildout of the expansion space. The expansion space has an expected rent commencement date of March 2027, and the base rent will be $34.20 PSF with 3.0% annual increases throughout the lease term. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. The full amount of gap and free rent of $1,723,917 was fully reserved at the origination of the West Valley Corporate Center Mortgage Loan.
(4)	Omron Management Center of America (“Omron”) has a one-time option to terminate its lease effective as of November 30, 2028, upon prior written notice given during the termination notice period of September 1, 2027 to November 30, 2027. Omron is required to pay a termination fee equal to the sum of four months of rent and unamortized leasing costs as of the termination effective date

The following table presents certain information relating to the lease rollover schedule at the West Valley Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026(3)	2	0	0.0%	0.0%	$119,903	1.4%	1.4%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	1.4%	$0.00
2028	3	28,509	11.4%	11.4%	$854,362	9.9%	11.3%	$29.97
2029	0	0	0.0%	11.4%	$0	0.0%	11.3%	$0.00
2030	2	33,388	13.3%	24.7%	$1,161,988	13.4%	24.7%	$34.80
2031(4)	0	0	0.0%	24.7%	$0	0.0%	24.7%	$0.00
2032	1	21,699	8.7%	33.4%	$798,705	9.2%	33.9%	$36.81
2033	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2034	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2035	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2036	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2037 & Thereafter	1	166,867	66.6%	100.0%	$5,718,851	66.1%	100.0%	$34.27
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg	9	250,463	100.0%		$8,653,809	100.0%		$34.55

(1)	Information is based on the underwritten rent roll dated February 6, 2026, inclusive of rent steps through June 2027.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	MTM tenants include parking and storage tenants with 0 SF.
(4)	The West Valley Corporate Center Mortgage Loan has a maturity date of June 1, 2031.

The Market. The West Valley Corporate Center Property is located in Chatsworth, a neighborhood situated in the northwestern corner of the San Fernando Valley and bordered by the Santa Susana Mountains to the north and west. Regional accessibility is provided by the 101, 405, and 118 Freeways. The area is home to a variety of office and flex industrial parks occupied by a diverse tenant base, including healthcare providers, government agencies, defense contractors, and technology firms. The West Valley Corporate Center Property is positioned at the southeast corner of Oakdale Avenue and Prairie Street, approximately 5.3 miles west of the San Diego (I-405) Freeway. Chatsworth Station, part of Metrolink's Ventura County Line, is located approximately 3 miles from the West Valley Corporate Center Property and provides commuter rail service to downtown Los Angeles and Ventura County.

A-3-93

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Chatsworth is part of the greater Los Angeles-Long Beach- Anaheim, California Metropolitan Statistical Area (“MSA”). The MSA includes major public universities such as the University of California at Los Angeles and the University of California at Irvine, as well as California State University campuses in Los Angeles, Fullerton, and Long Beach. Corporate headquarters in Los Angeles County include American Honda Motor Company, Princess Cruise Lines, and Trader Joe's, and Orange County includes the headquarters of Ingram Micro, Hyundai Motor America, and Blizzard Entertainment. The West Valley Corporate Center Property is located within the Western San Fernando Valley office submarket. According to a third-party market report, as of the first quarter of 2026, the Western San Fernando Valley office submarket comprises approximately 9.0 million SF of inventory, and has a vacancy rate of 9.5% and an average annual asking rental rate of $32.76 PSF.

The estimated 2025 population within a one-, three-, and five-mile radius of the West Valley Corporate Center Property was 15,682, 221,706 and 473,754, respectively. The average household income within the same radii was $153,578, $131,270 and $139,429, respectively.

The following table presents certain information relating to comparable office leases with respect to the West Valley Corporate Center Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (months)	Tenant Size (SF)	Base Rent PSF	TI/LC PSF/Annual Rent increases/Free Rent
West Valley Corporate Center Chatsworth, CA	1992/NAP	250,463(2)	-	NLACRC	Oct-16(2)	281(2)	166,867(2)	$34.27(2)	$110/3.0%/1 mos.
Warner Center Tower 5 21800 Oxnard Street Woodland Hills, CA	1984/NAP	223,824	6.5 miles	Republic Indemnity	Jul-26	89	12,000	$30.60	$70/3.0%/5 mos.
Farmers Plaza at Warner Center 6301 Owensmouth Avenue Woodland Hills, CA	1979/NAP	290,681	5.8 miles	Farmers Insurance	Dec-25	120	251,774	$30.00	$20/3.0%/12 mos.
Warner Center Tower 6 21700 Oxnard Street Woodland Hills, CA	1990/NAP	472,959	6.3 miles	CohnReznick	Nov-25	89	7,193	$30.60	$85/3.0%/4 mos.
Warner Corporate Center 21300 Victory Boulevard Woodland Hills, CA	1988/NAP	257,256	5.2 miles	Barrister Executive Suites	Jul-25	120	25,266	$28.20	$100/3.0%/4 mos.
Campus at Warner Center 21255 Burbank Boulevard Woodland Hills, CA	2008/NAP	262,696	6.3 miles	Progressive Insurance	May-25	65	13,351	$40.20	$70/3.0%/5 mos.
Campus at Warner Center 21215 Burbank Boulevard Woodland Hills, CA	2008/NAP	254,216	6.2 miles	Bank of America	Feb-25	65	10,347	$40.20	$35/3.0%/5 mos.

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 6, 2026. NLACRC currently occupies 112,115 SF and has executed a 54,572 SF expansion lease which is expected to commence in March 2027. The expansion space has an expected rent commencement date of March 2027, and the base rent will be $34.20 PSF with 3.0% annual increases throughout the lease term. The Base Rent PSF is inclusive of the expansion space rent.

The following table presents certain information relating to the appraisal’s market rent conclusion for the West Valley Corporate Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office	$34.20	60	3.0%

Appraisal. The appraised value represents the “As Stabilized” value for the West Valley Corporate Center Property of $75,200,000 as of March 1, 2027, which assumes that renovation and construction of both the existing premises and the expansion premises for NLACRC has been substantially completed. Furthermore, the value assumes that NLACRC has taken full occupancy, by the expected commencement date of March 2027, and all the leasing costs are paid. The entire amount of the tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan. The appraisal concluded an “as-is” appraised value of $70,400,000 as of February 10, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 25, 2026, there are certain recognized environmental conditions at the West Valley Corporate Center Property relating to an existing and historical underground storage tank. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the West Valley Corporate Center Property. The OPC provided a reasonable probable cost estimate of $285,469. The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past the West Valley Corporate Center Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-94

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the West Valley Corporate Center Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM		UW		UW PSF
Gross Potential Rent(2)	$6,716,575	$6,691,795	$7,514,604	$7,692,589		$8,653,809		$34.55
Expense Reimbursements	$533,612	$478,922	$587,978	$612,446		$245,900		$0.98
Concessions	($70,678)	$0	($299,623)	($438,261)		$0		$0.00
Net Rental Income	$7,179,509	$7,170,717	$7,802,959	$7,866,774		$8,899,709		$35.53
Other Income(3)	$117,987	$216,833	$213,454	$201,701		$4,005		$0.02
Vacancy & Credit Loss	$0	$0	$0	$0		($436,738)		($1.74)
Effective Gross Income	$7,297,496	$7,387,550	$8,016,413	$8,068,475		$8,466,976		$33.81

Real Estate Taxes	$463,382	$478,380	$486,512	$488,348		$570,363		$2.28
Insurance	$132,403	$176,624	$132,030	$120,651		$111,674		$0.45
Other Operating Expenses	$2,389,475	$2,277,325	$2,298,588	$2,360,067		$2,286,778		$9.13
Total Operating Expenses	$2,985,260	$2,932,329	$2,917,130	$2,969,066		$2,968,815		$11.85

Net Operating Income	$4,312,236	$4,455,221	$5,099,283	$5,099,409		$5,498,161		$21.95
Replacement Reserves	$0	$0	$0	$0		$62,616		$0.25
TI/LC	$0	$0	$0	$0		$248,343		$0.99
Net Cash Flow	$4,312,236	$4,455,221	$5,099,283	$5,099,409		$5,187,202		$20.71

Occupancy %	84.0%	79.6%	86.4%	100.0%	(4)	95.0%	(5)
NOI DSCR	1.47x	1.51x	1.73x	1.73x		1.87x
NCF DSCR	1.47x	1.51x	1.73x	1.73x		1.76x
NOI Debt Yield	9.5%	9.8%	11.2%	11.2%		12.1%
NCF Debt Yield	9.5%	9.8%	11.2%	11.2%		11.4%

(1)	The increase in Net Operating Income and occupancy from historical periods to 3/31/2026 TTM and UW is attributed to recent expansion spaces of the two largest tenants, NLACRC (66.6% of NRA and 66.1% of UW Rent) and Cake Mortgage Corp. (10.9% of NRA, 11.0% of UW Rent). See “Major Tenants” section above for further discussion.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 6, 2026, inclusive of rent steps through June 2027.
(3)	Historical other income includes interest income and electric vehicle charging Income. UW other income excludes interest income.
(4)	Represents occupancy based on the underwritten rent roll as of February 6, 2026.
(5)	Based on economic vacancy of 5.0%.

A-3-95

Mortgage Loan No. 12 – Broadway Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Santa Monica, CA 90404
Original Balance:	$43,000,000			General Property Type:	Office
Cut-off Date Balance:	$43,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1946-1950/2024
Borrower Sponsor:	DivcoWest			Size:	83,169 SF
Guarantor:	DW-OR Partners II, LP			Cut-off Date Balance PSF:	$517
Mortgage Rate:	6.4790%			Maturity Date Balance PSF:	$517
Note Date:	6/1/2026			Property Manager:	DivcoWest Real Estate Asset
Maturity Date:	6/11/2031				Management, Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$5,535,413
Seasoning:	1 month			UW NCF:	$5,394,026
Prepayment Provisions(1):	L(3),YM(22),DorYM(28),O(7)			UW NOI Debt Yield:	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	12.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.91x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$4,989,125 (3/31/2026 TTM)
				2nd Most Recent NOI:	$5,315,574 (12/31/2025)
Reserves				3rd Most Recent NOI:	$5,349,553 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.2% (3/28/2026)
RE Taxes:	$77,800	$25,936	NAP	2nd Most Recent Occupancy:	NAV
Insurance:	$0	Springing(2)	NAP	3rd Most Recent Occupancy:	NAV
Capital Expenditures:	$0	$1,386	$33,268	Appraised Value (as of):	$69,800,000 (4/29/2026)
Unfunded Obligations:	$10,325	$0	NAP	Appraised Value PSF:	$839
Rollover Reserve:	$0	$10,396	$374,261	Cut-off Date LTV Ratio:	61.6%
Rent Concession Reserve:	$73,800	$0	NAP	Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	43,000,000	100.0%	Loan Payoff:	34,532,768	80.3%
			Closing Costs:	1,270,557	3.0%
			Return of Equity	7,034,750	16.4%
			Upfront Reserves:	161,925	0.4%
Total Sources:	$43,000,000	100.0%	Total Uses:	$43,000,000	100.0%

(1)	See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the prospectus for additional information.
(2)	The borrower is required to deposit 1/12th of insurance premiums upon the occurrence of an event of default or failure of the borrower to maintain a blanket policy acceptable to the lender.
(3)	The increase from the Most Recent NOI to the UW NOI is driven by recent leasing activity at the Broadway Place Property (as defined below), including the renewals of Edmunds.com and Tool of North America.

The Mortgage Loan. The twelfth largest mortgage loan (the “Broadway Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,000,000 and secured by the borrower’s fee simple interest in an 83,169 SF office property located in Santa Monica, California (the “Broadway Place Property”).

The Borrower and the Borrower Sponsor. The borrower is CF Santa Monica Office II, L.P., a Delaware limited partnership and single purpose entity. The borrower sponsor is DivcoWest. The non-recourse carveout guarantor is DW-OR Partners II, LP, a joint venture between DivcoWest, which holds a 1% ownership interest, and Columbia PERFCO LP, which holds a 99% ownership interest and is an affiliate of the State of Oregon Pension Fund.

Founded in 1993 by Stuart Shiff, DivcoWest is a vertically integrated real estate owner, operator, and developer headquartered in San Francisco, with additional offices including in Los Angeles, Menlo Park, New York City, Washington, D.C., Cambridge, and Austin. The firm focuses on acquiring, developing, and operating commercial real estate, with investments spanning office, research and development, life science, industrial, retail, and multifamily assets nationwide. As of September 30, 2025, Divco West reports 24.6 million SF under management.

A-3-96

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

The Property. The Broadway Place Property is a class C, multi-tenant office property totaling 83,169 SF, located in Santa Monica, California, within Los Angeles County. Built between 1946 and 1950 and fully renovated in 2024, the Broadway Place Property is situated on an approximately 3.08 acres site and consists of four separate office buildings configured as single-story structures and includes 169 surface parking spaces, which equates to a ratio of 2.0 spaces per 1,000 SF of net rentable area (“NRA”). The two largest tenants at the Broadway Place Property are UMG Recordings, Inc. and Route App Inc. (Club Kuma) which together occupy approximately 27,364 SF, and account for about 32.9% of the total rentable area, with other notable tenants including TigerConnect, Panay Films, Inc. and Epidemic Sound US Inc. As of March 28, 2026, the Broadway Place Property was 90.2% leased to 12 separate tenants and has a weighted-average remaining lease term of approximately 3.6 years.

Major Tenants.

UMG Recordings, Inc. (14,941 SF; 18.0% of NRA; 20.0% of UW rent). UMG Recordings, Inc. operates as part of Universal Music Group which is a music-based entertainment company. The company’s core business activities include music production and recording, distribution and promotion of artists, catalog management and licensing and development of new platforms and business models for music consumption. UMG Recordings, Inc. has been a tenant at the Broadway Place Property since May 2023, has a lease expiration in October 2028, and has one, five-year renewal option remaining and no termination options.

Route App Inc. (Club Kuma) (12,423 SF; 14.9% of NRA; 15.9% of UW rent). Founded in 2019, Route App Inc. is a United States-based software company focused on transforming the e-commerce post-purchase experience. Its platform combines shipping insurance, tracking, returns, and AI-driven resolution tools to help merchants improve customer experience and retention while reducing operational friction. Route App Inc has been a tenant at the Broadway Place Property since June 2023, has a lease expiration in October 2030. Route App Inc. is currently subleasing its entire 12,423 SF space to ClubKuma, Inc. (“Club Kuma”) under a sublease which expires in October 2027 with a one-time renewal option through October 2030. Route App Inc. agreed to not exercise any renewal option afforded under its lease as a result of subleasing the premises and has the one-time right to terminate its lease as of September 30, 2028, subject to 12 months’ prior notice, payment of a termination fee, and if Club Kuma has exercised its sublease renewal option, Club Kuma’s prior written consent.

TigerConnect (9,600 SF; 11.5% of NRA; 13.0% of UW rent). Founded in 2010, TigerConnect is an AI-driven healthcare communication platform that connects people, data, and systems across care delivery. The platform focuses on ensuring alerts, requests, and patient-related workflows reach the right clinician at the right time. TigerConnect has been a tenant at the Broadway Place Property since October 2023 and, has a lease expiration in February 2033. TigerConnect is currently subleasing its entire 9,600 SF space to KMT Arizona LLC (“KMT”) through February 2031. TigerConnect will assign the lease to KMT beginning in March 2031 upon which KMT will succeed TigerConnect as tenant for a two-year extended term through February 2033 with one three-year renewal option through February 2036. TigerConnect agreed to not exercise the early termination option afforded under its lease as a result of subleasing the premises. KMT is currently building out its space with the office expected to open by August 1, 2026.

The following table presents certain information relating to the tenancy at the Broadway Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
UMG Recordings, Inc.	NR/NR/NR	14,941	18.0%	$1,065,545	20.0%	$71.32	10/31/2028	1 x 5 yrs	N
Route App Inc. (Club Kuma)(2)	NR/NR/NR	12,423	14.9%	$847,077	15.9%	$68.19	10/31/2030	None	Y(3)
TigerConnect (KMT)(4)	NR/NR/NR	9,600	11.5%	$692,352	13.0%	$72.12	2/28/2033	1 x 3 yrs	N
Panay Films, Inc.	NR/NR/NR	5,994	7.2%	$483,837	9.1%	$80.72	8/31/2030	1 x 3 yrs	N
Epidemic Sound US Inc. (Titan)(5)	NR/NR/NR	6,000	7.2%	$453,805	8.5%	$75.63	7/31/2030	None	Y(6)
Major Tenant Subtotal/Wtd. Avg.		48,958	58.9%	$3,542,616	66.6%	$72.36

Non-Major Tenants		26,084	31.4%	$1,779,783	33.4%	$68.23
Occupied Collateral Subtotal/Wtd. Avg.		75,042	90.2%	$5,322,399	100.0%	$70.93

Vacant Space		8,127	9.80%
Total/Wtd. Avg.		83,169	100.00%

(1)	Information is based on the underwritten rent roll dated March 28, 2026.
(2)	Route App Inc. is subleasing the entirety of its space to Club Kuma through October 2027 at a current annual base rent of $63.65 PSF. Club Kuma has the one-time option to renew its sublease until October 31, 2030 and is entitled to rent abatement under its sublease during the months of September 2026 and September 2027.
(3)	Route App Inc. has the one-time right to terminate its lease as of September 30, 2028 with 12 months’ prior notice, subject to a termination fee equal to the unamortized cost of the monthly rent and the tenant’s pro rata share of operating expenses abated during the second and third months of the lease term, all brokerage commissions paid by the landlord associated with the lease, and the landlord’s total out-of-pocket contribution towards the landlord work under the lease, together with interest on such amounts calculated using a 7.00% interest rate. However, if Club Kuma exercises its extension option and is not in default under the sublease, Route App Inc. may not exercise its termination right without Club Kuma’s prior written consent.
(4)	TigerConnect is subleasing the entirety of its space to KMT through February 28, 2031 at a current annual base rent of $61.80 PSF. On March 1, 2031, KMT will succeed TigerConnect as tenant under the lease through February 28, 2033. KMT has the one-time option to renew the lease for a period of three years from March 1, 2033 through February 29, 2036.
(5)	Epidemic Sound US Inc. is subleasing the entirety of its space through May 31, 2027 to Titan Content, Inc. and Bell Partners AB at a current annual base rent of $55.17 PSF. Titan Content, Inc. and Bell Partners AB have the one-time option to extend such sublease through March 31, 2028.
(6)	Epidemic Sound US Inc. has the one-time right to terminate its lease as of March 31, 2028 with notice at any time on or before June 30, 2027, subject to the payment of a $399,041 termination fee.

A-3-97

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

The following table presents certain information relating to the lease rollover schedule at the Broadway Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling	(3)
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	3,200	3.8%	3.8%	$235,546	4.4%	4.4%	$73.61
2028	3	25,215	30.3%	34.2%	$1,774,668	33.3%	37.8%	$70.38
2029	2	6,400	7.7%	41.9%	$393,984	7.4%	45.2%	$61.56
2030	3	24,417	29.4%	71.2%	$1,784,719	33.5%	78.7%	$73.09
2031	1	3,010	3.6%	74.8%	$223,594	4.2%	82.9%	$74.28
2032	1	3,200	3.8%	78.7%	$217,536	4.1%	87.0%	$67.98
2033	1	9,600	11.5%	90.2%	$692,352	13.0%	100.0%	$72.12
2034	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
Vacant	0	8,127	9.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	12	83,169	100.0%		$5,322,399	100.00%		$70.93

(1)	Information is based on the underwritten rent roll dated March 28, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Broadway Place Property is located within the Los Angeles–Long Beach–Anaheim, CA metropolitan statistical area and benefits from frontage along Broadway and its proximity to U.S. Route 66, providing strong accessibility and connectivity to nearby commercial and residential areas as well as Interstate 10 (Santa Monica Freeway), which provides direct east–west connectivity and terminates near the Pacific Ocean, Interstate 405, State Route 1 (Pacific Coast Highway) and State Route 2. The Broadway Place Property is approximately 0.3 miles from the 17th Street/Santa Monica College Metro E Line station, and approximately 0.1 miles from the nearest bus stop, with access to 14 transit routes. Los Angeles International Airport (LAX) is approximately nine miles away. Major attractions in the area include Third Street Promenade, Santa Monica Pier, Palisades Park, Santa Monica State Beach and Bergamot Station Arts Center. Major employers in the region include Allied Universal Manager, County of Los Angeles, Los Angeles Unified School District, The Walt Disney Company and State of California.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 39,025, 233,016 and 470,496, respectively, and the median household income within the same radii was approximately $114,880, $122,543 and $125,095, respectively.

According to the appraisal, the Broadway Place Property is located within the Santa Monica submarket of the Los Angeles metropolitan area. As of 2025, the Santa Monica submarket reported total inventory of approximately 17.0 million SF with a 19.9% vacancy rate and average asking rent of $61.27 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Broadway Place Property:

Market Rent Summary
Office Space
Market Rent (PSF)	$70.00
Lease Term (Months)	90
Lease Type (Reimbursements)	Triple Net
Tenant Improvements New (PSF)	$30.00
Rent Increase Projection	3.0% Increase per year

A-3-98

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

The table below presents certain information relating to comparable sales with respect to the Broadway Place Property:

Comparable Office Sales
Property / Location	Year Built	Year Renovated	Sale Date	Total NRA (SF)	Occ. %(1)	Sale Price	Price PSF	Cap Rate
2014 Broadway, Santa Monica, CA	1946-1950	2024	-	83,169	90.2%	-	-	-
501 Santa Monica Blvd Office, Santa Monica, CA	1976	1990	July 2025	78,509	65.0%	$40,000,000	$510	-
2220 Colorado Avenue, Santa Monica, CA	1999	-	October 2024	225,773	100.0%	$188,000,000	$833	6.50%
9650 Wilshire Boulevard, Beverly Hills, CA	1935	1984	July 2024	285,149	74.6%	$211,000,000	$740	8.41%
1630-1638 12th Street, Santa Monica, CA	1955	-	September 2023	19,335	100.0%	$20,200,000	$1,045	4.70%
2701 Olympic Boulevard, Santa Monica, CA	1957	2017	August 2023	87,822	100.0%	$93,604,519	$1066	8.40%
Average(2)	1964			139,318	87.9%	$110,560,904	$839	7.00%

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated March 28, 2026.
(2)	Does not include the Broadway Place Property.

The table below presents certain information relating to comparable leases to the Broadway Place Property identified by the appraisal:

Comparable Office Leases
Property Name / Location	Year Built	Total NRA (SF)	Tenant Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Broadway Place Santa Monica, CA(1)	1946-1950	83,169	-	-	-	-	-	$69.12
13031 West Jefferson Los Angeles, CA	1971	346,008	Verizon Wireless	Office	04/2026	3.0	56,995	$67.20
729-733 Seward Street Los Angeles, CA	1925	25,500	Nike	Office	01/2026	7.6	25,500	$68.00
8665 Hayden Place Culver City, CA	2012	17,920	HKS Architects	Office	05/2025	10.8	17,920	$65.52
The Water Garden Santa Monica, CA	1990	367,301	AMC Networks	Office	09/2024	2.0	44,649	$72.00
401-415 Santa Monica Blvd Santa Monica, CA	1994	40,257	Syneos Health		02/2024	10.5	8,373	$76.80

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated March 28, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Broadway Place Property of $69,800,000 as of April 29, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 26, 2026, there was evidence of recognized environmental conditions at the Broadway Place Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

A-3-99

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Broadway Place Property:

Cash Flow Analysis
	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent(1)	$5,491,455	$5,176,255	$4,995,280	$5,322,399	$63.99
Grossed Up Vacant Space	$0	$0	$0	$568,890	$6.84
Gross Potential Rent	$5,491,455	$5,176,255	$4,995,280	$5,891,289	$70.84
Free Rent Adjustment	$243,762	$264,949	$241,442	$0	$0.00
(Vacancy/Credit Loss/Collection Loss)	$0	($50,236)	($50,239)	($568,890)	$(6.84)
Net Rental Income	$5,247,693	$4,861,071	$4,703,599	$5,322,399	$63.99
Other Income	$26,295	$5,382	$12,735	$12,735	$0.15
Parking/Garage/Other	$390,969	$379,576	$381,793	$420,000	$5.05
Total Recoveries	$1,209,589	$1,423,990	$1,333,027	$1,305,773	$15.70
Effective Gross Income	$6,874,546	$6,670,018	$6,431,154	$7,060,906	$84.90
Real Estate Taxes	$402,001	$419,254	$426,805	$538,113	$6.47
Insurance	$15,903	$85,313	$66,693	$69,166	$0.83
Management Fee	$192,928	$188,532	$195,031	$211,827	$2.55
Other Operating Expenses	$914,161	$661,345	$753,500	$706,387	$8.49
Total Expenses	$1,524,992	$1,354,445	$1,442,030	$1,525,493	$18.34

Net Operating Income(3)	$5,349,553	$5,315,574	$4,989,125	$5,535,413	$66.56
Replacement Reserves	$0	$0	$0	$16,634	$0.20
TI/LC	$0	$0	$0	$124,754	$1.50
Net Cash Flow	$5,349,553	$5,315,574	$4,989,125	$5,394,026	$64.86

Occupancy (%)(2)	NAV	NAV	90.2%	90.3%
NOI DSCR	1.89x	1.88x	1.77x	1.96x
NCF DSCR	1.89x	1.88x	1.77x	1.91x
NOI Debt Yield	12.4%	12.4%	11.6%	12.9%
NCF Debt Yield	12.4%	12.4%	11.6%	12.5%

(1)	UW Base Rent includes contractual rent steps taken through May 2027.
(2)	Historical occupancy figures prior to TTM 3/31/2026 are unavailable due to a change in ownership in 2025. TTM 3/31/2026 Occupancy (%) is based on the underwritten rent roll as of March 28, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(3)	The increase from TTM 3/31/2026 Net Operating Income to the UW Net Operating Income is driven by recent leasing activity at the Broadway Place Property, including the renewals of Edmunds.com Inc. and Tool of North America LLC.

A-3-100

Mortgage Loan No. 13 – 10 West End

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	St. Louis Park, MN 55416
Original Balance(1):	$42,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$42,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019/NAP
Borrower Sponsor:	BOF III Platform JV, LLC			Size:	343,896 SF
Guarantor:	BOF III Platform JV, LLC			Cut-off Date Balance Per SF(1):	$227
Mortgage Rate:	6.7500%			Maturity Date Balance Per SF(1):	$227
Note Date:	6/12/2026			Property Manager:	Bridge Commercial Real Estate -
Maturity Date:	7/1/2031				Minnesota, LLC
Term to Maturity:	60 months				(borrower-affiliated)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$10,350,392
Seasoning:	0 months			UW NCF:	$9,893,823
Prepayment Provisions:	YM1(53),O(7)			UW NOI Debt Yield(1):	13.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	12.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	13.3%
Additional Debt Balance(1):	$36,000,000			UW NCF DSCR(1):	1.85x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$9,422,159 (3/31/2026 TTM)
				2nd Most Recent NOI(4):	$9,174,035 (12/31/2025)
				3rd Most Recent NOI(4):	$7,495,129 (12/31/2024)
Reserves				Most Recent Occupancy:	96.3% (5/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.5% (12/31/2025)
RE Taxes:	$1,140,594	$285,148	NAP	3rd Most Recent Occupancy:	91.2% (12/31/2024)
Insurance(2):	$0	Springing	NAP	Appraised Value (as of):	$136,000,000 (5/14/2026)
Replacement Reserve:	$0	$5,732	NAP	Appraised Value Per SF:	$395
TI/LC Reserve(3):	$3,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	57.4%
Rent Concession Reserve:	$210,924	$0	NAP	Maturity Date LTV Ratio(1):	57.4%

Sources and Uses
Sources	Proceeds	% of Total	Us es	Proceeds	% of Total
Whole Loan Amount:	$78,000,000	100.0%	Loan Payoff:	$65,682,302	84.2%
			Return of Equity:	$6,828,390	8.8%
			Upfront Reserves:	$4,351,518	5.6%
			Closing Costs:	$1,137,790	1.5%
Total Sources:	$78,000,000	100.0%	Total Uses:	$78,000,000	100.0%

(1)	The 10 West End Mortgage Loan (as defined below) is part of the 10 West End Whole Loan (as defined below), with an aggregate original principal balance of $78,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 10 West End Whole Loan.
(2)	The borrower will be required to deposit 1/12th of the estimated annual insurance premiums upon (i) an event of default, (ii) an acceptable blanket policy is no longer in place for the 10 West End Property (as defined below), or (iii) borrower fails to provide evidence of payment of the insurance premiums at least 10 days prior to the due date.
(3)	If the balance of the TI/LC reserve falls below $1,000,000, the borrower will be required to deposit $57,316 monthly until the balance equals $1,000,000.
(4)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI and the increase from Most Recent NOI to UW NOI is primarily attributable to an increase in triple net leasing and occupancy at the 10 West End Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “10 West End Mortgage Loan”) is part of a whole loan (the “10 West End Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $78,000,000. The 10 West End Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 343,896 SF office property located in St. Louis Park, Minnesota (the “10 West End Property”). The 10 West End Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $42,000,000. The 10 West End Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-101

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The table below summarizes the promissory notes that comprise the 10 West End Whole Loan.

10 West End Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	BANK5 2026-5YR23	Yes
A-2(1)	$36,000,000	$36,000,000	MSBNA	No
Total	$78,000,000	$78,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the 10 West End Whole Loan is BOF III MN 10 West End LLC, a Delaware limited liability company. The non-recourse carveout guarantor and sponsor for the 10 West End Whole Loan is BOF III Platform JV, LLC, which is a joint venture between Grosvenor Investments North America, LLC (“Grosvenor”) and Bridge Investment Group Holdings, LLC (“Bridge”).

Grosvenor is an alternative asset management firm. Grosvenor provides services in private equity, infrastructure, real estate, credit, and absolute return strategies. Founded in Chicago in 1971, Grosvenor has over 50 years of experience, with employees around the world, including New York, Toronto, Chicago, London, Frankfurt, Hong Kong, Seoul, and Tokyo. Bridge is a real estate investment and property management firm that was founded in 2009. Bridge Investment Group is led by a group of experienced leaders, and has over 300 employees. In 2025, Bridge was acquired by Apollo Global Management.

The Property. The 10 West End Property is an 11-story, 343,896 SF Class A office building situated on a 3.54 acre site in St. Louis Park, Minnesota. Built in 2019, the 10 West End Property offers amenities to tenants including a fitness center, conference and training facilities, free WiFi, a sky deck, bike room, electric vehicle charging, and a seven-story parking garage which contains 1,292 parking spaces, resulting in a parking ratio of approximately 3.76 spaces per 1,000 SF.

The borrower acquired the 10 West End Property in November 2022 for approximately $118.5 million. Since acquisition, the borrower sponsor has invested approximately $2.8 million in capital improvements and an additional $12.2 million in tenanting costs at the 10 West End Property, resulting in a total cost basis of approximately $133.5 million. At acquisition, the 10 West End Property was approximately 73% occupied, Since acquisition, the borrower sponsor has executed nine new leases for approximately 95,000 SF and 32.1% of underwritten base rent. As of May 1, 2026, the 10 West End Property was 96.3% leased to 23 tenants with a weighted average lease term remaining of approximately 5.7 years. The 10 West End Property rent roll is granular, with the top five tenants at the 10 West End Property accounting for 58.1% of SF and 59.6% of underwritten base rent, with no other tenant accounting for over 7.1% of SF or 6.9% of underwritten base rent. The tenancy at the 10 West End Property is diverse, with tenants operating in various industries such as consulting, investment management, hospitality, real estate, agriculture, professional staffing, and brokerage services.

Major Tenants.

HDR Engineering (61,128 SF, 17.8% of NRA, 18.1% of underwritten rent). HDR Engineering is a private consulting firm that specializes in architecture, engineering, environmental, and construction services. Founded in Nebraska in 1917, HDR Engineering currently has over 14,000 employees in over 200 offices around the world. HDR Engineering has been a tenant at the 10 West End Property since February 2021, and expanded its space at the 10 West End Property in August 2023 (7,455 SF) and June 2026 (6,141 SF). HDR Engineering, has a lease end date of December 31, 2028 with two, five-year renewal options remaining and no termination options. HDR Engineering’s current annual contract rent is $31.05 PSF, and it has an annual underwritten base rent of $36.17 PSF.

Kemps, LLC (34,853 SF, 10.1% of NRA, 11.8% of underwritten rent). Founded in 1914, Kemps, LLC is an American dairy company which produces a variety of dairy products primarily in the midwestern portion of the United States. In 2011, Kemps, LLC was acquired by Dairy Farmers of America, one of the largest dairy companies in the country. Kemps, LLC has been a tenant at the 10 West End Property since October 2023, when the firm established its space at the 10 West End Property as its new global headquarters. Kemps, LLC expanded their space an additional 10,165 SF in February 2026. Kemps, LLC has a lease end date of December 31, 2036, approximately 5.5 years after the maturity of the 10 West End Whole Loan, with two, five-year renewal options remaining and no termination options. Kemps, LLC has a monthly rent abatement of approximately $35,154 from August 2026 through January 2027, which was reserved for at origination. Kemps, LLC current annual contract rent is $35.48 PSF, and it has an annual underwritten base rent of $36.17 PSF.

Radisson Hospitality Inc. (34,697 SF, 10.1% of NRA, 9.9% of underwritten rent). Radisson Hospitality Inc. is an international hospitality firm which operates in Europe, the Middle East, Africa, and the Asia-Pacific regions. In 2022, Radisson Hospitality Inc. sold their United States operations to Choice Hotels International, Inc. Radisson Hospitality Inc. fully subleases its space to HMA Group Holdings, LLC (“HMA”) related to the corporate sale and merger. The sublease began in 2024 and is coterminous with the Radisson Hospitality Inc. lease, which has a lease expiration date of October 31, 2032, with two, five-year renewal options and no termination options. The sublease rent is $30.00 PSF, which is in line with the direct Radisson lease. HMA is a hospitality company which owns and operates national hotel brands such as InterContinental Hotels Group (IHG), Marriott, Hilton, Hyatt and Choice.

A-3-102

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The following table presents a summary regarding the major tenants at the 10 West End Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent		% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
HDR Engineering	NR/NR/NR	61,128	17.8%	$1,933,446		18.1%	$31.63	12/31/2028	2 x 5 yr	N
Kemps, LLC	NR/Baa1/BBB+	34,853	10.1%	$1,260,484	(3)	11.8%	$36.17	12/31/2036	2 x 5 yr	N
Radisson Hospitality Inc	NR/Baa3/BBB-	34,697	10.1%	$1,058,259		9.9%	$30.50	10/31/2032	2 x 5 yr	N
Two Harbors Investment Corp	NR/NR/NR	34,640	10.1%	$1,039,200		9.7%	$30.00	4/30/2033	2 x 5 yr	Y(4)
AB Carval Investors LP	NR/NR/NR	34,622	10.1%	$1,073,282		10.0%	$31.00	12/31/2031	2 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		199,940	58.1%	$6,364,671		59.6%	$31.83

Other Tenants		131,306	38.2%	$4,317,638		40.4%	$32.88
Occupied Subtotal/Wtd. Avg.		331,246	96.3%	$10,682,308		100.0%	$32.25

Vacant Space		12,650	3.7%
Total/Wtd. Avg.		343,896	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Kemps, LLC has a monthly rent abatement of approximately $35,154 from August 2026 through January 2027, which was reserved for at origination.
(4)	Two Harbors Investment Corp has the right to terminate its lease effective June 30, 2029 by providing written notice to the landlord no later than June 30, 2028 and paying a termination fee equal to the amount of (i) base rent for the entire premises which would be payable for the two month period immediately following the termination date, (ii) the estimated annualized amount of expenses which would be payable for the two month period immediately following the termination date, and (iii) the remaining transaction costs from the period between the termination date and March 31, 2033, which will amortize on a straight-line basis at an interest rate of 8.0%.

The following table presents certain information relating to the lease rollover at 10 West End Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	14,283	4.2%	4.2%	$396,353	3.7%	3.7%	$27.75
2028	2	68,571	19.9%	24.1%	$2,141,850	20.1%	23.8%	$31.24
2029	6	20,599	6.0%	30.1%	$727,362	6.8%	30.6%	$35.31
2030	4	15,519	4.5%	34.6%	$588,144	5.5%	36.1%	$37.90
2031	1	34,622	10.1%	44.7%	$1,073,282	10.0%	46.1%	$31.00
2032	1	34,697	10.1%	54.8%	$1,058,259	9.9%	56.0%	$30.50
2033	5	79,610	23.1%	77.9%	$2,496,206	23.4%	79.4%	$31.36
2034	1	24,372	7.1%	85.0%	$767,718	7.2%	86.6%	$31.50
2035	0	0	0.0%	85.0%	$0	0.0%	86.6%	$0.00
2036	2	38,973	11.3%	96.3%	$1,433,134	13.4%	100.0%	$36.77
2037 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	12,650	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	23	343,896	100.0%		$10,682,308	100.0%		$32.25

(1)	Information obtained from the underwritten rent roll dated May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The 10 West End Property is located in St. Louis Park, Minnesota within Hennepin County. The 10 West End Property is located within the West End mixed-use development, which includes retail, multifamily, and office space approximately four miles west of downtown Minneapolis. The 10 West End Property is located within walking distance of restaurants, retail shops, hotels, grocery stores, and apartments. Bridge, one of the members of the borrower sponsor and non-recourse carveout guarantor, owns two office properties within approximately one and four miles of the 10 West End Property.

A-3-103

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The 10 West End Property is located in the I-394 Corridor submarket of the Minneapolis office market. According to the appraisal, the I-394 Corridor office submarket had a total inventory of 29,651,184 SF, a vacancy rate of 10.4%, and average asking gross rents of $28.69 PSF in 2025. According to the appraisal, the Minneapolis office market had an inventory of 205,875,465 SF, a vacancy rate of 11.9%, and average asking gross rents of $23.29 PSF in 2025. According to the appraisal, the 2025 average population within a one-, three-, and five-mile radius of the 10 West End Property was 9,835, 121,800, and 432,142, respectively. According to the appraisal, the 2025 median household income within the same radii of the 10 West End Property was $106,068, $93,032, and $85,726, respectively.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 10 West End Property:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
10 West End (Subject Property)(1) 1601 Utica Avenue South St. Louis Park, MN	343,896	2019 / NAP	HDR Engineering	61,128	Feb. 2021	7.9	$31.63
7250 France 7250 France Avenue South Edina, MN	136,066	2026 / NAP	NAV	11,619	Aug. 2026	10.0	$42.00
7001 France 7001 France Avenue South Edina, MN	235,130	2026 / NAP	NorthMarq NAV	52,963 20,606	Jun. 2026 Jun. 2026	10.0 5.4	$38.00 $38.00
RBC Gateway 250 Nicollet Mall Minneapolis, MN	1,101,164	2022 / NAP	NAV	3,539	Dec. 2024	10.0	$32.00
The Steelman Exchange 241 North 5th Avenue Minneapolis, MN	227,779	2019 / NAP	Grant Thornton International	15,314	Jul. 2024	10.0	$29.00

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated May 1, 2026 besides Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” appraised value for the 10 West End Property of $136,000,000 as of May 14, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the 10 West End Property.

A-3-104

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 West End Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,812,589	$10,189,738	$10,044,699	$10,225,362	$11,188,308	$32.53
Reimbursements	$3,537,900	$5,186,700	$6,079,893	$6,087,137	$6,338,464	$18.43
Other Income(2)	$29,004	$37,603	$48,573	$48,572	$45,225	$0.13
Less Vacancy & Credit Loss	($1,871,791)	($1,735,524)	($569,189)	($615,546)	($876,339)	($2.55)
Effective Gross Income	$11,507,702	$13,678,517	$15,603,976	$15,745,526	$16,695,659	$48.55

Real Estate Taxes	$2,828,373	$3,419,575	$3,402,790	$3,295,685	$3,322,119	$9.66
Insurance	$134,944	$143,955	$144,434	$142,942	$144,333	$0.42
Other Expenses	$2,666,920	$2,619,859	$2,882,717	$2,884,739	$2,878,815	$8.37
Total Expenses	$5,630,236	$6,183,389	$6,429,941	$6,323,366	$6,345,266	$18.45

Net Operating Income(3)	$5,877,466	$7,495,129	$9,174,035	$9,422,159	$10,350,392	$30.10
Capital Expenditures	$0	$0	$0	$0	$68,779	$0.20
TI/LC	$0	$0	$0	$0	$387,790	$1.13
Net Cash Flow	$5,877,466	$7,495,129	$9,174,035	$9,422,159	$9,893,823	$28.77

Occupancy %(4)	89.7%	91.2%	94.5%	96.3%	95.0%
NOI DSCR	1.10x	1.40x	1.72x	1.77x	1.94x
NCF DSCR	1.10x	1.40x	1.72x	1.77x	1.85x
NOI Debt Yield	7.5%	9.6%	11.8%	12.1%	13.3%
NCF Debt Yield	7.5%	9.6%	11.8%	12.1%	12.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 1, 2026, and includes rent steps through July 2026.
(2)	Other Income includes parking fees, late fees, utility charges, sign revenue, and other miscellaneous fees.
(3)	The increase in 2023 Net Operating Income to UW Net Operating Income is attributable to increased triple-net leasing at the 10 West End Property.
(4)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of May 1, 2026. Historical occupancy figures represent physical occupancy.

A-3-105

Mortgage Loan No. 14 – One Washington

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	WFB				Single Asset/Portfolio:	Single Asset
					Location:	Boston, MA 02108
Original Balance:	$38,025,000				General Property Type:	Office
Cut-off Date Balance:	$38,025,000				Detailed Property Type:	CBD
% of Initial Pool Balance:	3.2%				Title Vesting:	Fee
Loan Purpose:	Refinance				Year Built/Renovated:	1972/2021
Borrower Sponsor:	The Georgetown Company				Size:	153,759 SF
Guarantors:	Georgetown Investors 1, LLC				Cut-off Date Balance PSF:	$247
Mortgage Rate:	7.3890%				Maturity Date Balance PSF:	$247
Note Date:	6/11/2026				Property Manager:	Park Madison Property
Maturity Date:	6/11/2031					Management Co., LLC
Term to Maturity:	60 months					(borrower-related) and CBRE, Inc
Amortization Term:	0 months				Underwriting and Financial Information
IO Period:	60 months				UW NOI(2):	$5,115,869
Seasoning:	1 month				UW NCF:	$4,854,479
Prepayment Provisions:	L(25),D(31),O(4)				UW NOI Debt Yield:	13.5%
Lockbox/Cash Mgmt Status:	Hard/In Place				UW NCF Debt Yield:	12.8%
Additional Debt Type:	NAP				UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Balance:	NAP				UW NCF DSCR:	1.70x
Future Debt Permitted (Type):	No (NAP)				Most Recent NOI(2):	$3,932,468 (3/31/2026 TTM)
Reserves(1)					2nd Most Recent NOI:	$3,542,057 (12/31/2025)
Type	Initial	Monthly		Cap	3rd Most Recent NOI:	$4,240,254 (12/31/2024)
RE Taxes:	$375,417	$125,139		NAP	Most Recent Occupancy:	92.2% (4/30/2026)
Insurance:	$0	Springing	(1)	NAP	2nd Most Recent Occupancy:	89.6% (12/31/2025)
Replacement Reserve:	$546,500	$2,562		NAP	3rd Most Recent Occupancy:	95.0% (12/31/2024)
TI/LC Reserve:	$800,000	$19,211		NAP	Appraised Value (as of):	$58,500,000 (4/21/2026)
Existing TI/LC Reserve:	$334,815	$0		NAP	Appraised Value PSF:	$380
Deferred Maintenance:	$14,318	$0		NAP	Cut-off Date LTV Ratio:	65.0%
Rent Concession Reserve:	$30,511	$0		NAP	Maturity Date LTV Ratio:	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,025,000	97.0%	Loan Payoff:	$36,692,589	93.6%
Borrower Sponsor Equity:	$1,168,733	3.0%	Upfront Reserves:	$2,101,561	5.4%
			Closing Costs:	$399,582	1.0%
Total Sources:	$39,193,733	100.0%	Total Uses:	$39,193,733	100.0%

(1)	The borrower is required to deposit into an insurance reserve account on a monthly basis, 1/12th of the amount payable for renewal of the coverage afforded by the insurance policies; provided that no such reserves are required if (i) no event of default has occurred and is continuing and (ii) the One Washington Property (as defined below) is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies.
(2)	The increase from Most Recent NOI to UW NOI was primarily driven by new leases (Consulate General of Israel, Lavallee Brensinger PLLC, and Weston & Sampson Engineers) which commenced after May 1, 2025 and contribute approximately $1.1 million of base rent.

The Mortgage Loan. The fourteenth largest mortgage loan (the “One Washington Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,025,000 and secured by the borrower’s fee interest in a multi-tenant office building with retail space totaling 153,759 SF, located in Boston, Massachusetts (the “One Washington Property”).

The Borrower and the Borrower Sponsor. The borrower is Boston Cornhill LLC, a Delaware limited liability company and single-purpose entity. The borrower sponsor is The Georgetown Company, and the non-recourse carveout guarantor is Georgetown Investors 1, LLC, an affiliate of the borrower sponsor.

Founded in 1978, The Georgetown Company is a privately held diversified real estate company led by chief executive officer Adam Flatto. Headquartered in New York, The Georgetown Company has offices in Columbus, OH; Washington, D.C.; Atlanta, GA; and Los Angeles, CA. Over its 40+ year history, Georgetown and its principals have developed, owned and overseen in excess of 25 million square feet of office, residential, retail and recreational properties.

The Property. The One Washington Property is a Class B, multi-tenant high-rise office building property with retail space and is located in Boston, Massachusetts. Constructed in 1972 and renovated periodically over the last 10 years, most recently in 2021, the One Washington Property is a 16-story building and is situated on a 0.40-acre site, positioned on the west side of Washington Mall and south of City Hall Plaza. The One Washington Property includes two retail tenants, Staples and Five Iron Golf, which account for 22.9% of the NRA and 23.0% of the underwritten rent. Since the acquisition of the property in 2013, the borrower sponsor has invested approximately $19.3 million in capital expenditures and improvements at the One Washington Property. Parking is provided by 18 on-site subterranean parking spaces, resulting in a parking ratio of approximately 0.12 spaces per 1,000 square feet

A-3-106

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

of net rentable area. As of April 30, 2026, the One Washington Property was 92.2% leased to 18 separate tenants and has a weighted-average remaining lease term of 4.4 years.

Major Tenants.

WinnResidential (27,415 SF; 17.8% of NRA; 23.8% of underwritten rent). WinnResidential is the property management division of WinnCompanies, a United States-based real estate development and property management firm, which was founded in 1971. Over time, WinnResidential has evolved into one of the company’s primary business units, focusing on multifamily housing management across affordable, military, and market-rate segments. WinnResidential oversees a portfolio comprising over 840 properties and over 120,000 residential units across 26 states and the District of Columbia. WinnResidential has been in occupancy at the One Washington Property since 2019, has a lease expiration in December 2029 and has three five-year extension options and no termination options.

Staples (17,656 SF; 11.5% of NRA; 12.0% of underwritten rent). Staples, Inc. is a workplace products and services company headquartered in Framingham, Massachusetts. The company was founded in 1986, when it introduced the office superstore concept with the opening of its first retail location in Brighton, Massachusetts. Staples operates more than 900 retail stores in the United States, supported by a network of fulfillment centers and e-commerce platforms. Staples has occupied two suites at the One Washington Property since February 2013 and all associated leases have an expiration date in February 2028. One of the suites occupied by Staples (Suite 200, 8.9% NRA) has two five-year extension options and none of the suites has a termination option.

Five Iron Golf (17,576 SF; 11.4% of NRA; 11.0% of underwritten rent). Five Iron Golf is an indoor golf and entertainment company that combines technology-enabled golf practice with hospitality-oriented venues. The company’s business model centers on the integration of technology-based golf simulation with hospitality services. Five Iron Golf was founded in 2017, beginning with a single location on Fifth Avenue in New York City’s Flatiron District and has since expanded to over 30 locations across major cities in the United States, with additional international franchise locations in multiple countries. Five Iron Golf has occupied two suites at the One Washington Property since August 2022, and all associated leases have a lease expiration in August 2033. One of the suites occupied by Five Iron Golf (Suite 100-B/105, 9.6% NRA) has two five-year extension options and none of the suites has a termination option.

The following table presents certain information relating to the tenancy at One Washington Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Total SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
WinnResidential	NR/NR/NR	27,415	17.8%	$1,939,389	23.8%	$70.74	12/31/2029	3 x 5 yrs	N
Staples	NR/NR/NR	17,656	11.5%	$981,755	12.0%	$55.60	2/26/2028	2 x 5 yrs	N
Five Iron Golf	NR/NR/NR	17,576	11.4%	$899,096	11.0%	$51.15	8/31/2033	2 x 5 yrs	N
Consulate General of Israel	A/Baa1/A	8,773	5.7%	$535,153	6.6%	$61.00	8/31/2045	1 x 5 yrs	N
Stewart Title Guaranty Company	BBB-/NR/NR	8,031	5.2%	$530,207	6.5%	$66.02	9/30/2027	1 x 5 yrs	N
Major Tenants Subtotal/Wtd. Avg.		79,451	51.7%	$4,885,600	59.9%	$61.49

Other Tenants		62,276	40.5%	$3,274,259	40.1%	$52.58
Occupied Subtotal/Wtd. Avg.		141,727	92.2%	$8,159,858	100.0%	$57.57

Vacant Space		12,032	7.8%
Total/Wtd. Avg.		153,759	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2026.

A-3-107

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

The following table presents certain information relating to the lease rollover schedule at the One Washington Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	13,051	8.5%	8.5%	$795,704	9.8%	9.8%	$60.97
2028	4	30,117	19.6%	28.1%	$1,641,044	20.1%	29.9%	$54.49
2029	5	40,377	26.3%	54.3%	$2,682,673	32.9%	62.7%	$66.44
2030	1	4,792	3.1%	57.5%	$259,251	3.2%	65.9%	$54.10
2031	5	27,041	17.6%	75.0%	$1,346,937	16.5%	82.4%	$49.81
2032	0	0	0.0%	75.0%	$0	0.0%	82.4%	$0.00
2033	2	17,576	11.4%	86.5%	$899,096	11.0%	93.4%	$51.15
2034	0	0	0.0%	86.5%	$0	0.0%	93.4%	$0.00
2035	0	0	0.0%	86.5%	$0	0.0%	93.4%	$0.00
2036	0	0	0.0%	86.5%	$0	0.0%	93.4%	$0.00
Thereafter	2	8,773	5.7%	92.2%	$535,153	6.6%	100.0%	$61.00
Vacant	0	12,032	7.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	153,759	100.0%		$8,159,858	100.0%		$57.57

(1)	Based on the underwritten rent roll dated April 30, 2026.

The Market. The One Washington Property is located at 1 Washington Mall in Boston, Massachusetts, within the Boston-Cambridge-Newton, Massachusetts-New Hampshire Core-Based Statistical Area (“CBSA”). The One Washington Property is situated adjacent to City Hall Plaza and within walking distance of Faneuil Hall, with other nearby landmarks including the Old State House, Post Office Square, Downtown Crossing, and Boston’s waterfront, benefiting from the recent $70 million renovation of the seven-acre City Hall Plaza in 2022. The One Washington Property features good accessibility and is proximate to several major transportation arteries. Interstate 93, a primary north-south highway, runs through downtown Boston providing access to regional roadways including I-95, Route 3, and I-495. The region's primary east-west artery, Interstate 90 (the Mass Pike), is also accessible, connecting Boston to the western parts of the state and into New York. The One Washington Property is in close proximity to both South Station, which is a major transportation hub for Greater Boston, providing service for Amtrak, MBTA Commuter Rail, the Red Line subway, and the Silver Line bus, with connections to downtown Boston, the Seaport District, and Cambridge. Logan International Airport is accessible from the property via subway or water shuttle. Major attractions and demand generators include Faneuil Hall Marketplace, a significant tourist and retail destination with over 70 stores and 14 restaurants. Major employers in the Boston CBSA include EMC International Holdings, Inc., Marmaxx Operating Corp., Pharmaron, Inc. and Parexel International, LLC.

According to the appraisal, the One Washington Property is located within the Financial District submarket within the Boston office market. As of the fourth quarter of 2025, the submarket had an inventory of 35.9 million SF with a vacancy rate of 21.6% and a direct average rent of $71.31 PSF. The appraiser concluded a market rent range of $52.00 to $65.00 for the One Washington Property.

According to the appraisal, the 2024 population within the Boston-Cambridge-Newton, Massachusetts-New Hampshire CBSA is 4.9 million and the average household income within the CBSA, as of 2024, was $139,452, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Washington Property:

Market Rent Summary(1)
	Retail - Five Iron	Retail - Staples	Office - FL 2-9 (other than FL 5)	Office - FL 5	Office - FL 10-18
Market Rent (PSF)	$50.00	$60.00	$52.00	$65.00	$54.00
Lease Term (Years)	10	10	5	5	5
Lease Type	NNN	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Escalations (Annual)	3.0%	2.0%	2.0%	2.0%	2.0%
Tenant Improvements (New/Renewal)	$100 / $0	$100 / $0	$55 / $30	$55 / $30	$55 / $30
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	$15.00 / $15.00	$15.00 / $15.00	$15.00 / $15.00
Free Rent (Months) (New/Renewal)	6 / 3	6 / 3	5 / 3	5 / 3	5 / 3

(1)	Information obtained from the appraisal.

A-3-108

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

The table below presents certain information relating to comparable properties to the One Washington Property identified by the appraisal:

One Washington Comparable Office Leases
Property Name	Year Built / Renovated	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
One Washington 1 Washington Mall Boston, MA	1972 / 2021	WinnResidential(1)	27,415(1)	Various(1)	10.0(1)	$70.74(1)
Ten Post Office Square, 10 Post Office Square, Boston, MA	1924 / 2005	Fairmont Consulting	8,025	Mar-26	7.0	$54.00
343 Congress Street, Boston, MA	1888 / 2000	Chewy	26,599	Mar-26	5.0	$55.50
35 Thomson Place, Boston, MA	1910 / NAP	The SLAM Collaborative	8,223	Nov-25	7.0	$50.50
One Liberty Square, 1 Liberty Square, Boston, MA	1926 / 1994	Melick and Porter	12,607	Nov-25	7.0	$52.00
One Bowdoin Square, Boston, MA	1968 / 1999	Smartleaf	6,732	Oct-25	3.0	$52.00
The Landmark Building, 160 Federal Street, Boston, MA	1929 / 1986	Barclay Damon	11,648	Oct-25	5.0	$65.00
374 Congress Street, Boston, MA	1905 / 2007	FIS	2,783	Aug-25	5.0	$58.00
155 Federal Street, Boston, MA	1983 / NAP	R4 Capital	11,269	Jun-25	10.0	$55.00
One Bowdoin Square, Boston, MA	1968 / 1999	Arrowood	6,020	Mar-25	3.0	$51.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated April 30, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Washington Property:

One Washington Comparable Retail Leases
Property Name	Year Built / Renovated	Tenant	Tenant Size (SF)	Lease Date/ Term (yrs.)	Lease Term (years)	Base Rent PSF
One Washington 1 Washington Mall Boston, MA	1972 / 2021	Five Iron Golf(1)	17,576(1)	Aug-22(1)	11.0(1)	51.15(1)
Mixed-Use Building 399 Washington Street Boston, MA	1881 / 2026	Uniqlo	26,482	Apr-26	10.0	$38.00
Vertex Building 11 Fan Pier Boulevard Boston, MA	2013 / NAP	Tacos El Chikis	2,279	Jul-25	10.0	$62.00
Vertex Building 11 Fan Pier Boulevard Boston, MA	2013 / NAP	Committee	6,704	Jun-25	10.0	$63.00
745 Atlantic Avenue Boston, MA	1988 / 2014	Flour & Egg	3,400	Jan-25	10.0	$35.00
15 Broad Street Boston, MA	1910 / NAP	ARI Boston	1,929	Apr-24	5.0	$47.00
Faneuil Hall 1 South Market Street Boston, MA	1900 / 1975	Sugar Factory	9,300	Jan-24	10.0	$51.16

Source: Appraisal.

(1)	Based on the underwritten rent roll dated April 30, 2026.

Appraisal. According to the appraisal as of April 21, 2026, the One Washington Property had an “as-is” appraised value of $58,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2026, there was no evidence of any recognized environmental conditions at the One Washington Property.

A-3-109

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at One Washington Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent(2)	$6,373,433	$7,028,824	$6,579,121	$6,926,538	$8,785,522	$57.14
Gross Potential Rent	$6,373,433	$7,028,824	$6,579,121	$6,926,538	$8,785,522	$57.14
Expense Reimbursement	$469,329	$508,009	$384,974	$364,681	$368,551	$2.40
Other Income	$122,595	$122,400	$116,688	$137,994	$138,005	$0.90
Net Rental Income	$6,965,357	$7,659,233	$7,080,783	$7,429,213	$9,292,079	$60.43
(Vacancy/Credit Loss)	($1,025)	$0	$0	$0	($625,664)	($4.07)
Effective Gross Income	$6,964,332	$7,659,233	$7,080,783	$7,429,213	$8,666,415	$56.36

Real Estate Taxes	$1,828,021	$1,659,534	$1,582,356	$1,506,131	$1,430,156	$9.30
Insurance	$75,849	$77,305	$64,866	$64,742	$58,777	$0.38
Management Fee	$118,395	$126,107	$126,177	$124,252	$259,992	$1.69
Other Operating Expenses	$1,467,929	$1,556,033	$1,765,327	$1,801,620	$1,801,620	$11.72
Total Expenses	$3,490,194	$3,418,979	$3,538,726	$3,496,745	$3,550,546	$23.09

Net Operating Income(3)	$3,474,138	$4,240,254	$3,542,057	$3,932,468	$5,115,869	$33.27
Capital Expenses	$0	$0	$0	$0	$30,752	$0.20
TI/LC	$0	$0	$0	$0	$230,639	$1.50
Net Cash Flow	$3,474,138	$4,240,254	$3,542,057	$3,932,468	$4,854,479	$31.57

Occupancy (%)(4)	86.8%	95.0%	89.6%	92.2%	92.9%
NOI DSCR	1.22x	1.49x	1.24x	1.38x	1.80x
NCF DSCR	1.22x	1.49x	1.24x	1.38x	1.70x
NOI Debt Yield	9.1%	11.2%	9.3%	10.3%	13.5%
NCF Debt Yield	9.1%	11.2%	9.3%	10.3%	12.8%

(1)	Information is based on the underwritten rent roll dated as of April 30, 2026.
(2)	UW Base Rent includes contractual rent steps taken through April 2027.
(3)	The increase in Net Operating Income from 3/31/2026 TTM to UW was primarily driven by new leases (Consulate General of Israel, Lavallee Brensinger PLLC, and Weston & Sampson Engineers) which commenced after May 1, 2025 and contribute approximately $1.1 million of base rent.
(4)	UW Occupancy % represents economic occupancy and 3/31/2026 TTM occupancy represents physical occupancy as of April 30, 2026.

A-3-110

Mortgage Loan No. 15 – Hazleton Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
				Location:	Hazleton, PA 18202
Original Balance:	$38,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various/Various
Borrower Sponsor:	Hamister Group, LLC			Size(6):	314 Rooms
Guarantor:	Daniel M. Hamister			Cut-off Date Balance per Room:	$121,019
Mortgage Rate:	6.9610%			Maturity Date Balance per Room:	$121,019
Note Date:	6/12/2026			Property Manager:	Hamister Group, LLC
Maturity Date:	7/1/2031				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$5,198,349
IO Period:	60 months			UW NCF:	$4,703,415
Seasoning:	0 months			UW NOI Debt Yield:	13.7%
Prepayment Provisions(1):	L(24),D(29),O(7)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.75x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,084,816 (4/30/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,295,187 (12/31/2025)
Reserves				3rd Most Recent NOI:	$5,448,716 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.9% (4/30/2026)
RE Taxes:	$171,967	$28,661	NAP	2nd Most Recent Occupancy:	76.9% (12/31/2025)
Insurance:	$0	Springing(2)	NAP	3rd Most Recent Occupancy:	73.1% (12/31/2024)
FF&E Reserve:	$0	$41,244(3)	NAP	Appraised Value (as of)(7):	$56,200,000 (4/9/2026)
Deferred Maintenance:	$11,688	$0	NAP	Appraised Value per Room:	$178,981
PIP Reserve(4):	$3,800,000	$0	NAP	Cut-off Date LTV Ratio(7):	67.6%
Franchise Renewal Reserve(5):	$0	Springing	NAP	Maturity Date LTV Ratio(7):	67.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$22,733,744	59.8%
			Return of Equity:	$10,571,428	27.8%
			Reserves:	$3,983,655	10.5%
			Closing Costs:	$711,174	1.9%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	See “Release of Properties” below for further discussion.
(2)	On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The Hazleton Hotel Portfolio Properties (as defined below) are currently insured under a blanket insurance policy.
(3)	Monthly furniture, fixtures and equipment (“FF&E”) reserve equals greater of 4% of room revenue for the calendar month that is two months prior to the monthly payment date or the amount required by the franchisor (initially estimated to be $41,244).
(4)	In February 2026, the franchisor, Hilton Franchise Holding LLC (“Hilton”), required a Property Improvement Plan (“PIP”) for the Hampton Inn Hazleton property to meet the current brand standards. Hilton provided a mid-range PIP budget of $3,281,741. At loan closing, $3.8 million was reserved upfront for PIP completion.
(5)	The borrower is required to deposit $144,000 into the Franchise Renewal Reserve account on a monthly basis during the 30 months prior to the maturity date, unless the franchise expiration dates of the Residence Inn Hazleton property and Fairfield Inn Hazleton property are extended at terms acceptable to lender.
(6)	See the “Hazleton Hotel Portfolio Property Schedule” table below for details regarding the individual properties.
(7)	Includes the “As is” values for the Residence Inn Hazleton property ($15,900,000) and Fairfield Inn Hazleton property ($15,900,000) and “Hypothetical As if Complete” value for the Hampton Inn Hazleton property ($24,400,000) each as of April 9, 2026. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. A PIP amount of $3.8 million was reserved at loan origination. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate “as-is” appraised value of $52,800,000 are 72.0% and 72.0%, respectively.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Hazleton Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,000,000 and secured by fee mortgages encumbering three limited service hospitality properties located in Hazleton, Pennsylvania (collectively, the “Hazleton Hotel Portfolio Properties”, and each individually a “Hazleton Hotel Portfolio Property”).

The Borrowers and the Borrower Sponsor. The borrowers are HH FF1 Hazleton, LLC, HH H1 Hazleton, LLC and HH R1 Hazleton, LLC, each a Delaware limited liability company and single-purpose entity. The borrower sponsor is Hamister Group, LLC (“Hamister Group”) and the non-recourse carve-out guarantor is Daniel M. Hamister.

Hamister Group was founded in 1977 by Mark E. Hamister. Daniel M. Hamister began working in the Hamister Group in 2001 and took the role of chairman and chief executive officer in August 2021. Hamister Group is a Buffalo, New York-based real estate investment and management firm with over 48 years of experience across the healthcare and hospitality sectors. Since its founding, Hamister Group has acquired or developed 12 hotels throughout the United States. Currently, Hamister Group's portfolio consists of 11 hotels, 13 senior living or home health care facilities and four apartment complexes. The hotel properties are primarily Marriott and Hilton-branded select-service properties.

A-3-111

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

The Properties. The Hazleton Hotel Portfolio Properties are comprised of three limited service hotels located in Hazleton, Pennsylvania totaling 314 rooms: Hampton Inn Hazleton, Fairfield Inn Hazleton and Residence Inn Hazleton. The Hazleton Hotel Portfolio Properties represent three different brands, offering limited service accommodations for corporate, leisure and group guests. The Hazleton Hotel Portfolio Properties are located within four miles of each other. The borrower sponsor acquired the Hazleton Hotel Portfolio Properties in 2016 for $34.5 million and has invested approximately $9.4 million of capital expenditures since then. The franchise agreements for all the Hazleton Hotel Portfolio Properties extend through August 2031. In February 2026, Hilton required a PIP for the Hampton Inn Hazleton property to meet the current brand standards. At loan closing, $3.8 million was reserved upfront for PIP completion. Following the completion of the PIP, the franchise agreement is expected to be extended through 2041. We cannot assure you that such extension will take place.

The Hazleton Hotel Portfolio Mortgage Loan is full recourse to the Hazleton Hotel Portfolio Mortgage Loan nonrecourse carveout guarantor if any franchise agreement is terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Hazleton Hotel Portfolio Borrower has entered into a replacement franchise agreement. We cannot assure you that the nonrecourse carveout guarantor will be able to perform its obligations.

According to the appraisal, the property segmentation at the Hazleton Hotel Portfolio Properties are estimated at 95% transient and 5% meeting and group.

The following table presents certain information relating to the Hazleton Hotel Portfolio Properties:

Hazleton Hotel Portfolio Property Schedule
Property Name Address	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	Rooms	4/30/2026 TTM NCF	% NCF	Appraised Value	% of Appraised Value
Hampton Inn Hazleton(1) 1 Top of the 80s Road Hazleton, PA 18202	$16,400,000	43.2%	1993/NAP	122	$1,930,167	42.1%	$24,400,000	43.4%
Fairfield Inn Hazleton 1 Woodbine Street Hazleton, PA 18202	$10,800,000	28.4%	2002/2018	100	$1,356,153	29.5%	$15,900,000	28.3%
Residence Inn Hazleton 1 Station Circle Hazleton, PA 18202	$10,800,000	28.4%	2008/2018	92	$1,303,562	28.4%	$15,900,000	28.3%
Total	$38,000,000			314	$4,589,882		$56,200,000

(1)	In February 2026, Hilton required a PIP for the Hampton Inn Hazleton property to meet the current brand standards. Following the completion of the PIP, the franchise agreement is expected to be extended through 2041. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. At loan closing, $3.8 million was reserved upfront for PIP completion.

Hampton Inn Hazleton

The Hampton Inn Hazleton property is a three-story, 122-room, limited service hotel built on a 4.67-acre site just west of Interstate-81, approximately five miles northwest of Downtown Hazleton. The Hampton Inn Hazleton property opened in 1993. Since acquisition in 2016, the borrower sponsor has invested approximately $4.50 million ($36,904 per room) in capital improvements. In February 2026, Hilton required a PIP for the Hampton Inn Hazleton property to meet the current brand standards. Hilton provided a mid-range PIP budget of $3,281,741. At loan origination, $3.8 million was reserved upfront for PIP completion. Following the completion of the PIP, the franchise agreement is expected to be extended through 2041.

The guestroom mix at the Hampton Inn Hazleton property is comprised of 84 double/double rooms, 24 king rooms, 12 studio suites and two king suites. Facilities and amenities include a complimentary hot breakfast, outdoor swimming pool, business center, fitness center, guest laundry and complimentary guest parking.

Fairfield Inn Hazleton

The Fairfield Inn Hazleton property is a three-story, 100-room, limited service hotel built on a 2.87-acre site just off of Interstate-81, approximately five miles northwest of Downtown Hazleton. The Fairfield Inn Hazleton property opened in 2002. Since acquisition in 2016, the borrower sponsor has invested approximately $3.0 million ($29,961 per room) in capital improvements. The Fairfield Inn Hazleton property is subject to a franchise agreement with Marriott International, Inc. that expires in August 2031.

The guestroom mix at the Fairfield Inn Hazleton property is comprised of 35 queen/queen rooms, 27 junior suites, 22 king rooms, 11 one-bedroom suites and five whirlpool suites. Facilities and amenities include a complimentary hot breakfast, indoor swimming pool, fitness center, sundry shop, business center, guest laundry, a small meeting room and complimentary guest parking.

Residence Inn Hazleton

The Residence Inn Hazleton property is a three-story, 92-room, limited service hotel built on a 4.11-acre site located just off of Interstate-81, approximately four miles southwest of Downtown Hazleton. The Residence Inn Hazleton property opened in 2008. Since acquisition, the borrower sponsor has invested approximately $1.91 million ($20,766 per room) in capital improvements. The Residence Inn Hazleton property is subject to a franchise agreement with Marriott International, Inc. that expires in August 2031.

The guestroom mix at the Residence Inn Hazleton property is comprised of 64 studio suites, 17 one-bedroom suites and 11 two-bedroom suites. Facilities and amenities include an all-suite configuration with fully equipped kitchens, a complimentary hot breakfast buffet, a fire pit area, indoor swimming pool and spa, fitness center, business center, guest laundry, a small meeting room and complimentary guest parking.

A-3-112

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Hampton Inn Hazleton property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Hazleton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	75.6%	$110.37	$83.48	67.2%	$172.73	$116.03	88.8%	156.5%	139.0%
2024	71.4%	$113.30	$80.87	64.9%	$172.55	$112.02	91.0%	152.3%	138.5%
2025	72.2%	$109.98	$79.42	68.4%	$169.88	$116.13	94.7%	154.5%	146.2%
4/30/2026 TTM	73.8%	$111.36	$82.15	64.9%	$170.70	$110.74	87.9%	153.3%	134.8%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Drums Hazleton I 80, Comfort Inn West Hazleton, Candlewood Suites Hazleton, Fairfield Inn & Suites Hazleton and Residence Inn Hazleton.

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Fairfield Inn Hazleton property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn Hazleton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	73.3%	$119.12	$87.36	77.6%	$132.02	$102.44	105.8%	110.8%	117.3%
2024	69.4%	$121.42	$84.31	73.9%	$136.00	$100.47	106.4%	112.0%	119.2%
2025	71.0%	$118.09	$83.79	74.2%	$135.76	$100.79	104.6%	115.0%	120.3%
4/30/2026 TTM	71.8%	$118.71	$85.24	73.4%	$136.87	$100.50	102.3%	115.3%	117.9%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Drums Hazleton I 80, Comfort Inn West Hazleton, Candlewood Suites Hazleton, Hampton Inn Hazleton and Residence Inn Hazleton.

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Residence Inn Hazleton property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Residence Inn Hazleton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	72.5%	$116.94	$84.73	83.2%	$143.40	$119.26	114.8%	122.6%	140.8%
2024	68.8%	$119.79	$82.37	78.3%	$144.86	$113.37	113.8%	120.9%	137.6%
2025	69.0%	$120.70	$83.27	86.1%	$122.33	$105.36	124.8%	101.4%	126.5%
4/30/2026 TTM	70.1%	$120.36	$84.42	83.4%	$127.88	$106.64	118.9%	106.2%	126.3%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Drums Hazleton I 80, Comfort Inn West Hazleton, Candlewood Suites Hazleton, Hampton Inn Hazleton and Fairfield Inn & Suites Hazleton.

The Market. The Hazleton Hotel Portfolio Properties are located in Hazleton, Luzerne County, Pennsylvania. Specifically, the Hazleton Hotel Portfolio Properties are located at the intersection of two major interstate corridors (Interstate-80 and Interstate-81) in Northeastern Pennsylvania. Hazleton's economy is broadly organized around four pillars: transportation and logistics/warehousing, manufacturing (with a particular concentration in food processing and consumer goods), healthcare and social services, and retail trade. The area is served by the Wilkes-Barre/Scranton International Airport located approximately 33 miles northeast of Hazleton.

Humbolt Industrial Park is a major economic driver in the region and creates notable demand for area hotels. Developed in 1970, Humbolt Industrial Park is a well-established industrial hub stretching five miles along State Road 924. Major employers in the region include Amazon.com, American Eagle Outfitters, Geisinger Health System, Lehigh Valley Hospitality Hazleton, The Hershey Company, and AutoZoners LLC. Project Hazelnut is an approximately 1,300-acre large scale data center campus proposed to be located with the Humboldt North Industrial Park and to include multiple purpose-built data center facilities planned in Hazle Township. If approved Project Hazelnut is expected to be located within five miles from the Hazleton Hotel Portfolio Properties.

A-3-113

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

The following table presents the appraisals’ primary competitive properties to the Hazleton Hotel Portfolio Properties:

Competitive Property Summary(1)(2)
Property	Year Opened	Rooms	Commercial	Leisure	Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hampton Inn Hazleton	1993	122	60%	35%	5%	68.6%	$169.61	$116.42
Fairfield Inn Hazleton	2002	100	60%	35%	5%	75.0%	$134.62	$101.01
Residence Inn Hazleton	2008	92	65%	30%	5%	87.1%	$120.40	$104.81
Holiday Inn Express & Suites Drums Hazleton I 80	2006	80	60%	35%	5%	60-65%	$105-110	$65-70
Tru by Hilton Hazleton	2026	81	55%	40%	5%	45-50%	$120-125	$55-60
Comfort Inn Hazleton	1988	117	55%	40%	5%	55-60%	$85-90	$50-55
Candlewood Suites Hazleton	2009	124	65%	30%	5%	70-75%	$95-100	$70-75
Total/Average		716	60%	35%	5%	71.2%	$119.85	$85.38

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The appraisals’ competitive set does not include a recently opened property Home2Suites by Hilton that is expected to directly compete with the Hazleton Hotel Portfolio Properties.

Appraisal. The aggregate appraised value of $56,200,000 includes the “As is” values for the Residence Inn Hazleton property ($15,900,000) and Fairfield Inn Hazleton property ($15,900,000) and the “Hypothetical As if Complete” value for the Hampton Inn Hazleton property ($24,400,000) as of April 9, 2026. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. A PIP amount of $3.8 million was reserved at loan origination. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate “as-is” appraised value of $52,800,000 are 72.0% and 72.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessments dated between April 20, 2026 and April 21, 2026, there was no evidence of any recognized environmental conditions at the Hazleton Hotel Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Hazleton Hotel Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	2025	4/30/2026 TTM	UW	UW per Room
Occupancy(1)	72.0%	76.8%	73.1%	76.9%	74.9%	74.9%
ADR(1)	$142.26	$148.57	$150.15	$142.12	$143.76	$143.76
RevPAR(1)	$101.44	$112.72	$108.67	$108.11	$106.26	$106.26

Room Revenue	$11,625,668	$12,918,376	$12,489,166	$12,390,119	$12,179,001	$12,179,001	$38,787
Other Income(2)	$165,032	$165,238	$170,842	$186,048	$194,344	$194,344	$619
Total Revenue	$11,790,700	$13,083,614	$12,660,008	$12,576,167	$12,373,345	$12,373,345	$39,406

Room Expense	$2,250,869	$2,504,978	$2,534,404	$2,532,439	$2,513,257	$2,513,257	$8,004
Other Income Expense	$86,264	$88,247	$85,824	$87,473	$98,137	$98,137	$313
Real Estate Taxes	$296,227	$298,528	$303,724	$318,630	$326,780	$337,455	$1,075
Insurance	$176,992	$175,733	$180,280	$176,536	$178,851	$178,376	$568
Other Expenses	$4,079,668	$4,231,773	$4,107,060	$4,165,902	$4,171,504	$4,047,771	$12,891
Total Expenses	$6,890,020	$7,299,259	$7,211,292	$7,280,980	$7,288,529	$7,174,996	$22,850

Net Operating Income	$4,900,680	$5,784,355	$5,448,716	$5,295,187	$5,084,816	$5,198,349	$16,555
FF&E	$471,628	$523,345	$506,400	$503,047	$494,934	$494,934	$1,576
Net Cash Flow	$4,429,052	$5,261,010	$4,942,316	$4,792,140	$4,589,882	$4,703,415	$14,979

NOI DSCR	1.83x	2.16x	2.03x	1.97x	1.90x	1.94x
NCF DSCR	1.65x	1.96x	1.84x	1.79x	1.71x	1.75x
NOI Debt Yield	12.9%	15.2%	14.3%	13.9%	13.4%	13.7%
NCF Debt Yield	11.7%	13.8%	13.0%	12.6%	12.1%	12.4%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at Hazleton Hotel Portfolio Properties are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes vending sales, retail kiosk revenue, valet revenue, meeting room rentals and other miscellaneous income.

A-3-114

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

Release of Properties. The Hazleton Hotel Portfolio Mortgage Loan documents provide that on any payment date after the expiration of the defeasance lockout period, provided that no default or event of default has occurred and is continuing, the borrower has the right to obtain the release of up to two individual Hazleton Hotel Portfolio Properties in connection with a bona fide third party sale of such individual Hazleton Hotel Portfolio Properties, upon defeasance of a release price equal to 110% of the allocated loan amount of such individual Hazleton Hotel Portfolio Properties and satisfaction of the following conditions, among others: (i) after giving effect to such release, following the release the loan to value ratio does not exceed the lesser of 72% or the loan to value ratio of the Hazleton Hotel Portfolio Properties immediately prior to such release; (ii) the debt service coverage ratio of the remaining Hazleton Hotel Portfolio Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.75x, (iii) after giving effect to such release, the debt yield of the remaining Hazleton Hotel Portfolio Properties is not less than the greater of the debt yield immediately preceding the release and 12.4%; (iv) satisfaction of REMIC related conditions; and (v) rating agency confirmation.

A-3-115

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Contacts
Role	Party and Contact Information
Depositor	Morgan Stanley Capital I Inc.
	Attention: Jane Lam	jane.lam@morganstanley.com; cmbs_notices@morganstanley.com
1585 Broadway | New York, NY 10036 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	NoticeAdmin@pnc.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Torchlight Loan Services, LLC
	Attention: William Clarkson	wclarkson@torchlightinvestors.com
90 Park Avenue, 20th Floor | New York, NY 10016 | United States
Certificate Administrator	Computershare Trust Company, National Association
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, National Association
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	reporting@belloakadvisors.com
1717 McKinney Avenue, 12th Floor | Dallas, TX 75202 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Cert		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Distribution Detail continued to next page

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Notional Certificates
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Cert		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Cert	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Int	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-26	0	0	0	0	0	0
Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 28

Distribution Date:	08/17/26	BANK5 2026-5YR23
Determination Date:	08/11/26
Record Date:	07/31/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR23

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 28 of 28

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2026 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2026-5YR23,

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR23

Operating Advisor: BellOak, LLC

Special Servicer: Torchlight Loan Services, LLC

Directing Certificateholder: Torchlight Debt Fund VIII Holdings (US), LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.            Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.            Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III. Specific Items of Review
1. The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2. During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3. Appraisal Reduction Amount calculations and net present value calculations:
4. The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.
(a) The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b) After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
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5. The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6. In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
IV. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. To the extent that review of such actions is not required by law or by the transaction documents, the Operating Advisor does not participate in any discussions regarding such actions. As such and to such extent, the Operating Advisor has not assessed the Special Servicer's operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
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7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller, and the terms “hereof” and “herein” will refer to the related MLPA. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted

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Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available, in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies

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will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the

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Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal

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non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property

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(but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for

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single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized

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and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee related to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in, a state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and/or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related

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Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor and its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans
7	The Arc

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans
18; 32			Kimberley Parkside; Swartz Creek Mini Storage
24; 33			Washington PA Hotel Portfolio; 455 Racetrack Road

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	Mountain Industrial Portfolio (Loan No. 1)

Various individual Mortgaged Properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related properties, as follows: (i) with respect to the 6735 Trippel Road Mortgaged Property, Amazon.com Services, LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (ii) with respect to the 1151 South Graham Road Mortgaged Property, Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (iii) with respect to the 5440 Haggerty Lane Mortgaged Property, Toyota Tsusho America, Inc. has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (iv) with respect to the 1509 Leestown Road Mortgaged Property, Jim Beam Brands Co. has purchase rights for the individual property if the landlord elects to sell such property in connection with an unsolicited purchase offer; (v) with respect to the 1414 South Council Road Mortgaged Property, Amazon.com Services, LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (vi) with respect to the 101 North Campus Drive Mortgaged Property, General Electric Company has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (vii) with respect to the 900 Hutchinson Place Mortgaged Property, CBOCS Distribution, Inc. has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (viii) with respect to the 2000 Luna Road Mortgaged Property, Carrier Enterprise, LLC has purchase rights for the individual property if the landlord elects to sell such property to any third party, which purchase rights with respect to the 2000 Luna Road Mortgaged Property are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure. In addition, the purchase rights with respect to all of the above Mortgaged Properties are applicable to transfers following a foreclosure or deed-in-lieu thereof.

With respect to the 2300 Westmoreland Street, Richmond, Virginia Mortgaged Property, the Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (CREC) in connection with a

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

portion of the Mortgaged Property’s having been included with a municipal solid waste and debris landfill operations site between 1952 and 1984. The adjoining property that was also included in the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the Mortgaged Property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities. Due to elevated methane conditions, the Mortgaged Property’s improvements were constructed including a passive methane vapor system as an engineering control.

7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	Broadacres Office Park (Loan No. 8)	The borrowers ground leased an approximately 27,000 square foot parcel of land to Brookdale Shoprite Inc. (“Shoprite”), which operates a supermarket on an adjacent parcel of land and uses the land leased to it by the borrowers for an expansion of its supermarket and additional parking. Shoprite has the right at any time from and after the 10th anniversary of the commencement date (which is the date on which Shoprite received the approval to construct its expansion located on the Mortgaged Property), to require that the borrower subdivide its premises from the rest of the Mortgaged Property, provided certain conditions are satisfied. To the extent its leased premises is legally subdivided as described in its lease, Shoprite has the following rights: (i) a purchase option in relation to its leased premises (not exercisable until after year 37 of its lease term which commenced in 2017) and (ii) a right of first offer. The right of first offer is only triggered upon a potential sale of the leased premises separate and apart from any other portion of the Mortgaged Property and is not applicable in the case of the exercise of remedies by the lender.
7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	Haven Leased Fee Portfolio (Loan No. 16)

The ground tenant at each of the related Mortgaged Properties has a right to purchase the fee interest in its applicable Mortgaged Property in accordance with a schedule of dates set forth in the related ground leases for a purchase price determined in accordance with such ground leases. Each purchase option is exercisable after the maturity date of the Mortgage Loan (with the first such purchase option exercisable in 2061) except that the ground tenant at The Arches Mortgaged Property has the right to purchase the fee interest in such Mortgaged Property in the event of a termination of the ground lease or dispossession of the ground tenant by summary proceedings following a default under the ground lease for an amount equal to 150% of the sum of (i) an “Inflation-Adjusted Purchase Price” equal to a base amount of $107,388,508.48 (the “Arches Base Amount”), adjusted in accordance with a formula set forth in the related ground lease depending on the date when the Arches Default Purchase

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Option is exercised (which, in no event, may be less than the Arches Base Amount), and (ii) any remaining base rent through the next applicable purchase option date (in each instance as calculated in accordance with the ground lease).

In addition, the ground tenant at The Arches Mortgaged Property has a right of first offer to purchase the fee interest in such Mortgaged Property in the event of a proposed transfer of such interest. The right of first offer will become null and void and of no further force and effect from and after (i) the conveyance of the fee estate by the related Mortgagor to a third party in compliance with the requirements of the ground lease or (ii) the acquisition of the title to the fee estate by the lender.

7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	Swedesford Crossing (Loan No. 22)	The tenant Affiliated Independent Distributors, Inc., which leases all of the 500 E. Swedesford Road Mortgaged Property, has the right to purchase such Mortgaged Property during a six-month window beginning 18 months after the Third Floor Premises Commencement Date (November 1, 2025, with 18 months after being May 1, 2027) and ending 24 months after that date (November 1, 2027). The purchase price for such purchase is equal to (i) the net operating income for such Mortgaged Property as of the date of the notice of purchase (grossed up to reflect 95% occupancy of the building based on the then average base rent for the remainder of the building), divided by (ii) 0.85. The tenant is entitled to a credit against such purchase price in the amount of $50 per rentable square feet of any then unleased space at the building (not to exceed 95% of the rentable square footage of the building). The borrower has the ability to obtain partial release of the 500 E. Swedesford Road Mortgaged Property in connection with this purchase option provided that there is a defeasance or prepayment of the release amount of $11,695,500, which is equal to 115% of the allocated loan amount of such Mortgaged Property, and certain other conditions are satisfied. If the issuing entity were to take title to the Mortgaged Property prior to the expiration of the exercise period of the purchase option, the Mortgaged Property would remain subject to the purchase option.
9 (Junior Liens)	The Arc (Loan No. 7)	The Mortgaged Property is subject to a payment in lieu of taxes (“PILOT”) agreement. PILOT payments for the Mortgaged Property are secured by a mortgage in the principal amount of $753,000 in favor of the New Rochelle Industrial Development Agency (“The Arc PILOT Mortgage”), reflecting the payment due under the PILOT agreement in the final year of its term. As long as the PILOT payments are timely made by the Mortgagor, no payments are due under The Arc PILOT Mortgage.
18 (Insurance)	All MSMCH Mortgage Loans (Loans No. 1, 2, 6, 7, 8, 13, 16, 17, 20, 22, 25)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18 (Insurance)	Mountain Industrial Portfolio (Loan No. 1)	The threshold above which the lender has the right to hold and disburse proceeds is 7.5% of the allocated loan amount of the applicable Mortgaged Property.
18 (Insurance)	Haven Leased Fee Portfolio (Loan No. 16)	The Mortgage Loan documents permit the Mortgagors to rely on the insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.
26 (Local Law Compliance) and 27 (Licenses and Permits)	Southeast MHP Portfolio (Loan No. 2)	The North Raleigh, Anderson, ARC, Pecan Grove, Crestview, Lakeview, Maple Hills, Hunt Club, Asheboro, Red Fox, Morganton, Chatham, Azalea, Cooley, Holly Faye, Dixie, Warrenville, Statesville, Country Road, Driftwood, Hidden Oaks, Timberview, Mobile Cottage, and Northview Mortgaged Properties are legal non-conforming with respect to their use as a manufactured home park.
26 (Local Law Compliance) and 27 (Licenses and Permits)	10 West End (Loan No. 13)	There was only an incomplete zoning report available at origination, as certain searches were missing. It is a post-closing obligation of the borrower to provide a building, fire and zoning code violations report from the municipality within 10 days of origination. Extensions to this deadline are required to be granted by the lender so long as the borrower is diligently pursuing the retrieval of the reports.
26 (Local Law Compliance) and 27 (Licenses and Permits)	Haven Leased Fee Portfolio (Loan No. 16)	Certain building and fire code violations are open at the related Mortgaged Properties. In addition, current certificates of occupancy are missing at (i) the portion of the Paramus Mortgaged Property subleased to International Business and (ii) the Illustrator Mortgaged Property (collectively, the “Missing CO”). The Mortgage Loan documents require the Mortgagors to use commercially reasonable efforts to cure the open violations and obtain copies of the Missing CO.
26 (Local Law Compliance) and	The Lofts on Fountain (Loan No. 25)	There was only an incomplete zoning report available at origination, as certain searches were missing. It is a post-closing obligation of the
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
27 (Licenses and Permits)		borrower to provide a final zoning report from the municipality including completed responses to all municipal inquiries within 60 days of origination. Extensions to this deadline may be granted by the lender so long as the borrower is diligently pursuing the retrieval of the reports.
28 (Recourse Obligations)	All MSMCH Mortgage Loans (Loans No. 1, 2, 6, 7, 8, 13, 16, 17, 20, 22, 25)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

28 (Recourse Obligations)	Mountain Industrial Portfolio (Loan No. 1)	With respect to clause (b)(i), the Mortgage Loan documents do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
28 (Recourse Obligations)	Haven Leased Fee Portfolio (Loan No. 16)	The Mortgage Loan becomes full recourse to the Mortgagor and guarantor in the event of any voluntary transfer of a material portion of any Mortgaged Property.
29 (Mortgage Releases)	Mountain Industrial Portfolio (Loan No. 1)	The release price is an amount equal to the lesser of (x) the outstanding principal amount of the related Whole Loan or (y) 105% of the allocated loan amount of the Mortgaged Property being released, until such time that the outstanding principal balance of the related Whole Loan has been reduced to $1,134,000,000 and thereafter, 110% of such allocated loan amount.
31 (Acts of Terrorism Exclusion)	All MSMCH Mortgage Loans (Loans No. 1, 2, 6, 7, 8, 13, 16, 17, 20, 22, 25)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

33 (Single-Purpose Entity)	Southeast MHP Portfolio (Loan No. 2)	One of the co-borrowers, Sunnyland MHP LLC, previously owned neighboring undeveloped land in addition to the Mortgaged Property. In addition, certain borrowers own, in the aggregate, 44 manufactured homes that are not collateral for the Mortgage Loan and that are required under the Mortgage Loan documents to be transferred to an affiliate within 60 days of the origination date.
34 (Defeasance)	Haven Leased Fee Portfolio (Loan No. 16)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.
36 (Ground Leases)	Mountain Industrial Portfolio (Loan No. 1)

36(a) With respect to the ground lease for the 7569 Golf Course Boulevard Mortgaged Property, no memorandum of lease was recorded; however, a notice of lease was recorded.

36(b) With respect to the ground lease for the 7569 Golf Course Boulevard Mortgaged Property, the landlord may not accept any surrender, cancellation, amendment or modification of any material provision of the ground lease without lender’s prior written consent.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	Mountain Industrial Portfolio (Loan No. 1)

The related Mortgaged Property is comprised of 90 constituent properties located in 27 states.

Tenant Rights of First Refusal or First Offer. Various individual Mortgaged Properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related Mortgaged Properties, as follows: (A) with respect to 6735 Trippel Road, Mobile, AL (having an allocated loan amount of $29,207,228 or 1.8% of the Whole Loan amount), Amazon Fulfillment Services, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (B) with respect to 1151 South Graham Road, Greenwood, IN (having an allocated loan amount of $35,982,101 or 2.2% of the Whole Loan balance), Amazon.com Services LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (C) with respect to 5440 Haggerty Lane, Lafayette, IN (having an allocated loan amount of $22,582,909 or 1.4% of the Whole Loan amount), Toyota Tsusho America, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with a bona fide third party offer; (D) with respect to 1509 Leestown Road, Frankfort, KY (having an allocated loan amount of $29,131,952 or 1.8% of the Whole Loan amount), Jim Beam Brands Co. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with an unsolicited purchase offer; (E) with respect to 1414 South Council Road, Oklahoma City, OK (having an allocated loan amount of $28,040,000 or 1.7% of the Whole Loan amount), Amazon.com Services LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (F) with respect to 101 North Campus Drive, Pittsburgh, PA (having an allocated loan amount of $16,560,000 or 1.0% of the Whole Loan amount), General Electric Company has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with a bona fide third party offer; (G) with respect to 900 Hutchinson Place, Lebanon, TN (having an allocated loan amount of $22,650,657 or 1.4% of the Whole Loan amount), CBOCS Distribution, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (H) with respect to 2000 Luna Road, Carrollton, TX (having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount), Carrier Enterprise, LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Mortgaged Property to any third party, additionally, the purchase rights are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure.

Environmental Use Restrictions. With respect to the 2300 Westmoreland Street, Richmond, VA Mortgaged Property (having an allocated loan amount of $4,892,964 or 0.3% of the Whole Loan amount), the Phase I environmental site assessment obtained in connection with loan origination identified a CREC in connection with a portion of the Mortgaged Property’s having been included within a municipal solid waste and debris landfill operations site between 1952 and 1984. The adjoining property that was also included in the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the Mortgaged Property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities. Due to elevated methane conditions, the Mortgaged Property’s improvements were constructed including a passive methane vapor system as an engineering control. A methane abatement systems operations and maintenance plan is in place for the Mortgaged Property.

8 (Permitted Liens; Title Insurance)	Marriott Tampa Westshore (Loan No. 9)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the borrower’s ownership interest if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase the borrower’s interest upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8 (Permitted Liens; Title Insurance)	One Washington (Loan No. 14)	WinnResidential (#1 tenant) has a Right of First Offer (ROFO) to purchase the related Mortgaged Property if the borrower intends to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
8 (Permitted Liens; Title Insurance)	Five Mile Shopping Center (Loan No. 21)	Rosauers Supermarket, the largest tenant at the mortgaged property, has a Right of First Refusal (ROFR) to purchase a portion of the mortgaged property containing its leased space and that of CDA Bank if the borrower receives an offer to acquire the related parcel it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
18 (Insurance)	Mountain Industrial Portfolio (Loan No. 1)	The related Mortgaged Property is comprised of 90 constituent properties located in 27 states. The related Mortgage Loan documents provide that the property loss threshold above which the lender has the right to hold and disburse available property insurance proceeds for an individual property is 7.5% of the allocated loan amount of such Mortgaged Property.
18 (Insurance)	333 North Bedford Road (Loan No. 5)	The loan documents provide that the property insurance deductible may be increased to $250,000, subject to satisfaction of certain prefunded deductible conditions, including: (i) the borrower’s maintaining a prefunded retention in the amount of $1,500,000 aggregated annually; (ii) the prefunded deductible’s being administered by a third party administrator acceptable to lender; and (iii) any change to the prefunded deductible arrangement that decrease coverage afforded the mortgaged property shall be subject to lender’s review and approval, and, if requested by lender, a rating agency confirmation. Lender may withhold its consent to the prefunded deductible arrangement if lender in good faith determines that its structure, funding, administration or operation is inconsistent with rating agency criteria. The loan documents further provide that the borrower and guarantor have personal liability for losses arising from any property insurance deductible or self-insured retention greater than $50,000 per occurrence. The current in-place property insurance deductible is $25,000.
18 (Insurance)	Marriott Tampa Westshore (Loan No. 9)	The loan documents permit a property insurance deductible up to $100,000, excluding flood and windstorm (including named storms), among other things, that may have a deductible up to 5% of the total insurable value. In pertinent part, the in-place deductible is $100,000, except for 5% deductible (minimum of $250,000) for named storms. Further, the loan documents permit the borrower to utilize a pre-funded retention in the amount of $2,000,000 for the blanket-type property insurance policy under certain conditions, including (A) that the retention amount is aggregated annually, (B) that the retention amount is fully pre-funded at the time of policy renewal (unless the borrower’s sponsor no longer utilizes the pre-funded retention arrangement) and (C) the borrower’s providing evidence of such pre-funded retention arrangement’s being satisfactory to lender and applicable rating agencies if requested. The in-place property insurance policy includes a pre-funded retention endorsement consistent with the loan agreement requirements (i.e., that the pre-funded retention amount is used first for any property
D-2-9

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
claims until exhausted). A sponsor affiliate has an agreement with Sedgwick Claims Management Services, Inc. to administer claims made under the pre-funded retention arrangement.
18 (Insurance)	Rosemead Place (Loan No. 10)	(i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $10,000. (ii) Leased Fee. The anchor tenant parcel (Target) and an out-parcel (IHOP) are leased fees. In such cases the applicable tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the applicable ground lessee or other non-borrower party and/or its leasehold mortgagee.
18 (Insurance)	Broadway Place (Loan No. 12)	The loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $25,000.
18 (Insurance)	One Washington (Loan No. 14)	The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $25,000.
18 (Insurance)	Five Mile Shopping Center (Loan No. 21)	Certain out-parcel tenants (Mister Car Wash, Taco Bell and Washington Trust Bank) are leased fees. In such cases the applicable tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the applicable ground lessee or other non-borrower party and/or its leasehold mortgagee.
28 (Recourse Obligations)	All Wells Fargo Bank Mortgage Loans (Loans No. 1, 5, 9, 10, 12, 14, 21)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
29 (Mortgage Releases)	Mountain Industrial Portfolio (Loan No. 1)	The related Mortgaged Property is comprised of 90 constituent properties located in 27 states. Following the prepayment lockout expiration date (May 11, 2028), the related Mortgage Loan documents permit the borrower to obtain the release of any individual property in connection with an arms-length transfer to a non-affiliated third party, subject to certain conditions, including
D-2-10

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
payment of a release amount (together with the applicable yield maintenance premium therefor) as follows: (i) 105% of the allocated loan amount for the release property until such time as the outstanding principal balance of the related Whole Loan has been reduced to $1,134,000,000, and (ii) thereafter, 110% of the allocated loan amount for the release property. Release conditions also include compliance with related REMIC requirements.
31 (Acts of Terrorism Exclusion)	All Wells Fargo Bank Mortgage Loans (Loans No. 1, 5, 9, 10, 12, 14, 21)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism Exclusion representation (#31).
36 (Ground Leases)	Marriott Tampa Westshore (Loan No. 9)

The borrower’s interest in the Marriott Tampa Westshore Property is a sub-leasehold. The prime ground lease (“Prime Ground Lease”) was executed in 1979 between R.S. and Alfred S. Austin Properties, LLC (as successor to a family trust), as ground lessor, and Marriott Corporation, predecessor-in-interest to the current tenant under the Prime Ground Lease, Potomac Hotel Limited Partnership (“Potomac”). Potomac subsequently entered into a sub-ground lease transferring operational and leasehold rights under the Prime Ground Lease to NHSE Bowling Green, LLC. The borrower is the successor-in-interest to NHSE Bowling Green, LLC under that Sub-Ground Lease, as confirmed by a May 15, 2006 Estoppel and Consent Agreement. The term of the Prime Ground Lease (including borrower- or lender-exercisable extension options) expires on December 31, 2057, and the term of the Sub-Ground Lease ends one day prior to the expiration or termination of the Prime Ground Lease.

Variations: (E) If the Sub-Ground Lease is terminated, the lender has the right to enter into a direct lease with the Prime Ground Lease landlord. No consent from the Prime Ground Lease landlord is required with respect to a Sub-Ground Lease transfer or financing. Following a Potomac default under the Prime Ground Lease and a direct lease between the Prime Ground Lease landlord and borrower or lender, as applicable, however, the Prime Ground Lease landlord would have approval rights with respect to subsequent financing or transfers except as follows: (x) with respect to financing the prime leasehold interest, no approval is required for financing by an “Institutional Lender” (generally, a savings and loan association, insurance company or insurance company-established trust, educational or philanthropic institution, pension, retirement or welfare fund) and (y) with respect to transfers, no approval is required for a lender’s (or its designee or nominee that becomes the legal owner of tenant’s interest in the Prime Ground Lease) assigning the tenant’s interest to any permitted operator of the hotel or to any person, firm, or entity having a reputation of good moral character, subject to the assignment’s being in writing and the assignee’s assuming all obligations under the Prime Ground Lease. If the Prime Ground Lease landlord does not object to the identity of an assignee

D-2-11

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
within 30 days after written notice thereof, the assignee is deemed approved.
D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 (Lien; Valid Assignment)	Mountain Industrial Portfolio (Loan No. 1)

The related Mortgaged Property is comprised of 90 constituent properties located in 27 states.

Tenant Rights of First Refusal or First Offer. Various individual Mortgaged Properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related Mortgaged Properties, as follows: (A) with respect to 6735 Trippel Road, Mobile, AL (having an allocated loan amount of $29,207,228 or 1.8% of the Whole Loan amount), Amazon Fulfillment Services, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (B) with respect to 1151 South Graham Road, Greenwood, IN (having an allocated loan amount of $35,982,101 or 2.2% of the Whole Loan balance), Amazon.com Services LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (C) with respect to 5440 Haggerty Lane, Lafayette, IN (having an allocated loan amount of $22,582,909 or 1.4% of the Whole Loan amount), Toyota Tsusho America, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with a bona fide third party offer; (D) with respect to 1509 Leestown Road, Frankfort, KY (having an allocated loan amount of $29,131,952 or 1.8% of the Whole Loan amount), Jim Beam Brands Co. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with an unsolicited purchase offer; (E) with respect to 1414 South Council Road, Oklahoma City, OK (having an allocated loan amount of $28,040,000 or 1.7% of the Whole Loan amount), Amazon.com Services LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (F) with respect to 101 North Campus Drive, Pittsburgh, PA (having an allocated loan amount of $16,560,000 or 1.0% of the Whole Loan amount), General Electric Company has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with a bona fide third party offer; (G) with respect to 900 Hutchinson Place, Lebanon, TN (having an allocated loan amount of $22,650,657 or 1.4% of the Whole Loan amount), CBOCS Distribution, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (H) with respect to 2000 Luna Road, Carrollton, TX (having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount), Carrier Enterprise, LLC has purchase rights for

D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (H) with respect to 2000 Luna Road, Carrollton, TX (having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount), Carrier Enterprise, LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property to any third party, additionally, the purchase rights are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure.

Environmental Use Restrictions. With respect to the 2300 Westmoreland Street, Richmond, VA Mortgaged Property (having an allocated loan amount of $4,892,964 or 0.3% of the Whole Loan amount), the Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (CREC) in connection with a portion of the Mortgaged Property’s having been included within a municipal solid waste and debris landfill operations site between 1952 and 1984. The adjoining property that was also included in the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the Mortgaged Property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities. Due to elevated methane conditions, the Mortgaged Property’s improvements were constructed including a passive methane vapor system as an engineering control. A methane abatement systems operations and maintenance plan is in place for the Mortgaged Property.

7 (Lien; Valid Assignment)	Hazleton Hotel Portfolio (Loan No. 15)	With respect to each of the Hazleton Hotel Portfolio – Fairfield Inn Hazleton Mortgaged Property and the Hazleton Hotel Portfolio – Residence Inn Hazleton Mortgaged Property, the related franchisor, Marriott International, Inc., has a right of first refusal (the “ROFR”) to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related Mortgagor to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least (i) 10 luxury hotels; (ii) 20 full service hotels; or (iii) 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee.
8 (Permitted Liens; Title Insurance)	Mountain Industrial Portfolio (Loan No. 1)	See exception to Representation No. 7.
D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18 (Insurance)	All Bank of America Mortgage Loans (Loans No. 1, 4, 11, 15, 18, 23, 24, 26, 28, 29, 30, 31, 32 and 33)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18 (Insurance)	Mountain Industrial Portfolio (Loan No. 1)

The related Mortgaged Property is comprised of 90 constituent properties located in 27 states. The related Mortgage Loan documents provide that the property loss threshold above which the lender has the right to hold and disburse available property insurance proceeds for an individual property is 7.5% of the allocated loan amount of such Mortgaged Property.

The related Mortgage Loan documents permit and blanket insurance policies are in-place for each of the related Mortgaged Properties with such blanket insurance policies covering multiple locations (including non-collateral properties). Such blanket insurance policies are required to provide the applicable protections required by the related Mortgage Loan documents.

The related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and “A3” or better by Moody’s, to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan, with no remaining carrier below “BBB” by S&P and “Baa1” or better by Moody’s (to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan), or (B) if five (5) or more insurance companies issue the insurance policies, then at least sixty percent (60%) of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody’s (to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan), with no remaining carrier below “BBB” by S&P and “Baa1” or better by Moody’s (to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan).

The related Mortgage Loan documents permit to maintain a portion of the liability coverage with Fair American Select Insurance Company (rated “A++ XV” by AM Best) in its current participation amount and position within the syndicate provided that (x) the AM Best rating of Fair American Select Insurance Company as of the Mortgage Loan origination date is not withdrawn or downgraded below the Mortgage Loan origination date and (y) at renewal of the current policy term on December 1, 2026, Borrower is required to replace Fair American Select Insurance Company with insurance companies meeting the rating requirements set forth hereinabove.

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18 (Insurance)	Glendale Fashion Center (Loan No. 4)

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the umbrella/excess liability coverage required under the related Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the related Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below the rating as of the date hereof. If the current AM Best rating of any such Otherwise Rated Insurer is downgraded below the rating as of the date hereof, the related Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove.

The related Mortgage Loan documents permit the Mortgagor to obtain wind/hail, named storm, and earthquake insurance with a deductible of 5% of total insured value of the related Mortgage Property.

18 (Insurance)	West Valley Corporate Center (Loan No. 11)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $2,500,000.

The Mortgage Loan documents permit a $100,000 property insurance deductible (except for windstorm and earthquake for which the deductible must not in excess of 5% of the total insurable value of the related Mortgaged Property).

The related Mortgage Loan documents provide that terrorism insurance may be sub-limited to $100,000,000 rather than the actual replacement value.

18 (Insurance)	Hazleton Hotel Portfolio (Loan No. 15)	The losses carveout for misapplication of rents, tenant security deposits, insurance proceeds is limited to negligent or intentional misapplication by the related borrower.
19 (Access; Utilities; Separate Tax Parcels)	Hazleton Hotel Portfolio (Loan No. 15)	The Hazleton Hotel Portfolio-Fairfield Inn Hazleton Mortgaged Property tax lot includes a portion of a tax parcel that includes additional non-collateral property that is not part of the Mortgaged Property. The related Mortgage Loan agreement includes a provision requiring a reserve for all taxes for such additional non-collateral property and a covenant requiring related borrower have a separate tax parcel created for such additional non-collateral and deliver an accurate separate tax parcel endorsement to the related Mortgage Loan policy of title insurance.
D-2-16

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
28 (Recourse Obligations)	All Bank of America Mortgage Loans (Loans No. 1, 4, 11, 15, 18, 23, 24, 26, 28, 29, 30, 31, 32 and 33)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
With respect to actions or events triggering recourse to the borrower or guarantor, the related Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
28 (Recourse Obligations)	West Valley Corporate Center (Loan No. 11)	Recourse for misapplication or misappropriation of tenant security deposits is limited to willful misapplication or misappropriation.
28 (Recourse Obligations)	Hazleton Hotel Portfolio (Loan No. 15)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within thirty (30) days; provided that such breach was inadvertent and non-recurring is curable within thirty (30) days.
29 (Mortgage Releases)	Mountain Industrial Portfolio (Loan No. 1)	The related Mortgaged Property is comprised of 90 constituent properties located in 27 states. Following the prepayment lockout expiration date (May 11, 2028), the related Mortgage Loan documents permit the borrower to obtain the release of any individual property in connection with an arms-length transfer to a non-affiliated third party, subject to certain conditions, including payment of a release amount (together with the applicable yield maintenance premium therefor) as follows: (i) 105% of the allocated loan amount for the release property until such time as the outstanding principal balance of the related Whole Loan has been reduced to $1,134,000,000, and (ii) thereafter, 110% of the allocated loan amount for the release property.
D-2-17

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
31 (Acts of Terrorism Exclusion)	All Bank of America Mortgage Loans (Loans No. 1, 4, 11, 15, 18, 23, 24, 26, 28, 29, 30, 31, 32 and 33)	All exceptions to Representation 18 set forth above for all Bank of America mortgage loans are also exceptions to this Representation 31.
31 (Acts of Terrorism Exclusion)	West Valley Corporate Center (Loan No. 11)	The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
32 (Due on Sale or Encumbrance)	Hazleton Hotel Portfolio (Loan No. 15)	The related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as an “Approved Replacement Guarantor” (which definition specifically includes Peaceable Street Capital LLC) satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.
33 (Single-Purpose Entity)

Mountain Industrial Portfolio
(Loan No. 1)

Glendale Fashion Center
(Loan No. 4)

West Valley Corporate Center
(Loan No. 11)

Hazleton Hotel Portfolio
(Loan No. 15)

Kimberley Parkside
(Loan No. 18)

Vista West MHC
(Loan No. 23)

Washington PA Hotel Portfolio
(Loan No. 24)

Portal Warehousing Orlando
(Loan No. 26)

Danville Industrial
(Loan No. 28)

Holiday Inn Express Harrisburg East Hershey
(Loan No. 29)

Shield Storage Sacramento
(Loan No. 30)

Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
D-2-18

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
33 (Single-Purpose Entity)	West Valley Corporate Center (Loan No. 11)	The related borrower is permitted to incur subordinate debt in an aggregate amount equal to no greater than $4,500,000 in connection with one or more unsecured loans from the borrower sponsor (for so long as the borrower sponsor is an affiliate of the borrower), the guarantor or any affiliate thereof, in each case subordinate to the Mortgage Loan pursuant to a subordination agreement reasonably acceptable to the lender, and in each case which provides that no amounts will be due and payable by the borrower until all amounts due and payable, or which may become due and payable, by the borrower under the Mortgage Loan documents have been paid in full; provided that, if no event of default has occurred and is continuing, such subordinate debt will not prohibit the borrower from repaying such subordinate debt from funds available to the borrower under the cash management provisions of the Mortgage Loan documents.
34 (Defeasance)	West Valley Corporate Center (Loan No. 11)	The defeasance conditions in the related loan agreement do not expressly require a certification from an independent certified public accountant that the defeasance collateral will generate amounts sufficient to make all scheduled payments under the related Mortgage Loan documents. However, the related Mortgage Loan agreement does require delivery of evidence satisfactory to the lender in its reasonable discretion that the defeasance collateral will generate amounts sufficient to make all payments of principal and interest due under the Mortgage Loan documents (including the scheduled outstanding principal balance of the Mortgage Loan on the last day of the lockout period).
36 (Ground Leases)	West Valley Corporate Center (Loan No. 11)

(G) A notice of default is not required to be given to the related Mortgagee, but note that no act or omission of the related Mortgagor which would entitle landlord to terminate the lease will result in a termination unless landlord has first given notice to Mortgagee in writing.

(K) If casualty proceeds are not applied to restore the related Mortgaged Property, the related Mortgagor does not have the ability under the related Ground Lease to apply such proceeds to pay down the related Mortgage Loan.

With respect to condemnation, any condemnation award would be applied first to restoration of the parking facilities, unless the related Mortgagor elects to terminate the Ground Lease; second, to the related Mortgagor for losses relating to removal or relocation; and third, any remaining proceeds would be distributed to related landlord (the City of Glendale).

In addition, the Ground Lease covers only the parking facilities and is not the source of the related Mortgagee’s collateral for the entire Mortgage Loan. Other than the parking facilities leased to the related Mortgagor pursuant to the Ground Lease, the related Mortgagor owns the shopping center in fee.

D-2-19

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
37 (Servicing)	West Valley Corporate Center (Loan No. 11)	The related Mortgage Loan documents provide that (x) special servicing fees may not exceed 0.50% per annum of the outstanding balance of the related Whole Loan, (y) liquidation fees may not exceed 1.00% of any liquidation proceeds received on the related Whole Loan, and (z) workout fees may not exceed 1.00% of all principal and interest received on the related Whole Loan following a workout. In addition, the related Mortgage Loan documents provide that if the related Mortgagor has requested a workout with the Mortgagee (or a related servicer) and subsequently rescinds such workout request in writing prior to the Mortgagee (and/or such servicer) and the Mortgagor agreeing to such workout request in writing, then the Mortgagor will not be liable for any workout (or modification) fee, but will only be liable for the actual out of pocket costs and expenses of the Mortgagee and/or the related servicer (including, but not limited to, any reasonable attorneys’ fees).
D-2-20

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	499 Forbes (Loan No. 3)	Before marketing the premises (the “Premises”) occupied by the sole tenant (the “Tenant”) for sale, and/or upon receiving an unsolicited offer that triggers a decision by the Mortgagor, as the landlord, to sell or market the Premises for sale, the borrower is required to provide the Tenant with a notice (“First Negotiation Notice”) of the Mortgagor's intent to sell the Premises, and, for a period of 10 business days following delivery of the First Negotiation Notice to Tenant (the “Negotiation Period”), the Tenant has a first right (the “Right”) to negotiate with the Mortgagor for the purchase of the Premises. Pursuant to subordination, non-disturbance and attornment agreement between the lender and the Tenant, such Right has been waived in connection with any acquisition by the lender of title to the Mortgaged Property by foreclosure, deed in lieu thereof or otherwise, or any subsequent sale by the lender or its designee, but will continue in full force and effect after such transfers.
7 (Lien; Valid Assignment) and 8 (Permitted Liens; Title Insurance)	Laredo Industrial (Loan No. 27)	If the Mortgagor intends to solicit offers, or to accept an unsolicited offer, to purchase its fee interest in the building comprising the Mortgaged Property, the Mortgagor is required to give notice setting forth the terms upon which the Mortgagor is willing to sell or convey such building, to the largest tenant at the Mortgaged Property, CS Cargo USA (“CS Cargo”) at a price to be identified by the Mortgagor in such notice (the “Landlord Sale Notice”). Within 60 days after receipt of: (i) the Landlord Sale Notice with respect to marketing the Mortgaged Property for sale, or (ii) an unsolicited offer to purchase the Mortgaged Property, CS Cargo may elect, by written notice to Mortgagor either (A) to purchase the Mortgaged Property or (B) not to purchase the Mortgaged Property. If CS Cargo elects to purchase the building comprising the Mortgaged Property, Mortgagor and CS Cargo is required to work in good faith to complete a purchase and sale contract that conforms to the terms of sale and the documentation delivered in connection therewith, including commercially reasonable, conditions precedent and closing procedures. Such contract is required to be negotiated, executed and exchanged by Mortgagor and CS Cargo in good faith within 45 days after the date that CS Cargo elects to purchase such building.
18 (Insurance)	499 Forbes (Loan No. 3)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the lender’s prior written consent
D-2-21

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
thereto and (ii) confirmed that the lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.
18 (Insurance)	West Memorial Place (Loan No. 19)

The related Mortgage Loan documents permit a deductible up to $100,000 for property insurance coverage, except with respect to wind/named storm and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $2,000,000 aggregate deductible, subject to a $250,000 maximum per occurrence with a $100,000 per occurrence maintenance deductible applying thereafter) in addition to the Required Deductible, with the exception of loss or damage arising out of an earthquake or named storm, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit named windstorm coverage to be subject to a sublimit, provided (1) such sublimit is acceptable to the Mortgagee and rating agencies based on the applicable PML Report risk threshold, (2) Mortgagor furnishes, on an annual basis at a minimum, or if material changes occurs, and at its own expense, a PML Report (or portfolio PML Report, as the case may be) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, and (3) the named windstorm coverage afforded by such named windstorm sublimit meets or exceeds the applicable PML Report risk threshold acceptable to the Mortgagee and subject to rating agency confirmation.

At origination of the Mortgage Loan, the Mortgagor’s existing blanket insurance coverage provided for a named windstorm sublimit of $100,000,000 which is less than the original principal balance of the Mortgage Loan and the total insurable value of the Mortgaged Property. The related Mortgage Loan documents require the Mortgagor to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) sixty (60) days following closing of the Mortgage Loan, (a) deliver or cause to be delivered to Mortgagee and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named windstorm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to Mortgagee and the rating agencies, each in its sole discretion (any such report, the “PML Report”) and (b) obtain and

D-2-22

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

maintain named windstorm coverage with a limit that is equal to at least the PML for the 10,000 year return period based on the Portfolio Report or the Standalone Report, provided that if the Mortgagor obtains coverage based on the Portfolio Report and the coverage available under the Mortgagor’s blanket property insurance policy upon renewal is less than the PML for the 10,000-year return period, the Mortgagor must maintain a supplemental insurance policy that, together with the existing blanket coverage, provides per-occurrence limits for the Mortgaged Property at least equal to the Mortgaged Property specific PML for the 10,000-year return period. The current certificates of insurance in place comply with the preceding requirements.

The Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles, and/or other related provisions other than those specified in the Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan agreement (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to have (1) received Mortgagee’s prior written consent thereto and (2) confirmed that Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

27 (Licenses and Permits)	499 Forbes (Loan No. 3)	The Mortgaged Property is currently subject to a temporary certificate of occupancy. Under the Mortgage Loan documents, the Mortgagor is required to diligently work to obtain and deliver a permanent certificate of occupancy and maintain in place a temporary certificate of occupancy at all times prior to receipt of a permanent certificate of occupancy. The Mortgage Loan documents also include a non-recourse carveout for losses for failure to comply with the foregoing requirement related to the certificate of occupancy and required the Mortgagor at loan origination to make a deposit in the amount of $11,950,772.27, which may be released only upon receipt of an acceptable permanent certificate of occupancy.
28 (Recourse Obligations)	West Memorial Place (Loan No. 19)

With respect to clause (a)(i), to the extent Mortgagor acquiesces in any involuntary petition filed against it, the Mortgage Loan will only become fully recourse if a good faith basis exists to contest such filing and the net cash flow of the Mortgaged Property available to Mortgagor is insufficient to contest any such involuntary petition.

The obligations of the Mortgagor and the related non-recourse carveout guarantors, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the

D-2-23

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
D-2-24

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and Vertical Interests	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	24
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	174
Transaction Parties	270
Credit Risk Retention	342
Description of the Certificates	346
Description of the Mortgage Loan Purchase Agreements	397
Pooling and Servicing Agreement	410
Certain Legal Aspects of Mortgage Loans	548
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	571
Use of Proceeds	571
Yield and Maturity Considerations	571
Material Federal Income Tax Considerations	586
Certain State and Local Tax Considerations	602
Plan of Distribution (Conflicts of Interest)	602
Incorporation of Certain Information by Reference	606
Where You Can Find More Information	607
Financial Information	607
Certain ERISA Considerations	608
Legal Investment	612
Legal Matters	613
Ratings	613
Index of Defined Terms	616

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$991,466,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

BANK5 2026-5YR23
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2026-5YR23

Class A-1	$3,800,000	Class A-S	$108,768,000
Class A-2	$0 - $350,000,000	Class A-S-1	$0
Class A-2-1	$0	Class A-S-2	$0
Class A-2-2	$0	Class A-S-X1	$0
Class A-2-X1	$0	Class A-S-X2	$0
Class A-2-X2	$0	Class B	$58,568,000
Class A-3	$427,102,000 -	Class B-1	$0
	$777,102,000
Class A-3-1	$0	Class B-2	$0
Class A-3-2	$0	Class B-X1	$0
Class A-3-X1	$0	Class B-X2	$0
Class A-3-X2	$0	Class C	$43,228,000
Class X-A	$780,902,000	Class C-1	$0
Class X-B	$210,564,000	Class C-2	$0
		Class C-X1	$0
		Class C-X2	$0

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

BofA Securities

Co-Lead Manager and Joint Bookrunner

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Siebert Williams Shank

Co-Manager

June [_], 2026